IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re		)	Chapter 11
)
		)	Case No. 07-12395 (BRL)
BALLY TOTAL FITNESS OF GREATER		)	(Jointly Administered)
NEW YORK, INC., et al.,[1]		)
		)	Honorable Burton R. Lifland
	Debtors.	)
)
FIRST AMENDED JOINT PREPACKAGED CHAPTER 11
PLAN OF REORGANIZATION OF BALLY TOTAL FITNESS
HOLDING CORPORATION AND ITS AFFILIATE DEBTORS

Dated:	August 17, 2007
New York, New York

[1]	The Debtors in these proceedings are: Bally Total Fitness Holding Corporation, Bally Total Fitness Corporation, Bally ARA Corporation, Bally Fitness Franchising, Inc., Bally Franchise RSC, Inc., Bally Franchising Holdings, Inc., Bally Real Estate I LLC, Bally REFS West Hartford, LLC, Bally Sports Clubs, Inc., Bally Total Fitness Franchising, Inc., Bally Total Fitness International, Inc., Bally Total Fitness of California, Inc., Bally Total Fitness of Colorado, Inc., Bally Total Fitness of Connecticut Coast, Inc., Bally Total Fitness of Connecticut Valley, Inc., Bally Total Fitness of Greater New York, Inc., Bally Total Fitness of Minnesota, Inc., Bally Total Fitness of Missouri, Inc., Bally Total Fitness of Philadelphia, Inc., Bally Total Fitness of Rhode Island, Inc., Bally Total Fitness of the Mid-Atlantic, Inc., Bally Total Fitness of the Midwest, Inc., Bally Total Fitness of the Southeast, Inc., Bally Total Fitness of Toledo, Inc., Bally Total Fitness of Upstate New York, Inc., BTF Cincinnati Corporation, BTF Europe Corporation, BTF Indianapolis Corporation, BTF Minneapolis Corporation, BTF/CFI, Inc., BTFCC, Inc., BTFF Corporation, Greater Philly No. 1 Holding Company, Greater Philly No. 2 Holding Company, Health & Tennis Corporation of New York, Holiday Health Clubs of the East Coast, Inc., Holiday/Southeast Holding Corp., Jack LaLanne Holding Corp., New Fitness Holding Co., Inc., Nycon Holding Co., Inc., Rhode Island Holding Company, Tidelands Holiday Health Clubs, Inc., and U.S. Health, Inc.

TABLE OF CONTENTS

ARTICLE ONE DEFINED TERMS AND RULES OF INTERPRETATION		1

1.1	Defined Terms	1
1.2	Exhibits and Plan Schedules	19
1.3	Rules of Interpretation and Computation of Time	19

ARTICLE TWO CLASSIFICATION OF CLAIMS AND INTERESTS		20

2.1	Unclassified Claims	21
2.2	Unimpaired Classes of Claims and Interests	21
2.3	Impaired Classes of Claims	22
2.4	Impaired Classes of Claims and Interests	22

ARTICLE THREE TREATMENT OF CLAIMS AND INTERESTS		22

3.1	Unclassified Claims	22
3.2	Unimpaired Classes of Claims	24
3.3	Impaired Classes of Claims and Interests	25
3.4	Unimpaired Class of Interests	28
3.5	Special Provision Regarding Unimpaired Claims	28

ARTICLE FOUR ACCEPTANCE OR REJECTION OF THE PLAN		28

4.1	Impaired Classes of Claims Entitled to Vote	28
4.2	Acceptance by an Impaired Class	29
4.3	Presumed Acceptances by Unimpaired Classes	29
4.4	Presumed Rejection by Certain Impaired Classes	29
4.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	29
4.6	Elimination of Vacant Classes	30

ARTICLE FIVE MEANS FOR IMPLEMENTATION OF THE PLAN		30

5.1	Limited Substantive Consolidation for Purposes of Treating Impaired Claims Other Than Impaired Claims
	Against Only Bally	30
5.2	Restructuring Transactions	31
5.3	Continued Legal Existence and Vesting of Assets in the Reorganized Debtors	31
5.4	Corporate Governance, Directors, Officers, and Corporate Action	32
5.5	Cancellation of Notes, Instruments, Debentures, Preferred Stock and Common Stock	34
5.6	Issuance of New Securities and Related Documentation	34
5.7	Exit Financing	35
5.8	Sources of Cash for Plan Distributions	36
5.9	New Stockholders Agreement	36

i

5.10	Investment Agreement	36
5.11	Old Affiliate Interests	36
5.12	Intercompany Claims	36
5.13	The Rights Offering and Subscription and Backstop Purchase Agreement	37

ARTICLE SIX PROVISIONS GOVERNING DISTRIBUTIONS		39

6.1	Distributions for Claims and Interests Allowed as of the Effective Date	39
6.2	No Postpetition Interest on Claims	39
6.3	Distributions by Reorganized Debtors	40
6.4	Delivery of Distributions and Undeliverable or Unclaimed Distributions	40
6.5	Record Date for Distributions	41
6.6	Allocation of Plan Distributions Between Principal and Interest	41
6.7	Means of Cash Payment	41
6.8	Withholding and Reporting Requirements	41
6.9	Setoffs	42
6.10	Fractional Shares	42
6.11	Surrender of Canceled Notes and Canceled Instruments of Securities	42
6.12	Lost, Stolen, Mutilated, or Destroyed Securities	43

ARTICLE SEVEN TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		43

7.1	Assumption of Executory Contracts and Unexpired Leases	43
7.2	Claims Based on Rejection of Executory Contracts or Unexpired Leases	44
7.3	Cure of Defaults of Assumed Executory Contracts and Unexpired Leases	44
7.4	Compensation and Benefit Programs	45
7.5	Workers’ Compensation Programs	45

ARTICLE EIGHT PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS		45

8.1	Resolution of Disputed Claims	45
8.2	No Distributions Pending Allowance	46
8.3	Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account
	of Previously Allowed Claims	46
8.4	Reserve for Disputed 510(b) Equity Claims and Old Common Stock	47

ARTICLE NINE CONFIRMATION AND CONSUMMATION OF THE PLAN		47

9.1	Conditions to Confirmation	47
9.2	Conditions to Effective Date	47
9.3	Waiver of Conditions	50
9.4	Consequences of Non-Occurrence of Effective Date	50

ARTICLE TEN EFFECT OF PLAN CONFIRMATION		50

10.1	Binding Effect; Plan Binds All Holders of Claims and Interests	50

ii

10.2	Releases and Related Injunctions	50
10.3	Discharge of Claims	53
10.4	Preservation of Rights of Action; Settlement of Litigation Claims	53
10.5	Exculpation and Limitation of Liability	54
10.6	Injunctions	54
10.7	Term of Bankruptcy Injunction or Stays	55
10.8	Termination of Subordination Rights and Settlement of Related Claims	55

ARTICLE ELEVEN RETENTION OF JURISDICTION		55

ARTICLE TWELVE MISCELLANEOUS PROVISIONS		57

12.1	Effectuating Documents and Further Transactions	57
12.2	Authority to Act	57
12.3	Exemption from Transfer Taxes	57
12.4	Bar Dates for Administrative Claims	58
12.5	Payment of Statutory Fees	58
12.6	Amendment or Modification of the Plan	58
12.7	Severability of Plan Provisions	59
12.8	Successors and Assigns	59
12.9	Revocation, Withdrawal, or Non-Consummation	59
12.10	Notice	60
12.11	Governing Law	61
12.12	Tax Reporting and Compliance	61
12.13	Schedules	61
12.14	Filing of Additional Documents	61
12.15	No Strict Construction	61
12.16	Conflicts	62
12.17	Dissolution of Committee	62
12.18	Fees and Expenses	62

iii

EXHIBITS

Exhibit A	Amended Certificate of Incorporation of Reorganized Bally

Exhibit B	Amended By-Laws of Reorganized Bally

Exhibit C	Subscription and Backstop Purchase Agreement

Exhibit D	DIP Credit Agreement

Exhibit E-1	Rejection Claims List For Bally

Exhibit E-2	Rejection Claims List For Affiliate Debtors

Exhibit F	Form of New Credit Agreement

Exhibit G-1	New Senior Second Lien Notes Indenture (if the Harbinger Investment Effective Date Condition is satisfied)

Exhibit G-2	New Senior Second Lien Notes Indenture (if the Backstop Rights Offering Condition is satisfied)

Exhibit H	Form of Rights Offering Senior Subordinated Notes Indenture, New Subordinated Notes Indenture and New Junior Subordinated Notes Indenture

Exhibit I	New Stockholders Agreement

Exhibit J	Prepetition Management Incentive Plan

Exhibit K	Registration Rights Agreement

Exhibit L	First Restructuring Support Agreement

Exhibits M-1 and M-2	Second Restructuring Support Agreements

Exhibit N	Investment Agreement

Exhibit O	New Harbinger Subordinated Notes Indenture

iv

PLAN SCHEDULES

Plan Schedule 1.1(a)	Non-Exclusive List of Litigation Claims, including derivative actions

Plan Schedule 1.1(b)	Non-Exclusive List of 510(b) Equity Claims

v

INTRODUCTION
     Bally Total Fitness Holding Corporation (“Bally”) and the other above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) propose the following first amended prepackaged joint plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors. Reference is made to the Disclosure Statement (as that term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan (as that term is defined herein), and certain related matters including, among other things, certain tax matters, the securities to be issued under this Plan and the proposed substantive consolidation of the Debtors’ cases for certain limited purposes. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127 and Fed. R. Bankr. P. 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.
ARTICLE ONE
DEFINED TERMS AND RULES OF INTERPRETATION
1.1 Defined Terms. Capitalized terms used in this Plan shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
     510(b) Equity Claims means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, including, without limitation, those claims arising from the rescission of a purchase or sale of Old Common Stock or rights relating to such Old Common Stock, or any Claim for damages arising from the purchase or sale of Old Common Stock or any Claim for reimbursement, contribution, or indemnification arising from or relating to any such Claims. A non-exclusive list of the 510(b) Equity Claims is attached to this Plan as Plan Schedule 1.1(b).
     Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors’ Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors’ Estates under section 1930, chapter 123, of title 28, United States Code; (d) any amounts and obligations owed and outstanding under the DIP Credit Agreement; (e) the Backstop Commitment Fee, to the extent payable, and, as set forth more fully in, and in accordance with, the Subscription and Backstop Purchase Agreement or the Investment Agreement, as applicable, the reasonable fees and expenses of the Backstop Parties, the New Investors and Liberation in connection with the Chapter 11 Cases and the negotiation, confirmation and implementation of this Plan and the transactions contemplated hereby; (f) the Prepetition Senior Notes Indenture Amendment Fee; (g) the Prepetition Senior Notes Indenture Trustee Fees, (h) the Prepetition Senior Subordinated Notes Indenture Trustee

Fees; and (i) the reasonable fees and expenses of the Prepetition Noteholders Committee Professionals.
     Administrative Claims Bar Date means the Business Day which is thirty (30) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.
     Affiliate Debtor(s) means, individually or collectively, a Debtor or Debtors other than Bally, as applicable.
     Allowed means, with respect to a Claim or Interest, an Allowed Claim or an Allowed Interest in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.
     Allowed Claim means any Claim or portion thereof that is not a Disputed Claim and (a) that has been listed by a Debtor in its Schedules (if such Schedules are required by order of the Bankruptcy Court) as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed; (b) as to which no objection to allowance has been timely interposed in accordance with section 502 of the Bankruptcy Code and Bankruptcy Rule 2007 or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder; (c) as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors (allowance and the amount thereof) is determined by Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (d) that is expressly allowed by this Plan.
     The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.
     Allowed ___ Claim means an Allowed Claim of the type described.
     Allowed Interest means any Interest or portion thereof that is not a Disputed Interest and (a) as to which no objection to allowance has been timely interposed in accordance with section 502 of the Bankruptcy Code or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder; or (b) that is expressly allowed by this Plan.
     Allowed___ Interest means an Allowed Interest of the type described.
     Amended Certificate of Incorporation and By-Laws means the amended and restated certificate of incorporation and by-laws of Reorganized Bally in substantially the form attached to this Plan as Exhibit A and Exhibit B, respectively.

2

     Applicable Outside Date means (i) if the Section 1127(a) Order is entered and remains in full force and effect, October 15, 2007, and (ii) if the Section 1127(a) Order has not been entered or otherwise is not in full force and effect, then November 30, 2007.
     Avoidance and Other Actions means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under sections 510 and 542-553 of the Bankruptcy Code.
     Backstop Commitment means $90,000,000 in the aggregate, and with respect to each Backstop Party, the amount listed on Schedule 1 to the Subscription and Backstop Purchase Agreement with respect to such Backstop Party.
     Backstop Commitment Fee means the fee to be paid by Bally (and guaranteed by each of the Affiliate Debtors) to each Backstop Party in consideration for its respective Backstop Commitment, as more fully described in the Subscription and Backstop Purchase Agreement attached to this Plan as Exhibit C.
     Backstop Parties means those Prepetition Senior Subordinated Noteholders that provided the Backstop Commitment, which Prepetition Senior Subordinated Noteholders are parties to the Subscription and Backstop Purchase Agreement.
     Backstop Rights Offering Effective Date Condition shall have the meaning set forth in Section 9.2(d) of the Plan.
     Ballot means each of the ballot forms distributed to each Holder of an Impaired Claim that is entitled to vote to accept or reject this Plan and on which the Holder is to indicate, among other things, acceptance or rejection of this Plan.
     Bally means Bally Total Fitness Holding Corporation, a Delaware corporation, debtor-in-possession in these Chapter 11 Cases pending in the Bankruptcy Court.
     Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended so as to be applicable in the Chapter 11 Cases.
     Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court with jurisdiction over the Chapter 11 Cases.
     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.
     Bar Date means, (i) with respect to the Holders of Rejection Claims, the bar date for Filing proofs of Claim in the Chapter 11 Cases as set forth in Section 7.2 of this Plan and (ii) with respect to the Holders of 510(b) Equity Claims, such date ordered by the Bankruptcy Court; provided that this clause (ii) shall only be applicable in the event that the Harbinger Investment Effective Date Condition is satisfied.

3

     Business Day means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
     Cash means legal tender of the United States of America and equivalents thereof.
     Causes of Action means, without limitation, any and all claims, causes of action, demands, rights, actions, suits, damages, injuries, remedies, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known, unknown, accrued or to accrue, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or under any other theory of law, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, including, without limitation, the Avoidance and Other Actions.
     Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.
     Claim means a “claim” as defined in section 101(5) of the Bankruptcy Code.
     Claims Objection Deadline means the last day for Filing objections to Rejection Claims and, in the event that the Harbinger Investment Effective Date Condition is satisfied, the 510(b) Equity Claims, which day shall be (i) the later of (a) thirty (30) days after the Effective Date or (b) sixty (60) days after the Filing of a proof of claim for, or request for payment of, such Claim, or (ii) such other date as the Bankruptcy Court may order.
     Class means a category of Holders of Claims or Interests, as described in Article II hereof.
     Collateral means any property or interest in property of the Debtors’ Estates that is subject to a valid and enforceable Lien to secure a Claim.
     Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.
     Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to sections 105(d)(2)(B)(vi) and 1128 of the Bankruptcy Code to consider (i) approval of the Disclosure Statement under sections 1125 and 1126(b) of the Bankruptcy Code and (ii) confirmation of this Plan, as such hearing may be adjourned or continued from time to time.
     Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.
     Creditors’ Committee means the official committee of unsecured creditors of the Debtors, if any, appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

4

     Debtor(s) means, individually, any of the Debtors and, collectively, all of the above-captioned debtors and debtors-in-possession.
     DIP Agent means the administrative agent under the DIP Credit Agreement, and its successors and assigns.
     DIP Credit Agreement means the debtor-in-possession secured credit agreement substantially in the form attached hereto as Exhibit D.
     DIP Credit Agreement Obligations means any loans and other indebtedness and obligations of any or all of the Debtors to any or all of the DIP Agent and the DIP Lenders pursuant to the DIP Credit Agreement and the other DIP Credit Documents.
     DIP Credit Documents means all of the agreements, documents and instruments entered into in connection with the DIP Credit Agreement.
     DIP Lenders means each of the financial institutions party to the DIP Credit Agreement and identified as “Lenders” therein, and their respective successors and assigns.
     DIP Lenders Claims means any and all Claims of, and any other obligations and liabilities owed to, the DIP Agent and DIP Lenders arising from or related to the DIP Credit Agreement and any other DIP Credit Document, including, without limitation, the DIP Credit Agreement Obligations.
     DIP Lenders Liens means any security interests and Liens granted by any Debtor to the DIP Agent and/or any DIP Lender in order to secure the repayment of any DIP Lenders Claims.
     DIP Loan Facility means the credit facility in the aggregate principal amount not to exceed $292,000,000 to be provided to the Debtors during the Chapter 11 Cases pursuant to the DIP Credit Agreement if the Debtors determine a DIP Credit Agreement is necessary, the proceeds of which would be used to refinance the Prepetition Lenders Claims and for general corporate purposes.
     Disbursing Agent means the Reorganized Debtors or any party designated by the Reorganized Debtors to serve as disbursing agent under this Plan. For purposes of distributions under this Plan to the Holders of Allowed Prepetition Lenders Claims, Allowed Prepetition Senior Notes Claims, and Allowed Prepetition Senior Subordinated Notes Claims and, in the event that the Harbinger Investment Effective Date Condition is satisfied, the Old Common Stock, the Prepetition Agent, the Prepetition Senior Notes Indenture Trustee, the Prepetition Senior Subordinated Notes Indenture Trustee and the transfer agent for the Old Common Stock (which transfer agent will a successor transfer agent to be retained by the Debtors prior to the commencement of the Confirmation Hearing, and will not be the existing transfer agent), respectively, will be and shall act as the Disbursing Agent.
     Disclosure Statement means that certain disclosure statement (including all exhibits and schedules thereto) dated as of the date hereof (and any amendments or supplements thereto), relating to this Plan, which was distributed by Bally on or about such date to the

5

Prepetition Senior Noteholders and the Prepetition Senior Subordinated Noteholders existing as of the Voting Record Date in connection with the prepetition solicitation of their votes pursuant to section 1126(b) of the Bankruptcy Code.
     Disputed Claim means a Claim, or any portion thereof, that (a) if the Debtors are required by order of the Bankruptcy Court to file Schedules, (i) has not been Scheduled by the Debtors or has been Scheduled at zero, or has been Scheduled as contingent, unliquidated or disputed and for which no proof of claim has been timely filed with the Bankruptcy Court or (ii) is in excess of the amount Scheduled as other than disputed, contingent or unliquidated, (b) is the subject of an objection or request for estimation filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn or overruled by a Final Order of the Bankruptcy Court, (c) is a 510(b) Equity Claim and/or (d) is otherwise disputed by any of the Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.
     Disputed Interest means an Interest, or any portion thereof, that (a) is the subject of an objection or request for estimation filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn or overruled by a Final Order of the Bankruptcy Court, and/or (b) is otherwise disputed by any of the Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.
     Distribution Record Date means the Confirmation Date.
     Effective Date means the Business Day that this Plan becomes effective as provided in Article IX hereof.
     Entity means an “entity” as defined in section 101(15) of the Bankruptcy Code.
     Estate(s) means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.
     Exchange Act means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as amended.
     Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).
     File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
     Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court

6

to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.
     First Restructuring Support Agreement means that certain Restructuring Support Agreement, dated as of June 15, 2007, between Bally, the Prepetition Senior Subordinated Noteholders party thereto and the Prepetition Senior Noteholders party thereto, a copy of which is attached hereto as Exhibit L.
     Harbinger Investment means the investment to be made in Cash by the New Investors in Reorganized Bally in the amount of $233.6 million on or before September 30, 2007, in accordance with the provisions of the Investment Agreement and this Plan, and in exchange for 100% of the New Common Stock of Reorganized Bally, all as more fully described in the Investment Agreement.
     Harbinger Investment Effective Date Condition shall have the meaning set forth in Section 9.2(d) of the Plan.
     Holder means a Person or an Entity holding a Claim or Interest and, with respect to the Prepetition Senior Notes Claims, the Prepetition Senior Subordinated Notes Claims and the Old Common Stock, the beneficial holder thereof as of the applicable date of determination or any authorized agent of such Person or Entity who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions that are attached to the Ballot or Master Ballot, as applicable.
     Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     Impaired Unsecured Claim means any (a) Prepetition Senior Notes Claim, (b) Prepetition Senior Subordinated Notes Claim, or (c) Rejection Claim.
     Initial Distribution Date means the date as determined by the Reorganized Debtors upon which the initial distributions of property under this Plan will be made to Holders of Allowed Claims and, in the event that the Harbinger Investment Effective Date Condition is satisfied, Allowed Interests, which date shall be as soon as practicable after the Effective Date unless otherwise extended by order of the Bankruptcy Court; provided that, in the event that the Harbinger Investment Effective Date Condition is satisfied, then with respect to 510(b) Equity Claims and Old Common Stock, the Initial Distribution Date shall not occur before the expiration of the Bar Date.
     Intercompany Claim means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.
     Interest means the legal, equitable, contractual, and other rights of the Holders of any ownership interest in any Debtor existing as of the Petition Date, including, without

7

limitation, the Old Common Stock, which shall also include the rights of any Person or Entity to purchase or demand the issuance of any of the foregoing and shall include: (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) options, warrants, and put rights; and (d) share-appreciation rights.
     Investment Agreement means that certain Investment Agreement dated August 15, 2007 by and among Bally and the New Investors, a copy of which is attached to this Plan as Exhibit N. Pursuant to the Investment Agreement, the New Investors will acquire 100% of the New Common Stock issued on the Effective Date from Reorganized Bally in exchange for an aggregate purchase price of approximately $233.6 million, all as more fully described in the Investment Agreement.
     IRC means the Internal Revenue Code of 1986, as amended.
     IRS means the Internal Revenue Service of the United States of America.
     Liberation means Liberation Investment Group and its affiliates.
     Lien means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.
     Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any Person or Entity, including, without limitation, the Causes of Action of any Debtor. A non-exclusive list of the Litigation Claims held by the Debtors as of the Petition Date is attached hereto as Plan Schedule 1.1(a), which shall be deemed to include the derivative actions filed against the Debtors listed on such Plan Schedule and any Causes of Action against any Person or Entity listed on Exhibit E-1 or Exhibit E-2 to this Plan.
     Majority Backstop Parties means Backstop Parties holding in excess of 50% of the principal amount of Prepetition Senior Subordinated Notes held by all of the Backstop Parties.
     Master Ballot means the ballot distributed to holders of record of the Prepetition Senior Notes and Prepetition Senior Subordinated Notes to record the votes of the beneficial holders of the Prepetition Senior Notes and Prepetition Senior Subordinated Notes, respectively, as of the Voting Record Date.
     New Agent means the administrative agent under the New Credit Agreement, and its successors and assigns.
     New Common Stock means the shares of common stock of Reorganized Bally authorized to be issued pursuant to this Plan and the Amended Certificate of Incorporation and By-Laws.

8

     New Credit Agreement means that certain secured credit agreement between Reorganized Bally, as borrower, those entities identified as “Guarantors” in the New Credit Agreement, New Agent and New Lenders (as amended, modified, or supplemented from time to time, with the prior written consent of the Majority Backstop Parties (if the Subscription and Backstop Purchase Agreement is then in effect) and/or the New Investors (if the Investment Agreement is then in effect), in each case, which consent shall not be unreasonably withheld, conditioned or delayed), in an aggregate principal amount of at least $292 million, and substantially in the form attached hereto as Exhibit F.
     New Harbinger Subordinated Notes means, in the event that the Harbinger Investment Effective Date Condition is satisfied, the New Senior Subordinated Notes due 2013 to be issued by Reorganized Bally under the New Harbinger Subordinated Notes Indenture in the aggregate principal amount of $200 million. The New Harbinger Subordinated Notes shall be subordinate in priority of payment to the New Senior Second Lien Notes or any refinancing thereof.
     New Harbinger Subordinated Notes Indenture means, in the event that the Harbinger Investment Effective Date Condition is satisfied, that certain Amended and Restated Indenture, to be dated as of the Effective Date, among Reorganized Bally, as issuer, and the New Harbinger Subordinated Notes Indenture Trustee, relating to the New Harbinger Subordinated Notes, substantially in the form of Exhibit O attached to this Plan.
     New Harbinger Subordinated Notes Indenture Trustee means, in the event that the Harbinger Investment Effective Date Condition is satisfied, HSBC Bank USA, as the indenture trustee under the New Harbinger Subordinated Notes Indenture, and its successors and assigns.
     New Investors means Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P.
     New Junior Subordinated Notes means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the New Junior Subordinated Notes due 2013 to be issued by Reorganized Bally under the New Junior Subordinated Notes Indenture in the aggregate principal amount not to exceed 21.7% of the Allowed Prepetition Senior Subordinated Notes Claims plus 21.7% of the Allowed Class 6-B-1 Claims. The New Junior Subordinated Notes shall be subordinate in priority of payment to the New Senior Second Lien Notes, the Rights Offering Senior Subordinated Notes and the New Subordinated Notes.
     New Junior Subordinated Notes Indenture means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, that certain Amended and Restated Indenture, to be dated as of the Effective Date, among Reorganized Bally, as issuer, and the New Junior Subordinated Notes Indenture Trustee, relating to the New Junior Subordinated Notes, substantially in the form of Exhibit H attached to this Plan.
     New Junior Subordinated Notes Indenture Trustee means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, HSBC Bank USA, as the indenture trustee under the New Junior Subordinated Notes Indenture, and its successors and assigns.

9

     New Lenders means each of the financial institutions party to the New Credit Agreement and identified as “Lenders” therein, and their respective successors and assigns.
     New Securities and Documents has the meaning given in Section 5.6 of this Plan.
     New Senior Second Lien Notes means the New Senior Second Lien Notes due 2011 to be issued by Reorganized Bally under the New Senior Second Lien Notes Indenture in the aggregate principal amount of $247,337,500. The New Senior Second Lien Notes shall be senior in priority of payment over the Rights Offering Senior Subordinated Notes (if any), the New Subordinated Notes (if any), the New Junior Subordinated Notes (if any) and the New Harbinger Subordinated Notes (if any). The New Senior Second Lien Notes will be secured by Liens on the same assets that secure the obligations under the New Credit Agreement, which Liens shall be subordinate in priority to the Liens securing the obligations under the New Credit Agreement.
     New Senior Second Lien Notes Indenture means that certain Indenture, to be dated as of the Effective Date, among Reorganized Bally, as issuer, certain Affiliate Debtors, as guarantors, and the New Senior Second Lien Notes Indenture Trustee, relating to the New Senior Second Lien Notes, substantially in the forms of Exhibits G-1 (if the Harbinger Investment Effective Date Condition is satisfied) and G-2 (if the Backstop Rights Offering Condition is satisfied) attached to this Plan.
     New Senior Second Lien Notes Indenture Trustee means U.S. Bank National Association, as the indenture trustee under the New Senior Second Lien Notes Indenture, and its successors and assigns.
     New Stockholders Agreement means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, that certain stockholders agreement to be entered into on the Effective Date by and among Reorganized Bally and all holders of the New Common Stock, substantially in the form of Exhibit I attached to this Plan.
     New Subordinated Notes means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the New Senior Subordinated Notes due 2013 to be issued by Reorganized Bally under the New Subordinated Notes Indenture in the aggregate principal amount not to exceed 24.8% of the Allowed Prepetition Senior Subordinated Notes Claims plus 24.8% of the Allowed Class 6-B-1 Claims. The New Subordinated Notes shall be subordinate in priority of payment to the New Senior Second Lien Notes and the Rights Offering Senior Subordinated Notes, and senior in priority of payment to the New Junior Subordinated Notes.
     New Subordinated Notes Indenture means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, that certain Amended and Restated Indenture, to be dated as of the Effective Date, among Reorganized Bally, as issuer, and the New Subordinated Notes Indenture Trustee, relating to the New Subordinated Notes, substantially in the form of Exhibit H attached to this Plan.
     New Subordinated Notes Indenture Trustee means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, HSBC Bank USA, as the indenture trustee under the New Subordinated Notes Indenture, and its successors and assigns.

10

     Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.
     Old Affiliate Interests means, collectively, the shares of stock, whether common or preferred, general and limited partnership interests, or member or other ownership interests of the Affiliate Debtors, as applicable, issued and outstanding as of the Petition Date, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such stock or interests.
     Old Common Stock means the common stock of Bally that is outstanding immediately prior to the Petition Date, including, without limitation, treasury stock and any other such interests that are authorized to be issued but have not been issued and the 510(b) Equity Claims.
     Old Common Stock Cash Amount means, in the event that the Harbinger Investment Effective Date Condition is satisfied, $16.5 million.
     Old Unexercised Equity Interests means all unexercised options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire Old Common Stock.
     Other Secured Claim means a Secured Claim other than an Administrative Claim, Secured Tax Claim or Prepetition Lenders Claim.
     Person means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.
     Petition Date means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Cases.
     Plan means this first amended joint prepackaged chapter 11 plan of reorganization, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, modified or otherwise supplemented from time to time.
     Plan Schedule means a schedule annexed to either this Plan or as an appendix to the Disclosure Statement (as amended, modified or otherwise supplemented from time to time).
     Prepetition Agent means JPMorgan Chase Bank, N.A., as the administrative agent under the Prepetition Credit Agreement, and its successors and assigns.
     Prepetition Credit Agreement means that certain amended and restated credit agreement, dated as of October 16, 2006 (as amended, modified, or supplemented from time to time), by and among Bally, as borrower, certain Affiliate Debtors as Guarantors, Prepetition Agent and Prepetition Lenders.

11

     Prepetition Credit Agreement Notes means, collectively, the notes evidencing the Prepetition Credit Agreement Obligations that were issued by Bally prior to the Petition Date to the Prepetition Agent and Prepetition Lenders under the Prepetition Credit Agreement.
     Prepetition Credit Agreement Obligations means the “Obligations” as described and defined in the Prepetition Credit Agreement.
     Prepetition Credit Documents means the “Credit Documents” as described and defined in the Prepetition Credit Agreement.
     Prepetition Lenders means each of the financial institutions party to the Prepetition Credit Agreement and identified as “Lenders” therein, and their respective successors and assigns.
     Prepetition Lenders Claims means any and all Claims of, and any other obligations and liabilities owed to, the Prepetition Agent and Prepetition Lenders arising from or related to the Prepetition Credit Agreement and any other Prepetition Credit Document, including, without limitation, the Prepetition Credit Agreement Obligations, which Claims shall be deemed, pursuant to sections 502 and 506 of the Bankruptcy Code, Allowed secured claims pursuant to this Plan in the aggregate principal amount of $262,400,000, plus interest and reasonable fees, costs and expenses that have accrued but remain unpaid as of the Effective Date pursuant to the Prepetition Credit Documents (which final aggregate amount shall be set forth in the Confirmation Order).
     Prepetition Lenders Liens means the security interests and Liens granted by any Debtor to the Prepetition Agent and/or any Prepetition Lender in order to secure the repayment of any Prepetition Lenders Claims.
     Prepetition Management Incentive Plan means that certain management incentive plan approved by the Board of Directors of Bally on or about May 28, 2007, as may be amended from time to time, and described in Exhibit J attached hereto.
     Prepetition Noteholders Committee means the ad hoc committee of Holders of Prepetition Senior Notes and Prepetition Senior Subordinated Notes in existence as of the Petition Date.
     Prepetition Noteholders Committee Professionals means Akin Gump Strauss Hauer & Feld and Houlihan Lokey Howard & Zukin Capital, Inc.
     Prepetition Senior Noteholders means the Holders of the Prepetition Senior Notes Claims.
     Prepetition Senior Notes means the 10.5% Senior Notes due 2011 issued by Bally prior to the Petition Date under the Prepetition Senior Notes Indenture.
     Prepetition Senior Notes Claims means any and all Claims, obligations and liabilities arising from or related to the Prepetition Senior Notes and/or Prepetition Senior Notes Indenture, including, without limitation, the “Indenture Obligations” (as such term is defined in

12

the Prepetition Senior Notes Indenture), which Claims shall be Allowed in the aggregate principal amount of $235,000,000, plus interest and reasonable fees, costs and expenses that have accrued but remain unpaid as of the Petition Date pursuant to the Prepetition Senior Notes Indenture (which final aggregate amount shall be set forth in the Confirmation Order).
     Prepetition Senior Notes Indenture means that certain Indenture, dated as of July 2, 2003, among Bally, as issuer, certain Affiliate Debtors, as guarantors, and the Prepetition Senior Notes Indenture Trustee, relating to the Prepetition Senior Notes (as amended, modified, or supplemented from time to time).
     Prepetition Senior Notes Indenture Amendment Fee means that certain amendment fee in the aggregate amount of $4,700,000, which fee shall be (i) in consideration of the amendments to the Prepetition Senior Notes Indenture as reflected in the New Senior Second Lien Notes Indenture; and (ii) paid to the Prepetition Senior Notes Indenture Trustee for the benefit of all Prepetition Senior Noteholders and shared on a Pro Rata basis with such holders.
     Prepetition Senior Notes Indenture Trustee means U.S. Bank National Association, as the indenture trustee under the Prepetition Senior Notes Indenture, and its successors and assigns.
     Prepetition Senior Notes Indenture Trustee Fees means the reasonable, unpaid out-of-pocket costs and expenses incurred by the Prepetition Senior Notes Indenture Trustee through the Effective Date in accordance with the Prepetition Senior Note Indenture.
     Prepetition Senior Subordinated Noteholders means the Holders of the Prepetition Senior Subordinated Notes Claims.
     Prepetition Senior Subordinated Notes means, collectively, the 9.875% Senior Subordinated Notes due 2007, Series B, and the 9.875% Senior Subordinated Notes due 2007, Series D, issued by Bally prior to the Petition Date under the Prepetition Senior Subordinated Notes Indenture.
     Prepetition Senior Subordinated Notes Claims means any and all Claims, obligations and liabilities arising from or related to the Prepetition Senior Subordinated Notes and/or Prepetition Senior Subordinated Notes Indenture, including, without limitation, the “Indenture Obligations” (as such term is defined in the Prepetition Senior Subordinated Notes Indenture), which Claims shall be Allowed in the aggregate amount (including accrued and unpaid interest) of $323,041,667.
     Prepetition Senior Subordinated Notes Indenture means, collectively, that certain Indenture, dated as of October 7, 1997, and that certain Indenture, dated as of December 16, 1998, in each case by and between Bally, as issuer, and the Prepetition Senior Subordinated Notes Indenture Trustee, relating to the Prepetition Senior Subordinated Notes (as amended, modified, or supplemented from time to time).
     Prepetition Senior Subordinated Notes Indenture Trustee means HSBC Bank USA, as the indenture trustee under the Prepetition Senior Subordinated Notes Indenture, and its successors and assigns.

13

     Prepetition Senior Subordinated Notes Indenture Trustee Fees means the reasonable, unpaid out-of-pocket costs and expenses incurred by the Prepetition Senior Subordinated Notes Indenture Trustee through the Effective Date in accordance with the Prepetition Senior Subordinated Note Indenture.
     Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, including a Secured Tax Claim.
     Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
     Professional Fees means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date (including expenses of the members of the Creditors’ Committee incurred as members of the Creditors’ Committee in discharge of their duties as such).
     Professional Fees Bar Date means the Business Day that is sixty (60) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.
     Pro Rata means with respect to a distribution regarding a particular Class (or several Classes taken as a whole), the proportion that (a) the Allowed amount of a Claim or Interest in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims or Interests in such Class (or several Classes taken as a whole), unless this Plan provides otherwise.
     Quarterly Distribution Date means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within thirty (30) days of the end of a calendar quarter, then the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.
     Registration Rights Agreement means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, that certain registration rights agreement to be entered into on the Effective Date between Reorganized Bally and certain holders of the New Common Stock, substantially in the form of Exhibit K attached to this Plan.
     Reinstated means, with respect to any Claim, (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with Section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of

14

any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than any Debtor or an insider of any Debtor) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.
     Rejection Claim means an unsecured claim listed on the Rejection Claims List.
     Rejection Claims List means (i) with respect to Bally, the list of Rejection Claims set forth on Exhibit E-1 to this Plan, and (ii) with respect to the Affiliate Debtors, the list of Rejection Claims set forth on Exhibit E-2 to this Plan.
     Related Persons means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former affiliates (whether by operation of law or otherwise) and each of their respective members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, in each case acting in such capacity on or any time after the Petition Date, and any Person claiming by or through any of them; provided, however, that no insurers of the Debtors and no Person or Entity listed on Exhibit E-1 or E-2 to this Plan shall constitute a Related Person.
     Released Parties means, collectively, (i) the Debtors, their Estates, and the Reorganized Debtors, (ii) the Holders of Prepetition Lenders Claims and the agents under the Prepetition Credit Agreement, (iii) the Holders of DIP Lenders Claims and the agents under the DIP Credit Agreement, (iv) the Prepetition Senior Notes Indenture Trustee and each Prepetition Senior Noteholder (solely in its capacity as a Prepetition Senior Noteholder), (v) the Prepetition Senior Subordinated Notes Indenture Trustee and each Prepetition Senior Subordinated Noteholder (solely in its capacity as a Prepetition Senior Subordinated Noteholder), (vi) each Backstop Party (solely in its capacity as a Backstop Party), (vii) the Creditors’ Committee, if any, (viii) the Prepetition Noteholders Committee, (ix) the New Investors in the event that the Harbinger Investment Effective Date Condition is satisfied, and (x) Liberation in the event that the Harbinger Investment Effective Date Condition is satisfied, and the respective Related Persons of each of the foregoing; provided, however, that no Person or Entity listed on Exhibit E-1 or E-2 to this Plan shall be considered or deemed a Released Party.
     Reorganized Bally means Bally Total Fitness Holding Corporation, a Delaware corporation, as reorganized pursuant to this Plan on or after the Effective Date.
     Reorganized Debtors means the Debtors as reorganized pursuant to this Plan on or after the Effective Date.
     Restructuring Transactions has the meaning ascribed thereto in Section 5.2 of this Plan.
     Rights means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the non-detachable, non-certificated rights to purchase the Rights Offering

15

Senior Subordinated Notes in an aggregate principal amount not to exceed the Rights Offering Amount as provided for in the Rights Offering.
     Rights Offering means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, that certain rights offering of Rights Offering Senior Subordinated Notes whereby Rights Offering Recipients shall be offered the opportunity to subscribe for the Rights Offering Senior Subordinated Notes at the Subscription Price (and if not exercised by such Persons, including by exercise of oversubscription rights, to be purchased by the Backstop Parties in accordance with the terms and conditions of the Subscription and Backstop Purchase Agreement).
     Rights Offering Amount means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, an amount equal to 27.9% of Allowed Prepetition Senior Subordinated Notes Claims in Class 6-A and Allowed Rejection Claims against only Bally in
Class 6-B-1.
     Rights Offering Consideration means Cash.
     Rights Offering Period means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the time period during which the Rights Offering Recipients may subscribe to purchase the Rights Offering Senior Subordinated Notes, which period shall commence on the Subscription Commencement Date and expire on the Subscription Expiration Date.
     Rights Offering Recipients means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, Holders of Allowed Claims in Classes 6-A and 6-B-1 existing as of the applicable Rights Offering Recipients Record Date.
     Rights Offering Recipients Record Date means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, (i) with respect to any Prepetition Senior Subordinated Noteholder, the earliest date reasonably practicable occurring after the Petition Date and following approval of such date by order of the Bankruptcy Court and (ii) with respect to any holder of an Allowed Class 6-B-1 Claim, the later of the Effective Date and the date upon which such Claim becomes an Allowed Claim.
     Rights Offering Senior Subordinated Notes means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the senior subordinated notes in an aggregate principal amount not to exceed the Rights Offering Amount, which Rights Offering Senior Subordinated Notes shall be subordinate in priority of payment to the New Senior Second Lien Notes and senior in priority of payment to the New Subordinated Notes and the New Junior Subordinated Notes.
     Rights Offering Senior Subordinated Notes Indenture means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, that certain Indenture, to be dated as of the Effective Date, among Reorganized Bally, as issuer, and the Rights Offering Senior Subordinated Notes Indenture Trustee, relating to the Rights Offering Senior Subordinated Notes, substantially in the form of Exhibit H attached to this Plan.

16

     Rights Offering Senior Subordinated Notes Indenture Trustee means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the indenture trustee under the Rights Offering Senior Subordinated Notes Indenture, and its successors and assigns.
     Scheduled means with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules, if any such Schedules are required to be filed by order of the Bankruptcy Court.
     Schedules means the schedules of assets and liabilities, the list of Holders of Interests and the statements of financial affairs, if any, Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.
     Second Restructuring Support Agreements means (i) that certain Restructuring Support Agreement, dated as of August 15, 2007 between Bally, the Prepetition Senior Subordinated Noteholders party thereto, and the New Investors, in substantially the form attached hereto as Exhibit M-1, and (ii) that certain Restructuring Support Agreement, dated as of August 15, 2007 between the Debtors and Liberation, in substantially the form attached hereto as Exhibit M-2.
     Section 1127(a) Order means an order of the Bankruptcy Court, in form and substance reasonably acceptable to Harbinger and the Debtors, granting the Debtors’ motion for an order authorizing the Debtors, pursuant to Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, to modify their original plan of reorganization, dated June 27, 2007 (the “Original Plan”), without the need to resolicit the votes of any creditor with respect to the Plan, and finding that this Plan does not adversely affect any class of creditors whose votes were solicited for the Original Plan and that this Plan is deemed accepted by all creditors who have previously accepted the Original Plan.
     Secured Claim means a Claim that is secured by a Lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.
     Secured Tax Claim means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.
     Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.
     Subscribing Rights Offering Recipient means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, a Rights Offering Recipient who executes and delivers the Subscription Form to Bally or other applicable Disbursing Agent prior to the expiration of the applicable Rights Offering Period.

17

     Subscription and Backstop Purchase Agreement means that certain Subscription and Backstop Purchase Agreement dated June 27, 2007 by and among Bally and the Backstop Parties, a copy of which is attached to this Plan as Exhibit C.
     Subscription Commencement Date means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, with respect to any Rights Offering Recipient, the earliest date (a) reasonably practicable occurring after the Rights Offering Recipients Record Date applicable for such Rights Offering Recipient and (b) approved by order of the Bankruptcy Court.
     Subscription Expiration Date means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, the date on which the Rights Offering Period shall expire as set forth in the Subscription Form, which date shall be the date that is twenty (20) Business Days after the Subscription Commencement Date (or such later date as approved by order of the Bankruptcy Court).
     Subscription Form means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, each “Subscription Form for Rights Offering in Connection with the Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code” to be completed and executed by each Subscribing Rights Offering Recipient in connection with its purchase of Rights Offering Senior Subordinated Notes and to be delivered to Bally or other applicable Disbursing Agent prior to the expiration of the applicable Rights Offering Period.
     Subscription Notification Date means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, a date that is not later than five (5) Business Days following the applicable Subscription Expiration Date.
     Subscription Payment Date means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, a date that is not later than five (5) Business Days following the applicable Subscription Notification Date (or such later date as approved in writing by the Debtors or Reorganized Debtors); provided, however, that such date must occur on or prior to the Effective Date with respect to the Prepetition Senior Subordinated Noteholders.
     Subscription Price means, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, $1.00 per dollar of principal amount of Rights Offering Senior Subordinated Notes.
     Subsequent Distribution means any distribution of property under this Plan to Holders of Allowed Claims and, in the event that the Harbinger Investment Effective Date Condition is satisfied, Allowed Interests other the initial distribution given on the Initial Distribution Date.
     Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases on the limited basis as provided in Section 5.1 of this Plan.

18

     Transfer or Transferable means, with respect to any security or the right to receive a security or to participate in any offering of any security, including the Rights Offering, (i) the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in, or other disposition of such security or right or the beneficial ownership thereof, (ii) the offer to make such a sale, transfer, constructive sale, or other disposition, and (iii) each option, agreement, arrangement, or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means (i) a short sale with respect to such security or right, (ii) entering into or acquiring an offsetting derivative contract with respect to such security or right, (iii) entering into or acquiring a futures or forward contract to deliver such security or right, or (iv) entering into any transaction that has substantially the same effect as any of the foregoing. The term “beneficially owned” or “beneficial ownership” as used in this definition shall include, with respect to any security or right, the beneficial ownership of such security or right by a Person and by any direct or indirect subsidiary of such Person.
     Unexercised Rights has the meaning given in Section 5.13(a) of this Plan.
     Unimpaired Claim means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
     Unimpaired Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Other Secured Claim, Prepetition Lenders Claim, Impaired Unsecured Claim, 510(b) Equity Claim or Intercompany Claim.
     Voting Deadline means July 27, 2007.
     Voting Record Date means June 22, 2007.
1.2 Exhibits and Plan Schedules. All Exhibits and Plan Schedules are incorporated into and are a part of this Plan as if set forth in full herein. Holders of Claims and Interests may obtain a copy of the Exhibits and Plan Schedules upon written request to the Debtors. The Exhibits and Plan Schedules may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours or obtained by written request to counsel to the Debtors.
1.3 Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein:
     (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural;
     (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;
     (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan;

19

     (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns;
     (e) all references in this Plan to Sections, Articles, and Schedules are references to Sections, Articles, and Schedules of or to this Plan;
     (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan;
     (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan;
     (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules;
     (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply to this Plan; and
     (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.
ARTICLE TWO
CLASSIFICATION OF CLAIMS AND INTERESTS
     All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified as described below.
     This Plan constitutes a single plan of reorganization for all Debtors for all purposes, including, without limitation, for voting, confirmation, and distribution purposes. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. As described more fully in Section 5.1 below, this Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors for the limited purposes of voting, confirmation and distribution with respect to Allowed Class 5 Claims and Allowed Class 6-C-2 Claims only.

20

Summary of Classification of Claims and Interests

Class	Claim	Status	Voting Rights
1.	Non-Tax Priority Claims	Unimpaired	Deemed to Accept

2.	Other Secured Claims	Unimpaired	Deemed to Accept

3.	Unimpaired Unsecured Claims	Unimpaired	Deemed to Accept

4.	Prepetition Lenders Claims	Unimpaired	Deemed to Accept

5.	Prepetition Senior Notes Claims	Impaired	Entitled to Vote

6-A.	Prepetition Senior Subordinated Notes Claims	Impaired	Entitled to Vote

6-B-1.	Rejection Claims Against Only Bally	Impaired	Deemed to Reject

6-B-2.	Rejection Claims Against Any Affiliate Debtor	Impaired	Deemed to Reject

7.	Old Common Stock	Impaired	Deemed to Reject

8.	Old Unexercised Equity Interests	Impaired	Deemed to Reject

9.	Old Equity Interests in Affiliate Debtors	Unimpaired	Deemed to Accept
2.1 Unclassified Claims (not entitled to vote on this Plan)
     (a) Administrative Claims.
     (b) Priority Tax Claims.
2.2 Unimpaired Classes of Claims and Interests (deemed to have accepted this Plan and, therefore, not entitled to vote on this Plan under section 1126(f) of the Bankruptcy Code).
(i)	Class 1: Class 1 consists of all Non-Tax Priority Claims.

21

(ii)	Class 2: Class 2 consists of all Other Secured Claims. Class 2 consists of separate subclasses for each Other Secured Claim that may exist against the Debtors.

(iii)	Class 3: Class 3 consists of all Unimpaired Unsecured Claims.

(iv)	Class 4: Class 4 consists of all Prepetition Lenders Claims.

(v)	Class 9: Class 9 consists of all Old Affiliate Interests.
2.3 Impaired Classes of Claims (entitled to vote on this Plan).
(i)	Class 5: Class 5 consists of all Prepetition Senior Notes Claims.

(ii)	Class 6-A: Class 6-A consists of all Prepetition Senior Subordinated Notes Claims.
2.4 Impaired Classes of Claims and Interests (deemed to have rejected this Plan and, therefore, not entitled to vote on this Plan).
(i)	Class 6-B-1: Class 6-B-1 consists of all Rejection Claims against only Bally, but not Rejection Claims against Bally for which one or more Affiliate Debtors are also liable pursuant to a guaranty or otherwise.

(ii)	Class 6-B-2: Class 6-B-2 consists of all Rejection Claims against any Affiliate Debtor (including, without limitation, Rejection Claims against Bally for which one or more Affiliate Debtors are also liable pursuant to a guaranty or otherwise).

(iii)	Class 7: Class 7 consists of all Old Common Stock.

(iv)	Class 8: Class 8 consists of all Old Unexercised Equity Interests of Bally.
ARTICLE THREE
TREATMENT OF CLAIMS AND INTERESTS
3.1 Unclassified Claims
     (a) Administrative Claims Generally. Subject to the provisions of sections 330(a), 331, and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by the Debtors or Reorganized Debtors, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim, (ii) upon such

22

other terms as may exist in the ordinary course of such Debtor’s business or (iii) upon such other terms as may be agreed upon in writing between the Holder of such Administrative Claim and the Debtors, in each case in full satisfaction, settlement, discharge and release of, and in exchange for, such Administrative Claim.
          (i) Professional Fees. All final fee applications for Professional Fees incurred prior to the Effective Date and for services rendered during or in connection with the Chapter 11 Cases shall be filed with the Bankruptcy Court no later than the Professional Fees Bar Date; provided, however, that the reasonable fees and expenses incurred on or after the Petition Date by the Prepetition Noteholders Committee Professionals pursuant to agreements with the Debtors entered into prior to, on, or subsequent to the Petition Date, shall be paid by the Debtors or Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ business, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court.
          (ii) Claims Arising Under the DIP Credit Agreement. On the Effective Date, any and all DIP Lenders Claims shall be (A) paid in full in Cash, (B) assumed by the applicable Reorganized Debtors on terms and conditions acceptable to the Holders of such Claims, which terms and conditions may be evidenced by the New Credit Agreement or in some other manner acceptable to such Holders with terms no less favorable in the aggregate for the Debtors and/or Reorganized Debtors than those in the New Credit Agreement, or (C) satisfied in such other manner with terms no less favorable in the aggregate for the Debtors and/or Reorganized Debtors than those in the New Credit Agreement as the applicable Debtors or Reorganized Debtors and such Holders shall have agreed in writing. On the full payment or other satisfaction of such Claims, unless such DIP Lenders Liens have been continued as part of the treatment of such Claims pursuant to clause (B) or (C) above and the Confirmation Order, the DIP Lenders Liens shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. To the extent the DIP Credit Documents bind the Holders of DIP Lenders Claims as to the manner in which their Claims may be treated pursuant to this Plan, no further agreement or consent from such Holders shall be necessary in order to provide such treatment in accordance with the provisions hereof.
     (b) Priority Tax Claims. The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the applicable Debtor (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other less favorable treatment as to which the applicable Debtor or Reorganized Debtor and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the

23

provisions of section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that Priority Tax Claims incurred by the applicable Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the applicable Debtor or Reorganized Debtor without further notice to or order of the Bankruptcy Court. Each Holder of an Allowed Secured Tax Claim shall retain the Liens securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Secured Tax Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.
3.2 Unimpaired Classes of Claims
     (a) Class 1: Non-Tax Priority Claims. The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the applicable Debtor: (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the applicable Debtor or Reorganized Debtor and the Holder of such Allowed Class 1 Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 1 Claims incurred by the applicable Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the applicable Debtor or Reorganized Debtor without further notice to or order of the Bankruptcy Court.
     (b) Class 2: Other Secured Claims. The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claims, at the election of the applicable Debtor: (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) such other less favorable treatment as to which the applicable Debtor or Reorganized Debtor and the Holder of such Allowed Class 2 Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 2 Claims incurred by the applicable Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the applicable Debtor or Reorganized Debtor without further notice to or order of the Bankruptcy Court. Each Holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided herein. On the full payment or other

24

satisfaction of such obligations, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.
     (c) Class 3: Unimpaired Unsecured Claims. The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 3 Claim is Allowed on the Effective Date or (ii) the date on which such Class 3 Claim becomes Allowed, each Holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 3 Claim, at the election of the applicable Debtor: (A) Cash equal to the amount of such Allowed Class 3 Claim; (B) such other less favorable treatment as to which the applicable Debtor or Reorganized Debtor and the Holder of such Allowed Class 3 Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 3 Claims incurred by the applicable Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto in the discretion of the applicable Debtor or Reorganized Debtor without further notice to or order of the Bankruptcy Court.
     (d) Class 4: Prepetition Lenders Claims. Unless earlier refinanced by a DIP Loan Facility, on the Effective Date, any and all Allowed Class 4 Claims shall be (A) paid in full in Cash, (B) assumed by the applicable Reorganized Debtors on terms and conditions acceptable to the Holders of such Claims, which terms and conditions may be evidenced by the New Credit Agreement or in some other manner acceptable to such Holders with terms no less favorable in the aggregate for the Debtors and/or Reorganized Debtors than those in the New Credit Agreement, or (C) satisfied in such other manner with terms no less favorable in the aggregate for the Debtors and/or Reorganized Debtors than those in the New Credit Agreement as the applicable Debtors or Reorganized Debtors and such Holders shall have agreed in writing. On the full payment or other satisfaction of such Claims, unless such Prepetition Lenders Liens have been continued as part of the treatment of such Claims pursuant to clause (B) or (C) above and the Confirmation Order, the Prepetition Lenders Liens shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. To the extent the Prepetition Credit Documents bind the Holders of Class 4 Claims as to the manner in which their Claims may be treated pursuant to this Plan, no further agreement or consent from such Holders shall be necessary in order to provide such treatment in accordance with the provisions hereof.
3.3 Impaired Classes of Claims and Interests
     I. In the event that the Harbinger Investment Effective Date Condition is satisfied:

25

     (a) Class 5: Prepetition Senior Notes Claims. On the Effective Date, the Prepetition Senior Notes Indenture shall be replaced in its entirety by the New Senior Second Lien Notes Indenture. On, or as soon as reasonably practicable after, the Effective Date, the Prepetition Senior Notes Indenture Trustee shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, the Allowed Class 5 Claims, the following for its benefit and the benefit of, and to be shared on a Pro Rata basis among, each Prepetition Senior Noteholder:
(i)	the New Senior Second Lien Notes; and

(ii)	the Prepetition Senior Notes Indenture Amendment Fee.
     (b)  Class 6-A: Prepetition Senior Subordinated Notes Claims. On, or as soon as reasonably practicable after the Effective Date, each holder of a Prepetition Senior Subordinated Notes Claim shall, in the sole discretion of the Debtors and in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 6-A Claim, their pro rata share of (i) Cash in the amount of $123.5 million and (ii) New Harbinger Subordinated Notes. On the Effective Date, subject to the provisions of the foregoing sentence, the Prepetition Senior Subordinated Notes Indenture shall be replaced in its entirety by the New Subordinated Notes Indenture.
     (c) Class 6-B-1 and 6-B-2: Rejection Claims. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 6-B-1 or 6-B-2 Claim is Allowed on the Effective Date or (ii) the date on which such Class 6-B-1 or 6-B-2 Claim becomes Allowed, each Holder of an Allowed Class 6-B-1 and 6-B-2 Claim shall receive, at the election of the Debtors or the Reorganized Debtors, as applicable, and in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 6-B-1 or 6-B-2 Claim, (A) Cash equal to the amount of such Allowed Class 6-B-1 or 6-B-2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 6-B-1 or 6-B-2 Claim shall have agreed upon in writing; or (C) regular installment payments in Cash: (x) of a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (y) which total value shall include simple interest to accrue on any outstanding balance of such Allowed Claim starting on the Effective Date at a fixed interest rate equal to 13% per annum; and (z) over a period ending not later than five years after the Effective Date. Any such installment payments shall be made in equal quarterly Cash payments beginning on the first Quarterly Distribution Date following the Effective Date, and continuing on each subsequent Quarterly Distribution Date thereafter until payment in full of the Allowed Class 6-B-1 or 6-B-2 Claim.
     (d) Class 7: Old Common Stock. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 7 Interest is Allowed on the Effective Date or (ii) the date on which such Class 7 Interest becomes Allowed, each Holder of an Allowed Class 7 Interest shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 7 Interest, its Pro Rata Share of the Old Common Stock Cash Amount.
     (e) Class 8: Old Unexercised Equity Interests. On the Effective Date, the Old Unexercised Equity Interests of Bally will be cancelled, and the Holders of such Old

26

Unexercised Equity Interests shall not receive any distribution or retain any property on account of such Old Unexercised Equity Interests.
     II. In the event that the Backstop Rights Offering Effective Date Condition is satisfied:
     (f) Class 5: Prepetition Senior Notes Claims. On the Effective Date, the Prepetition Senior Notes Indenture shall be replaced in its entirety by the New Senior Second Lien Notes Indenture. On, or as soon as reasonably practicable after, the Effective Date, the Prepetition Senior Notes Indenture Trustee shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, the Allowed Class 5 Claims, the following for its benefit and the benefit of, and to be shared on a Pro Rata basis among, each Prepetition Senior Noteholder:
(i)	the New Senior Second Lien Notes; and

(ii)	the Prepetition Senior Notes Indenture Amendment Fee.
     (g) Class 6-A and 6-B-1: Prepetition Senior Subordinated Notes Claims and Rejection Claims Against Only Bally. Holders of Allowed Claims in Classes 6-A and 6-B-1 shall each receive the same treatment under this Plan. On the Effective Date, the Prepetition Senior Subordinated Notes Indenture shall be replaced in its entirety by the New Subordinated Notes Indenture and the New Junior Subordinated Notes Indenture. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such applicable Class 6-A and 6-B-1 Claim is Allowed on the Effective Date or (ii) the date on which such Class 6-A and 6-B-1 Claim becomes Allowed, each Prepetition Senior Subordinated Noteholder and Holder of an Allowed Rejection Claim against only Bally shall receive the following property, in full satisfaction, settlement, discharge and release of, and in exchange for, its Allowed Prepetition Senior Subordinated Notes Claim and Allowed Rejection Claims against only Bally:
(i)	New Subordinated Notes with a principal amount equal 24.8% of the amount of such Allowed Claim;

(ii)	New Junior Subordinated Notes with a principal amount equal to 21.7% of the amount of such Allowed Claim;

(iii)	0.00093 shares of New Common Stock for each $1.00 of such Allowed Claim; and

(iv)	Rights to purchase Rights Offering Senior Subordinated Notes with a principal amount equal to 27.9% of the amount of such Allowed Claim.
     Notwithstanding the foregoing, each Holder of a Class 6-A Claim and Class 6-B-1 Claim shall execute and deliver the New Stockholders Agreement prior to receiving any New Common Stock. If any such holder has not executed and delivered the New Stockholders Agreement by the 60th day after the Subscription Expiration Date applicable to such holder, such holder shall no longer be eligible to receive any distribution of the New Common Stock and such holder’s share

27

of the New Common Stock will be distributed Pro Rata to the remaining Holders of Class 6-A and 6-B-1 Claims that are parties to the New Stockholders Agreement.
     (h) Class 6-B-2: Rejection Claims Against Any Affiliate Debtor. On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 6-B-2 Claim is Allowed on the Effective Date or (ii) the date on which such Class 6-B-2 Claim becomes Allowed, each Holder of an Allowed Class 6-B-2 Claim shall receive, at the election of the Debtors and in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 6-B-2 Claim, (A) Cash equal to the amount of such Allowed Class 6-B-2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 6-B-2 Claim shall have agreed upon in writing; or (C) regular installment payments in Cash: (x) of a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (y) which total value shall include simple interest to accrue on any outstanding balance of such Allowed Claim starting on the Effective Date at a fixed interest rate equal to 12 3/8% per annum; and (z) over a period ending not later than five years after the Effective Date. Any such installment payments shall be made in equal quarterly Cash payments beginning on the first Quarterly Distribution Date following the Effective Date, and continuing on each subsequent Quarterly Distribution Date thereafter until payment in full of the Allowed Class 6-B-2 Claim.
     (i) Class 7: Old Common Stock. On the Effective Date, the Old Common Stock will be cancelled, and the Holders of such Old Common Stock shall not receive any distribution or retain any property on account of such Old Common Stock.
     (j) Class 8: Old Unexercised Equity Interests. On the Effective Date, the Old Unexercised Equity Interests of Bally will be cancelled, and the Holders of such Old Unexercised Equity Interests shall not receive any distribution or retain any property on account of such Old Unexercised Equity Interests.
3.4 Unimpaired Class of Interests
     Class 9: Old Affiliate Interests. Notwithstanding anything in this Plan to the contrary, on the Effective Date, the Old Affiliate Interests shall remain effective and outstanding and be owned and held by the same applicable Person(s) that held and/or owned such Interests immediately prior to the Effective Date.
3.5 Special Provision Regarding Unimpaired Claims
     Except as otherwise provided in this Plan, nothing shall affect the Debtors’ or Reorganized Debtors’ rights, remedies and defenses, both legal and equitable, with respect to any Unimpaired Claims or claims and actions arising from or under any executory contract or unexpired lease assumed or rejected by the Debtors, including, but not limited to, all rights with respect to legal and equitable defenses, including setoff or recoupment.
ARTICLE FOUR
ACCEPTANCE OR REJECTION OF THE PLAN
4.1 Impaired Classes of Claims Entitled to Vote

28

     Holders of Claims in Classes 5 and 6-A are entitled to vote to accept or reject this Plan.
4.2 Acceptance by an Impaired Class
     In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.
4.3 Presumed Acceptances by Unimpaired Classes
     Classes 1, 2, 3, 4 and 9 are Unimpaired by this Plan. Accordingly, under section 1126(f) of the Bankruptcy Code, Holders of such Claims and Interests are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims will not be solicited.
4.4 Presumed Rejection by Certain Impaired Classes
     Holders of Allowed Claims in Class 6-B-1 and Class 6-B-2 are entitled to receive and retain certain property under this Plan as described more fully in Section 3.3.I.(c), II.(c) and II.(d) of this Plan. Notwithstanding such recovery, however, this Plan deems the Holders of Class 6-B-1 and Class 6-B-2 Claims to have rejected this Plan and the votes of Holders of Claims in Class 6-B-1 and Class 6-B-2 will not be solicited.
     In the event that the Harbinger Investment Effective Date Condition is satisfied, Holders of Claims and Interests in Class 7 will be receiving distributions under this Plan as described more fully in Section 3.3 I.(d). In the event that the Backstop Rights Offering Effective Date Condition is satisfied, Holders of Allowed Claims and Interests in Class 7 will not receive or retain any property under this Plan as described more fully in Section 3.3 II.(e). Notwithstanding their potential recovery, this Plan deems the Holders of Claims and Interests in Class 7 to have rejected this Plan and the votes of Holders of Claims and Interests in Class 7 will not be solicited.
     Holders of Allowed Interests in Class 8 are not entitled to receive or retain any property under this Plan. Accordingly, under section 1126(g) of the Bankruptcy Code, the votes of Holders of Interests in Class 8 will not be solicited and such Holders are deemed to reject this Plan.
4.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
     Because certain Classes are deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code; provided, however, that if Class 6-A rejects this Plan, the Debtors will not request confirmation of this Plan (as modified from time to time) without the prior written consent of the Majority Backstop Parties. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Exhibit or Plan Schedule in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

29

4.6 Elimination of Vacant Classes
     Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.
ARTICLE FIVE
MEANS FOR IMPLEMENTATION OF THE PLAN
5.1 Limited Substantive Consolidation for Purposes of Treating Impaired Claims Other Than Impaired Claims Against Only Bally
     (a) Limited Substantive Consolidation. This Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors solely for the limited purposes of treating Class 5 Claims and Class 6-B-2 Claims, including, without limitation, for voting, confirmation and distribution purposes. This Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests set forth in this Plan, or for any other purpose. Accordingly, for voting, confirmation and distribution purposes, (i) any obligation of any Debtor and all guarantees with respect to Class 5 Claims and Class 6-B-2 Claims thereof executed by one or more of the other Debtors shall be treated as a single obligation and any obligation of two or more Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations, shall be treated and Allowed only as a single Impaired Claim against the consolidated Debtors, and (ii) each Class 5 Claim and Class 6-B-2 Claim filed or to be filed against any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a single Class 5 Claim and Class 6-B-2 Claim, as applicable, against and a single obligation of the consolidated Debtors. Except as set forth in this Section 5.1, such limited substantive consolidation shall not and shall not be deemed to (other than for purposes related to this Plan): (i) affect the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect Restructuring Transactions as provided in Section 5.2 of this Plan, (ii) cause any Debtor to be liable for any Impaired Claim or Unimpaired Claim under this Plan for which it otherwise is not liable, and the liability for any such Claim shall not be affected by such substantive consolidation, (iii) affect Intercompany Claims of Debtors against Debtors, (iv) modify, affect or otherwise alter the Old Affiliate Interests, (v) affect any obligations under any leases or contracts assumed in this Plan or otherwise arising subsequent to the filing of the Chapter 11 Cases, or (vi) affect any obligations to pay quarterly fees to the United States Trustee.
     (b) Substantive Consolidation Order. Unless the Bankruptcy Court has approved such limited substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors on the limited basis as provided in Section 5.1 hereof. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by this Plan as provided herein on or before the deadline for objection to confirmation of this Plan, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court without further notice and hearing as to such substantive consolidation. If any

30

such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.
5.2 Restructuring Transactions
     On or after the Effective Date and without limiting any rights and remedies of the Debtors or Reorganized Debtors under this Plan or applicable law, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Affiliate Debtors under the laws of jurisdictions other than the laws of which the applicable Affiliate Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the “Restructuring Transactions”). The actions to effect the Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to this Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.
5.3 Continued Legal Existence and Vesting of Assets in the Reorganized Debtors
     Subject to the Restructuring Transactions permitted by Section 5.2 of this Plan, after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated or formed and pursuant to their respective certificates or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the

31

Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, amended and restated or otherwise modified under this Plan. Notwithstanding anything to the contrary in this Plan, including Section 5.1 hereof as to the limited substantive consolidation provided therein, the Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of this Plan or the Chapter 11 Cases. Except as otherwise provided in this Plan or the Confirmation Order, on and after the Effective Date, all property and assets of the Estates of the Debtors, including all claims, rights, and Litigation Claims of the Debtors, and any other property acquired by the Debtors or the Reorganized Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and Interests, subject to the Restructuring Transactions and Liens which survive the occurrence of the Effective Date as described in Article III of this Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services without application or notice to, or order of, the Bankruptcy Court.
5.4 Corporate Governance, Directors, Officers, and Corporate Action
     (a) Certificates of Incorporation and By-Laws. The certificates or articles of incorporation and by-laws of each of the Debtors shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code, and shall (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by this Plan; (iii) to the extent necessary or appropriate, include restrictions on the Transfer of New Common Stock; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate this Plan and the transactions contemplated herein. After the Effective Date, the Reorganized Debtors may amend and restate their respective certificates or articles of incorporation and by-laws, and other applicable organizational documents, as permitted by applicable law.
     (b) Directors and Officers of the Reorganized Debtors.
     (i) In the event that the Harbinger Investment Effective Date Condition is satisfied, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of Reorganized Bally shall be the officers of Bally existing immediately prior to the Effective Date. On the Effective Date, the board of directors of Reorganized Bally shall be selected by the New Investors and identified via a Plan supplement filed with the Bankruptcy Court at least 10 days prior to the Confirmation Hearing. The boards of directors and initial officers of the Reorganized Affiliate Debtors on the Effective Date shall be comprised of the same individuals

32

who currently serve in such capacities. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, at or prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized Bally, and, to the extent such Person is an insider other than by virtue of being a director, the nature of any compensation for such Person. The length of the initial term of each director shall be one year. Each such director and officer shall serve from and after the Effective Date pursuant to applicable law and the terms of the Amended Certificate of Incorporation, the other constituent and organizational documents of the Reorganized Debtors. The existing board of directors of Bally will be deemed to have resigned on and as of the Effective Date.
     (ii) In the event that the Backstop Rights Offering Effective Date Condition is satisfied, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of Reorganized Bally shall be the officers of Bally existing immediately prior to the Effective Date. On the Effective Date, the board of directors of Reorganized Bally shall have not less than three and not more than nine members selected by the holders of a majority of the Allowed Prepetition Senior Subordinated Notes Claims and identified via a Plan supplement filed with the Bankruptcy Court at least 10 days prior to the Confirmation Hearing. The boards of directors and initial officers of the Reorganized Affiliate Debtors on the Effective Date shall be comprised of the same individuals who currently serve in such capacities. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, at or prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized Bally, and, to the extent such Person is an insider other than by virtue of being a director, the nature of any compensation for such Person. The length of the initial term of each director shall be one year. Each such director and officer shall serve from and after the Effective Date pursuant to applicable law and the terms of the Amended Certificate of Incorporation, the other constituent and organizational documents of the Reorganized Debtors. The existing board of directors of Bally will be deemed to have resigned on and as of the Effective Date.
     (c) Corporate Action. On the Effective Date, the adoption of the Amended Certificate of Incorporation and By-Laws and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtors, and all other actions contemplated by or described in this Plan with respect thereto, shall be authorized and approved and be binding and in full force and effect in all respects (subject to the provisions of this Plan and the Confirmation Order), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule (other than filing such organizational documents with the applicable governmental unit as required by applicable law) or the vote, consent, authorization or approval of any Person. All matters provided for in this Plan involving the legal or corporate structure of the Debtors or the Reorganized Debtors, and any legal or corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors or by any other Person. On the Effective Date, the appropriate officers of the Debtors and Reorganized Debtors and members of their respective boards of directors are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the

33

contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtors and Reorganized Debtors, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.
5.5 Cancellation of Notes, Instruments, Debentures, Preferred Stock and Common Stock
     On the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, (i) the Prepetition Senior Notes, the Prepetition Senior Subordinated Notes, the Old Common Stock, the Old Unexercised Equity Interests, and any other notes, bonds (with the exception of any surety bonds outstanding), indentures, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that are Impaired under this Plan shall be cancelled and extinguished, and (ii) the obligations of the Debtors under any agreements, documents, indentures, or certificates of designation governing the Prepetition Senior Notes, Prepetition Senior Subordinated Notes, Old Common Stock, Old Unexercised Equity Interests, and any other notes, bonds, indentures, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that are Impaired under this Plan shall be, and are hereby, discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors or by any other Person. Notwithstanding the foregoing, the Prepetition Senior Notes Indenture and the Prepetition Senior Subordinated Notes Indenture shall continue in effect solely for the purposes of: (i) allowing Prepetition Senior Noteholders and Prepetition Senior Subordinated Noteholders to receive distributions under this Plan; and (ii) allowing and preserving the rights of the Prepetition Senior Notes Indenture Trustee and the Prepetition Senior Subordinated Notes Indenture Trustee to make distributions in satisfaction of Allowed Prepetition Senior Notes Claims and Allowed Prepetition Senior Subordinated Notes Claims, but in all cases subject to the terms and conditions of the Prepetition Senior Notes Indenture and Prepetition Senior Subordinated Notes Indenture. The Prepetition Senior Notes Indenture Trustee and the Prepetition Senior Subordinated Notes Indenture Trustee shall be entitled to reasonable compensation to the extent that they perform services for the Prepetition Senior Noteholders and the Prepetition Senior Subordinated Noteholders, respectively, after the Effective Date and in accordance with the terms of the Prepetition Senior Notes Indenture and the Prepetition Senior Subordinated Notes Indenture, without further notice to or order of the Bankruptcy Court. As of the Effective Date, the Prepetition Senior Notes and the Prepetition Senior Subordinated Notes shall be surrendered to the Prepetition Senior Notes Indenture Trustee and the Prepetition Senior Subordinated Notes Indenture Trustee, respectively, in accordance with the terms of the Prepetition Senior Notes Indenture and the Prepetition Senior Subordinated Notes Indenture. All surrendered and canceled Prepetition Senior Notes and Prepetition Senior Subordinated Notes held by the Prepetition Senior Notes Indenture Trustee and the Prepetition Senior Subordinated Notes Indenture Trustee shall be disposed of in accordance with the applicable terms and conditions of the Prepetition Senior Notes Indenture and the Prepetition Senior Subordinated Notes Indenture.
5.6 Issuance of New Securities and Related Documentation

34

     On, or as soon as reasonably practicable after, the Effective Date, Reorganized Bally is authorized to and shall issue the New Common Stock, the New Senior Second Lien Notes, the New Harbinger Subordinated Notes (if the Harbinger Investment Effective Date Condition is satisfied), the New Subordinated Notes (if the Backstop Rights Offering Condition is satisfied), the New Junior Subordinated Notes (if the Backstop Rights Offering Condition is satisfied), the Rights Offering Senior Subordinated Notes (if the Backstop Rights Offering Condition is satisfied), and any and all other securities, notes, stock, instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to this Plan (collectively with the Rights, the “New Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. The issuance of the New Securities and Documents and the distribution thereof under this Plan (and exercise of the Rights) shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, including, without limitation, the New Credit Agreement, the New Senior Second Lien Notes Indenture, the New Subordinated Notes Indenture, the New Harbinger Subordinated Notes Indenture, the New Junior Subordinated Notes Indenture, the Rights Offering Senior Subordinated Notes Indenture, the Registration Rights Agreement, the New Stockholders Agreement, and any other agreement or document related to or entered into in connection with any of the foregoing, shall become, and the Subscription and Backstop Purchase Agreement or Investment Agreement, as applicable shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).
     In the event that the Harbinger Investment Effective Date Condition is satisfied, upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock of Reorganized Bally shall be that number of shares of New Common Stock designated in the by-laws or certificate of incorporation of Bally, and the shares of New Common Stock outstanding shall consist solely of the shares of New Common Stock to be issued to the New Investors. Without limiting the effect of section 1145 of the Bankruptcy Code, in the event that the Backstop Rights Offering Effective Date Condition is satisfied, on the Effective Date, Reorganized Bally will enter into the Registration Rights Agreement with each Person (a) who by virtue of holding the New Common Stock and/or its relationship with Reorganized Bally could reasonably be deemed to be an “underwriter” or “affiliate” (as such terms are used within the meaning of applicable securities laws) of Reorganized Bally, and (b) who requests in writing that Reorganized Bally execute such agreement.
5.7 Exit Financing
     On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New Credit Agreement, as well as execute, deliver, file, record and issue any notes, documents, or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote,

35

consent, authorization or approval of any Person (other than as expressly required by the New Credit Agreement).
5.8 Sources of Cash for Plan Distributions
     Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to this Plan shall be obtained from (i) existing Cash balances, (ii) the operations of the Debtors and the Reorganized Debtors, (iii) the New Credit Agreement, and (iv) as applicable, the Rights Offering or the Harbinger Investment. The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors’ consolidated cash management systems.
5.9 New Stockholders Agreement
     In the event that the Backstop Rights Offering Effective Date Condition is satisfied, Reorganized Bally shall be authorized and directed to enter into and consummate the transactions contemplated by the New Stockholders Agreement and such documents, and any agreement or document entered into in connection therewith, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by the New Stockholders Agreement). In the event that the Harbinger Investment Effective Date Condition is satisfied, there shall be no New Stockholders Agreement in connection with this Plan.
5.10 Investment Agreement
     To the extent not previously authorized by Final Order of the Bankruptcy Court, on the Effective Date, the Reorganized Debtors shall be authorized to consummate and effectuate the transactions contemplated by the Investment Agreement without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.
5.11 Old Affiliate Interests
     Notwithstanding anything in this Plan to the contrary, on the Effective Date, the Old Affiliate Interests shall remain effective and outstanding and be owned and held by the same applicable Person(s) that held and/or owned such Interests immediately prior to the Effective Date. Each Affiliate Debtor shall continue to be governed by the terms and conditions of its applicable organizational documents as in effect immediately prior to the Effective Date, as amended or modified by this Plan.
5.12 Intercompany Claims
     Notwithstanding anything in this Plan to the contrary, on the Effective Date, the Intercompany Claims of Debtors against Debtors shall be Reinstated or discharged and satisfied at the option of the Reorganized Debtors by contributions, distributions, or otherwise.

36

5.13 The Rights Offering and Subscription and Backstop Purchase Agreement
     In the event that the Backstop Rights Offering Effective Date Condition is satisfied, the following sections of the Plan shall be applicable to the Debtors and Reorganized Debtors:
     (a) Issuance of Rights. In accordance with Section 3.3.II.(b) of this Plan, each of the Rights Offering Recipients existing as of the Rights Offering Recipients Record Date will receive Rights to purchase Rights Offering Senior Subordinated Notes with a principal amount equal to 27.9% of the amount of its Allowed Claim, and if any of such Rights provided to Holders of Allowed Class 6-A Claims are not timely exercised by the applicable recipient thereof (the “Unexercised Rights”), any and all other Class 6-A Rights Offering Recipients who have elected in their Subscription Form to exercise their share of the Rights may also elect in the Subscription Form to oversubscribe for such Unexercised Rights as described below. In accordance with the Subscription and Backstop Purchase Agreement, each Backstop Party shall fully exercise and subscribe for its share of the Rights prior to the Subscription Expiration Date, and shall be entitled, but not obligated, to oversubscribe for Unexercised Rights as more particularly set forth in the Subscription Form. After taking into account the exercise by any and all Class 6-A Rights Offering Recipients of their respective subscription and oversubscription rights described in the Solicitation Form, to the extent that any Rights have not been duly exercised, then the Backstop Parties shall exercise their share of such Unexercised Rights based on their respective Backstop Commitments, all in accordance with the provisions of the Subscription and Backstop Purchase Agreement.
     (b) Subscription Period. The Rights Offering shall commence on the applicable Subscription Commencement Date and shall expire on the applicable Subscription Expiration Date. Each Rights Offering Recipient that intends or desires to participate in the Rights Offering must affirmatively elect to exercise its Rights, and provide written notice thereof to the Debtors or other applicable Disbursing Agent, on or prior to the applicable Subscription Expiration Date in accordance with the terms of this Plan and the Subscription Form. On the Subscription Expiration Date applicable to the Class 6-A Rights Offering Recipients, all Unexercised Rights then remaining (after taking into account the exercise by any and all Class 6-A Rights Offering Recipients of their respective oversubscription rights) shall be allocated to, and exercised by, the Backstop Parties in accordance with the terms and conditions of the Subscription and Backstop Purchase Agreement.
     (c) Exercise of Subscription Rights and Payment of Subscription Price.
          (i) On the applicable Subscription Commencement Date, the Debtors or other applicable Disbursing Agent will mail the Subscription Form to each Rights Offering Recipient existing as of the applicable Rights Offering Recipients Record Date, together with appropriate instructions for the proper completion, due execution, and timely delivery of the Subscription Form, as well as instructions for the payment of the eventual Subscription Price for that portion of the Rights sought to be exercised by such Person on a subscription and oversubscription basis. The Debtors may adopt, with the prior written consent of the Backstop Parties, such additional detailed procedures consistent with the provisions of this Plan to more efficiently administer the exercise of the Rights.

37

     (ii) In order to exercise the Rights (and the right to oversubscribe for Unexercised Rights), each Rights Offering Recipient must return a duly completed Subscription Form (making a binding and irrevocable commitment to participate in the Rights Offering and indicating the aggregate principal amount of Rights Offering Senior Subordinated Notes for which such Rights Offering Recipient desires to oversubscribe) to the Debtors or other applicable Disbursing Agent so that such form is actually received by the Debtors or other applicable Disbursing Agent on or before the applicable Subscription Expiration Date. If the Debtors or other applicable Disbursing Agent for any reason do not receive from a given holder of Rights a duly completed Subscription Form on or prior to the applicable Subscription Expiration Date, then such holder shall be deemed to have forever and irrevocably relinquished and waived its right to participate in the Rights Offering. On the applicable Subscription Notification Date, the Debtors will notify each Rights Offering Recipient of its respective allocation of Rights Offering Senior Subordinated Notes, including any allocation for Rights Offering Senior Subordinated Notes as to which it exercised oversubscription rights (which shall be determined by allocating to such oversubscribing Rights Offering Recipient the lesser of (i) the aggregate principal amount of Rights Offering Senior Subordinated Notes for which such Rights Offering Recipient desires to oversubscribe, as indicated on its Subscription Form or (ii) its pro rata share of Unexercised Rights), and in the case of the Backstop Parties, the Debtors will notify each Backstop Party on or before the third day after the Subscription Expiration Date applicable to Class 6-A Rights Offering Recipients its share of the Unexercised Rights and the amount of Rights Offering Senior Subordinated Notes relating to such Unexercised Rights that such Backstop Party is obligated to purchase pursuant to the Subscription and Backstop Purchase Agreement. Each Rights Offering Recipient (other than the Backstop Parties, whose payments will be received by the Debtors on the Effective Date in accordance with the Subscription and Backstop Purchase Agreement) who has duly exercised any Rights must tender the Subscription Price to the Debtors or other applicable Disbursing Agent so that it is actually received on or prior to the applicable Subscription Payment Date. In the event the Debtors receive any payments for the exercise of Rights prior to the Effective Date, such payments shall be held in a separate account until the Effective Date. In the event the conditions to the Effective Date are not met or waived, such payments shall be returned to the Rights Offering Recipients that made them.
     (d) Detachment Restrictions; No Revocation. The Rights are not detachable. Any such detachment or attempted detachment will be null and void and the Debtors will not treat any purported transferee of the Rights separate from the Prepetition Senior Subordinated Notes as the holder of any Rights. Once a Rights Offering Recipient has exercised any of its Rights by properly executing and delivering a Subscription Form to the Debtors or other applicable Disbursing Agent, such exercise may only be revoked, rescinded or annulled in the sole discretion of the Debtors or Reorganized Debtors.
     (e) Distribution of Rights Offering Senior Subordinated Notes. On, or as soon as reasonably practicable after, the Effective Date (or, in the case of the Rights Offering Recipients in Class 6-B-1, the applicable Subscription Payment Date), the Reorganized Debtors or other applicable Disbursing Agent shall distribute the Rights Offering Senior Subordinated Notes purchased by each Rights Offering Recipient that has properly exercised its Rights and paid the Subscription Price.

38

     (f) Validity of Exercise of Subscription Rights. All questions concerning the timeliness, validity, form, and eligibility of any exercise, or purported exercise, of Rights shall be determined by the Debtors or Reorganized Debtors. The Debtors or Reorganized Debtors, in their discretion reasonably exercised in good faith, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors or Reorganized Debtors determine in their discretion reasonably exercised in good faith. The Debtors or Reorganized Debtors will use commercially reasonable efforts to give written notice to any Rights Offering Recipient regarding any defect or irregularity in connection with any purported exercise of Rights by such Person and may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, however, that neither the Debtors and Reorganized Debtors nor any of their Related Persons shall incur any liability for giving, or failing to give, such notification and opportunity to cure.
     (g) Rights Offering Proceeds. The proceeds of the Rights Offering will be used in order to fund Cash payments required to be made under this Plan and for general corporate purposes of the Reorganized Debtors.
     (h) Subscription and Backstop Purchase Agreement. The Debtors intend to assume the Subscription and Backstop Purchase Agreement and consummate the transactions contemplated in such agreement, including, without limitation, payment of the Backstop Commitment Fee, in each case in accordance with the terms and conditions thereof.
ARTICLE SIX
PROVISIONS GOVERNING DISTRIBUTIONS
6.1 Distributions for Claims and Interests Allowed as of the Effective Date
     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims and Interests that are Allowed Claims and Allowed Interests (if applicable) as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims and Disputed Interests that first become Allowed Claims and Allowed Interests after the Effective Date shall be made pursuant to Section 8.3 of this Plan.
6.2 No Postpetition Interest on Claims
     Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any

39

Claims, and no Holder of a Claim (other than a Holder of an Administrative Claim under the DIP Credit Agreement with respect to such Administrative Claims) shall be entitled to interest accruing on or after the Petition Date on any Claim.
6.3 Distributions by Reorganized Debtors
     Other than as specifically set forth below, the Reorganized Debtors or the Disbursing Agent shall make all distributions required to be distributed under this Plan. Distributions on account of Prepetition Lenders Claims, Prepetition Senior Notes Claims, Prepetition Senior Subordinated Notes Claims and Old Common Stock (if applicable) shall be made to the Prepetition Agent, the Prepetition Senior Notes Indenture Trustee, Prepetition Senior Subordinated Notes Indenture Trustee and the applicable transfer agent for the Old Common Stock, respectively. The Reorganized Debtors may employ or contract with other entities to assist in or make the distributions required by this Plan.
6.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions
     (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims and Allowed Interests shall be made at the addresses set forth in the Debtors’ records or in care of their authorized agents, as appropriate, unless such addresses are superseded by proofs of claim or interest or transfers of claim filed pursuant to Bankruptcy Rule 3001.
     (b) Undeliverable and Unclaimed Distributions.
          (i) Holding of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then current address.
          (ii) After Distributions Become Deliverable. The Disbursing Agent shall make all distributions that have become deliverable or have been claimed since the Initial Distribution Date as soon as practicable after such distribution has become deliverable or has been claimed.
          (iii) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim or Allowed Interest (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtors or their property. In such cases, any Cash for distribution on account of such rights for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock, New Senior Second Lien Notes, New Subordinated Notes, New Junior Subordinated Notes, Rights Offering Senior Subordinated Notes, New Harbinger Subordinated Notes and/or other New Securities and Documents held for

40

distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in this Plan shall require the Debtors, Reorganized Debtors, or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim or Allowed Interest.
6.5 Record Date for Distributions
     The Disbursing Agent and the Reorganized Debtors will have no obligation to recognize the Transfer of, or the sale of any participation in, any Allowed Claim or Allowed Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims and Allowed Interests who are Holders of such Claims and Interests, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtors shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims and interest register, or their books and records, as of the close of business on the Distribution Record Date.
6.6 Allocation of Plan Distributions Between Principal and Interest
     To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.
6.7 Means of Cash Payment
     Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on, or (b) wire transfer from, a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
6.8 Withholding and Reporting Requirements
     In connection with this Plan and all distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. All persons holding Claims and Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Plan to the contrary, (i) each Holder of an Allowed Claim or Allowed Interest shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Reorganized Debtors for the payment and

41

satisfaction of such tax obligations. Any Cash, New Common Stock, New Senior Second Lien Notes, New Subordinated Notes (if any), New Harbinger Subordinated Notes (if any), New Junior Subordinated Notes (if any), Rights Offering Senior Subordinated Notes (if any), other New Securities and Documents and/or other consideration or property to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 6.4 of this Plan.
6.9 Setoffs
     The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.
6.10 Fractional Shares
     No fractional shares of New Common Stock shall be distributed. Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole share of New Common Stock or a rounding down of such fraction (in the case of less than .50).
6.11 Surrender of Canceled Notes and Canceled Instruments of Securities
     (a) Generally. As a condition precedent to receiving any distribution pursuant to this Plan on account of an Allowed Claim or Allowed Interest evidenced by the instruments, securities, notes, or other documentation canceled pursuant to Section 5.5 of this Plan, the Holder of such Claim or Interest shall tender the applicable instruments, securities, notes or other documentation evidencing such Claim or Interest to the Reorganized Debtors or other applicable Disbursing Agent unless waived in writing by the Debtors or the Reorganized Debtors, as applicable.
     (b) Prepetition Notes. Each Holder of a Prepetition Senior Subordinated Notes Claim or a Prepetition Senior Notes Claim shall tender its respective Prepetition Senior Subordinated Notes or Prepetition Senior Notes relating to such Claim to the Reorganized Debtors or Disbursing Agent in accordance with written instructions to be provided to such Holders by the Reorganized Debtors or the Prepetition Senior Subordinated Notes Indenture Trustee or the Prepetition Senior Notes Indenture Trustee as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such Prepetition Senior Subordinated Notes or Prepetition Senior Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Prepetition Senior Subordinated Notes or Prepetition Senior Notes with a letter of transmittal in accordance with such instructions. All surrendered Prepetition Senior Subordinated Notes and Prepetition Senior Notes shall be marked as canceled.

42

     (c) Old Common Stock. To the extent applicable, each Holder of Old Common Stock shall tender its Old Common Stock to the Reorganized Debtors or their designated agent in accordance with written instructions to be provided to such Holders by the Reorganized Debtors as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such Old Common Stock will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Common Stock with a letter of transmittal in accordance with such instructions. All surrendered Old Common Stock shall be marked as canceled.
     (d) Failure to Surrender Security Instruments. Any Holder of a Prepetition Senior Notes Claim, Prepetition Senior Subordinated Notes Claim and/or Old Common Stock that fails to surrender or is deemed to have failed to surrender the applicable note or security required to be tendered hereunder within one (1) year after the Effective Date shall have its Claim and Interest and its distribution pursuant to this Plan on account of such Claim or Interest discharged and shall be forever barred from asserting any such Claim or Interest against the Reorganized Debtors or their respective property. In such cases, any Cash, New Common Stock, New Senior Second Lien Notes, New Subordinated Notes, New Junior Subordinated Notes, Rights Offering Senior Subordinated Notes, New Harbinger Subordinated Notes, other New Securities and Documents and/or other consideration or property held for distribution on account of such Claim or Interest shall be disposed of pursuant to Section 6.4(iii) of this Plan.
6.12 Lost, Stolen, Mutilated, or Destroyed Securities
     In addition to any requirements under any applicable agreement and applicable law, any Holder of a Claim or Interest evidenced by a security or note that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such security or note to the extent required by this Plan, deliver to the Reorganized Debtors and other applicable Disbursing Agent: (x) evidence reasonably satisfactory to the Reorganized Debtors and other applicable Disbursing Agent of such loss, theft, mutilation, or destruction; and (y) such security or indemnity as may be required by the Reorganized Debtors and other applicable Disbursing Agent to hold such party harmless from any damages, liabilities, or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Interest. Upon compliance with this Section 6.12 as determined by the Debtors or Reorganized Debtors by a Holder of a Claim or Interest evidenced by a security or note, such Holder shall, for all purposes under this Plan, be deemed to have surrendered such security or note to the Reorganized Debtors and other applicable Disbursing Agent.
ARTICLE SEVEN
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
7.1 Assumption of Executory Contracts and Unexpired Leases
     On the Effective Date, all executory contracts and unexpired leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts (including, without limitation, employment agreements) and unexpired leases that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective

43

Date, (iii) are identified on Exhibit E-1 or Exhibit E-2 hereto (which Exhibits E-1 and E-2 may be amended by the Debtors (with the consent of the Majority Backstop Parties, if the Subscription and Backstop Purchase Agreement is then in effect, and/or the New Investors, if the Investment Agreement is then in effect) to add or remove executory contracts and unexpired leases by filing with the Bankruptcy Court amended Exhibits E-1 and E-2 and serving them on the affected contract parties at any time on or prior to five (5) days prior to the deadline set by the Bankruptcy Court for Filing objections to confirmation of this Plan), or (iv) are rejected pursuant to the terms of this Plan. Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any executory contract or unexpired lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any executory contract or unexpired lease assumed pursuant to this Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the applicable Reorganized Debtor’s assumption of such executory contract or unexpired lease, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto. Each executory contract and unexpired lease assumed pursuant to this Article VII shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.
7.2 Claims Based on Rejection of Executory Contracts or Unexpired Leases
     All proofs of claim with respect to Claims arising from or in connection with the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection or, if listed in Exhibits E-1 or E-2, thirty (30) days after the date of entry of the Confirmation Order. Any Claims arising from or in connection with the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates, or property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan.
7.3 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases
     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree in writing. In the event of a dispute pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of the dispute in accordance with Section 8.1(b) of this Plan.

44

7.4 Compensation and Benefit Programs
     Except as otherwise expressly provided in this Plan or listed on Exhibit E-1 or Exhibit E-2 hereto, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans (including, without limitation, the Prepetition Management Incentive Plan), life, and accidental death and dismemberment insurance plans, are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Any payment obligations under any assumed employment contracts and benefit plans that have been or purport to have been accelerated as a result of the commencement of any Chapter 11 Case or the consummation of any transactions contemplated by this Plan shall be reinstated and such acceleration shall be rescinded and deemed not to have occurred.
7.5 Workers’ Compensation Programs
     Except as otherwise expressly provided in this Plan, as of the Effective Date, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, and any other policies, programs, and plans regarding or relating to workers’ compensation and workers’ compensation insurance. All such contracts and agreements are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.
ARTICLE EIGHT
PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS
8.1 Resolution of Disputed Claims
     (a) Rejection Claims and 510(b) Equity Claims. Holders of Rejection Claims and 510(b) Equity Claims must File proofs of claims prior to the Bar Date. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtors, as the case may be, shall file objections to such Claims with the Bankruptcy Court and serve such objections upon the Holders of such Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtors’ right to object to Claims, if any, filed or amended after the Claims Objection Deadline. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Rejection Claims and 510(b) Equity Claims by withdrawing or settling such objections thereto, or by litigating to Final Order in the Bankruptcy Court, the validity, nature, and/or amount thereof.
     (b) All Other Claims and Interests. Except as otherwise provided in this Plan, holders of Claims and Interests other than Holders of Rejection Claims and 510(b) Equity Claims shall not be required to file a proof of claim or proof of interest, and no such parties should file a

45

proof of claim or proof of interest. Unless disputed by a holder of a Claim or Interest or by the Debtors, the amount set forth in the Schedules (if the Debtors are required to file Schedules) or in the books and records of the Debtors (if the Debtors are not required to file Schedules) shall constitute the amount of the Allowed Claim or Allowed Interest of such holder. If any such holder of a Claim or Interest disagrees with the Debtors’ determination with respect to the Allowed amount of such Holder’s Claim or Interest, such Holder must so advise the Debtors in writing (at any time whether prior to or after the Effective Date), in which event the Claim or Interest will be a Disputed Claim or Disputed Interest. The Debtors intend to attempt to resolve any such disputes consensually or through judicial means outside the Bankruptcy Court (and no further Bankruptcy Court order shall be required in connection with such resolutions). Nevertheless, the Debtors may, in their discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Interest or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided, however, that the Debtors may compromise and settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any objection to Claims and Interests without further order of the Bankruptcy Court.
8.2 No Distributions Pending Allowance
     Notwithstanding any other provision of this Plan to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim has become an Allowed Claim or the Disputed Interest has become an Allowed Interest.
8.3 Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims
     On each Quarterly Distribution Date (or such earlier date as determined by the Reorganized Debtors in their sole discretion but subject to Section 8.2 of this Plan), the Reorganized Debtors will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter or any Disputed Interest that has become an Allowed Interest during the preceding calendar quarter, and (b) on account of previously Allowed Claims and Allowed Interests of property that would have been distributed to the Holders of such Claim or Interest on the dates distributions previously were made to Holders of Allowed Claims and Allowed Interests in such Class had the Disputed Claims or Disputed Interests that have become Allowed Claims or Allowed Interests been Allowed on such dates. Such distributions will be made pursuant to the applicable provisions of Article III of this Plan. Holders of such Claims and Interests that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions, if any, received on account of the shares of New Common Stock, New Subordinated Notes, New Junior Subordinated Notes, Rights Offering Senior Subordinated Notes, and New Harbinger Subordinated Notes, between the date such Claim or Interest is Allowed and the date such stock or notes are actually distributed to the Holders of such Allowed Claim or Allowed Interest.

46

8.4 Reserve for Disputed 510(b) Equity Claims and Old Common Stock
     Prior to making any distributions of Cash to Holders of Allowed 510(b) Equity Claims or Allowed Old Common Stock, the applicable Disbursing Agent shall establish appropriate reserves for Disputed 510(b) Equity Claims and Disputed Interests to withhold from any such distributions one hundred percent (100%) of distributions to which Holders of Disputed 510(b) Equity Claims and Disputed Old Common Stock would be entitled under this Plan as of such date if such Disputed 510(b) Equity Claims and Disputed Old Common Stock were Allowed in the amount asserted by the Holder thereof in its respective timely filed proof of claim or proof of interest; provided, however, that the Debtors and the Reorganized Debtors shall have the right to file a motion seeking to estimate such amounts. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes as it determines necessary and appropriate.
ARTICLE NINE
CONFIRMATION AND CONSUMMATION OF THE PLAN
9.1 Conditions to Confirmation
     It shall be a condition precedent to confirmation of this Plan that the Bankruptcy Court shall have entered a Confirmation Order reasonably acceptable in form and substance to the Debtors, the Majority Backstop Parties (if the Subscription and Backstop Purchase Agreement is then in effect) and the New Investors (if the Investment Agreement is then in effect).
9.2 Conditions to Effective Date
     Each of the following is a condition precedent to the occurrence of the Effective Date:
     (a) The Effective Date shall have occurred on or before the Applicable Outside Date.
     (b) The Confirmation Order confirming this Plan, as such Plan may have been amended or modified, in form and substance reasonably satisfactory to (i) the Debtors, (ii) the Majority Backstop Parties if the Subscription and Backstop Purchase Agreement is then in effect, and/or (iii) the New Investors if the Investment Agreement is then in effect, shall have been entered and docketed by the Bankruptcy Court, and such order shall have become a Final Order and shall provide that:
          (i) the Debtors and Reorganized Debtors are authorized to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents contemplated by or described in this Plan;
          (ii) the provisions of the Confirmation Order are non-severable and mutually dependent;

47

          (iii) the Reorganized Debtors are authorized to issue, as applicable, (A) the New Common Stock, (B) the New Senior Second Lien Notes, (C) subject to satisfaction of the Harbinger Investment Effective Date Condition (as defined below), the New Harbinger Senior Subordinated Notes, (D) subject to satisfaction of the Backstop Rights Offering Effective Date Condition (as defined below), the New Subordinated Notes, the New Junior Subordinated Notes, and the Rights Offering Senior Subordinated Notes, and (E) any other New Securities and Documents, and enter into the New Credit Agreement, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement);
          (iv) the New Common Stock, the New Senior Second Lien Notes, any New Harbinger Subordinated Notes, any New Subordinated Notes, any New Junior Subordinated Notes, any Rights Offering Senior Subordinated Notes (and offer of the Rights for the Rights Offering Period to Holders of Allowed Class 6-A and 6-B-1 Claims), the Investment Agreement and any other New Securities and Documents issued or deemed issued under this Plan in exchange for Claims against the Debtors, or principally in exchange for such Claims and partly for cash or property, are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that (i) the New Common Stock is issued to the New Investors and/or (ii) Holders of any of the foregoing are “underwriters,” as that term is defined in section 1145 of the Bankruptcy Code; and
          (v) the Debtors, the Reorganized Debtors, the Prepetition Noteholders Committee, the Prepetition Senior Noteholders, the Prepetition Senior Subordinated Noteholders, the Prepetition Senior Notes Indenture Trustee, the Prepetition Senior Subordinated Notes Indenture Trustee, the Backstop Parties, the New Investors (if the Harbinger Investment Effective Date Condition has been satisfied) and Liberation (if the Harbinger Investment Effective Date Condition has been satisfied) and their respective Related Persons shall be deemed to have (a) solicited acceptances of the Plan and subscriptions to the Rights Offering in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125 and 1126(b) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan, including pursuant to the Subscription and Backstop Purchase Agreement and/or the Investment Agreement.
     (c) The following agreements, in form and substance reasonably acceptable to the Reorganized Debtors and Majority Backstop Parties (in the event the Backstop Rights Offering Effective Date Condition is satisfied) or the New Investors (in the event the Harbinger Investment Effective Date Condition is satisfied) shall have been executed and delivered by the Reorganized Debtors and such other parties deemed necessary by the Reorganized Debtors and the Majority Backstop Parties or the New Investors, as applicable, and all conditions precedent thereto shall have been satisfied:

48

(i)	the New Credit Agreement and all related documents provided for therein or contemplated thereby;

(ii)	the New Senior Second Lien Notes Indenture;

(iii)	the New Junior Subordinated Notes Indenture (if any);

(iv)	the New Subordinated Notes Indenture (if any);

(v)	the New Harbinger Subordinated Notes Indenture (if any);

(vi)	the Rights Offering Senior Subordinated Notes Indenture (if any);

(vii)	the Registration Rights Agreement (if any); and

(viii)	the New Stockholders Agreement (if any).
(i) If the Investment Agreement is then in effect, the Harbinger Investment shall have been made in Cash to Reorganized Bally no later than the Applicable Outside Date, and the New Investors shall have purchased and received all shares of New Common Stock to be distributed to them under the Investment Agreement in consideration of such Harbinger Investment (the condition described in this clause (i), the “Harbinger Investment Effective Date Condition”), or (ii) if the Investment Agreement has terminated or expired on or before the Applicable Outside Date, without the Harbinger Investment having been made, or if the Investors for any reason fail on or before the Applicable Outside Date, to make the Harbinger Investment in accordance with the provisions of the Investment Agreement and the Plan, then in connection with the Rights Offering, the Debtors shall have received in Cash the aggregate subscription payments that the Backstop Parties are obligated to pay for their share of the Rights Offering Senior Subordinated Notes, which aggregate subscription payments shall be no less than $72,000,000 (the condition described in this clause (ii), the “Backstop Rights Offering Effective Date Condition”). Without limiting the rights of the Backstop Parties under the Subscription and Backstop Purchase Agreement to the payment of the Backstop Commitment Fee in any other circumstance, if the Harbinger Investment Effective Date Condition is satisfied, the Backstop Commitment Fee shall be paid in full in Cash.
     (d) The Amended Certificate of Incorporation and By-laws and other amended organizational documents, as necessary, shall have been filed with the applicable authority of each Debtor’s respective jurisdiction of incorporation or formation in accordance with such jurisdiction’s applicable laws.
     (e) All actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required under this Plan or the Confirmation Order, filed with the applicable governmental authorities in accordance with applicable laws.

49

9.3 Waiver of Conditions
     Each of the conditions set forth in Section 9.2 of this Plan may be waived in whole or in part by the Debtors, in consultation with and after obtaining the consent of (i) the New Investors, if the Investment Agreement is then in effect and/or (ii) the Majority Backstop Parties, if the Subscription and Backstop Purchase Agreement is then in effect, in each case, given in writing or on the record in the Chapter 11 Cases, without any other notice to parties in interest or notice to or order of the Bankruptcy Court and without a hearing; provided, however, if the Harbinger Investment Effective Date Condition has been satisfied, the New Investors in their sole discretion may waive the requirement in Section 9.2(b) that the Confirmation Order become a Final Order without any other notice to parties in interest or notice to or order of the Bankruptcy Court and without a hearing, and provided, further, that if the Backstop Rights Offering Effective Date Condition has been satisfied, the Majority Backstop Parties in their sole discretion may waive the requirement in Section 9.2(b) that the Confirmation Order become a Final Order without any other notice to parties in interest or notice to or order of the Bankruptcy Court and without a hearing. The failure to satisfy or waive a condition to the Effective Date may be asserted by the Debtors or the Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.
9.4 Consequences of Non-Occurrence of Effective Date
     If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is thirty (30) days after the Confirmation Date, or such later date as shall be consented to by the Debtors and (i) the New Investors, if the Investment Agreement is then in effect, and/or (ii) the Majority Backstop Parties, if the Subscription and Backstop Purchase Agreement is then in effect, then upon motion by the Debtors and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court. If the Confirmation Order is so vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims by, or against, any of the Debtors or the allowance of any Administrative Expense or Claim.
ARTICLE TEN
EFFECT OF PLAN CONFIRMATION
10.1 Binding Effect; Plan Binds All Holders of Claims and Interests
     On the Effective Date, and effective as of the Effective Date, this Plan shall, and shall be deemed to, be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in any Debtor, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors, regardless of whether any such Holder failed to vote to accept or reject this Plan or affirmatively voted to reject this Plan.
10.2 Releases and Related Injunctions

50

     (a) Releases by the Debtors. Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors, in their individual capacities and as debtors in possession, will be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed pursuant to this Plan), whether liquidated or unliquidated, fixed or contingent, matured, or unmatured, known or unknown, foreseen, or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Disclosure Statement, the First Restructuring Support Agreement, the Second Restructuring Support Agreements (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement), the Investment Agreement (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement) or this Plan (or the solicitation of votes on this Plan), and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors against any of the Released Parties, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.
     (b) Releases by Holders of Claims and Interests. Effective as of the Effective Date, for good and valuable consideration and in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the property, securities, contracts, instruments, releases, and other agreements or documents to be delivered in connection with this Plan, to the fullest extent permissible under applicable law, the Holders of Claims or Interests, and each of their respective Related Persons, will be deemed to completely and forever release, waive, void, extinguish, and discharge the Debtors and Reorganized Debtors, and each of their respective Related Persons, from any and all claims, demands, debts, rights, Causes of Action, or liabilities (other than the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under this Plan, and the contracts, instruments, releases, agreements, and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Disclosure Statement, the First Restructuring Support Agreement, the Second Restructuring Support Agreements (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement), the Investment Agreement (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement) or this Plan (or the solicitation of votes on this Plan) and that could have been asserted by or on behalf of (whether directly or derivatively), or against, the Debtors, their Estates or the Reorganized Debtors or against any of their respective Related Persons, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.

51

     (c) Releases by Prepetition Senior Noteholders. Effective as of the Effective Date, for good and valuable consideration and in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the property, securities, contracts, instruments, releases, and other agreements or documents to be delivered in connection with this Plan, to the fullest extent permissible under applicable law, the Prepetition Senior Notes Indenture Trustee and each Prepetition Senior Noteholder, and each of their respective Related Persons, will be deemed to completely and forever release, waive, void, extinguish, and discharge each of the Released Parties from any and all claims, demands, debts, rights, Causes of Action, or liabilities (other than the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under this Plan, and the contracts, instruments, releases, agreements, and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Disclosure Statement, the First Restructuring Support Agreement, the Second Restructuring Support Agreements (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement), the Investment Agreement (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement) or this Plan (or the solicitation of votes on this Plan) and that could have been asserted by or on behalf (whether directly or derivatively) of the Debtors, their Estates or the Reorganized Debtors or against any of the Released Parties, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.
     (d) Releases by Prepetition Senior Subordinated Noteholders. Effective as of the Effective Date, for good and valuable consideration and in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the property, securities, contracts, instruments, releases, and other agreements or documents to be delivered in connection with this Plan, to the fullest extent permissible under applicable law, the Prepetition Senior Subordinated Notes Indenture Trustee and each Prepetition Senior Subordinated Noteholder, and each of their respective Related Persons, will be deemed to completely and forever release, waive, void, extinguish, and discharge each of the Released Parties from any and all claims, demands, debts, rights, Causes of Action, or liabilities (other than the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under this Plan, and the contracts, instruments, releases, agreements, and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Disclosure Statement, the First Restructuring Support Agreement, the Second Restructuring Support Agreements (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement), the Investment Agreement (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement) or this Plan (or the solicitation of votes on this Plan) and that could have been asserted by or on behalf (whether directly or derivatively) of the Debtors, their Estates or the Reorganized Debtors or against any of the Released Parties, in each case

52

without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.
     (e) Injunction Related to Releases. The Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released in this Section 10.2.
10.3 Discharge of Claims
     To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any kind or nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims. Except as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.
10.4 Preservation of Rights of Action; Settlement of Litigation Claims
     (a) Preservation of Rights of Action. Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with this Plan or approved by order of the Bankruptcy Court, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims, including, without limitation, any and all derivative actions pending or otherwise existing against the Debtors as of the Effective Date. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not file, commence, or pursue any claim, right, or cause of action under section 547 of the Bankruptcy Code; provided, however, that, notwithstanding any statute of limitations, the Debtors and Reorganized Debtors shall have the right to assert or raise such Causes of Action (a) as defenses or counterclaims (up to the amount asserted in the Claims against the Debtors) with respect to any Disputed Claim, and (b) in connection with the Claims objection process with respect to a Claim that is not an Allowed Claim, in which case such Causes of Action can be raised as an objection to such Claim and not as defenses or counterclaims.
     (b) Settlement of Litigation Claims. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, the Debtors

53

may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019. After the Effective Date, the Reorganized Debtors may, and shall have the exclusive right to, compromise and settle any Claims against them and claims they may have against other Person or Entity, including, without limitation, the Litigation Claims, without notice to or approval from the Bankruptcy Court, including, without limitation, any and all derivative actions pending or otherwise existing against the Debtors as of the Effective Date.
10.5 Exculpation and Limitation of Liability
     None of the Released Parties shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, or any other Released Party, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing this Plan, the First Restructuring Support Agreement, the Second Restructuring Support Agreements (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement), the Investment Agreement (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement), the prepetition or postpetition solicitation of acceptances of this Plan, the prepetition or postpetition solicitation of subscriptions with respect to the Rights Offering, the Subscription and Backstop Purchase Agreement and the acts taken thereunder, the Investment Agreement (if the Harbinger Investment Effective Date Condition is satisfied or as otherwise provided in the Investment Agreement) and the acts taken thereunder, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their respective actions that constitute gross negligence or willful misconduct as determined by a Final Order entered by a court of competent jurisdiction. Without limiting the foregoing, the Released Parties shall in all respects be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.
10.6 Injunctions
     (a) Except as otherwise provided in this Plan or in any document, instrument, release, or other agreement entered into in connection with this Plan or approved by order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Effective Date all Persons or Entities who have held, hold, or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any Lien or encumbrance; (D) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Persons or Entities from exercising their rights pursuant to and

54

consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.
     (b) By accepting distributions pursuant to this Plan, each Holder of an Allowed Claim or Allowed Interest will be deemed to have specifically consented to the injunctions set forth in this Section 10.6.
10.7 Term of Bankruptcy Injunction or Stays
     All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.
10.8 Termination of Subordination Rights and Settlement of Related Claims
     The classification and manner of satisfying all Claims and Interests under this Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made pursuant to this Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to this Plan to Holders of Allowed Claims and Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights; provided, however, that nothing contained herein shall preclude any Person or Entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.
ARTICLE ELEVEN
RETENTION OF JURISDICTION
     Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction over all matters arising in, arising under, and/or related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:
     (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;
     (b) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

55

     (c) Ensure that distributions to Holders of Allowed Claims or Allowed Interests (if any) are accomplished pursuant to the provisions of this Plan;
     (d) Decide or resolve any motions, adversary proceedings, contested, or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;
     (e) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;
     (f) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan, including, without limitation, the Rights Offering or any other contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any Entity’s rights arising from or obligations incurred in connection with this Plan or such documents;
     (g) Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;
     (h) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 327, 330, 331, 363, 503(b), 1103, and 1129(c)(9) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Debtors, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;
     (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;
     (j) Hear and determine causes of action by or on behalf of the Debtors or the Reorganized Debtors;
     (k) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
     (l) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

56

     (m) Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement, or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;
     (n) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;
     (o) Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date and (ii) the activities of the Reorganized Debtors;
     (p) Hear and determine the Litigation Claims by or on behalf of the Debtors or Reorganized Debtors;
     (q) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and
     (r) Enter an order closing the Chapter 11 Cases.
ARTICLE TWELVE
MISCELLANEOUS PROVISIONS
12.1 Effectuating Documents and Further Transactions
     Each of the Debtors or the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs and other agreements and/or documents and take such acts and actions as may be reasonable, necessary or appropriate to effectuate, implement, consummate and/or further evidence the terms and conditions of this Plan, any notes or securities issued pursuant to this Plan, and any transactions described in or contemplated by this Plan.
12.2 Authority to Act
     Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, partners, managers, members or other owners of one or more of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable law of the states in which the Debtors or Reorganized Debtors are formed, without any requirement of further vote, consent, approval, authorization or other action by such stockholders, security holders, officers, directors, partners, managers, members or other owners of such entities or notice to, order of, or hearing before the Bankruptcy Court.
12.3 Exemption from Transfer Taxes
     Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer, or exchange (or deemed issuance, transfer or exchange) of notes or equity securities under this Plan, including, without limitation, the New Senior Second Lien Notes, the New Subordinated Notes,

57

the New Harbinger Subordinated Notes, the New Junior Subordinated Notes, the New Common Stock, the Rights, the Rights Offering Senior Subordinated Notes and the other New Securities and Documents; (b) the creation of any mortgage, deed of trust, Lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan (including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation, or dissolution, deeds, bills of sale, and transfers of tangible property) will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, this Plan.
12.4 Bar Dates for Administrative Claims
     To the extent necessary, the Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims, except for Administrative Claims arising under the DIP Credit Agreement as provided in Section 3.1(a)(ii) of this Plan and Administrative Claims for Professional Fees (which shall be subject to the Professional Fees Bar Date). Holders of alleged Administrative Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so (unless such alleged Administrative Claim is incurred in the ordinary course of business by the Debtors and is not yet past-due, in which case the applicable Administrative Claims Bar Date shall be thirty (30) days after such due date or as otherwise ordered by the Bankruptcy Court). The notice of Confirmation to be delivered pursuant to Bankruptcy Rule 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors and the Reorganized Debtors shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and File objections to such Administrative Claims, if necessary, and the Bankruptcy Court shall hear and determine the amount of such Administrative Claims.
12.5 Payment of Statutory Fees
     All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.
12.6 Amendment or Modification of the Plan
     Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend, or modify this Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan; provided, however, that (i) any alternations, amendments or other modifications to the Plan affecting the transactions contemplated by this Plan if

58

consummated on the basis of the satisfaction of the Harbinger Investment Effective Date Condition shall not be made (x) without the written consent of the New Investors, which consent shall not be unreasonably withheld, and (y) if such alterations, amendments or other modifications affect the treatment of the Claims of the Holders of the Prepetition Subordinated Notes, reduce the amount of the Harbinger Investment or materially affect the capital structure of the Reorganized Debtors, without the written consent of the Majority Backstop Parties, which consent shall not be unreasonably withheld, and (ii) any alternations, amendments or other modifications affecting the transactions contemplated by this Plan if consummated on the basis of the satisfaction of the Backstop Rights Offering Effective Date Condition shall not be made without the written consent of the Majority Backstop Parties, which consent shall not be unreasonably withheld. A Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.
12.7 Severability of Plan Provisions
     If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
12.8 Successors and Assigns
     This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtors. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.
12.9 Revocation, Withdrawal, or Non-Consummation
     The Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, except as otherwise provided by the Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed

59

pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person or Entity, (ii) prejudice in any manner the rights of such Debtors or any other Person or Entity, or (iii) constitute an admission of any sort by the Debtors or any other Person or Entity.
12.10 Notice
     All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to any Debtor or Reorganized Debtor:

Bally Total Fitness
8700 Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Marc D. Bassewitz
Fax: (773) 399-0126

with a copy (which shall not constitute notice hereunder), to:	Latham & Watkins LLP Sears Tower, Suite 5800 233 South Wacker Drive Chicago, Illinois 60606 Attention: David S. Heller Tel: (312) 876-7700 Fax: (312) 993-9767

If to the Backstop Parties:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022
Attn: Daniel Golden, Esq. (dgolden@akingump.com)
Attn: David Botter, Esq. (dbotter@akingump.com)
Facsimile: (212) 872-1002

60

If to the New Investors:

Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Attention: Andrew K. Glenn
Tel: (212) 507-1700
Fax: (212) 507-1800

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Shari K. Krouner
Tel: (212) 715-9222
Fax: (212) 715-8000
12.11 Governing Law
     Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.
12.12 Tax Reporting and Compliance
     The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.
12.13 Schedules
     All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated and are a part of this Plan as if set forth in full herein.
12.14 Filing of Additional Documents
     On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.
12.15 No Strict Construction
     This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Backstop Parties, the Prepetition Noteholders Committee and

61

the New Investors. Each of the foregoing was represented by counsel of its choice who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, Exhibits and Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, Exhibits and Plan Schedules, and the documents ancillary and related thereto.
12.16 Conflicts
     In the event that a provision of the Disclosure Statement conflicts with a provision of this Plan, the terms of this Plan shall govern and control to the extent of such conflict.
12.17 Dissolution of Committee
     The Creditors’ Committee appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, if any, shall be dissolved on the Confirmation Date.
12.18 Fees and Expenses
     From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred, including those fees and expenses incurred in connection with the implementation and consummation of this Plan.

62

Dated: New York, New York
             August 17, 2007

Respectfully Submitted,

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Name: Don R. Kornstein
Title: Chief Restructuring Officer

Each Debtor Listed on Appendix 1

By:

Name: Don R. Kornstein
Title: Chief Restructuring Officer

David S. Heller
Richard A. Levy
Keith A. Simon
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
Telephone: (312) 876-7700
Facsimile: (312) 993-9767

-and-

Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)
885 Third Avenue, Suite 1000
New York, New York 10022
Telephone: (212) 906-1200

Proposed Counsel for Debtors and Debtors-in-Possession

63

Appendix 1

Bally ARA Corporation	Greater Philly No. 1 Holding Company
Bally Fitness Franchising, Inc.	Greater Philly No. 2 Holding Company
Bally Franchise RSC, Inc.	Health & Tennis Corporation of New York
Bally Franchising Holdings, Inc.	Holiday Health Clubs of the East Coast, Inc.
Bally Real Estate I LLC	Holiday/Southeast Holding Corp.
Bally REFS West Hartford, LLC	Jack LaLanne Holding Corp.
Bally Sports Clubs, Inc.	New Fitness Holding Co., Inc.
Bally Total Fitness Corporation	Nycon Holding Co., Inc.
Bally Total Fitness Franchising, Inc.	Rhode Island Holding Company
Bally Total Fitness Holding Corporation	Tidelands Holiday Health Clubs, Inc.
Bally Total Fitness International, Inc.	U.S. Health, Inc.
Bally Total Fitness of California, Inc.
Bally Total Fitness of Colorado, Inc.
Bally Total Fitness of Connecticut Coast, Inc.
Bally Total Fitness of Connecticut Valley, Inc.
Bally Total Fitness of Greater New York, Inc.
Bally Total Fitness of Minnesota, Inc.
Bally Total Fitness of Missouri, Inc.
Bally Total Fitness of Philadelphia, Inc.
Bally Total Fitness of Rhode Island, Inc.
Bally Total Fitness of the Mid-Atlantic, Inc.
Bally Total Fitness of the Midwest, Inc.
Bally Total Fitness of the Southeast, Inc.
Bally Total Fitness of Toledo, Inc.
Bally Total Fitness of Upstate New York, Inc.
BTF Cincinnati Corporation
BTF Europe Corporation
BTF Indianapolis Corporation
BTF Minneapolis Corporation
BTF/CFI, Inc.
BTFCC, Inc.
BTFF Corporation

Exhibit A
Amended Certificate of Incorporation of Reorganized Bally
See Docket No. 37

Exhibit B
Amended By-Laws of Reorganized Bally
See Docket No. 37

Exhibit C
Subscription and Backstop Purchase Agreement
See Docket No. 37

Exhibit D
DIP Credit Agreement

SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT
among
BALLY TOTAL FITNESS HOLDING CORPORATION,
debtor and debtor-in-possession,
as Borrower
The Several Banks and other Financial Institutions
Parties Hereto
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent
WELLS FARGO FOOTHILL, LLC,
as Revolving Credit Agent and as Issuing Lender
and
THE CIT GROUP/BUSINESS CREDIT, INC.,
as Revolving Syndication Agent
Dated as of [___], 2007

2

3

4

SCHEDULES

Schedule 1.01(a)	Existing Liens
Schedule 1.01(b)	Unrestricted Subsidiaries
Schedule 1.01(c)	Pro Forma EBITDA Threshold
Schedule 1.01(d)	Letters of Credit Outstanding
Schedule 2.19(b)	Letters of Credit
Schedule 4.01(dd)	Historical Consolidated EBITDA
Schedule 5.09	Litigation
Schedule 5.14	ERISA Matters
Schedule 5.16	Restrictions on Subsidiaries
Schedule 5.18	Environmental Matters
Schedule 5.20	Trademark Disputes
Schedule 6.02(a)	Additional Disclosed Litigation
Schedule 6.09	Insurance
Schedule 7.01(j)	Intercompany Loans
Schedule 7.01(k)	Investments
Schedule 7.02(b)	Existing Debt
Schedule 9.01	Addresses for Notices
EXHIBITS

Exhibit A.	Form of Guarantee and Collateral Agreement
Exhibit B.	Form of Collateral Agency Agreement
Exhibit C.	List of Commitment Percentages
Exhibit D.	List of Subsidiaries
Exhibit E.	Form of Operating Bank Guaranty
Exhibit F.	Form of Revolving Note
Exhibit G.	Form of Term Note
Exhibit H.	Form of Opinions of Borrower’s Special Counsel
Exhibit I.	Form of Opinion of General Counsel
Exhibit J.	Form of Assignment and Acceptance
Exhibit K.	Form of Final Order
Exhibit L.	Form of Exit Credit Agreement
Exhibit M.	Form of Alternative Exit Credit Agreement

SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT
     This Superpriority Debtor-in-Possession Credit Agreement, dated as of [___], 2007 (this “Agreement”), among BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Borrower”), the banks and other financial institutions from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), WELLS FARGO FOOTHILL, LLC, as revolving credit agent (in such capacity, the “Revolving Credit Agent”) and as Issuing Lender, THE CIT GROUP/BUSINESS CREDIT, INC., as revolving syndication agent (in such capacity, the “Revolving Syndication Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and is entered into with respect to the following:
RECITALS
     1. On July 31, 2007 (the “Filing Date”), Borrower and certain of Borrower’s subsidiaries filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.
     2. Borrower has requested that the Lenders provide a credit facility to Borrower in an aggregate principal amount not to exceed $292,000,000, which credit facility shall consist of (a) a secured revolving credit facility in an aggregate principal amount of $50,000,000, including a letter of credit subfacility of $40,000,000 (the “Revolving Credit Facility”), and (b) a term loan facility in an aggregate principal amount of $242,000,000 (the “Term Loan Facility” and collectively with the Revolving Credit Facility, the “Facility”).
     3. The proceeds of the Facility will be used (i) to repay the Prepetition Facility in full on the Closing Date, (ii) to pay related fees and expenses associated with negotiation, execution and delivery of this Agreement, (iii) to make Prepetition Payments solely to the extent approved by the Bankruptcy Court and permitted hereunder and (iv) for working capital and other general corporate purposes of the Borrower and the Guarantors to the extent permitted hereunder.
     4. To provide security for the repayment of all obligations of any kind of the Credit Parties hereunder and under the other Credit Documents, including (i) direct borrowings, and (ii) reimbursement obligations under Letters of Credit, each of the Credit Parties will provide to the Collateral Agent (for the benefit of the Secured Creditors) the following (all as more fully described herein):
          (a) pursuant to Section 364(c)(1) of the Bankruptcy Code, a super-priority claim in the Cases,
          (b) pursuant to Section 364(c)(2) of the Bankruptcy Code, a perfected first priority Lien on all unencumbered property and assets of the Credit Parties of any kind,

          (c) pursuant to Section 364(c)(3) of the Bankruptcy Code and subject to clause (d) below, a perfected Lien on the property of the Credit Parties as more fully described herein, subject to unavoidable (x) valid and perfected Liens in existence at the time of the commencement of the Cases, (y) valid Liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code (the Liens described in clause (x) above and this clause (y), being “Existing Liens”), other than with respect to the Primed Liens, and (z) post-petition Capitalized Leases or purchase money financings permitted to be entered into hereunder, and
          (d) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected first priority, senior priming Lien on all the property of the Credit Parties of any kind that secure obligations under the Prepetition Facility and any Liens that are junior to such Liens, all of which existing Liens (the “Primed Liens”) shall be primed by and made subject and subordinate to the perfected first priority senior Liens to be granted to the Collateral Agent, which senior priming Liens in favor of the Collateral Agent shall also prime any Liens arising after the commencement of the Cases to provide adequate protection in respect of any Primed Liens but shall not prime Liens, if any, to which the Primed Liens are subject at the time of the commencement of the Cases;
subject only to the Carve-Out (as defined herein).
     In consideration of the premises and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMINOLOGY
     Section 1.01 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):“Administrative Agent” means Morgan Stanley Senior Funding, Inc., or any successor agent thereto.
     “Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
     “Agents” means the Administrative Agent, the Collateral Agent, the Revolving Credit Agent and the Revolving Syndication Agent.
     “Agreement” has the meaning assigned in the recitals hereto.
     “Alternative Conversion Conditions” has the meaning assigned in Section 10.15(b).
     “Alternative Exit Credit Agreement” means the Exit Credit Agreement in substantially the form of Exhibit M hereto, as amended, modified, supplemented or otherwise modified from time to time.

2

     “Alternative Exit Credit Facility Fee Letter” means that certain Alternative Exit Credit Facility Fee Letter, dated August [___], 2007, between Morgan Stanley Senior Funding, Inc. and Borrower, as amended, supplemented or otherwise modified from time to time.
     “Alternative Exit Loan Documents” has the meaning assigned in Section 10.15(b).
     “Alternative Exit Loans” has the meaning assigned in Section 10.15(b).
     “Applicable Margin” means, at any time, (a) with respect to Revolving Loans (i) that are Eurodollar Rate Loans, 2.00%, and (ii) that are Reference Rate Loans, 1.00%; (b) with respect to Term Loans (i) that are Eurodollar Rate Loans, 4.25%, and (ii) that are Reference Rate Loans, 3.25%; (c) with respect to Letter of Credit fees, 2.00%; and (d) with respect to any other payment obligations hereunder bearing interest based on the Reference Rate, 1.00%.
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Morgan Stanley Senior Funding, Inc.
     “Banking Day” means a day other than Saturday or Sunday on which (i) banks are open for business in New York City and (ii) for any calculation, determination or other matter with respect to Eurodollar Rate Loans, dealings in foreign currencies and exchange between banks may be carried on in London, England.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
     “Borrowing Date” means, with respect to each Loan, the date such Loan is made.
     “Capitalized Lease” means any lease which is or should be, in accordance with GAAP, capitalized on the balance sheet of the lessee.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the Closing Date.
     “Carve-Out” has the meaning assigned in Section 2.21(a).
     “Carve-Out Trigger Notice” has the meaning assigned in Section 2.21(a).
     “Cases” means the cases of Borrower and the Guarantors currently pending under Chapter 11 of the Bankruptcy Code.

3

     “Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any bank whose short-term commercial paper rating from Standard & Poor’s Ratings Group, a division of McGraw-Hill (“S&P”), is at least A-1 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent thereof (any such Lender, an “Approved Lender”), with maturities of not more than 12 months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (i) entered into with an Approved Lender, (iv) commercial paper issued by, or guaranteed by, any Approved Lender or by the parent company of any Approved Lender or commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or issued by, or guaranteed by, any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, respectively, and in each case maturing within 12 months after the date of acquisition and (v) any fund or funds making substantially all of their investments in investments of the type described in clauses (i) through (iv) above.
     “Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
     “Change of Control Event” shall be deemed to have occurred if a majority of the seats on the Board of Directors of the Borrower are occupied by Persons who were neither (i) nominated by the Board of Directors of the Borrower nor (ii) appointed by directors so nominated.
     “Closing Date” means the date on which all of the conditions in Section 4.01 are satisfied or waived.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     “Collateral” means all real, personal and mixed property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower or any Guarantor and their respective Subsidiaries in or upon which a security interest, pledge, lien or mortgage is granted to the Lenders or the Collateral Agent pursuant to the Collateral Documents or the Final Order for the benefit of the Secured Creditors whether under this Agreement or under any other documents, instruments or writings executed by any such Persons in connection with Loans or other credit extensions made hereunder and delivered to the Collateral Agent or the Lenders.
     “Collateral Agency Agreement” means the Collateral Agency Agreement between the Collateral Agent and the Loan Agents in the form of Exhibit B hereto, as amended, supplemented or otherwise modified.

4

     “Collateral Agent” means Morgan Stanley Senior Funding, Inc., or any successor agent thereto acting as Collateral Agent for the Secured Creditors pursuant to the Collateral Agency Agreement.
     “Collateral Documents” means, collectively, (i) the Guarantee and Collateral Agreement, the Collateral Agency Agreement, the Operating Bank Guaranty, and all other security agreements, mortgages, deeds of trust, guarantees and other agreements between Borrower or any Guarantor and their respective Subsidiaries and any of the Lenders or the Collateral Agent for the benefit of the Lenders or the Secured Creditors, now or hereafter delivered to any of the Secured Creditors or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the Uniform Commercial Code (or comparable law) against Borrower or any Guarantor or any Subsidiaries in favor of any of the Lenders or the Collateral Agent for the benefit of the Lenders or the Secured Creditors and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.
     “Commitment” means, as to any Lender, such Lender’s Revolving Credit Commitment, L/C Commitment, and Term Loan Commitment, collectively, as to all the Lenders, the “Commitments”.
     “Commitment Percentage” means, as to each Lender, its Revolving Credit Commitment Percentage and its Term Loan Commitment Percentage, as applicable.
     “Commitment Reductions” means the amount of the permanent reductions of the Revolving Credit Commitment Amount resulting from the application of Section 2.11, 2.13 or any other provision contained herein.
     “Consolidated” or “consolidated” means (i) when used herein with reference to financial statements, ratios, assets, liabilities, operating accounts or operations of Borrower and its Subsidiaries, that any calculations have been made by combining the assets and liabilities of Borrower and its Subsidiaries after eliminating all intercompany items; and (ii) when used herein with reference to a Subsidiary, a Subsidiary the financial statements of which have been presented together with those of Borrower.
     “Consolidated Adjusted EBITDA” means Consolidated EBITDA for the twelve month period most recently ended prior to the date of determination for which financial statements have been delivered pursuant to Section 6.03, adjusted on a pro forma basis to give effect to dispositions made during (or after) such twelve month period pursuant to Section 7.8(f) and (o) and acquisitions made during (or after) such twelve month period pursuant to Section 7.01(e), on the following basis:
          (a) cash rent obligations related to Permitted Sale/Leasebacks shall be deducted from Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period;
          (b) cash club contribution (net of associated overhead cost additions) of clubs acquired by Borrower during such twelve month period (which may be a negative

5

number), shall be included in Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period;
          (c) cash club contribution (net of associated overhead cost savings) of clubs disposed during the prior twelve month period (which may be a negative number), shall be excluded from Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period; and
          (d) cash rent obligations in respect of leases or subleases disposed under Section 7.08 (o)(ii) shall be added-back to Consolidated EBITDA as if such disposals had been consummated on the first day of such twelve month period.
     “Consolidated EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any period of determination, Consolidated Net Income (loss) plus to the extent deducted in determining Consolidated Net Income (loss): (a) income, withholding (including foreign), franchise or similar taxes paid or accrued during such period, (b) consolidated interest expense calculated in accordance with GAAP and Letter of Credit fees, (c) depreciation, amortization (including non-cash amortization of debt discount or deferred financing costs) and non-cash impairment charges, (d) all other non-cash charges, (e) cash restructuring charges, fees, expenses, settlements and claims related to Borrower’s restructuring/reorganization efforts associated with its Chapter 11 proceeding, (f) other cash restructuring charges, including third-party professional fees for operational and financial advisory services, provided that such charges shall not exceed $6.0 million for the six months ending December 31, 2007 and $8.0 million for fiscal year 2008, (g) cash public company expenses incurred in fiscal year 2007, (h) cash expenses incurred by Borrower or any Subsidiary to the extent actually reimbursed by a third party, (i) cash severance payments made to employees or officers, (j) cash fees, costs and expenses incurred in connection with this financing, and any other debt or equity issuances, refinancings, acquisitions, investments or dispositions permitted by this Agreement, (k) to the extent covered by insurance under which insurer has been notified and has not denied coverage, expenses with respect to liability or casualty events or business interruption, (l) cash fees and expenses associated with the SEC investigation, the DOJ Investigation and related shareholder litigation and litigation relating to insurance rescission and indemnity claims, provided that such charges shall not exceed $2 million for the six months ending December 31, 2007 and $4 million in the aggregate for fiscal year 2008, (m) penalties, judgments and settlements associated with the SEC investigation, the DOJ Investigation, litigation relating to insurance rescission and related shareholder litigation, (n) any operating losses, including pre-opening expenses and losses, attributable to new clubs open for less than 12 months, not to exceed $3.0 million in any fiscal year and (o) extraordinary cash one time club improvement project expenses, IT expenses, and business process improvements related expenses not to exceed $5.0 million in any fiscal year in the aggregate, minus (a) cash payments made during such period in respect of non-cash items added back in a prior period, plus or minus (a) changes in deferred revenue for such period, as applicable and (b) the difference between GAAP rental expense reflected on Borrower’s Consolidated Income Statement and cash rent expense.
     “Consolidated Net Income” of Borrower means, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period as determined in

6

accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), minus (i) all extraordinary gains or losses (less all fees, costs, and expenses relating thereto), (ii) the portion of net income (or loss) of Borrower and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Borrower or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with Borrower or any of its subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any Plan, (v) any gains or losses (less all fees, costs, and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, and (vi) the net income of any Subsidiary to the extent that the declaration of the dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.
     “Consummation Date” means the date of the Consummation of the Plan of Reorganization.
     “Consummation of the Plan of Reorganization” means the occurrence of the Effective Date (as defined in the Plan of Reorganization) and the substantial consummation of the Plan of Reorganization within the meaning of Section 1101(2) of the Bankruptcy Code.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Conversion Conditions” has the meaning assigned in Section 10.15(a).
     “Credit” means the credit available to Borrower under Article II hereof.
     “Credit Documents” means, collectively, this Agreement, the Notes and the Collateral Documents.
     “Credit Parties” means Borrower and each of its Subsidiaries which is a party to a Credit Document.
     “Debt” means for any Person (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to letters of credit, whether or not matured), (ii) all obligations of such Person representing the deferred purchase price of real or personal property or of services (other than trade liabilities or accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), (iii) the amount of all obligations of such Person under Capitalized Leases determined in accordance with GAAP, (iv) the Termination Value of any Interest Expense Hedging Agreement, and (v) without duplication of any amount of Debt included in clause (i), (ii), (iii) or (iv) of this definition, all Guaranties made by such Person.

7

     “Default” means an event which with the giving of notice, passage of time or both would constitute an Event of Default.
     “Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Loans or participations in any Letter of Credit required to be funded hereunder within one (1) Banking Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Agents or any Lender (or its banking Affiliates) any other amount required to be paid by it hereunder within one (1) Banking Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Demand Deposit Accounts” means (i) the demand deposit accounts listed on Annex 1 to the Operating Bank Guaranty maintained by Borrower and/or any of its Subsidiaries with the respective Revolving Credit Lenders identified on such Annex, and (ii) other demand deposit accounts established by Borrower or any of its Subsidiaries on or after the date hereof which shall be promptly identified by Borrower in writing to the Administrative Agent including, from time to time following the Closing Date, at the option of Borrower, by delivery of an updated Annex 1.
     “DIP and Exit Credit Facility Fee Letter” means that certain DIP and Exit Credit Facility Fee Letter, dated June 29, 2007, between Morgan Stanley Senior Funding, Inc. and Borrower, as amended, supplemented or otherwise modified from time to time.
     “DOJ Investigation” means investigations, requests for information and related matters initiated by the Justice Department in connection with the previously announced restatements of Borrower’s financial statements and related matters.
     “Dollars” and “$” mean United States dollars.
     “Domestic Subsidiary” means any Subsidiary of Borrower organized under the laws of any jurisdiction within the United States.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
     “ERISA Affiliate” means any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.
     “Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such System.

8

     “Eurodollar Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Banking Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the applicable Loan Agent or, in the absence of such availability, by reference to the rate at which the applicable Loan Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Banking Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
     “Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate
     1.00 - Eurocurrency Reserve Requirements
     “Eurodollar Rate Loans” means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
     “Event of Default” means any event listed in Article VIII.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Existing Lien” has the meaning assigned in the recitals hereto.
     “Exit Credit Agreement” means the Exit Credit Agreement in substantially the form of Exhibit L hereto, as amended, supplemented or otherwise modified from time to time.
     “Exit Loan Documents” has the meaning assigned in Section 10.15(a).
     “Exit Loans” has the meaning assigned in Section 10.15(a).
     “Facility” has the meaning assigned in the recitals hereto.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between a seller under no compulsion to sell and a willing buyer under no compulsion to buy.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal

9

funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the applicable Loan Agent from three (3) Federal funds brokers of recognized standing selected by it.
     “Fee Letters” means the collective reference to the DIP and Exit Credit Facility Fee Letter and the Alternative Exit Credit Facility Fee Letter.
     “Filing Date” has the meaning assigned in the recitals hereto.
     “Final Order” has the meaning assigned in Section 4.01(j).
     “Foreign Subsidiaries” means any Subsidiary of Borrower organized under the laws of any jurisdiction outside the United States of America.
     “Franchise Program” means a program under which Borrower or its Subsidiaries grant franchises to third parties which require franchisees, among other things, to pay fees to Borrower and/or its Subsidiaries, make use of certain collection and administrative services of Borrower and its Subsidiaries and contribute to a national advertising program and which entitle the franchisees, among other things, to receive training from Borrower and its Subsidiaries, to have nonexclusive licenses to use on a limited basis certain service marks, trademarks and trade names and other intellectual property of or licensed to Borrower and its Subsidiaries, and to sell memberships to use facilities of the franchisee and Borrower and its Subsidiaries. A Franchise Program may include the conversion of certain facilities owned by Borrower or its Subsidiaries to franchised facilities, so long as such conversions are consummated on terms and conditions permitted under this Agreement.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement in the form of Exhibit A hereto, as amended, supplemented or otherwise modified from time to time.
     “Guarantors” means collectively, the domestic Subsidiaries that are signatories to the Guarantee and Collateral Agreement and any other Subsidiary which hereafter becomes a Guarantor pursuant to Section 3.04 (each individually a “Guarantor”).
     “Guaranty” means, as applied to any Debt, (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn under letters of credit. The amount of any Guaranty of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary

10

obligation in respect of which such Guaranty is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty.
     “Hazardous Materials” means any (i) “hazardous substance” or “toxic substances,” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, all as amended or hereafter amended; (ii) “hazardous waste”, as defined by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended or hereafter amended; (iii) pollutant or contaminant or hazardous, dangerous or toxic chemical, material, or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to protection of health, safety or the environment, as amended or hereafter amended; (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as amended or hereafter amended; (vi) asbestos or asbestos containing material (“ACM”) in any form or condition and (vii) polychlorinated biphenyls (“PCBs”) or substances or compounds containing PCBs.
     “Hazardous Materials Claims” has the meaning assigned in Section 6.02(f).
     “Hazardous Materials Laws” means any federal, state or local statute, regulation, ordinance or other legal requirement (including consent decrees and administrative orders) relating to protection of health, safety or environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq.; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; any similar state or local laws; any regulations promulgated pursuant to any of the foregoing; and all of the foregoing as amended or hereafter amended.
     “Intangible Asset” means any asset which is treated as an intangible asset in conformity with GAAP, including, without limitation, leasehold rights, franchise rights, non-compete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses.
     “Intellectual Property” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Interest Expense Hedging Agreement” means an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting Borrower or a Guarantor against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

11

     “Interest Expense Hedging Agreement Counterparties” means (i) each counterparty to an Interest Expense Hedging Agreement, if at the date of entering into such Interest Expense Hedging Agreement such person was the Arranger (or Affiliate of the Arranger) or a Lender (or an Affiliate of a Lender), (ii) JPMorgan Chase Bank, N.A. in connection with the Interest Expense Hedging Agreement dated October 9, 2003 and (iii) Deutsche Bank AG in connection with the Interest Expense Hedging Agreement dated September 15, 2003.
     “Interest Payment Date” means (a) as to any Reference Rate Loan, the last Banking Day of each March, June, September and December, (b) as to any Eurodollar Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Rate Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period, (d) as to any Revolving Loan, the Revolving Credit Termination Date, (e) as to any Term Loan, the Termination Date and (f) as to any Loan, in addition to any applicable dates under clauses (a), (b), (c), (d) and (e) above, the date of any repayment or prepayment (except for any prepayment pursuant to Section 2.12 of any Revolving Loan that is a Reference Rate Loan) made in respect thereof.
     “Interest Period” means with respect to any Eurodollar Rate Loan:
               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months or two weeks thereafter, or if available from each of the affected Lenders, nine months or twelve months, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months or two weeks thereafter, or if available from each of the affected Lenders, nine months or twelve months, as selected by Borrower by irrevocable notice to the applicable Loan Agent not less than three Banking Days prior to the last day of the then current Interest Period with respect thereto;
provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (1) if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;
     (2) any Interest Period for any Revolving Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;
     (3) any Interest Period for any Term Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date;

12

     (4) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and
     (5) Borrower shall select Interest Periods in such a way so that no Eurodollar Rate Loans will be required to be repaid prior to the last day of an Interest Period therefor.
     “Investment” means any direct or indirect loans, Loans, capital contributions or transfers of assets, and any direct or indirect purchases and other acquisitions of, or a beneficial interest in, any capital stock or other securities; provided, however, that the allocation of corporate overhead to Foreign Subsidiaries shall not constitute an “Investment”. The amount of any Investment not consisting of cash shall equal the Fair Market Value of such Investment at the time it is made.
     “Issuing Lender” means Wells Fargo Foothill, Inc., in its capacity as the issuer of Letters of Credit hereunder, and other Lenders having Revolving Credit Commitments acceptable to the Revolving Credit Agent and Borrower.
     “Lenders” shall have the meaning set forth in the preamble hereto.
     “Lending Branch” means with respect to each Lender the branches or offices specified on the signature pages hereto or such other of its branches or offices as such Lender may from time to time designate in writing to the applicable Loan Agent and Borrower.
     “Letter of Credit” means any letter of credit issued by an Issuing Lender pursuant to Section 2.19 and all letters of credit issued under the Prepetition Facility that are outstanding on the date hereof and are identified on Schedule 1.01(d) hereto.
     “L/C Commitments” means the commitments of Revolving Credit Lenders to issue or participate in Letters of Credit and to make L/C Loans pursuant to Section 2.19 in the aggregate maximum amount specified in Section 2.19(a)(i), as such amount may be reduced or terminated from time to time hereunder.
     “L/C Commitment Amount” means, at any time, an amount equal to the lesser of (i) $40,000,000 and (ii) the Revolving Credit Commitment Amount at such time.
     “Lien” means a mortgage, security interest, pledge, deed of trust, encumbrance, lien, option, tax lien, mechanics’ lien, materialmen’s lien or charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any financing statement under the Uniform Commercial Code (other than precautionary financing statements)).
     “Liquidity” means, as of any date of determination, an amount equal to the sum of (a) cash and Cash Equivalents held by Borrower and its Subsidiaries in any account subject to a perfected, first priority Lien in favor of the Collateral Agent or held with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such accounts held with Lenders),

13

plus, (b) the unutilized amount of Revolving Credit Commitments available to be drawn on such date by Borrower (with satisfaction of the applicable conditions precedent to such extension of credit to be tested as of such date); provided that (x) amounts held in payroll, tax, trust and similar accounts or (y) amounts pledged to Persons on a first priority basis (other than (i) the Secured Parties or (ii) Persons as permitted by clauses (iii), (ix) (xiv) and (xvii) of the definition of “Permitted Lien”) shall be excluded in calculating Liquidity.
     “Loan” means a Revolving Loan or a Term Loan.
     “Loan Agent” means the Revolving Credit Agent and/or the Administrative Agent, as the context requires.
     “Majority Lenders” means at any time Lenders holding more than 50% of the sum of (i) the aggregate unpaid principal amount of Term Loans then outstanding, and (ii) the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit then outstanding.
     “Majority Revolving Lenders” means at any time Lenders holding more than 50% of the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit then outstanding.
     “Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.
     “Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, or financial condition of Borrower and its Subsidiaries taken as whole, (b) the validity or enforceability of (i) this Agreement, any of the Notes or any of the other Credit Documents or (ii) the rights or remedies of the Agents or the Lenders hereunder or thereunder or (c) the ability of Borrower and its Subsidiaries taken as a whole to perform when due their respective obligations under the Credit Documents.
     “Maturity Date” means the earlier of (a) March 31, 2008 and (b) the Consummation Date.
     “Membership Receivables” means all right, title and interest of Borrower and its Domestic Subsidiaries in payment obligations (however characterized), including accounts and receivables, owed to or owned by Borrower and its Domestic Subsidiaries in connection with membership in and the right to use the facilities at, and obtain products and services from, one or more fitness centers and health clubs owned or operated by Borrower and its Subsidiaries, including, without limitation, (a) the right to payment of amounts in respect of the membership fee (including any sales tax thereon) and finance charges relating thereto under an agreement made by Borrower or any Domestic Subsidiary of Borrower, in the form of a written retail installment sale contract, for membership in and the right to use facilities at, and obtain products

14

and services from, Borrower and its Domestic Subsidiaries or one or more health clubs owned or operated by Borrower or any Domestic Subsidiary of Borrower, (b) all amounts paid from time to time in connection with the foregoing, including pursuant to such written retail installment sale contract in respect of monthly dues, nsf fees, late payment fees, cancellation fees for relocation cancellations, transfer fees to transfer a membership, lost membership card replacement fees, or other payments and proceeds thereof.
     “Multiemployer Plan” has the meaning assigned in Section 3(37) of ERISA.
     “Net Cash Proceeds” means (a) in connection with any issuance or incurrence of Prepayment Debt, the cash proceeds received from such issuance or incurrence, net of (x) professionals’ fees and expenses, investment banking fees and expenses, underwriting discounts and fees, arrangement fees, commitment fees and any other customary fees, costs and expenses actually incurred in connection therewith and (y) amounts applied to the repayment of other Debt in the event Prepayment Debt was intended to refinance such Debt and such Prepayment Debt is permitted to refinance such other Debt in accordance with the terms hereof and (b) in connection with the sale, lease or other disposition (but excluding any such disposition permitted by Sections 7.08(a), (d) (with respect to clause (d), so long as the proceeds of all such dispositions are less than $1 million in the aggregate during the relevant calendar year), (g) and (i)) of any asset or the occurrence of any Casualty Event, cash proceeds (including cash received by any of deferred payments or purchase price adjustments but only as and when so received) received by Borrower or any of its Subsidiaries from the sale, lease or other disposition of any asset of such Person or any insurance proceeds or condemnation awards net of (x) customary costs, fees and expenses incurred in connection with such transaction or in connection with the collection of insurance proceeds or condemnation awards, (y) taxes paid or payable as a result of such transaction and (z) amounts applied to the repayment of other Debt secured by a Permitted Lien on the asset disposed of or subject to such Casualty Event; provided that so long as the proceeds from (a) or (b) hereof are reinvested for capital, refurbishment or improvement expenditures for existing fitness facilities, investment in IT systems, or capital expenditures for new fitness facilities or other assets used or useful in the business (excluding current assets but including Capital Stock)) of Borrower or its Subsidiaries within 360 days from receipt of such proceeds, such proceeds shall not constitute Net Cash Proceeds.
     “New Ventures” means the collective reference to each Person (other than Subsidiaries and Unrestricted Subsidiaries) in which Borrower or any Subsidiary makes its initial Investment after the date hereof.
     “Notes” means the collective reference to the Revolving Notes and the Term Notes.
     “Obligations” means all loans, advances, Loans, debts, liabilities and monetary obligations owing to Agents, any Lender, any Interest Expense Hedging Agreement Counterparty, any Issuing Lender or any of them or any of their respective successors and assigns, of any kind or nature, present or future, arising under this Agreement or under the Notes or under any Collateral Document or under any Interest Expense Hedging Agreement with any Person that is an Interest Expense Hedging Agreement Counterparty, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment

15

of a letter of credit (or payment of any draft drawn thereunder), loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (whether or not such interest would be an allowed claim in a bankruptcy or similar proceeding against Borrower or any Guarantor), charges, expenses, fees, reasonable attorneys’ fees and disbursements and paralegals’ fees, and any other sums chargeable to Borrower or any Guarantor under this Agreement or any other Collateral Document.
     “Operating Bank Guaranty” means the Guaranty Agreement in the form of Exhibit E hereto, as amended, supplemented or otherwise modified from time to time, pursuant to which each of the Guarantors shall guaranty the payment of the Operating Bank Obligations to the extent set forth therein.
     “Operating Bank Obligations” means, collectively at any time, up to $10,000,000 minus the amount by which obligations secured by Liens pursuant to clause (ix) of the definition of “Permitted Liens” exceeds $10,000,000, in the aggregate (including, without limitation, principal, interest, fees, costs and expenses) of the obligations of Borrower and/or any of its Subsidiaries to one or more of the Operating Banks at such time under or by reason of any customary banking deposit or disbursement transaction or service performed for Borrower or any of its Subsidiaries in connection with the Demand Deposit Accounts.
     “Operating Banks” means (i) the Lenders (and their Affiliates or financing institutions that were Lenders) listed on Annex 1 to the Operating Bank Guaranty (as updated from time to time), (ii) other Lenders (and their Affiliates or financing institutions that were Lenders) at which Borrower or any of its Subsidiaries may from time to time establish Demand Deposit Accounts and (iii) JPMorgan Chase Bank, N.A.
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permitted Asset Sales” means assets sales permitted by Section 7.08(o).
     “Permitted Liens” means any one or more of the following:
          (i) Liens for prepetition taxes, assessments, governmental charges or levies (provided the enforcement and collection of the same are subject to the automatic stay in the Cases) and Liens for postpetition taxes, assessments, governmental charges or levies either not yet delinquent (or, if delinquent, in an aggregate amount not in excess of $2,000,000) or the validity of which is being contested in good faith in an appropriate manner diligently pursued and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP;

16

          (ii) Deposits or pledges to secure the payment of, or to secure Borrower’s obligations with respect to letters of credit that secure the payment of, workers’ compensation, unemployment insurance or social security or other retirement benefits or obligations (exclusive of liens arising under ERISA), or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;
          (iii) Materialmen’s, mechanics’, landlords’, workmen’s, repairmen’s, employees’, suppliers’ (including sellers of goods pursuant to customary reservations or retentions of title) or other like liens arising in the ordinary course of business in respect of prepetition obligations (provided the enforcement and collection of the same are subject to the automatic stay in the Cases) or in respect of postpetition obligations not yet delinquent or being contested in good faith and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained;
          (iv) Purchase money liens, purchase money security interests, mortgages or title retention arrangements upon or in any property (real or personal) acquired by Borrower or its Subsidiaries in the ordinary course of business to secure Debt (including, without limitation, Capitalized Leases) permitted hereunder (provided that the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such property is created shall be entered into within 180 days) after the purchase or substantial completion of the construction of such property) and incurred solely for the purpose of financing the acquisition of such property or improvements upon such property, or renewals, extensions or refinancing thereof; provided, that such Liens do not extend to any property of Borrower or any Subsidiary other than the property acquired with the original purchase money Debt and proceeds thereof;
          (v) Other Liens, so long as the aggregate amount of all such other Liens does not exceed at any time an aggregate amount of $5,000,000;
          (vi) Other non-monetary Liens which do not have a material adverse effect on the value or use of the property subject to such Liens (including licenses, sublicenses, leases and subleases in the ordinary course of business consistent with past practices);
          (vii) Precautionary UCC filings (or similar filings), in the ordinary course of business, on equipment, leasehold improvements and furnishings;
          (viii) Liens under the Collateral Documents;
          (ix) Liens related to (A) credit card processing agreements, (B) agreements with any Lender or Affiliate of a Lender or JPMorgan Chase Bank, N.A. relating to the issuance of corporate credit cards to employees of Borrower and its Subsidiaries or (C) cash management obligations, so long as the aggregate amount

17

secured by the Liens described in clauses (A), (B) and (C) above does not exceed at any time an aggregate amount of $14,000,000;
          (x) Other existing Liens listed on Schedule 1.01(a) and Liens securing refinancings, refundings, renewals or extensions of the obligations secured by such Liens; provided, (A) that no such Lien is spread to cover any additional property after the Closing Date and that the amount secured thereby is not increased and (B) the refinancing, refunding, renewal or extension of the obligations secured by such Liens is permitted by this Agreement;
          (xi) Liens created after the Closing Date securing Debt of Borrower or any Subsidiary of the type described in clause (iii) of the definition of “Debt”, which Debt is incurred in the ordinary course of business of Borrower or such Subsidiary in connection with the acquisition of property (real or personal) by Borrower or its Subsidiaries, and any renewals, extensions or refinancings of such Debt permitted hereunder, provided that such Liens shall not extend to or encumber any property other than the property acquired by such Debt;
          (xii) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Debt, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of any Borrower or any Subsidiary in the ordinary course of business;
          (xiii) easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects, survey defects, or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower or any Subsidiary;
          (xiv) Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
          (xv) Liens on (i) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (ii) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case to secure Debt permitted under Section 7.02;
          (xvi) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
          (xvii) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, or (ii) in favor of a

18

banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
          (xviii) Liens securing judgments, decrees or attachments not constituting an Event of Default;
          (xix) Liens on assets of Foreign Subsidiaries securing Debt of such Foreign Subsidiaries permitted hereunder; and
          (xx) Deposits or pledges of cash or Cash Equivalents to secure the payment of, or to secure Borrower’s or any of its Subsidiaries’ obligations with respect to letters of credit issued for the credit of Borrower of one of its Subsidiaries, so long as the obligations so secured are permitted hereunder.
     “Permitted Sale/Leaseback” means Sale/Leasebacks in respect of the assets comprising one or more fitness centers (excluding, for the avoidance of doubt, any Intellectual Property material to the business of Borrower or any of its Subsidiaries) on terms reasonably satisfactory to the Administrative Agent; provided, that such assets are sold at no less than Fair Market Value and for at least 75% cash consideration.
     “Person” means an individual, a corporation, a partnership, limited liability company, a joint venture, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.
     “Plan” means, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Plan of Reorganization” means the Amended Plan of Reorganization of the Borrower and its Subsidiaries pursuant to Chapter 11 of the United States Bankruptcy Code, dated August ___, 2007, together with all schedules and exhibits thereto, as confirmed by the Confirmation Order, together with any amendments, supplements or modifications thereto that have been approved or authorized by the Bankruptcy Court prior to the Closing Date, which amendments, supplements and/or modifications shall be reasonably satisfactory to the Administrative Agent.
     “Prepetition Facility” means that certain Amended and Restated Credit Agreement, dated as of October 16, 2006 among Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as agent, and Morgan Stanley Senior Funding, Inc., as syndication agent, and all documents, instruments and agreements (including, without limitation, all collateral and security documents) executed or delivered in connection therewith (as the credit agreement and each other document, instrument and agreement has been amended, modified, supplemented or restated prior to the Filing Date).

19

     “Prepetition Payments” means any payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Debt or other obligations or claims (including trade payables and payments in respect of reclamation claims) of Borrower or any Guarantor.
     “Prepayment Debt” means any Debt incurred after the Closing Date other than as expressly permitted under this Agreement in accordance with Section 7.02 or as consented to by the Majority Lenders.
     “Primed Liens” has the meaning assigned in the recitals hereto.
     “Pro Forma EBITDA Threshold” means, for any period of determination, the amount of Consolidated Adjusted EBITDA set forth for such period on Schedule 1.01(c) attached hereto.
     “Properties” means all real properties owned in fee by Borrower or its Subsidiaries and all real properties in which Borrower or its Subsidiaries hold a leasehold interest.
     “Real Estate Financing Subsidiary” means each of Bally Real Estate I, LLC, Bally Real Estate II, LLC, Bally Real Estate III, LLC and Bally Real Estate IV, LLC.
     “Reference Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” means the rate of interest per annum published by the Wall Street Journal from time to time as the prime lending rate.
     “Reference Rate Loan” means any Loan the rate of interest applicable to which is based upon the Reference Rate.
     “Register” has the meaning assigned in Section 9.04(e).
     “Replaced Lender” has the meaning assigned in Section 9.20 hereof.
     “Replacement Lender” has the meaning assigned in Section 9.20 hereof.
     “Reportable Event” shall be as defined in Section 4043 of ERISA.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, vice president, controller or chief accounting officer of Borrower or the Guarantor, if applicable, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or chief accounting officer of Borrower or a Guarantor, if applicable.
     “Restricted Payment” means with respect to any Person (a) any dividend or other distribution of assets, properties, cash, rights, obligations or securities, direct or indirect, on account of any shares of any class of the capital stock or other equity interests of such Person; or

20

(b) any amount paid in redemption, retirement, repurchase, direct or indirect, of (x) any shares of any class of capital stock or other equity interests or (y) any warrants, options or other rights to acquire any shares of any class of capital stock or other equity interests of such Person.
     “Revolving Credit” means the credit described in Section 2.01.
     “Revolving Credit Agent” has the meaning assigned in the preamble.
     “Revolving Credit Commitment” has the meaning assigned in Section 2.01(a) hereof.
     “Revolving Credit Commitment Amount” means $50,000,000, less any Revolving Credit Commitment Reductions.
     “Revolving Credit Commitment Percentage” means, as to each Lender, the percentage set forth opposite such Lender’s name under the column entitled “Commitment Percentage” on Exhibit C hereto or, if such Lender shall have acquired or disposed of any interest in the Revolving Credit pursuant to Section 9.04(a), on the applicable instrument of assignment, which is the percentage equivalent of a fraction, the numerator of which is the amount of such Lender’s Revolving Credit Commitment and the denominator of which is the Revolving Credit Commitment Amount (or, if the Revolving Credit Commitments have been terminated, the sum of its outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit as a percentage of the aggregate amount of outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit).
     “Revolving Credit Commitment Period” means the period from and including the date of this Agreement to but excluding the Revolving Credit Termination Date.
     “Revolving Credit Commitment Reductions” means the amount of the permanent reductions of the Revolving Credit Commitment Amount resulting from the application of Sections 2.11, 2.13 or any other provision contained herein.
     “Revolving Credit Facility” has the meaning assigned in the recitals hereto.
     “Revolving Credit Lender” means each Lender which has, or has acquired pursuant to an assignment made in accordance with Section 9.04, a Revolving Credit Commitment or which has made, or acquired pursuant to an assignment made in accordance with Section 9.04, a Revolving Loan or a participation in a Letter of Credit.
     “Revolving Credit Register” has the meaning assigned in Section 9.04(e).
     “Revolving Credit Termination Date” means the earliest to occur of:
     (a) the date the Revolving Credit Commitment Amount is terminated by Borrower pursuant to Section 2.11 or is otherwise terminated or reduced to zero pursuant to the terms of this Agreement, provided that all amounts payable

21

under this Agreement in respect of the Revolving Credit and the Revolving Notes are fully repaid on or prior to such date, and
     (b) the Termination Date.
     “Revolving Loan” means a borrowing under the Revolving Credit pursuant to Section 2.01 or 2.19(e)(ii) hereof; collectively, the “Revolving Loans.”
     “Revolving Note” means the master promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit F hereto; and “Revolving Notes” means all of such Notes.
     “Revolving Syndication Agent” has the meaning assigned in the preamble.
     “Sale/Leaseback” means any transaction or series of related transactions pursuant to which Borrower or any of its Subsidiaries sells or transfer any property or asset in connection with the leasing or the resale against installment payments of such property or asset to the seller or transferor.
     “SEC” means the Securities and Exchange Commission, as from time constituted, created under the Exchange Act, as amended from time to time, or any successor thereto.
     “Secured Creditors” means, collectively, the Agents, the Lenders, the Issuing Lenders and the Operating Banks in their separate financial arrangements with Borrower, the Agents, the Lenders or the Issuing Lenders, and the Interest Expense Hedging Agreement Counterparties, each in connection with the Secured Obligations.
     “Secured Obligations” means, collectively, the Obligations and the Operating Bank Obligations.
     “Senior Secured Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) the aggregate principal amount of Loans outstanding under this Agreement, plus (ii) the aggregate face amount of all undrawn Letters of Credit issued under this Agreement, plus (iii) all other Consolidated Debt of the Borrower and its Subsidiaries that is secured by a first priority lien on any assets of the Borrower or any of its Subsidiaries (including Debt in respect of Capitalized Leases) to (b) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.
     “Subsidiary” means any corporation, association or other business entity of which a Person owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof or which such Person otherwise controls; provided that, other than for purposes of Sections 5.12, the definition of “Subsidiary” shall not include any Unrestricted Subsidiary. Unless the reference is specifically otherwise, “Subsidiary” shall refer to a Subsidiary of Borrower.
     “Substantial Subsidiary” means any Subsidiary of Borrower with respect to which (a) the aggregate book value of its assets, determined in accordance with GAAP at such time, is greater than 2.5% of the aggregate book value of the assets of Borrower and its Subsidiaries

22

taken as a whole or (b) the aggregate gross revenues of such Subsidiary, determined in accordance with GAAP for the immediately preceding fiscal quarter, is greater than 2.5% of the aggregate gross revenues of Borrower and its Subsidiaries taken as a whole, for such period. The aggregate amount of all non-Substantial Subsidiaries shall not exceed 5% of the aggregate book value of the assets of Borrower and its Subsidiaries taken as a whole or 5% of the aggregate gross revenues of Borrower and its Subsidiaries taken as a whole, for any period.
     “Superpriority Claim” means a claim against Borrower or any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.
     “Term Loan” means a borrowing under the Term Loan Facility pursuant to Section 2.03(a) hereof; collectively, the “Term Loans”.
     “Term Lender” means each Lender which has a Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with Section 9.04, a Term Loan.
     “Term Loan Commitment” has the meaning assigned in Section 2.03(a) hereof.
     “Term Loan Commitment Amount” means $242,000,000.
     “Term Loan Commitment Percentage” means, as to each Lender, the percentage set forth opposite such Lender’s name under the column entitled “Term Loan Commitment Percentage” on Exhibit C hereto or, if such Lender shall have acquired or disposed of any amount of Term Loans pursuant to Section 9.04(a), on the applicable instrument of assignment, which is the percentage equivalent of a fraction, the numerator of which is the amount of such Lender’s Term Loans and the denominator of which is the amount of the aggregate Term Loans then outstanding.
     “Term Loan Facility” has the meaning assigned in the recitals hereto.
     “Term Note” means the master promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit G hereto; and “Term Notes” means all of such Term Notes.
     “Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the Consummation Date, (iii) the termination or expiration of Borrower’s exclusive right to propose and solicit acceptances to a chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code and (iv) the acceleration of the Term Loans, the Revolving Loans and the termination of the Revolving Credit Commitment in accordance with the terms of this Agreement.
     “Termination Event” means (i) the institution of steps by Borrower, an ERISA Affiliate, PBGC or any other Person under Section 4041 or 4042, as applicable, of ERISA to terminate a Plan, (ii) the occurrence of a Reportable Event which is a basis under Section 4042 of ERISA for PBGC to institute steps to terminate a Plan, (iii) the occurrence of a contribution failure with respect to a Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (iv) the withdrawal by Borrower or any ERISA Affiliate from a Plan as to which it is a substantial

23

employer under Sections 4062(e) and 4063 of ERISA or (v) the withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan under Section 4203 or 4205 of ERISA.
     “Termination Value” means on any date in respect of any Interest Expense Hedging Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Expense Hedging Agreement, (a) if such Hedging Agreement has been terminated as of such date, an amount equal to the termination value determined in accordance with such Interest Expense Hedging Agreement and (b) if such Hedging Agreement has not been terminated as of such date, an amount equal to the mark-to-market value for such Interest Expense Hedging Agreement, which mark-to-market value shall be determined by reference to one or more mid-market or other readily available quotations provided by any recognized dealer (including any Lender or an Affiliate of any Lender) of such Interest Expense Hedging Agreement.
     “Transactions” means shall mean the execution, delivery and performance by Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Collateral Agent, the borrowing of Loans, the use of the proceeds thereof, the repayment of the Prepetition Facility, and the request for and issuance of Letters of Credit hereunder.
     “Transferee” has the meaning assigned in Section 9.04(c).
     “Type” means, as to any Loan, its nature as a Reference Rate Loan or a Eurodollar Rate Loan.
     “Unrestricted Subsidiary” means (i) any Subsidiary of Borrower that exists on the Closing Date and is so designated as an Unrestricted Subsidiary on Schedule 1.01(b), (ii) any subsidiary of Borrower that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower, as provided below), and (iii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of Borrower (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither Borrower nor any of its Subsidiaries provides guarantees or other credit support for Debt or other obligations of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt or obligations), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Indebtedness, (c) any Investment by Borrower in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions described under Section 7.01 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with Borrower or any other Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed an Investment, and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of Borrower which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative

24

Agent a resolution of the Board of Directors of Borrower giving effect to such designation and an officer’s certificate certifying that such designation complies with the foregoing conditions and any Investment by Borrower in such Unrestricted Subsidiary shall be deemed the making of an Investment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided (i) that, if such Unrestricted Subsidiary has any Debt, immediately after giving effect to such designation, no Default or Event of Default would result, and (ii) that all Debt of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.
     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Debt of such Unrestricted Subsidiary (a) as to which neither Borrower nor any Subsidiary is directly or indirectly liable (by virtue of Borrower or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of Borrower or any Subsidiary to declare, a default on such Debt of Borrower or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.
     “Voting Stock” means any class or classes of Capital Stock of Borrower pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Borrower.
     Section 1.02 Financial Standards. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires or if it has otherwise been indicated herein, in accordance with GAAP. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Securities and Exchange Commission, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes result in a change in the method of calculation, or affect the results of such calculation, of any of the financial covenants and the definitions relating to such financial covenants, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants or terms in accordance with Section 10.06 hereof so as to equitably reflect such changes, with the desired result that the criteria for evaluating Borrower’s financial condition and results of operations shall be the same after such changes as if such changes had not been made. Notwithstanding anything to the contrary in the foregoing, the definitions set forth in the Credit Documents and any financial calculations required by the Credit Documents shall be computed to exclude (a) the application of FAS 150 with respect to the accounting treatment of any preferred stock issued by Borrower and (b) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under FAS 133).
     Section 1.03 Interpretation. References to Exhibits and Schedules are to those to this Agreement, unless otherwise indicated. References to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all amendments, supplements and other modifications to such instruments, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of this

25

Agreement; and references to Persons include their respective permitted successors and assigns and, in the case of governmental authorities, Persons succeeding to their respective functions and capacities. The terms “knowledge”, “aware” or words of similar import shall mean, when used in reference to Borrower or the Guarantors, the actual knowledge of any Responsible Officer.
ARTICLE II
THE CREDIT
     Section 2.01 The Revolving Credit. (a) From time to time during the Revolving Credit Commitment Period and subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to Borrower sums at any one time outstanding not in excess of an aggregate amount equal to such Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Commitment Amount (as to each Lender, its “Revolving Credit Commitment”), provided, that no Lender shall make any Loan if, after giving effect to such Revolving Loan, the aggregate outstanding principal amount of all Revolving Loans plus the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate amount of all unreimbursed drawings under Letters of Credit would exceed the Revolving Credit Commitment Amount.
          (b) The Revolving Credit is a revolving credit and Borrower may, prior to the Revolving Credit Termination Date, borrow, repay and reborrow amounts repaid up to the maximum amount available under Section 2.01(a) (without penalty or premium), subject to the reductions required by Section 2.13 hereof and the reductions permitted by Section 2.11 hereof.
          (c) The Revolving Credit may from time to time consist of (i) Eurodollar Rate Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to the Revolving Credit Agent in accordance with Section 2.02.
     Section 2.02 Requests for Revolving Loans. (a) Each Revolving Loan shall be made upon the request of Borrower received by Revolving Credit Agent by 1:00 p.m., New York time, on the Borrowing Date therefor in the case of Reference Rate Loans and three (3) Banking Days prior to the Borrowing Date therefor in the case of Eurodollar Rate Loans, specifying: (i) the Borrowing Date for such Revolving Loan, which shall be a Banking Day; (ii) the amount of such Revolving Loan; (iii) whether the Revolving Loan is to be of Reference Rate Loans, Eurodollar Rate Loans or a combination thereof; (iv) if the Revolving Loan is to consist entirely or partly of Eurodollar Rate Loans, the amount of such Eurodollar Rate Loans and the length of the initial Interest Period therefor; and (v) the account of Borrower with the Revolving Credit Agent for the deposit of the proceeds of such Revolving Loan. Notwithstanding the foregoing, all Revolving Loans to be made on the Closing Date shall be Reference Rate Loans.
          (b) Each request for a Revolving Loan may be made in writing or by telephone or electronic transmission (subject to Section 9.01), provided, however, that any such telephonic request shall be confirmed immediately by telecopier and also in writing delivered to

26

the Revolving Credit Agent by Borrower not more than three (3) Banking Days after the date such telephonic request is made, provided, however, that telephonic requests shall be subject to the indemnity provisions set forth in Section 9.07 hereof.
          (c) Upon receipt of such borrowing request, the Revolving Credit Agent shall promptly notify Lenders thereof.
          (d) Each Reference Rate Loan hereunder shall be in the minimum aggregate amount of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if the excess of the Revolving Credit Commitments then in effect over the aggregate principal amount of all Revolving Loans then outstanding is less than $1,000,000, such lesser amount). Each Eurodollar Rate Loan shall be in the minimum aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof.
          (e) Each Revolving Loan shall be made on a pro rata basis by all Lenders having Revolving Credit Commitments, and each Lender’s portion of each Revolving Loan shall be equal to its Commitment Percentage of such Revolving Loan.
     Section 2.03 Term Loan Facility. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a term loan (a “Term Loan”) to Borrower on the Closing Date in an amount equal to such Lender’s Term Loan Commitment Percentage of the Term Loan Commitment Amount (as to each Lender, its “Term Loan Commitment”). Amounts of Term Loans repaid or prepaid may not be reborrowed.
          (b) The Term Loans may from time to time consist of (i) Eurodollar Rate Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to the Administrative Agent in accordance with Section 2.07.
     Section 2.04 [Reserved].
     Section 2.05 Repayment of Term Loans. Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the Termination Date.
     Section 2.06 Lending Branch and Evidence of Credit. (a) Borrower hereby unconditionally promises to pay to the applicable Loan Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan made by such Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VIII) and (ii) the then unpaid principal amount of each Term Loan made by such Lender in accordance with Section 2.05. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08.

27

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent shall maintain the Register pursuant to Section 9.04(e), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Term Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from Borrower and each Term Lender’s share thereof.
          (d) The Revolving Credit Agent shall maintain the Revolving Credit Register pursuant to Section 9.04(e), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Revolving Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Revolving Credit Agent hereunder from Borrower and each Revolving Credit Lender’s share thereof.
          (e) The entries made in the Register and the Revolving Credit Register and the accounts of each Lender maintained pursuant to Sections 2.06(c) and (d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of (i) any Lender or the Administrative Agent to maintain the Register or any such account or (ii) any Lender or the Revolving Credit Agent to maintain the Revolving Credit Register or any such account, or, as the case may be, any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to Borrower by such Lender in accordance with the terms of this Agreement.
          (f) Borrower agrees that, upon the request of either Loan Agent at the request of any Lender, Borrower will promptly execute and deliver to such Lender (i) a Revolving Note with appropriate insertions as to date and principal amount, and/or (ii) a Term Note for each Term Loan Facility with appropriate insertions as to date and principal amount.
          (g) Each Lender’s proportionate interest in each Loan and each payment to such Lender under this Agreement and the Notes shall be made for the account of such Lender’s Lending Branch.
     Section 2.07 Conversion and Continuation Options. (a) Borrower may elect from time to time to convert Eurodollar Rate Loans to Reference Rate Loans by giving the applicable Loan Agent at least two Banking Days’ prior notice of such election, provided that

28

any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Reference Rate Loans to Eurodollar Rate Loans by giving the applicable Loan Agent at least three Banking Days’ prior notice of such election. Any such notice of conversion to Eurodollar Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the applicable Loan Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Rate Loans or Reference Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing and the Majority Lenders have provided notice to Borrowers that such a conversion is not appropriate.
          (b) Any Eurodollar Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower’s giving notice to the applicable Loan Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing and the Majority Lenders have provided notice to Borrower that such a continuation of a Eurodollar Rate Loan is not appropriate, and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Reference Rate Loans on the last day of such then expiring Interest Period.
     Section 2.08 Computation of and Payment of Interest. (a) From and including the relevant Borrowing Date to the payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), the outstanding principal balance of each Loan hereunder, subject to Section 2.08(d) hereof, shall bear interest until paid in full at a rate per annum equal to:
               (i) with respect to Reference Rate Loans, at the Reference Rate for each day plus the Applicable Margin; and
               (ii) with respect to Eurodollar Rate Loans, for each day during an Interest Period therefor, at the Eurodollar Rate for such day plus the Applicable Margin.
          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.12 or 2.13 (except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) for the portion of the Loans so prepaid and upon payment (including prepayment, except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on written demand.

29

          (c) Interest on Reference Rate Loans calculated on the basis of the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be; otherwise, interest and fees payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days, in each case for actual days elapsed, including the first day and excluding the last day.
          (d) During the period (i) from and including the stated due date for payment of any amount under this Agreement or the date of acceleration of any amount pursuant to Article VIII which Borrower fails to pay on such due date or date of acceleration and (ii) to but excluding the date on which such amount is paid in full, Borrower shall, upon written demand from either the Administrative Agent or the Majority Lenders and to the extent permitted by applicable law, pay interest on such unpaid amount at a rate per annum equal to (A) in the case of overdue principal of any Loan, the sum of the rate of interest otherwise applicable to such unpaid amount plus 2% or (B) in the case of any other overdue interest or fees due hereunder, the Reference Rate plus the Applicable Margin plus 2%; provided, however, that upon the occurrence and during the continuation of an Event of Default under Section 8.01, the entire principal amount of the Loans outstanding hereunder and under the Notes shall bear interest as provided in this Section 2.08(d). Interest under this Section 2.08(d) shall be computed on the basis of a three hundred sixty (360) day year and actual days elapsed.
          (e) Each determination of an interest rate by the applicable Loan Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. The applicable Loan Agent shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by the applicable Loan Agent in determining any interest rate pursuant to Section 2.08(a).
          (f) If, after the Closing Date, but prior to the first day of any Interest Period:
               (i) Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
               (ii) Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Rate

30

Loans requested to be made on the first day of such Interest Period may be withdrawn by Borrower or shall be made as Reference Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall be converted to or continued as Reference Rate Loans and (z) any outstanding Eurodollar Rate Loans shall be converted, on the first day of such requested Interest Period, to Reference Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Loans to Eurodollar Rate Loans. The Administrative Agent shall give telecopy or telephonic notice of such withdrawal to Borrower and the Lenders as soon as practicable thereafter.
     Section 2.09 Payment of Loans. Borrower shall repay the outstanding amount of (a) all Revolving Loans on the Revolving Credit Termination Date and (b) all Term Loans on the Termination Date.
     Section 2.10 Payments. (a) Each payment to Borrower hereunder, and each payment of principal, interest and other sums due from Borrower under this Agreement shall be made in immediately available funds at the applicable Loan Agent’s address for payments indicated on the signature page of this Agreement.
          (b) Each Lender agrees that upon receipt of notice from either Loan Agent, it will make the funds which it is to Loan hereunder available to such Loan Agent at such Loan Agent’s address for payments indicated on the signature page of this Agreement not later than 1:00 p.m., New York time, on the date of disbursement, and such Agent will thereupon Loan to Borrower the amount so received from Lenders.
          (c) Payment of all sums under this Agreement shall be made by Borrower to the applicable Loan Agent for the account of Lenders, and the applicable Loan Agent shall promptly distribute to each Lender its share of such payments by wire transfer of immediately available funds. Each payment by Borrower shall be made without setoff, deduction or counterclaim not later than 3:00 p.m., New York time, on the day such payment is due. All sums received after such time shall be deemed received on the next Banking Day and such extension of time shall be included in the computation of payment of interest, fees or other sums, as the case may be.
          (d) Unless the applicable Loan Agent shall have been notified by telephone (confirmed in writing), by any Lender prior to a Borrowing Date, that such Lender will not make available to the applicable Loan Agent the amount which would constitute its applicable Commitment Percentage of the Loans to be made on such date, the applicable Loan Agent may assume that such Lender has made such amount available to the applicable Loan Agent and, in reliance thereon, may (but shall not be required to) make available to Borrower a corresponding amount. If such Lender makes its applicable Commitment Percentage of an Loan available to the applicable Loan Agent after a borrowing date, such Lender shall pay to the applicable Loan Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate from and including the borrowing date to but excluding the date the applicable Commitment Percentage of such Loan was made available to the applicable Loan

31

Agent (the “Out of Funds Period”) multiplied by (ii) an amount equal to its applicable Commitment Percentage of such Loan multiplied by (iii) the quotient of the number of days in the Out of Funds Period divided by 365 or 366, as the case may be. A certificate from the applicable Loan Agent submitted to any Lender with respect to any amounts owing under this paragraph (d) shall be conclusive in the absence of manifest error. If any Lender’s applicable Commitment Percentage of an Loan is not in fact made available to the applicable Loan Agent by such Lender within one (1) Banking Day after a Borrowing Date, the applicable Loan Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans hereunder, on demand from Borrower, without prejudice to the applicable Loan Agent’s and Borrower’s rights against such Defaulting Lender.
          (e) Unless the applicable Loan Agent shall have been notified by telephone (confirmed in writing), by Borrower, prior to any date on which a payment is due hereunder, that Borrower will not make the required payment on such date, the applicable Loan Agent may assume that Borrower will make such payment to the applicable Loan Agent and, in reliance upon such assumption, may (but shall not be required to) make available to each Lender the amount due to it on such date. If such amount is not in fact paid to the applicable Loan Agent by Borrower within one (1) Banking Day after such payment is due, the applicable Loan Agent shall be entitled to recover from each Lender the amount paid to it by the applicable Loan Agent, together with interest thereon in the amount equal to the product of (i) the daily average Federal Funds Rate from and including the payment date to but excluding the date the payment was made available to the applicable Loan Agent (the “Out of Funds Interval”) multiplied by (ii) an amount equal to the amount received by such Lender multiplied by (iii) the quotient of the number of days in the Out of Funds Interval divided by 365 or 366, as the case may be. A certificate from the applicable Loan Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive in the absence of manifest error.
     Section 2.11 Optional Termination or Reduction of Commitment Amounts. Borrower shall have the right, upon not less than three (3) Banking Days’ notice to the Revolving Credit Agent, to terminate the Revolving Credit Commitments and the L/C Commitments or, from time to time, to reduce the Revolving Credit Commitment Amount. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitment Amount then in effect; provided, however, that the Revolving Credit Commitment Amount may not at any time be reduced (after giving effect to any prepayments made on the date of such reduction pursuant to Section 2.13(b)) below the sum of (i) the principal amount of the outstanding Revolving Loans, (ii) the undrawn amount of all outstanding Letters of Credit and (iii) the aggregate amount of all unreimbursed drawings under Letters of Credit on the date of reduction or termination. Any Revolving Credit Commitment Reduction pursuant to this Section 2.11 shall be permanent.
     Section 2.12 Optional Prepayments. Upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the applicable Loan Agent not later than 1:00 p.m., New York City time, on the date thereof, Borrower may at any time prepay any Reference Rate Loan in full or in part, without premium or penalty, in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if the outstanding principal amount of all Reference Rate Loans is less than $1,000,000, such lesser amount).

32

Upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the applicable Loan Agent not later than 1:00 p.m., New York time, received at least one (1) Banking Day prior to the date of prepayment, which notice shall specify the date and amount of prepayment and the amount of Eurodollar Rate Loans being prepaid, Borrower may on the last day of any Interest Period with respect thereto prepay any Eurodollar Rate Loan in full or in part, without premium or penalty (other than costs required to be paid pursuant to Section 2.17(d)), in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such prepayment of Revolving Loans made pursuant to this Section 2.12 may be reborrowed subject to the terms and conditions of this Agreement. Prepayments of Term Loans may not be reborrowed. Any prepayments of Revolving Loans or Term Loans, as the case may be, made pursuant to this Section 2.12 shall be applied first to Reference Rate Loans then outstanding and then to Eurodollar Rate Loans then outstanding, subject to Section 2.17(d). Any prepayments of Term Loans made pursuant to this Section 2.12 shall be applied to Term Loans ratably and to the remaining installments of each thereof in direct order of maturity.
     Section 2.13 Mandatory Prepayments. (a) Within ten (10) days of the date of receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds, subject to Section 2.20 and other than costs required to be paid pursuant to Section 2.17(d), first, to make a mandatory prepayment of the Term Loans, and second, to make a mandatory prepayment of the outstanding Revolving Loans or, to the extent that at such time no Revolving Loans are outstanding, to cash collateralize any outstanding Letters of Credit, in an amount equal to 100% of such Net Cash Proceeds.
          (b) If at any time (A) the sum of the aggregate principal amount of the outstanding Revolving Loans plus the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all unreimbursed drawings under Letters of Credit shall exceed (B) the Revolving Credit Commitment Amount, Borrower shall, without demand or notice, prepay Revolving Loans or cash collateralize or replace Letters of Credit in such amount as may be necessary to eliminate such excess, and Borrower shall take such action on the Banking Day on which Borrower learns or is notified of the excess, if Borrower so learns or is so notified prior to 1:00 p.m. (New York City time) on such day, and otherwise on the immediately succeeding Banking Day. Notwithstanding any contrary provision contained herein, the prepayment of any Loan or cash collateralization or replacement of any Letter of Credit hereunder (except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) shall be accompanied by the payment of accrued interest on the amount prepaid to the date of payment.
          (c) Any prepayments made pursuant to this Section 2.13 shall be applied first to Reference Rate Loans to the extent then outstanding and then to Eurodollar Rate Loans to the extent then outstanding, subject to Section 2.17(d). Any prepayments of Term Loans pursuant to this Section 2.13 shall be applied to the Term Loans ratably and to the installments of each thereof in direct order of maturity and may not be reborrowed.
     Section 2.14 Fees. Borrower shall pay to the applicable Loan Agent for the ratable benefit of each relevant Lender (except as otherwise provided):

33

          (a) in respect of each Letter of Credit, (i) a commission on the maximum face amount available for drawing under such Letter of Credit, calculated at the rate per annum equal to the rate applicable to Letter of Credit fees (as set forth under the definition of Applicable Margin in Section 1.01) minus one-fourth percent (1/4%), computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection), and payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) on the last Banking Day of each March, June, September and December after the issuance of such Letter of Credit and on the Revolving Credit Termination Date;
               (ii) a fronting fee in an amount equal to one-fourth percent (1/4%) of the face amount of such Letter of Credit, computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection), and payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) on the last Banking Day of each March, June, September and December after the issuance of such Letter of Credit and on the Revolving Credit Termination Date; provided that such fee shall be for the Issuing Lender’s sole account;
               (iii) all customary and reasonable costs and out-of-pocket expenses as are incurred or charged by the Issuing Lender in negotiating, issuing, effecting payment under, amending or otherwise administering any Letter of Credit, provided that payment of such costs and expenses shall be for the Issuing Lender’s sole account;
          (b) a commitment fee, at the rate per annum equal to 0.50%, on the difference between (i) the average daily Revolving Credit Commitment Amount, and (ii) the average daily principal amount of the outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit. The commitment fees under this Section 2.14(b) shall be payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) payable on the last Banking Day of each March, June, September and December and on the Revolving Credit Termination Date; and
          (c) all other fees not set forth in this Section 2.14, but set forth in the DIP and Exit Credit Facility Fee Letter in the amounts, and at the times, provided therein.
     Section 2.15 Agency Fees. Borrower agrees to pay to the Agents the fees in the amounts and on the dates as set forth in any fee agreements with the Agents and to perform any other obligations contained therein.

34

     Section 2.16 Taxes.
          (a) All payments or reimbursements under this Agreement and any instrument or agreement required hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,
               (i) in the case of each Lender and each Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof,
               (ii) in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Lending Branch or any political subdivision thereof, and
               (iii) in the case of each Lender that is not a U.S. person as defined in Section 7701(a)(30) of the Code (“Non-U.S. Lender”), United States federal withholding taxes that are (x) attributable to such Bank’s failure to comply with the requirements of Section 2.16(d), (y) imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, or (z) imposed other than as a result of a change in treaty, law or regulation or the application or interpretation thereof, except in the case of (x) or (y), to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Borrower with respect to such taxes.
(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If Borrower or any Loan Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or any Loan Agent,
               (i) the sum payable by Borrower shall be increased as may be necessary so that after Borrower or the applicable Loan Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or such Loan Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
               (ii) Borrower or the applicable Loan Agent shall make such deductions and

35

               (iii) Borrower or the applicable Loan Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by Borrower or by any Loan Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).
          (c) Borrower will indemnify each Lender and each Loan Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or such Loan Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or such Loan Agent (as the case may be) makes written demand therefor. Any such demand shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall provide reasonably acceptable evidence of payment of such Tax or Other Tax.
          (d) Each Non-U.S. Lender shall deliver to Borrower and each Loan Agent two copies of either U.S. Internal Revenue Service Form W-8 BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.16(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(d) that such Non-U.S. Lender is not legally able to deliver.
          (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Branch if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.

36

          (f) If Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes of Other Taxes for which additional amounts have been paid under this Section 2.16, the relevant Lender, Loan Agent or Issuing Lender shall cooperate with Borrower in challenging such Indemnified Taxes or Other Taxes, at Borrower’s sole expense, if so requested by Borrower in writing.
          (g) If a Loan Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the applicable Loan Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of the applicable Loan Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Paying Agent or such Lender in the event the Paying Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.
          (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.16 shall survive the payment in full of principal and interest under this Agreement and the Notes and all other Obligations under this Agreement.
     Section 2.17 Increased Costs; Illegality; Indemnity. (a)Borrower shall reimburse or compensate each Lender, within 30 days of written demand (including documentation reasonably supporting such request) by such Lender, for all costs incurred, actual losses suffered (other than lost profit) or payments made by such Lender which are applied or allocated by such Lender to the Credit (all as determined by such Lender in its reasonable discretion) by reason of:
               (i) any Lender’s being subject to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made by it, or change in the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lender) after the closing date;
               (ii) the imposition, modification or holding applicable of any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans, loans or other extensions of credit by, or any other acquisition of funds by, any office of

37

such Lender which is not otherwise included in the determination of the Eurodollar Rate after the Closing Date; or
               (iii) compliance by such Lender with any direction, requirement or request from any regulatory authority, whether or not having the force of law coming into effect after the Closing Date.
          (b) Any Lender seeking (i) reimbursement from Borrower for the costs incurred, losses suffered or payments made as described in subsection (a) of this Section 2.17, or (ii) payment from Borrower under Section 2.18 hereof, may recover such sums from Borrower by delivering to Borrower a statement setting forth the amount owed to such Lender and showing how such calculation was made, signed by a duly authorized officer of such Lender, which statement shall be conclusive evidence of the amount owed absent manifest error; provided, however, that (A) reimbursement or payment under this subsection (b) shall not be demanded by any Lender for the period prior to the Closing Date, and (B) each Lender shall notify Borrower as promptly as practicable of any event occurring after the date of this Agreement that would entitle such Lender to reimbursement or payment under this subsection (b).
          (c) Notwithstanding any other provision herein, if the adoption of or any change in any requirement of law or in the interpretation or application thereof after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (A) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be cancelled and (B) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall if required by law, be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to paragraph (d) below.
          (d) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss (other than lost profits) or out-of-pocket expense which such Lender may sustain or incur as a consequence of (A) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (B) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (C) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (D) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts payable pursuant to this Section submitted to Borrower by any Lender shall be conclusive in the absence of manifest error. The

38

covenants contained in Subsections (b) and (d) of this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
          (e) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that no Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.17 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies such Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 2.18 Capital Adequacy. If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Branch or any corporation controlling such Lender) with any direction, requirement or request regarding capital adequacy (whether or not having the force of law) of any such authority, central Lender or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender’s policies with respect to capital adequacy and such Lender’s targeted return on capital) determines that the amount of such capital is increased or required to be increased as a consequence of such Lender’s obligations under this Agreement, then, within 30 days of written demand including documentation reasonably supporting such request by such Lender, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.
     Section 2.19 Letters of Credit. (a) The Letters of Credit. (i) From time to time during the Revolving Credit Commitment Period, each Issuing Lender agrees on the terms and conditions set forth herein to issue Letters of Credit for the account of Borrower; provided, that no Issuing Lender shall issue any Letter of Credit if after giving effect to such issuance, the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate amount of all unreimbursed drawings under Letters of Credit would exceed the L/C Commitment Amount; provided, further, that no Issuing Lender shall issue any Letters of Credit if, after giving effect to such issuance, the sum of the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate outstanding principal amount of all Revolving Loans plus the aggregate amount of unreimbursed drawings under Letters of Credit would exceed the Revolving Credit Commitment Amount.
               (ii) No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

39

               (A) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any legal requirement applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender on the Closing Date and which such Issuing Lender in good faith deems material to it; or
               (B) such Issuing Lender has received notice from the Revolving Credit Agent, or from the Revolving Credit Agent at the request of any Lender, on or prior to the Banking Day immediately prior to the requested date of issuance of such Letter of Credit that one or more of the conditions contained in Section 4.02 is not then satisfied; or
               (C) such requested Letter of Credit has an expiration date which is after the Revolving Credit Termination Date, unless arrangements reasonably satisfactory to the Issuing Lender have been made for cash collateralization, return or backstop letter of credit for such Letter of Credit on or prior to the Revolving Credit Termination Date.
               (iii) Subject to Section 2.19(g), Letters of Credit with a one-year tenor may be by their terms automatically renewable (such automatically renewable Letters of Credit hereby referred to as “Renewable Letters of Credit”) for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) of the preceding paragraph (a)(ii)(C), as such date is determined at the time of such renewal or extension). The Issuing Lender shall notify all beneficiaries of Renewable Letters of Credit that such Letters of Credit shall not be renewed or extended unless the Revolving Credit Agent and the Issuing Lender shall have received the request from Borrower required under Section 2.19(g) and all conditions precedent to the issuance of Letters of Credit set forth in Section 4.02 are satisfied (or waived) at the time of such renewal or extension (which time, for purposes of this Section and Section 4.02, shall be deemed to be the time of such renewal or extension and not the expiry date of such Letters of Credit).

40

          (b) Issuance of Letters of Credit.
               (i) Each Letter of Credit shall be issued upon the irrevocable written request of Borrower, received by the Revolving Credit Agent and the Issuing Lender at least seven (7) days (or such shorter time as the Revolving Credit Agent may agree in a particular instance) prior to the proposed date of issuance. Each Letter of Credit outstanding under the DIP Credit Agreement which survives the Closing Date shall be deemed to be reissued under this Agreement on the Closing Date as set forth on Schedule 2.19(b).
               (ii) Each request for issuance of a Letter of Credit shall be by telecopy, confirmed immediately in writing, on the form specified by the Issuing Lender as being its then customary form for letter of credit applications and shall specify: (A) the proposed date of issuance (which shall be a Banking Day); (B) the face amount of the Letter of Credit; (C) the date of expiration of the Letter of Credit; (D) the purpose of such Letter of Credit, (E) the name and address of the beneficiary thereof; (F) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and (G) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; provided that in the event that the form specified by the Issuing Lender conflicts with any provisions of this Agreement, the provisions in this Agreement shall govern.
               (iii) No Letter of Credit shall be issued (or renewed or extended) if such Letter of Credit would thereupon have an expiration date which is after the date of the Revolving Credit Termination Date, unless arrangements reasonably satisfactory to the Issuing Lender have been made for cash collateralization, return or backstop letter of credit for such Letter of Credit on or prior to the Revolving Credit Termination Date.
               (iv) Unless an Issuing Lender has received notice on or before the Banking Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit (A) from the Revolving Credit Agent directing such Issuing Lender not to issue such Letter of Credit because the amount specified in Section 2.19(a)(i) would be exceeded and/or (B) from any Lender that one or more conditions specified in Section 4.02 are not then satisfied (or waived), then subject to the terms and conditions of this Section 2.19 and provided that the applicable conditions set forth in Section 4.02 hereof have been satisfied, such Issuing Lender shall, subject to paragraph (a)(ii), on the requested date, issue a Letter of Credit for the account of Borrower in accordance with the Issuing Lender’s usual and customary business practices. Prior to issuing any Letter of Credit, the Issuing Lender of such Letter of Credit will consult with the Revolving Credit Agent to confirm that the amount specified in Section 2.19(a)(i)

41

would not be exceeded, and that the conditions specified in Section 4.02 have been satisfied.
               (v) Promptly after issuance of each Letter of Credit, the Issuing Lender shall deliver to Borrower and the Revolving Credit Agent a copy of such Letter of Credit. The Revolving Credit Agent shall promptly deliver a copy thereof to each other Lender. Each Letter of Credit shall provide that, except as otherwise determined in the sole discretion of the Issuing Lender, payment thereunder shall not be made earlier than two (2) Banking Days after receipt of any requisite documents demanding such payment.
               (vi) All Letters of Credit shall be issued only in Dollars.
          (c) Participations, Drawings and Reimbursements.
               (i) Immediately upon the issuance of each Letter of Credit, each Lender (other than the Issuing Lender) shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a percentage equal to the Revolving Credit Commitment Percentage of such Lender. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH SUCH LENDER ACKNOWLEDGES AND AGREES THAT LETTERS OF CREDIT MAY BE ISSUED WITH EXPIRATION DATES AFTER THE REVOLVING CREDIT TERMINATION DATE. EACH SUCH LENDER ACKNOWLEDGES AND IRREVOCABLY AGREES THAT ITS PARTICIPATING INTEREST APPLIES TO SUCH LETTERS OF CREDIT BOTH BEFORE AND AFTER THE REVOLVING CREDIT TERMINATION DATE INCLUDING, WITHOUT LIMITATION, DURING THE PERIOD FOLLOWING THE REVOLVING CREDIT TERMINATION DATE.
               (ii) Borrower shall reimburse the Revolving Credit Agent for the full amount of any drawing under the Letter of Credit on the Banking Day immediately succeeding the date such drawing is honored by the Issuing Lender. Borrower shall pay interest to the Issuing Lender from the date such drawing is honored by the Issuing Lender to the Banking Day immediately succeeding such date at a rate equal to the Reference Rate plus the Applicable Margin. In the event Borrower shall fail to reimburse the Revolving Credit Agent for the full amount of any drawing on the Banking Day immediately succeeding the date such drawing is honored by the Issuing Lender under any Letter of Credit, the Issuing Lender shall promptly notify the Revolving Credit Agent and the Revolving Credit Agent shall as promptly as possible notify each Lender with a Revolving Credit Commitment thereof and Borrower shall be deemed to have requested that a Reference Rate Loan be made by the Lenders with a Revolving Credit

42

Commitment to be disbursed on the date of payment by the Issuing Lender under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment Amount on such date and subject to the conditions set forth in Section 4.02. Any notice given by the Issuing Lender or the Revolving Credit Agent pursuant hereto may be oral if immediately confirmed in writing (including telecopy or telex); provided that the lack of such an immediate confirmation shall not affect the conclusiveness and binding effect of such notice. The proceeds of such Revolving Loans shall be paid to the Revolving Credit Agent which will, in turn, disburse such proceeds to the Issuing Lender as reimbursement for such drawings.
               (iii) Any unreimbursed Letter of Credit drawing which shall not be converted into a Revolving Loan pursuant to Section 2.19(c)(ii) in whole or in part because such conversion would have caused the Revolving Credit Commitment Amount to be exceeded or because of Borrower’s failure to satisfy (without waiver) the conditions set forth in Section 4.02, shall become due and payable on the Banking Day immediately succeeding the date such drawing is paid by the Issuing Lender. The Revolving Credit Agent shall promptly notify Borrower and Lenders with a Revolving Credit Commitment of the occurrence of any unreimbursed drawing under a Letter of Credit. Any such unreimbursed drawing shall bear interest at a rate per annum equal to the Reference Rate plus the sum of the Applicable Margin and 2%.
               (iv) Each Lender will, promptly upon receipt of notice of an unreimbursed drawing under a Letter of Credit pursuant to Section 2.19(c)(iii), make available to the Revolving Credit Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Revolving Credit Commitment Percentage of the amount of such unreimbursed drawing. If any Lender so notified shall fail to make available to the Revolving Credit Agent for the account of the Issuing Lender the amount of its Revolving Credit Commitment Percentage of any such unreimbursed drawing on the date the relevant Letter of Credit drawing was honored by the Issuing Lender (the “Participation Date”), then interest shall accrue on such Lender’s obligation to make such payment, (i) from the Participation Date to but not including the second Banking Day after the Participation Date at a rate per annum equal to the Federal Funds Rate, and (ii) from the second Banking Day after the Participation Date at the same rate specified in Section 2.08(a) for Reference Rate Loans. The Revolving Credit Agent will as promptly as practicable (but in no event later than two (2) Banking Days after the occurrence thereof) give notice of the occurrence of the Participation Date, but failure of the Revolving Credit Agent to give any such notice on the Participation Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.19(c)(iv).

43

               (v) The obligation of each Lender to provide the Revolving Credit Agent with such Lender’s Revolving Credit Commitment Percentage of the amount of any payment or disbursement made by any Issuing Lender under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against such Issuing Lender (or any other Lender), including, without limitation, that the Revolving Credit Termination Date has occurred after, on or prior to the date of such payment or disbursement, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that Lenders shall not be obligated to reimburse such Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuing Lender or any of its officers, employees or agents. Further, each Lender agrees to perform its obligations under Section 2.19(c)(iv) despite the occurrence of the Revolving Credit Termination Date, a Default or an Event of Default or any inability of Borrower to require such Lender to fulfill its other obligations hereunder including, without limitation, any inability resulting from the operation of Bankruptcy Code § 365(c)(2) (11 U.S.C. § 365(c)(2)) or otherwise.
          (d) Repayment of Participations.
               (i) Upon and only upon receipt by the Revolving Credit Agent for the account of the Issuing Lender of funds from Borrower,
                 (A) in reimbursement of any payment made under a Letter of Credit with respect to which any Lender has theretofore paid the Revolving Credit Agent for the account of the Issuing Lender for such Lender’s participation in the Letter of Credit pursuant to Section 2.19(c)(iv); or
               (B) in payment of interest thereon;
the Revolving Credit Agent will pay to each Lender which has funded its participating interest therein, in the same funds as those received by the Revolving Credit Agent for the account of the Issuing Lender, such Lender’s Revolving Credit Commitment Percentage of such funds.
               (ii) If the Revolving Credit Agent or the Issuing Lender is required at any time to return to Borrower or to a trustee, receiver, liquidator,

44

custodian or other similar official any portion of the payments made by Borrower to the Revolving Credit Agent for the account of the Issuing Lender pursuant to paragraph (i) in reimbursement of payment made under the Letter of Credit or interest thereon, each Lender shall, on demand of the Revolving Credit Agent, forthwith return to the Revolving Credit Agent or the Issuing Lender its Revolving Credit Commitment Percentage of any amounts so returned by the Revolving Credit Agent or the Issuing Lender plus interest thereon from the date such demand is made to but not including the date such amounts are returned by such Lender to the Revolving Credit Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate.
          (e) Role of Issuing Lender. (i) Each Issuing Lender will exercise and give the same care and attention to any Letter of Credit as it gives to its other letters of credit and similar obligations.
          (ii) Each Lender participating in a Letter of Credit agrees that, in paying any drawing under any Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than the sight draft and certificates required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Neither the Issuing Lender nor any of its representatives, officers, employees or agents shall be liable to any Lender for:
          (A) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders;
          (B) any action taken or omitted in the absence of gross negligence or willful misconduct; or
          (C) the execution, effectiveness, genuineness, validity or enforceability of any Letter of Credit or any other document contemplated hereby or thereby.
          (f) Obligations Absolute. The obligations of Borrower under this Agreement and any other agreements or instrument relating to any Letter of Credit to reimburse each Issuing Lender shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

45

          (A) any lack of validity or enforceability of this Agreement, any Letter of Credit, or any other agreement or instrument relating thereto (collectively, the “L/C Related Documents”);
          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;
          (C) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;
          (D) any statement and other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
          (E) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Collateral Document, for all or any of the obligations of Borrower in respect of any Letter of Credit;
          (F) the occurrence of the Revolving Credit Termination Date at any time prior to, on, or after the date the payment or disbursement by the Issuing Lender giving rise to such reimbursement obligation was made;
          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Guarantor but excluding (i) any

46

action constituting the Issuing Lender’s gross negligence or willful misconduct or (ii) payment or performance; or
          (H) the occurrence of a Default or an Event of Default.
          (g) Requests Regarding Renewals and Extensions of Renewable Letters of Credit. Borrower shall deliver to the Revolving Credit Agent and the applicable Issuing Lender, not earlier than thirty (30) days, and not later than fourteen (14) days, before notice of non-renewal or non-extension is required under the Renewable Letters of Credit issued by such Issuing Lender, a written request for renewal or extension of each Renewable Letter of Credit which Borrower desires to renew or extend. Such request shall specify the required date for notice by the Issuing Lender of non-renewal or non-extension under the Renewable Letters of Credit and include a certification by Borrower that as of the date of such request, no Default or Event of Default shall have occurred and be continuing and all of the representations and warranties contained in this Agreement and the Collateral Documents are true and correct in all material respects, except as to representations and warranties contained in Section 5.09 and which expressly relate to an earlier date and for changes which are contemplated or permitted by this Agreement. No such request shall be made by Borrower which would cause the expiry date of such Renewable Letter of Credit to extend beyond the Revolving Credit Termination Date. For purposes of this Section 2.19(g), valid delivery by Borrower of the required request shall be deemed to have occurred only upon actual receipt of such notice by the Revolving Credit Agent and the Issuing Lender. If Borrower fails to deliver such a notice within such period with respect to such Renewable Letter of Credit, the Issuing Lender of such Renewable Letter of Credit shall deliver appropriate notices of non-extension or non-renewal with respect to such Renewable Letter of Credit.
          (h) Increased Costs. If any change in any requirement of law shall either (i) impose, modify or deem or make applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by any Issuing Lender or against a Lender’s participation in such Letter of Credit or (ii) impose on any Issuing Lender or any Lender participating in such Letter of Credit (a “Participating Lender”) any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to such Issuing Lender of issuing or maintaining any Letter of Credit, or to such Participating Lender of purchasing or maintaining such participating interest in any Letter of Credit (which increase in cost shall be the result of such Issuing Lender’s, or Participating Lender’s, as the case may be, reasonable allocation of the aggregate of such cost increases resulting from such events), then from time to time following notice by such Issuing Lender (or such Participating Lender, as the case may be) to Borrower, Borrower shall pay to such Person, as specified by such Person, additional amounts which shall be sufficient to compensate such Person for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Reference Rate plus the Applicable Margin plus 2% per annum. A certificate submitted by such Issuing

47

Lender or Participating Lender to Borrower concurrently with any such demand by such Person, shall be conclusive, absent manifest error, as to the amount thereof.
          (i) Cash Collateralization. If any Letter of Credit shall remain outstanding on the date the Revolving Credit Termination Date, Borrower shall either (A) deposit in an account with the Revolving Credit Agent, in the name of the Revolving Credit Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the aggregate undrawn amount under all such Letters of Credit as of such date or (B) provide one or more letters of credit from an issuer reasonably satisfactory to Issuing Lender naming the Revolving Credit Agent as beneficiary in a face amount equal to such Letter of Credit which remains outstanding on the Revolving Credit Termination Date. The obligation to deposit such cash collateral or provide such back-to-back letter(s) of credit shall become effective immediately, and such deposit, if applicable, shall become immediately due and payable, without demand or other notice of any kind. Such deposit shall be held by the Revolving Credit Agent as collateral for the payment and performance of the obligations of Borrower hereunder. The Revolving Credit Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which types of investments shall be made at the reasonable discretion of the Revolving Credit Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Revolving Credit Agent to reimburse the Issuing Lender for the amount of any drawing under any such Letter of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower in respect of drawings under such Letters of Credit at such time.
     Section 2.20 Call Protection.
          (a) If for any reason the Term Loans are repaid other than by conversion into the loans under the Exit Credit Agreement or the Alternative Exit Credit Agreement pursuant to Section 10.15(a) or (b), Borrower shall pay to the Lenders concurrently with such repayment an exit fee equal to 1% of the principal amount repaid; and
          (b) If (i) the Term Loans are repaid from any source other than by conversion into the loans under the Alternative Exit Credit Agreement pursuant to Section 10.15(b) (other than by reason of the failure of a condition precedent to such conversion to be satisfied or waived by Majority Lenders (excluding conditions precedent the satisfaction of which are within the control of Borrower)) and (ii) the Consummation of the Plan of Reorganization includes any transaction of any kind with, or any funding or financing of any kind provided by, Harbinger Capital Partners Masters Fund I Ltd. or Liberation Investment Group LLC, or any respective Affiliate thereof, then Borrower shall pay (A) to the Lenders concurrently with such repayment an additional exit fee equal to 2.5% of the original aggregate principal amount of the Term Loan Facility and the Revolving Credit Commitments then in effect (or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of

48

Credit then outstanding) and (B) to the Arranger any unpaid balance of the Alternative Exit Facility Commitment Fee (as defined in the Alternative Exit Credit Facility Fee Letter).
     Section 2.21 Priority and Liens. (a) Superpriority Claims and Liens. Borrower hereby covenants, represents and warrants that, upon entry of the Final Order, the Obligations of Borrower and the Guarantors under the Credit Documents: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute joint and several allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all tangible and intangible property of Borrower and the Guarantors that is not subject to Existing Liens or post-petition Liens permitted hereunder that secure (A) post-petition Capitalized Leases or purchase money financings permitted to be entered into hereunder or (B) obligations not to exceed $4 million, owing to JPMorgan Chase, N.A., in connection with procurement card obligations and the cash management system of the Borrower and the Guarantor (collectively, “Cash Management Obligations”); (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all tangible and intangible property of Borrower and the Guarantors that is subject to Existing Liens and to post-petition Liens permitted hereunder that secure post-petition Capitalized Leases or purchase money financings permitted to be entered into hereunder or Cash Management Obligations, junior to such Existing Liens and the Liens granted in connection with such Cash Management Obligations, Capitalized Leases and purchase money financings; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all of the tangible and intangible property of Borrower and the Guarantors that is subject to existing Liens that secure Borrower’s and the Guarantors’ Debt and other obligations under the Prepetition Facility and any Liens that are junior thereto (but subject to any Existing Liens to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code), including any Liens granted on or after the Filing Date to provide adequate protection in respect of the Prepetition Facility (provided, that notwithstanding anything to the contrary in clauses (a)(ii) to (a)(iv) herein, in no event shall the Obligations be secured by any pledge in excess of 65% of the capital stock of its direct foreign subsidiaries or any of the capital stock or interests of indirect foreign subsidiaries (if adverse tax consequences could result to the Borrower or the Guarantors) or joint ventures interest (if otherwise prohibited or requiring the consent of any third party)); in the case of each of clauses (i) through (iv) subject only to (x) on and after delivery of notice by the applicable Agent to the Borrower that an Event of Default has occurred and the Lenders desire to trigger the Carve-Out (a “Carve-Out Trigger Notice”), the payment of allowed and unpaid professional fees and disbursements incurred by Borrower and the Guarantors, any statutory committees appointed in the Cases, and the adhoc noteholders’ committee, on or after the date of delivery of the Carve-Out Trigger Notice in an aggregate amount not in excess of $5,000,000 plus the amount of unpaid professional fees and expenses incurred by Borrower and Guarantors prior to the date of delivery of the Carve-Out Trigger Notice and (y) the payment of fees pursuant to 28 U.S.C. § 1930 ((x) and (y), together, the “Carve-Out”), provided that, except as otherwise provided in the Final Order, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of Borrower and the Guarantors owing to the lenders, agents or indemnified parties under the Facility or to the collateral securing the Facility. The Lenders agree that so

49

long as no Event of Default shall have occurred and be continuing, Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. § 330 and 11 U.S.C. § 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.
          (b) Real Property. Subject in all respects to the priorities set forth in Section 2.21(a) above and to the Carve-Out, Borrower grants, and shall cause each Guarantor to grant, to the Collateral Agent on behalf of the Secured Creditors a security interest in, and mortgage on, all of the right, title and interest of Borrower and the Guarantors in all real property owned or leased by Borrower or any of the Guarantors, together in each case with all of the right, title and interest of Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. Borrower shall, and shall cause each Guarantor to, acknowledge that, pursuant to the Final Order, the Liens in favor of the Collateral Agent on behalf of the Secured Creditors in all of such real property and leasehold interests shall be perfected without the recordation of any instruments of mortgage or assignment. Borrower agrees, and shall cause each Guarantor to agree, that upon the reasonable request of the Collateral Agent, Borrower and such Guarantor shall promptly enter into separate fee or leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Collateral Agent.
          (c) Set Off. Subject to Article VIII hereof, upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust and tax accounts) at any time held and other indebtedness at any time owing by each such Agent and each such Lender to or for the credit or the account of Borrower or any Guarantor against any and all of the obligations of Borrower or such Guarantor under the Credit Documents, whether or not such obligations are then due. The rights of each Lender and each Agent under this Section 2.21(c) are in addition to other rights and remedies which such they may have upon the occurrence and during the continuance of any Event of Default under the Credit Documents or the Final Order.
          (d) Discharge. Borrower agrees, and shall cause each Guarantor to agree, that (i) its obligations hereunder shall not be discharged by the entry of an order confirming the Plan of Reorganization (and Borrower and each Guarantor, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Final Order and described in Section 2.21(a) and the Liens granted to the Collateral Agent pursuant to the Final Order and the Collateral Documents shall not be affected in any manner by the entry of an order confirming the Plan of Reorganization.

50

ARTICLE III
SECURITY
     Section 3.01 Security.
          (a) Upon entry of the Final Order, as security for the prompt payment and performance of all Secured Obligations of Borrower, Borrower has granted or shall grant, in accordance with the provisions of the Collateral Documents applicable to Borrower and the Final Order, to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of its right, title and interest in and to all of its Collateral. Additionally, upon entry of the Final Order, all Secured Obligations shall be guaranteed by each Guarantor under the Guarantee and Collateral Agreement and all Operating Bank Obligations shall be guaranteed by each Guarantor under the Operating Bank Guaranty, to the extent provided therein, and the obligations of the Guarantors under the Guarantee and Collateral Agreement and the Operating Bank Guaranty shall be secured pursuant to the terms of the Collateral Documents required to be executed and delivered by them hereunder and the Final Order. Upon the effective date of the sale of all of the stock owned by Borrower or any Subsidiary of any Guarantor (other than any sale to another Credit Party), upon the dissolution, liquidation or merger out of existence of any Guarantor in connection with which dissolution, liquidation, or merger, the separate existence of the Guarantor terminates, or the effective date of the sale of all of the assets of any Guarantor (other than any sale to another Credit Party), in each case to the extent permitted hereunder, the Collateral Agent shall promptly release (i) such Guarantor from all obligations under the Guarantee and Collateral Agreement and (ii) any security interests in the Capital Stock of such Guarantor.
          (b) If any assets are acquired by Borrower or any Guarantor after the Closing Date (other than assets constituting Collateral under any Collateral Documents that become subject to the Lien of such Collateral Document upon acquisition thereof without any action of any Lender), Borrower will promptly notify the Collateral Agent and the Administrative Agent thereof in writing and at the Collateral Agent’s request within thirty (30) days of such notice, will cause such assets to be subjected to a Lien securing the Secured Obligations to the extent not excluded from the definition of “Collateral” under the Loan Documents, subject to preexisting Liens on such assets permitted hereunder and other Liens permitted hereunder, and will take, and cause the Guarantors to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in this Section, all at the expense of Borrower and Guarantors; provided that, if such asset is the capital stock of another Person is directly owned by Borrower or any Guarantor and such Person is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding of voting Capital Stock of such Subsidiary.
     Section 3.02 [Reserved.]
     Section 3.03 [Reserved.]

51

     Section 3.04 New Guarantors. Borrower shall cause each Domestic Subsidiary which is hereafter created or acquired (but excluding (i) Unrestricted Subsidiaries, (ii) Lincoln Indemnity Company, (iii) Bally ARA Corporation and (iv) any Subsidiary that is not a Substantial Subsidiary) to promptly execute and deliver a supplement or addendum to each of the Guarantee and Collateral Agreement and the Operating Bank Guaranty within 30 days of acquisition or formation, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Subsidiary shall become a party to such agreements as a Grantor (as defined in the Guarantee and Collateral Agreement) and guarantor, together with such Collateral Documents and other documents, instruments and opinions reasonably requested by the Administrative Agent or the Collateral Agent in order to perfect and protect the Collateral Agent’s security interest in the Collateral granted pursuant to such Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
     Section 3.05 [Reserved].
     Section 3.06 [Reserved].
     Section 3.07 [Reserved].
     Section 3.08 Collateral Agency Agreement. Each Lender authorizes and instructs the Loan Agents and the Collateral Agent to execute and deliver the Collateral Agency Agreement on behalf of such Lender. Each Lender agrees to be bound by and perform the obligations set forth for such Lender in the Collateral Agency Agreement. Each Lender acknowledges and agrees that pursuant to the Collateral Agency Agreement the Secured Obligations are secured by the Collateral under the Collateral Documents an a pari passu basis. Each Lender acknowledges that the Collateral Agent is acting on behalf of the Lenders (and their Affiliates), the Issuing Lenders, the Loan Agents and the Operating Banks.
ARTICLE IV
CONDITIONS PRECEDENT
     Section 4.01 Conditions Precedent to Closing Date. This Agreement shall become effective as of the Closing Date, subject to the satisfaction (or waiver by Majority Lenders) of the conditions precedent that on or prior to the Closing Date:
          (a) Agreement. There shall have been delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, sufficient counterparts of this Agreement, duly executed by an authorized officer of Borrower.
          (b) Guarantee and Collateral Agreement. Borrower and each of the Guarantors shall have duly executed and delivered to the Collateral Agent a Guarantee and Collateral Agreement in substantially the form of Exhibit A, together with all documents,

52

certificates, forms and filing fees that the Collateral Agent may deem necessary to perfect and protect the liens and security interests created under the Guarantee and Collateral Agreement, including, without limitation, financing statements in form and substance reasonably acceptable to the Collateral Agent, as may be required to grant, continue and maintain an enforceable security interest in the Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the Uniform Commercial Code as enacted in all relevant jurisdictions.
          (c) [Reserved].
          (d) [Reserved].
          (e) [Reserved].
          (f) Patriot Act. Each Agent shall have received, at least one (1) Banking Day prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
          (g) Operating Bank Guaranty. Borrower and each applicable Guarantor shall have duly executed and delivered to the Collateral Agent the Operating Bank Guaranty, substantially in the form of Exhibit E.
          (h) Collateral Agency Agreement. The Collateral Agent shall have received a fully executed copy of the Collateral Agency Agreement, substantially in the form of Exhibit B.
          (i) Pledge of Shares. The Collateral Agent shall have received (x) (i) the certificates representing the certificated shares of each of the Guarantors listed on Exhibit D hereto and each first-tier Subsidiary of such Guarantors, in each case to the extent owned by a Credit Party and otherwise required to be pledged hereunder, and (ii) the certificates representing 65% of the certificated shares of the Foreign Subsidiaries owned directly by Borrower or a Guarantor, which certificates are to be pledged pursuant to the Guarantee and Collateral Agreement, together with (y) an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
          (j) Final Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agents and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit K (the “Final Order”) approving the Credit Documents, the granting the Superpriority Claim status and the senior priming and other Liens described in Section 2.21 hereof and provided for in the Collateral Documents which Final Order (i) shall have been

53

entered, upon an application or motion of Borrower reasonably satisfactory in form and substance to each Agent, on such prior notice to such parties as may in each case be reasonably satisfactory to each Agent, (ii) shall authorize extensions of credit in amounts not in excess of an amount to be set forth in the Final Order, which shall be satisfactory to each Agent, (iii) shall approve the payment by the Borrower of all of the fees provided for in the Credit Documents (including the Fee Letters), (iv) shall be in full force and effect, (v) shall approve the payment in full and termination of the Prepetition Facility with proceeds of the initial Loans, (vi) shall approve the priority of the Liens and Superpriority Claims granted pursuant to the Bankruptcy Code Sections 364(c)(1), (2) and (3) and 364(d), (vii) shall deem the Obligations to have been extended by the Lenders in good faith as that term is used in Bankruptcy Code Section 364(e), and as to which no stay of the Final Order is in effect.
          (k) First Day Orders. All of the “first day orders” entered by the Bankruptcy Court in the Cases shall be reasonably satisfactory in form and substance to each Agent.
          (l) Filings. Any filings and other actions required to create, perfect and preserve the priority of the appropriate security interests in all Collateral (including, without limitation, the filing of financing statements on Form UCC-1 in the jurisdictions set forth in Schedule 3 to the Guarantee and Collateral Agreement and in any other jurisdiction, in the opinion of the Collateral Agent, necessary to perfect the Liens on the Collateral) shall have been authorized by Borrower or the applicable Guarantor (or, in the case of UCC-1s, delivered in proper form for filing), and all Collateral shall be free and clear of other liens other than Permitted Liens.
          (m) Lien Searches. The Administrative Agent and the Collateral Agent shall have received UCC searches (including tax liens and judgments) conducted in the jurisdictions in which Borrower and the Guarantors are incorporated (dated as of a recent date), reflecting the absence of Liens and encumbrances on the assets of Borrower and the Guarantors other than Liens permitted hereunder.
          (n) Projections. Borrower shall have delivered to the Administrative Agent a financial forecast, including income statements, balance sheets and cash flow statements through its fiscal year ending December 31, 2009, in form and substance reasonably satisfactory to the Administrative Agent.
          (o) Insurance Policies. (i) There shall have been delivered to the Administrative Agent and the Collateral Agent a certificate evidencing Borrower’s and its Subsidiaries’ insurance coverage in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent shall have been named as loss payee and additional insured (as their interests may appear), on such policies of insurance of Borrower and the Guarantors and such policies of insurance shall provide that such policies may not be

54

modified, reduced or cancelled absent thirty (30) days prior written notice to the Collateral Agent.
          (p) [Reserved].
          (q) Borrower’s Incorporation Papers. There shall have been delivered to the Administrative Agent, a copy of Borrower’s certificate of incorporation, certified by the Secretary of State of Delaware, as of a recent date, and a copy of Borrower’s by-laws, certified by the Secretary or an Assistant Secretary of Borrower.
          (r) Borrower’s Corporate Resolution. There shall have been delivered to the Administrative Agent, a copy of a resolution or resolutions passed by the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the Closing Date, authorizing the commencement of the Cases (with respect to Borrower) and the borrowing provided for herein and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party and any other instrument or agreement required hereunder.
          (s) Borrower’s Incumbency Certificate. There shall have been delivered to the Administrative Agent, a certificate, signed by the Secretary or an Assistant Secretary of Borrower and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Notes, the Collateral Documents to which it is a party and any other instrument or agreement required hereunder on behalf of Borrower.
          (t) Guarantors’ Incorporation Papers. There shall have been delivered to the Administrative Agent, a copy of each such Guarantor’s certificate of incorporation or articles of association and by-laws or partnership agreement, as the case may be, certified by the Secretary or an Assistant Secretary of such Guarantor.
          (u) Guarantors’ Resolutions. There shall have been delivered to the Administrative Agent, with respect to each Guarantor, a copy of a resolution or resolutions passed by the Board of Directors (or similar body) of each Guarantor, certified by the Secretary or an Assistant Secretary of such Guarantor as being in full force and effect on the Closing Date, authorizing the commencement of the Cases (with respect to each such Guarantor) and execution, delivery and performance of the Collateral Documents to which it is a party.
          (v) Guarantors’ Incumbency Certificates. There shall have been delivered to the Administrative Agent, with respect to each Guarantor, a certificate, signed by the Secretary or an Assistant Secretary of each Guarantor and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons

55

authorized to execute and deliver the Collateral Documents to which it is a party on behalf of such Guarantor (or on behalf of such general partner for such Guarantor).
          (w) Good Standing Certificates. There shall have been delivered to the Administrative Agent, good standing certificates (or bring-down telexes or other evidence of good standing) for Borrower and for each Guarantor from the Secretary of State of the state of incorporation of each such Person.
          (x) Opinions of Counsel to Borrower, etc. There shall have been delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, an opinion, dated the Closing Date, of (i) Kirkland & Ellis LLP, special counsel for Borrower and the Guarantors, substantially in the form of Exhibit H hereto, and (ii) Marc Bassewitz, Esq., or other acceptable in-house counsel, substantially in the form of Exhibit I hereto.
          (y) Officer’s Certificate. There shall have been delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and its counsel, a certificate signed by a Senior Vice President of Borrower, dated as of the Closing Date, certifying that:
          (i) the representations and warranties contained in Article V and in each Collateral Document are true and correct in all material respects on and as of such date, as though made on and as of such date; and
          (ii) no event has occurred and is continuing, or would result from the transactions provided for herein, which has or would constitute an Event of Default.
          (z) Plan of Reorganization. Borrower and the Guarantors shall have filed with the Bankruptcy Court the Plan of Reorganization and disclosure statements reasonably satisfactory to the Administrative Agent and the Plan of Reorganization shall have been accepted by all impaired classes of creditors entitled to vote on the Plan of Reorganization under the Bankruptcy Code.
          (aa) Consents. All governmental and third party consents and approvals necessary in connection with the financing contemplated hereby and the continuing operations of Borrower and the Guarantors shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
          (bb) [Reserved].

56

          (cc) Repayment of Prepetition Facility. The Prepetition Facility shall have been repaid in full and terminated, and all action necessary to release all collateral pledged to secure the Loans and other obligations thereunder (including hedge and cash management obligations) shall have been taken, in form and substance reasonably satisfactory to the Administrative Agent.
          (dd) Minimum EBITDA. Borrower shall have Consolidated EBITDA for the last 12 months for which financial statements are available of at least $62,500,000; provided that for any calendar month ending on or prior to June 30, 2007, Consolidated EBITDA for such calendar month shall be deemed to be the amount set forth on Schedule 4.01(dd) for such calendar month.
          (ee) Minimum Liquidity. On the Closing Date, Borrower shall have Liquidity equal to or greater than $25,000,000.
          (ff) [Reserved].
          (gg) Payment of Fees and Expenses. The Agents shall have received, for the account of the Lenders and for their own accounts, payment by Borrower of all fees and expenses (including reasonable legal fees and expenses) required to be paid hereunder, including without limitation, under Section 9.06, to the extent invoices therefor have been presented to Borrower prior to the Closing Date.
          (hh) Cash Flow Projection. The Agents shall have received the most recent available 13-week cash flow projection reflecting anticipated cash receipts and disbursements (in form and substance reasonably satisfactory to the Administrative Agent) for the 13 week period following the Closing Date.
          (ii) No Material Adverse Effect. The Agents shall have determined in their reasonable discretion that there has not occurred since March 31, 2007 any change, event, circumstance or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect (other than the events leading up to and resulting from the filing of the Cases).
          (jj) Closing Date. The Closing Date shall occur no later than 45 days after the Filing Date.
          (kk) Review of Debt Instruments. The Agents shall have reviewed, and shall in their reasonable discretion be satisfied with, the debt instruments and indentures to be issued in connection with the consummation of the Plan of Reorganization.

57

     Section 4.02 Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender to make any Loan or to issue any Letter of Credit (or to renew or extend any Letter of Credit) hereunder is subject to the satisfaction (or waiver) following conditions precedent:
          (a) No Default or Event of Default has occurred and is continuing on the date of each Loan or the date of issuance (or the date of renewal or extension, as the case may be) of each Letter of Credit or would result from the incurring of obligations by Borrower under this Agreement;
          (b) The Final Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of each Agent and the Majority Lenders, and if the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by Borrower or any Guarantor of any of their respective obligations under any of the Credit Documents shall be subject to a stay pending appeal;
          (c) The applicable Loan Agent shall have received a notice with respect to the borrowing, to the extent required by Sections 2.02 or 2.19(b)(i), as applicable; and
          (d) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on the date of each Loan or the date of issuance (or the date of renewal or extension, as the case may be) of each Letter of Credit, except as to representations and warranties which expressly relate to an earlier date and, in such case, shall be true and correct in all material respects as of such date, and except for changes which are expressly permitted by this Agreement.
Each borrowing by or credit extension to Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of each such borrowing or credit extension that the conditions in Section 4.02 have been satisfied.
     Section 4.03 Determinations Under Sections 4.01 and 4.02. For purposes of determining compliance with the conditions specified in Section 4.01 and 4.02, each applicable Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless an officer of the applicable Loan Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto, and such Lender shall not have made available to the applicable Loan Agent such Lender’s ratable portion of such Borrowing.

58

ARTICLE V
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to each Lender and the Agents that:
     Section 5.01 Borrower’s Existence. Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing and properly licensed to conduct business in every jurisdiction in which the nature of the business conducted by it makes such license and good standing necessary and where failure to so comply would have a Material Adverse Effect.
     Section 5.02 Subsidiaries’ Existence. Each Substantial Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its formation, and is in good standing and properly licensed to conduct business in the State in which its principal operations are located and in every jurisdiction in which the nature of the business conducted by it makes such compliance necessary and where failure to comply would have a Material Adverse Effect. Each Guarantor which is not a Substantial Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its formation and is in good standing and properly licensed to conduct business in the State in which its principal operations are located and in every jurisdiction in which the nature of the business conducted by it makes such compliance necessary except where failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
     Section 5.03 Borrower’s and Subsidiaries’ Powers. Upon the entry of the Final Order, the execution, delivery and performance of this Agreement, the Notes, the other Credit Documents and any other instrument or agreement required to be executed and delivered by Borrower hereunder or any of its Subsidiaries are, subject to the entry of the Final Order, within Borrower’s or such Subsidiary’s corporate or other appropriate powers, have been duly authorized, and are not in conflict with the terms of any charter or by-laws or other equivalent organizational document of Borrower or such Subsidiary, or any material instrument or agreement to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound or affected except (other than in the case of any charter or by-laws or other equivalent organizational document) to the extent such conflict could not reasonably be expected to result in a Material Adverse Effect.
     Section 5.04 Power of Officers. Upon the entry of the Final Order, the officers of Borrower and the other Credit Parties executing this Agreement, the Notes, the other Credit Documents and any other certificate, instrument or agreement required to be delivered hereunder are duly authorized to execute same.
     Section 5.05 Government Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes, the other Credit Documents or any other instrument or agreement required hereunder, other than (i) the filing of financing statements, mortgages and intellectual property filings, (ii) the filings and

59

consents contemplated by the Collateral Documents, (iii) entry of the Final Order, (iv) approvals, consents and exemptions that have been obtained prior to the Closing Date and (v) consents, approvals and exemptions that the failure to do so in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
     Section 5.06 Compliance With Laws. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Borrower or any Subsidiary, which would be contravened by the execution, delivery, performance or enforcement of this Agreement, the Notes, the other Credit Documents or any instrument or agreement required hereunder, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
     Section 5.07 Enforceability of Agreement. Upon the entry of the Final Order, each of this Agreement, the Notes and each of the other Credit Documents to which Borrower or any of its Subsidiaries is a party are legal, valid and binding agreements and obligations of Borrower, or such Subsidiary, as the case may be, enforceable against Borrower or such Subsidiary, as the case may be, in accordance with their respective terms, and any other instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, subject, in each case, to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
     Section 5.08 Title to Property. Borrower and its Subsidiaries have good title to their respective owned material personal properties and assets, and good and marketable title to their respective owned material real properties which, in each case are necessary to the conduct of its business, free and clear of all Liens, except for Permitted Liens on such properties and assets. The execution, delivery or performance of this Agreement, the Notes, the other Credit Documents or any instrument or agreement required hereunder will not result in the creation of any Lien, other than in favor of the Secured Creditors pursuant to the Collateral Documents.
     Section 5.09 Litigation. Except as disclosed on Schedule 5.09, there are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened in writing against Borrower or any Subsidiary or their respective property, which have a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect.
     Section 5.10 Secured Superpriority Obligations. On and after the Closing Date and the entry of the Final Order, the Final Order and the Credit Documents are sufficient to provide the Superpriority Claims and Liens described in, and with the priority provided in, Section 2.21 of this Agreement. The Final Order is in full force and effect and has not been vacated, reversed, modified, amended, rescinded or stayed without the prior written consent of Agents and the Majority Lenders.
     Section 5.11 Compliance with Margin Requirements. Borrower is not in violation of any provision of Section 7 of the Exchange Act or any Margin Regulation, nor will Borrower’s activities cause it to violate such provision or any Margin Regulation.

60

     Section 5.12 Subsidiaries. As of the Closing Date, all of Borrower’s Subsidiaries existing as of the Closing Date are listed on Exhibit D hereto.
     Section 5.13 Information. The audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ending December 31, 2006, and the unaudited consolidated financial statements of Borrower and its subsidiaries for the fiscal quarters ending March 31, 2007 and June 30, 2007, have been furnished by Borrower to Lenders. Such financial statements have been prepared in accordance with GAAP and practices consistently applied and accurately and fairly present in all material respects the consolidated financial condition and results of operations of the entities referred to therein as of such dates. Since March 31, 2007, there has been no Material Adverse Change (other than (i) changes that are contemplated in the Plan of Reorganization, (ii) any events leading up to the filing of the Chapter 11 case disclosed in Borrower’s public filings made prior to the date hereof, and (iii) the filing of the Chapter 11 case with the Bankruptcy Court and events ancillary thereto or resulting therefrom).
     Section 5.14 ERISA. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable federal or state law, and except as listed on Schedule 5.14 no event or condition is occurring nor is there any present intent to cause any such event or condition to occur with respect to any Plan or Multiemployer Plan with respect to which Borrower would be under an obligation to furnish a report to Lenders in accordance with Section 6.02(d) hereof and which, taking all such events or conditions arising within the last twelve-month period, in the aggregate would result in liability to Borrower or an ERISA Affiliate in excess of $1,000,000. For purposes of this representation and warranty, Borrower, or any ERISA Affiliate if not the Plan administrator, shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA; provided, however, that the foregoing representation with respect to Multiemployer Plans is made with respect to matters of which Borrower or any ERISA Affiliate has actual knowledge. The aggregate withdrawal liability under Section 4201 of ERISA which could be incurred by Borrower and each ERISA Affiliate, collectively, upon a complete withdrawal, within the meaning of Section 4203 of ERISA, from each and all Multiemployer Plans to which each is contributing or has contributed within the past five calendar years, plus the aggregate of the excess of benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, of each Plan upon termination of such Plan over the assets of such Plan, does not exceed $5,000,000).
     Section 5.15 Investment Company Act of 1940. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” or is required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
     Section 5.16 No Restrictions on Subsidiaries. No Subsidiary is prohibited by the terms of any agreement to which it is a party or by which it is bound from paying dividends to or making loans or advances to Borrower or any Subsidiary directly controlling it, except (a) as disclosed in Schedule 5.16; (b) restrictions imposed by this Agreement or any Collateral Agreement; (c) customary non-assignment provisions restricting subletting, assignment or licensing of any lease or license or assignment of any contract of any Subsidiary; customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; and customary provisions in instruments or agreements relating to a

61

Lien created, incurred or assumed in accordance with this Agreement prohibiting the transfer of the property subject to such Lien, in each case in existence on the Closing Date; (d) restrictions on Debt secured by any Permitted Lien limiting the right of such Subsidiaries to dispose of the assets securing such Debt to the extent that the agreement governing such Debt prohibits the transfer of such assets as a Restricted Payment; (e) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary; (f) restrictions in any agreement in effect at the time any Person becomes a Subsidiary of Borrower or a Guarantor, provided that such agreement was not entered in contemplation of such Person becoming a Subsidiary; (g) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the payment of dividends from such partnership, limited liability company, joint venture or similar Person; and (h) any restrictions pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (a) through (g), provided that the terms and conditions of any such restrictions are not less favorable to the Lenders than those under or pursuant to the agreement extended, refinanced, renewed or replaced.
     Section 5.17 [Reserved.]
     Section 5.18 Environmental Matters. As of the Closing Date:
          (a) except as disclosed on Schedule 5.18, the property, assets and operations of Borrower and the Subsidiaries comply in all material respects with all applicable Hazardous Materials Laws and all governmental permits required thereunder relating to the use and/or operation thereof except in each case to the extent that failure to comply with such Hazardous Materials Laws or applicable permits would not reasonably be expected to have a Material Adverse Effect;
          (b) to the knowledge of Borrower, (i) none of the real property owned in fee, or the assets or operations of Borrower and the Subsidiaries related thereto is the subject of federal or state investigation mandating any remedial action, involving expenditures, which is needed to respond to a release of any Hazardous Materials into the environment where such expenditures could reasonably be expected to have a Material Adverse Effect, (ii) there are no underground storage tanks present on or under the Properties owned in fee the presence of which could reasonably be expected to have a Material Adverse Effect, and (iii) there are no pending or threatened: (A) actions or proceedings from any governmental agency or any other person or entity regarding the disposal of Hazardous Materials, or regarding any Hazardous Materials Laws or evaluation, or (B) liens or governmental actions, notices of violations, notices of noncompliance or other proceedings of any kind relating to any of the Hazardous Materials Laws with respect to the Properties where such actions, proceedings or liens could reasonably be expected to have a Material Adverse Effect; and

62

          (c) neither Borrower nor any Subsidiary has any material liability (material to Borrower and its Subsidiaries taken as a whole) in connection with any release of any Hazardous Materials into the environment.
     Section 5.19 Collateral Documents. (a) Upon the entry of the Final Order, the provisions of each of the Collateral Documents together with the Final Order are effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) security interest in all right, title and interest of Borrower and its Subsidiaries in the Collateral described therein.
          (b) [Reserved].
          (c) The provisions of the Guarantee and Collateral Agreement, after giving effect to the filing of UCC-1 financing statements in the offices set forth on the schedules to the Guarantee and Collateral Agreement, the completion of the filings and other actions described in Schedule 3 to the Guarantee and Collateral Agreement, and the Final Order shall be effective to create, in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, a fully perfected Lien (except for Permitted Liens) on, and security interest in, all right, title and interest of Borrower and the Guarantors in the “Collateral”, as defined in the Guarantee and Collateral Agreement.
     Section 5.20 Copyrights, Patents, Trademarks and Licenses, etc. Except as disclosed in Schedule 5.20, Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the Intellectual Property that is reasonably necessary for the operations of their respective businesses as currently conducted, without material conflict with the rights of any other Person with respect thereto, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by Borrower or any of its Subsidiaries infringes upon any rights obtained by any other Person, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened.
     Section 5.21 Accuracy of Information, etc. No statement or written information (other than projections (“Projections”), budgets, forward looking statements, estimates or general material data), contained in this Agreement, any other Credit Document, the “private” Confidential Information Memorandum dated [ ], 2007, or any other document, certificate or statement furnished by or on behalf of any Credit Party (about the Credit Parties) to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein (taken as a whole and as of the date furnished) not materially misleading in light of the circumstances under which such statements are made. Projections and pro forma financial

63

information delivered by the Credit Parties to the Agents or Lenders in connection with this Agreement are based upon cash revenue and cash EBITDA principles (consistent with the format previously presented by Borrower to Administrative Agent) and upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, no assurances are given that such projections will be attained and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
ARTICLE VI
AFFIRMATIVE COVENANTS
     Borrower covenants and agrees that so long as the Credit shall remain available, and until the full and final payment of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), it will, and with respect to Sections 6.01, 6.04, 6.05, 6.07, 6.08, 6.09, 6.10, 6.11 and 6.15, it will cause each Subsidiary to, unless Majority Lenders waive compliance in writing:
     Section 6.01 Use of Proceeds and Letters of Credit. Use the proceeds of the Revolving Loans solely (a) to repay the Prepetition Facility in full on the Closing Date, (b) to pay related fees and expenses associated with (i) negotiation, execution and delivery of this Agreement and (ii) the filing of the Cases, (c) to make Prepetition Payments solely to the extent approved by the Bankruptcy Court and permitted hereunder, and (d) for working capital and other general corporate purposes of the Borrower and the Guarantors to the extent permitted hereunder.
     Section 6.02 Notices. Promptly, but within five (5) Banking Days of a Responsible Officer obtaining knowledge thereof, unless otherwise provided below, give written notice to the Administrative Agent of:
          (a) except for matters previously disclosed on Schedule 5.09, Schedule 6.02(a), and public filings with the SEC (unless there is a significant development with respect to these matters), any litigation against Borrower or any Subsidiary with a reasonable likelihood of adverse determination and such determination could reasonably be expected to result in a Material Adverse Effect;
          (b) (i) any dispute which may exist between Borrower or any Subsidiary and any governmental regulatory body or law enforcement authority which has not been previously disclosed and which has a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect, and (ii) any lien for taxes (other than taxes unless such taxes are due), assessments, governmental charges, or levies, in each case in excess of $1,000,000 which have been filed and attached to property of Borrower and any of its Subsidiaries;

64

          (c) any labor controversy resulting in or reasonably likely to result in a strike against Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;
          (d) the occurrence of a Reportable Event with respect to any Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any liability, fine or penalty; the institution of any steps to terminate any Plan (together with copies of any communication between the PBGC and Borrower or any ERISA Affiliate related to such termination); the institution of any steps to withdraw from any Plan, within the meaning of Section 4062(e) or 4063 of ERISA, or any Multiemployer Plan, within the meaning of Section 4203 or 4205 of ERISA; the incurrence of any material increase in the contingent liability of Borrower or any ERISA Affiliate with respect to any post-retirement welfare benefits; the failure of Borrower or any other Person to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA; or the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would require Borrower or an ERISA Affiliate to provide security to the Plan in accordance with the provisions of such Sections;
          (e) any Default or Event of Default, specifying the nature and the period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;
          (f) upon, but in no event later than thirty (30) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any Subsidiary or any of their properties pursuant to any applicable Hazardous Materials Laws which has the reasonable likelihood of subjecting Borrower or any Subsidiary to environmental liability of $5,000,000 or more (to the extent not covered by written, third party insurance or other indemnity), (ii) all claims made or threatened by any third party against Borrower or any Subsidiary with respect to or because of its or their property relating to damage, responsibility, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials which has the reasonable likelihood of subjecting Borrower or any Subsidiary to environmental liability of $5,000,000 or more (to the extent not covered by third party insurance or other indemnity) (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”), and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Borrower or any Subsidiary that could reasonably be anticipated to cause the property owned by Borrower or any Subsidiary or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Hazardous Materials Laws which has the reasonable likelihood of subjecting Borrower or any Subsidiary to liability of $5,000,000 or more (to the extent not covered by written, legally enforceable third party insurance or other indemnity), together with copies of all inquiries, reports or notices relating to the matters set forth in clauses (i), (ii) and (iii);
          (g) any loss, damage, or destruction to the Collateral in excess of $2,000,000 for each such casualty, whether or not covered by insurance; or

65

          (h) any other matter which has resulted in or is reasonably likely to result in a Material Adverse Effect.
     Section 6.03 Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Administrative Agent, with copies for each of the Lenders:
          (a) No later than forty-five (45) days after the close of each of the first three fiscal quarters of each of Borrower’s fiscal years, Borrower’s unaudited consolidated statement of income and retained earnings as of the close of such quarter, its consolidated balance sheet and statement of income and retained earnings for that portion of the fiscal year ending with such quarter, and its unaudited consolidated statement of cash flows for that portion of the fiscal year ending with such quarter in each case, presented both with and without Unrestricted Subsidiaries). Each of such financial statements shall be certified by a responsible officer of Borrower as being prepared in accordance with then applicable GAAP; provided, that the delivery to each Lender of a Form 10-Q Quarterly Report of Borrower within the time period set forth above shall satisfy Borrower’s obligations pursuant to this paragraph (a);
          (b) promptly after filing with the Securities and Exchange Commission, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 11-K Annual Report, Annual Report to Shareholders, Proxy Statement and Registration Statement of (i) Borrower and (ii) Borrower’s Subsidiaries;
          (c) not later than forty (40) days after the end of each fiscal month (other than the last month in each fiscal quarter), Borrower’s unaudited consolidated statements of income and cash flows for that portion of the fiscal year ending with such month and its unaudited consolidated balance sheet as of the last day of such fiscal month, certified by a Responsible Officer of Borrower as being complete and correct in all material respects and fairly presenting in all material respects its results of operations and cash flows and financial condition and including a comparison to the same period (or date, in the case of balance sheets) for the prior fiscal year;
          (d) (A) contemporaneous with the delivery of the financial statements set forth in Section 6.03(a) and (c), a certificate executed by any of the chief financial officer, vice president, treasurer or controller of Borrower, stating that such officer is familiar with this Agreement and the business and operations of Borrower and showing Borrower’s compliance with Section 6.12 as of the end of such applicable period and to the extent tested as of such date and (B) contemporaneous with the delivery of the financial statements set forth in Section 6.03(a), a certificate executed by any of the chief financial officer, vice president, treasurer or controller of Borrower, stating that such officer is familiar with this Agreement and the business and operations of Borrower and (i) showing Borrower’s compliance with Sections 6.12. 7.01, 7.02, 7.08, 7.10 and 7.14, as of the end of such applicable period and to the extent tested as of such date, (ii) if Borrower or any Subsidiary is not in compliance therewith, showing such failure to comply, the amount thereof and explaining the reason therefor, and (iii) stating that to such persons knowledge no event has occurred which constitutes a Default or an Event of Default, or,

66

if such event has occurred, the nature and status thereof and the steps that Borrower is taking or has taken to cure the same; and
          (e) No later than the first Monday of each calendar month (or first Tuesday of September), provide the Administrative Agent with an updated 13-week rolling cash flow projection reflecting anticipated cash receipts and disbursements (in form and substance reasonably satisfactory to the Administrative Agent) together with a comparison of such cash flow projections to the cash flow projections provided for the immediately preceding month and an explanation of the variance of such actual results from those reflected in such cash forecast for the preceding month.
          (f) no later than 25 days after each month, a monthly report detailing (i) professional fees and expenses that have been billed but unpaid to date in the Cases, (ii) the accumulated “hold-back” of professional fees and expenses to date, and (iii) the total professional fees paid in the Cases during such month and to date.
          (g) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any Credit Party with the Bankruptcy Court in the Cases, or distributed by or on behalf of the any Credit Party to any official committee appointed in the Cases.
Information required to be delivered pursuant to Section 6.03(a) and (b) shall be deemed to have been delivered to the Administrative Agent on the date on which Borrower provides written notice to the Administrative Agent that such information is available on the Internet via the EDGAR system of the SEC (to the extent such information is so available on such date).
     Section 6.04 Further Assurances. Borrower shall (and shall cause the Guarantors to) execute and deliver, or cause to be executed and delivered, to the Loan Agents or the Collateral Agent, such documents and agreements, and shall take or cause to be taken such actions, as any Loan Agent or the Collateral Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and all of the Collateral Documents.
     Section 6.05 Existence, Etc. Maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for use in its business except (a)(i) if in the reasonable business judgment of Borrower it is no longer necessary for Borrower and the Guarantors to preserve and maintain any such right, privilege, qualification, permit, license or franchise, and (ii) such failure to preserve the same could not, in the aggregate (with all other such failures), reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets permitted by Section 7.08 or (ii) mergers, liquidations and dissolutions permitted by Section 7.05. Borrower shall (and shall cause its Subsidiaries to) keep all its properties material to its operations consistent with industry practice in satisfactory working order and condition (ordinary wear and tear condemnation and casualty excluded) , except where the failure to keep such property in satisfactory working order and condition in the aggregate could not reasonably be expected to have a Material Adverse Effect.

67

     Section 6.06 [Reserved.].
     Section 6.07 Payment of Post Petition Obligations. Pay all material postpetition obligations, including tax claims, when due, except (i) such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained or (ii) where the failure to keep to make such payments could not reasonably be expected to have a Material Adverse Effect.
     Section 6.08 Compliance with Laws. At all times comply with all laws, rules, regulations, orders and directions of any governmental authority applicable to or having jurisdiction over it or its business, the violation of which could reasonably be expected to have a Material Adverse Effect.
     Section 6.09 Insurance and Condemnation.
          (a) In addition to the requirements set forth in the Collateral Documents, (i) keep its properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses and otherwise on terms and conditions and with insurance carriers which are reasonably satisfactory to the Collateral Agent; (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (iii) maintain such other insurance or self insurance as may be required by law to. Schedule 6.09 sets forth the insurance maintained by the Credit Parties on the Closing Date. The Agents and Lenders agree such insurance set forth on Schedule 6.09 is reasonably satisfactory as of the date hereof.
          (b) All such insurance (other than workmen’s compensation insurance and directors’ and officers’ insurance) relating to assets of Borrower or the Guarantors shall name the Collateral Agent as loss payee (and in the case of each item of real property on which the Collateral Agent has a security interest, mortgage loss payee) and an additional insured for the interests relating to the assets of Borrower and the Guarantors, for the benefit of the Collateral Agent and each Secured Creditor, as their interests may appear, and shall not permit modification, reduction or cancellation in the absence of thirty (30) days prior written notice to the Collateral Agent.
          (c) Notwithstanding the foregoing, the rights of the Agents and the Lenders under this paragraph (a) with respect to property and casualty insurance proceeds relating to loss, destruction or damage, or a taking of, real property (x) leased by Borrower or any of its Subsidiaries or (y) which is subject to a mortgage lien which is prior to the lien of any Mortgage in favor of the Collateral Agent thereon, and for which in either case the Collateral Agent is named as loss payee, shall be subordinate to the rights, if any, of the owner of such real

68

property or the holder of such prior mortgage lien to the extent such owner or holder is also named as loss payee.
     Section 6.10 Adequate Books. Maintain adequate books, accounts and records in accordance with then applicable GAAP, and at any reasonable time upon reasonable notice, during normal business hours, permit employees or agents of the Loan Agents or Collateral Agent (or any Lender who is subject to a confidentiality agreement, if accompanying such employees or agents of the Loan Agents or Collateral Agent) at any reasonable time to inspect its properties and examine or audit its books, accounts and records and make copies and memoranda thereof; provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the reasonable out-of-pocket costs and expenses of the Agents incurred in connection with one such inspection in any fiscal year.
     Section 6.11 ERISA. Make prompt payment contributions required to meet the minimum funding standards of ERISA (including any funding waivers granted thereunder) or as required pursuant to a collective bargaining agreement and to maintain, and cause each of its ERISA Affiliates to maintain, each employee benefit plan (as defined in Section 3(3) of ERISA) as to which it may have any liability in material compliance with all applicable requirements of law and regulations except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect.
     Section 6.12 Minimum Liquidity. On the last day of any fiscal month of Borrower, maintain Liquidity equal to or greater than $25,000,000.
     Section 6.13 Hazardous Materials. (a)Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in compliance with all Hazardous Materials Laws (except to the extent that failure to comply with such Hazardous Materials Laws would not have a Material Adverse Effect).
     Conduct, and cause to be conducted, the ongoing operations of Borrower and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Hazardous Materials Law (except for any liabilities or expenditure which, in the aggregate, would not have a Material Adverse Effect.
     The Agents and their respective agents and representatives shall have the right at any reasonable time to enter and visit the property (whether owned or leased) of Borrower or any of its Subsidiaries for the purpose of observing such property. The Agents are under no duty, however, to visit or observe any such property, and any such acts by the Agents shall be solely for the purposes of protecting Lenders’ security and preserving Lenders’ rights under the Collateral Documents. No site visit or observation by the Agents shall result in a waiver of any default of Borrower or any Subsidiary or impose any liability on the Agents or Lenders. In no event shall any site visit or observation by the Agents be a representation that Hazardous Materials are or are not present in, on, or under such property, or that there has been or shall be compliance with any Hazardous Materials Laws. Neither Borrower nor any other party is entitled to rely on any

69

site visit or observation by the Agents. The Agents owe no duty to inform Borrower or any other party of any Hazardous Materials or any other adverse condition affecting any such property. The Agents shall not be obligated to disclose to Borrower or any other party any report or findings made as a result of, or in connection with, any site visit or observation by any Agent. In each instance, the Agents shall give Borrower reasonable notice before entering any such property. The Agents shall make reasonable efforts to avoid interfering with the use of any such property in exercising any rights provided in this Section 6.13.
     Borrower hereby acknowledges that nothing in this Section is either intended to or actually does give the Agents or the Lenders control of Borrower’s or its Subsidiaries’ Properties or business or any of its or their business decisions.
ARTICLE VII
NEGATIVE COVENANTS
     Borrower covenants and agrees that so long as the Credit shall remain available, and until full and final payment of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), it will not, and with respect to Sections 7.01, 7.02, 7.03, 7.05, 7.07, 7.08, 7.10, 7.12 and 7.13, it will not permit any Subsidiary to, unless Majority Lenders waive compliance in writing:
     Section 7.01 Investments and Restricted Payments. Except as otherwise permitted herein, make any Investments in any Person or any Restricted Payments except:
          (a) Borrower or any Subsidiary may make Investments in any Guarantor or in Borrower;
          (b) Any Subsidiary may make Restricted Payments to Borrower or any Guarantor;
          (c) Borrower may make Investments in cash or Cash Equivalents;
          (d) Investments may be made in the ordinary course of business related to employees, such as payments in respect of relocation, entertainment, travel Loans, and loans to employees to exercise stock options, all of which Investments do not exceed in the aggregate at any one time $2,500,000 or Investments made in the ordinary course of business related to leases such as security deposits or similar items;
          (e) Borrower or any Subsidiary may acquire on a friendly basis at least 51% of the Capital Stock, membership interests or partnership interests, of any fitness center located in the United States, provided that such fitness center shall immediately become a Guarantor and shall comply with Section 3.04 hereof. As used in this Section 7.01(e), “fitness center” means any corporation, limited liability company or partnership whose business is comparable to any of the businesses currently operated by Borrower or any of its Subsidiaries (other than a finance company);

70

          (f) Investments by Borrower and its Subsidiaries in New Ventures, Joint Ventures, Foreign Subsidiaries, Lincoln Indemnity Company, and non-Consolidated Subsidiaries, and Unrestricted Subsidiaries (i) existing on the Closing Date and (ii) made after the Closing Date if Liquidity exceeds $30,000,000 after giving pro forma effect to any such Investment; provided that (A) the aggregate amount of such Investments made after the Closing Date (valued at the time of the making thereof, and after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investments) does not exceed, at any one time outstanding, $20,000,000 (plus any dividends, distributions and repayments in respect of Investments existing on the Closing Date) and (B) the aggregate amount of such investments made after the Closing Date (valued at the time of the making thereof, and after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investments) does not exceed $5,000,000 in any fiscal year (except (i) that any portion of such permitted amount not used in any fiscal year may be carried forward to subsequent fiscal years and (ii) for any fiscal year, the amount that would otherwise be permitted to be so invested in such fiscal year (including as a result of the carry-forward described in the preceding clause (i)) may be increased by pulling forward to such fiscal year the amount that would be permitted to be so invested in the immediately succeeding fiscal year; provided, however, that the actual amount so pulled forward in respect of any fiscal year shall reduce, on a dollar-for-dollar basis, the amount that would otherwise be permitted to be so invested in the succeeding fiscal year; and provided, further, that the aggregate amount permitted to be so invested may in no event exceed $10,000,000 in any fiscal year) and (C) the cumulative outstanding Investment in any Subsidiary on the date that such Subsidiary is converted to an Unrestricted Subsidiary in accordance with the terms hereof shall be deemed an Investment made on such conversion date in an Unrestricted Subsidiary for purposes of determining compliance with this Section 7.01(f);
          (g) Investments to the extent funded by Capital Stock of Borrower issued after the Closing Date or the cash proceeds thereof received after the Closing Date (and Investments of such cash proceeds), provided that such proceeds from issuances of Capital Stock may only be used for Investments if used within nine months of the issuance of such stock;
          (h) Investments resulting from (i) the write-off of intercompany loans in connection with the liquidation or dissolution of any Subsidiary permitted hereunder and (ii) the forgiveness of intercompany loans existing as of the Closing Date set forth on Schedule 7.01(j);
          (i) Investments existing as of the Closing Date as set forth on Schedule 7.01(k) and any modification, replacement, renewal or extension, provided that the original amount of each such Investment is not increased except as otherwise permitted by this Section 7.01;
          (j) Investments resulting from entering into Hedging Agreements;
          (k) Investments received in connection with the bankruptcy or reorganization of any Person or in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment

71

          (l) Investments arising out of the receipt by Borrower or any of its Subsidiaries of promissory notes and non-cash consideration for Permitted Asset Sales, provided that the non-cash consideration for any such asset sale shall not exceed 25% of the total consideration therefore; and
          (m) Such other Investments in an amount not to exceed $3,000,000 at anytime outstanding.
     Section 7.02 Other Obligations. Except as provided in this Agreement, create, incur, assume or permit to exist any Debt, or create, incur or enter into any Guaranty of any Debt of any other Person, other than:
          (a) the Secured Obligations;
          (b) Any Debt existing on the Closing Date listed on Schedule 7.02(b) hereto, and any renewal, extension or refinancing thereof that does not consist of any capitalization of interest on the original Debt; provided, that the principal amount of such renewal, extension or refinancing Debt (the “Refinancing Debt”) shall not exceed the aggregate principal amount of the Debt on the Closing Date listed on such Schedule (plus any fees, premiums or interest related thereto) so refinanced, the average life to maturity of each installment or principal of such Refinancing Debt shall not be earlier than the average life to maturity of the corresponding installment of the original Debt, the Liens securing the Refinancing Debt constitute “Permitted Liens” and the only obligor(s) of the Refinancing Debt shall be the obligor(s) of the Debt on the Closing Date listed on such Schedule;
          (c) Standby letters of credit obtained in the ordinary course of business;
          (d) Debt of Borrower to any of its Subsidiaries and of any Guarantor to Borrower or any other Guarantor;
          (e) Debt of Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;
          (f) additional Debt (including Guarantees of Debt permitted under paragraph (g) of Section 7.02 to the extent such Guarantee would be in excess of the amount permitted by paragraph (g) hereof) incurred or assumed by Borrower and its Subsidiaries in respect of Capital Leases or Purchase Money Debt in an aggregate principal amount not to exceed $100,000,000; provided that (i) such Debt is not secured by any property constituting Collateral under the Collateral Documents (except to the extent that such Debt may be secured by Liens described under clause (iv) of the definition of “Permitted Liens”), (ii) any unsecured purchase money seller Debt is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iii) before and after giving effect to the incurrence of such

72

Debt, no Default or Event of Default shall have occurred and be continuing and provided, further, that (to avoid double counting) Guarantees of such Debt shall not be considered Debt for the purposes of this paragraph (f) of this Section 7.02;
          (g) Guarantees of Debt permitted under paragraph (b) of this Section 7.02;
          (h) Debt incurred as an Investment permitted by Section 7.01;
          (i) Debt of Borrower consisting of (x) repurchase obligations with respect to Capital Stock of Borrower issued to directors, consultants, managers, officers and employees of Borrower and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted hereunder and (y) promissory notes issued by Borrower to directors, consultants, managers, officers and employees (or their spouses or estates) of Borrower and its Subsidiaries to purchase or redeem Capital Stock of Borrower issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted hereunder;
          (j) Debt arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance bonds and performance and completion guarantees, in each case incurred in the ordinary course of business;
          (k) Debt in respect of Hedging Agreements entered into in the ordinary course of business to hedge against actual exposure risk not for speculative purpose;
          (l) Debt incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Debt does not consist of Debt for borrowed money and is owed to the financial institutions providing such arrangements and such Debt is extinguished in accordance with customary practices with respect thereto;
          (m) Debt of a person that becomes a Subsidiary after the date hereof pursuant to an acquisition, which Debt exists at the time such person becomes a Subsidiary and is not created in contemplation thereof, or in connection with such person becoming a Subsidiary, and any extensions, renewals, or replacements of such Debt if the terms and conditions thereof (including the terms and conditions of any Guarantee or other credit support for such Debt are not less favorable to the obligor thereon or to the Lenders than the Debt being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Debt being refinanced or extended; provided such Debt shall not (i) include Debt of an obligor that was not an obligor with respect to the Debt being extended, renewed or refinanced, (ii) exceed in a principal amount the Debt being renewed, extended or refinanced plus accrued

73

interest, costs, fees and other expenses directly attributable to such renewal, extension or refinancing, or (iii) include Debt of an obligor incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and
          (n) other unsecured Debt of Borrower or the Guarantors in an aggregate principal amount not exceeding $50,000,000 at any time outstanding.
     Section 7.03 Other Security. Other than as expressly permitted under Section 7.08, create, assume or suffer to exist any Lien on any of its or its Subsidiaries’ property, real or personal or mixed (including without limitation, any leasehold interests), whether now owned or hereafter acquired, except Permitted Liens and licenses of intellectual property pursuant to a Franchise Program.
     Section 7.04 [Reserved]
     Section 7.05 Liquidation; Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes a substantial portion thereof; provided, however, that (a) any Subsidiary may merge into, consolidate with or transfer its business or assets to Borrower (if the purpose of such merger, consolidation or combination is a legitimate tax planning purpose of Borrower) or any other Subsidiary (so long as such acquiring Subsidiary is a Guarantor) pro rata, to the extent owned by Borrower or such Subsidiary, (b) Borrower may merge, consolidate or combine (including through liquidation or dissolution into Borrower) with any other corporation so long as Borrower is the surviving corporation, no Default or Event of Default would exist under this Agreement after giving effect to such merger, consolidation or combination and the reason for such merger, consolidation or combination is either (i) legitimate tax planning purposes of Borrower or (ii) to consummate an acquisition permitted by Section 7.01(e), (c) any Subsidiary may liquidate or dissolve if upon such liquidation or dissolution all or substantially all of the business or assets of such Subsidiary are distributed to Borrower or any other Subsidiary (so long as such transferee Subsidiary is also a Guarantor) pro rata, to the extent owned by Borrower or such Subsidiary, (d) in the event that a Subsidiary has distributed its business or assets to Borrower or any Subsidiary pursuant to Section 7.05(c), neither Borrower nor any Subsidiary shall be required to preserve any right, license, or franchise of such Subsidiary or the corporate existence of such Subsidiary if the Board of Directors of Borrower or the Subsidiary to which the business or assets of such Subsidiary were distributed shall determine that the preservation thereof is no longer desirable and that the loss thereof is not adverse in any material respect to Lenders and (e) any Joint Venture, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar arrangements or otherwise required by the organizational documents or joint venture documents, may dissolve, liquidate, sell, lease or dispose of its business or assets, in whole or part.
     Section 7.06 Prepetition Prepayments and Amendments of Prepetition Facility. (a) Make any Prepetition Payment other than (i) as permitted under the Final Order, (ii) as permitted under any “first day order” or (iii) any Prepetition Payment otherwise consented to by

74

the Agents and permitted by order of the Bankruptcy Court, or (b) waive, amend, supplement, modify, terminate or release the provisions of (i) any prepetition Debt or (ii) any document, agreement or instrument evidencing, creating or governing any postpetition Debt or any other material prepetition or postpetition agreement if, in the case of clause (i) and (ii), the same could reasonably be expected to adversely affect the Agents or the Lenders.
     Section 7.07 Change in Business. Engage in any business activities or operations substantially and materially different from or unrelated or those business activities existing on the Closing Date or those which are ancillary, supportive or complementary thereto; provided, however, that this Section 7.07 shall not prohibit Borrower or its Subsidiaries from managing non-owned fitness centers or providing payment, processing and collection services for non-owned fitness centers, or from commencing and operating a Franchise Program, or from operating a captive insurance company and, provided, further, Borrower and its Subsidiaries may elect to cease originating for their own account and/or servicing all or a portion of membership contracts receivable and have third parties perform all or some of such functions.
     Section 7.08 Disposal of Assets. Dispose of any accounts receivable, any fixed or capital assets (including, without limitation, the entering into of any sale and leaseback agreement covering any of its fixed or capital assets), any Capital Stock of Subsidiaries or any Intangible Assets, or enter into any license, franchise or sublease arrangements; provided, however, that:
          (a) dispositions of assets among and between Borrower and the Guarantors shall not be prohibited hereunder;
          (b) [Reserved];
          (c) [Reserved];
          (d) (i) Borrower or any Subsidiary may dispose, of surplus, uneconomic, obsolete, no longer used or useful equipment or fixtures in the ordinary course of business and (ii) Borrower and its Subsidiaries may license certain rights with respect to its trade name or other Intellectual Property pursuant to franchising and other arrangements permitted by this Section 7.08;
          (e) Borrower and its Subsidiaries may license, for at least 75% cash consideration, certain rights with respect to its trade name and other Intellectual Property (i) to franchisees and joint ventures for the operation of health clubs pursuant to a Franchise Program or otherwise in respect of joint ventures and (ii) for other purposes intended to generate proceeds to Borrower in the ordinary course of business consistent with past practice;

75

          (f) Borrower and its Subsidiaries may sell assets (and related liabilities) consisting of health and fitness clubs and any related assets, including memberships to Persons which simultaneously become franchisees pursuant to a Franchise Program; provided that (i) such assets are sold at their net Fair Market Value for at least 75% cash consideration (taking into account the amount of such liabilities) and (ii) the aggregate net cash proceeds arising from such sales since the Closing Date do not exceed $5,000,000;
          (g) Borrower and its Subsidiaries may sell written off receivables to a collection or similar agency in lieu of in-house collection in the ordinary course of business and other dispositions of accounts receivable in connection with compromise, writedown or collection thereof;
          (h) Borrower and its Subsidiaries may enter into outsourcing arrangements with respect to the processing of Membership Receivables as long as (i) such Membership Receivables remain assets of Borrower and its Subsidiaries and (ii) payment of such Membership Receivables is made to Demand Deposit Accounts subject to Control Agreements to the extent required herein;
          (i) Borrower and its Subsidiaries may enter into leases, subleases, licenses or sublicenses in the ordinary course of business consistent with past practices;
          (j) dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;
          (k) disposition of Cash Equivalents;
          (l) transfer of property (i) subject to a Casualty Event or (ii) to a Governmental Authority as a result of condemnation;
          (m) dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar arrangements, and in each case, for at least 75% cash consideration;
          (n) disposition of assets not otherwise permitted under this Section 7.08 for Fair Market Value and at least 75% cash consideration provided that the total Fair Market Value of all assets sold pursuant to this clause does not exceed (individually or in the aggregate) $5,000,000 per fiscal year; and

76

          (o) Borrower and its Subsidiaries may dispose of (i) assets consisting of health and fitness clubs (and related liabilities) and any assets related thereto, including memberships, for Fair Market Value (“Permitted Club Sales”), (ii) any interests in leases or subleases, and (iii) pursuant to Permitted Sale/Leasebacks; provided (i) that Borrower’s Consolidated Adjusted EBITDA is not less than the Pro Forma EBITDA Threshold, (ii) that such assets shall not include any Intellectual Property material to the business of Borrower or any of its Subsidiaries (other than non-exclusive licensing otherwise permitted hereunder); and (iii) except to the extent the consideration received for such disposition consists of substantially like assets, cash consideration received shall exceed 75% of the total consideration for such dispositions.
For purposes of this Section 7.08, dispositions of assets shall not include sales by Borrower or any Subsidiary of Borrower of Capital Stock (or Capital Stock equivalents) of Borrower.
     Section 7.09 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than a Subsidiary) unless such transaction is (a) (i) otherwise permitted under this Agreement, and (ii) upon fair and reasonable terms no less favorable to Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or (b) such transaction is contemplated by the Plan of Reorganization and consummated on or after the Consummation Date.
     Section 7.10 Limitation on Sales and Leasebacks. Enter into any Sale/Leaseback after the Closing Date unless such transaction constitutes a Permitted Sale/Leaseback; provided that Borrower and its Subsidiaries may not enter into any Sale/Leaseback with an Unrestricted Subsidiary.
     Section 7.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of Borrower to end on a day other than December 31.
     Section 7.12 [Reserved].
     Section 7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than pursuant to (a) this Agreement and the other Credit Documents, (b) any agreements governing any purchase money Liens or obligations under Capitalized Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any arrangement or agreement arising in connection with a disposition permitted under this Agreement so long as such restrictions apply only to the asset to be disposed of pending completion of such disposition, (d) any agreement with respect to the Debt of any Person existing at the time such Person becomes a Subsidiary after the date hereof so long as such prohibitions or limitations apply only with respect to the properties and revenues of such Subsidiary, (e) customary restrictions in leases, subleases, licenses and sublicenses, (f) any agreement with respect to any Real Estate Financing Subsidiary so long as such prohibitions or

77

limitations apply only with respect to the properties and revenues of such Real Estate Financing Subsidiary, (g) restrictions applicable to any Joint Venture pursuant to the applicable joint venture agreement so long as such restrictions apply only to the properties and revenues of such Joint Venture or the Capital Stock of such Joint Venture (and Borrower hereby agrees to use reasonable efforts to cause any such restriction in respect of the Capital Stock of such Joint Venture to be waived or made inapplicable with respect to a Lien and security interest on such Capital Stock in favor of the Collateral Agent to secure the Secured Obligations) and (i) any restrictions existing as of the Closing Date.
     Section 7.14 Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio, as at the end of any fiscal quarter, to exceed 5.50 to 1.
     Section 7.15 Bankruptcy Matters.
          (a) Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Secured Creditors against the Credit Parties hereunder, except for the Carve-Out.
          (b) Seek or consent to, any modification, stay, vacation or amendment to (i) any “first day order” having an adverse effect on the rights of the Lenders under this Agreement, or (ii) the Final Order.
          (c) Seek or consent to any order seeking authority to take any action prior to the effectiveness of the Plan of Reorganization that is prohibited by the terms of this Agreement or the other Credit Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Credit Documents.
          (d) Seek or consent to any plan of reorganization or liquidation unless all of the Obligations (other than contingent indemnification obligations) are to be paid in full in cash or other immediately available funds and the arrangements provided for herein terminated pursuant thereto prior to or contemporaneously with the effectiveness of such plan.
          (e) Seek or consent to a sale of substantially all of the Collateral unless all of the Obligations are to be paid from the proceeds thereof.
ARTICLE VIII
EVENTS OF DEFAULT
     If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

78

     Section 8.01 Nonpayment. Borrower shall fail to pay (i) when due, any portion of principal hereunder or under the Notes in accordance with the terms hereof or thereof, (ii) when due any interest hereunder or under the Notes and such failure shall continue unremedied for a period of five Banking Days after such interest was due, or (iii) when due any fee or others sums hereunder and such failure shall continue unremedied for a period of ten Banking Days after such amounts are due;
     Section 8.02 Representation or Warranty. Any representation or warranty made by Borrower or any Subsidiary herein or in any other Credit Document or in any written certificate executed or delivered to Lenders, Loan Agents or the Collateral Agent shall prove to have been false or materially misleading when made or when deemed to have been made;
     Section 8.03 Judgments. There shall be entered against Borrower or any of its Subsidiaries one or more final judgments (or any judgment against an ERISA Affiliate, if such judgment is in favor of a Multiemployer Plan) in excess of $10,000,000 in the aggregate at any one time outstanding excluding those judgments (i) that have been outstanding less than forty five (45) consecutive calendar days from the entry thereof or (ii) during the time which a stay of enforcement of such judgment is in effect by reason of a pending appeal or otherwise or (iii) for and to the extent which Borrower or such Subsidiary has insurance or third party indemnification with respect to which the insurer has not denied coverage in writing;
     Section 8.04 Change of Control Event. A Change of Control Event shall occur;
     Section 8.05 Cross Default. (a) Any breach or default shall occur with respect to any postpetition Debt in excess of $10,000,000 (except with respect to Debt under this Agreement) individually or in the aggregate, under which Borrower or any of its Subsidiaries may be obligated as borrower or guarantor, if such breach or default consists of the failure to pay any such indebtedness when due whether by acceleration or otherwise (and remains uncured or continues beyond any applicable grace period, waiver or amendment) or if such breach or default (after giving effect to any grace period, waiver or amendment) results in or permits (or, with the passage of time, the giving of notice or both, may permit) the acceleration of any such indebtedness of or the termination of any commitment to lend to Borrower or any such Subsidiary;
          (b) Failure to make postpetition rental payments in excess of $5,000,000 individually or in the aggregate in respect of any operating leases (other than to the extent any such amount is being contested in good faith and after giving effect to any grace period, waiver or amendment of such operating lease);
     Section 8.06 ERISA. (a) The occurrence of a Termination Event with respect to one or more Plans and/or one or more Multiemployer Plans if Borrower’s maximum liability (as measured, (A) in the case of a Termination Event described in clauses (i) through (iii) of the definition of “Termination Event”, by the amount by which plan assets are insufficient to satisfy benefit liabilities upon termination under ERISA with respect to each Plan as to which such Termination Event has occurred, (B) in the case of a Termination Event described in clause (iv) of said definition, by the withdrawal liability under Section 4063 of ERISA with respect to each

79

Plan as to which such Termination Event has occurred, and (C) in the case of a Termination Event described in clause (v) of the definition of “Termination Event”, by the excess, if any of (i) the aggregate of annual contributions due or paid during a plan year plus payments and interest due or paid pursuant to Section 4219 of ERISA during the same plan year, with respect to each Multiemployer Plan as to which a Termination Event has occurred, over (ii) the annual contribution amount due or paid for such Multiemployer Plan for the plan year preceding the plan year in which such Termination Event occurred) which could arise upon the occurrence of all such Termination Events that occur within a twelve consecutive month period exceeds $1,000,000; or
          (b) The aggregate withdrawal liability which could be incurred under Section 4201 of ERISA of Borrower and all ERISA Affiliates, collectively, upon a complete withdrawal, within the meaning of Section 4203 of ERISA, from each and all Multiemployer Plans to which each is or has contributed within the past five calendar years, plus the aggregate of the excess of benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, of each Plan upon termination of such Plan over the assets of such Plan, exceeds $5,000,000;
     Section 8.07 Specific Defaults. (i) Borrower shall fail duly and promptly to perform or observe any term or provision specified in any of Sections 6.01, 6.02(e) or 6.05 or Article VII hereof, (ii) Borrower shall fail duly and promptly to perform or observe any term or provision specified in Section 6.12 and shall not remedy such failure to perform or observe such term or provision within five Banking Days or (iii) Borrower shall fail to perform or observe any term or provision specified in Section 6.09 and shall not remedy such failure to perform or observe any term or provision specified in such Section 6.09 within 10 calendar days;
     Section 8.08 Guarantee and Collateral Agreement; Impairment of Collateral Documents. (a) any material provision of any Collateral Document (other than the collateral assignments of tenant’s rights in leases) necessary for the practical realization of the substantial benefits thereof shall for any reason cease to be valid and binding on or enforceable against Borrower (other than pursuant to a failure of the any Loan Agent, the Collateral Agent or the Lenders to take any action within the sole control of such Person), or any Subsidiary or Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or
          (b) any of the Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any Collateral with a Fair Market Value in excess of $1,000,000 purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest having the priority purported to be created by such Collateral Document (other than by or as a result of any action by the Collateral Agent);
     Section 8.09 Defaults Pertaining to the Cases. (a) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of

80

the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases; or
          (b) Borrower’s Board of Directors shall authorize a liquidation of Borrower’s business; or an application shall be filed by Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agents and the Lenders against Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or
          (c) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any Collateral of the Borrower or any of the Guarantors which have a value in excess of $500,000 in the aggregate; or
          (d) the Plan of Reorganization shall not have been confirmed pursuant to an order of the Bankruptcy Court on or by March 31, 2008; or
          (e) an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 5 Banking Days, vacating or (without the consent of the Agents and the Majority Lenders) otherwise amending, supplementing or modifying the Final Order or any Credit Document.
     Section 8.10 Actual or Asserted Invalidity. (a) This Agreement, any Note, any Collateral Document or any instrument or certificate executed or delivered to Lenders or any Agent pursuant to this Agreement or in connection with any transaction contemplated herewith shall cease, for any reason (other than solely as a result of any action or inaction on the part of any Agent or any of the Lenders or solely with respect to any portion of Collateral with a Fair Market Value of less than $1,000,000), to be in full force and effect, or Borrower or any of its Affiliates shall so assert or (b) any Lien created thereby or subordination provision therein shall cease to be enforceable and of the same effect and priority purported to be created thereby as a result of any action or inaction on the part of Borrower or any of its Affiliates; or
     Section 8.11 Other Defaults. Borrower or any Subsidiary shall breach, or default under, any term, condition, provision, covenant, representation or warranty contained in this Agreement not specifically referred to in this Article or in any Collateral Document, if such breach or default shall continue for thirty (30) days after notice from Administrative Agent as required by Majority Lenders;
THEN, subject to the terms, conditions and provisions of the Final Order, (i) upon request of Majority Lenders to Administrative Agent and notice of Administrative Agent to Borrower, and

81

without further order of or application to the Bankruptcy Court, any obligation on the part of Lenders to make or continue the Credit or any obligation on the part of any Issuing Lender to issue or amend any Letter of Credit shall terminate without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character (other than as stated in any of the foregoing sections of this Article VIII), all of which are hereby expressly waived by Borrower; and (ii) with five (5) Banking Days’ prior written notice to Borrower (with a copy to counsel for the Official Creditors’ Committee appointed in the Cases, and to the United States Trustee for the District in which the Cases are pending), and without further order of or application to the Bankruptcy Court, the applicable Agent, at the request of the Majority Lenders, may:
       (a) Declare all sums of principal and interest outstanding on the Credit and all other sums outstanding under or in respect of this Agreement and the Notes immediately due and payable.
       (b) Require Borrower to deposit immediately with Revolving Credit Agent cash collateral pursuant to documentation reasonably acceptable to the Revolving Credit Agent, for application against drawings under any Letter of Credit issued for Borrower’s account hereunder, in an amount equal to the undrawn amount of such Letter of Credit. Any amount so deposited that is not applied to satisfy drawings under such Letter of Credit or remains following the waiver of all such Events of Default will be promptly repaid with interest (at the Revolving Credit Agent’s applicable certificate of deposit rate in effect on the date of such deposit) to Borrower, provided that Lenders have received all other amounts due to them under this Agreement and the Notes.
       (c) In accordance with Section 10.03, set-off amounts in any deposit or securities accounts maintained with any Agent or any Lender (other than payroll, tax and trust accounts) and apply such amounts to the obligations of the Credit Parties hereunder and under the other Credit Documents.
       (d) Exercise any and all other remedies with respect to the Collateral under the Credit Documents and under applicable law available to the Agents and the Lenders.
Borrower shall not make (or declare) any Restricted Payments otherwise permitted under Section 7.01 if a Default or an Event of Default has occurred and is continuing on the date of such payment (or declaration), or would result from such payment (or declaration).

82

ARTICLE IX
MISCELLANEOUS
     Section 9.01 Notices. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) four (4) Banking Days following deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) on the Banking Day after delivery to a reputable overnight courier, with all charges prepaid, and addressed to the party to be notified; or (iv) upon acknowledgment of receipt thereof if transmitted by telecopy to a valid telecopier number for the party to be notified; in each case such notification shall be addressed to Borrower at:
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr, 2nd Floor
Chicago, Illinois 60631
Attention: General Counsel
Telecopy: 773-399-0126
Phone: 773-380-3000
and shall be addressed to applicable Agent at:
Administrative Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
Revolving Credit Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
Collateral Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
and with respect to the other parties hereto, as set forth on Schedule 9.01 hereof, or to such other address as each party may designate for itself by like notice. Notices to an Agent shall not be effective until received by such Agent.

83

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the applicable Agent (such approval not to be unreasonably withheld); provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the applicable Agent and the applicable Lender. Any Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     If the time period provided for delivery of documents or notices required under any provision of the Credit Documents would end on a day which is not a Banking Day, such time period shall be extended to the next Banking Day.
     Section 9.02 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights of Borrower hereunder without the prior written consent of each Lender. Any purported assignment in contravention of the foregoing shall be null and void.
     Section 9.03 Lenders’ Obligations Several. The obligations of each Lender under this Agreement are several. Neither the Administrative Agent, the Revolving Credit Agent, the Collateral Agent nor any Lender shall be liable for the failure of any other Lender to perform its obligations under this Agreement.
     Section 9.04 Assignments; Participations. (a) Any Lender (each an “Assignor”) may, with the consent of the applicable Loan Agent, each Issuing Lender to whom obligations are owed in respect of Letters of Credit issued by it and (unless an Event of Default has occurred and is continuing) Borrower, which consent of such applicable Loan Agent, such Issuing Lenders and Borrower shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more banks or other entities and may, with notice to Borrower, the applicable Loan Agent and each Issuing Lender, and with consent of the applicable Loan Agent and such Issuing Lenders, but without the consent of Borrower, assign to any Affiliate of a Lender, an Approved Fund or any other Lender (each an “Assignee”), all or any part of the Loans, the Revolving Credit Commitment (including the L/C Commitment), any Letter of Credit participations, reimbursement obligations in respect of any Letter of Credit or any other rights or obligations of such Lender hereunder; provided, however, that except in the case of an assignment to a Lender, any Lender Affiliate or an Approved Fund, such assignment must be in a minimum amount (unless otherwise agreed in writing by Borrower, the applicable Loan Agent and each Issuing Lender) of $1,000,000 (or, if less, the full amount of such Assignor’s Loans, Letter of Credit Participations, reimbursement obligations in respect of any Letter of Credit or any other rights and obligations of such Lender hereunder); provided, further, that any assignment of Term Loans shall not require the consent of the Issuing Lender or, with respect to such assignment to any Affiliate of any Lender, an Approved Fund or any other Lender, the Administrative Agent and provided, further that (i) Borrower shall not be required to pay any increased costs or taxes pursuant to Section 2.16 or 2.17 by reason of any such assignment; (ii) Borrower and the applicable Loan Agent shall be entitled to continue to deal solely and directly with such Assignor in connection with the interests so assigned to the Assignee until written

84

notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to Borrower, the applicable Loan Agent and each Issuing Lender by such Assignor and the Assignee; and (iii) such Assignor shall not be released from its obligations hereunder with respect to the assigned portion of any such rights or obligations until the Assignee shall have delivered to Borrower and the applicable Loan Agent an agreement to be bound by the terms and conditions of this Agreement, which agreement shall be substantially in the form of Exhibit J (an “Assignment and Acceptance”).
          (b) Any Lender may, without the consent of the applicable Loan Agent, any other Lender to whom obligations are owed in respect of Letters of Credit issued by it or Borrower, at any time sell to one or more Lenders or other entities (a “Participant”) participating interests in any Loans, any Revolving Credit Commitment, any Letter of Credit participations or any reimbursement obligations of such Lender in respect of any Letter of Credit hereunder; provided, however, that such participation shall not increase the amount payable by Borrower in respect of taxes pursuant to Section 2.16 and, provided further that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible for the performance of its obligations hereunder; (iii) Borrower and the applicable Loan Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (iv) no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the scheduled date for the payment of any installment of principal or interest of the Loans in which such Participant is participating, (B) reduce the amount of any scheduled installment of principal of the Loans hereunder in which such Participant is participating, (C) reduce the interest rate applicable to Loans hereunder in which such Participant is participating (other than as a result of a waiver of (i) default interest or (ii) any Default or Event of Default), (D) reduce any fees or other amounts payable hereunder in which such Participant is participating (other than as a result of a waiver of (i) default interest or (ii) any Default or Event of Default); and (v) such Lender shall require its Participants to comply with the provisions of Section 10.03(b). Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that, in the case of Sections 2.16, 2.17 and 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
          (c) Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee such financial and other information in such Lender’s possession concerning Borrower or its Subsidiaries which has been delivered to Lenders pursuant to this Agreement or which has been delivered to Lenders by Borrower in connection with Lenders’ credit evaluation of Borrower prior to entering into this Agreement; provided that any Transferee or prospective Transferee shall have been advised of and agreed to be bound by the provisions of Section 9.18.

85

          (d) Nothing herein shall prohibit any Lender from pledging or collaterally assigning any Note in accordance with applicable law, including to any Federal Reserve Bank. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the applicable Loan Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Term Loans and Term Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
          (e) The Revolving Credit Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Revolving Credit Register”) for the recordation of the names and addresses of the Revolving Lenders and the Revolving Credit Commitments of, and the principal amount of the Revolving Loans owing to, each Revolving Credit Lender from time to time and the Administrative Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Term Lenders and the Term Loan Commitments of, and the principal amount of the Term Loans owing to, each Term Lender from time to time. The entries in the Revolving Credit Register and the Register, as applicable, shall constitute prima facie evidence of the foregoing information, in the absence of manifest error, and Borrower, each other Credit Party, the applicable Loan Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Revolving Credit Register and the Register, as applicable, (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Loan evidenced by a Note shall be registered on the Revolving Credit Register and the Register, as applicable, only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee. Borrower shall be entitled to review the Revolving Credit Register and the Register from time to time during regular business hours.
          (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by this Section 9.04, together with payment to the applicable Loan Agent of the registration and processing fee referred to in paragraph (a) of this Section 9.04, the applicable Loan Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Revolving Credit Register or Register, as applicable, on the effective date determined pursuant thereto.
     Section 9.05 Delays and Waivers. No delay or omission by any Agent, Arranger or Lenders to exercise any right under this Agreement, the Collateral Documents or any instrument or agreement contemplated hereunder or thereunder shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this

86

Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.
     Section 9.06 Costs and Expenses. Borrower agrees:
          (a) to pay or reimburse any Agent, the Arranger and the Issuing Lenders within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable out-of-pocket costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement or modification to, this Agreement, any Collateral Document and any other documents or instruments prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and the consummation of the transactions to occur on the Closing Date, including, without limitation, the reasonable fees and out-of-pocket expenses of one primary counsel to the Agents and one local counsel in each appropriate jurisdiction with respect;
          (b) to pay or reimburse each Lender, each Agent, the Arranger and the Issuing Lenders within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable costs and out-of-pocket expenses incurred by any of them in connection with the enforcement or preservation of any rights under this Agreement, the Notes, any Collateral Document, and any other documents or instruments prepared in connection herewith or therewith and in connection with any refinancing or restructuring of the Obligations in the nature of a “work-out”, including, without limitation, reasonable fees and out-of-pocket expenses of two consultants or restructuring advisors (such consultants or restructuring advisors shall be reasonably acceptable to Borrower) and one outside counsel and one local counsel in each appropriate jurisdiction to the Agents and to each of the several Lenders (unless there is an actual conflict of interest in which case each such party with such conflict shall be entitled to retain separate counsel); and
          (c) to pay or reimburse Agents or the Arranger within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable appraisal, accounting, audit, search, recordation and filing fees, incurred or sustained by them in connection with the matters referred to under paragraphs (a) and (b) above.
     Section 9.07 Telephone Indemnity. Borrower shall protect Lenders and the Agents and hold them harmless from and not liable for any and all actual loss, damage, claim or expense (including, without limitation, reasonable attorneys’ fees of one counsel) incurred by Agents or Lenders in connection with or in relation to any act or any failure to act upon telephone instructions received by Lenders or Agents from Borrower or any Person who has identified himself as an authorized officer of Borrower, whether or not the instructions are actually given by an authorized officer of Borrower except to the extent such action or failure to act is a result of any such Agent’s or any such Lender’s (or their officer’s, director’s, employee’s or agent’s) gross negligence, bad faith or willful misconduct as determined by a final decision of a court of competent jurisdiction).

87

     Section 9.08 Other Indemnity. (a) Borrower agrees to indemnify and hold harmless the Agents, each Lender and each of their respective officers, directors, agents and employees, (each an “Indemnified Person”), from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) which may be incurred by or asserted against Agents, the Arranger any Lender, any Issuing Lender or any such other indemnified Person in connection with or arising out of any investigation, litigation or proceeding related to this Agreement, the Loans, the Term Loan Commitments, the Revolving Credit Commitments, the Letters of Credit, the use of proceeds of the Loans or Letters of Credit or the negotiation and preparation of documentation in connection herewith or therewith, whether or not any Agent, the Arranger, any Issuing Lender or such Lender is a party thereto; provided, however, that Borrower shall not be required to indemnify any such Indemnified Person from or against any portion of such claims, damages, liabilities or to the extent such claim, damage, loss, liability or expense is (i) determined by a final decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence, willful misconduct or bad faith of such Indemnified Person or its officers, directors, employees or agents to the extent acting at the direction of such Indemnified Person, (ii) from a material breach of a Loan Document by such Indemnified Person or its officers, directors, employees or agents acting at the direction of such Indemnified Person, or (iii) from a dispute is solely between Indemnified Persons or their respective officers, affiliates, directors, employees, agents, advisors, controlling persons, members and successors and permitted assigns of such Indemnified Person not arising from an act or omission of Borrower or its Subsidiaries. The foregoing indemnification shall be binding on Borrower forever, and shall survive repayment of the Obligations and the release of any liens under the Collateral Documents.
          (b) Borrower hereby agrees to indemnify, defend and hold harmless the Agents, the Issuing Lenders and each Lender, and each of their respective officers, directors, employees and agents, from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees of one counsel for all Indemnified Persons) to the extent no actual conflict exists, which may be incurred by or asserted against any Agent, Issuing Lender or Lender or any such indemnified Person in connection with or arising out of any investigation, litigation or proceeding, or any action taken by any Person, with respect to any Hazardous Materials Claim arising out of or related to any of the Properties which are subject to a Lien in favor of the Collateral Agent as contemplated hereunder (including, without limitation, any Hazardous Materials Claim arising out of or relating to any (i) release of Hazardous Materials on, upon, under or into any such Properties or (ii) damage to real or personal property or natural resources and/or harm or injury to Persons alleged to have resulted from such release of Hazardous Materials on, upon or into any such Properties); provided, however, that Borrower shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or expense arising out of the gross negligence, willful misconduct or bad faith of such indemnified Person. The foregoing indemnification is the personal obligation of Borrower, binding on Borrower forever, and shall survive repayment of the Obligations and release of record of the mortgages or deeds of trust in favor of Collateral Agent encumbering the Properties and any transfer of the Properties by foreclosure or by deed in lieu of foreclosure. The foregoing indemnification shall not be affected or negated by any exculpatory clause that may be contained in any of the Collateral Documents. It is expressly understood and agreed that to the extent that Collateral Agent and/or Lenders are strictly liable under any such law, regulation, ordinance or requirement, Borrower’s obligation to Collateral

88

Agent and Lenders under this indemnity shall likewise be without regard to fault on the part of Borrower or its Subsidiaries with respect to the violation or condition which results in liability to Collateral Agent and/or Lenders; provided, however, that Borrower shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or expense arising after the Collateral Agent shall have foreclosed or otherwise taken possession of such property which is caused by any action or inaction of the Collateral Agent after such time.
          (c) The Agents and each Lender agree that in the event that any such investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any of its officers, directors, agents and employees, or trustees and advisors of an Approved Fund, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, or trustees and advisors of an Approved Fund, for which any Agent or Lender may desire indemnity or defense hereunder, such Agent or Lender shall promptly notify Borrower in writing.
          (d) Borrower at the request of any Agent or Lender, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and any Agent, in any event, may participate in the defense thereof with legal counsel of such Agent’s choice if such Agent asserts defenses that raise potential conflicts of interest with Borrower. No action taken by legal counsel chosen by any Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair Borrower’s obligation and duty hereunder to indemnify and hold harmless each Agent and each Lender (unless such action is grossly negligent or constitutes bad faith or willful misconduct).
     Section 9.09 Choice of Law. EXCEPT FOR COLLATERAL DOCUMENTS GOVERNED BY THE LAWS OF ANOTHER STATE OR COUNTRY, THE AGENTS AND LENDERS AND BORROWER AGREE THAT THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 9.10 Personal Jurisdiction; Waiver. THE AGENTS AND LENDERS SHALL ENFORCE ANY CLAIM ARISING UNDER THIS AGREEMENT, THE NOTES, OR ANY COLLATERAL DOCUMENT IN THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE AGENTS AND LENDERS MAY ENFORCE EACH CLAIM IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF

89

SUCH COURTS. EACH OF BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
     Section 9.11 Service of Process. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS PROVIDED HEREIN NOT LESS THAN FIVE (5) DAYS AFTER THE APPLICABLE SUMMONS IS ISSUED AND SHALL BECOME EFFECTIVE UPON MAILING. NOTHING CONTAINED IN THIS SECTION 9.11 SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.
     Section 9.12 Waiver of Jury Trial. EACH AGENT, EACH LENDER AND BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY AGENT, ANY LENDER AND/OR BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
     Section 9.13 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement.
     Section 9.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
     Section 9.15 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts (provided that Borrower shall execute each counterpart), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
     Section 9.16 No Reliance by Lenders. Lenders hereby acknowledge that they have not, in good faith, relied upon any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in extending or maintaining the loans under this Agreement.

90

     Section 9.17 Entire Agreement. This Agreement, any writing referred to in Section 2.15 and any agreement, document or instrument attached hereto or referred to herein (i) integrate all the terms and conditions mentioned herein or incidental hereto, (ii) supersede all oral negotiations and prior writings in respect to the subject matter hereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and any such agreement, document or instrument (including such letter agreement) and as the complete and exclusive statement of the terms agreed to by the parties.
     Section 9.18 Confidentiality. Each Lender and each Agent agree to keep information obtained by it pursuant hereto and the other Collateral Documents confidential , and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender’s or such Agent’s, as the case may be, employees, representatives, agents or affiliates who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than Borrower or such information that is in the public domain at the time of disclosure, (iii) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (which requirement or order shall be promptly notified to Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender or such Agent, as the case may be, may be subject, (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 9.18, (v) to the extent required in connection with any litigation between Borrower and/or any Guarantor and any Lender or any Agent, (vi) following an Event of Default, in connection with any proceeding in the Bankruptcy Court to enforce their rights under the Credit Documents or with the sale or other realization on any Collateral under any Collateral Document, or (vii) with Borrower’s prior written consent.
     Section 9.19 [Reserved.].
     Section 9.20 Replacement of Lenders. If any Lender does not consent to any proposed amendment, modification, waiver or termination of the Credit Documents pursuant to Section 10.06 requiring the consent of all affected Lenders in respect of which the consent of the Majority Lenders is obtained (any such Lender, a “Non-Consenting Lender”), then Borrower shall have the right to replace in its entirety such Lender (the “Replaced Lender”), on five Banking Days’ prior written notice (or such shorter notice as agreed by the applicable Loan Agent) to the applicable Loan Agent and such Replaced Lender, with one or more other Persons (collectively, the “Replacement Lender”) reasonably acceptable to the applicable Loan Agent, Borrower and, in the event such Replaced Lender is a Revolving Credit Lender, the Issuing Lender (which acceptance in any case shall not be unreasonably withheld); provided, that: (i) at the time of any replacement pursuant to this Section 9.20, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Acceptance, substantially in the form of Exhibit J (appropriately completed), pursuant to which the Replacement Lender shall acquire all of the Commitments, participating interests in Letters of Credit, and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all

91

accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (b) an amount equal to all accrued, but theretofore unpaid fees owing to the Replaced Lender and (c) any other amounts payable to the Replaced Lender under this Agreement. Upon the execution of the respective assignment documentation, the making of the appropriate entries in the Register, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of appropriate Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder, and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender; provided, that is agreed that the applicable Loan Agent may execute the assignment documentation on behalf of the Non-Consenting Lender to the extent such Non-Consenting Lender refuses and all other conditions herein have been satisfied. For the avoidance of doubt, it is understood that neither any Agent nor any Lender shall be obligated to be or to find any Replacement Lender.
ARTICLE X
RELATION OF LENDERS
     Section 10.01 Agents; Enforcement of Guaranties. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Agents to take such action on its behalf under the provisions of this Agreement and each other instrument or agreement contemplated hereunder and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or such other instrument or agreement, together with such powers as are reasonably incidental thereto. Each Lender agrees that no Lender shall have the right individually to enforce the Guarantee and Collateral Agreement or the other Collateral Documents and hereby appoints the Collateral Agent to act upon the direction of the Majority Lenders to enforce each such Agreement. [                    ] and the Operating Banks agree that none of such Lenders shall take any action to enforce the Operating Bank Guaranty, respectively, until the Collateral Agent has commenced to enforce the Guarantee and Collateral Agreement upon the direction of the Majority Lenders pursuant to the preceding sentence. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in such other instrument or agreement, no Agent shall have any duties or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any such other instrument or agreement or otherwise exist against any Agent. Each Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
          (b) Each Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents to which it is a party and to take all action contemplated by the Collateral Agency Agreement; provided that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or take any action thereunder without the direction of the Loan Agent. Except as permitted by Section 10.13, the Loan Agents shall not direct the Collateral Agent to enter into or

92

consent to any amendment, modification, termination or waiver of any provision of any Collateral Document or direct the Collateral Agent to take any action thereunder without the prior consent of the Majority Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce or to realize upon the security granted to the Collateral Agent under the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of all of the Secured Creditors upon the terms of the Collateral Documents and the Collateral Agreement.
     Section 10.02 Pro Rata Sharing. All principal, interest and fee payments on the Revolving Credit (other than sums under Sections 2.14(a)(ii), 2.14(a)(iii) and 2.15 or other provisions which provide for payments to specific Lenders) shall be divided pro rata among Lenders according to their respective Revolving Credit Commitment Percentages, and all principal, interest and fee payments on the Term Loan Facility (other than sums under Section 2.15 or other provisions which provide for payments to specific Lenders) shall be divided pro rata among Lenders according to their respective Term Loans. All sums realized under the Guarantee and Collateral Agreement (or any guaranty executed and delivered pursuant to Section 3.04) and all proceeds of Collateral distributed to Lenders under the Collateral Agency Agreement (subject to Section 10.13(f)) shall be allocated as set forth in the Collateral Agency Agreement.
     Section 10.03 Set-off. (a) Subject to the rights of the Secured Creditors with respect to any Collateral and in addition to any Liens granted by Borrower or any of its Subsidiaries to the Collateral Agent and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized by Borrower at any time and from time to time with the prior consent of the applicable Loan Agent, without notice to Borrower, or to any other Person (any such notice being hereby expressly waived) to set-off all deposits (excluding payroll, tax, petty cash and trust accounts) of Borrower and any other Debt at any time held or owing by such Secured Creditor to or for the credit of Borrower against and on account of the Secured Obligations owing to such Secured Creditor irrespective of whether or not the applicable Loan Agent or such Secured Creditor shall have made demand under this Agreement or any Collateral Document and to the extent the Secured Obligations are matured. Each of the Lenders agrees that it shall not, without the express consent of the applicable Loan Agent, set-off against the Obligations or any other amounts owing to such Lender any accounts of Borrower now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so by the applicable Loan Agent, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral for the purpose of which is, or could be, to give such Lender any preference or priority against any other Secured Creditor with respect to the Collateral.
          (b) If at any time or times any Lender shall receive by payment, foreclosure, set-off or otherwise, any proceeds of any Collateral or any payments with respect to the Secured Obligations arising under, or relating to, this Agreement or the Collateral Documents, except for any such proceeds or payments received by such Lender or any Issuing Lender from the applicable Loan Agent or Collateral Agent pursuant to the terms of this

93

Agreement or the Collateral Agency Agreement, such Lender shall promptly purchase, without recourse or warranty, an undivided interest and participation in the Secured Obligations owed to the other Lenders (or, after an Event of Default, the other Secured Creditors) so that such excess payment received shall be applied ratably as among Lenders in accordance with their respective Commitment Percentages (or, after an Event of Default among the Secured Creditors as provided for in the Collateral Agency Agreement); provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
          (c) Each Secured Creditor other than in its capacity as a Lender shall be entitled to any rights conferred upon it under this Agreement or any of the Collateral Documents only on the condition and understanding that it shall be bound by the terms of this Section 10.03 to the same extent as Lenders.
     Section 10.04 Liability of Agents. No Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its or such Person’s or its officers, directors, employees agents, attorneys-in-fact or Affiliates) own gross negligence or willful misconduct or bad faith) or (ii) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or any officer thereof contained in this Agreement or in any other instrument or agreement contemplated hereunder or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other instrument or agreement contemplated hereunder or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other instrument or agreement contemplated hereunder or for any failure of Borrower or any Subsidiary to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of agreements contained in, or conditions of, this Agreement or any other instrument or agreement contemplated hereunder, or to inspect the properties, books or records of Borrower or any Subsidiary.
     Section 10.05 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, electronic message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower or any Guarantor), independent accountants and other experts selected by any Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other instruction or agreement contemplated hereunder unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or

94

continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other instrument or agreement contemplated hereunder in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.
     Section 10.06 Approvals; Amendments. Subject to the other provisions of this Section 10.06, this Agreement and the Collateral Documents may be amended or waived only upon the prior express written consent of Borrower or Guarantors, as the case may be, party thereto and the Majority Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of Majority Lenders, action shall be taken by an Agent for and on behalf or for the benefit of all Lenders upon the direction of Majority Lenders, and any such action shall be binding on all Lenders; provided, however, that (i) unless each Lender directly and adversely affected thereby (it being understood that, for the purposes of Section 10.06 (d), (e) or (g), all Lenders shall be deemed to be directly affected thereby) agree in writing, no amendment, modification, consent or waiver shall be effective which:
          (a) increases the amount of any Commitment of any Lender or extends the expiry date thereof,
          (b) reduces interest (other than as a result of waiving a Default, Event of Default or default interest), principal, commissions or fees owing hereunder,
          (c) extends the scheduled date on which any sum is due hereunder,
          (d) releases all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement or, subject to the proviso in Section 10.13(c) and Section 10.13(e), releases all or substantially all of the Collateral (except (i) in connection with dispositions thereof permitted under this Agreement, (ii) as permitted by subsections 10.13(b) or (d), (iii) any Guarantor may be released from its obligations under the Credit Documents if all of the Capital Stock of, or substantially all of the assets of, such Guarantor are disposed of in a transaction permitted by this Agreement or (iv) as otherwise expressly permitted by this Agreement),
          (e) reduces the percentage specified in the definition of “Majority Lenders”,
          (f) amends or waives the provisions of this Section 10.06, or

95

          (g) reduces a specified percentage required for consent in any other provision requiring consent of a specified percentage of Lenders without consent of such percentage of Lenders, and
(ii) unless (x) all Revolving Credit Lenders, if there are two (2) or less Revolving Credit Lenders or (y) the Majority Revolving Lenders, and the Revolving Credit Agent agree in writing, no amendment, modification, consent or waiver shall be effective which waives or otherwise adversely effects the rights of the Revolving Credit Lenders under 10.13(g).
     Notwithstanding the foregoing, (i) the Agents may enter into technical amendments to the Collateral Agency Agreement without the consent of the Lenders, (ii) the Agents may enter into amendments to the Operating Bank Guaranty replacing Annex I thereto without the consent of the Lenders, (iii) no amendment, modification, consent or waiver shall be effective which reduces the amount of any mandatory prepayment under Section 2.13 without the consent of the holders of at least a majority in interest of each Facility. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (other than any to which its consent is required under clauses (a) through (g) above), except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
     Further, notwithstanding anything to the contrary contained in Section 10.06, if the Agents and Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agents and Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Majority Lenders within five Banking Days following receipt of notice thereof.
     Section 10.07 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest, commissions and fees payable to Agent hereunder for the account of Lenders, unless such Agent shall have received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to Lenders. The Agents shall take such action with respect to such Event of Default as shall be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until the Agents shall have received any such request, any such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as such Agent shall deem advisable in the best interests of Lenders.
     Section 10.08 Credit Decision. Each Lender expressly acknowledges that neither Agents nor any other Lender nor any of their respective Affiliates nor any respective officer, director, employee, agent or attorney-in-fact of any of them has made any representation or warranty to it and that no act by any Agent or any other Lender hereafter taken, including any

96

review of the affairs of Borrower and its Subsidiaries and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent or any other Lender to such Lender. Each Lender represents to each Agent and to each other Lender that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors and made its own decision to enter into this Agreement and extend credit to Borrower hereunder (without reliance on any Agent or any other Lender). Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors (without reliance on any Agent or any other Lender). Except for notices, reports and other documents expressly required to be furnished to Lenders by an Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Guarantor which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
     Section 10.09 Lenders’ Indemnity. Each Lender agrees to indemnify each Agent (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), ratably, according to the sum of (i) its Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the sum of its outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit), and (ii) its outstanding Term Loans, in each case determined in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such sum immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans or the Letters of Credit) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided however, that no Lender shall be liable for the payment to any Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel) incurred by any such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Collateral Document, or any document contemplated by or referred to herein to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower.

97

     Section 10.10 Agents as Lender. Each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent; and the term “Lenders” shall include each Agent in its individual capacity. Each Agent and its subsidiaries and affiliates may accept deposits from, lend money to, act as agent or trustee for other lenders to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent.
     Section 10.11 Notice of Transfer. Subject to Section 9.04(a), the applicable Loan Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Credit for all purposes hereof unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the applicable Loan Agent.
     Section 10.12 Resignation of Agent. Any Agent may resign upon forty-five (45) days’ written notice to Lenders and Borrower. Upon any such resignation, Majority Lenders shall have the right to appoint a successor to such Agent (which shall be either a Lender or a commercial bank with capital and surplus in excess of $500,000,000 and which successor, unless an Event of Default under Section 8.01 has occurred and is continuing, shall be reasonably acceptable to Borrower). If no successor shall have accepted such appointment within forty-five (45) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of Lenders, appoint a successor with the consent of Borrower (not to be unreasonably withheld or delayed). Upon the acceptance by the successor of its appointment hereunder, the successor shall succeed to and become vested with all the rights and obligations of the retiring Agent, and the retiring Agent shall be discharged from its obligations under this Agreement. The provisions of this Article X and Sections 9.06, 9.07 and 9.08 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.
     Section 10.13 Collateral Matters. (a) Each Loan Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and Loans to the Collateral Agent (“Agent Loans”) which Loan Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment of the Obligations or to pay any other amount chargeable to Borrower or any Guarantor pursuant to the terms of this Agreement or any Collateral Document, including, without limitation, costs, fees and expenses as described in Section 9.06; provided, however, that the Agent Loans shall not exceed $250,000 without the prior written consent of Majority Lenders. The Agent Loans shall be repayable on written demand and be secured by the Collateral. The Agent Loans shall not constitute Loans but shall otherwise constitute Obligations hereunder. The applicable Loan Agent shall notify each Lender in writing of each such Agent Loan, which notice shall include a description of the purpose of such Agent Loan. Without limitation to its obligations pursuant to Section 10.09, each Lender agrees that it shall make available to the applicable Loan Agent, upon the applicable Loan Agent’s demand, in immediately available funds, the amount equal to such Lender’s Commitment Percentage of each such Agent Loan. If such funds are not made available to the applicable Loan Agent by such Lender within one (1) Banking Day after the applicable Loan Agent’s demand therefor, the applicable Loan Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing the date of such demand and ending on the date such amount is received.

98

          (b) Lenders acknowledge that Borrower and its Subsidiaries have created and will create Liens permitted by this Agreement on a substantial portion of their property, including Collateral, to secure obligations owed to Persons other than the Secured Creditors and that Borrower and its Subsidiaries from time to time have requested and will request the Loans Agents and Collateral Agent to execute and deliver releases and subordinations with respect to Liens on the Collateral created by the Collateral Documents in connection with transactions permitted by this Agreement (such as Borrower and its Subsidiaries obtaining financing on equipment and other property secured by Liens described in the definition of “Permitted Liens”). Lenders hereby irrevocably authorize the applicable Loan Agent, at its option and in its discretion, to direct the Collateral Agent to release or subordinate on terms reasonably satisfactory to the Collateral Agent any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Credit Commitments and Term Loan Commitments, as applicable, and indefeasible payment in full and satisfaction of all of the Obligations; or (ii) constituting property being sold or disposed of if the sale or disposition is permitted hereunder; or (iii) constituting property in which neither Borrower nor any Guarantor owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower or any Guarantor; or (v) if approved, authorized or ratified in writing by the Majority Lenders (subject to Section 10.06(d)); or (vi) subject to a Permitted Lien or other Lien permitted by Section 7.03; or (vii) not owned by Borrower or any Guarantor. Upon request by the applicable Loan Agent at any time, Lenders will confirm in writing the applicable Loan Agent’s authority to so direct the release of particular types or items of Collateral pursuant to this Section 10.13(b). The Lenders hereby irrevocably authorize Loan Agents, at their option and discretion (1) to direct the Collateral Agent to release and subordinate, on terms reasonably satisfactory to the Collateral Agent and the Borrower, Liens on Collateral which is also subject to Permitted Liens, (2) to execute any release, subordination or acknowledgement documents requested by Borrower in order to effect any release or subordination described in this paragraph (b) and (3) to execute acknowledgements with respect to leases to the effect that the Property subject to such leases is not subject to the Liens created by the Credit Documents or Collateral, and the Loan Agents and the Collateral Agent shall have no liability to the Secured Creditors for actions taken pursuant to this paragraph (b). This paragraph (b) is intended as an authorization by the Lenders to permit the Loan Agents and the Collateral Agent to take the actions described herein and neither Borrower nor any of its Subsidiaries or any other Person shall be entitled to the benefits hereof. In reliance on and pursuant to the foregoing authority the Loan Agents and the Collateral Agent may enter into subordination agreements and take other actions requested by Borrower in order to provide assurance to purchase money financing sources and their assignees and successors of their priority in particular items of Collateral, notwithstanding that such financing sources and their assignees and successors may have failed to maintain perfected first priority security interests thereon.
          (c) Without in any manner limiting any Agent’s authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 10.13(b) above), each Lender agrees to confirm in writing, upon request by Borrower, the authority to direct the release of Collateral conferred upon the Loan Agents under clauses (i) through (vii) of Section 10.13(b) above. Upon receipt by any Loan Agent of confirmation from the Majority Lenders of its authority to direct the release of any particular item or types of Collateral, such Loan Agent shall (and is hereby irrevocably authorized by Lenders to) direct the

99

Collateral Agent to execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Creditors herein or pursuant hereto upon such Collateral; provided, however, that (i) such Loan Agent shall not be required to direct the Collateral Agent to execute any such document on terms which, in such Loan Agent’s opinion, would expose any Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower and its Subsidiaries in respect of) all interests retained by Borrower and its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          (d) The Lenders hereby irrevocably agree that the Loan Agents and Collateral Agent are authorized to release the Liens in favor of the Secured Creditors upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations owing as of the date of such termination (other than contingent indemnification obligations). The Lenders authorize the Collateral Agent to execute and deliver any documentation evidencing the release of such Liens.
          (e) No Agent shall have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Loan Agents or the Collateral Agent pursuant to any Collateral Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Loan Agents or Collateral Agent in this Section 10.13 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each of the Loan Agents and Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given each Loan Agent’s and Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Loan Agents and Collateral Agent shall have no duty or liability whatsoever to any Lender (except as specifically provided in this Agreement and the Collateral Documents).
     EACH LENDER FURTHER ACKNOWLEDGES AND AGREES THAT THE LOAN AGENTS AND COLLATERAL AGENT SHALL NOT BE RESPONSIBLE FOR, AND SHALL HAVE NO LIABILITY OR OBLIGATION WITH RESPECT TO, THE VALIDITY, EFFECTIVENESS, GENUINENESS, ENFORCEABILITY OR SUFFICIENCY OF THIS AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS, ANY OTHER INSTRUMENT OR AGREEMENT CONTEMPLATED HEREUNDER OR THEREUNDER, ANY ACTION TAKEN OR NOT TAKEN OR ANY DECISION MADE BY ANY PERSON (OTHER THAN ANY AGENT) WITH RESPECT TO ANY THEREOF OR WITH RESPECT TO THE COLLATERAL, THE FAILURE OF BORROWER OR ANY SUBSIDIARY TO PERFORM ITS OBLIGATIONS HEREUNDER OR THEREUNDER, ANY MISREPRESENTATION BY BORROWER OR ANY SUBSIDIARY HEREUNDER OR THEREUNDER, OR THE VALUE OF ANY COLLATERAL OR THE CREATION,

100

ATTACHMENT, PERFECTION OR PRIORITY OF ANY SECURITY INTEREST OR LIEN PURPORTED TO BE CREATED BY THE COLLATERAL DOCUMENTS, THIS AGREEMENT OR SUCH OTHER INSTRUMENTS OR AGREEMENTS AND THAT THE AGENTS HAVE UNDERTAKEN NO INDEPENDENT REVIEW OR ANALYSIS WITH RESPECT TO ANY OF THE FOREGOING.
               (f) The benefit of the Collateral Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of the Secured Obligations (as defined in the Collateral Agency Agreement) solely on the condition and understanding, as among the Agents and Lenders, that (i) the Secured Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in the Collateral Documents, and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Secured Obligations; but Collateral Agent in its separate capacity as agent hereunder is acting solely as agent for the Lenders and shall have no separate fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Secured Obligations; and (ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the Collateral Documents, and no separate Lien, right, power or remedy shall arise or exist in favor of any Lender under any separate instrument or agreement or in respect of any Secured Obligations; and (iii) each Lender shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement or the Collateral Documents, by the Collateral Agent, at the direction of any Loan Agent on behalf of the Lenders; and (iv) no holder of Secured Obligations shall exercise any right of setoff, bank’s lien or similar right except as expressly provided in Section 10.03.
               (g) Any Collateral proceeds received by any Loan Agent from the Collateral Agent pursuant to Section 4(b) clause Third of the Collateral Agency Agreement shall be applied and paid to the Obligations as follows:
     First: To each Loan Agent, the Revolving Syndication Agent, and the Collateral Agent in an amount equal to all costs and expenses (other than principal and interest) incurred in connection with performing their respective duties hereunder and under the Collateral Documents, including, without limitation, those related to or in connection with the administration of this Agreement or the enforcement of their respective rights under the Collateral Documents;
     Second: To the Revolving Credit Lenders and the Issuing Lenders in an amount equal to all accrued and unpaid interest and accrued and unpaid fees and commissions payable pursuant to Section 2.14 outstanding in respect of Revolving Loans hereunder or under the Revolving Notes and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Revolving Credit Lenders and the Issuing Lenders in proportion to the unpaid amounts of such accrued and unpaid interest, fees and

101

commissions owed to the respective Revolving Credit Lenders or Issuing Lender, as the case may be;
     Third: To the Revolving Credit Lenders in an amount equal to all unpaid principal of the outstanding Revolving Loans, to the Issuing Lenders in the amount of any unreimbursed Letter of Credit drawings (to the extent they have not been converted into a Revolving Loan), to Revolving Credit Agent for deposit as cash collateral, for application against drawings under any Letters of Credit, up to an amount equal to the undrawn amount of such Letters of Credit, to Interest Expense Hedging Agreement Counterparties, up to an amount equal to all unpaid Obligations in respect of Interest Expense Hedging Agreements and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Revolving Credit Lenders, the Issuing Lenders, the Revolving Credit Agent and the Interest Expense Hedging Agreement Counterparties in proportion of such amounts owed under this clause Third to the respective Revolving Credit Lender, Issuing Lender, Revolving Credit Agent or Interest Expense Hedging Agreement Counterparties, as the case may be;
     Fourth: To the Term Lenders in an amount equal to all accrued and unpaid interest and accrued and unpaid fees and commissions payable pursuant to Section 2.14 outstanding hereunder or under the Term Notes and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Term Lenders in proportion to the unpaid amounts of such accrued and unpaid interest, fees and commissions owed to the respective Term Lender;
     Fifth: To the Term Lenders in an amount equal to all unpaid principal of the outstanding Term Loans, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Term Lenders, in proportion of such amounts owed under this clause Fifth to the respective Term Lender;
     Sixth: To any accrued and unpaid fees, commissions and other sums payable pursuant to this Agreement and not paid pursuant to clauses Second through Fifth of this provision and, if such proceeds shall be insufficient to make such payments in full, then ratably (without priority of any one obligation over any other) in proportion to the unpaid amounts of accrued and unpaid fees, commissions and other sums so owed; and
     Seventh: Any surplus then remaining shall be paid to Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
     Section 10.14 Collateral Agent. The Collateral Agent shall be entitled to the standards of care, indemnities and other rights set forth in this Article Ten as are set forth for any

102

other Agent, mutatis mutandis, except as may be expressly provided otherwise hereunder, or in the Collateral Documents.
     Section 10.15 Conversion. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein, the Lenders hereby agree:
          (a) upon the Consummation of the Plan of Reorganization, the occurrence of the Backstop Rights Offering Effective Date Condition (as defined in the Plan of Reorganization), and the satisfaction or waiver by the Majority Lenders of all other conditions set forth in Section 4.01 of the Exit Credit Agreement (the “Conversion Conditions”), so long as no Event of Default has occurred and is continuing, to convert and continue all of the then outstanding principal amount of the Loans under this Agreement into the equivalent amount and type of “Loans” as defined in the Exit Credit Agreement (the “Exit Loans”). Upon the Administrative Agent’s determination that the Conversion Conditions have been met, such conversion shall (i) occur automatically, without action of any of the Lenders or any other Person, and (ii) be evidenced by the execution and delivery of the Exit Credit Agreement and the other “Credit Documents” as defined in the Exit Credit Agreement (collectively, the “Exit Loan Documents”) by the Borrower, the Guarantors and the Administrative Agent. The Exit Loans shall be governed by the Exit Loan Documents; or
          (b) upon the Consummation of the Plan of Reorganization, the occurrence of the Harbinger Investment Effective Date Condition (as defined in the Plan of Reorganization), and the satisfaction or waiver by the Majority Lenders of all other conditions set forth in Section 4.01 of the Alternative Exit Credit Agreement (the “Alternative Conversion Conditions”), so long as no Event of Default has occurred and is continuing, to convert and continue all of the then outstanding principal amount of the Loans under this Agreement into the equivalent amount and type of “Loans” as defined in the Alternative Exit Credit Agreement (the “Alternative Exit Loans”). Upon the Administrative Agent’s determination that the Alternative Conversion Conditions have been met, such conversion shall (i) occur automatically, without action of any of the Lenders or any other Person, and (ii) be evidenced by the execution and delivery of the Alternative Exit Credit Agreement and the other “Credit Documents” as defined in the Alternative Exit Credit Agreement (collectively, the “Alternative Exit Loan Documents”) by the Borrower, the Guarantors and the Administrative Agent. The Alternative Exit Loans shall be governed by the Alternative Exit Loan Documents.

103

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION, as debtor and debtor-in- possession
By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and as a Lender
By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as Revolving Credit Agent and as Issuing Lender
By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as Revolving Syndication Agent
By:
Name:
Title:

[OTHER LENDERS]
By:
Name:
Title:

2

Exhibit E-1
Rejection Claims List For Bally
See Docket No. 37

Exhibit E-2
Rejection Claims List For Affiliate Debtors
See Docket No. 37

Exhibit F
Form of New Credit Agreement

Part 1
Form of New Credit Agreement
(if the Harbinger Investment Effective Date Condition is satisfied)

CREDIT AGREEMENT
among
BALLY TOTAL FITNESS HOLDING CORPORATION,
as Borrower
The Several Banks and other Financial Institutions
Parties Hereto
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent
WELLS FARGO FOOTHILL, LLC,
as Revolving Credit Agent
as
THE CIT GROUP/BUSINESS CREDIT, INC.,
as Revolving Syndication Agent
Dated as of [___], 2007

ii

iii

iv

SCHEDULES

Schedule 1.01(a)	Existing Liens
Schedule 1.01(b)	Unrestricted Subsidiaries
Schedule 2.19(b)	Letters of Credit
Schedule 4.01(bb)	Historical Consolidated EBITDA
Schedule 5.09	Litigation
Schedule 5.14	ERISA Matters
Schedule 5.16	Restrictions on Subsidiaries
Schedule 5.18	Environmental Matters
Schedule 5.19	Mortgage Collateral Properties
Schedule 5.20	Trademark Disputes
Schedule 6.02(a)	Additional Disclosed Litigation
Schedule 6.09	Insurance
Schedule 7.01(j)	Intercompany Loans
Schedule 7.01(k)	Investments
Schedule 7.02(b)	Existing Debt
Schedule 7.14	Maximum Senior Secured Leverage Ratio
Schedule 9.01	Addresses for Notices

EXHIBITS

Exhibit A.	Form of Guarantee and Collateral Agreement
Exhibit B.	Form of Collateral Agency Agreement
Exhibit C.	List of Commitment Percentages
Exhibit D.	List of Subsidiaries
Exhibit E.	Form of Operating Bank Guaranty
Exhibit F.	Form of Revolving Note
Exhibit G.	Form of Term Note
Exhibit H.	Form of Assignment and Acceptance
Exhibit I.	Intercreditor Agreement Term Sheet

CREDIT AGREEMENT
     This Credit Agreement, dated as of [___], 2007 (this “Agreement”), among BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (“Borrower”), the banks and other financial institutions from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), WELLS FARGO FOOTHILL, LLC, as revolving credit agent (in such capacity, the “Revolving Credit Agent”), THE CIT GROUP/BUSINESS CREDIT, INC., as revolving syndication agent (in such capacity, the “Revolving Syndication Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and is entered into with respect to the following:
     1. Borrower, certain of the Lenders, certain other lenders and the Agents are parties to that certain Debtor-in-Possession Credit Agreement, dated as of            , 2007 (as further amended, modified or supplemented from time to time prior to the date hereof, the “DIP Credit Agreement”).
     2. Borrower has requested that the DIP Credit Agreement be refinanced and that this Agreement be entered into to provide for (i) a five year senior secured revolving credit facility under this Agreement in an aggregate principal amount of $50,000,000 (the “Revolving Credit Facility”)and (ii) a six-year senior secured term loan facility under this Agreement in an aggregate principal amount of $242,000,000, the “Term Loan Facility”), in order, first, with respect to the Term Loan Facility, to refinance certain indebtedness under the DIP Credit Agreement, and second, with respect to the Term Loan Facility and the Revolving Credit Facility, for general corporate and working capital purposes.
     3. Certain of the Lenders party to the DIP Credit Agreement and the Credit Parties (as herein defined) desire to continue in full force and effect all of the indebtedness, guarantees, liens and security interests created under the DIP Credit Agreement and all guarantee and collateral documents delivered in connection therewith under this Agreement and the other Credit Documents.
     4. The Lenders and the Agents have agreed to become parties hereto, on the terms and subject to the conditions set forth herein.
     In consideration of the premises and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMINOLOGY
                    1.01   Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “Administrative Agent” means Morgan Stanley Senior Funding, Inc., or any successor agent thereto.
     “Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
     “Agents” means the Administrative Agent, the Collateral Agent, the Revolving Credit Agent and the Revolving Syndication Agent.
     “Agreement” has the meaning assigned in the recitals hereto.
     “Applicable Margin” means, at any time, (a) with respect to Revolving Loans (i) that are Eurodollar Rate Loans, 2.25%, and (ii) that are Reference Rate Loans, 1.25%; (b) with respect to Term Loans (i) that are Eurodollar Rate Loans, 5.00%, and (ii) that are Reference Rate Loans, 4.00%; (c) with respect to Letter of Credit fees, 2.25%; and (d) with respect to any other payment obligations hereunder bearing interest based on the Reference Rate, 1.25%.
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Morgan Stanley Senior Funding, Inc.
     “Banking Day” means a day other than Saturday or Sunday on which (i) banks are open for business in New York City and (ii) for any calculation, determination or other matter with respect to Eurodollar Rate Loans, dealings in foreign currencies and exchange between banks may be carried on in London, England.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
     “Borrowing Date” means, with respect to each Loan, the date such Loan is made.
     “Capitalized Lease” means any lease which is or should be, in accordance with GAAP, capitalized on the balance sheet of the lessee.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the Closing Date.

2

     “Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any bank whose short-term commercial paper rating from Standard & Poor’s Ratings Group, a division of McGraw-Hill (“S&P”), is at least A-1 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent thereof (any such Lender, an “Approved Lender”), with maturities of not more than 12 months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (i) entered into with an Approved Lender, (iv) commercial paper issued by, or guaranteed by, any Approved Lender or by the parent company of any Approved Lender or commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or issued by, or guaranteed by, any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, respectively, and in each case maturing within 12 months after the date of acquisition and (v) any fund or funds making substantially all of their investments in investments of the type described in clauses (i) through (iv) above.
     “Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
     “Change of Control Event” shall be deemed to have occurred if: (a) prior to an IPO, the Permitted Holders cease to own, directly or indirectly, or to have the power to vote or direct the voting of, Voting Stock representing a majority of the voting power of the total outstanding Voting Stock of Borrower; or (b) following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of Borrower.
     “Closing Date” means the date on which all of the conditions in Section 4.01 are satisfied or waived.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     “Collateral” means all real, personal and mixed property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower or any Guarantor and their respective Subsidiaries in or upon which a security interest, pledge, lien or mortgage

3

is granted to the Lenders or the Collateral Agent pursuant to the Collateral Documents for the benefit of the Secured Creditors whether under this Agreement or under any other documents, instruments or writings executed by any such Persons in connection with Loans or other credit extensions made hereunder and delivered to the Collateral Agent or the Lenders.
     “Collateral Agency Agreement” means the Collateral Agency Agreement between the Collateral Agent and the Loan Agents in the form of Exhibit B hereto, as amended, supplemented or otherwise modified.
     “Collateral Agent” means Morgan Stanley Senior Funding, Inc., or any successor agent thereto acting as Collateral Agent for the Secured Creditors pursuant to the Collateral Agency Agreement.
     “Collateral Documents” means, collectively, (i) the Guarantee and Collateral Agreement, the Collateral Agency Agreement, the Mortgages, the Operating Bank Guaranty, the Control Agreements, the Intercreditor Agreement and all other security agreements, mortgages, deeds of trust, Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, guarantees and other agreements between Borrower or any Guarantor and their respective Subsidiaries and any of the Lenders or the Collateral Agent for the benefit of the Lenders or the Secured Creditors, now or hereafter delivered to any of the Secured Creditors or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the Uniform Commercial Code (or comparable law) against Borrower or any Guarantor or any Subsidiaries in favor of any of the Lenders or the Collateral Agent for the benefit of the Lenders or the Secured Creditors and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.
     “Commitment” means, as to any Lender, such Lender’s Revolving Credit Commitment, L/C Commitment, and Term Loan Commitment, collectively, as to all the Lenders, the “Commitments”.
     “Commitment Percentage” means, as to each Lender, its Revolving Credit Commitment Percentage and its Term Loan Commitment Percentage, as applicable.
     “Commitment Reductions” means the amount of the permanent reductions of the Revolving Credit Commitment Amount resulting from the application of Section 2.11, 2.13 or any other provision contained herein.
     “Confirmation Order” means the order (which order shall be reasonably satisfactory to the Administrative Agent and the Lenders) of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code, together with all schedules and exhibits thereto.
     “Consolidated” or “consolidated” means (i) when used herein with reference to financial statements, ratios, assets, liabilities, operating accounts or operations of

4

Borrower and its Subsidiaries, that any calculations have been made by combining the assets and liabilities of Borrower and its Subsidiaries after eliminating all intercompany items; and (ii) when used herein with reference to a Subsidiary, a Subsidiary the financial statements of which have been presented together with those of Borrower.
     “Consolidated Adjusted EBITDA” means Consolidated EBITDA for the twelve month period most recently ended prior to the date of determination for which financial statements have been delivered pursuant to Section 6.03, adjusted on a pro forma basis to give effect to dispositions made during (or after) such twelve month period pursuant to Section 7.8(f) and (o) and acquisitions made during (or after) such twelve month period pursuant to Section 7.01(e), on the following basis:
     (a) cash rent obligations related to Permitted Sale/Leasebacks shall be deducted from Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period;
     (b) cash club contribution (net of associated overhead cost additions) of clubs acquired by Borrower during such twelve month period (which may be a negative number), shall be included in Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period;
     (c) cash club contribution (net of associated overhead cost savings) of clubs disposed during the prior twelve month period (which may be a negative number), shall be excluded from Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period; and
     (d) cash rent obligations in respect of leases or subleases disposed under Section 7.08 (o)(ii) shall be added-back to Consolidated EBITDA as if such disposals had been consummated on the first day of such twelve month period.
     “Consolidated EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any period of determination, Consolidated Net Income (loss) plus to the extent deducted in determining Consolidated Net Income (loss): (a) income, withholding (including foreign), franchise or similar taxes paid or accrued during such period, (b) consolidated interest expense calculated in accordance with GAAP and Letter of Credit fees, (c) depreciation, amortization (including non-cash amortization of debt discount or deferred financing costs) and non-cash impairment charges, (d) all other non-cash charges, (e) cash restructuring charges, fees, expenses, settlements and claims related to Borrower’s restructuring/reorganization efforts associated with its Chapter 11 proceeding, (f) other cash restructuring charges, including third-party professional fees for operational and financial advisory services, provided that such charges shall not exceed $6.0 million for the six months ending December 31, 2007, $8.0 million for fiscal year 2008, $4.0 million for fiscal year 2009, and $0 for any fiscal year thereafter, (g) cash public company expenses incurred in fiscal year 2007, (h) cash expenses incurred by Borrower or any Subsidiary to the extent actually reimbursed by a third party, (i) cash severance payments made to employees or officers, (j) cash fees, costs and expenses incurred in connection with this financing, and any other debt or

5

equity issuances, refinancings, acquisitions, investments or dispositions permitted by this Agreement, (k) to the extent covered by insurance under which insurer has been notified and has not denied coverage, expenses with respect to liability or casualty events or business interruption, (l) cash fees and expenses associated with the SEC investigation, the DOJ Investigation and related shareholder litigation and litigation relating to insurance rescission and indemnity claims, provided that such charges shall not exceed $[ ] million for the six months ending December 31, 2007, $[ ] million in the aggregate for fiscal years 2008 and 2009, and $0 for any fiscal year thereafter (m) penalties, judgments and settlements associated with the SEC investigation, the DOJ Investigation, litigation relating to insurance rescission and related shareholder litigation, (n) any operating losses, including pre-opening expenses and losses, attributable to new clubs open for less than 12 months, not to exceed $3.0 million in any fiscal year and (o) extraordinary cash one time club improvement project expenses, IT expenses, and business process improvements related expenses not to exceed $5.0 million in any fiscal year and $9.0 million in the aggregate following the Closing Date, minus (a) cash payments made during such period in respect of non-cash items added back in a prior period, plus or minus (a) changes in deferred revenue for such period, as applicable and (b) the difference between GAAP rental expense reflected on Borrower’s Consolidated Income Statement and cash rent expense.
     “Consolidated Net Income” of Borrower means, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), minus (i) all extraordinary gains or losses (less all fees, costs, and expenses relating thereto), (ii) the portion of net income (or loss) of Borrower and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Borrower or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with Borrower or any of its subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any Plan, (v) any gains or losses (less all fees, costs, and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, and (vi) the net income of any Subsidiary to the extent that the declaration of the dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.
     “Consummation of the Plan of Reorganization” means the occurrence of the Effective Date (as defined in the Plan of Reorganization) and the substantial consummation of the Plan of Reorganization within the meaning of Section 1101(2) of the Bankruptcy Code.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

6

     “Control Agreement” has the meaning assigned in Section 6.17.
     “Converted Revolving Loan” has the meaning set forth in Section 2.01(a).
     “Converted Term Loan” has the meaning set forth in Section 2.03(a).
     “Copyright Security Agreement” has the meaning set forth in Section 4.01(c).
     “Credit” means the credit available to Borrower under Article II hereof.
     “Credit Documents” means, collectively, this Agreement, the Notes and the Collateral Documents.
     “Credit Parties” means Borrower and each of its Subsidiaries which is a party to a Credit Document.
     “Debt” means for any Person (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to letters of credit, whether or not matured), (ii) all obligations of such Person representing the deferred purchase price of real or personal property or of services (other than trade liabilities or accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), (iii) the amount of all obligations of such Person under Capitalized Leases determined in accordance with GAAP, (iv) the Termination Value of any Interest Expense Hedging Agreement, and (v) without duplication of any amount of Debt included in clause (i), (ii), (iii) or (iv) of this definition, all Guaranties made by such Person.
     “Default” means an event which with the giving of notice, passage of time or both would constitute an Event of Default.
     “Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Loans or participations in any Letter of Credit required to be funded hereunder within one (1) Banking Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Agents or any Lender (or its banking Affiliates) any other amount required to be paid by it hereunder within one (1) Banking Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Demand Deposit Accounts” means (i) the demand deposit accounts listed on Annex 1 to the Operating Bank Guaranty maintained by Borrower and/or any of its Subsidiaries with the respective Revolving Credit Lenders identified on such Annex, and (ii) other demand deposit accounts established by Borrower or any of its Subsidiaries on or after the date hereof which shall be promptly identified by Borrower in writing to the Administrative Agent including, from time to time following the Closing Date, at the option of Borrower, by delivery of an updated Annex 1.

7

     “Designated Senior Indebtedness” means Designated Senior Indebtedness of Borrower as defined in the Harbinger Plan Subordinated Notes Indenture.
     “DIP and Exit Credit Facility Commitment Letter” means that certain DIP and Exit Credit Facility Commitment Letter, dated June 29, 2007, between Morgan Stanley Senior Funding, Inc. and Borrower, as amended, supplemented or otherwise modified from time to time.
     “DIP Credit Agreement” has the meaning assigned in the recitals hereto.
     “DIP Revolving Loan” has the meaning set forth in Section 2.01(a).
     “DIP Term Loan” has the meaning set forth in Section 2.03(a).
     “Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a change of control), (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations (other than contingent indemnification obligations); provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the date that is 91 days after the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provide that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations).
     “DOJ Investigation” means investigations, requests for information and related matters initiated by the Justice Department in connection with the previously announced restatements of Borrower’s financial statements and related matters.
     “Dollars” and “$” mean United States dollars.
     “Domestic Subsidiary” means any Subsidiary of Borrower organized under the laws of any jurisdiction within the United States.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

8

     “ERISA Affiliate” means any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.
     “Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such System.
     “Eurodollar Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Banking Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the applicable Loan Agent or, in the absence of such availability, by reference to the rate at which the applicable Loan Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Banking Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
     “Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate 1.00 – Eurocurrency Reserve Requirements
     “Eurodollar Rate Loans” means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
     “Event of Default” means any event listed in Article VIII.
     “Excess Cash Flow” means, for any fiscal year of Borrower, without duplication, (a) “Cash provided by operating activities,” as reported on Borrower’s Consolidated Statement of Cash Flows (adjusted to remove Unrestricted Subsidiaries) minus, to the extent not already deducted from (or excluded in the calculation of) item (a), (i) net proceeds from asset, transfers, sales or other dispositions, casualty events and equity or debt issuances, (ii) dividends, distributions and repayments on Investments to the extent

9

included in item (a), (iii) the aggregate amount of capital expenditures made by Borrower in cash during such fiscal year (excluding the principal amount of Debt (other than Debt incurred under this Agreement) incurred in connection with such expenditures), (iv) debt or equity issuance costs in any fiscal year, (v) Investments not included in the line titled “Cash Used in Investing Activities” (adjusted to remove Unrestricted Subsidiaries) and (vi) regularly scheduled and voluntary principal payments on Debt of Borrower and its Subsidiaries, including any prepayments of Term Loans and Revolving Loans to the extent accompanying permanent reductions in the Revolving Credit Commitment Amount.
     “Excess Cash Flow Application Date” has the meaning set forth in Section 2.13(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Facility” means the collective reference to the Term Loan Facility and the Revolving Credit Facility.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between a seller under no compulsion to sell and a willing buyer under no compulsion to buy.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the applicable Loan Agent from three (3) Federal funds brokers of recognized standing selected by it.
     “Fee Letter” means that certain Alternative Exit Credit Facility Fee Letter, dated August [___], 2007, between Morgan Stanley Senior Funding, Inc. and Borrower.
     “Foreign Subsidiaries” means any Subsidiary of Borrower organized under the laws of any jurisdiction outside the United States of America.
     “Franchise Program” means a program under which Borrower or its Subsidiaries grant franchises to third parties which require franchisees, among other things, to pay fees to Borrower and/or its Subsidiaries, make use of certain collection and administrative services of Borrower and its Subsidiaries and contribute to a national advertising program and which entitle the franchisees, among other things, to receive training from Borrower and its Subsidiaries, to have nonexclusive licenses to use on a limited basis certain service marks, trademarks and trade names and other intellectual property of or licensed to Borrower and its Subsidiaries, and to sell memberships to use facilities of the franchisee and Borrower and its Subsidiaries. A Franchise Program may include the conversion of certain facilities owned by Borrower or its Subsidiaries to

10

franchised facilities, so long as such conversions are consummated on terms and conditions permitted under this Agreement.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement in the form of Exhibit A hereto, as amended, supplemented or otherwise modified from time to time.
     “Guarantors” means collectively, the domestic Subsidiaries that are signatories to the Guarantee and Collateral Agreement1 and any other Subsidiary which hereafter becomes a Guarantor pursuant to Section 3.04 (each individually a “Guarantor”).
     “Guaranty” means, as applied to any Debt, (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn under letters of credit. The amount of any Guaranty of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty.
     “Harbinger Plan Subordinated Notes” means Borrower’s Subordinated Notes due 2013, issued under and pursuant to the Harbinger Plan Subordinated Notes Indenture, which notes shall be subordinate in priority and right of payment to the Obligations and the Senior Second Lien Secured Notes.
     “Harbinger Plan Subordinated Notes Indenture” means that certain Indenture dated as of [___], 2007 among Borrower and HSCB Bank USA, as trustee (and any successor trustee thereto) relating to the Harbinger Plan Subordinated Notes.
     “Hazardous Materials” means any (i) “hazardous substance” or “toxic substances,” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, all as amended or hereafter amended; (ii) “hazardous waste”, as defined by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended or hereafter amended; (iii) pollutant or contaminant or hazardous, dangerous or toxic chemical, material, or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to protection

[1] Closing Date signatories to exclude Unrestricted Subsidiaries, Bally ARA Corporation, Lincoln Indemnity Company and Foreign Subsidiaries.

11

of health, safety or the environment, as amended or hereafter amended; (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as amended or hereafter amended; (vi) asbestos or asbestos containing material (“ACM”) in any form or condition and (vii) polychlorinated biphenyls (“PCBs”) or substances or compounds containing PCBs.
     “Hazardous Materials Claims” has the meaning assigned in Section 6.02(f).
     “Hazardous Materials Laws” means any federal, state or local statute, regulation, ordinance or other legal requirement (including consent decrees and administrative orders) relating to protection of health, safety or environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq.; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; any similar state or local laws; any regulations promulgated pursuant to any of the foregoing; and all of the foregoing as amended or hereafter amended.
     “Intangible Asset” means any asset which is treated as an intangible asset in conformity with GAAP, including, without limitation, leasehold rights, franchise rights, non-compete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses.
     “Intellectual Property” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Intercreditor Agreement” means an Intercreditor Agreement dated on or about the date hereof between the Collateral Agent and the trustee for the Senior Second Lien Secured Notes, containing the terms set forth on that certain term sheet attached as Exhibit I hereto, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
     “Interest Expense Hedging Agreement” means an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting Borrower or a Guarantor against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.
     “Interest Expense Hedging Agreement Counterparties” means (i) each counterparty to an Interest Expense Hedging Agreement, if at the date of entering into such Interest Expense Hedging Agreement such person was the Arranger (or Affiliate of the Arranger) or a Lender (or an Affiliate of a Lender), (ii) JPMorgan Chase Bank, N.A. in connection with the Interest Expense Hedging Agreement dated October 9, 2003 and

12

(iii) Deutsche Bank AG in connection with the Interest Expense Hedging Agreement dated September 15, 2003.
     “Interest Payment Date” means (a) as to any Reference Rate Loan, the last Banking Day of each March, June, September and December, (b) as to any Eurodollar Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Rate Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period, (d) as to any Revolving Loan, the Revolving Credit Termination Date, (e) as to any Term Loan, the Term Loan Termination Date and (f) as to any Loan, in addition to any applicable dates under clauses (a), (b), (c), (d) and (e) above, the date of any repayment or prepayment (except for any prepayment pursuant to Section 2.12 of any Revolving Loan that is a Reference Rate Loan) made in respect thereof.
     “Interest Period” means with respect to any Eurodollar Rate Loan:
     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months or two weeks thereafter, or if available from each of the affected Lenders, nine months or twelve months, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months or two weeks thereafter, or if available from each of the affected Lenders, nine months or twelve months, as selected by Borrower by irrevocable notice to the applicable Loan Agent not less than three Banking Days prior to the last day of the then current Interest Period with respect thereto;
provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (1) if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;
     (2) any Interest Period for any Revolving Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;
     (3) any Interest Period for any Term Loan that would otherwise extend beyond the Term Loan Termination Date shall end on the Term Loan Termination Date;

13

     (4) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and
     (5) Borrower shall select Interest Periods in such a way so that no Eurodollar Rate Loans will be required to be repaid prior to the last day of an Interest Period therefor.
     “Investment” means any direct or indirect loans, Loans, capital contributions or transfers of assets, and any direct or indirect purchases and other acquisitions of, or a beneficial interest in, any capital stock or other securities; provided, however, that the allocation of corporate overhead to Foreign Subsidiaries shall not constitute an “Investment”. The amount of any Investment not consisting of cash shall equal the Fair Market Value of such Investment at the time it is made.
     “Investment Agreement” means that certain Investment Agreement dated August ___, 2007 by and among Borrower and Harbinger Capital Partners Masters Fund I Ltd. and Liberation Investment Group LLC.
     “IPO” means the first underwritten public offering of Capital Stock of Borrower after the Closing Date pursuant to a registration statement filed with the SEC in accordance with the Exchange Act.
     “Issuing Lender” means [                    ], and other Lenders having Revolving Credit Commitments acceptable to the Revolving Credit Agent and Borrower.
     “Lenders” shall have the meaning set forth in the preamble hereto.
     “Lending Branch” means with respect to each Lender the branches or offices specified on the signature pages hereto or such other of its branches or offices as such Lender may from time to time designate in writing to the applicable Loan Agent and Borrower.
     “Letter of Credit” means any letter of credit issued by an Issuing Lender pursuant to Section 2.19.
     “Leverage Ratio” means, as of any date on which a prepayment is made pursuant to Section 2.13 or Section 7.04, the ratio of (a) Consolidated Debt constituting debt for borrowed money or Capitalized Leases as of the most recently completed fiscal quarter for which financial statements pursuant to Section 6.03 have been, or should have been, delivered to the Administrative Agent minus cash and Cash Equivalents (in each case free and clear of Liens other than Permitted Liens) held by Borrower and its Subsidiaries in any account subject to a Control Agreement or maintained with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such amounts maintained with Lenders) to (b) Consolidated Adjusted EBITDA for the most recently completed four fiscal quarters for which financial statements have been, or should have been, delivered.

14

     “L/C Commitments” means the commitments of Revolving Credit Lenders to issue or participate in Letters of Credit and to make L/C Loans pursuant to Section 2.19 in the aggregate maximum amount specified in Section 2.19(a)(i), as such amount may be reduced or terminated from time to time hereunder.
     “L/C Commitment Amount” means, at any time, an amount equal to the lesser of (i) $40,000,000 and (ii) the Revolving Credit Commitment Amount at such time.
     “Lien” means a mortgage, security interest, pledge, deed of trust, encumbrance, lien, option, tax lien, mechanics’ lien, materialmen’s lien or charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any financing statement under the Uniform Commercial Code (other than precautionary financing statements)).
     “Liquidity” means, as of any date of determination, an amount equal to the sum of (a) cash and Cash Equivalents held by Borrower and its Subsidiaries in any account subject to a Control Agreement or held with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such accounts held with Lenders), plus, (b) the unutilized amount of Revolving Credit Commitments available to be drawn on such date by Borrower (with satisfaction of the applicable conditions precedent to such extension of credit to be tested as of such date); provided that (x) amounts held in payroll, tax, trust and similar accounts or (y) amounts pledged to Persons on a first priority basis (other than (i) the Secured Parties or (ii) Persons as permitted by clauses (iii), (ix) (xiv) and (xvii) of the definition of “Permitted Lien”) shall be excluded in calculating Liquidity.
     “Loan” means a Revolving Loan or a Term Loan.
     “Loan Agent” means the Revolving Credit Agent and/or the Administrative Agent, as the context requires.
     “Loan Maturity Date” means 30 days prior to the date on which the Senior Second Lien Notes or the Harbinger Plan Subordinated Notes issued pursuant to, or reinstated under, the Plan or Reorganization or otherwise issued by Borrower or its Subsidiaries are scheduled to mature.
     “Majority Lenders” means at any time Lenders holding more than 50% of the sum of (i) the aggregate unpaid principal amount of Term Loans then outstanding, and (ii) the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit then outstanding.
     “Majority Revolving Lenders” means at any time Lenders holding more than 50% of the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit then outstanding.

15

     “Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.
     “Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, or financial condition of Borrower and its Subsidiaries taken as whole, (b) the validity or enforceability of (i) this Agreement, any of the Notes or any of the other Credit Documents or (ii) the rights or remedies of the Agents or the Lenders hereunder or thereunder or (c) the ability of Borrower and its Subsidiaries taken as a whole to perform when due their respective obligations under the Credit Documents.
     “Maturity Date” means with respect to (a) the Revolving Loans, the Revolving Credit Termination Date and (b) the Term Loans, the Term Loan Termination Date.
     “Membership Receivables” means all right, title and interest of Borrower and its Domestic Subsidiaries in payment obligations (however characterized), including accounts and receivables, owed to or owned by Borrower and its Domestic Subsidiaries in connection with membership in and the right to use the facilities at, and obtain products and services from, one or more fitness centers and health clubs owned or operated by Borrower and its Subsidiaries, including, without limitation, (a) the right to payment of amounts in respect of the membership fee (including any sales tax thereon) and finance charges relating thereto under an agreement made by Borrower or any Domestic Subsidiary of Borrower, in the form of a written retail installment sale contract, for membership in and the right to use facilities at, and obtain products and services from, Borrower and its Domestic Subsidiaries or one or more health clubs owned or operated by Borrower or any Domestic Subsidiary of Borrower, (b) all amounts paid from time to time in connection with the foregoing, including pursuant to such written retail installment sale contract in respect of monthly dues, nsf fees, late payment fees, cancellation fees for relocation cancellations, transfer fees to transfer a membership, lost membership card replacement fees, or other payments and proceeds thereof.
     “Mortgage Collateral Property” means any owned parcel of real property valued in excess of $2,000,000.
     “Mortgages” means all fee mortgages, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments, executed or to be executed by Borrower or the various Guarantors (i) which provide the Collateral Agent, for the benefit of the Secured Creditors, a Lien on or other interest in Mortgage Collateral Properties and (ii) pursuant to Section 3.05(b) or (c), as amended, restated, modified, extended or supplemented from time to time.
     “Multiemployer Plan” has the meaning assigned in Section 3(37) of ERISA.
     “Net Cash Proceeds” means (a) in connection with any issuance or incurrence of Prepayment Debt, the cash proceeds received from such issuance or incurrence, net of (x) professionals’ fees and expenses, investment banking fees and expenses, underwriting

16

discounts and fees, arrangement fees, commitment fees and any other customary fees, costs and expenses actually incurred in connection therewith and (y) amounts applied to the repayment of other Debt in the event Prepayment Debt was intended to refinance such Debt and such Prepayment Debt is permitted to refinance such other Debt in accordance with the terms hereof and (b) in connection with the sale, lease or other disposition (but excluding any such disposition permitted by Sections 7.08(a), (d) (with respect to clause (d) so long as the proceeds of all such dispositions are less than $1,000,000 in the aggregate during the relevant calendar year), (g) and (i)) of any asset or the occurrence of any Casualty Event, cash proceeds (including cash received by any of deferred payments or purchase price adjustments but only as and when so received) received by Borrower or any of its Subsidiaries from the sale, lease or other disposition of any asset of such Person or any insurance proceeds or condemnation awards net of (x) customary costs, fees and expenses incurred in connection with such transaction or in connection with the collection of insurance proceeds or condemnation awards, (y) taxes paid or payable as a result of such transaction and (z) amounts applied to the repayment of other Debt secured by a Permitted Lien on the asset disposed of or subject to such Casualty Event (other than the Senior Second Lien Secured Notes); provided that so long as the proceeds from (a) or (b) hereof are reinvested for capital, refurbishment or improvement expenditures for existing fitness facilities, investment in IT systems, or capital expenditures for new fitness facilities or other assets used or useful in the business (excluding current assets but including Capital Stock)) of Borrower or its Subsidiaries within 360 days from receipt of such proceeds, such proceeds shall not constitute Net Cash Proceeds.
     “New Ventures” means the collective reference to each Person (other than Subsidiaries and Unrestricted Subsidiaries) in which Borrower or any Subsidiary makes its initial Investment after the date hereof.
     “Notes” means the collective reference to the Revolving Notes and the Term Notes.
     “Obligations” means all loans, advances, Loans, debts, liabilities and monetary obligations owing to Agents, any Lender, any Issuing Lender, any of the Interest Expense Hedging Agreement Counterparties or any of them or any of their respective successors and assigns, of any kind or nature, present or future, arising under this Agreement or under the Notes or under any Collateral Document or under any Interest Expense Hedging Agreement with any of the Interest Expense Hedging Agreement Counterparties, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a letter of credit (or payment of any draft drawn thereunder), loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (whether or not such interest would be an allowed claim in a bankruptcy or similar proceeding against Borrower or any Guarantor), charges, expenses, fees, reasonable attorneys’ fees and disbursements and paralegals’ fees, and any other sums chargeable to Borrower or any Guarantor under this Agreement or any other Collateral Document.

17

     “Operating Bank Guaranty” means the Guaranty Agreement in the form of Exhibit E hereto, as amended, supplemented or otherwise modified from time to time, pursuant to which each of the Guarantors shall guaranty the payment of the Operating Bank Obligations to the extent set forth therein.
     “Operating Bank Obligations” means, collectively at any time, up to $10,000,000 minus the amount by which obligations secured by Liens pursuant to clause (ix) of the definition of “Permitted Liens” exceeds $10,000,000, in the aggregate (including, without limitation, principal, interest, fees, costs and expenses) of the obligations of Borrower and/or any of its Subsidiaries to one or more of the Operating Banks at such time under or by reason of any customary banking deposit or disbursement transaction or service performed for Borrower or any of its Subsidiaries in connection with the Demand Deposit Accounts.
     “Operating Banks” means (i) the Lenders (and their Affiliates or financing institutions that were Lenders) listed on Annex 1 to the Operating Bank Guaranty (as updated from time to time), (ii) other Lenders (and their Affiliates or financing institutions that were Lenders) at which Borrower or any of its Subsidiaries may from time to time establish Demand Deposit Accounts and (iii) JPMorgan Chase Bank, N.A.
     “Patent Security Agreement” has the meaning set forth in Section 4.01(c).
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permitted Asset Sales” means assets sales permitted by Section 7.08(o).
     “Permitted Holders” means Harbinger Capital Partners Masters Fund I Ltd., Liberation Investment Group LLC and their respective Affiliates.
     “Permitted Liens” means any one or more of the following:
     (i)   Liens for taxes, assessments, governmental charges or levies either not yet delinquent (or, if delinquent, in an aggregate amount not in excess of $2,000,000) or the validity of which is being contested in good faith in an appropriate manner diligently pursued and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP;
     (ii)   Deposits or pledges to secure the payment of, or to secure Borrower’s obligations with respect to letters of credit that secure the payment of, workers’ compensation, unemployment insurance or social security or other retirement benefits or obligations (exclusive of liens arising under ERISA), or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety

18

or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;
     (iii)   Materialmen’s, mechanics’, landlords’, workmen’s, repairmen’s, employees’, suppliers’ (including sellers of goods pursuant to customary reservations or retentions of title) or other like liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained;
     (iv)   Purchase money liens, purchase money security interests, mortgages or title retention arrangements upon or in any property (real or personal) acquired by Borrower or its Subsidiaries in the ordinary course of business to secure Debt (including, without limitation, Capitalized Leases) permitted hereunder (provided that the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such property is created shall be entered into within 180 days (except as otherwise permitted by Section 7.03(b)) after the purchase or substantial completion of the construction of such property) and incurred solely for the purpose of financing the acquisition of such property or improvements upon such property, or renewals, extensions or refinancing thereof; provided, that such Liens do not extend to any property of Borrower or any Subsidiary other than the property acquired with the original purchase money Debt and proceeds thereof;
     (v)   Other Liens, so long as the aggregate amount of all such other Liens does not exceed at any time an aggregate amount of $5,000,000;
     (vi)   Other non-monetary Liens which do not have a material adverse effect on the value or use of the property subject to such Liens (including licenses, sublicenses, leases and subleases in the ordinary course of business consistent with past practices);
     (vii)   Precautionary UCC filings (or similar filings), in the ordinary course of business, on equipment, leasehold improvements and furnishings;
     (viii)   Liens under the Collateral Documents;
     (ix)   Liens related to (A) credit card processing agreements, (B) agreements with any Lender or Affiliate of a Lender or JPMorgan Chase Bank, N.A. relating to the issuance of corporate credit cards to employees of Borrower and its Subsidiaries or (C) cash management obligations, so long as the aggregate amount secured by the Liens described in clauses (A), (B) and (C) above does not exceed at any time an aggregate amount of $14,000,000;
     (x)   Other existing Liens listed on Schedule 1.01(a) and refinancings, refundings, renewals or extensions of such Liens; provided, (A) that no such Lien is spread to cover any additional property after the Closing Date and that the amount secured thereby is not increased and (B) the refinancing, refunding,

19

renewal or extension of the obligations secured by such Liens is permitted by this Agreement;
     (xi)   Liens created after the Closing Date securing Debt of Borrower or any Subsidiary of the type described in clause (iii) of the definition of “Debt”, which Debt is incurred in the ordinary course of business of Borrower or such Subsidiary in connection with the acquisition of property (real or personal) by Borrower or its Subsidiaries, and any renewals, extensions or refinancings of such Debt permitted hereunder, provided that such Liens shall not extend to or encumber any property other than the property acquired by such Debt;
     (xii)   Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Debt, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of any Borrower or any Subsidiary in the ordinary course of business;
     (xiii)   easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects, survey defects, or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower or any Subsidiary;
     (xiv)   Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
     (xv)   Liens on (i) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (ii) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case to secure Debt permitted under Section 7.02;
     (xvi)   security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
     (xvii)   Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (xviii)   Liens securing judgments, decrees or attachments not constituting an Event of Default;

20

     (xix)   Liens on assets of Foreign Subsidiaries securing Debt of such Foreign Subsidiaries permitted hereunder;
     (xx)   Deposits or pledges of cash or Cash Equivalents to secure the payment of, or to secure Borrower’s or any of its Subsidiaries’ obligations with respect to letters of credit issued for the credit of Borrower of one of its Subsidiaries, so long as the obligations so secured are permitted hereunder; and
     (xxi)   the second priority lien on the Collateral in favor of the holders of the Senior Second Lien Secured Notes, subject to the Intercreditor Agreement.
     “Permitted Sale/Leaseback” means Sale/Leasebacks in respect of the assets comprising one or more fitness centers (excluding, for the avoidance of doubt, any Intellectual Property material to the business of Borrower or any of its Subsidiaries) on terms reasonably satisfactory to the Administrative Agent; provided, that such assets are sold at no less than Fair Market Value and for at least 75% cash consideration, and provided, further, that upon request by the Administrative Agent, Borrower shall have provided the Administrative Agent with documentation reasonably satisfactory to the Administrative Agent that such Sale/Leaseback is permitted under the terms of the Harbinger Plan Subordinated Notes Indenture and the Senior Second Lien Secured Notes Indenture.
     “Permitted Subordinated Notes Refinancing” means the repayment in full of the Harbinger Plan Subordinated Notes from the proceeds of common equity of Borrower or of other Subordinated Debt of Borrower requiring no principal payments on or prior to the date that is 91 days after the Term Loan Termination Date, which, in each case, is issued contemporaneously with the repayment of the such notes and, in the case of an issuance of Subordinated Debt, (i) the terms of such Subordinated Debt are at least as favorable to the Credit Parties and the Secured Parties as in the Harbinger Plan Subordinated Notes Indenture, including the option to pay interest-in-kind being at least equivalent to such option in the Subordinated Debt being refinanced or (ii) such Subordinated Debt contains terms reasonably satisfactory to the Administrative Agent.
     “Person” means an individual, a corporation, a partnership, limited liability company, a joint venture, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.
     “Plan” means, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Plan of Reorganization” means the Amended Plan of Reorganization of the Borrower and its Subsidiaries pursuant to Chapter 11 of the United States Bankruptcy Code, dated August ___, 2007, together with all schedules and exhibits thereto, as

21

confirmed by the Confirmation Order, together with any amendments, supplements or modifications thereto that have been approved or authorized by the Bankruptcy Court prior to the Closing Date, which amendments, supplements and/or modifications shall be reasonably satisfactory to the Administrative Agent.
     “Prepayment Debt” means any Debt incurred after the Closing Date other than as expressly permitted under this Agreement in accordance with Section 7.02 or as consented to by the Majority Lenders.
     “Properties” means all real properties owned in fee by Borrower or its Subsidiaries and all real properties in which Borrower or its Subsidiaries hold a leasehold interest.
     “Qualified Capital Stock” of any person means any Equity Interests of such person that are not Disqualified Capital Stock.
     “Real Estate Financing Subsidiary” means each of Bally Real Estate I, LLC, Bally Real Estate II, LLC, Bally Real Estate III, LLC and Bally Real Estate IV, LLC.
     “Reference Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” means the rate of interest per annum published by the Wall Street Journal from time to time as the prime lending rate.
     “Reference Rate Loan” means any Loan the rate of interest applicable to which is based upon the Reference Rate.
     “Register” has the meaning assigned in Section 9.04(e).
     “Replaced Lender” has the meaning assigned in Section 9.20 hereof.
     “Replacement Lender” has the meaning assigned in Section 9.20 hereof.
     “Reportable Event” shall be as defined in Section 4043 of ERISA.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, vice president, controller or chief accounting officer of Borrower or the Guarantor, if applicable, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or chief accounting officer of Borrower or a Guarantor, if applicable.
     “Restricted Payment” means with respect to any Person (a) any dividend or other distribution of assets, properties, cash, rights, obligations or securities, direct or indirect, on account of any shares of any class of the capital stock or other equity interests of such Person; or (b) any amount paid in redemption, retirement, repurchase, direct or indirect, of (x) any shares of any class of capital stock or other equity interests or (y) any warrants,

22

options or other rights to acquire any shares of any class of capital stock or other equity interests of such Person.
     “Revolving Credit” means the credit described in Section 2.01.
     “Revolving Credit Agent” has the meaning assigned in the preamble.
     “Revolving Credit Commitment” has the meaning assigned in Section 2.01(a) hereof.
     “Revolving Credit Commitment Amount” means $50,000,000, less any Revolving Credit Commitment Reductions.
     “Revolving Credit Commitment Percentage” means, as to each Lender, the percentage set forth opposite such Lender’s name under the column entitled “Commitment Percentage” on Exhibit C hereto or, if such Lender shall have acquired or disposed of any interest in the Revolving Credit pursuant to Section 9.04(a), on the applicable instrument of assignment, which is the percentage equivalent of a fraction, the numerator of which is the amount of such Lender’s Revolving Credit Commitment and the denominator of which is the Revolving Credit Commitment Amount (or, if the Revolving Credit Commitments have been terminated, the sum of its outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit as a percentage of the aggregate amount of outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit).
     “Revolving Credit Commitment Period” means the period from and including the date of this Agreement to but excluding the Revolving Credit Termination Date.
     “Revolving Credit Commitment Reductions” means the amount of the permanent reductions of the Revolving Credit Commitment Amount resulting from the application of Sections 2.11, 2.13 or any other provision contained herein.
     “Revolving Credit Facility” has the meaning assigned in the recitals hereto.
     “Revolving Credit Lender” means each Lender which has, or has acquired pursuant to an assignment made in accordance with Section 9.04, a Revolving Credit Commitment or which has made, or acquired pursuant to an assignment made in accordance with Section 9.04, a Revolving Loan or a participation in a Letter of Credit.
     “Revolving Credit Register” has the meaning assigned in Section 9.04(e).
     “Revolving Credit Termination Date” means the earliest to occur of:
     (a) the date the Revolving Credit Commitment Amount is terminated by Borrower pursuant to Section 2.11 or is otherwise terminated or reduced to zero pursuant to the terms of this Agreement, provided that all amounts payable under

23

this Agreement in respect of the Revolving Credit and the Revolving Notes are fully repaid on or prior to such date,
     (b) the date the Revolving Credit hereunder is terminated or accelerated pursuant to Article VIII,
     (c) the Loan Maturity Date, and
     (d) five years from the Closing Date.
     “Revolving Loan” means a borrowing under the Revolving Credit pursuant to Section 2.01 or 2.19(e)(ii) hereof; collectively, the “Revolving Loans.”
     “Revolving Note” means the master promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit F hereto; and “Revolving Notes” means all of such Notes.
     “Revolving Syndication Agent” has the meaning assigned in the preamble.
     “Sale/Leaseback” means any transaction or series of related transactions pursuant to which Borrower or any of its Subsidiaries sells or transfer any property or asset in connection with the leasing or the resale against installment payments of such property or asset to the seller or transferor.
     “SEC” means the Securities and Exchange Commission, as from time constituted, created under the Exchange Act, as amended from time to time, or any successor thereto.
     “Secured Creditors” means, collectively, the Agents, the Lenders, the Issuing Lenders and the Operating Banks in their separate financial arrangements with Borrower, the Agents, the Lenders or the Issuing Lenders, and the Interest Expense Hedging Agreement Counterparties, each in connection with the Secured Obligations.
     “Secured Obligations” means, collectively, the Obligations and the Operating Bank Obligations.
     “Senior Second Lien Secured Notes” means Borrower’s 12-3/8% Senior Secured Notes due 2011, issued under and pursuant to the Senior Second Lien Secured Notes Indenture.
     “Senior Second Lien Secured Notes Indenture” means that certain Indenture dated as of [___], 2007 among Borrower, the Subsidiaries party thereto and U.S. Bank National Association, as trustee (and any successor trustee thereto) relating to the Senior Second Lien Secured Notes.
     “Senior Secured Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) the aggregate principal amount of Loans outstanding under this Agreement, plus (ii) the aggregate face amount of all undrawn Letters of Credit issued under this Agreement, plus (iii) all other Consolidated Debt of the Borrower and

24

its Subsidiaries that is secured by a first priority lien on any assets of the Borrower or any of its Subsidiaries (including Debt in respect of Capitalized Leases), less (iv) cash and Cash Equivalents held in a cash collateral account for the benefit of the Lenders pursuant to the last sentence of Section 2.13, to (b) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.
     “Subordinated Debt” means (a) the Harbinger Plan Subordinated Notes and (b) any other Debt of Borrower which is subordinated to the Secured Obligations (i) in a manner and containing terms and provisions satisfactory to Majority Lenders or (ii) on terms at least as favorable to the Secured Creditors as the subordination provisions in the Harbinger Plan Subordinated Notes Indenture and which does not require any principal payments on or prior to the date that is at least 91 days prior to the Term Loan Termination Date.
     “Subsidiary” means any corporation, association or other business entity of which a Person owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof or which such Person otherwise controls; provided that, other than for purposes of Section 5.12, the definition of “Subsidiary” shall not include any Unrestricted Subsidiary. Unless the reference is specifically otherwise, “Subsidiary” shall refer to a Subsidiary of Borrower.
     “Substantial Subsidiary” means any Subsidiary of Borrower with respect to which (a) the aggregate book value of its assets, determined in accordance with GAAP at such time, is greater than 2.5% of the aggregate book value of the assets of Borrower and its Subsidiaries taken as a whole or (b) the aggregate gross revenues of such Subsidiary, determined in accordance with GAAP for the immediately preceding fiscal quarter, is greater than 2.5% of the aggregate gross revenues of Borrower and its Subsidiaries taken as a whole, for such period. The aggregate amount of all non-Substantial Subsidiaries shall not exceed 5% of the aggregate book value of the assets of Borrower and its Subsidiaries taken as a whole or 5% of the aggregate gross revenues of Borrower and its Subsidiaries taken as a whole, for any period.
     “Term Loan” means a borrowing under the Term Loan Facility pursuant to Section 2.03(a) hereof; collectively, the “Term Loans”.
     “Term Lender” means each Lender which has a Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with Section 9.04, a Term Loan.
     “Term Loan Commitment” has the meaning assigned in Section 2.03(a) hereof.
     “Term Loan Commitment Amount” means $242,000,000.
     “Term Loan Commitment Percentage” means, as to each Lender, the percentage set forth opposite such Lender’s name under the column entitled “Term Loan Commitment Percentage” on Exhibit C hereto or, if such Lender shall have acquired or disposed of any amount of Term Loans pursuant to Section 9.04(a), on the applicable instrument of assignment, which is the percentage equivalent of a fraction, the numerator

25

of which is the amount of such Lender’s Term Loans and the denominator of which is the amount of the aggregate Term Loans then outstanding.
     “Term Loan Facility” has the meaning assigned in the recitals hereto.
     “Term Loan Termination Date” means the earliest to occur of (a) the date the Term Loans are accelerated pursuant to Article VIII, (b) the Loan Maturity Date, and (c) six years from the Closing Date.
     “Term Note” means the master promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit G hereto; and “Term Notes” means all of such Term Notes.
     “Termination Date” means the Revolving Credit Termination Date or the Term Loan Termination Date, as applicable.
     “Termination Event” means (i) the institution of steps by Borrower, an ERISA Affiliate, PBGC or any other Person under Section 4041 or 4042, as applicable, of ERISA to terminate a Plan, (ii) the occurrence of a Reportable Event which is a basis under Section 4042 of ERISA for PBGC to institute steps to terminate a Plan, (iii) the occurrence of a contribution failure with respect to a Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (iv) the withdrawal by Borrower or any ERISA Affiliate from a Plan as to which it is a substantial employer under Sections 4062(e) and 4063 of ERISA or (v) the withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan under Section 4203 or 4205 of ERISA.
     “Termination Value” means on any date in respect of any Interest Expense Hedging Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Expense Hedging Agreement, (a) if such Hedging Agreement has been terminated as of such date, an amount equal to the termination value determined in accordance with such Interest Expense Hedging Agreement and (b) if such Hedging Agreement has not been terminated as of such date, an amount equal to the mark-to-market value for such Interest Expense Hedging Agreement, which mark-to-market value shall be determined by reference to one or more mid-market or other readily available quotations provided by any recognized dealer (including any Lender or an Affiliate of any Lender) of such Interest Expense Hedging Agreement.
     “Trademark Security Agreement” has the meaning set forth in Section 4.01(c).
     “Transactions” means shall mean the execution, delivery and performance by Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Collateral Agent, the borrowing of Loans, the use of the proceeds thereof, the request for and issuance of Letters of Credit hereunder the consummation of each of the other transactions and events contemplated by the Plan of Reorganization.
     “Transferee” has the meaning assigned in Section 9.04(c).

26

     “Type” means, as to any Loan, its nature as a Reference Rate Loan or a Eurodollar Rate Loan.
     “Unrestricted Subsidiary” means (i) any Subsidiary of Borrower that exists on the Closing Date and is so designated as an Unrestricted Subsidiary on Schedule 1.01(b), (ii) any subsidiary of Borrower that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower, as provided below), and (iii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of Borrower (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither Borrower nor any of its Subsidiaries provides guarantees or other credit support for Debt or other obligations of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt or obligations), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Indebtedness, (c) any Investment by Borrower in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions described under Section 7.01 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with Borrower or any other Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed an Investment, and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of Borrower which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a resolution of the Board of Directors of Borrower giving effect to such designation and an officer’s certificate certifying that such designation complies with the foregoing conditions and any Investment by Borrower in such Unrestricted Subsidiary shall be deemed the making of an Investment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided (i) that, if such Unrestricted Subsidiary has any Debt, immediately after giving effect to such designation, no Default or Event of Default would result, and (ii) that all Debt of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.
     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Debt of such Unrestricted Subsidiary (a) as to which neither Borrower nor any Subsidiary is directly or indirectly liable (by virtue of Borrower or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of Borrower or any Subsidiary to declare, a default on such Debt of Borrower or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

27

     “Voting Stock” means any class or classes of Capital Stock of Borrower pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Borrower.
                    1.02   Financial Standards. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires or if it has otherwise been indicated herein, in accordance with GAAP. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Securities and Exchange Commission, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes result in a change in the method of calculation, or affect the results of such calculation, of any of the financial covenants and the definitions relating to such financial covenants, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants or terms in accordance with Section 10.06 hereof so as to equitably reflect such changes, with the desired result that the criteria for evaluating Borrower’s financial condition and results of operations shall be the same after such changes as if such changes had not been made. Notwithstanding anything to the contrary in the foregoing, the definitions set forth in the Credit Documents and any financial calculations required by the Credit Documents shall be computed to exclude (a) the application of FAS 150 with respect to the accounting treatment of any preferred stock issued by Borrower and (b) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under FAS 133).
                    1.03   Interpretation. References to Exhibits and Schedules are to those to this Agreement, unless otherwise indicated. References to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all amendments, supplements and other modifications to such instruments, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns and, in the case of governmental authorities, Persons succeeding to their respective functions and capacities. The terms “knowledge”, “aware” or words of similar import shall mean, when used in reference to Borrower or the Guarantors, the actual knowledge of any Responsible Officer.
ARTICLE II.
THE CREDIT
                    2.01   The Revolving Credit. (a) From time to time during the Revolving Credit Commitment Period and subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to Borrower sums at any one time outstanding not in excess of an aggregate amount equal to such Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Commitment Amount (as to each Lender, its “Revolving Credit Commitment”) (or, pursuant to the immediately succeeding sentence, agrees to convert all or a portion of such

28

Lender’s revolving credit loans held under the DIP Credit Agreement (each a “DIP Revolving Loan”) into a Revolving Loan hereunder) provided, that no Lender shall make any Loan if, after giving effect to such Revolving Loan, the aggregate outstanding principal amount of all Revolving Loans plus the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate amount of all unreimbursed drawings under Letters of Credit would exceed the Revolving Credit Commitment Amount. In connection with the making of Revolving Loans on the Closing Date pursuant to the immediately preceding sentence, any Lender that is a Lender under the DIP Credit Agreement shall make all or any portion of such Lender’s Revolving Loan by converting a portion of the outstanding principal amount of the DIP Revolving Loan held by such Lender into a Revolving Loan (each such DIP Revolving Loan, a “Converted Revolving Loan”) in a principal amount equal to such Lender’s pro rata share of the Revolving Loans made on the Closing Date, such amount to be determined based on such Lender’s Revolving Credit Commitment Percentage and, in the case of an DIP Revolving Loan bearing interest based on the Eurodollar Rate, such Converted Revolving Loan bearing interest based on the Eurodollar Rate, consisting of a Eurodollar Rate Loan with an Interest Period ending on the same date as which the interest period applicable to such DIP Revolving Loan is scheduled to end. On the Closing Date, the amount of Converted Revolving Loans equal to the amount of Revolving Loans to be made on the Closing Date shall be converted for all purposes of this Agreement into Revolving Loans, and the Revolving Credit Agent shall record in the Revolving Credit Register the aggregate amounts of Converted Revolving Loans into Revolving Loans. Each Lender’s maximum obligation under the Revolving Credit at any time is the amount derived by multiplying its Revolving Credit Commitment Percentage by the Revolving Credit Commitment Amount. Revolving Loans made under the DIP Credit Agreement and outstanding and not repaid on the Closing Date shall continue outstanding under this Agreement and be deemed to be Loans made by the Lenders pursuant to this Agreement.
          (b)   The Revolving Credit is a revolving credit and Borrower may, prior to the Revolving Credit Termination Date, borrow, repay and reborrow amounts repaid up to the maximum amount available under Section 2.01(a) (without penalty or premium), subject to the reductions required by Section 2.13 hereof and the reductions permitted by Section 2.11 hereof.
          (c)   The Revolving Credit may from time to time consist of (i) Eurodollar Rate Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to the Revolving Credit Agent in accordance with Section 2.02.
                    2.02   Requests for Revolving Loans. (a) Each Revolving Loan shall be made upon the request of Borrower received by Revolving Credit Agent by 1:00 p.m., New York time, on the Borrowing Date therefor in the case of Reference Rate Loans and three (3) Banking Days prior to the Borrowing Date therefor in the case of Eurodollar Rate Loans, specifying: (i) the Borrowing Date for such Revolving Loan, which shall be a Banking Day; (ii) the amount of such Revolving Loan; (iii) whether the Revolving Loan is to be of Reference Rate Loans, Eurodollar Rate Loans or a combination thereof; (iv) if the Revolving Loan is to consist entirely or partly of Eurodollar Rate Loans, the amount of such Eurodollar Rate Loans and the length of the initial Interest Period therefor; and (v) the account of Borrower with the Revolving Credit Agent for the deposit of the proceeds of such Revolving Loan. Notwithstanding the foregoing, all Revolving Loans to be made on the Closing Date shall be Reference Rate Loans.

29

          (b)   Each request for a Revolving Loan may be made in writing or by telephone or electronic transmission (subject to Section 9.01), provided, however, that any such telephonic request shall be confirmed immediately by telecopier and also in writing delivered to the Revolving Credit Agent by Borrower not more than three (3) Banking Days after the date such telephonic request is made, provided, however, that telephonic requests shall be subject to the indemnity provisions set forth in Section 9.07 hereof.
          (c)   Upon receipt of such borrowing request, the Revolving Credit Agent shall promptly notify Lenders thereof.
          (d)   Each Reference Rate Loan hereunder shall be in the minimum aggregate amount of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if the excess of the Revolving Credit Commitments then in effect over the aggregate principal amount of all Revolving Loans then outstanding is less than $1,000,000, such lesser amount). Each Eurodollar Rate Loan shall be in the minimum aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof.
          (e)   Each Revolving Loan shall be made on a pro rata basis by all Lenders having Revolving Credit Commitments, and each Lender’s portion of each Revolving Loan shall be equal to its Commitment Percentage of such Revolving Loan.
                    2.03   Term Loan Facility
          (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a term loan (a “Term Loan”) to Borrower (or pursuant to the immediately succeeding sentence, agrees to convert all or a portion of such Lender’s term loans held under the DIP Credit Agreement (a “DIP Term Loan”) into a Term Loan hereunder) on the Closing Date in an amount equal to such Lender’s Term Loan Commitment Percentage of the Term Loan Commitment Amount (as to each Lender, its “Term Loan Commitment”). In connection with the making of Term Loans on the Closing Date pursuant to the immediately preceding sentence, any Lender that is a Lender under the DIP Credit Agreement shall make all or any portion of such Lender’s Term Loan by converting all of the outstanding principal amount of each DIP Term Loan held by such Lender into a Term Loan in a principal amount equal to the aggregate principal amount of such DIP Term Loan and, in the case of any DIP Term Loan bearing interest based on the Eurodollar Rate, consisting of a Eurodollar Rate Loan with an Interest Period ending on the same date as which the interest period applicable to such DIP Term Loan is scheduled to end (each such DIP Term Loan, a “Converted Term Loan”). On the Closing Date, the Converted Term Loans shall be converted, as applicable, for all purposes of this Agreement into Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans into Term Loans. Amounts of Term Loans repaid or prepaid may not be reborrowed.
          (b)   The Term Loans may from time to time consist of (i) Eurodollar Rate Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to the Administrative Agent in accordance with Section 2.07 (and subject to clause (a) above with respect to Converted Term Loans.)

30

                    2.04   [Reserved]
                    2.05   Repayment of Term Loans. Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates:

Date	Amount
June 30, 2008
September 30, 2008
December 31, 2008
March 31, 2009
June 30, 2009
September 30, 2009
December 31, 2009
March 31, 2010
June 30, 2010
September 30, 2010
December 31, 2010
March 31, 2011
June 30, 2011
September 30, 2011
December 31, 2011
March 31, 2012
June 30, 2012
September 30, 2012
December 31, 2012
March 31, 2013
June 30, 2013
September 30, 2013
December 31, 2013
[March 31, 2014
June 30, 2014
September 30, 2014
December 31, 2014]
Term Loan Termination Date
          provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Term Loan Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
                    2.06   Lending Branch and Evidence of Credit. (a) Borrower hereby unconditionally promises to pay to the applicable Loan Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan made by such Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VIII) and (ii) the then unpaid principal amount of each Term Loan

31

made by such Lender in accordance with Section 2.05 or, if earlier, on the Term Loan Termination Date. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08.
          (b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c)   The Administrative Agent shall maintain the Register pursuant to Section 9.04(e), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Term Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from Borrower and each Term Lender’s share thereof.
          (d)   The Revolving Credit Agent shall maintain the Revolving Credit Register pursuant to Section 9.04(e), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Revolving Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Revolving Credit Agent hereunder from Borrower and each Revolving Credit Lender’s share thereof.
          (e)   The entries made in the Register and the Revolving Credit Register and the accounts of each Lender maintained pursuant to Sections 2.06(c) and (d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of (i) any Lender or the Administrative Agent to maintain the Register or any such account or (ii) any Lender or the Revolving Credit Agent to maintain the Revolving Credit Register or any such account, or, as the case may be, any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to Borrower by such Lender in accordance with the terms of this Agreement.
          (f)   Borrower agrees that, upon the request of either Loan Agent at the request of any Lender, Borrower will promptly execute and deliver to such Lender (i) a Revolving Note with appropriate insertions as to date and principal amount, and/or (ii) a Term Note for each Term Loan Facility with appropriate insertions as to date and principal amount.
          (g)   Each Lender’s proportionate interest in each Loan and each payment to such Lender under this Agreement and the Notes shall be made for the account of such Lender’s Lending Branch.

32

                    2.07   Conversion and Continuation Options. (a) Borrower may elect from time to time to convert Eurodollar Rate Loans to Reference Rate Loans by giving the applicable Loan Agent at least two Banking Days’ prior notice of such election, provided that any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Reference Rate Loans to Eurodollar Rate Loans by giving the applicable Loan Agent at least three Banking Days’ prior notice of such election. Any such notice of conversion to Eurodollar Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the applicable Loan Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Rate Loans or Reference Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing and the Majority Lenders have provided notice to Borrowers that such a conversion is not appropriate.
          (b)   Any Eurodollar Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower’s giving notice to the applicable Loan Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing and the Majority Lenders have provided notice to Borrower that such a continuation of a Eurodollar Rate Loan is not appropriate, and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Reference Rate Loans on the last day of such then expiring Interest Period.
                    2.08   Computation of and Payment of Interest. (a) From and including the relevant Borrowing Date to the payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), the outstanding principal balance of each Loan hereunder, subject to Section 2.08(d) hereof, shall bear interest until paid in full at a rate per annum equal to:
     (i)   with respect to Reference Rate Loans, at the Reference Rate for each day plus the Applicable Margin; and
     (ii)   with respect to Eurodollar Rate Loans, for each day during an Interest Period therefor, at the Eurodollar Rate for such day plus the Applicable Margin.
          (b)   Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.12 or 2.13 (except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) for the portion of the Loans so prepaid and upon payment (including prepayment, except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on written demand.

33

          (c)   Interest on Reference Rate Loans calculated on the basis of the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be; otherwise, interest and fees payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days, in each case for actual days elapsed, including the first day and excluding the last day.
          (d)   During the period (i) from and including the stated due date for payment of any amount under this Agreement or the date of acceleration of any amount pursuant to Article VIII which Borrower fails to pay on such due date or date of acceleration and (ii) to but excluding the date on which such amount is paid in full, Borrower shall, upon written demand from either the Administrative Agent or the Majority Lenders and to the extent permitted by applicable law, pay interest on such unpaid amount at a rate per annum equal to (A) in the case of overdue principal of any Loan, the sum of the rate of interest otherwise applicable to such unpaid amount plus 2% or (B) in the case of any other overdue interest or fees due hereunder, the Reference Rate plus the Applicable Margin plus 2%; provided, however, that upon the occurrence and during the continuation of an Event of Default under Section 8.01(a), the entire principal amount of the Loans outstanding hereunder and under the Notes shall bear interest as provided in this Section 2.08(d). Interest under this Section 2.08(d) shall be computed on the basis of a three hundred sixty (360) day year and actual days elapsed.
          (e)   Each determination of an interest rate by the applicable Loan Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. The applicable Loan Agent shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by the applicable Loan Agent in determining any interest rate pursuant to Section 2.08(a).
          (f)   If, after the Closing Date, but prior to the first day of any Interest Period:
     (i)   Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
     (ii)   Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period may be withdrawn by Borrower or shall be made as Reference Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall be converted to or continued as Reference Rate Loans and (z) any outstanding Eurodollar Rate Loans shall be converted, on the first day of such requested Interest Period, to Reference Rate Loans. Until

34

such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Loans to Eurodollar Rate Loans. The Administrative Agent shall give telecopy or telephonic notice of such withdrawal to Borrower and the Lenders as soon as practicable thereafter.
                    2.09   Payment of Loans. Borrower shall repay the outstanding amount of (a) all Revolving Loans on the Revolving Credit Termination Date and (b) all Term Loans on the dates set forth in Section 2.05, or if earlier, on the Term Loan Termination Date.
                    2.10   Payments. (a) Each payment to Borrower hereunder, and each payment of principal, interest and other sums due from Borrower under this Agreement shall be made in immediately available funds at the applicable Loan Agent’s address for payments indicated on the signature page of this Agreement.
          (b)   Each Lender agrees that upon receipt of notice from either Loan Agent, it will make the funds which it is to Loan hereunder available to such Loan Agent at such Loan Agent’s address for payments indicated on the signature page of this Agreement not later than 1:00 p.m., New York time, on the date of disbursement, and such Agent will thereupon Loan to Borrower the amount so received from Lenders.
          (c)   Payment of all sums under this Agreement shall be made by Borrower to the applicable Loan Agent for the account of Lenders, and the applicable Loan Agent shall promptly distribute to each Lender its share of such payments by wire transfer of immediately available funds. Each payment by Borrower shall be made without setoff, deduction or counterclaim not later than 3:00 p.m., New York time, on the day such payment is due. All sums received after such time shall be deemed received on the next Banking Day and such extension of time shall be included in the computation of payment of interest, fees or other sums, as the case may be.
          (d)   Unless the applicable Loan Agent shall have been notified by telephone (confirmed in writing), by any Lender prior to a Borrowing Date, that such Lender will not make available to the applicable Loan Agent the amount which would constitute its applicable Commitment Percentage of the Loans to be made on such date, the applicable Loan Agent may assume that such Lender has made such amount available to the applicable Loan Agent and, in reliance thereon, may (but shall not be required to) make available to Borrower a corresponding amount. If such Lender makes its applicable Commitment Percentage of an Loan available to the applicable Loan Agent after a borrowing date, such Lender shall pay to the applicable Loan Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate from and including the borrowing date to but excluding the date the applicable Commitment Percentage of such Loan was made available to the applicable Loan Agent (the “Out of Funds Period”) multiplied by (ii) an amount equal to its applicable Commitment Percentage of such Loan multiplied by (iii) the quotient of the number of days in the Out of Funds Period divided by 365 or 366, as the case may be. A certificate from the applicable Loan Agent submitted to any Lender with respect to any amounts owing under this paragraph (d) shall be conclusive in the absence of manifest error. If any Lender’s applicable Commitment Percentage of an Loan is not in fact made available to the applicable Loan Agent by such Lender within one (1) Banking Day after a

35

Borrowing Date, the applicable Loan Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans hereunder, on demand from Borrower, without prejudice to the applicable Loan Agent’s and Borrower’s rights against such Defaulting Lender.
          (e)   Unless the applicable Loan Agent shall have been notified by telephone (confirmed in writing), by Borrower, prior to any date on which a payment is due hereunder, that Borrower will not make the required payment on such date, the applicable Loan Agent may assume that Borrower will make such payment to the applicable Loan Agent and, in reliance upon such assumption, may (but shall not be required to) make available to each Lender the amount due to it on such date. If such amount is not in fact paid to the applicable Loan Agent by Borrower within one (1) Banking Day after such payment is due, the applicable Loan Agent shall be entitled to recover from each Lender the amount paid to it by the applicable Loan Agent, together with interest thereon in the amount equal to the product of (i) the daily average Federal Funds Rate from and including the payment date to but excluding the date the payment was made available to the applicable Loan Agent (the “Out of Funds Interval”) multiplied by (ii) an amount equal to the amount received by such Lender multiplied by (iii) the quotient of the number of days in the Out of Funds Interval divided by 365 or 366, as the case may be. A certificate from the applicable Loan Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive in the absence of manifest error.
                    2.11   Optional Termination or Reduction of Commitment Amounts. Borrower shall have the right, upon not less than three (3) Banking Days’ notice to the Revolving Credit Agent, to terminate the Revolving Credit Commitments and the L/C Commitments or, from time to time, to reduce the Revolving Credit Commitment Amount. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitment Amount then in effect; provided, however, that the Revolving Credit Commitment Amount may not at any time be reduced (after giving effect to any prepayments made on the date of such reduction pursuant to Section 2.13(c)) below the sum of (i) the principal amount of the outstanding Revolving Loans, (ii) the undrawn amount of all outstanding Letters of Credit and (iii) the aggregate amount of all unreimbursed drawings under Letters of Credit on the date of reduction or termination. Any Revolving Credit Commitment Reduction pursuant to this Section 2.11 shall be permanent.
                    2.12   Optional Prepayments.
     (a) Upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the applicable Loan Agent not later than 1:00 p.m., New York City time, on the date thereof, Borrower may (i) at any time after the Closing Date in connection with a borrowing under the Revolving Credit Facility, prepay any Reference Rate Loan in full or in part, without premium or penalty, in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if the outstanding principal amount of all Reference Rate Loans is less than $1,000,000, such lesser amount), and (ii) at any time after the first anniversary of the Closing Date in connection with a borrowing under the Term Loan Facility (but in no case on or prior to the first anniversary of the Closing Date), prepay any Reference Rate Loan in full or in part, subject to Section

36

2.20, in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if the outstanding principal amount of all Reference Rate Loans is less than $1,000,000, such lesser amount). In no event shall any Term Loan be prepaid on or prior to the first anniversary of the Closing Date.
     (b) (i) At any time after the Closing Date in connection with a borrowing under the Revolving Credit Facility, upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the Revolving Credit Agent not later than 1:00 p.m., New York time, received at least one (1) Banking Day prior to the date of prepayment, which notice shall specify the date and amount of prepayment and the amount of Eurodollar Rate Loans being prepaid, Borrower may on the last day of any Interest Period with respect thereto prepay any Eurodollar Rate Loan in full or in part, without premium or penalty (other than costs required to be paid pursuant to Section 2.17(d)), in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and (ii) at any time after the first anniversary of the Closing Date in connection with a borrowing under the Term Loan Facility (but in no case on or prior to the first anniversary of the Closing Date), upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the Administrative Agent not later than 1:00 p.m., New York time, received at least one (1) Banking Day prior to the date of prepayment, which notice shall specify the date and amount of prepayment and the amount of Eurodollar Rate Loans being prepaid, Borrower may on the last day of any Interest Period with respect thereto prepay any Eurodollar Rate Loan in full or in part, subject to Section 2.20 and costs required to be paid pursuant to Section 2.17(d), in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
Each such prepayment of Revolving Loans made pursuant to this Section 2.12 may be reborrowed subject to the terms and conditions of this Agreement. Prepayments of Term Loans may not be reborrowed. Any prepayments of Revolving Loans or Term Loans, as the case may be, made pursuant to this Section 2.12 shall be applied first to Reference Rate Loans then outstanding and then to Eurodollar Rate Loans then outstanding, subject to Section 2.17(d). Any prepayments of Term Loans made pursuant to this Section 2.12 shall be applied to Term Loans ratably and to the remaining installments of each thereof in direct order of maturity. Notwithstanding any contrary provision contained herein, any prepayments of Term Loans shall be subject to Section 2.20.
     2.13   Mandatory Prepayments. (a) Within ten (10) days of the date of receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds, subject to Section 2.20 and costs required to be paid pursuant to Section 2.17(d)), first, to make a mandatory prepayment of the Term Loans, and second, to make a mandatory prepayment of the outstanding Revolving Loans or, to the extent that at such time no Revolving Loans are outstanding, to cash collateralize any outstanding Letters of Credit, in an amount equal to 100% of such Net Cash Proceeds.
          (b)   If, for any fiscal year of Borrower commencing after the fiscal quarter ending March 31, 2009, there shall be Excess Cash Flow in excess of $5,000,000, Borrower shall, on the relevant Excess Cash Flow Application Date, apply (i) 50%, if the Leverage

37

Ratio is greater than 2.5 to 1.0), (ii) 25%, if the Leverage Ratio is less than or equal to 2.5 to 1.0 but greater than 2.0 to 1.0, or (iii) 0%, if the Leverage Ratio is less than or equal to 2.0 to 1.0, of such Excess Cash Flow, without premium or penalty (other than costs required to be paid pursuant to Section 2.17(d)), first, to make a mandatory prepayment of the Term Loans, and second, to make a mandatory prepayment of the outstanding Revolving Loans or, to the extent that at such time no Revolving Loans are outstanding, to cash collateralize any outstanding Letter of Credit (without any reduction of the Revolving Credit Commitment Amount). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than fifteen days after the earlier of (i) the date on which the financial statements of Borrower referred to in Section 6.03(b), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent and (ii) the date such financial statements are actually delivered.
          (c)   If at any time (A) the sum of the aggregate principal amount of the outstanding Revolving Loans plus the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all unreimbursed drawings under Letters of Credit shall exceed (B) the Revolving Credit Commitment Amount, Borrower shall, without demand or notice, prepay Revolving Loans or cash collateralize or replace Letters of Credit in such amount as may be necessary to eliminate such excess, and Borrower shall take such action on the Banking Day on which Borrower learns or is notified of the excess, if Borrower so learns or is so notified prior to 1:00 p.m. (New York City time) on such day, and otherwise on the immediately succeeding Banking Day. Notwithstanding any contrary provision contained herein, the prepayment of any Loan or cash collateralization or replacement of any Letter of Credit hereunder (except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) shall be accompanied by the payment of accrued interest on the amount prepaid to the date of payment.
          (d)   Any prepayments made pursuant to this Section 2.13 shall be applied first to Reference Rate Loans to the extent then outstanding and then to Eurodollar Rate Loans to the extent then outstanding, subject to Section 2.17(d). Any prepayments of Term Loans pursuant to this Section 2.13 shall be applied to the Term Loans ratably and to the installments of each thereof in direct order of maturity and may not be reborrowed.
Notwithstanding any contrary provision contained herein, any amounts required to prepay the Term Loans on or before the first anniversary of the Closing Date (including all amounts held as cash collateral pursuant to the DIP Credit Agreement) shall be held by Collateral Agent in a cash collateral account as Collateral until the first Banking Day following the first anniversary of the Closing Date, at which time such amounts shall be applied to the Term Loans in the manner set forth herein.
                    2.14   Fees. Borrower shall pay to the applicable Loan Agent for the ratable benefit of each relevant Lender (except as otherwise provided):
     (a)   in respect of each Letter of Credit, (i) a commission on the maximum face amount available for drawing under such Letter of Credit, calculated at the rate per annum equal to the rate applicable to Letter of Credit fees (as set forth under the definition of Applicable Margin in Section 1.01) minus one-fourth percent (1/4%),

38

computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection), and payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) on the last Banking Day of each March, June, September and December after the issuance of such Letter of Credit and on the Revolving Credit Termination Date;
          (ii)   a fronting fee in an amount equal to one-fourth percent (1/4%) of the face amount of such Letter of Credit, computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection), and payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) on the last Banking Day of each March, June, September and December after the issuance of such Letter of Credit and on the Revolving Credit Termination Date; provided that such fee shall be for the Issuing Lender’s sole account;
          (iii)   all customary and reasonable costs and out-of-pocket expenses as are incurred or charged by the Issuing Lender in negotiating, issuing, effecting payment under, amending or otherwise administering any Letter of Credit, provided that payment of such costs and expenses shall be for the Issuing Lender’s sole account;
          (b)   a commitment fee, at the rate per annum equal to 0.50%, on the difference between (i) the average daily Revolving Credit Commitment Amount, and (ii) the average daily principal amount of the outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit. The commitment fees under this Section 2.14(b) shall be payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) payable on the last Banking Day of each March, June, September and December and on the Revolving Credit Termination Date;
          (c)   all other fees not set forth in this Section 2.14, but set forth in the Fee Letter in the amounts, and at the times, provided therein.
                    2.15   Agency Fees. Borrower agrees to pay to the Agents the fees in the amounts and on the dates as set forth in any fee agreements with the Agents and to perform any other obligations contained therein.
                    2.16   Taxes.
          (a)   All payments or reimbursements under this Agreement and any instrument or agreement required hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,
     (i)   in the case of each Lender and each Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of

39

which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof,
     (ii)   in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Lending Branch or any political subdivision thereof, and
     (iii)   in the case of each Lender that is not a U.S. person as defined in Section 7701(a)(30) of the Code (“Non-U.S. Lender”), United States federal withholding taxes that are (x) attributable to such Bank’s failure to comply with the requirements of Section 2.16(d), (y) imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, or (z) imposed other than as a result of a change in treaty, law or regulation or the application or interpretation thereof, except in the case of (x) or (y), to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Borrower with respect to such taxes.
(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If Borrower or any Loan Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or any Loan Agent,
     (i) the sum payable by Borrower shall be increased as may be necessary so that after Borrower or the applicable Loan Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or such Loan Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) Borrower or the applicable Loan Agent shall make such deductions and
     (iii) Borrower or the applicable Loan Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (b)   In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by Borrower or by any Loan Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).
          (c)   Borrower will indemnify each Lender and each Loan Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or such Loan Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or such Loan Agent (as the case may be) makes written demand therefor. Any such demand shall show in reasonable detail the amount

40

payable and the calculations used to determine such amount and shall provide reasonably acceptable evidence of payment of such Tax or Other Tax.
          (d)   Each Non-U.S. Lender shall deliver to Borrower and each Loan Agent two copies of either U.S. Internal Revenue Service Form W-8 BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.16(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(d) that such Non-U.S. Lender is not legally able to deliver.
          (e)   Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Branch if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.
          (f)   If Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes of Other Taxes for which additional amounts have been paid under this Section 2.16, the relevant Lender, Loan Agent or Issuing Lender shall cooperate with Borrower in challenging such Indemnified Taxes or Other Taxes, at Borrower’s sole expense, if so requested by Borrower in writing.
          (g)   If a Loan Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the applicable Loan Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of the applicable Loan Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Paying Agent or such Lender in the event the Paying Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

41

          (h)   Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.16 shall survive the payment in full of principal and interest under this Agreement and the Notes and all other Obligations under this Agreement.
                    2.17   Increased Costs; Illegality; Indemnity (a) Borrower shall reimburse or compensate each Lender, within 30 days of written demand (including documentation reasonably supporting such request) by such Lender, for all costs incurred, actual losses suffered (other than lost profit) or payments made by such Lender which are applied or allocated by such Lender to the Credit (all as determined by such Lender in its reasonable discretion) by reason of:
     (i)   any Lender’s being subject to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made by it, or change in the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lender) after the closing date;
     (ii)   the imposition, modification or holding applicable of any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate after the Closing Date; or
     (iii)   compliance by such Lender with any direction, requirement or request from any regulatory authority, whether or not having the force of law coming into effect after the Closing Date.
          (b)   Any Lender seeking (i) reimbursement from Borrower for the costs incurred, losses suffered or payments made as described in subsection (a) of this Section 2.17, or (ii) payment from Borrower under Section 2.18 hereof, may recover such sums from Borrower by delivering to Borrower a statement setting forth the amount owed to such Lender and showing how such calculation was made, signed by a duly authorized officer of such Lender, which statement shall be conclusive evidence of the amount owed absent manifest error; provided, however, that (A) reimbursement or payment under this subsection (b) shall not be demanded by any Lender for the period prior to the Closing Date, and (B) each Lender shall notify Borrower as promptly as practicable of any event occurring after the date of this Agreement that would entitle such Lender to reimbursement or payment under this subsection (b).
          (c)   Notwithstanding any other provision herein, if the adoption of or any change in any requirement of law or in the interpretation or application thereof after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (A) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be cancelled and (B) such

42

Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall if required by law, be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to paragraph (d) below.
          (d)   Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss (other than lost profits) or out-of-pocket expense which such Lender may sustain or incur as a consequence of (A) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (B) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (C) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (D) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts payable pursuant to this Section submitted to Borrower by any Lender shall be conclusive in the absence of manifest error. The covenants contained in Subsections (b) and (d) of this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
          (e)   Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that no Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.17 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies such Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
                    2.18   Capital Adequacy. If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Branch or any corporation controlling such Lender) with any direction, requirement or request regarding capital adequacy (whether or not having the force of law) of any such authority, central Lender or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender’s policies with respect to capital adequacy and such Lender’s targeted return on capital) determines that the amount of such capital is increased or required to be increased as a consequence of such Lender’s obligations under this Agreement, then, within

43

30 days of written demand including documentation reasonably supporting such request by such Lender, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.
                    2.19   Letters of Credit. (a) The Letters of Credit. (i) From time to time during the Revolving Credit Commitment Period, each Issuing Lender agrees on the terms and conditions set forth herein to issue Letters of Credit for the account of Borrower; provided, that no Issuing Lender shall issue any Letter of Credit if after giving effect to such issuance, the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate amount of all unreimbursed drawings under Letters of Credit would exceed the L/C Commitment Amount; provided, further, that no Issuing Lender shall issue any Letters of Credit if, after giving effect to such issuance, the sum of the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate outstanding principal amount of all Revolving Loans plus the aggregate amount of unreimbursed drawings under Letters of Credit would exceed the Revolving Credit Commitment Amount.
          (ii)   No Issuing Lender shall be under any obligation to issue any Letter of Credit if:
     (A)   any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any legal requirement applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender on the Closing Date and which such Issuing Lender in good faith deems material to it; or
     (B)   such Issuing Lender has received notice from the Revolving Credit Agent, or from the Revolving Credit Agent at the request of any Lender, on or prior to the Banking Day immediately prior to the requested date of issuance of such Letter of Credit that one or more of the conditions contained in Section 4.02 is not then satisfied; or
     (C)   such requested Letter of Credit has an expiration date which is after the earlier of (x) the Revolving Credit Termination Date, unless arrangements reasonably satisfactory to the Issuing Lender have been made for cash collateralization, return or backstop letter of credit for such Letter of Credit, and (y) one year after the date of issuance (subject to automatic renewals on terms satisfactory to the Issuing Lenders).

44

     (iii)   Subject to Section 2.19(g), Letters of Credit with a one-year tenor may be by their terms automatically renewable (such automatically renewable Letters of Credit hereby referred to as “Renewable Letters of Credit”) for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) of the preceding paragraph (a)(ii)(C), as such date is determined at the time of such renewal or extension). The Issuing Lender shall notify all beneficiaries of Renewable Letters of Credit that such Letters of Credit shall not be renewed or extended unless the Revolving Credit Agent and the Issuing Lender shall have received the request from Borrower required under Section 2.19(g) and all conditions precedent to the issuance of Letters of Credit set forth in Section 4.02 are satisfied (or waived) at the time of such renewal or extension (which time, for purposes of this Section and Section 4.02, shall be deemed to be the time of such renewal or extension and not the expiry date of such Letters of Credit).
     (b)   Issuance of Letters of Credit.
     (i)   Each Letter of Credit shall be issued upon the irrevocable written request of Borrower, received by the Revolving Credit Agent and the Issuing Lender at least seven (7) days (or such shorter time as the Revolving Credit Agent may agree in a particular instance) prior to the proposed date of issuance. Each Letter of Credit outstanding under the DIP Credit Agreement which survives the Closing Date shall be deemed to be reissued under this Agreement on the Closing Date as set forth on Schedule 2.19(b).
     (ii)   Each request for issuance of a Letter of Credit shall be by telecopy, confirmed immediately in writing, on the form specified by the Issuing Lender as being its then customary form for letter of credit applications and shall specify: (A) the proposed date of issuance (which shall be a Banking Day); (B) the face amount of the Letter of Credit; (C) the date of expiration of the Letter of Credit; (D) the purpose of such Letter of Credit, (E) the name and address of the beneficiary thereof; (F) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and (G) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; provided that in the event that the form specified by the Issuing Lender conflicts with any provisions of this Agreement, the provisions in this Agreement shall govern.
     (iii)   No Letter of Credit shall be issued (or renewed or extended) if such Letter of Credit would thereupon have an expiration date which is after the date of the Revolving Credit Termination Date, unless arrangements reasonably satisfactory to the Issuing Lender have been made for cash collateralization, return or backstop letter of credit for such Letter of Credit.
     (iv)   Unless an Issuing Lender has received notice on or before the Banking Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit (A) from the Revolving Credit Agent directing such Issuing Lender not to issue such Letter of Credit because the amount specified in Section 2.19(a)(i)

45

would be exceeded and/or (B) from any Lender that one or more conditions specified in Section 4.02 are not then satisfied (or waived), then subject to the terms and conditions of this Section 2.19 and provided that the applicable conditions set forth in Section 4.02 hereof have been satisfied, such Issuing Lender shall, subject to paragraph (a)(ii), on the requested date, issue a Letter of Credit for the account of Borrower in accordance with the Issuing Lender’s usual and customary business practices. Prior to issuing any Letter of Credit, the Issuing Lender of such Letter of Credit will consult with the Revolving Credit Agent to confirm that the amount specified in Section 2.19(a)(i) would not be exceeded, and that the conditions specified in Section 4.02 have been satisfied.
     (v) Promptly after issuance of each Letter of Credit, the Issuing Lender shall deliver to Borrower and the Revolving Credit Agent a copy of such Letter of Credit. The Revolving Credit Agent shall promptly deliver a copy thereof to each other Lender. Each Letter of Credit shall provide that, except as otherwise determined in the sole discretion of the Issuing Lender, payment thereunder shall not be made earlier than two (2) Banking Days after receipt of any requisite documents demanding such payment.
     (vi) All Letters of Credit shall be issued only in Dollars.
             (c) Participations, Drawings and Reimbursements.
     (i) Immediately upon the issuance of each Letter of Credit, each Lender (other than the Issuing Lender) shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a percentage equal to the Revolving Credit Commitment Percentage of such Lender. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH SUCH LENDER ACKNOWLEDGES AND AGREES THAT LETTERS OF CREDIT MAY BE ISSUED WITH EXPIRATION DATES AFTER [            ], OR ANY OTHER LOAN MATURITY DATE. EACH SUCH LENDER ACKNOWLEDGES AND IRREVOCABLY AGREES THAT ITS PARTICIPATING INTEREST APPLIES TO SUCH LETTERS OF CREDIT BOTH BEFORE AND AFTER THE LOAN MATURITY DATE INCLUDING, WITHOUT LIMITATION, DURING THE PERIOD FOLLOWING THE LOAN MATURITY DATE.
     (ii) Borrower shall reimburse the Revolving Credit Agent for the full amount of any drawing under the Letter of Credit on the Banking Day immediately succeeding the date such drawing is honored by the Issuing Lender. Borrower shall pay interest to the Issuing Lender from the date such drawing is honored by the Issuing Lender to the Banking Day immediately succeeding such date at a rate equal to the Reference Rate plus the Applicable Margin. In the event Borrower shall fail to reimburse the Revolving Credit Agent for the full amount of any drawing on the Banking Day immediately succeeding the date such drawing is honored by the Issuing Lender under any Letter of Credit, the Issuing Lender shall promptly notify the Revolving Credit Agent and the Revolving Credit Agent shall

46

as promptly as possible notify each Lender with a Revolving Credit Commitment thereof and Borrower shall be deemed to have requested that a Reference Rate Loan be made by the Lenders with a Revolving Credit Commitment to be disbursed on the date of payment by the Issuing Lender under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment Amount on such date and subject to the conditions set forth in Section 4.02. Any notice given by the Issuing Lender or the Revolving Credit Agent pursuant hereto may be oral if immediately confirmed in writing (including telecopy or telex); provided that the lack of such an immediate confirmation shall not affect the conclusiveness and binding effect of such notice. The proceeds of such Revolving Loans shall be paid to the Revolving Credit Agent which will, in turn, disburse such proceeds to the Issuing Lender as reimbursement for such drawings. Notwithstanding the foregoing, if at any time an Event of Default described in Section 8.05 or 8.06 has occurred and is continuing, such drawings shall be reimbursed by the Lenders’ purchasing pro rata participation interests in such Letter of Credit in amounts equal to each Lender’s Revolving Credit Commitment Percentage of the relevant amounts drawn.
     (iii) Any unreimbursed Letter of Credit drawing which shall not be converted into a Revolving Loan pursuant to Section 2.19(c)(ii) in whole or in part because such conversion would have caused the Revolving Credit Commitment Amount to be exceeded or because of Borrower’s failure to satisfy (without waiver) the conditions set forth in Section 4.02, shall become due and payable on the Banking Day immediately succeeding the date such drawing is paid by the Issuing Lender. The Revolving Credit Agent shall promptly notify Borrower and Lenders with a Revolving Credit Commitment of the occurrence of any unreimbursed drawing under a Letter of Credit. Any such unreimbursed drawing shall bear interest at a rate per annum equal to the Reference Rate plus the sum of the Applicable Margin and 2%.
     (iv) Each Lender will, promptly upon receipt of notice of an unreimbursed drawing under a Letter of Credit pursuant to Section 2.19(c)(iii), make available to the Revolving Credit Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Revolving Credit Commitment Percentage of the amount of such unreimbursed drawing. If any Lender so notified shall fail to make available to the Revolving Credit Agent for the account of the Issuing Lender the amount of its Revolving Credit Commitment Percentage of any such unreimbursed drawing on the date the relevant Letter of Credit drawing was honored by the Issuing Lender (the “Participation Date”), then interest shall accrue on such Lender’s obligation to make such payment, (i) from the Participation Date to but not including the second Banking Day after the Participation Date at a rate per annum equal to the Federal Funds Rate, and (ii) from the second Banking Day after the Participation Date at the same rate specified in Section 2.08(a) for Reference Rate Loans. The Revolving Credit Agent will as promptly as practicable (but in no event later than two (2) Banking Days after the occurrence thereof) give notice of the occurrence of the Participation Date, but failure of the Revolving Credit Agent to give any such notice on the Participation Date or in

47

sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.19(c)(iv).
     (v) The obligation of each Lender to provide the Revolving Credit Agent with such Lender’s Revolving Credit Commitment Percentage of the amount of any payment or disbursement made by any Issuing Lender under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against such Issuing Lender (or any other Lender), including, without limitation, that the Revolving Credit Termination Date has occurred after, on or prior to the date of such payment or disbursement, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that Lenders shall not be obligated to reimburse such Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuing Lender or any of its officers, employees or agents. Further, each Lender agrees to perform its obligations under Section 2.19(c)(iv) despite the occurrence of the Revolving Credit Termination Date, a Default or an Event of Default or any inability of Borrower to require such Lender to fulfill its other obligations hereunder including, without limitation, any inability resulting from the operation of Bankruptcy Code § 365(c)(2) (11 U.S.C. § 365(c)(2)) or otherwise.
             (d) Repayment of Participations.
     (i) Upon and only upon receipt by the Revolving Credit Agent for the account of the Issuing Lender of funds from Borrower,
     (A) in reimbursement of any payment made under a Letter of Credit with respect to which any Lender has theretofore paid the Revolving Credit Agent for the account of the Issuing Lender for such Lender’s participation in the Letter of Credit pursuant to Section 2.19(c)(iv); or
     (B) in payment of interest thereon;
the Revolving Credit Agent will pay to each Lender which has funded its participating interest therein, in the same funds as those received by the Revolving Credit Agent for the account of the Issuing Lender, such Lender’s Revolving Credit Commitment Percentage of such funds.
     (ii) If the Revolving Credit Agent or the Issuing Lender is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by Borrower to the Revolving

48

Credit Agent for the account of the Issuing Lender pursuant to paragraph (i) in reimbursement of payment made under the Letter of Credit or interest thereon, each Lender shall, on demand of the Revolving Credit Agent, forthwith return to the Revolving Credit Agent or the Issuing Lender its Revolving Credit Commitment Percentage of any amounts so returned by the Revolving Credit Agent or the Issuing Lender plus interest thereon from the date such demand is made to but not including the date such amounts are returned by such Lender to the Revolving Credit Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate.
          (e) Role of Issuing Lender. (i) Each Issuing Lender will exercise and give the same care and attention to any Letter of Credit as it gives to its other letters of credit and similar obligations.
     (ii) Each Lender participating in a Letter of Credit agrees that, in paying any drawing under any Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than the sight draft and certificates required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Neither the Issuing Lender nor any of its representatives, officers, employees or agents shall be liable to any Lender for:
     (A) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders;
     (B) any action taken or omitted in the absence of gross negligence or willful misconduct; or
     (C) the execution, effectiveness, genuineness, validity or enforceability of any Letter of Credit or any other document contemplated hereby or thereby.
          (f) Obligations Absolute. The obligations of Borrower under this Agreement and any other agreements or instrument relating to any Letter of Credit to reimburse each Issuing Lender shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:
     (A) any lack of validity or enforceability of this Agreement, any Letter of Credit, or any other agreement or instrument relating thereto (collectively, the “L/C Related Documents”);
     (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

49

     (C) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;
     (D) any statement and other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (E) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Collateral Document, for all or any of the obligations of Borrower in respect of any Letter of Credit;
     (F) the occurrence of the Revolving Credit Termination Date at any time prior to, on, or after the date the payment or disbursement by the Issuing Lender giving rise to such reimbursement obligation was made;
     (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Guarantor but excluding (i) any action constituting the Issuing Lender’s gross negligence or willful misconduct or (ii) payment or performance; or
     (H) the occurrence of a Default or an Event of Default.
          (g) Requests Regarding Renewals and Extensions of Renewable Letters of Credit. Borrower shall deliver to the Revolving Credit Agent and the applicable Issuing Lender, not earlier than thirty (30) days, and not later than fourteen (14) days, before notice of non-renewal or non-extension is required under the Renewable Letters of Credit issued by such Issuing Lender, a written request for renewal or extension of each Renewable Letter of Credit which Borrower desires to renew or extend. Such request shall specify the required date for notice by the Issuing Lender of non-renewal or non-extension under the Renewable Letters of Credit and include a certification by Borrower that as of the date of such request, no Default or Event of Default shall have occurred and be continuing and all of the representations and warranties contained in this Agreement and the Collateral Documents are true and correct in all material respects, except as to representations and warranties contained in Section 5.09 and which expressly relate to an earlier date and for changes which are contemplated or permitted by this Agreement. No such request shall be made by Borrower which would cause the expiry date of such Renewable Letter of Credit to extend beyond the Revolving Credit Termination Date. For purposes of this Section 2.19(g), valid delivery by Borrower of the required request shall be deemed to have occurred only upon actual receipt of such notice by the Revolving Credit Agent and the

50

Issuing Lender. If Borrower fails to deliver such a notice within such period with respect to such Renewable Letter of Credit, the Issuing Lender of such Renewable Letter of Credit shall deliver appropriate notices of non-extension or non-renewal with respect to such Renewable Letter of Credit.
          (h) Increased Costs. If any change in any requirement of law shall either (i) impose, modify or deem or make applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by any Issuing Lender or against a Lender’s participation in such Letter of Credit or (ii) impose on any Issuing Lender or any Lender participating in such Letter of Credit (a “Participating Lender”) any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to such Issuing Lender of issuing or maintaining any Letter of Credit, or to such Participating Lender of purchasing or maintaining such participating interest in any Letter of Credit (which increase in cost shall be the result of such Issuing Lender’s, or Participating Lender’s, as the case may be, reasonable allocation of the aggregate of such cost increases resulting from such events), then from time to time following notice by such Issuing Lender (or such Participating Lender, as the case may be) to Borrower, Borrower shall pay to such Person, as specified by such Person, additional amounts which shall be sufficient to compensate such Person for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Reference Rate plus the Applicable Margin plus 2% per annum. A certificate submitted by such Issuing Lender or Participating Lender to Borrower concurrently with any such demand by such Person, shall be conclusive, absent manifest error, as to the amount thereof.
          (i) Cash Collateralization. If any Letter of Credit shall remain outstanding on the date the Revolving Credit Termination Date, Borrower shall deposit in an account with the Revolving Credit Agent, in the name of the Revolving Credit Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the aggregate undrawn amount under all such Letters of Credit as of such date. The obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Such deposit shall be held by the Revolving Credit Agent as collateral for the payment and performance of the obligations of Borrower hereunder. The Revolving Credit Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which types of investments shall be made at the reasonable discretion of the Revolving Credit Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Revolving Credit Agent to reimburse the Issuing Lender for the amount of any drawing under any such Letter of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower in respect of drawings under such Letters of Credit at such time.

51

                    2.20 Call Protection.
          All prepayments of Term Loans made by Borrower after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date (other than payments made pursuant to Section 2.13(b)) shall be paid in an amount equal to 103% of the principal amount prepaid plus accrued and unpaid interest and any costs required to be paid pursuant to Section 2.17(d). All prepayments of Term Loans made by Borrower after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date (other than payments made pursuant to Section 2.13(b)) shall be paid in an amount equal to 102% of the principal amount prepaid plus accrued and unpaid interest and any costs required to be paid pursuant to Section 2.17(d).
ARTICLE III.
SECURITY
                    3.01 Security.
          (a) As security for the prompt payment and performance of all Secured Obligations of Borrower, Borrower has heretofore granted or shall grant, in accordance with the provisions of the Collateral Documents applicable to Borrower, to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of its right, title and interest in and to all of its Collateral. Additionally, all Secured Obligations shall be guaranteed by each Guarantor under the Guarantee and Collateral Agreement and all Operating Bank Obligations shall be guaranteed by each Guarantor under the Operating Bank Guaranty, to the extent provided therein, and the obligations of the Guarantors under the Guarantee and Collateral Agreement and the Operating Bank Guaranty shall be secured pursuant to the terms of the Collateral Documents required to be executed and delivered by them hereunder. Upon the effective date of the sale of all of the stock owned by Borrower or any Subsidiary of any Guarantor (other than any sale to another Credit Party), upon the dissolution, liquidation or merger out of existence of any Guarantor in connection with which dissolution, liquidation, or merger, the separate existence of the Guarantor terminates, or the effective date of the sale of all of the assets of any Guarantor (other than any sale to another Credit Party), in each case to the extent permitted hereunder, the Collateral Agent shall promptly release (i) such Guarantor from all obligations under the Guarantee and Collateral Agreement and (ii) any security interests in the Capital Stock of such Guarantor.
          (b) If any assets (excluding any leasehold interests or owned real property) are acquired by Borrower or any Guarantor after the Closing Date (other than assets constituting Collateral under any Collateral Documents that become subject to the Lien of such Collateral Document upon acquisition thereof without any action of any Lender), Borrower will promptly notify the Collateral Agent and the Administrative Agent thereof in writing and at the Collateral Agent’s request within thirty (30) days of such notice, will cause such assets to be subjected to a Lien securing the Secured Obligations to the extent

52

not excluded from the definition of “Collateral” under the Loan Documents, subject to preexisting Liens on such assets permitted hereunder and other Liens permitted hereunder, and will take, and cause the Guarantors to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in this Section, all at the expense of Borrower and Guarantors; provided that, if such asset is the capital stock of another Person is directly owned by Borrower or any Guarantor and such Person is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding of voting Capital Stock of such Subsidiary.
                    3.02 [Reserved.]
                    3.03 [Reserved.]
                    3.04 New Guarantors.
          (a) Borrower shall cause each Domestic Subsidiary which is hereafter created or acquired (but excluding (i) Unrestricted Subsidiaries, (ii) Lincoln Indemnity Company, (iii) Bally ARA Corporation and (iv) any Subsidiary that is not a Substantial Subsidiary, subject to Section 3.04(b)) to promptly execute and deliver a supplement or addendum to each of the Guarantee and Collateral Agreement and the Operating Bank Guaranty within 30 days of acquisition or formation, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Subsidiary shall become a party to such agreements as a Grantor (as defined in the Guarantee and Collateral Agreement) and guarantor, together with such Collateral Documents and other documents, instruments and opinions reasonably requested by the Administrative Agent or the Collateral Agent in order to perfect and protect the Collateral Agent’s security interest in the Collateral granted pursuant to such Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
          (b) Notwithstanding any contrary provision contained herein, Borrower shall cause any Subsidiary that becomes a guarantor of, or guaranties all or a portion of, the Senior Second Lien Secured Notes to promptly execute and deliver a supplement or addendum to each of the Guarantee and Collateral Agreement and the Operating Bank Guaranty, regardless of whether or not such Subsidiary is an Unrestricted Subsidiary, a Foreign Subsidiary, Bally ARA Corporation, Lincoln Indemnity Company, not a Substantial Subsidiary or would otherwise not be required to be or become a Guarantor under this Agreement or any other Credit Document.
                    3.05 Real Property Matters. As security for the Secured Obligations, Borrower agrees that in the event Borrower or any Guarantor acquires any owned real property valued in excess of $2,000,000 individually or $5,000,000 in the aggregate after the Closing Date , then, from time to time, within 45 days of reasonable request of the Collateral Agent, Borrower shall, or shall cause such Guarantor to, execute, deliver and record any new mortgages, deeds of trust and similar instruments, or amendments to any existing mortgages, deeds of trust and similar instruments (collectively, such existing and new instruments are called the “Real Property Security Documents”) encumbering such owned real property, which Real

53

Property Security Documents shall be substantially in the same form as the Real Property Security Documents provided on and/or in effect as of the date hereof. In connection with such hereafter owned or otherwise acquired real property, Borrower agrees to provide, or cause the applicable Guarantor to provide, to the Collateral Agent (a) surveys of said real property reasonably acceptable to the Collateral Agent and (b) mortgagee title insurance policies covering said real property in form and amount reasonably acceptable to the Collateral Agent; provided, that such amount shall not exceed 110% of said real property.
                    3.06 Exceptions. Notwithstanding the foregoing, Borrower and its Subsidiaries shall not be required to (a) execute and deliver Real Property Security Documents with respect to owned real property acquired after the Closing Date that is subject to Liens permitted by clause (iv) of the definition of “Permitted Liens”, or (b) cause any Domestic Subsidiary to provide a security interest in its assets or cause its Capital Stock to be pledged to the extent not required herein or in the Collateral Documents.
                    3.07 [Reserved.]
                    3.08 Collateral Agency Agreement. Each Lender authorizes and instructs the Loan Agents and the Collateral Agent to execute and deliver the Collateral Agency Agreement on behalf of such Lender. Each Lender agrees to be bound by and perform the obligations set forth for such Lender in the Collateral Agency Agreement. Each Lender acknowledges and agrees that pursuant to the Collateral Agency Agreement the Secured Obligations are secured by the Collateral under the Collateral Documents an a pari passu basis. Each Lender acknowledges that the Collateral Agent is acting on behalf of the Lenders (and their Affiliates), the Issuing Lenders, the Loan Agents and the Operating Banks.
ARTICLE IV.
CONDITIONS PRECEDENT
                    4.01 Conditions Precedent to Closing Date. This Agreement shall become effective as of the Closing Date, subject to the satisfaction (or waiver by Majority Lenders) of the conditions precedent that on or prior to the Closing Date:
          (a) Agreement. There shall have been delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, sufficient counterparts of this Agreement, duly executed by an authorized officer of Borrower.
          (b) Guarantee and Collateral Agreement. Borrower and each of the Guarantors shall have duly executed and delivered to the Collateral Agent a Guarantee and Collateral Agreement in substantially the form of Exhibit A, together with all documents, certificates, forms and filing fees that the Collateral Agent may deem necessary to perfect and protect the liens and security interests created under the Guarantee and Collateral Agreement, including, without limitation, financing statements in form and substance reasonably acceptable to the Collateral Agent, as may be required to grant, continue and

54

maintain an enforceable security interest in the Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the Uniform Commercial Code as enacted in all relevant jurisdictions.
          (c) Intellectual Property Security Agreements. Borrower and each applicable Guarantor shall have duly executed and delivered to the Collateral Agent a (i) Trademark Security Agreement in substantially the form of Exhibit ___ attached to the Guarantee and Collateral Agreement (the “Trademark Security Agreement”), (ii) Patent Security Agreement in substantially the form of Exhibit ___ attached to the Guarantee and Collateral Agreement (the “Patent Security Agreement”) and (iii) Copyright Security Agreement, in substantially the form of Exhibit ___ attached to the Guarantee and Collateral Agreement (the “Copyright Security Agreement”), together with all documents, certificates, forms and filing fees that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens and security interests created in the identified intellectual property in the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.
          (d) Real Estate Mortgages. Borrower or the applicable Guarantor (as the case may be) shall have duly executed and delivered to the Collateral Agent a Mortgage for each Mortgage Collateral Property, together with (i) evidence that such Mortgages shall be recorded in all places to the extent that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens created thereby, including, without limitation, recordings and filings with the appropriate agencies, and all filings and recording fees and taxes in respect thereof shall have been duly paid and (ii) evidence that all other action that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens and security interests created under the Mortgages has been taken.
          (e) Control Agreements. Borrower or any Guarantor, as the case may be, shall deliver to the Collateral Agent a Control Agreement, properly executed by Borrower or any Guarantor, as the case may be, and each bank or other financial institution (as may be specified by the Collateral Agent) at which Borrower or any Guarantor, as the case may be, maintains deposit accounts or Demand Deposit Accounts (other than (i) any Demand Deposit Account or deposit account if the average daily balance is less than $500,000 individually or $2,000,000 in the aggregate for all such accounts, (ii) tax accounts, (iii) payroll accounts and (iv) accounts with the Loan Agents) or has Investment Property, as the case may be.
          (f) Intercreditor Agreement. Borrower, the Loan Agents, the Collateral Agent and the trustee to the Senior Second Lien Secured Notes Indenture shall have executed the Intercreditor Agreement.
          (g) Operating Bank Guaranty. Borrower and each applicable Guarantor shall have duly executed and delivered to the Collateral Agent the Operating Bank Guaranty, substantially in the form of Exhibit E.

55

          (h) Collateral Agency Agreement. The Collateral Agent shall have received a fully executed copy of the Collateral Agency Agreement, substantially in the form of Exhibit B.
          (i) Pledge of Shares. The Collateral Agent shall have received (x) (i) the certificates representing the certificated shares of each of the Guarantors listed on Exhibit D hereto and each first-tier Subsidiary of such Guarantors, in each case to the extent owned by a Credit Party and otherwise required to be pledged hereunder, and (ii) the certificates representing 65% of the certificated shares of the Foreign Subsidiaries owned directly by Borrower or a Guarantor, which certificates are to be pledged pursuant to the Guarantee and Collateral Agreement, together with (y) an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
          (j) Filings. Any filings and other actions required to create, perfect and preserve the priority of the appropriate security interests in all Collateral (including, without limitation, the filing of financing statements on Form UCC-1 in the jurisdictions set forth in Schedule 3 to the Guarantee and Collateral Agreement and in any other jurisdiction, in the opinion of the Collateral Agent, necessary to perfect the Liens on the Collateral) shall have been authorized by Borrower or the applicable Guarantor (or, in the case of UCC-1s, delivered in proper form for filing), and all Collateral shall be free and clear of other liens other than Permitted Liens.
          (k) Lien Searches. The Administrative Agent and the Collateral Agent shall have received UCC searches (including tax liens and judgments) conducted in the jurisdictions in which Borrower and the Guarantors are incorporated (dated as of a recent date), reflecting the absence of Liens and encumbrances on the assets of Borrower and the Guarantors other than Liens permitted hereunder.
          (l) Projections. Borrower shall have delivered to the Administrative Agent a financial forecast, including income statements, balance sheets and cash flow statements through its fiscal year ending December 31, 2009, in form and substance reasonably satisfactory to the Administrative Agent.
          (m) Insurance Policies. (i) There shall have been delivered to the Administrative Agent and the Collateral Agent a certificate evidencing Borrower’s and its Subsidiaries’ insurance coverage in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent shall have been named as loss payee and additional insured (as their interests may appear), on such policies of insurance of Borrower and the Guarantors and such policies of insurance shall provide that such policies may not be modified, reduced or cancelled absent thirty (30) days prior written notice to the Collateral Agent.
          (n) Patriot Act. The Loan Agents shall have received, at least one (1) Banking Day prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

56

          (o) Borrower’s Incorporation Papers. There shall have been delivered to the Administrative Agent, a copy of Borrower’s certificate of incorporation, certified by the Secretary of State of Delaware, as of a recent date, and a copy of Borrower’s by-laws, certified by the Secretary or an Assistant Secretary of Borrower.
          (p) Borrower’s Corporate Resolution. There shall have been delivered to the Administrative Agent, a copy of a resolution or resolutions passed by the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the Closing Date, authorizing the borrowing provided for herein and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party and any other instrument or agreement required hereunder.
          (q) Borrower’s Incumbency Certificate. There shall have been delivered to the Administrative Agent, a certificate, signed by the Secretary or an Assistant Secretary of Borrower and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Notes, the Collateral Documents to which it is a party and any other instrument or agreement required hereunder on behalf of Borrower.
          (r) Guarantors’ Incorporation Papers. There shall have been delivered to the Administrative Agent, a copy of each such Guarantor’s certificate of incorporation or articles of association and by-laws or partnership agreement, as the case may be, certified by the Secretary or an Assistant Secretary of such Guarantor.
          (s) Guarantors’ Resolutions. There shall have been delivered to the Administrative Agent, with respect to each Guarantor, a copy of a resolution or resolutions passed by the Board of Directors (or similar body) of each Guarantor, certified by the Secretary or an Assistant Secretary of such Guarantor as being in full force and effect on the Closing Date, authorizing the execution, delivery and performance of the Collateral Documents to which it is a party.
          (t) Guarantors’ Incumbency Certificates. There shall have been delivered to the Administrative Agent, with respect to each Guarantor, a certificate, signed by the Secretary or an Assistant Secretary of each Guarantor and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver the Collateral Documents to which it is a party on behalf of such Guarantor (or on behalf of such general partner for such Guarantor).
          (u) Good Standing Certificates. There shall have been delivered to the Administrative Agent, good standing certificates (or bring-down telexes or other evidence of good standing) for Borrower and for each Guarantor from the Secretary of State of the state of incorporation of each such Person.
          (v) Opinions of Counsel to Borrower, etc. There shall have been delivered to the Administrative Agent, a customary opinion in form and substance reasonably satisfactory to the Administrative Agent and its counsel and dated the Closing Date, of (i) Kirkland & Ellis LLP, special counsel for Borrower and the Guarantors, (ii) Marc

57

Bassewitz, Esq., or other acceptable in-house counsel, and (iii) upon the Administrative Agent’s reasonable request, counsel(s) to Borrower and the Guarantors in certain jurisdictions in which Mortgages are to be filed pursuant to the terms herein in connection with consummating the Transactions on the Closing Date.
          (w) Officer’s Certificate. There shall have been delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and its counsel, a certificate signed by a Senior Vice President of Borrower, dated as of the Closing Date, certifying that:
     (i) the representations and warranties contained in Article V and in each Collateral Document are true and correct in all material respects on and as of such date, as though made on and as of such date; and
     (ii) no event has occurred and is continuing, or would result from the transactions provided for herein, which has or would constitute an Event of Default.
          (x) Order; Plan of Reorganization. (i) The Confirmation Order shall have been entered in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, any applicable orders of the Bankruptcy Court and any applicable local rules and shall be reasonably satisfactory to the Administrative Agent, (ii) the Plan of Reorganization shall, in a manner reasonably satisfactory to the Administrative Agent, contemplate and authorize this Agreement, the Transactions and all actions to be taken, undertakings to be made and obligations to be incurred by Borrower and the Guarantors in connection herewith and therewith and shall not have been amended or modified unless reasonably satisfactory to the Administrative Agent, (iii) the Confirmation Order shall be in full force and effect and not subject to stay and, unless otherwise waived by the Administrative Agent (provided, that such waiver shall not be unreasonably withheld, delayed or conditioned and that prior notice to other parties in interest shall not be required with respect to any such waiver), (A) the time to appeal the Confirmation Order or to seek review, rehearing or certiorari with respect to the Confirmation Order shall have expired and (B) no appeal or petition for review, rehearing or certiorari with respect to the Confirmation Order shall be pending, (iv) the Harbinger Investment Effective Date Condition (as defined in the Plan of Reorganization) shall have been satisfied, and (v) all conditions to the effectiveness of the Plan of Reorganization shall have been satisfied (or, with the prior written consent of the Majority Lenders, waived in accordance with the terms of the Plan of Reorganization) and the Consummation of the Plan of Reorganization shall occur simultaneously with the Closing Date.
          (y) Consents. All governmental and third party consents and approvals necessary in connection with the financing contemplated hereby and the continuing operations of Borrower and the Guarantors shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.

58

          (z) Title/Survey. The Collateral Agent shall have received with respect to each piece of owned material real property subject to a Mortgage (i) title insurance policies and (ii) surveys, all in form and substance reasonably satisfactory to the Collateral Agent
          (aa) Repayment of DIP Credit Facility. The DIP Credit Agreement shall have been deemed to be repaid in full and terminated, and all action necessary to release all collateral pledged to secure the Loans and other obligations thereunder (including hedge and cash management obligations) shall have been taken, in form and substance reasonably satisfactory to the Administrative Agent.
          (bb) Minimum EBITDA. Borrower shall have Consolidated EBITDA for the most recently completed 12 month period for which financial statements are available of at least $70,000,000; provided that for any calendar month ending on or prior to June 30, 2007, Consolidated Adjusted EBITDA for such calendar month shall be deemed to be the amount set forth on Schedule 4.01(bb) for such calendar month.
          (cc) Minimum Liquidity. On the Closing Date, giving pro forma effect to the Consummation of the Plan of Reorganization, Borrower shall have Liquidity equal to or greater than $100,000,000.
          (dd) No Default under DIP Credit Agreement. No Default or Event of Default has occurred and is continuing under the DIP Credit Agreement.
          (ee) Notice. The applicable Loan Agent shall have received a notice with respect to the borrowing, as required by Sections 2.02 or 2.04, as applicable.
          (ff) Termination of Certain Commitments. There shall have been delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, sufficient evidence that all commitments and obligations of the Arranger under the DIP and Exit Credit Facility Commitment Letter with respect to the Exit Facility (as defined therein) have been terminated.
          (gg) No Modifications to Investment Agreement. The Investment Agreement shall be in full force and effect and shall not have been amended or modified without the approval of the Administrative Agent, such approval not to be unreasonably withheld.
          (hh) Harbinger Investment. Borrower shall have received a cash capital infusion of at least $225 million in exchange for common equity of Borrower pursuant to the provisions of the Investment Agreement of which no less than $87 million shall be retained by the Borrower after giving effect to all payments contemplated by the Plan of Reorganization..
          (ii) Payment of Fees and Expenses. The Agents shall have received, for the account of the Lenders and for their own accounts, as applicable, payment by Borrower of all fees and expenses (including reasonable legal fees and expenses) required to be paid hereunder, including without limitation, (i) all fees set forth in Section 2.14 and in the Fee

59

Letter) and (ii) all fees and expenses under Section 9.06, to the extent invoices therefor have been presented to Borrower prior to the Closing Date.
          (jj) Closing Date. The Closing Date shall occur by no later than November 30, 2007.
          (kk) Flood Insurance. Borrower shall have obtained flood insurance, reasonably acceptable to the Administrative Agent, for any Mortgage Collateral Property located in a Special Flood Hazard Area.
                    4.02 Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender to make any Loan or to issue any Letter of Credit (or to renew or extend any Letter of Credit) hereunder is subject to the satisfaction (or waiver) following conditions precedent:
     (a) No Default or Event of Default has occurred and is continuing on the date of each Loan or the date of issuance (or the date of renewal or extension, as the case may be) of each Letter of Credit or would result from the incurring of obligations by Borrower under this Agreement;
     (b) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on the date of each Loan or the date of issuance (or the date of renewal or extension, as the case may be) of each Letter of Credit, except as to representations and warranties which expressly relate to an earlier date and, in such case, shall be true and correct in all material respects as of such date, and except for changes which are expressly permitted by this Agreement;
     (c) The applicable Loan Agent or Issuing Lender shall have received a notice with respect to the borrowing, to the extent required by Sections 2.02, 2.07 or 2.19(b)(i), as applicable.
Each borrowing by or credit extension to Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of each such borrowing or credit extension that the conditions in Section 4.02 have been satisfied.
                    4.03 Determinations Under Sections 4.01 and 4.02. For purposes of determining compliance with the conditions specified in Section 4.01 and 4.02, each applicable Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless an officer of the applicable Loan Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto, and such Lender shall not have made available to the applicable Loan Agent such Lender’s ratable portion of such Borrowing.

60

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
          Borrower represents and warrants to each Lender and the Agents that:
                    5.01 Borrower’s Existence. Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing and properly licensed to conduct business in every jurisdiction in which the nature of the business conducted by it makes such license and good standing necessary and where failure to so comply would have a Material Adverse Effect.
                    5.02 Subsidiaries’ Existence. Each Substantial Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its formation, and is in good standing and properly licensed to conduct business in the State in which its principal operations are located and in every jurisdiction in which the nature of the business conducted by it makes such compliance necessary and where failure to comply would have a Material Adverse Effect. Each Guarantor which is not a Substantial Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its formation and is in good standing and properly licensed to conduct business in the State in which its principal operations are located and in every jurisdiction in which the nature of the business conducted by it makes such compliance necessary except where failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
                    5.03 Borrower’s and Subsidiaries’ Powers. The execution, delivery and performance of this Agreement, the Notes, the other Credit Documents and any other instrument or agreement required to be executed and delivered by Borrower hereunder or any of its Subsidiaries are within Borrower’s or such Subsidiary’s corporate or other appropriate powers, have been duly authorized, and are not in conflict with the terms of any charter or by-laws or other equivalent organizational document of Borrower or such Subsidiary, or any material instrument or agreement to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound or affected except (other than in the case of any charter or by-laws or other equivalent organizational document) to the extent such conflict could not reasonably be expected to result in a Material Adverse Effect.
                    5.04 Power of Officers. The officers of Borrower and the other Credit Parties executing this Agreement, the Notes, the other Credit Documents and any other certificate, instrument or agreement required to be delivered hereunder are duly authorized to execute same.
                    5.05 Government Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes, the other Credit Documents or any other instrument or agreement required hereunder, other than (i) the filing of financing statements, mortgages and intellectual property filings, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approval of the Bankruptcy Court which approval shall have been obtained prior to the Closing Date, (iv) approvals, consents and

61

exemptions that have been obtained prior to the Closing Date and (v) consents, approvals and exemptions that the failure to do so in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
                    5.06 Compliance With Laws. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Borrower or any Subsidiary, which would be contravened by the execution, delivery, performance or enforcement of this Agreement, the Notes, the other Credit Documents or any instrument or agreement required hereunder, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
                    5.07 Enforceability of Agreement. Each of this Agreement, the Notes and each of the other Credit Documents to which Borrower or any of its Subsidiaries is a party are legal, valid and binding agreements and obligations of Borrower, or such Subsidiary, as the case may be, enforceable against Borrower or such Subsidiary, as the case may be, in accordance with their respective terms, and any other instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, subject, in each case, to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
                    5.08 Title to Property. Borrower and its Subsidiaries have good title to their respective owned material personal properties and assets, and good and marketable title to their respective owned material real properties which, in each case are necessary to the conduct of its business, free and clear of all Liens, except for Permitted Liens on such properties and assets. The execution, delivery or performance of this Agreement, the Notes, the other Credit Documents or any instrument or agreement required hereunder will not result in the creation of any Lien, other than in favor of the Secured Creditors pursuant to the Collateral Documents.
                    5.09 Litigation. Except as disclosed on Schedule 5.09, there are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened in writing against Borrower or any Subsidiary or their respective property, which have a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect.
                    5.10 [Reserved.]
                    5.11 Compliance with Margin Requirements. Borrower is not in violation of any provision of Section 7 of the Exchange Act or any Margin Regulation, nor will Borrower’s activities cause it to violate such provision or any Margin Regulation.
                    5.12 Subsidiaries. As of the Closing Date, all of Borrower’s Subsidiaries existing as of the Closing Date are listed on Exhibit D hereto.

62

                    5.13 Financial Information2. The audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ending December 31, 2006 and the unaudited consolidated financial statements of Borrower and its subsidiaries for the fiscal quarter ending March 31, 2007 and June 30, 2007 have been furnished by Borrower to Lenders. Such financial statements have been prepared in accordance with GAAP and practices consistently applied and accurately and fairly present in all material respects the consolidated financial condition and results of operations of the entities referred to therein as of such dates. Since March 31, 2007, there has been no Material Adverse Change (other than (i) any changes contemplated in the Plan of Reorganization, (ii) any events leading up to the filing of the Chapter 11 case disclosed in Borrower’s public filings made prior to the date hereof and (iii) the filing of the Chapter 11 case with the Bankruptcy Court and events ancillary thereto or resulting therefrom).
                    5.14 ERISA. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable federal or state law, and except as listed on Schedule 5.14 no event or condition is occurring nor is there any present intent to cause any such event or condition to occur with respect to any Plan or Multiemployer Plan with respect to which Borrower would be under an obligation to furnish a report to Lenders in accordance with Section 6.02(d) hereof and which, taking all such events or conditions arising within the last twelve-month period, in the aggregate would result in liability to Borrower or an ERISA Affiliate in excess of $1,000,000. For purposes of this representation and warranty, Borrower, or any ERISA Affiliate if not the Plan administrator, shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA; provided, however, that the foregoing representation with respect to Multiemployer Plans is made with respect to matters of which Borrower or any ERISA Affiliate has actual knowledge. The aggregate withdrawal liability under Section 4201 of ERISA which could be incurred by Borrower and each ERISA Affiliate, collectively, upon a complete withdrawal, within the meaning of Section 4203 of ERISA, from each and all Multiemployer Plans to which each is contributing or has contributed within the past five calendar years, plus the aggregate of the excess of benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, of each Plan upon termination of such Plan over the assets of such Plan, does not exceed $5,000,000).
                    5.15 Investment Company Act of 1940. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” or is required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
                    5.16 No Restrictions on Subsidiaries. No Subsidiary is prohibited by the terms of any agreement to which it is a party or by which it is bound from paying dividends to or making loans or advances to Borrower or any Subsidiary directly controlling it, except (a) as disclosed in Schedule 5.16; (b) restrictions imposed by this Agreement or any Collateral Agreement; (c) customary non-assignment provisions restricting subletting, assignment or licensing of any lease or license or assignment of any contract of any Subsidiary;

[2]	Additional Periods to be included to the extent additional financial statements are available prior to exit.

63

customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; and customary provisions in instruments or agreements relating to a Lien created, incurred or assumed in accordance with this Agreement prohibiting the transfer of the property subject to such Lien, in each case in existence on the Closing Date; (d) restrictions on Debt secured by any Permitted Lien limiting the right of such Subsidiaries to dispose of the assets securing such Debt to the extent that the agreement governing such Debt prohibits the transfer of such assets as a Restricted Payment; (e) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary; (f) restrictions in any agreement in effect at the time any Person becomes a Subsidiary of Borrower or a Guarantor, provided that such agreement was not entered in contemplation of such Person becoming a Subsidiary; (g) restrictions in the Senior Second Lien Secured Notes Indenture and Harbinger Plan Subordinated Notes Indenture; (h) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the payment of dividends from such partnership, limited liability company, joint venture or similar Person; (h) any restrictions pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (a) through (g), provided that the terms and conditions of any such restrictions are not less favorable to the Lenders than those under or pursuant to the agreement extended, refinanced, renewed or replaced.
                    5.17 Senior Indebtedness. Borrower agrees that at all times the Secured Obligations will constitute Senior Indebtedness (as defined in the Harbinger Plan Subordinated Notes Indenture) and Designated Senior Indebtedness under the Harbinger Plan Subordinated Notes Indenture.
                    5.18 Environmental Matters. As of the Closing Date:
          (a) except as disclosed on Schedule 5.18, the property, assets and operations of Borrower and the Subsidiaries comply in all material respects with all applicable Hazardous Materials Laws and all governmental permits required thereunder relating to the use and/or operation thereof except in each case to the extent that failure to comply with such Hazardous Materials Laws or applicable permits would not reasonably be expected to have a Material Adverse Effect;
          (b) to the knowledge of Borrower, (i) none of the real property owned in fee, or the assets or operations of Borrower and the Subsidiaries related thereto is the subject of federal or state investigation mandating any remedial action, involving expenditures, which is needed to respond to a release of any Hazardous Materials into the environment where such expenditures could reasonably be expected to have a Material Adverse Effect, (ii) there are no underground storage tanks present on or under the Properties owned in fee the presence of which could reasonably be expected to have a Material Adverse Effect, and (iii) there are no pending or threatened: (A) actions or proceedings from any governmental agency or any other person or entity regarding the disposal of Hazardous Materials, or regarding any Hazardous Materials Laws or evaluation, or (B) liens or governmental actions, notices of violations, notices of noncompliance or other proceedings of any kind

64

relating to any of the Hazardous Materials Laws with respect to the Properties where such actions, proceedings or liens could reasonably be expected to have a Material Adverse Effect; and
          (c) neither Borrower nor any Subsidiary has any material liability (material to Borrower and its Subsidiaries taken as a whole) in connection with any release of any Hazardous Materials into the environment.
                    5.19 Collateral Documents. (a) The provisions of each of the Collateral Documents (other than the Mortgages, subject to (b) below, and the collateral assignments of tenant’s rights in leases) are effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) security interest in all right, title and interest of Borrower and its Subsidiaries in the Collateral described therein.
          (b) Each Mortgage Collateral Property as of the Closing Date is set forth on Schedule 5.19. Each Mortgage when delivered will be effective to grant to the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) mortgage lien on all the right, title and interest of the mortgagor under such Mortgage in the real property and fixtures described therein. When each such Mortgage is duly recorded in the appropriate land records offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a perfected Lien on such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies and title endorsements thereto delivered to the Collateral Agent and Permitted Liens, and such filed Mortgage also creates a legal, valid, enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and perfected Lien on, and security interest in, all right, title and interest of Borrower or such Subsidiary under such Mortgage in all fixtures which are covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies and title endorsements thereto delivered to the Collateral Agent and Permitted Liens.
          (c) The provisions of the Guarantee and Collateral Agreement, after giving effect to the filing of UCC-1 financing statements in the offices set forth on the schedules to the Guarantee and Collateral Agreement and completion of the filings and other actions described in Schedule 3 to the Guarantee and Collateral Agreement, shall be effective to create, in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, a fully perfected Lien (except for Permitted Liens) on, and security interest in, all right, title

65

and interest of Borrower and the Guarantors in the “Collateral”, as defined in the Guarantee and Collateral Agreement.
                    5.20 Copyrights, Patents, Trademarks and Licenses, etc. Except as disclosed in Schedule 5.20, Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the Intellectual Property that is reasonably necessary for the operations of their respective businesses as currently conducted, without material conflict with the rights of any other Person with respect thereto, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by Borrower or any of its Subsidiaries infringes upon any rights obtained by any other Person, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened.
                    5.21 Accuracy of Information, etc. No statement or written information (other than projections (“Projections”), budgets, forward looking statements, estimates or general material data), contained in this Agreement, any other Credit Document, the “private” Confidential Information Memorandum dated [ ], 2007, or any other document, certificate or statement furnished by or on behalf of any Credit Party (about the Credit Parties) to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein (taken as a whole and as of the date furnished) not materially misleading in light of the circumstances under which such statements are made. Projections and pro forma financial information delivered by the Credit Parties to the Agents or Lenders in connection with this Agreement are based upon cash revenue and cash EBITDA principles (consistent with the format previously presented by Borrower to Administrative Agent) and upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, no assurances are given that such projections will be attained and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
ARTICLE VI.
AFFIRMATIVE COVENANTS
          Borrower covenants and agrees that so long as the Credit shall remain available, and until the full and final payment of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), it will, and with respect to Sections 6.01, 6.04, 6.05, 6.07, 6.08, 6.09, 6.10, 6.11, 6.14 and 6.17, it will cause each Subsidiary to, unless Majority Lenders waive compliance in writing:

66

                    6.01 Use of Proceeds and Letters of Credit. Use (a) the proceeds of the Revolving Loans solely (i) to refinance indebtedness under the DIP Credit Agreement, (ii) for general corporate purposes, including to finance expansions and investments permitted hereunder and (iii) for working capital purposes in the ordinary course of business; (b) the Letters of Credit (i) to provide security as required under applicable state consumer protection statutes and for utility deposits, (ii) to provide credit support for insurance, construction bonds, rent deposits and utility bonds, (iii) to secure the payment of workers’ compensation benefits and obligations, (iv) for the purposes described in clause (ii) of the definition of “Permitted Liens” and to provide credit support for the obligations described therein, and (v) for the general corporate purposes of Borrower and its Subsidiaries in the ordinary course of business; and (c) the proceeds of the Term Loans in the following order of priority: (i) first, to refinance indebtedness outstanding under the DIP Credit Agreement, (ii) second, to pay fees and expenses related to the foregoing, (iii) third, for general corporate purposes, including to finance expansions and investments permitted hereunder and (i-v) fourth, for working capital purposes in the ordinary course of business. For purposes of this Section 6.01, a “hostile takeover” of another entity or a “tender offer” in furtherance of same is not a proper purpose.
                    6.02 Notices. Promptly, but within five (5) Banking Days of a Responsible Officer obtaining knowledge thereof, unless otherwise provided below, give written notice to the Administrative Agent of:
     (a) except for matters previously disclosed on Schedule 5.09, Schedule 6.02(a), and public filings with the SEC (unless there is a significant development with respect to these matters), any litigation against Borrower or any Subsidiary with a reasonable likelihood of adverse determination and such determination could reasonably be expected to result in a Material Adverse Effect;
     (b) (i) any dispute which may exist between Borrower or any Subsidiary and any governmental regulatory body or law enforcement authority which has not been previously disclosed and which has a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect, and (ii) any lien for taxes (other than taxes unless such taxes are due), assessments, governmental charges, or levies, in each case in excess of $1,000,000 which have been filed and attached to property of Borrower and any of its Subsidiaries;
     (c) any labor controversy resulting in or reasonably likely to result in a strike against Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;
     (d) the occurrence of a Reportable Event with respect to any Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any liability, fine or penalty; the institution of any steps to terminate any Plan (together with copies of any communication between the PBGC and Borrower or any ERISA Affiliate related to such termination); the institution of any steps to withdraw from any Plan, within the meaning of Section 4062(e) or 4063 of ERISA, or any Multiemployer Plan, within the meaning of Section 4203 or 4205 of ERISA; the incurrence of any material increase in the contingent liability of Borrower or any ERISA Affiliate with respect to any post-retirement welfare

67

benefits; the failure of Borrower or any other Person to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA; or the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would require Borrower or an ERISA Affiliate to provide security to the Plan in accordance with the provisions of such Sections;
     (e) any Default or Event of Default, specifying the nature and the period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;
     (f) upon, but in no event later than thirty (30) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any Subsidiary or any of their properties pursuant to any applicable Hazardous Materials Laws which has the reasonable likelihood of subjecting Borrower or any Subsidiary to environmental liability of $5,000,000 or more (to the extent not covered by written, third party insurance or other indemnity), (ii) all claims made or threatened by any third party against Borrower or any Subsidiary with respect to or because of its or their property relating to damage, responsibility, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials which has the reasonable likelihood of subjecting Borrower or any Subsidiary to environmental liability of $5,000,000 or more (to the extent not covered by third party insurance or other indemnity) (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”), and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Borrower or any Subsidiary that could reasonably be anticipated to cause the property owned by Borrower or any Subsidiary or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Hazardous Materials Laws which has the reasonable likelihood of subjecting Borrower or any Subsidiary to liability of $5,000,000 or more (to the extent not covered by written, legally enforceable third party insurance or other indemnity), together with copies of all inquiries, reports or notices relating to the matters set forth in clauses (i), (ii) and (iii);
     (g) following receipt by Borrower of a material notice from any holder or representative of Subordinated Debt or Senior Second Lien Secured Notes, a copy of such notice and substantially concurrent with the sending of any written notice by Borrower to the holder or representative of any Subordinated Debt or any Senior Second Lien Secured Notes, a copy of such notice; or
     (h) any loss, damage, or destruction to the Collateral in excess of $2,000,000 for each such casualty, whether or not covered by insurance;
          (i) any other matter which has resulted in or is reasonably likely to result in a Material Adverse Effect.
                    6.03 Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Administrative Agent, with copies for each of the Lenders:

68

     (a) No later than forty-five (45) days after the close of each of the first three fiscal quarters of each of Borrower’s fiscal years, Borrower’s unaudited consolidated statement of income and retained earnings as of the close of such quarter, its consolidated balance sheet and statement of income and retained earnings for that portion of the fiscal year ending with such quarter, and its unaudited consolidated statement of cash flows for that portion of the fiscal year ending with such quarter in each case, presented both with and without Unrestricted Subsidiaries). Each of such financial statements shall be certified by a responsible officer of Borrower as being prepared in accordance with then applicable GAAP; provided, that the delivery to each Lender of a Form 10-Q Quarterly Report of Borrower within the time period set forth above shall satisfy Borrower’s obligations pursuant to this paragraph (a);
     (b) Commencing with the fiscal year ending 2008, no later than ninety (90) days, after the close of each of its fiscal years, a copy of the audited financial statements of Borrower and such other audited financial statements of Subsidiaries of Borrower that have been prepared (if any); it being understood that Borrower shall deliver its audited financial statements for fiscal year 2007 by June 30, 2008. Such financial statements shall include at least the balance sheet of Borrower as of the close of such year and statements of income and retained earnings and of changes in financial position and cash flows for such year, prepared (in the case of Borrower) on a consolidated basis, and such consolidated financial statements shall be certified by KPMG LLP or by other independent public accountants of national reputation selected by Borrower. The delivery to each Lender of a Form 10-K Annual Report within the time period set forth above shall satisfy Borrower’s obligations pursuant to the preceding portion of this Section 6.03(b); provided that the consolidated financial statements included in such Form 10-K shall be certified by KPMG LLP or by other independent public accountants of national reputation selected by Borrower. The accountants’ certification shall not be qualified or limited because of restricted or limited examination by such accountants of any material portion of the records of Borrower or any such Subsidiary for which audited financial statements have been prepared; provided, however, it being understood a “going concern” qualification or exception, or any exception or identified weakness regarding compliance with the Sarbanes-Oxley Act of 2002 shall not in and of itself constitute a Default or an Event of Default under the Credit Documents. If any of the materials required to be delivered pursuant to paragraph (c) of this Section 6.03 are delivered in connection with the delivery of the financial statements pursuant to this Section 6.03(b), Borrower shall not be required to deliver separately such statements pursuant to such paragraph (c). Borrower shall promptly deliver to the Administrative Agent a copy of any final management letters from such accountants to Borrower;
     (c) promptly after filing with the Securities and Exchange Commission, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 11-K Annual Report, Annual Report to Shareholders, Proxy Statement and Registration Statement of (i) Borrower and (ii) Borrower’s Subsidiaries;
     (d) not later than forty (40) days after the end of each fiscal month (other than the last month in each fiscal quarter), Borrower’s unaudited consolidated statements of income and cash flows for that portion of the fiscal year ending with such month and its

69

unaudited consolidated balance sheet as of the last day of such fiscal month, certified by a Responsible Officer of Borrower as being complete and correct in all material respects and fairly presenting in all material respects its results of operations and cash flows and financial condition and including a comparison to the same period (or date, in the case of balance sheets) for the prior fiscal year;
     (e) (A) contemporaneous with the delivery of the financial statements set forth in Section 6.03(a), (b) and (d), a certificate executed by any of the chief financial officer, vice president, treasurer or controller of Borrower, stating that such officer is familiar with this Agreement and the business and operations of Borrower and showing Borrower’s compliance with Sections 6.12, 6.14 and 7.14 as of the end of such applicable period and to the extent tested as of such date and (B) contemporaneous with the delivery of the financial statements set forth in Section 6.03(a) or (b), as applicable, a certificate executed by any of the chief financial officer, vice president, treasurer or controller of Borrower, stating that such officer is familiar with this Agreement and the business and operations of Borrower and (i) showing Borrower’s compliance with Sections 6.12, 6.14, 7.01, 7.02, 7.08, 7.10 and 7.14, as of the end of such applicable period and to the extent tested as of such date, (ii) if Borrower or any Subsidiary is not in compliance therewith, showing such failure to comply, the amount thereof and explaining the reason therefor, and (iii) stating that to such persons knowledge no event has occurred which constitutes a Default or an Event of Default, or, if such event has occurred, the nature and status thereof and the steps that Borrower is taking or has taken to cure the same; and
     (f) commencing March 31, 2008, on such date and on the last day of each March thereafter, updated projections through its fiscal year ending December 31, 2012, which are similar in form and substance to the projections delivered pursuant to Section 4.01(m).
Information required to be delivered pursuant to Section 6.03(a) and (b) shall be deemed to have been delivered to the Administrative Agent on the date on which Borrower provides written notice to the Administrative Agent that such information is available on the Internet via the EDGAR system of the SEC (to the extent such information is so available on such date).
                    6.04 Further Assurances. Borrower shall (and shall cause the Guarantors to) execute and deliver, or cause to be executed and delivered, to the Loan Agents or the Collateral Agent, such documents and agreements, and shall take or cause to be taken such actions, as any Loan Agent or the Collateral Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and all of the Collateral Documents.
                    6.05 Existence, Etc. Maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for use in its business except (a)(i) if in the reasonable business judgment of Borrower it is no longer necessary for Borrower and the Guarantors to preserve and maintain any such right, privilege, qualification, permit, license or franchise, and (ii) such failure to preserve the same could not, in the aggregate (with all other such failures), reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets permitted by Section 7.08 or (ii) mergers, liquidations and dissolutions permitted by Section 7.05. Borrower shall (and shall cause its

70

Subsidiaries to) keep all its properties material to its operations consistent with industry practice in satisfactory working order and condition (ordinary wear and tear condemnation and casualty excluded) , except where the failure to keep such property in satisfactory working order and condition in the aggregate could not reasonably be expected to have a Material Adverse Effect.
                    6.06 [Reserved.]
                    6.07 Payment of Obligations. Pay all material obligations, including tax claims, when due, except (i) such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained or (ii) where the failure to keep to make such payments could not reasonably be expected to have a Material Adverse Effect.
                    6.08 Compliance with Laws. At all times comply with all laws, rules, regulations, orders and directions of any governmental authority applicable to or having jurisdiction over it or its business, the violation of which could reasonably be expected to have a Material Adverse Effect.
                    6.09 Insurance and Condemnation.
          (a) In addition to the requirements set forth in the Collateral Documents, (i) keep its properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses and otherwise on terms and conditions and with insurance carriers which are reasonably satisfactory to the Collateral Agent; (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (iii) maintain such other insurance or self insurance as may be required by law to. Schedule 6.09 sets forth the insurance maintained by the Credit Parties on the Closing Date. The Agents and Lenders agree such insurance set forth on Schedule 6.09 is reasonably satisfactory as of the date hereof.
          (b) All such insurance (other than workmen’s compensation insurance and directors’ and officers’ insurance) relating to assets of Borrower or the Guarantors shall name the Collateral Agent as loss payee (and in the case of each item of real property on which the Collateral Agent has a security interest, mortgage loss payee) and an additional insured for the interests relating to the assets of Borrower and the Guarantors, for the benefit of the Collateral Agent and each Secured Creditor, as their interests may appear, and shall not permit modification, reduction or cancellation in the absence of thirty (30) days prior written notice to the Collateral Agent.
          (c) Notwithstanding the foregoing, the rights of the Agents and the Lenders under this paragraph (a) with respect to property and casualty insurance proceeds relating to loss, destruction or damage, or a taking of, real property (x) leased by Borrower or any of its

71

Subsidiaries or (y) which is subject to a mortgage lien which is prior to the lien of any Mortgage in favor of the Collateral Agent thereon, and for which in either case the Collateral Agent is named as loss payee, shall be subordinate to the rights, if any, of the owner of such real property or the holder of such prior mortgage lien to the extent such owner or holder is also named as loss payee.
                    6.10 Adequate Books. Maintain adequate books, accounts and records in accordance with then applicable GAAP, and at any reasonable time upon reasonable notice, during normal business hours, permit employees or agents of the Loan Agents or Collateral Agent (or any Lender who is subject to a confidentiality agreement, if accompanying such employees or agents of the Loan Agents or Collateral Agent) at any reasonable time to inspect its properties and examine or audit its books, accounts and records and make copies and memoranda thereof; provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the reasonable out-of-pocket costs and expenses of the Agents incurred in connection with one such inspection in any fiscal year.
                    6.11 ERISA. Make prompt payment contributions required to meet the minimum funding standards of ERISA (including any funding waivers granted thereunder) or as required pursuant to a collective bargaining agreement and to maintain, and cause each of its ERISA Affiliates to maintain, each employee benefit plan (as defined in Section 3(3) of ERISA) as to which it may have any liability in material compliance with all applicable requirements of law and regulations except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect.
                    6.12 Minimum Liquidity. On the last day of any fiscal month of Borrower, maintain Liquidity equal to or greater than $30,000,000.
                    6.13 Hazardous Materials. (a) Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in compliance with all Hazardous Materials Laws (except to the extent that failure to comply with such Hazardous Materials Laws would not have a Material Adverse Effect).
          (b) Conduct, and cause to be conducted, the ongoing operations of Borrower and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Hazardous Materials Law (except for any liabilities or expenditure which, in the aggregate, would not have a Material Adverse Effect.
          (c) The Agents and their respective agents and representatives shall have the right at any reasonable time to enter and visit the property (whether owned or leased) of Borrower or any of its Subsidiaries for the purpose of observing such property. The Agents are under no duty, however, to visit or observe any such property, and any such acts by the Agents shall be solely for the purposes of protecting Lenders’ security and preserving Lenders’ rights under the Collateral Documents. No site visit or observation by the Agents shall result in a waiver of any default of Borrower or any Subsidiary or impose any liability on the Agents or Lenders. In no event shall any site visit or observation by the Agents be a representation that Hazardous Materials are or are not present in, on, or under such property, or that there has been or shall be

72

compliance with any Hazardous Materials Laws. Neither Borrower nor any other party is entitled to rely on any site visit or observation by the Agents. The Agents owe no duty to inform Borrower or any other party of any Hazardous Materials or any other adverse condition affecting any such property. The Agents shall not be obligated to disclose to Borrower or any other party any report or findings made as a result of, or in connection with, any site visit or observation by any Agent. In each instance, the Agents shall give Borrower reasonable notice before entering any such property. The Agents shall make reasonable efforts to avoid interfering with the use of any such property in exercising any rights provided in this Section 6.13.
          (d) Borrower hereby acknowledges that nothing in this Section is either intended to or actually does give the Agents or the Lenders control of Borrower’s or its Subsidiaries’ Properties or business or any of its or their business decisions.
                    6.14 [Reserved.]
                    6.15 [Reserved.]
                    6.16 [Reserved.]
                    6.17 Control Agreements. Borrower and the Guarantors will not open or create or maintain cash or Cash Equivalents in a Demand Deposit Account or deposit account after the Closing Date unless such Account or account is maintained with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such accounts maintain with Lenders) or is subject to written control agreements with the applicable depository banks and the Collateral Agent on terms reasonably satisfactory to the Collateral Agent in order to perfect a Lien on such Accounts and accounts in favor of the Secured Parties (each such agreement, a “Control Agreement”). Notwithstanding the foregoing, Borrower and its Subsidiaries shall not be required to enter into such control arrangements with respect to (i) any Demand Deposit Account or deposit account if the average daily balance is less than $500,000 individually or $2,000,000 in the aggregate for all such accounts (ii) tax accounts, or (iii) payroll accounts.
ARTICLE VII.
NEGATIVE COVENANTS
          Borrower covenants and agrees that so long as the Credit shall remain available, and until full and final payment of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), it will not, and with respect to Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.07, 7.08, 7.10, 7.13 and 7.15, it will not permit any Subsidiary to, unless Majority Lenders waive compliance in writing:
                    7.01 Investments and Restricted Payments. Except as otherwise permitted herein, make any Investments in any Person or any Restricted Payments except:

73

     (a) Borrower or any Subsidiary may make Investments in any Guarantor or in Borrower;
     (b) Any Subsidiary may make Restricted Payments to Borrower or any Guarantor;
     (c) Borrower may make Investments in cash or Cash Equivalents;
     (d) Investments may be made in the ordinary course of business related to employees, such as payments in respect of relocation, entertainment, travel Loans, and loans to employees to exercise stock options, all of which Investments do not exceed in the aggregate at any one time $2,500,000 or Investments made in the ordinary course of business related to leases such as security deposits or similar items;
     (e) Borrower or any Subsidiary may acquire on a friendly basis at least 51% of the Capital Stock, membership interests or partnership interests, of any fitness center located in the United States, provided that such fitness center shall immediately become a Guarantor and shall comply with Section 3.04 hereof. As used in this Section 7.01(e), “fitness center” means any corporation, limited liability company or partnership whose business is comparable to any of the businesses currently operated by Borrower or any of its Subsidiaries (other than a finance company);
     (f) [Reserved];
     (g) Investments by Borrower and its Subsidiaries in New Ventures, Joint Ventures, Foreign Subsidiaries, Lincoln Indemnity Company, and non-Consolidated Subsidiaries, and Unrestricted Subsidiaries (i) existing on the Closing Date and (ii) made after the Closing Date if Liquidity exceeds $30,000,000 after giving pro forma effect to any such Investment; provided that (A) the aggregate amount of such Investments made after the Closing Date (valued at the time of the making thereof, and after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investments) does not exceed, at any one time outstanding, $20,000,000 (plus any dividends, distributions and repayments in respect of Investments existing on the Closing Date) and (B) the aggregate amount of such investments made after the Closing Date (valued at the time of the making thereof, and after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investments) does not exceed $5,000,000 in any fiscal year (except (i) that any portion of such permitted amount not used in any fiscal year may be carried forward to subsequent fiscal years and (ii) for any fiscal year, the amount that would otherwise be permitted to be so invested in such fiscal year (including as a result of the carry-forward described in the preceding clause (i)) may be increased by pulling forward to such fiscal year the amount that would be permitted to be so invested in the immediately succeeding fiscal year; provided, however, that the actual amount so pulled forward in respect of any fiscal year shall reduce, on a dollar-for-dollar basis, the amount that would otherwise be permitted to be so invested in the succeeding fiscal year; and provided, further, that the aggregate amount permitted to be so invested may in no event exceed $10,000,000 in any fiscal year) and (C) the cumulative outstanding Investment in any Subsidiary on the date that such Subsidiary is converted to an

74

Unrestricted Subsidiary in accordance with the terms hereof shall be deemed an Investment made on such conversion date in an Unrestricted Subsidiary for purposes of determining compliance with this Section 7.01(g);
     (h) Investments to the extent funded by Capital Stock of Borrower issued after the Closing Date or the cash proceeds thereof received after the Closing Date (and Investments of such cash proceeds), provided that such proceeds from issuances of Capital Stock may only be used for Investments if used within nine months of the issuance of such stock;
     (i) [Reserved];
     (j) Investments resulting from (i) the write-off of intercompany loans in connection with the liquidation or dissolution of any Subsidiary permitted hereunder and (ii) the forgiveness of intercompany loans existing as of the Closing Date set forth on Schedule 7.01(j);
     (k) Investments existing as of the Closing Date as set forth on Schedule 7.01(k) and any modification, replacement, renewal or extension, provided that the original amount of each such Investment is not increased except as otherwise permitted by this Section 7.01;
     (l) Investments resulting from entering into Hedging Agreements;
     (m) Investments received in connection with the bankruptcy or reorganization of any Person or in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
     (n) Investments arising out of the receipt by Borrower or any of its Subsidiaries of promissory notes and non-cash consideration for Permitted Asset Sales, provided that the non-cash consideration for any such asset sale shall not exceed 25% of the total consideration therefore; and
     (o) Such other Investments in an amount not to exceed $3,000,000 at anytime outstanding.
                    7.02 Other Obligations Except as provided in this Agreement, create, incur, assume or permit to exist any Debt, or create, incur or enter into any Guaranty of any Debt of any other Person, other than:
     (a) the Secured Obligations;
     (b) Any Debt existing on the Closing Date listed on Schedule 7.02(b) hereto, and any renewal, extension or refinancing thereof that does not consist of any capitalization of interest on the original Debt; provided, that the principal amount of such renewal, extension or refinancing Debt (the “Refinancing Debt”) shall not exceed the aggregate principal amount of the Debt on the Closing Date listed on such Schedule (plus any fees, premiums or interest related thereto) so refinanced, the average life to maturity of each

75

installment or principal of such Refinancing Debt shall not be earlier than the average life to maturity of the corresponding installment of the original Debt, the Liens securing the Refinancing Debt constitute “Permitted Liens” and the only obligor(s) of the Refinancing Debt shall be the obligor(s) of the Debt on the Closing Date listed on such Schedule;
     (c) Standby letters of credit obtained in the ordinary course of business;
     (d) Debt of Borrower to any of its Subsidiaries and of any Guarantor to Borrower or any other Guarantor;
     (e) Debt of Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;
     (f) additional Debt (including Guarantees of Debt permitted under paragraph (g) of Section 7.02 to the extent such Guarantee would be in excess of the amount permitted by paragraph (g) hereof) incurred or assumed by Borrower and its Subsidiaries in respect of Capital Leases or Purchase Money Debt in an aggregate principal amount not to exceed $100,000,000; provided that (i) such Debt is not secured by any property constituting Collateral under the Collateral Documents (except to the extent that such Debt may be secured by Liens described under clause (iv) of the definition of “Permitted Liens”), (ii) any unsecured purchase money seller Debt is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iii) before and after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred and be continuing and provided, further, that (to avoid double counting) Guarantees of such Debt shall not be considered Debt for the purposes of this paragraph (f) of this Section 7.02;
     (g) Guarantees of Debt permitted under paragraph (b) of this Section 7.02;
     (h) Debt incurred as an Investment permitted by Section 7.01;
     (i) without duplication of Debt permitted by Section 7.02(b) above, Debt of Borrower consisting of the Harbinger Plan Subordinated Notes, or Debt of Borrower qualifying as a Permitted Subordinated Notes Refinancing;
     (j) Debt of Borrower consisting of the Senior Second Lien Secured Notes and guarantees of the Senior Second Lien Secured Notes by Subsidiaries to the extent such Subsidiaries are Guarantors and pledge their assets as grantors under the Collateral Documents;
     (k) Debt of Borrower consisting of (x) repurchase obligations with respect to Capital Stock of Borrower issued to directors, consultants, managers, officers and employees of Borrower and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted hereunder and (y) promissory notes issued by Borrower to directors, consultants, managers, officers and employees (or their spouses or estates) of Borrower and its Subsidiaries to purchase or redeem Capital Stock of

76

Borrower issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted hereunder;
     (l) Debt arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance bonds and performance and completion guarantees, in each case incurred in the ordinary course of business;
     (m) Debt in respect of Hedging Agreements entered into in the ordinary course of business to hedge against actual exposure risk not for speculative purpose;
     (n) Debt incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Debt does not consist of Debt for borrowed money and is owed to the financial institutions providing such arrangements and such Debt is extinguished in accordance with customary practices with respect thereto;
     (o) [Reserved];
     (p) Debt of a person that becomes a Subsidiary after the date hereof pursuant to an acquisition, which Debt exists at the time such person becomes a Subsidiary and is not created in contemplation thereof, or in connection with such person becoming a Subsidiary, and any extensions, renewals, or replacements of such Debt if the terms and conditions thereof (including the terms and conditions of any Guarantee or other credit support for such Debt are not less favorable to the obligor thereon or to the Lenders than the Debt being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Debt being refinanced or extended; provided such Debt shall not (i) include Debt of an obligor that was not an obligor with respect to the Debt being extended, renewed or refinanced, (ii) exceed in a principal amount the Debt being renewed, extended or refinanced plus accrued interest, costs, fees and other expenses directly attributable to such renewal, extension or refinancing, or (iii) include Debt of an obligor incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and
     (q) other unsecured [Subordinated] Debt of the Company or the Guarantors in an aggregate principal amount not exceeding $50,000,000 at any time outstanding.
                    7.03 Other Security. Other than as expressly permitted under Section 7.08, create, assume or suffer to exist any Lien on any of its or its Subsidiaries’ property, real or personal or mixed (including without limitation, any leasehold interests), whether now owned or hereafter acquired, except Permitted Liens and licenses of intellectual property pursuant to a Franchise Program.
                    7.04 Limitation on Optional Payments on Certain Debt and Modifications of Debt Instruments. (a) pay principal or premium of any kind or make any optional prepayment on, repurchase, redeem or defease any Senior Second Lien Secured Notes; provided that up to 35% of the principal amount of any Senior Second Lien Secured Notes may be redeemed or repurchased with the proceeds of any registered public offering of Qualified Capital Stock if after giving effect to any such prepayment (i) no Default or

77

Event of Default has occurred and is continuing, (ii) Liquidity is greater than or equal to $75,000,000 and (iii) the Leverage Ratio is less than 2.5 to 1.0.
     (b) pay principal, interest (other than interest paid-in-kind) or premium of any kind or make any optional prepayment on, repurchase redeem or defease any Subordinated Debt; provided that up to 35% of the principal amount of any Subordinated Debt may be redeemed or repurchased with the proceeds of any registered public offering of Qualified Capital Stock if after giving effect to any such payment (i) no Default or Event of Default has occurred and is continuing, (ii) Liquidity is greater than or equal to $75,000,000 and (iii) the Leverage Ratio is less than 2.5 to 1.0.
     (c) amend, modify or change in any material respect, or consent or agree to any such amendment, modification or change to, any of the terms of any such Subordinated Debt in a manner materially adverse to the interests of the Lenders (other than any such amendment, modification or change to the terms of any Debt which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) without the consent of the Majority Lenders.
     (d) amend, modify or change in any respect, or consent or agree to any such amendment, modification or change to, the Senior Second Lien Secured Notes Indenture, except to the extent permitted by the Intercreditor Agreement.
                    7.05 Liquidation; Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes a substantial portion thereof; provided, however, that (a) any Subsidiary may merge into, consolidate with or transfer its business or assets to Borrower (if the purpose of such merger, consolidation or combination is a legitimate tax planning purpose of Borrower) or any other Subsidiary (so long as such acquiring Subsidiary is a Guarantor) pro rata, to the extent owned by Borrower or such Subsidiary, (b) Borrower may merge, consolidate or combine (including through liquidation or dissolution into Borrower) with any other corporation so long as Borrower is the surviving corporation, no Default or Event of Default would exist under this Agreement after giving effect to such merger, consolidation or combination and the reason for such merger, consolidation or combination is either (i) legitimate tax planning purposes of Borrower or (ii) to consummate an acquisition permitted by Section 7.01(e), (c) any Subsidiary may liquidate or dissolve if upon such liquidation or dissolution all or substantially all of the business or assets of such Subsidiary are distributed to Borrower or any other Subsidiary (so long as such transferee Subsidiary is also a Guarantor) pro rata, to the extent owned by Borrower or such Subsidiary, (d) in the event that a Subsidiary has distributed its business or assets to Borrower or any Subsidiary pursuant to Section 7.05(c), neither Borrower nor any Subsidiary shall be required to preserve any right, license, or franchise of such Subsidiary or the corporate existence of such Subsidiary if the Board of Directors of Borrower or the Subsidiary to which the business or assets of such Subsidiary were distributed shall determine that the preservation thereof is no longer desirable and that the loss thereof is not adverse in any material respect to Lenders and (e) any Joint Venture, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar arrangements or otherwise required by the

78

organizational documents or joint venture documents, may dissolve, liquidate, sell, lease or dispose of its business or assets, in whole or part.
                    7.06 [Reserved.]
                    7.07 Change in Business. Engage in any business activities or operations substantially and materially different from or unrelated or those business activities existing on the Closing Date or those which are ancillary, supportive or complementary thereto; provided, however, that this Section 7.07 shall not prohibit Borrower or its Subsidiaries from managing non-owned fitness centers or providing payment, processing and collection services for non-owned fitness centers, or from commencing and operating a Franchise Program, or from operating a captive insurance company and, provided, further, Borrower and its Subsidiaries may elect to cease originating for their own account and/or servicing all or a portion of membership contracts receivable and have third parties perform all or some of such functions.
                    7.08 Disposal of Assets. Dispose of any accounts receivable, any fixed or capital assets (including, without limitation, the entering into of any sale and leaseback agreement covering any of its fixed or capital assets), any Capital Stock of Subsidiaries or any Intangible Assets, or enter into any license, franchise or sublease arrangements; provided, however, that:
     (a) dispositions of assets among and between Borrower and the Guarantors shall not be prohibited hereunder;
     (b) [Reserved];
     (c) [Reserved];
     (d) (i) Borrower or any Subsidiary may dispose, of surplus, uneconomic, obsolete, no longer used or useful equipment or fixtures in the ordinary course of business and (ii) Borrower and its Subsidiaries may license certain rights with respect to its trade name or other Intellectual Property pursuant to franchising and other arrangements permitted by this Section 7.08;
     (e) Borrower and its Subsidiaries may license, for at least 75% cash consideration, certain rights with respect to its trade name and other Intellectual Property (i) to franchisees and joint ventures for the operation of health clubs pursuant to a Franchise Program or otherwise in respect of joint ventures and (ii) for other purposes intended to generate proceeds to Borrower in the ordinary course of business consistent with past practice;
     (f) Borrower and its Subsidiaries may sell assets (and related liabilities) consisting of health and fitness clubs and any related assets, including memberships to Persons which simultaneously become franchisees pursuant to a Franchise Program; provided that (i) such assets are sold at their net Fair Market Value for at least 75% cash consideration (taking into account the amount of such liabilities) and (ii) the aggregate net cash proceeds arising from such sales since the Closing Date do not exceed $5,000,000;

79

     (g) Borrower and its Subsidiaries may sell written off receivables to a collection or similar agency in lieu of in-house collection in the ordinary course of business and other dispositions of accounts receivable in connection with compromise, writedown or collection thereof;
     (h) Borrower and its Subsidiaries may enter into outsourcing arrangements with respect to the processing of Membership Receivables as long as (i) such Membership Receivables remain assets of Borrower and its Subsidiaries and (ii) payment of such Membership Receivables is made to Demand Deposit Accounts subject to Control Agreements to the extent required herein;
     (i) Borrower and its Subsidiaries may enter into leases, subleases, licenses or sublicenses in the ordinary course of business consistent with past practices;
     (j) dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;
     (k) disposition of Cash Equivalents;
     (l) transfer of property (i) subject to a Casualty Event or (ii) to a Governmental Authority as a result of condemnation;
     (m) dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar arrangements, and in each case, for at least 75% cash consideration;
     (n) disposition of assets not otherwise permitted under this Section 7.08 for Fair Market Value and at least 75% cash consideration provided that the total Fair Market Value of all assets sold pursuant to this clause does not exceed (individually or in the aggregate) $5,000,000 per fiscal year; and
     (o) Borrower and its Subsidiaries may dispose of (i) assets consisting of health and fitness clubs (and related liabilities) and any assets related thereto, including memberships, for Fair Market Value (“Permitted Club Sales”), (ii) any interests in leases or subleases, and (iii) pursuant to Permitted Sale/Leasebacks; provided (i) that Borrower is in pro forma compliance with Section 7.14 for the four quarter period most recently ended for which financial statements have been, or should have been, delivered pursuant to this Agreement after giving effect to such disposition, (ii) that such assets shall not include any Intellectual Property material to the business of Borrower or any of its Subsidiaries (other than non-exclusive licensing otherwise permitted hereunder); and (iii) except to the extent the consideration received for such disposition consists of substantially like assets, cash consideration received shall exceed 75% of the total consideration for such dispositions.

80

For purposes of this Section 7.08, dispositions of assets shall not include sales by Borrower or any Subsidiary of Borrower of Capital Stock (or Capital Stock equivalents) of Borrower.
                    7.09 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than a Subsidiary) unless (a) such transaction is (i) otherwise permitted under this Agreement, and (ii) upon fair and reasonable terms no less favorable to Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate or (b) such transaction is contemplated by the Plan of Reorganization.
                    7.10 Limitation on Sales and Leasebacks. Enter into any Sale/Leaseback after the Closing Date unless such transaction constitutes a Permitted Sale/Leaseback; provided that Borrower and its Subsidiaries may not enter into any Sale/Leaseback with an Unrestricted Subsidiary.
                    7.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of Borrower to end on a day other than December 31.
                    7.12 [Reserved.]
                    7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than pursuant to (a) this Agreement and the other Credit Documents, (b) any agreements governing any purchase money Liens or obligations under Capitalized Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Harbinger Plan Subordinated Notes Indenture and the Senior Second Lien Secured Notes Indenture, (d) any arrangement or agreement arising in connection with a disposition permitted under this Agreement so long as such restrictions apply only to the asset to be disposed of pending completion of such disposition, (e) any agreement with respect to the Debt of any Person existing at the time such Person becomes a Subsidiary after the date hereof so long as such prohibitions or limitations apply only with respect to the properties and revenues of such Subsidiary, (f) customary restrictions in leases, subleases, licenses and sublicenses, (g) any agreement with respect to any Real Estate Financing Subsidiary so long as such prohibitions or limitations apply only with respect to the properties and revenues of such Real Estate Financing Subsidiary, (h) restrictions applicable to any Joint Venture pursuant to the applicable joint venture agreement so long as such restrictions apply only to the properties and revenues of such Joint Venture or the Capital Stock of such Joint Venture (and Borrower hereby agrees to use reasonable efforts to cause any such restriction in respect of the Capital Stock of such Joint Venture to be waived or made inapplicable with respect to a Lien and security interest on such Capital Stock in favor of the Collateral Agent to secure the Secured Obligations) and (i) any restrictions existing as of the Closing Date.
                    7.14 Maximum Senior Secured Leverage Ratio.
          Permit the Senior Secured Leverage Ratio, as at the end of any fiscal quarter, to exceed the level set forth for such date on Schedule 7.14 attached hereto.

81

ARTICLE VIII.
EVENTS OF DEFAULT
          If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
                    8.01 Nonpayment. Borrower shall fail to pay (i) when due, any portion of principal hereunder or under the Notes in accordance with the terms hereof or thereof, (ii) when due any interest hereunder or under the Notes and such failure shall continue unremedied for a period of five Banking Days after such interest was due, or (iii) when due any fee or others sums hereunder and such failure shall continue unremedied for a period of ten Banking Days after such amounts are due.
                    8.02 Representation or Warranty. Any representation or warranty made by Borrower or any Subsidiary herein or in any other Credit Document or in any written certificate executed or delivered to Lenders, Loan Agents or the Collateral Agent shall prove to have been false or materially misleading when made or when deemed to have been made;
                    8.03 Judgments. There shall be entered against Borrower or any of its Subsidiaries one or more final judgments (or any judgment against an ERISA Affiliate, if such judgment is in favor of a Multiemployer Plan) in excess of $10,000,000 in the aggregate at any one time outstanding excluding those judgments (i) that have been outstanding less than forty five (45) consecutive calendar days from the entry thereof or (ii) during the time which a stay of enforcement of such judgment is in effect by reason of a pending appeal or otherwise or (iii) for and to the extent which Borrower or such Subsidiary has insurance or third party indemnification with respect to which the insurer has not denied coverage in writing.
                    8.04 Voluntary Bankruptcy. Borrower or any Guarantor shall fail to pay, or admit in writing its inability to pay, its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, or Borrower or any Guarantor shall take any corporate action to authorize, or in furtherance of, any of the foregoing.
                    8.05 Involuntary Bankruptcy. Involuntary petition shall be filed under any bankruptcy statute against Borrower or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody or control of the properties of Borrower or any Guarantor, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment.
                    8.06 Change of Control Event. A Change of Control Event shall occur.
                    8.07 Cross Default. (a) Any breach or default shall occur with respect to any Debt in excess of $10,000,000 (except with respect to Debt under this Agreement) individually or in the aggregate, under which Borrower or any of its Subsidiaries may be obligated as borrower or guarantor, if such breach or default consists of the failure to pay

82

any such indebtedness when due whether by acceleration or otherwise (and remains uncured or continues beyond any applicable grace period, waiver or amendment) or if such breach or default (after giving effect to any grace period, waiver or amendment) results in or permits (or, with the passage of time, the giving of notice or both, may permit) the acceleration of any such indebtedness of or the termination of any commitment to lend to Borrower or any such Subsidiary.
          (b) Failure to make rental payments in excess of $5,000,000 individually or in the aggregate in respect of any operating lease or operating leases (other than to the extent any such amount is being contested in good faith and after giving effect to any grace period, waiver or amendment of such operating lease).
                    8.08 ERISA. (a) The occurrence of a Termination Event with respect to one or more Plans and/or one or more Multiemployer Plans if Borrower’s maximum liability (as measured, (A) in the case of a Termination Event described in clauses (i) through (iii) of the definition of “Termination Event”, by the amount by which plan assets are insufficient to satisfy benefit liabilities upon termination under ERISA with respect to each Plan as to which such Termination Event has occurred, (B) in the case of a Termination Event described in clause (iv) of said definition, by the withdrawal liability under Section 4063 of ERISA with respect to each Plan as to which such Termination Event has occurred, and (C) in the case of a Termination Event described in clause (v) of the definition of “Termination Event”, by the excess, if any of (i) the aggregate of annual contributions due or paid during a plan year plus payments and interest due or paid pursuant to Section 4219 of ERISA during the same plan year, with respect to each Multiemployer Plan as to which a Termination Event has occurred, over (ii) the annual contribution amount due or paid for such Multiemployer Plan for the plan year preceding the plan year in which such Termination Event occurred) which could arise upon the occurrence of all such Termination Events that occur within a twelve consecutive month period exceeds $1,000,000; or
          (b) The aggregate withdrawal liability which could be incurred under Section 4201 of ERISA of Borrower and all ERISA Affiliates, collectively, upon a complete withdrawal, within the meaning of Section 4203 of ERISA, from each and all Multiemployer Plans to which each is or has contributed within the past five calendar years, plus the aggregate of the excess of benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, of each Plan upon termination of such Plan over the assets of such Plan, exceeds $5,000,000.
                    8.09 Specific Defaults. (i) Borrower shall fail duly and promptly to perform or observe any term or provision specified in any of Sections 6.01, 6.02(e), 6.05 or 6.14 or Article VII hereof, (ii) Borrower shall fail duly and promptly to perform or observe any term or provision specified in Section 6.12 and shall not remedy such failure to perform or observe such term or provision within five Banking Days or (iii) Borrower shall fail to perform or observe any term or provision specified in Section 6.09 and shall not remedy such failure to perform or observe any term or provision specified in such Section 6.09 within 10 calendar days.
                    8.10 Guarantee and Collateral Agreement; Impairment of Collateral Documents. (a) any material provision of any Collateral Document

83

(other than the collateral assignments of tenant’s rights in leases) necessary for the practical realization of the substantial benefits thereof shall for any reason cease to be valid and binding on or enforceable against Borrower (other than pursuant to a failure of the any Loan Agent, the Collateral Agent or the Lenders to take any action within the sole control of such Person), or any Subsidiary or Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or
          (b) any of the Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any Collateral with a Fair Market Value in excess of $1,000,000 purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest having the priority purported to be created by such Collateral Document (other than by or as a result of any action by the Collateral Agent).
                    8.11 [Reserved.].
                    8.12 [Reserved.].
                    8.13 Actual or Asserted Invalidity. (i) This Agreement, any Note, any Collateral Document or any instrument or certificate executed or delivered to Lenders or any Agent pursuant to this Agreement or in connection with any transaction contemplated herewith shall cease, for any reason (other than solely as a result of any action or inaction on the part of any Agent or any of the Lenders or solely with respect to any portion of Collateral with a Fair Market Value of less than $1,000,000), to be in full force and effect, or Borrower or any of its Affiliates shall so assert or (ii) any Lien created thereby or subordination provision therein shall cease to be enforceable and of the same effect and priority purported to be created thereby as a result of any action or inaction on the part of Borrower or any of its Affiliates.
          8.14 Failure to Constitute Senior Indebtedness. Any Secured Obligation shall fail to constitute Senior Indebtedness and Designated Senior Indebtedness (in each case as defined in the Harbinger Plan Subordinated Notes Indenture).
                    8.15 Other Defaults. Borrower or any Subsidiary shall breach, or default under, any term, condition, provision, covenant, representation or warranty contained in this Agreement not specifically referred to in this Article or in any Collateral Document, if such breach or default shall continue for thirty (30) days after notice from Administrative Agent as required by Majority Lenders;
THEN:
     (a) In the case of an Event of Default other than one referred to in Section 8.04 or 8.05 of this Article VIII, upon request of Majority Lenders to Administrative Agent, any obligation on the part of Lenders to make or continue the Credit or any obligation on the part of any Issuing Lender to issue or amend any Letter of Credit shall terminate and, at the further option of Majority Lenders, Administrative Agent shall declare all sums of principal and interest outstanding on the Credit and all other sums outstanding under or in respect of this Agreement and the Notes immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or

84

dishonor, or other notices or demands of any kind or character (other than as stated in any of the foregoing sections of this Article VIII), all of which are hereby expressly waived by Borrower; and
     (b) in the case of an Event of Default referred to in Section 8.04 or 8.05 of this Article VIII, Lenders’ obligations to make or continue the Credit and the Issuing Lenders’ obligations to issue or amend any Letter of Credit shall be automatically cancelled and all sums of principal and interest on the Credit and all other sums outstanding under or in respect of this Agreement and the Notes shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, all of which are hereby expressly waived by Borrower.
Each Loan Agent shall promptly advise Borrower of any declaration under clause (a), above, but failure to do so shall not impair the effectiveness of such declaration. Additionally, upon the occurrence of and during the continuance any Event of Default, the Revolving Credit Agent, at the request of the Majority Lenders, shall require Borrower to deposit immediately with Revolving Credit Agent cash collateral pursuant to documentation reasonably acceptable to the Revolving Credit Agent, for application against drawings under any Letter of Credit issued for Borrower’s account hereunder, in an amount equal to the undrawn amount of such Letter of Credit. Any amount so deposited that is not applied to satisfy drawings under such Letter of Credit or remains following the waiver of all such Events of Default will be promptly repaid with interest (at the Revolving Credit Agent’s applicable certificate of deposit rate in effect on the date of such deposit) to Borrower, provided that Lenders have received all other amounts due to them under this Agreement and the Notes. Borrower shall not make (or declare) any Restricted Payments otherwise permitted under Section 7.01 if a Default or an Event of Default has occurred and is continuing on the date of such payment (or declaration), or would result from such payment (or declaration).
Borrower shall not make (or declare) any Investment or Restricted Payments otherwise permitted under Section 7.01 if a Default or an Event of Default has occurred and is continuing on the date of such payment (or declaration), or would result from such payment (or declaration).
                    8.16 Purchase Right. Following (a) acceleration of the Obligations in accordance with the terms of this Agreement, (b) a payment default under this Agreement that has not been cured or waived within sixty (60) days of the occurrence thereof or (c) the commencement of a bankruptcy or similar proceeding (each a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Term Lenders may request, and the Revolving Credit Lenders hereby offer the Term Lenders the option, to purchase all, but not less than all, Obligations in respect of Revolving Loans, outstanding at the time of purchase at par, plus any applicable premium and accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Banking Days of the request. If one or more of the Term Lenders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to the Collateral Agent. If none of the

85

Term Lenders exercise such right, the Revolving Credit Lenders shall have no further obligations pursuant to this Section 8.16 or such Purchase Event.
ARTICLE IX.
MISCELLANEOUS
                    9.01 Notices. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) four (4) Banking Days following deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) on the Banking Day after delivery to a reputable overnight courier, with all charges prepaid, and addressed to the party to be notified; or (iv) upon acknowledgment of receipt thereof if transmitted by telecopy to a valid telecopier number for the party to be notified; in each case such notification shall be addressed to Borrower at:
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr, 2nd Floor
Chicago, Illinois 60631
Attention: General Counsel
Telecopy: 773-399-0126
Phone: 773-380-3000
and shall be addressed to applicable Agent at:
Administrative Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
Revolving Credit Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
Collateral Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]

86

and with respect to the other parties hereto, as set forth on Schedule 9.01 hereof, or to such other address as each party may designate for itself by like notice. Notices to an Agent shall not be effective until received by such Agent.
          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the applicable Agent (such approval not to be unreasonably withheld); provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the applicable Agent and the applicable Lender. Any Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          If the time period provided for delivery of documents or notices required under any provision of the Credit Documents would end on a day which is not a Banking Day, such time period shall be extended to the next Banking Day.
                    9.02 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights of Borrower hereunder without the prior written consent of each Lender. Any purported assignment in contravention of the foregoing shall be null and void.
                    9.03 Lenders’ Obligations Several. The obligations of each Lender under this Agreement are several. Neither the Administrative Agent, the Revolving Credit Agent , the Collateral Agent nor any Lender shall be liable for the failure of any other Lender to perform its obligations under this Agreement.
                    9.04 Assignments; Participations. (a) Any Lender (each an “Assignor”) may, with the consent of the applicable Loan Agent, each Issuing Lender to whom obligations are owed in respect of Letters of Credit issued by it and (unless an Event of Default has occurred and is continuing) Borrower, which consent of such applicable Loan Agent, such Issuing Lenders and Borrower shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more banks or other entities and may, with notice to Borrower, the applicable Loan Agent and each Issuing Lender, and with consent of the applicable Loan Agent and such Issuing Lenders, but without the consent of Borrower, assign to any Affiliate of a Lender, an Approved Fund or any other Lender (each an “Assignee”), all or any part of the Loans, the Revolving Credit Commitment (including the L/C Commitment), any Letter of Credit participations, reimbursement obligations in respect of any Letter of Credit or any other rights or obligations of such Lender hereunder; provided, however, that except in the case of an assignment to a Lender, any Lender Affiliate or an Approved Fund, such assignment must be in a minimum amount (unless otherwise agreed in writing by Borrower, the applicable Loan Agent and each Issuing Lender) of $1,000,000 (or, if less, the full amount of such Assignor’s Loans, Letter of Credit Participations, reimbursement obligations in respect of any Letter of Credit or any other rights and obligations of such Lender hereunder); provided, further, that any assignment of Term Loans shall not require the consent of the Issuing Lender or, with respect to

87

such assignment to any Affiliate of any Lender, an Approved Fund or any other Lender, the Administrative Agent and provided, further that (i) Borrower shall not be required to pay any increased costs or taxes pursuant to Section 2.16 or 2.17 by reason of any such assignment; (ii) Borrower and the applicable Loan Agent shall be entitled to continue to deal solely and directly with such Assignor in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to Borrower, the applicable Loan Agent and each Issuing Lender by such Assignor and the Assignee; and (iii) such Assignor shall not be released from its obligations hereunder with respect to the assigned portion of any such rights or obligations until the Assignee shall have delivered to Borrower and the applicable Loan Agent an agreement to be bound by the terms and conditions of this Agreement, which agreement shall be substantially in the form of Exhibit J (an “Assignment and Acceptance”).
          (b) Any Lender may, without the consent of the applicable Loan Agent, any other Lender to whom obligations are owed in respect of Letters of Credit issued by it or Borrower, at any time sell to one or more Lenders or other entities (a “Participant”) participating interests in any Loans, any Revolving Credit Commitment, any Letter of Credit participations or any reimbursement obligations of such Lender in respect of any Letter of Credit hereunder; provided, however, that such participation shall not increase the amount payable by Borrower in respect of taxes pursuant to Section 2.16 and, provided further that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible for the performance of its obligations hereunder; (iii) Borrower and the applicable Loan Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (iv) no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the scheduled date for the payment of any installment of principal or interest of the Loans in which such Participant is participating, (B) reduce the amount of any scheduled installment of principal of the Loans hereunder in which such Participant is participating, (C) reduce the interest rate applicable to Loans hereunder in which such Participant is participating (other than as a result of a waiver of (i) default interest or (ii) any Default or Event of Default), (D) reduce any fees or other amounts payable hereunder in which such Participant is participating (other than as a result of a waiver of (i) default interest or (ii) any Default or Event of Default); and (v) such Lender shall require its Participants to comply with the provisions of Section 10.03(b). Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that, in the case of Sections 2.16, 2.17 and 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
          (c) Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee such financial and other information in such Lender’s possession concerning Borrower or its Subsidiaries which has

88

been delivered to Lenders pursuant to this Agreement or which has been delivered to Lenders by Borrower in connection with Lenders’ credit evaluation of Borrower prior to entering into this Agreement; provided that any Transferee or prospective Transferee shall have been advised of and agreed to be bound by the provisions of Section 9.18.
          (d) Nothing herein shall prohibit any Lender from pledging or collaterally assigning any Note in accordance with applicable law, including to any Federal Reserve Bank. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the applicable Loan Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Term Loans and Term Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
          (e) The Revolving Credit Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Revolving Credit Register”) for the recordation of the names and addresses of the Revolving Lenders and the Revolving Credit Commitments of, and the principal amount of the Revolving Loans owing to, each Revolving Credit Lender from time to time and the Administrative Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Term Lenders and the Term Loan Commitments of, and the principal amount of the Term Loans owing to, each Term Lender from time to time. The entries in the Revolving Credit Register and the Register, as applicable, shall constitute prima facie evidence of the foregoing information, in the absence of manifest error, and Borrower, each other Credit Party, the applicable Loan Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Revolving Credit Register and the Register, as applicable, (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Loan evidenced by a Note shall be registered on the Revolving Credit Register and the Register, as applicable, only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee. Borrower shall be entitled to review the Revolving Credit Register and the Register from time to time during regular business hours.
          (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by this Section 9.04, together with payment to the applicable Loan Agent of the registration and processing fee referred to in paragraph (a) of this Section 9.04, the applicable Loan Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Revolving Credit Register or Register, as applicable, on the effective date determined pursuant thereto.

89

                    9.05 Delays and Waivers. No delay or omission by any Agent, Arranger or Lenders to exercise any right under this Agreement, the Collateral Documents or any instrument or agreement contemplated hereunder or thereunder shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.
                    9.06 Costs and Expenses . Borrower agrees:
     (a) to pay or reimburse any Agent, the Arranger and the Issuing Lenders within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable out-of-pocket costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement or modification to, this Agreement, any Collateral Document and any other documents or instruments prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and the consummation of the transactions to occur on the Closing Date, including, without limitation, the reasonable fees and out-of-pocket expenses of one primary counsel to the Agents and one local counsel in each appropriate jurisdiction with respect;
     (b) to pay or reimburse each Lender, each Agent, the Arranger and the Issuing Lenders within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable costs and out-of-pocket expenses incurred by any of them in connection with the enforcement or preservation of any rights under this Agreement, the Notes, any Collateral Document, and any other documents or instruments prepared in connection herewith or therewith and in connection with any refinancing or restructuring of the Obligations in the nature of a “work-out”, including, without limitation, reasonable fees and out-of-pocket expenses of two consultants or restructuring advisors (such consultants or restructuring advisors shall be reasonably acceptable to the Borrower) and one outside counsel and one local counsel in each appropriate jurisdiction to the Agents and to each of the several Lenders (unless there is an actual conflict of interest in which case each such party with such conflict shall be entitled to retain separate counsel); and
     (c) to pay or reimburse Agents or the Arranger within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable appraisal, accounting, audit, search, recordation and filing fees, incurred or sustained by them in connection with the matters referred to under paragraphs (a) and (b) above.
                    9.07 Telephone Indemnity. Borrower shall protect Lenders and the Agents and hold them harmless from and not liable for any and all actual loss, damage, claim or expense (including, without limitation, reasonable attorneys’ fees of one counsel) incurred by Agents or Lenders in connection with or in relation to any act or any failure to act upon

90

telephone instructions received by Lenders or Agents from Borrower or any Person who has identified himself as an authorized officer of Borrower, whether or not the instructions are actually given by an authorized officer of Borrower except to the extent such action or failure to act is a result of any such Agent’s or any such Lender’s (or their officer’s, director’s, employee’s or agent’s) gross negligence, bad faith or willful misconduct as determined by a final decision of a court of competent jurisdiction).
                    9.08 Other Indemnity. (a) Borrower agrees to indemnify and hold harmless the Agents, each Lender and each of their respective officers, directors, agents and employees, (each an “Indemnified Person”), from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) which may be incurred by or asserted against Agents, the Arranger any Lender, any Issuing Lender or any such other indemnified Person in connection with or arising out of any investigation, litigation or proceeding related to this Agreement, the Loans, the Term Loan Commitments, the Revolving Credit Commitments, the Letters of Credit, the use of proceeds of the Loans or Letters of Credit or the negotiation and preparation of documentation in connection herewith or therewith, whether or not any Agent, the Arranger, any Issuing Lender or such Lender is a party thereto; provided, however, that Borrower shall not be required to indemnify any such Indemnified Person from or against any portion of such claims, damages, liabilities or to the extent such claim, damage, loss, liability or expense is (i) determined by a final decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence, willful misconduct or bad faith of such Indemnified Person or its officers, directors, employees or agents to the extent acting at the direction of such Indemnified Person, (ii) from a material breach of a Loan Document by such Indemnified Person or its officers, directors, employees or agents acting at the direction of such Indemnified Person, or (iii) from a dispute is solely between Indemnified Persons or their respective officers, affiliates, directors, employees, agents, advisors, controlling persons, members and successors and permitted assigns of such Indemnified Person not arising from an act or omission of Borrower or its Subsidiaries. The foregoing indemnification shall be binding on Borrower forever, and shall survive repayment of the Obligations and the release of any liens under the Collateral Documents.
          (b) Borrower hereby agrees to indemnify, defend and hold harmless the Agents, the Issuing Lenders and each Lender, and each of their respective officers, directors, employees and agents, from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees of one counsel for all Indemnified Persons) to the extent no actual conflict exists, which may be incurred by or asserted against any Agent, Issuing Lender or Lender or any such indemnified Person in connection with or arising out of any investigation, litigation or proceeding, or any action taken by any Person, with respect to any Hazardous Materials Claim arising out of or related to any of the Properties which are subject to a Lien in favor of the Collateral Agent as contemplated hereunder (including, without limitation, any Hazardous Materials Claim arising out of or relating to any (i) release of Hazardous Materials on, upon, under or into any such Properties or (ii) damage to real or personal property or natural resources and/or harm or injury to Persons alleged to have resulted from such release of Hazardous Materials on, upon or into any such Properties); provided, however, that Borrower shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or

91

expense arising out of the gross negligence, willful misconduct or bad faith of such indemnified Person. The foregoing indemnification is the personal obligation of Borrower, binding on Borrower forever, and shall survive repayment of the Obligations and release of record of the mortgages or deeds of trust in favor of Collateral Agent encumbering the Properties and any transfer of the Properties by foreclosure or by deed in lieu of foreclosure. The foregoing indemnification shall not be affected or negated by any exculpatory clause that may be contained in any of the Collateral Documents. It is expressly understood and agreed that to the extent that Collateral Agent and/or Lenders are strictly liable under any such law, regulation, ordinance or requirement, Borrower’s obligation to Collateral Agent and Lenders under this indemnity shall likewise be without regard to fault on the part of Borrower or its Subsidiaries with respect to the violation or condition which results in liability to Collateral Agent and/or Lenders; provided, however, that Borrower shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or expense arising after the Collateral Agent shall have foreclosed or otherwise taken possession of such property which is caused by any action or inaction of the Collateral Agent after such time.
          (c) The Agents and each Lender agree that in the event that any such investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any of its officers, directors, agents and employees, or trustees and advisors of an Approved Fund, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, or trustees and advisors of an Approved Fund, for which any Agent or Lender may desire indemnity or defense hereunder, such Agent or Lender shall promptly notify Borrower in writing.
          (d) Borrower at the request of any Agent or Lender, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and any Agent, in any event, may participate in the defense thereof with legal counsel of such Agent’s choice if such Agent asserts defenses that raise potential conflicts of interest with Borrower. No action taken by legal counsel chosen by any Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair Borrower’s obligation and duty hereunder to indemnify and hold harmless each Agent and each Lender (unless such action is grossly negligent or constitutes bad faith or willful misconduct).
                    9.09 Choice of Law. EXCEPT FOR COLLATERAL DOCUMENTS GOVERNED BY THE LAWS OF ANOTHER STATE OR COUNTRY, THE AGENTS AND LENDERS AND BORROWER AGREE THAT THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

92

                    9.10 Personal Jurisdiction; Waiver. THE AGENTS AND LENDERS MAY ENFORCE ANY CLAIM ARISING UNDER THIS AGREEMENT, THE NOTES, OR ANY COLLATERAL DOCUMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
                    9.11 Service of Process. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS PROVIDED HEREIN NOT LESS THAN FIVE (5) DAYS AFTER THE APPLICABLE SUMMONS IS ISSUED AND SHALL BECOME EFFECTIVE UPON MAILING. NOTHING CONTAINED IN THIS SECTION 9.11 SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.
                    9.12 Waiver of Jury Trial. EACH AGENT, EACH LENDER AND BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY AGENT, ANY LENDER AND/OR BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
                    9.13 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement.
                    9.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
                    9.15 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts (provided that Borrower shall execute each counterpart), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Delivery by telecopier or electronic transmission of an executed

93

counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
                    9.16 No Reliance by Lenders. Lenders hereby acknowledge that they have not, in good faith, relied upon any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in extending or maintaining the loans under this Agreement.
                    9.17 Entire Agreement. This Agreement, any writing referred to in Section 2.15 and any agreement, document or instrument attached hereto or referred to herein (i) integrate all the terms and conditions mentioned herein or incidental hereto, (ii) supersede all oral negotiations and prior writings in respect to the subject matter hereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and any such agreement, document or instrument (including such letter agreement) and as the complete and exclusive statement of the terms agreed to by the parties.
                    9.18 Confidentiality. Each Lender and each Agent agree to keep information obtained by it pursuant hereto and the other Collateral Documents confidential , and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender’s or such Agent’s, as the case may be, employees, representatives, agents or affiliates who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than Borrower or such information that is in the public domain at the time of disclosure, (iii) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (which requirement or order shall be promptly notified to Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender or such Agent, as the case may be, may be subject, (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 9.18, (v) to the extent required in connection with any litigation between Borrower and/or any Guarantor and any Lender or any Agent, (vi) following an Event of Default, in connection with the sale or other realization on any Collateral under any Collateral Document, or (vii) with Borrower’s prior written consent.
                    9.19 [Reserved.].
                    9.20 Replacement of Lenders. If any Lender does not consent to any proposed amendment, modification, waiver or termination of the Credit Documents pursuant to Section 10.06 requiring the consent of all affected Lenders in respect of which the consent of the Majority Lenders is obtained (any such Lender, a “Non-Consenting Lender”), then Borrower shall have the right to replace in its entirety such Lender (the “Replaced Lender”), on five Banking Days’ prior written notice (or such shorter notice as agreed by the applicable Loan Agent) to the applicable Loan Agent and such Replaced Lender, with one or more other Persons (collectively, the “Replacement Lender”) reasonably acceptable to the applicable Loan Agent, Borrower and, in the event such Replaced Lender is a Revolving Credit Lender, the Issuing

94

Lender (which acceptance in any case shall not be unreasonably withheld); provided, that: (i) at the time of any replacement pursuant to this Section 9.20, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Acceptance, substantially in the form of Exhibit I (appropriately completed), pursuant to which the Replacement Lender shall acquire all of the Commitments, participating interests in Letters of Credit, and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (b) an amount equal to all accrued, but theretofore unpaid fees owing to the Replaced Lender and (c) any other amounts payable to the Replaced Lender under this Agreement. Upon the execution of the respective assignment documentation, the making of the appropriate entries in the Register, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of appropriate Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder, and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender; provided, that is agreed that the applicable Loan Agent may execute the assignment documentation on behalf of the Non-Consenting Lender to the extent such Non-Consenting Lender refuses and all other conditions herein have been satisfied. For the avoidance of doubt, it is understood that neither any Agent nor any Lender shall be obligated to be or to find any Replacement Lender.
ARTICLE X.
RELATION OF LENDERS
                    10.01 Agents; Enforcement of Guaranties. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Agents to take such action on its behalf under the provisions of this Agreement and each other instrument or agreement contemplated hereunder and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or such other instrument or agreement, together with such powers as are reasonably incidental thereto. Each Lender agrees that no Lender shall have the right individually to enforce the Guarantee and Collateral Agreement, the Mortgages or other Collateral Documents and hereby appoints the Collateral Agent to act upon the direction of the Majority Lenders to enforce each such Agreement. [                    ] and the Operating Banks agree that none of such Lenders shall take any action to enforce the Operating Bank Guaranty, respectively, until the Collateral Agent has commenced to enforce the Guarantee and Collateral Agreement upon the direction of the Majority Lenders pursuant to the preceding sentence. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in such other instrument or agreement, no Agent shall have any duties or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any such other instrument or agreement or otherwise exist against any Agent. Each Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

95

          (b) Each Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents to which it is a party and to take all action contemplated by the Collateral Agency Agreement; provided that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or take any action thereunder without the direction of the Loan Agent. Except as permitted by Section 10.13, the Loan Agents shall not direct the Collateral Agent to enter into or consent to any amendment, modification, termination or waiver of any provision of any Collateral Document or direct the Collateral Agent to take any action thereunder without the prior consent of the Majority Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce or to realize upon the security granted to the Collateral Agent under the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of all of the Secured Creditors upon the terms of the Collateral Documents and the Collateral Agreement.
                    10.02 Pro Rata Sharing. All principal, interest and fee payments on the Revolving Credit (other than sums under Sections 2.14(a)(ii), 2.14(a)(iii) and 2.15 or other provisions which provide for payments to specific Lenders) shall be divided pro rata among Lenders according to their respective Revolving Credit Commitment Percentages, and all principal, interest and fee payments on the Term Loan Facility (other than sums under Section 2.15 or other provisions which provide for payments to specific Lenders) shall be divided pro rata among Lenders according to their respective Term Loans. All sums realized under the Guarantee and Collateral Agreement (or any guaranty executed and delivered pursuant to Section 3.04) and all proceeds of Collateral distributed to Lenders under the Collateral Agency Agreement (subject to Section 10.13(f)) shall be allocated as set forth in the Collateral Agency Agreement.
                    10.03 Set-off. (a) Subject to the rights of the Secured Creditors with respect to any Collateral and in addition to any Liens granted by Borrower or any of its Subsidiaries to the Collateral Agent and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized by Borrower at any time and from time to time with the prior consent of the applicable Loan Agent, without notice to Borrower, or to any other Person (any such notice being hereby expressly waived) to set-off all deposits (excluding payroll, tax, petty cash and trust accounts) of Borrower and any other Debt at any time held or owing by such Secured Creditor to or for the credit of Borrower against and on account of the Secured Obligations owing to such Secured Creditor irrespective of whether or not the applicable Loan Agent or such Secured Creditor shall have made demand under this Agreement or any Collateral Document and to the extent the Secured Obligations are matured. Each of the Lenders agrees that it shall not, without the express consent of the applicable Loan Agent, set-off against the Obligations or any other amounts owing to such Lender any accounts of Borrower now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so by the applicable Loan Agent, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral for the purpose of which is, or could be, to give such Lender any preference or priority against any other Secured Creditor with respect to the Collateral.

96

          (b) If at any time or times any Lender shall receive by payment, foreclosure, set-off or otherwise, any proceeds of any Collateral or any payments with respect to the Secured Obligations arising under, or relating to, this Agreement or the Collateral Documents, except for any such proceeds or payments received by such Lender or any Issuing Lender from the applicable Loan Agent or Collateral Agent pursuant to the terms of this Agreement or the Collateral Agency Agreement, such Lender shall promptly purchase, without recourse or warranty, an undivided interest and participation in the Secured Obligations owed to the other Lenders (or, after an Event of Default, the other Secured Creditors) so that such excess payment received shall be applied ratably as among Lenders in accordance with their respective Commitment Percentages (or, after an Event of Default among the Secured Creditors as provided for in the Collateral Agency Agreement); provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
          (c) Each Secured Creditor other than in its capacity as a Lender shall be entitled to any rights conferred upon it under this Agreement or any of the Collateral Documents only on the condition and understanding that it shall be bound by the terms of this Section 10.03 to the same extent as Lenders.
                    10.04 Liability of Agents. No Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its or such Person’s or its officers, directors, employees agents, attorneys-in-fact or Affiliates) own gross negligence or willful misconduct or bad faith) or (ii) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or any officer thereof contained in this Agreement or in any other instrument or agreement contemplated hereunder or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other instrument or agreement contemplated hereunder or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other instrument or agreement contemplated hereunder or for any failure of Borrower or any Subsidiary to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of agreements contained in, or conditions of, this Agreement or any other instrument or agreement contemplated hereunder, or to inspect the properties, books or records of Borrower or any Subsidiary.
                    10.05 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, electronic message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower or any Guarantor), independent accountants and

97

other experts selected by any Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other instruction or agreement contemplated hereunder unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other instrument or agreement contemplated hereunder in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.
                    10.06 Approvals; Amendments. Subject to the other provisions of this Section 10.06, this Agreement, the Intercreditor Agreement and the Collateral Documents may be amended or waived only upon the prior express written consent of Borrower or Guarantors, as the case may be, party thereto and the Majority Lenders (provided that any Control Agreement or landlord waivers may be amended or waived with the consent of the respective parties thereto so long as a Loan Agent is a party thereto). Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of Majority Lenders, action shall be taken by an Agent for and on behalf or for the benefit of all Lenders upon the direction of Majority Lenders, and any such action shall be binding on all Lenders; provided, however, that (i) unless each Lender directly and adversely affected thereby (it being understood that, for the purposes of Section 10.06 (d), (e) or (g), all Lenders shall be deemed to be directly affected thereby) agree in writing, no amendment, modification, consent or waiver shall be effective which:
     (a) increases the amount of any Commitment of any Lender or extends the expiry date thereof,
     (b) reduces interest (other than as a result of waiving a Default, Event of Default or default interest), principal, commissions or fees owing hereunder,
     (c) extends the scheduled date on which any sum is due hereunder,
     (d) releases all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement or, subject to the proviso in Section 10.13(c) and Section 10.13(e), releases all or substantially all of the Collateral (except (i) in connection with dispositions thereof permitted under this Agreement, (ii) as permitted by subsections 10.13(b) or (d), (iii) any Guarantor may be released from its obligations under the Credit Documents if all of the Capital Stock of, or substantially all of the assets of, such Guarantor are disposed of in a transaction permitted by this Agreement or (iv) as otherwise expressly permitted by this Agreement),
     (e) reduces the percentage specified in the definition of “Majority Lenders”,
     (f) amends or waives the provisions of this Section 10.06, or

98

     (g) reduces a specified percentage required for consent in any other provision requiring consent of a specified percentage of Lenders without consent of such percentage of Lenders;
and (ii) unless (x) all Revolving Credit Lenders, if there are two (2) or less Revolving Credit Lenders or (y) the Majority Revolving Lenders, and the Revolving Credit Agent agree in writing, no amendment, modification, consent or waiver shall be effective which waives or otherwise adversely effects the rights of the Revolving Credit Lenders under 10.13(g).
          Notwithstanding the foregoing, (i) the Agents may enter into technical amendments to the Collateral Agency Agreement without the consent of the Lenders, (ii) the Agents may enter into amendments to the Operating Bank Guaranty replacing Annex I thereto without the consent of the Lenders, (iii) no amendment, modification, consent or waiver shall be effective which reduces the amount of any mandatory prepayment under Section 2.13 without the consent of the holders of at least a majority in interest of each Facility. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (other than any to which its consent is required under clauses (a) through (g) above), except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
          Further, notwithstanding anything to the contrary contained in Section 10.06, if the Agents and Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agents and Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Majority Lenders within five Banking Days following receipt of notice thereof.
                    10.07 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest, commissions and fees payable to Agent hereunder for the account of Lenders, unless such Agent shall have received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to Lenders. The Agents shall take such action with respect to such Event of Default as shall be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until the Agents shall have received any such request, any such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as such Agent shall deem advisable in the best interests of Lenders.
                    10.08 Credit Decision. Each Lender expressly acknowledges that neither Agents nor any other Lender nor any of their respective Affiliates nor any respective officer, director, employee, agent or attorney-in-fact of any of them has made any representation or warranty to it and that no act by any Agent or any other Lender hereafter taken, including any

99

review of the affairs of Borrower and its Subsidiaries and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent or any other Lender to such Lender. Each Lender represents to each Agent and to each other Lender that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors and made its own decision to enter into this Agreement and extend credit to Borrower hereunder (without reliance on any Agent or any other Lender). Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors (without reliance on any Agent or any other Lender). Except for notices, reports and other documents expressly required to be furnished to Lenders by an Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Guarantor which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
                    10.09 Lenders’ Indemnity. Each Lender agrees to indemnify each Agent (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), ratably, according to the sum of (i) its Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the sum of its outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit), and (ii) its outstanding Term Loans, in each case determined in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such sum immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans or the Letters of Credit) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided however, that no Lender shall be liable for the payment to any Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel) incurred by any such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Collateral Document, or any document contemplated

100

by or referred to herein to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower.
                    10.10 Agents as Lender. Each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent; and the term “Lenders” shall include each Agent in its individual capacity. Each Agent and its subsidiaries and affiliates may accept deposits from, lend money to, act as agent or trustee for other lenders to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent.
                    10.11 Notice of Transfer. Subject to Section 9.04(a), the applicable Loan Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Credit for all purposes hereof unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the applicable Loan Agent.
                    10.12 Resignation of Agent. Any Agent may resign upon forty-five (45) days’ written notice to Lenders and Borrower. Upon any such resignation, Majority Lenders shall have the right to appoint a successor to such Agent (which shall be either a Lender or a commercial bank with capital and surplus in excess of $500,000,000 and which successor, unless an Event of Default under Section’s 8.01, 8.04 or 8.05 has occurred and is continuing, shall be reasonably acceptable to Borrower). If no successor shall have accepted such appointment within forty-five (45) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of Lenders, appoint a successor with the consent of Borrower (not to be unreasonably withheld or delayed). Upon the acceptance by the successor of its appointment hereunder, the successor shall succeed to and become vested with all the rights and obligations of the retiring Agent, and the retiring Agent shall be discharged from its obligations under this Agreement. The provisions of this Article X and Sections 9.06, 9.07 and 9.08 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.
                    10.13 Collateral Matters. (a) Each Loan Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and Loans to the Collateral Agent (“Agent Loans”) which Loan Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment of the Obligations or to pay any other amount chargeable to Borrower or any Guarantor pursuant to the terms of this Agreement or any Collateral Document, including, without limitation, costs, fees and expenses as described in Section 9.06; provided, however, that the Agent Loans shall not exceed $250,000 without the prior written consent of Majority Lenders. The Agent Loans shall be repayable on written demand and be secured by the Collateral. The Agent Loans shall not constitute Loans but shall otherwise constitute Obligations hereunder. The applicable Loan Agent shall notify each Lender in writing of each such Agent Loan, which notice shall include a description of the purpose of such Agent Loan. Without limitation to its obligations pursuant to Section 10.09, each Lender agrees that it shall make available to the applicable Loan Agent, upon the applicable Loan Agent’s demand, in immediately available funds, the amount equal to such Lender’s Commitment Percentage of each such Agent Loan. If such funds are not made available to the

101

applicable Loan Agent by such Lender within one (1) Banking Day after the applicable Loan Agent’s demand therefor, the applicable Loan Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing the date of such demand and ending on the date such amount is received.
          (b) Lenders acknowledge that Borrower and its Subsidiaries have created and will create Liens permitted by this Agreement on a substantial portion of their property, including Collateral, to secure obligations owed to Persons other than the Secured Creditors and that Borrower and its Subsidiaries from time to time have requested and will request the Loans Agents and Collateral Agent to execute and deliver releases and subordinations with respect to Liens on the Collateral created by the Collateral Documents in connection with transactions permitted by this Agreement (such as Borrower and its Subsidiaries obtaining financing on equipment and other property secured by Liens described in the definition of “Permitted Liens”). Lenders hereby irrevocably authorize the applicable Loan Agent, at its option and in its discretion, to direct the Collateral Agent to release or subordinate on terms reasonably satisfactory to the Collateral Agent any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Credit Commitments and Term Loan Commitments, as applicable, and indefeasible payment in full and satisfaction of all of the Obligations; or (ii) constituting property being sold or disposed of if the sale or disposition is permitted hereunder; or (iii) constituting property in which neither Borrower nor any Guarantor owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower or any Guarantor; or (v) if approved, authorized or ratified in writing by the Majority Lenders (subject to Section 10.06(d)); or (vi) subject to a Permitted Lien or other Lien permitted by Section 7.03; or (vii) not owned by Borrower or any Guarantor. Upon request by the applicable Loan Agent at any time, Lenders will confirm in writing the applicable Loan Agent’s authority to so direct the release of particular types or items of Collateral pursuant to this Section 10.13(b). Without limitation of the foregoing, the Lenders authorize the Loan Agents and the Collateral Agent to enter into at the request of Borrower, subordination agreements in form and substance reasonably satisfactory to the Loan Agents and the Collateral Agent. The Lenders hereby irrevocably authorize Loan Agents, at their option and discretion (1) to direct the Collateral Agent to release and subordinate, on terms reasonably satisfactory to the Collateral Agent and the Borrower, Liens on Collateral which is also subject to Permitted Liens, (2) to execute any release, subordination or acknowledgement documents requested by Borrower in order to effect any release or subordination described in this paragraph (b) and (3) to execute acknowledgements with respect to leases to the effect that the Property subject to such leases is not subject to the Liens created by the Credit Documents or Collateral, and the Loan Agents and the Collateral Agent shall have no liability to the Secured Creditors for actions taken pursuant to this paragraph (b). This paragraph (b) is intended as an authorization by the Lenders to permit the Loan Agents and the Collateral Agent to take the actions described herein and neither Borrower nor any of its Subsidiaries or any other Person shall be entitled to the benefits hereof. In reliance on and pursuant to the foregoing authority the Loan Agents and the Collateral Agent may enter into subordination agreements and take other actions requested by Borrower in order to provide assurance to purchase money financing sources and their assignees and successors of their priority in particular items of Collateral, notwithstanding that such financing sources and

102

their assignees and successors may have failed to maintain perfected first priority security interests thereon.
          (c) Without in any manner limiting any Agent’s authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 10.13(b) above), each Lender agrees to confirm in writing, upon request by Borrower, the authority to direct the release of Collateral conferred upon the Loan Agents under clauses (i) through (vii) of Section 10.13(b) above. Upon receipt by any Loan Agent of confirmation from the Majority Lenders of its authority to direct the release of any particular item or types of Collateral, such Loan Agent shall (and is hereby irrevocably authorized by Lenders to) direct the Collateral Agent to execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Creditors herein or pursuant hereto upon such Collateral; provided, however, that (i) such Loan Agent shall not be required to direct the Collateral Agent to execute any such document on terms which, in such Loan Agent’s opinion, would expose any Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower and its Subsidiaries in respect of) all interests retained by Borrower and its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          (d) The Lenders hereby irrevocably agree that the Loan Agents and Collateral Agent are authorized to release the Liens in favor of the Secured Creditors upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations owing as of the date of such termination (other than contingent indemnification obligations). The Lenders authorize the Collateral Agent to execute and deliver any documentation evidencing the release of such Liens.
          (e) No Agent shall have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Loan Agents or the Collateral Agent pursuant to any Collateral Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Loan Agents or Collateral Agent in this Section 10.13 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each of the Loan Agents and Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given each Loan Agent’s and Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Loan Agents and Collateral Agent shall have no duty or liability whatsoever to any Lender (except as specifically provided in this Agreement and the Collateral Documents).
          EACH LENDER FURTHER ACKNOWLEDGES AND AGREES THAT THE LOAN AGENTS AND COLLATERAL AGENT SHALL NOT BE RESPONSIBLE FOR, AND SHALL HAVE NO LIABILITY OR OBLIGATION WITH RESPECT TO, THE VALIDITY,

103

EFFECTIVENESS, GENUINENESS, ENFORCEABILITY OR SUFFICIENCY OF THIS AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS, ANY OTHER INSTRUMENT OR AGREEMENT CONTEMPLATED HEREUNDER OR THEREUNDER, ANY ACTION TAKEN OR NOT TAKEN OR ANY DECISION MADE BY ANY PERSON (OTHER THAN ANY AGENT) WITH RESPECT TO ANY THEREOF OR WITH RESPECT TO THE COLLATERAL, THE FAILURE OF BORROWER OR ANY SUBSIDIARY TO PERFORM ITS OBLIGATIONS HEREUNDER OR THEREUNDER, ANY MISREPRESENTATION BY BORROWER OR ANY SUBSIDIARY HEREUNDER OR THEREUNDER, OR THE VALUE OF ANY COLLATERAL OR THE CREATION, ATTACHMENT, PERFECTION OR PRIORITY OF ANY SECURITY INTEREST OR LIEN PURPORTED TO BE CREATED BY THE COLLATERAL DOCUMENTS, THIS AGREEMENT OR SUCH OTHER INSTRUMENTS OR AGREEMENTS AND THAT THE AGENTS HAVE UNDERTAKEN NO INDEPENDENT REVIEW OR ANALYSIS WITH RESPECT TO ANY OF THE FOREGOING.
          (f) The benefit of the Collateral Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of the Secured Obligations (as defined in the Collateral Agency Agreement) solely on the condition and understanding, as among the Agents and Lenders, that (i) the Secured Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in the Collateral Documents, and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Secured Obligations; but Collateral Agent in its separate capacity as agent hereunder is acting solely as agent for the Lenders and shall have no separate fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Secured Obligations; and (ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the Collateral Documents, and no separate Lien, right, power or remedy shall arise or exist in favor of any Lender under any separate instrument or agreement or in respect of any Secured Obligations; and (iii) each Lender shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement or the Collateral Documents, by the Collateral Agent, at the direction of any Loan Agent on behalf of the Lenders; and (iv) no holder of Secured Obligations shall exercise any right of setoff, bank’s lien or similar right except as expressly provided in Section 10.03.
          (g) Any Collateral proceeds received by any Loan Agent from the Collateral Agent pursuant to Section 4(b) clause Third of the Collateral Agency Agreement shall be applied and paid to the Obligations as follows:
     First: To each Loan Agent, the Revolving Syndication Agent, and the Collateral Agent in an amount equal to all costs and expenses (other than principal and interest) incurred in connection with performing their respective duties hereunder and under the Collateral Documents, including, without limitation, those related to or in connection with the administration of this Agreement or the enforcement of their respective rights under the Collateral Documents;

104

     Second: To the Revolving Credit Lenders and the Issuing Lenders in an amount equal to all accrued and unpaid interest and accrued and unpaid fees and commissions payable pursuant to Section 2.14 outstanding in respect of Revolving Loans hereunder or under the Revolving Notes and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Revolving Credit Lenders and the Issuing Lenders in proportion to the unpaid amounts of such accrued and unpaid interest, fees and commissions owed to the respective Revolving Credit Lenders or Issuing Lender, as the case may be;
     Third: To the Revolving Credit Lenders in an amount equal to all unpaid principal of the outstanding Revolving Loans, to the Issuing Lenders in the amount of any unreimbursed Letter of Credit drawings (to the extent they have not been converted into a Revolving Loan), to Revolving Credit Agent for deposit as cash collateral, for application against drawings under any Letters of Credit, up to an amount equal to the undrawn amount of such Letters of Credit, to Interest Expense Hedging Agreement Counterparties, up to an amount equal to all unpaid Obligations in respect of Interest Expense Hedging Agreements and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Revolving Credit Lenders, the Issuing Lenders, the Revolving Credit Agent and the Interest Expense Hedging Agreement Counterparties in proportion of such amounts owed under this clause Third to the respective Revolving Credit Lender, Issuing Lender, Revolving Credit Agent or Interest Expense Hedging Agreement Counterparties, as the case may be;
     Fourth: To the Term Lenders in an amount equal to all accrued and unpaid interest and accrued and unpaid fees and commissions payable pursuant to Section 2.14 outstanding hereunder or under the Term Notes and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Term Lenders in proportion to the unpaid amounts of such accrued and unpaid interest, fees and commissions owed to the respective Term Lender;
     Fifth: To the Term Lenders in an amount equal to all unpaid principal of the outstanding Term Loans, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Term Lenders, in proportion of such amounts owed under this clause Fifth to the respective Term Lender;
     Sixth: To any accrued and unpaid fees, commissions and other sums payable pursuant to this Agreement and not paid pursuant to clauses Second through Fifth of this provision and, if such proceeds shall be insufficient to make such payments in full, then ratably (without priority of any one obligation over any other) in proportion to the unpaid amounts of accrued and unpaid fees, commissions and other sums so owed; and
     Seventh: Any surplus then remaining shall be paid to Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
                    10.14 Collateral Agent. The Collateral Agent shall be entitled to the standards of care, indemnities and other rights set forth in this Article Ten as are set forth for

105

any other Agent, mutatis mutandis, except as may be expressly provided otherwise hereunder, or in the Collateral Documents.

106

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and as a Lender
By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as Revolving Credit Agent and as a Lender
By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as Revolving Syndication Agent and as a Lender
By:
Name:
Title:

[OTHER LENDERS]

By:

Name:
Title:

107

Part 2
Form of New Credit Agreement
(if the Backstop Rights Offering Condition is satisfied)

CREDIT AGREEMENT
among
BALLY TOTAL FITNESS HOLDING CORPORATION,
as Borrower
The Several Banks and other Financial Institutions
Parties Hereto
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent
WELLS FARGO FOOTHILL, LLC,
as Revolving Credit Agent
as
THE CIT GROUP/BUSINESS CREDIT, INC.,
as Revolving Syndication Agent
Dated as of [                    ], 2007

ii

iii

iv

SCHEDULES

Schedule 1.01(a)	Existing Liens
Schedule 1.01(b)	Unrestricted Subsidiaries
Schedule 1.01(c)	Pro Forma EBITDA Threshold
Schedule 2.19(b)	Letters of Credit
Schedule 4.01(bb)	Historical Consolidated EBITDA
Schedule 5.09	Litigation
Schedule 5.14	ERISA Matters
Schedule 5.16	Restrictions on Subsidiaries
Schedule 5.18	Environmental Matters
Schedule 5.19	Mortgage Collateral Properties
Schedule 5.20	Trademark Disputes
Schedule 6.02(a)	Additional Disclosed Litigation
Schedule 6.09	Insurance
Schedule 6.14	Consolidated Adjusted EBITDA
Schedule 7.01(j)	Intercompany Loans
Schedule 7.01(k)	Investments
Schedule 7.02(b)	Existing Debt

Schedule 9.01	Addresses for Notices
EXHIBITS

Exhibit A.	Form of Guarantee and Collateral Agreement
Exhibit B.	Form of Collateral Agency Agreement
Exhibit C.	List of Commitment Percentages
Exhibit D.	List of Subsidiaries
Exhibit E.	Form of Operating Bank Guaranty
Exhibit F.	Form of Revolving Note
Exhibit G.	Form of Term Note
Exhibit H.	Form of Assignment and Acceptance
Exhibit I.	Intercreditor Agreement Term Sheet

CREDIT AGREEMENT
     This Credit Agreement, dated as of [___], 2007 (this “Agreement”), among BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (“Borrower”), the banks and other financial institutions from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), WELLS FARGO FOOTHILL, LLC, as revolving credit agent (in such capacity, the “Revolving Credit Agent”), THE CIT GROUP/BUSINESS CREDIT, INC., as revolving syndication agent (in such capacity, the “Revolving Syndication Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and is entered into with respect to the following:
     1. Borrower, certain of the Lenders, certain other lenders and the Agents are parties to that certain Debtor-in-Possession Credit Agreement, dated as of                      ___, 2007 (as further amended, modified or supplemented from time to time prior to the date hereof, the “DIP Credit Agreement”).
     2. Borrower has requested that the DIP Credit Agreement be refinanced and that this Agreement be entered into to provide for (i) a five year senior secured revolving credit facility under this Agreement in an aggregate principal amount of $50,000,000 (the “Revolving Credit Facility”)and (ii) a six-year senior secured term loan facility under this Agreement in an aggregate principal amount of $242,000,000, the “Term Loan Facility”), in order, first, with respect to the Term Loan Facility, to refinance certain indebtedness under the DIP Credit Agreement, and second, with respect to the Term Loan Facility and the Revolving Credit Facility, for general corporate and working capital purposes.
     3. Certain of the Lenders party to the DIP Credit Agreement and the Credit Parties (as herein defined) desire to continue in full force and effect all of the indebtedness, guarantees, liens and security interests created under the DIP Credit Agreement and all guarantee and collateral documents delivered in connection therewith under this Agreement and the other Credit Documents.
     4. The Lenders and the Agents have agreed to become parties hereto, on the terms and subject to the conditions set forth herein.
     In consideration of the premises and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMINOLOGY
          1.01   Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “Administrative Agent” means Morgan Stanley Senior Funding, Inc., or any successor agent thereto.
     “Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
     “Agents” means the Administrative Agent, the Collateral Agent, the Revolving Credit Agent and the Revolving Syndication Agent.
     “Agreement” has the meaning assigned in the recitals hereto.
     “Alternative Exit Credit Facility Commitment Letter” means that certain Alternative Exit Credit Facility Commitment Letter, dated August ___, 2007, between Morgan Stanley Senior Funding, Inc. and Borrower, as amended, supplemented or otherwise modified from time to time.
     “Applicable Margin” means, at any time, (a) with respect to Revolving Loans (i) that are Eurodollar Rate Loans, 2.00%, and (ii) that are Reference Rate Loans, 1.00%; (b) with respect to Term Loans (i) that are Eurodollar Rate Loans, 4.25%, and (ii) that are Reference Rate Loans, 3.25%; (c) with respect to Letter of Credit fees, 2.00%; and (d) with respect to any other payment obligations hereunder bearing interest based on the Reference Rate, 1.00%.
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Morgan Stanley Senior Funding, Inc.
     “Banking Day” means a day other than Saturday or Sunday on which (i) banks are open for business in New York City and (ii) for any calculation, determination or other matter with respect to Eurodollar Rate Loans, dealings in foreign currencies and exchange between banks may be carried on in London, England.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
     “Borrowing Date” means, with respect to each Loan, the date such Loan is made.
     “Capitalized Lease” means any lease which is or should be, in accordance with GAAP, capitalized on the balance sheet of the lessee.

2

     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the Closing Date.
     “Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any bank whose short-term commercial paper rating from Standard & Poor’s Ratings Group, a division of McGraw-Hill (“S&P”), is at least A-1 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent thereof (any such Lender, an “Approved Lender”), with maturities of not more than 12 months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (i) entered into with an Approved Lender, (iv) commercial paper issued by, or guaranteed by, any Approved Lender or by the parent company of any Approved Lender or commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or issued by, or guaranteed by, any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, respectively, and in each case maturing within 12 months after the date of acquisition and (v) any fund or funds making substantially all of their investments in investments of the type described in clauses (i) through (iv) above.
     “Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
     “Change of Control Event” shall be deemed to have occurred if: (a) prior to an IPO, the Permitted Holders cease to own, directly or indirectly, or to have the power to vote or direct the voting of, Voting Stock representing a majority of the voting power of the total outstanding Voting Stock of Borrower; or (b) following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of Borrower.
     “Closing Date” means the date on which all of the conditions in Section 4.01 are satisfied or waived.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

3

     “Collateral” means all real, personal and mixed property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower or any Guarantor and their respective Subsidiaries in or upon which a security interest, pledge, lien or mortgage is granted to the Lenders or the Collateral Agent pursuant to the Collateral Documents for the benefit of the Secured Creditors whether under this Agreement or under any other documents, instruments or writings executed by any such Persons in connection with Loans or other credit extensions made hereunder and delivered to the Collateral Agent or the Lenders.
     “Collateral Agency Agreement” means the Collateral Agency Agreement between the Collateral Agent and the Loan Agents in the form of Exhibit B hereto, as amended, supplemented or otherwise modified.
     “Collateral Agent” means Morgan Stanley Senior Funding, Inc., or any successor agent thereto acting as Collateral Agent for the Secured Creditors pursuant to the Collateral Agency Agreement.
     “Collateral Documents” means, collectively, (i) the Guarantee and Collateral Agreement, the Collateral Agency Agreement, the Mortgages, the Operating Bank Guaranty, the Control Agreements, the Intercreditor Agreement and all other security agreements, mortgages, deeds of trust, Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, guarantees and other agreements between Borrower or any Guarantor and their respective Subsidiaries and any of the Lenders or the Collateral Agent for the benefit of the Lenders or the Secured Creditors, now or hereafter delivered to any of the Secured Creditors or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the Uniform Commercial Code (or comparable law) against Borrower or any Guarantor or any Subsidiaries in favor of any of the Lenders or the Collateral Agent for the benefit of the Lenders or the Secured Creditors and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.
     “Commitment” means, as to any Lender, such Lender’s Revolving Credit Commitment, L/C Commitment, and Term Loan Commitment, collectively, as to all the Lenders, the “Commitments”.
     “Commitment Percentage” means, as to each Lender, its Revolving Credit Commitment Percentage and its Term Loan Commitment Percentage, as applicable.
     “Commitment Reductions” means the amount of the permanent reductions of the Revolving Credit Commitment Amount resulting from the application of Section 2.11, 2.13 or any other provision contained herein.
     “Confirmation Order” means the order (which order shall be reasonably satisfactory to the Administrative Agent and the Lenders) of the Bankruptcy Court

4

confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code, together with all schedules and exhibits thereto.
     “Consolidated” or “consolidated” means (i) when used herein with reference to financial statements, ratios, assets, liabilities, operating accounts or operations of Borrower and its Subsidiaries, that any calculations have been made by combining the assets and liabilities of Borrower and its Subsidiaries after eliminating all intercompany items; and (ii) when used herein with reference to a Subsidiary, a Subsidiary the financial statements of which have been presented together with those of Borrower.
     “Consolidated Adjusted EBITDA” means Consolidated EBITDA for the twelve month period most recently ended prior to the date of determination for which financial statements have been delivered pursuant to Section 6.03, adjusted on a pro forma basis to give effect to dispositions made during (or after) such twelve month period pursuant to Section 7.8(f) and (o) and acquisitions made during (or after) such twelve month period pursuant to Section 7.01(e), on the following basis:
     (a) cash rent obligations related to Permitted Sale/Leasebacks shall be deducted from Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period;
     (b) cash club contribution (net of associated overhead cost additions) of clubs acquired by Borrower during such twelve month period (which may be a negative number), shall be included in Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period;
     (c) cash club contribution (net of associated overhead cost savings) of clubs disposed during the prior twelve month period (which may be a negative number), shall be excluded from Consolidated EBITDA as if such transaction had been consummated on the first day of such twelve month period; and
     (d) cash rent obligations in respect of leases or subleases disposed under Section 7.08 (o)(ii) shall be added-back to Consolidated EBITDA as if such disposals had been consummated on the first day of such twelve month period.
     “Consolidated EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any period of determination, Consolidated Net Income (loss) plus to the extent deducted in determining Consolidated Net Income (loss): (a) income, withholding (including foreign), franchise or similar taxes paid or accrued during such period, (b) consolidated interest expense calculated in accordance with GAAP and Letter of Credit fees, (c) depreciation, amortization (including non-cash amortization of debt discount or deferred financing costs) and non-cash impairment charges, (d) all other non-cash charges, (e) cash restructuring charges, fees, expenses, settlements and claims related to Borrower’s restructuring/reorganization efforts associated with its Chapter 11 proceeding, (f) other cash restructuring charges, including third-party professional fees for operational and financial advisory services, provided that such charges shall not exceed $6.0 million for the six months ending December 31, 2007,

5

$8.0 million for fiscal year 2008, $4.0 million for fiscal year 2009, and $0 for any fiscal year thereafter, (g) cash public company expenses incurred in fiscal year 2007, (h) cash expenses incurred by Borrower or any Subsidiary to the extent actually reimbursed by a third party, (i) cash severance payments made to employees or officers, (j) cash fees, costs and expenses incurred in connection with this financing, and any other debt or equity issuances, refinancings, acquisitions, investments or dispositions permitted by this Agreement, (k) to the extent covered by insurance under which insurer has been notified and has not denied coverage, expenses with respect to liability or casualty events or business interruption, (l) cash fees and expenses associated with the SEC investigation, the DOJ Investigation and related shareholder litigation and litigation relating to insurance rescission and indemnity claims, provided that such charges shall not exceed $[ ] million for the six months ending December 31, 2007, $[ ] million in the aggregate for fiscal years 2008 and 2009, and $0 for any fiscal year thereafter (m) penalties, judgments and settlements associated with the SEC investigation, the DOJ Investigation, litigation relating to insurance rescission and related shareholder litigation, (n) any operating losses, including pre-opening expenses and losses, attributable to new clubs open for less than 12 months, not to exceed $3.0 million in any fiscal year and (o) extraordinary cash one time club improvement project expenses, IT expenses, and business process improvements related expenses not to exceed $5.0 million in any fiscal year and $9.0 million in the aggregate following the Closing Date, minus (a) cash payments made during such period in respect of non-cash items added back in a prior period, plus or minus (a) changes in deferred revenue for such period, as applicable and (b) the difference between GAAP rental expense reflected on Borrower’s Consolidated Income Statement and cash rent expense.
     “Consolidated Net Income” of Borrower means, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), minus (i) all extraordinary gains or losses (less all fees, costs, and expenses relating thereto), (ii) the portion of net income (or loss) of Borrower and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Borrower or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with Borrower or any of its subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any Plan, (v) any gains or losses (less all fees, costs, and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, and (vi) the net income of any Subsidiary to the extent that the declaration of the dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.
     “Consummation of the Plan of Reorganization” means the occurrence of the Effective Date (as defined in the Plan of Reorganization) and the substantial consummation of the Plan of Reorganization within the meaning of Section 1101(2) of the Bankruptcy Code.

6

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Agreement” has the meaning assigned in Section 6.17.
     “Converted Revolving Loan” has the meaning set forth in Section 2.01(a).
     “Converted Term Loan” has the meaning set forth in Section 2.03(a).
     “Copyright Security Agreement” has the meaning set forth in Section 4.01(c).
     “Credit” means the credit available to Borrower under Article II hereof.
     “Credit Documents” means, collectively, this Agreement, the Notes and the Collateral Documents.
     “Credit Parties” means Borrower and each of its Subsidiaries which is a party to a Credit Document.
     “Debt” means for any Person (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to letters of credit, whether or not matured), (ii) all obligations of such Person representing the deferred purchase price of real or personal property or of services (other than trade liabilities or accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), (iii) the amount of all obligations of such Person under Capitalized Leases determined in accordance with GAAP, (iv) the Termination Value of any Interest Expense Hedging Agreement, and (v) without duplication of any amount of Debt included in clause (i), (ii), (iii) or (iv) of this definition, all Guaranties made by such Person.
     “Default” means an event which with the giving of notice, passage of time or both would constitute an Event of Default.
     “Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Loans or participations in any Letter of Credit required to be funded hereunder within one (1) Banking Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Agents or any Lender (or its banking Affiliates) any other amount required to be paid by it hereunder within one (1) Banking Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Demand Deposit Accounts” means (i) the demand deposit accounts listed on Annex 1 to the Operating Bank Guaranty maintained by Borrower and/or any of its Subsidiaries with the respective Revolving Credit Lenders identified on such Annex, and (ii) other demand deposit accounts established by Borrower or any of its Subsidiaries on

7

or after the date hereof which shall be promptly identified by Borrower in writing to the Administrative Agent including, from time to time following the Closing Date, at the option of Borrower, by delivery of an updated Annex 1.
     “Designated Senior Indebtedness” means Designated Senior Indebtedness of Borrower as defined in each of the Rights Offering Senior Subordinated Notes Indentures or the Subordinated Notes Indentures.
     “DIP Credit Agreement” has the meaning assigned in the recitals hereto.
     “DIP Revolving Loan” has the meaning set forth in Section 2.01(a).
     “DIP Term Loan” has the meaning set forth in Section 2.03(a).
     “Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a change of control), (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations (other than contingent indemnification obligations); provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the date that is 91 days after the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provide that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations).
     “DOJ Investigation” means investigations, requests for information and related matters initiated by the Justice Department in connection with the previously announced restatements of Borrower’s financial statements and related matters.
     “Dollars” and “$” mean United States dollars.
     “Domestic Subsidiary” means any Subsidiary of Borrower organized under the laws of any jurisdiction within the United States.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

8

     “ERISA Affiliate” means any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.
     “Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such System.
     “Eurodollar Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Banking Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the applicable Loan Agent or, in the absence of such availability, by reference to the rate at which the applicable Loan Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Banking Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
     “Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements
     “Eurodollar Rate Loans” means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
     “Event of Default” means any event listed in Article VIII.
     “Excess Cash Flow” means, for any fiscal year of Borrower, without duplication, (a) “Cash provided by operating activities,” as reported on Borrower’s Consolidated Statement of Cash Flows (adjusted to remove Unrestricted Subsidiaries) minus, to the extent not already deducted from (or excluded in the calculation of) item (a), (i) net proceeds from asset, transfers, sales or other dispositions, casualty events and equity or debt issuances, (ii) dividends, distributions and repayments on Investments to the extent

9

included in item (a), (iii) the aggregate amount of capital expenditures made by Borrower in cash during such fiscal year (excluding the principal amount of Debt (other than Debt incurred under this Agreement) incurred in connection with such expenditures), (iv) debt or equity issuance costs in any fiscal year, (v) Investments not included in the line titled “Cash Used in Investing Activities” (adjusted to remove Unrestricted Subsidiaries) and (vi) regularly scheduled and voluntary principal payments on Debt of Borrower and its Subsidiaries, including any prepayments of Term Loans and Revolving Loans to the extent accompanying permanent reductions in the Revolving Credit Commitment Amount.
     “Excess Cash Flow Application Date” has the meaning set forth in Section 2.13(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Facility” means the collective reference to the Term Loan Facility and the Revolving Credit Facility.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between a seller under no compulsion to sell and a willing buyer under no compulsion to buy.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the applicable Loan Agent from three (3) Federal funds brokers of recognized standing selected by it.
     “Foreign Subsidiaries” means any Subsidiary of Borrower organized under the laws of any jurisdiction outside the United States of America.
     “Franchise Program” means a program under which Borrower or its Subsidiaries grant franchises to third parties which require franchisees, among other things, to pay fees to Borrower and/or its Subsidiaries, make use of certain collection and administrative services of Borrower and its Subsidiaries and contribute to a national advertising program and which entitle the franchisees, among other things, to receive training from Borrower and its Subsidiaries, to have nonexclusive licenses to use on a limited basis certain service marks, trademarks and trade names and other intellectual property of or licensed to Borrower and its Subsidiaries, and to sell memberships to use facilities of the franchisee and Borrower and its Subsidiaries. A Franchise Program may include the conversion of certain facilities owned by Borrower or its Subsidiaries to franchised facilities, so long as such conversions are consummated on terms and conditions permitted under this Agreement.

10

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement in the form of Exhibit A hereto, as amended, supplemented or otherwise modified from time to time.
     “Guarantors” means collectively, the domestic Subsidiaries that are signatories to the Guarantee and Collateral Agreement1 and any other Subsidiary which hereafter becomes a Guarantor pursuant to Section 3.04 (each individually a “Guarantor”).
     “Guaranty” means, as applied to any Debt, (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn under letters of credit. The amount of any Guaranty of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty.
     “Hazardous Materials” means any (i) “hazardous substance” or “toxic substances,” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, all as amended or hereafter amended; (ii) “hazardous waste”, as defined by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended or hereafter amended; (iii) pollutant or contaminant or hazardous, dangerous or toxic chemical, material, or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to protection of health, safety or the environment, as amended or hereafter amended; (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as amended or hereafter amended; (vi) asbestos or asbestos containing material (“ACM”) in any form or condition and (vii) polychlorinated biphenyls (“PCBs”) or substances or compounds containing PCBs.
     “Hazardous Materials Claims” has the meaning assigned in Section 6.02(f).

[1]	Closing Date signatories to exclude Unrestricted Subsidiaries, Bally ARA Corporation, Lincoln Indemnity Company and Foreign Subsidiaries.

11

     “Hazardous Materials Laws” means any federal, state or local statute, regulation, ordinance or other legal requirement (including consent decrees and administrative orders) relating to protection of health, safety or environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq.; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; any similar state or local laws; any regulations promulgated pursuant to any of the foregoing; and all of the foregoing as amended or hereafter amended.
     “Intangible Asset” means any asset which is treated as an intangible asset in conformity with GAAP, including, without limitation, leasehold rights, franchise rights, non-compete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses.
     “Intellectual Property” has the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Intercreditor Agreement” means an Intercreditor Agreement dated on or about the date hereof between the Collateral Agent and the trustee for the Senior Second Lien Secured Notes, containing the terms set forth on that certain term sheet attached as Exhibit I hereto, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
     “Interest Expense Hedging Agreement” means an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting Borrower or a Guarantor against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.
     “Interest Expense Hedging Agreement Counterparties” means (i) each counterparty to an Interest Expense Hedging Agreement, if at the date of entering into such Interest Expense Hedging Agreement such person was the Arranger (or Affiliate of the Arranger) or a Lender (or an Affiliate of a Lender), (ii) JPMorgan Chase Bank, N.A. in connection with the Interest Expense Hedging Agreement dated October 9, 2003 and (iii) Deutsche Bank AG in connection with the Interest Expense Hedging Agreement dated September 15, 2003.
     “Interest Payment Date” means (a) as to any Reference Rate Loan, the last Banking Day of each March, June, September and December, (b) as to any Eurodollar Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Rate Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period, (d) as to any Revolving Loan, the Revolving Credit Termination Date, (e) as to any Term Loan, the Term Loan Termination Date and (f) as to any Loan, in addition to any applicable dates

12

under clauses (a), (b), (c), (d) and (e) above, the date of any repayment or prepayment (except for any prepayment pursuant to Section 2.12 of any Revolving Loan that is a Reference Rate Loan) made in respect thereof.
     “Interest Period” means with respect to any Eurodollar Rate Loan:
     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months or two weeks thereafter, or if available from each of the affected Lenders, nine months or twelve months, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months or two weeks thereafter, or if available from each of the affected Lenders, nine months or twelve months, as selected by Borrower by irrevocable notice to the applicable Loan Agent not less than three Banking Days prior to the last day of the then current Interest Period with respect thereto;
provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (1) if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;
     (2) any Interest Period for any Revolving Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;
     (3) any Interest Period for any Term Loan that would otherwise extend beyond the Term Loan Termination Date shall end on the Term Loan Termination Date;
     (4) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and
     (5) Borrower shall select Interest Periods in such a way so that no Eurodollar Rate Loans will be required to be repaid prior to the last day of an Interest Period therefor.
     “Investment” means any direct or indirect loans, Loans, capital contributions or transfers of assets, and any direct or indirect purchases and other acquisitions of, or a

13

beneficial interest in, any capital stock or other securities; provided, however, that the allocation of corporate overhead to Foreign Subsidiaries shall not constitute an “Investment”. The amount of any Investment not consisting of cash shall equal the Fair Market Value of such Investment at the time it is made.
     “IPO” means the first underwritten public offering of Capital Stock of Borrower after the Closing Date pursuant to a registration statement filed with the SEC in accordance with the Exchange Act.
     “Issuing Lender” means [                    ], and other Lenders having Revolving Credit Commitments acceptable to the Revolving Credit Agent and Borrower.
     “Junior Subordinated Notes” means Borrower’s 13-5/8/12% Junior Subordinated Toggle Notes due 2013 issued under the Subordinated Notes Indenture, which notes shall be subordinate in priority and right of payment to the Obligations, the Senior Second Lien Secured Notes, the Rights Offering Senior Subordinated Notes and the Subordinated Notes.
     “Lenders” shall have the meaning set forth in the preamble hereto.
     “Lending Branch” means with respect to each Lender the branches or offices specified on the signature pages hereto or such other of its branches or offices as such Lender may from time to time designate in writing to the applicable Loan Agent and Borrower.
     “Letter of Credit” means any letter of credit issued by an Issuing Lender pursuant to Section 2.19.
     “Leverage Ratio” means, as of any date on which a prepayment is made pursuant to Section 2.13 or Section 7.04, the ratio of (a) Consolidated Debt constituting debt for borrowed money or Capitalized Leases as of the most recently completed fiscal quarter for which financial statements pursuant to Section 6.03 have been, or should have been, delivered to the Administrative Agent minus cash and Cash Equivalents (in each case free and clear of Liens other than Permitted Liens) held by Borrower and its Subsidiaries in any account subject to a Control Agreement or maintained with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such amounts maintained with Lenders) to (b) Consolidated Adjusted EBITDA for the most recently completed four fiscal quarters for which financial statements have been, or should have been, delivered.
     “L/C Commitments” means the commitments of Revolving Credit Lenders to issue or participate in Letters of Credit and to make L/C Loans pursuant to Section 2.19 in the aggregate maximum amount specified in Section 2.19(a)(i), as such amount may be reduced or terminated from time to time hereunder.
     “L/C Commitment Amount” means, at any time, an amount equal to the lesser of (i) $40,000,000 and (ii) the Revolving Credit Commitment Amount at such time.

14

     “Lien” means a mortgage, security interest, pledge, deed of trust, encumbrance, lien, option, tax lien, mechanics’ lien, materialmen’s lien or charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any financing statement under the Uniform Commercial Code (other than precautionary financing statements)).
     “Liquidity” means, as of any date of determination, an amount equal to the sum of (a) cash and Cash Equivalents held by Borrower and its Subsidiaries in any account subject to a Control Agreement or held with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such accounts held with Lenders), plus, (b) the unutilized amount of Revolving Credit Commitments available to be drawn on such date by Borrower (with satisfaction of the applicable conditions precedent to such extension of credit to be tested as of such date); provided that (x) amounts held in payroll, tax, trust and similar accounts or (y) amounts pledged to Persons on a first priority basis (other than (i) the Secured Parties or (ii) Persons as permitted by clauses (iii), (ix) (xiv) and (xvii) of the definition of “Permitted Lien”) shall be excluded in calculating Liquidity.
     “Loan” means a Revolving Loan or a Term Loan.
     “Loan Agent” means the Revolving Credit Agent and/or the Administrative Agent, as the context requires.
     “Loan Maturity Date” means 30 days prior to the date on which the Senior Second Lien Notes, Rights Offering Senior Subordinated Notes, Subordinated Notes or Junior Subordinated Notes issued pursuant to, or reinstated under, the Plan or Reorganization or otherwise issued by Borrower or its Subsidiaries are scheduled to mature.
     “Majority Lenders” means at any time Lenders holding more than 50% of the sum of (i) the aggregate unpaid principal amount of Term Loans then outstanding, and (ii) the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit then outstanding.
     “Majority Revolving Lenders” means at any time Lenders holding more than 50% of the Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Revolving Loans and participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit then outstanding.
     “Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.
     “Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

15

     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, or financial condition of Borrower and its Subsidiaries taken as whole, (b) the validity or enforceability of (i) this Agreement, any of the Notes or any of the other Credit Documents or (ii) the rights or remedies of the Agents or the Lenders hereunder or thereunder or (c) the ability of Borrower and its Subsidiaries taken as a whole to perform when due their respective obligations under the Credit Documents.
     “Maturity Date” means with respect to (a) the Revolving Loans, the Revolving Credit Termination Date and (b) the Term Loans, the Term Loan Termination Date.
     “Membership Receivables” means all right, title and interest of Borrower and its Domestic Subsidiaries in payment obligations (however characterized), including accounts and receivables, owed to or owned by Borrower and its Domestic Subsidiaries in connection with membership in and the right to use the facilities at, and obtain products and services from, one or more fitness centers and health clubs owned or operated by Borrower and its Subsidiaries, including, without limitation, (a) the right to payment of amounts in respect of the membership fee (including any sales tax thereon) and finance charges relating thereto under an agreement made by Borrower or any Domestic Subsidiary of Borrower, in the form of a written retail installment sale contract, for membership in and the right to use facilities at, and obtain products and services from, Borrower and its Domestic Subsidiaries or one or more health clubs owned or operated by Borrower or any Domestic Subsidiary of Borrower, (b) all amounts paid from time to time in connection with the foregoing, including pursuant to such written retail installment sale contract in respect of monthly dues, nsf fees, late payment fees, cancellation fees for relocation cancellations, transfer fees to transfer a membership, lost membership card replacement fees, or other payments and proceeds thereof.
     “Mortgage Collateral Property” means any owned parcel of real property valued in excess of $2,000,000.
     “Mortgages” means all fee mortgages, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments, executed or to be executed by Borrower or the various Guarantors (i) which provide the Collateral Agent, for the benefit of the Secured Creditors, a Lien on or other interest in Mortgage Collateral Properties and (ii) pursuant to Section 3.05(b) or (c), as amended, restated, modified, extended or supplemented from time to time.
     “Multiemployer Plan” has the meaning assigned in Section 3(37) of ERISA.
     “Net Cash Proceeds” means (a) in connection with any issuance or incurrence of Prepayment Debt, the cash proceeds received from such issuance or incurrence, net of (x) professionals’ fees and expenses, investment banking fees and expenses, underwriting discounts and fees, arrangement fees, commitment fees and any other customary fees, costs and expenses actually incurred in connection therewith and (y) amounts applied to the repayment of other Debt in the event Prepayment Debt was intended to refinance such Debt and such Prepayment Debt is permitted to refinance such other Debt in accordance with the terms hereof and (b) in connection with the sale, lease or other disposition (but

16

excluding any such disposition permitted by Sections 7.08(a), (d) (with respect to clause (d) so long as the proceeds of all such dispositions are less than $1,000,000 in the aggregate during the relevant calendar year), (g) and (i)) of any asset or the occurrence of any Casualty Event, cash proceeds (including cash received by any of deferred payments or purchase price adjustments but only as and when so received) received by Borrower or any of its Subsidiaries from the sale, lease or other disposition of any asset of such Person or any insurance proceeds or condemnation awards net of (x) customary costs, fees and expenses incurred in connection with such transaction or in connection with the collection of insurance proceeds or condemnation awards, (y) taxes paid or payable as a result of such transaction and (z) amounts applied to the repayment of other Debt secured by a Permitted Lien on the asset disposed of or subject to such Casualty Event (other than the Senior Second Lien Secured Notes); provided that so long as the proceeds from (a) or (b) hereof are reinvested for capital, refurbishment or improvement expenditures for existing fitness facilities, investment in IT systems, or capital expenditures for new fitness facilities or other assets used or useful in the business (excluding current assets but including Capital Stock)) of Borrower or its Subsidiaries within 360 days from receipt of such proceeds, such proceeds shall not constitute Net Cash Proceeds.
     “New Ventures” means the collective reference to each Person (other than Subsidiaries and Unrestricted Subsidiaries) in which Borrower or any Subsidiary makes its initial Investment after the date hereof.
     “Notes” means the collective reference to the Revolving Notes and the Term Notes.
     “Obligations” means all loans, advances, Loans, debts, liabilities and monetary obligations owing to Agents, any Lender, any Issuing Lender, any of the Interest Expense Hedging Agreement Counterparties or any of them or any of their respective successors and assigns, of any kind or nature, present or future, arising under this Agreement or under the Notes or under any Collateral Document or under any Interest Expense Hedging Agreement with any of the Interest Expense Hedging Agreement Counterparties, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a letter of credit (or payment of any draft drawn thereunder), loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (whether or not such interest would be an allowed claim in a bankruptcy or similar proceeding against Borrower or any Guarantor), charges, expenses, fees, reasonable attorneys’ fees and disbursements and paralegals’ fees, and any other sums chargeable to Borrower or any Guarantor under this Agreement or any other Collateral Document.
     “Operating Bank Guaranty” means the Guaranty Agreement in the form of Exhibit E hereto, as amended, supplemented or otherwise modified from time to time, pursuant to which each of the Guarantors shall guaranty the payment of the Operating Bank Obligations to the extent set forth therein.

17

     “Operating Bank Obligations” means, collectively at any time, up to $10,000,000 minus the amount by which obligations secured by Liens pursuant to clause (ix) of the definition of “Permitted Liens” exceeds $10,000,000, in the aggregate (including, without limitation, principal, interest, fees, costs and expenses) of the obligations of Borrower and/or any of its Subsidiaries to one or more of the Operating Banks at such time under or by reason of any customary banking deposit or disbursement transaction or service performed for Borrower or any of its Subsidiaries in connection with the Demand Deposit Accounts.
     “Operating Banks” means (i) the Lenders (and their Affiliates or financing institutions that were Lenders) listed on Annex 1 to the Operating Bank Guaranty (as updated from time to time), (ii) other Lenders (and their Affiliates or financing institutions that were Lenders) at which Borrower or any of its Subsidiaries may from time to time establish Demand Deposit Accounts and (iii) JPMorgan Chase Bank, N.A.
     “Patent Security Agreement” has the meaning set forth in Section 4.01(c).
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permitted Asset Sales” means assets sales permitted by Section 7.08(o).
     “Permitted Holders” means Anschutz Investment Company, Goldman, Sachs & Co., Special Value Opportunities Fund, LLC, Specials Value Expansion Fund, LLC, Special Value Continuation Partners, LP, Tennenbaum Opportunities Partners V, LP and their Affiliates.
     “Permitted Liens” means any one or more of the following:
     (i)   Liens for taxes, assessments, governmental charges or levies either not yet delinquent (or, if delinquent, in an aggregate amount not in excess of $2,000,000) or the validity of which is being contested in good faith in an appropriate manner diligently pursued and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP;
     (ii)   Deposits or pledges to secure the payment of, or to secure Borrower’s obligations with respect to letters of credit that secure the payment of, workers’ compensation, unemployment insurance or social security or other retirement benefits or obligations (exclusive of liens arising under ERISA), or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

18

     (iii)   Materialmen’s, mechanics’, landlords’, workmen’s, repairmen’s, employees’, suppliers’ (including sellers of goods pursuant to customary reservations or retentions of title) or other like liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained;
     (iv)   Purchase money liens, purchase money security interests, mortgages or title retention arrangements upon or in any property (real or personal) acquired by Borrower or its Subsidiaries in the ordinary course of business to secure Debt (including, without limitation, Capitalized Leases) permitted hereunder (provided that the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such property is created shall be entered into within 180 days (except as otherwise permitted by Section 7.03(b)) after the purchase or substantial completion of the construction of such property) and incurred solely for the purpose of financing the acquisition of such property or improvements upon such property, or renewals, extensions or refinancing thereof; provided, that such Liens do not extend to any property of Borrower or any Subsidiary other than the property acquired with the original purchase money Debt and proceeds thereof;
     (v)   Other Liens, so long as the aggregate amount of all such other Liens does not exceed at any time an aggregate amount of $5,000,000;
     (vi)   Other non-monetary Liens which do not have a material adverse effect on the value or use of the property subject to such Liens (including licenses, sublicenses, leases and subleases in the ordinary course of business consistent with past practices);
     (vii)   Precautionary UCC filings (or similar filings), in the ordinary course of business, on equipment, leasehold improvements and furnishings;
     (viii)   Liens under the Collateral Documents;
     (ix)   Liens related to (A) credit card processing agreements, (B) agreements with any Lender or Affiliate of a Lender or JPMorgan Chase Bank, N.A. relating to the issuance of corporate credit cards to employees of Borrower and its Subsidiaries or (C) cash management obligations, so long as the aggregate amount secured by the Liens described in clauses (A), (B) and (C) above does not exceed at any time an aggregate amount of $14,000,000;
     (x)   Other existing Liens listed on Schedule 1.01(a) and refinancings, refundings, renewals or extensions of such Liens; provided, (A) that no such Lien is spread to cover any additional property after the Closing Date and that the amount secured thereby is not increased and (B) the refinancing, refunding, renewal or extension of the obligations secured by such Liens is permitted by this Agreement;

19

     (xi)   Liens created after the Closing Date securing Debt of Borrower or any Subsidiary of the type described in clause (iii) of the definition of “Debt”, which Debt is incurred in the ordinary course of business of Borrower or such Subsidiary in connection with the acquisition of property (real or personal) by Borrower or its Subsidiaries, and any renewals, extensions or refinancings of such Debt permitted hereunder, provided that such Liens shall not extend to or encumber any property other than the property acquired by such Debt;
     (xii)   Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Debt, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of any Borrower or any Subsidiary in the ordinary course of business;
     (xiii)   easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects, survey defects, or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Borrower or any Subsidiary;
     (xiv)   Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
     (xv)   Liens on (i) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (ii) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case to secure Debt permitted under Section 7.02;
     (xvi)   security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
     (xvii)   Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (xviii)   Liens securing judgments, decrees or attachments not constituting an Event of Default;
     (xix)   Liens on assets of Foreign Subsidiaries securing Debt of such Foreign Subsidiaries permitted hereunder;

20

     (xx)   Deposits or pledges of cash or Cash Equivalents to secure the payment of, or to secure Borrower’s or any of its Subsidiaries’ obligations with respect to letters of credit issued for the credit of Borrower of one of its Subsidiaries, so long as the obligations so secured are permitted hereunder; and
     (xxi)   the second priority lien on the Collateral in favor of the holders of the Senior Second Lien Secured Notes, subject to the Intercreditor Agreement.
     “Permitted Sale/Leaseback” means Sale/Leasebacks in respect of the assets comprising one or more fitness centers (excluding, for the avoidance of doubt, any Intellectual Property material to the business of Borrower or any of its Subsidiaries) on terms reasonably satisfactory to the Administrative Agent; provided, that such assets are sold at no less than Fair Market Value and for at least 75% cash consideration, and provided, further, that upon request by the Administrative Agent, Borrower shall have provided the Administrative Agent with documentation reasonably satisfactory to the Administrative Agent that such Sale/Leaseback is permitted under the terms of the Subordinated Notes Indentures and the Senior Second Lien Secured Notes Indenture.
     “Permitted Subordinated Notes Refinancing” means the repayment in full of the Rights Offering Senior Subordinated Notes, the Subordinated Notes or the Junior Subordinated Notes from the proceeds of common equity of Borrower or of other Subordinated Debt of Borrower requiring no principal payments on or prior to the date that is 91 days after the Term Loan Termination Date, which, in each case, is issued contemporaneously with the repayment of the such notes and, in the case of an issuance of Subordinated Debt, (i) the terms of such Subordinated Debt are at least as favorable to the Credit Parties and the Secured Parties as in the Rights Offering Senior Subordinated Notes Indentures or the Subordinated Notes Indenture, as applicable, including the option to pay interest-in-kind being at least equivalent to such option in the Subordinated Debt being refinanced or (ii) such Subordinated Debt contains terms reasonably satisfactory to the Administrative Agent.
     “Person” means an individual, a corporation, a partnership, limited liability company, a joint venture, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.
     “Plan” means, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Plan of Reorganization” means the Amended Plan of Reorganization of the Borrower and its Subsidiaries pursuant to Chapter 11 of the United States Bankruptcy Code, dated August ___, 2007, together with all schedules and exhibits thereto, as confirmed by the Confirmation Order, together with any amendments, supplements or modifications thereto that have been approved or authorized by the Bankruptcy Court

21

prior to the Closing Date, which amendments, supplements and/or modifications shall be reasonably satisfactory to the Administrative Agent.
     “Prepayment Debt” means any Debt incurred after the Closing Date other than as expressly permitted under this Agreement in accordance with Section 7.02 or as consented to by the Majority Lenders.
     “Pro Forma EBITDA Threshold” means, for any period of determination, the amount of Consolidated Adjusted EBITDA set forth for such period on Schedule 1.01(c) attached hereto.
     “Properties” means all real properties owned in fee by Borrower or its Subsidiaries and all real properties in which Borrower or its Subsidiaries hold a leasehold interest.
     “Qualified Capital Stock” of any person means any Equity Interests of such person that are not Disqualified Capital Stock.
     “Real Estate Financing Subsidiary” means each of Bally Real Estate I, LLC, Bally Real Estate II, LLC, Bally Real Estate III, LLC and Bally Real Estate IV, LLC.
     “Reference Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” means the rate of interest per annum published by the Wall Street Journal from time to time as the prime lending rate.
     “Reference Rate Loan” means any Loan the rate of interest applicable to which is based upon the Reference Rate.
     “Register” has the meaning assigned in Section 9.04(e).
     “Replaced Lender” has the meaning assigned in Section 9.20 hereof.
     “Replacement Lender” has the meaning assigned in Section 9.20 hereof.
     “Reportable Event” shall be as defined in Section 4043 of ERISA.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, vice president, controller or chief accounting officer of Borrower or the Guarantor, if applicable, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or chief accounting officer of Borrower or a Guarantor, if applicable.
     “Restricted Payment” means with respect to any Person (a) any dividend or other distribution of assets, properties, cash, rights, obligations or securities, direct or indirect, on account of any shares of any class of the capital stock or other equity interests of such

22

Person; or (b) any amount paid in redemption, retirement, repurchase, direct or indirect, of (x) any shares of any class of capital stock or other equity interests or (y) any warrants, options or other rights to acquire any shares of any class of capital stock or other equity interests of such Person.
     “Revolving Credit” means the credit described in Section 2.01.
     “Revolving Credit Agent” has the meaning assigned in the preamble.
     “Revolving Credit Commitment” has the meaning assigned in Section 2.01(a) hereof.
     “Revolving Credit Commitment Amount” means $50,000,000, less any Revolving Credit Commitment Reductions.
     “Revolving Credit Commitment Percentage” means, as to each Lender, the percentage set forth opposite such Lender’s name under the column entitled “Commitment Percentage” on Exhibit C hereto or, if such Lender shall have acquired or disposed of any interest in the Revolving Credit pursuant to Section 9.04(a), on the applicable instrument of assignment, which is the percentage equivalent of a fraction, the numerator of which is the amount of such Lender’s Revolving Credit Commitment and the denominator of which is the Revolving Credit Commitment Amount (or, if the Revolving Credit Commitments have been terminated, the sum of its outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit as a percentage of the aggregate amount of outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit).
     “Revolving Credit Commitment Period” means the period from and including the date of this Agreement to but excluding the Revolving Credit Termination Date.
     “Revolving Credit Commitment Reductions” means the amount of the permanent reductions of the Revolving Credit Commitment Amount resulting from the application of Sections 2.11, 2.13 or any other provision contained herein.
     “Revolving Credit Facility” has the meaning assigned in the recitals hereto.
     “Revolving Credit Lender” means each Lender which has, or has acquired pursuant to an assignment made in accordance with Section 9.04, a Revolving Credit Commitment or which has made, or acquired pursuant to an assignment made in accordance with Section 9.04, a Revolving Loan or a participation in a Letter of Credit.
     “Revolving Credit Register” has the meaning assigned in Section 9.04(e).
     “Revolving Credit Termination Date” means the earliest to occur of:
     (a) the date the Revolving Credit Commitment Amount is terminated by Borrower pursuant to Section 2.11 or is otherwise terminated or reduced to zero

23

pursuant to the terms of this Agreement, provided that all amounts payable under this Agreement in respect of the Revolving Credit and the Revolving Notes are fully repaid on or prior to such date,
     (b) the date the Revolving Credit hereunder is terminated or accelerated pursuant to Article VIII,
     (c) the Loan Maturity Date, and
     (d) five years from the Closing Date.
     “Revolving Loan” means a borrowing under the Revolving Credit pursuant to Section 2.01 or 2.19(e)(ii) hereof; collectively, the “Revolving Loans.”
     “Revolving Note” means the master promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit F hereto; and “Revolving Notes” means all of such Notes.
     “Revolving Syndication Agent” has the meaning assigned in the preamble.
     “Rights” means the non-detachable, non-certificated rights to purchase the Rights Offering Senior Subordinated Notes in an aggregate principal amount not to exceed $180,000,000.
     “Rights Offering Senior Subordinated Notes” means Borrower’s 13-5/8%/12% Rights Offering Senior Subordinated Toggle Notes due 2013 in an aggregate principal amount not to exceed $180,000,000 in the aggregate and issued pursuant to the Rights Offering Senior Subordinated Notes Indenture, which notes shall be subordinate in priority and right of payment to the Obligations and the Senior Second Lien Secured Notes and senior in priority and right of payment to the obligations in respect of the Subordinated Notes and the Junior Subordinated Notes.
     “Rights Offering Senior Subordinated Notes Indenture” means that certain Indenture dated as of [___], 2007 between Borrower and [U.S. Bank National Association], as trustee (or any successor thereto) relating to the Rights Offering Senior Subordinated Notes.
     “Sale/Leaseback” means any transaction or series of related transactions pursuant to which Borrower or any of its Subsidiaries sells or transfer any property or asset in connection with the leasing or the resale against installment payments of such property or asset to the seller or transferor.
     “SEC” means the Securities and Exchange Commission, as from time constituted, created under the Exchange Act, as amended from time to time, or any successor thereto.
     “Secured Creditors” means, collectively, Agents, the Lenders the Issuing Lenders and the Operating Banks in their separate financial arrangements with Borrower, the

24

Agents, the Lenders or the Issuing Lenders, and the Interest Expense Hedging Agreement Counterparties, each in connection with the Secured Obligations.
     “Secured Obligations” means, collectively, the Obligations and the Operating Bank Obligations.
     “Senior Second Lien Secured Notes” means Borrower’s 12-3/8% Senior Secured Notes due 2011, issued under and pursuant to the Senior Second Lien Secured Notes Indenture.
     “Senior Second Lien Secured Notes Indenture” means that certain Indenture dated as of [___], 2007 among Borrower, the Subsidiaries party thereto and U.S. Bank National Association, as trustee (and any successor trustee thereto) relating to the Senior Second Lien Secured Notes.
     “Senior Secured Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) the aggregate principal amount of Loans outstanding under this Agreement, plus (ii) the aggregate face amount of all undrawn Letters of Credit issued under this Agreement, plus (iii) all other Consolidated Debt of the Borrower and its Subsidiaries that is secured by a first priority lien on any assets of the Borrower or any of its Subsidiaries (including Debt in respect of Capitalized Leases) to (b) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.
     “Subordinated Debt” means (a) the Rights Offering Senior Subordinated Notes, (b) the Subordinated Notes, (c) the Junior Subordinated Notes and (d) any other Debt of Borrower which is subordinated to the Secured Obligations (i) in a manner and containing terms and provisions satisfactory to Majority Lenders or (ii) on terms at least as favorable to the Secured Creditors as the subordination provisions in the Subordinated Notes Indentures and which does not require any principal payments on or prior to the date that is at least 91 days prior to the Term Loan Termination Date.
     “Subordinated Notes” means Borrower’s 13-5/8%/12% Subordinated Toggle Notes due 2013 issued under the Subordinated Notes Indenture, which notes shall be subordinate in priority and right of payment to the Obligations and the Senior Second Lien Secured Notes and the Rights Offering Senior Subordinated Notes and senior in priority and right of payment to the obligations in respect of the Junior Subordinated Notes.
     “Subordinated Notes Indentures” means collectively, that certain (i) Indenture dated as of [___], 2007 between Borrower and [U.S. Bank [National Association]], as trustee (or any successor thereto) relating to the Subordinated Notes and (ii) Indenture dated as of [                    ], 2007, between Borrower and [U.S. Bank [National Association]], as trustee, relating to the Junior Subordinated Notes.
     “Subscription and Backstop Purchase Agreement” means that certain Subscription and Backstop Purchase Agreement dated June 27, 2007 by and among Borrower and the Backstop Parties (as defined in the Plan of Reorganization).

25

     “Subsidiary” means any corporation, association or other business entity of which a Person owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof or which such Person otherwise controls; provided that, other than for purposes of Section 5.12, the definition of “Subsidiary” shall not include any Unrestricted Subsidiary. Unless the reference is specifically otherwise, “Subsidiary” shall refer to a Subsidiary of Borrower.
     “Substantial Subsidiary” means any Subsidiary of Borrower with respect to which (a) the aggregate book value of its assets, determined in accordance with GAAP at such time, is greater than 2.5% of the aggregate book value of the assets of Borrower and its Subsidiaries taken as a whole or (b) the aggregate gross revenues of such Subsidiary, determined in accordance with GAAP for the immediately preceding fiscal quarter, is greater than 2.5% of the aggregate gross revenues of Borrower and its Subsidiaries taken as a whole, for such period. The aggregate amount of all non-Substantial Subsidiaries shall not exceed 5% of the aggregate book value of the assets of Borrower and its Subsidiaries taken as a whole or 5% of the aggregate gross revenues of Borrower and its Subsidiaries taken as a whole, for any period.
     “Term Loan” means a borrowing under the Term Loan Facility pursuant to Section 2.03(a) hereof; collectively, the “Term Loans”.
     “Term Lender” means each Lender which has a Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with Section 9.04, a Term Loan.
     “Term Loan Commitment” has the meaning assigned in Section 2.03(a) hereof.
     “Term Loan Commitment Amount” means $242,000,000.
     “Term Loan Commitment Percentage” means, as to each Lender, the percentage set forth opposite such Lender’s name under the column entitled “Term Loan Commitment Percentage” on Exhibit C hereto or, if such Lender shall have acquired or disposed of any amount of Term Loans pursuant to Section 9.04(a), on the applicable instrument of assignment, which is the percentage equivalent of a fraction, the numerator of which is the amount of such Lender’s Term Loans and the denominator of which is the amount of the aggregate Term Loans then outstanding.
     “Term Loan Facility” has the meaning assigned in the recitals hereto.
     “Term Loan Termination Date” means the earliest to occur of (a) the date the Term Loans are accelerated pursuant to Article VIII, (b) the Loan Maturity Date, and (c) six years from the Closing Date.
     “Term Note” means the master promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit G hereto; and “Term Notes” means all of such Term Notes.

26

     “Termination Date” means the Revolving Credit Termination Date or the Term Loan Termination Date, as applicable.
     “Termination Event” means (i) the institution of steps by Borrower, an ERISA Affiliate, PBGC or any other Person under Section 4041 or 4042, as applicable, of ERISA to terminate a Plan, (ii) the occurrence of a Reportable Event which is a basis under Section 4042 of ERISA for PBGC to institute steps to terminate a Plan, (iii) the occurrence of a contribution failure with respect to a Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (iv) the withdrawal by Borrower or any ERISA Affiliate from a Plan as to which it is a substantial employer under Sections 4062(e) and 4063 of ERISA or (v) the withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan under Section 4203 or 4205 of ERISA.
     “Termination Value” means on any date in respect of any Interest Expense Hedging Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Expense Hedging Agreement, (a) if such Hedging Agreement has been terminated as of such date, an amount equal to the termination value determined in accordance with such Interest Expense Hedging Agreement and (b) if such Hedging Agreement has not been terminated as of such date, an amount equal to the mark-to-market value for such Interest Expense Hedging Agreement, which mark-to-market value shall be determined by reference to one or more mid-market or other readily available quotations provided by any recognized dealer (including any Lender or an Affiliate of any Lender) of such Interest Expense Hedging Agreement.
     “Trademark Security Agreement” has the meaning set forth in Section 4.01(c).
     “Transactions” means shall mean the execution, delivery and performance by Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Collateral Agent, the borrowing of Loans, the use of the proceeds thereof, the request for and issuance of Letters of Credit hereunder the consummation of each of the other transactions and events contemplated by the Plan of Reorganization.
     “Transferee” has the meaning assigned in Section 9.04(c).
     “Type” means, as to any Loan, its nature as a Reference Rate Loan or a Eurodollar Rate Loan.
     “Unrestricted Subsidiary” means (i) any Subsidiary of Borrower that exists on the Closing Date and is so designated as an Unrestricted Subsidiary on Schedule 1.01(b), (ii) any subsidiary of Borrower that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower, as provided below), and (iii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of Borrower (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither Borrower nor any of its Subsidiaries provides guarantees or other credit support for Debt

27

or other obligations of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt or obligations), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Indebtedness, (c) any Investment by Borrower in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions described under Section 7.01 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with Borrower or any other Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed an Investment, and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of Borrower which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a resolution of the Board of Directors of Borrower giving effect to such designation and an officer’s certificate certifying that such designation complies with the foregoing conditions and any Investment by Borrower in such Unrestricted Subsidiary shall be deemed the making of an Investment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided (i) that, if such Unrestricted Subsidiary has any Debt, immediately after giving effect to such designation, no Default or Event of Default would result, and (ii) that all Debt of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.
     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Debt of such Unrestricted Subsidiary (a) as to which neither Borrower nor any Subsidiary is directly or indirectly liable (by virtue of Borrower or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of Borrower or any Subsidiary to declare, a default on such Debt of Borrower or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.
     “Voting Stock” means any class or classes of Capital Stock of Borrower pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Borrower.
               1.02   Financial Standards. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires or if it has otherwise been indicated herein, in accordance with GAAP. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Securities and Exchange Commission, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or

28

successors thereto or agencies with similar functions), and any of such changes result in a change in the method of calculation, or affect the results of such calculation, of any of the financial covenants and the definitions relating to such financial covenants, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants or terms in accordance with Section 10.06 hereof so as to equitably reflect such changes, with the desired result that the criteria for evaluating Borrower’s financial condition and results of operations shall be the same after such changes as if such changes had not been made. Notwithstanding anything to the contrary in the foregoing, the definitions set forth in the Credit Documents and any financial calculations required by the Credit Documents shall be computed to exclude (a) the application of FAS 150 with respect to the accounting treatment of any preferred stock issued by Borrower and (b) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under FAS 133).
          1.03   Interpretation. References to Exhibits and Schedules are to those to this Agreement, unless otherwise indicated. References to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all amendments, supplements and other modifications to such instruments, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns and, in the case of governmental authorities, Persons succeeding to their respective functions and capacities. The terms “knowledge”, “aware” or words of similar import shall mean, when used in reference to Borrower or the Guarantors, the actual knowledge of any Responsible Officer.
ARTICLE II.
THE CREDIT
          2.01   The Revolving Credit. (a) From time to time during the Revolving Credit Commitment Period and subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to Borrower sums at any one time outstanding not in excess of an aggregate amount equal to such Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Commitment Amount (as to each Lender, its “Revolving Credit Commitment”) (or, pursuant to the immediately succeeding sentence, agrees to convert all or a portion of such Lender’s revolving credit loans held under the DIP Credit Agreement (each a “DIP Revolving Loan”) into a Revolving Loan hereunder) provided, that no Lender shall make any Loan if, after giving effect to such Revolving Loan, the aggregate outstanding principal amount of all Revolving Loans plus the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate amount of all unreimbursed drawings under Letters of Credit would exceed the Revolving Credit Commitment Amount. In connection with the making of Revolving Loans on the Closing Date pursuant to the immediately preceding sentence, any Lender that is a Lender under the DIP Credit Agreement shall make all or any portion of such Lender’s Revolving Loan by converting a portion of the outstanding principal amount of the DIP Revolving Loan held by such Lender into a Revolving Loan (each such DIP Revolving Loan, a “Converted Revolving Loan”)

29

in a principal amount equal to such Lender’s pro rata share of the Revolving Loans made on the Closing Date, such amount to be determined based on such Lender’s Revolving Credit Commitment Percentage and, in the case of an DIP Revolving Loan bearing interest based on the Eurodollar Rate, such Converted Revolving Loan bearing interest based on the Eurodollar Rate, consisting of a Eurodollar Rate Loan with an Interest Period ending on the same date as which the interest period applicable to such DIP Revolving Loan is scheduled to end. On the Closing Date, the amount of Converted Revolving Loans equal to the amount of Revolving Loans to be made on the Closing Date shall be converted for all purposes of this Agreement into Revolving Loans, and the Revolving Credit Agent shall record in the Revolving Credit Register the aggregate amounts of Converted Revolving Loans into Revolving Loans. Each Lender’s maximum obligation under the Revolving Credit at any time is the amount derived by multiplying its Revolving Credit Commitment Percentage by the Revolving Credit Commitment Amount. Revolving Loans made under the DIP Credit Agreement and outstanding and not repaid on the Closing Date shall continue outstanding under this Agreement and be deemed to be Loans made by the Lenders pursuant to this Agreement.
     (b)   The Revolving Credit is a revolving credit and Borrower may, prior to the Revolving Credit Termination Date, borrow, repay and reborrow amounts repaid up to the maximum amount available under Section 2.01(a) (without penalty or premium), subject to the reductions required by Section 2.13 hereof and the reductions permitted by Section 2.11 hereof.
     (c)   The Revolving Credit may from time to time consist of (i) Eurodollar Rate Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to the Revolving Credit Agent in accordance with Section 2.02.
               2.02   Requests for Revolving Loans. (a) Each Revolving Loan shall be made upon the request of Borrower received by Revolving Credit Agent by 1:00 p.m., New York time, on the Borrowing Date therefor in the case of Reference Rate Loans and three (3) Banking Days prior to the Borrowing Date therefor in the case of Eurodollar Rate Loans, specifying: (i) the Borrowing Date for such Revolving Loan, which shall be a Banking Day; (ii) the amount of such Revolving Loan; (iii) whether the Revolving Loan is to be of Reference Rate Loans, Eurodollar Rate Loans or a combination thereof; (iv) if the Revolving Loan is to consist entirely or partly of Eurodollar Rate Loans, the amount of such Eurodollar Rate Loans and the length of the initial Interest Period therefor; and (v) the account of Borrower with the Revolving Credit Agent for the deposit of the proceeds of such Revolving Loan. Notwithstanding the foregoing, all Revolving Loans to be made on the Closing Date shall be Reference Rate Loans.
     (b)   Each request for a Revolving Loan may be made in writing or by telephone or electronic transmission (subject to Section 9.01), provided, however, that any such telephonic request shall be confirmed immediately by telecopier and also in writing delivered to the Revolving Credit Agent by Borrower not more than three (3) Banking Days after the date such telephonic request is made, provided, however, that telephonic requests shall be subject to the indemnity provisions set forth in Section 9.07 hereof.
     (c)   Upon receipt of such borrowing request, the Revolving Credit Agent shall promptly notify Lenders thereof.

30

     (d)   Each Reference Rate Loan hereunder shall be in the minimum aggregate amount of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if the excess of the Revolving Credit Commitments then in effect over the aggregate principal amount of all Revolving Loans then outstanding is less than $1,000,000, such lesser amount). Each Eurodollar Rate Loan shall be in the minimum aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof.
     (e)   Each Revolving Loan shall be made on a pro rata basis by all Lenders having Revolving Credit Commitments, and each Lender’s portion of each Revolving Loan shall be equal to its Commitment Percentage of such Revolving Loan.
                 2.03   Term Loan Facility.
          (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a term loan (a “Term Loan”) to Borrower (or pursuant to the immediately succeeding sentence, agrees to convert all or a portion of such Lender’s term loans held under the DIP Credit Agreement (a “DIP Term Loan”) into a Term Loan hereunder) on the Closing Date in an amount equal to such Lender’s Term Loan Commitment Percentage of the Term Loan Commitment Amount (as to each Lender, its “Term Loan Commitment”). In connection with the making of Term Loans on the Closing Date pursuant to the immediately preceding sentence any Lender that is a Lender under the DIP Credit Agreement shall make all or any portion of such Lender’s Term Loan by converting all of the outstanding principal amount of each DIP Term Loan held by such Lender into a Term Loan in a principal amount equal to the aggregate principal amount of such DIP Term Loan and, in the case of any DIP Term Loan bearing interest based on the Eurodollar Rate, consisting of a Eurodollar Rate Loan with an Interest Period ending on the same date as which the interest period applicable to such DIP Term Loan is scheduled to end, (each such DIP Term Loan, a “Converted Term Loan”). On the Closing Date, the Converted Term Loans shall be converted, as applicable, for all purposes of this Agreement into Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans into Term Loans. Amounts of Term Loans repaid or prepaid may not be reborrowed.
     (b)   The Term Loans may from time to time consist of (i) Eurodollar Rate Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by Borrower and notified to the Administrative Agent in accordance with Section 2.07 (and subject to clause (a) above with respect to Converted Term Loans.)
                 2.04   [Reserved]
                 2.05   Repayment of Term Loans. Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates:

31

Date	Amount
June 30, 2008
September 30, 2008
December 31, 2008
March 31, 2009
June 30, 2009
September 30, 2009
December 31, 2009
March 31, 2010
June 30, 2010
September 30, 2010
December 31, 2010
March 31, 2011
June 30, 2011
September 30, 2011
December 31, 2011
March 31, 2012
June 30, 2012
September 30, 2012
December 31, 2012
March 31, 2013
June 30, 2013
September 30, 2013
December 31, 2013
[March 31, 2014
June 30, 2014
September 30, 2014
December 31, 2014]
Term Loan Termination Date
     provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Term Loan Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
                         2.06   Lending Branch and Evidence of Credit. (a) Borrower hereby unconditionally promises to pay to the applicable Loan Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan made by such Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VIII) and (ii) the then unpaid principal amount of each Term Loan made by such Lender in accordance with Section 2.05 or, if earlier, on the Term Loan Termination Date. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08.
     (b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

32

     (c)   The Administrative Agent shall maintain the Register pursuant to Section 9.04(e), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Term Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from Borrower and each Term Lender’s share thereof.
     (d)   The Revolving Credit Agent shall maintain the Revolving Credit Register pursuant to Section 9.04(e), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Revolving Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Revolving Credit Agent hereunder from Borrower and each Revolving Credit Lender’s share thereof.
     (e)   The entries made in the Register and the Revolving Credit Register and the accounts of each Lender maintained pursuant to Sections 2.06(c) and (d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of (i) any Lender or the Administrative Agent to maintain the Register or any such account or (ii) any Lender or the Revolving Credit Agent to maintain the Revolving Credit Register or any such account, or, as the case may be, any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to Borrower by such Lender in accordance with the terms of this Agreement.
     (f)   Borrower agrees that, upon the request of either Loan Agent at the request of any Lender, Borrower will promptly execute and deliver to such Lender (i) a Revolving Note with appropriate insertions as to date and principal amount, and/or (ii) a Term Note for each Term Loan Facility with appropriate insertions as to date and principal amount.
     (g)   Each Lender’s proportionate interest in each Loan and each payment to such Lender under this Agreement and the Notes shall be made for the account of such Lender’s Lending Branch.
                         2.07   Conversion and Continuation Options. (a) Borrower may elect from time to time to convert Eurodollar Rate Loans to Reference Rate Loans by giving the applicable Loan Agent at least two Banking Days’ prior notice of such election, provided that any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Reference Rate Loans to Eurodollar Rate Loans by giving the applicable Loan Agent at least three Banking Days’ prior notice of such election. Any such notice of conversion to Eurodollar Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the applicable Loan Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Rate Loans or Reference Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Rate Loan when any

33

Event of Default has occurred and is continuing and the Majority Lenders have provided notice to Borrowers that such a conversion is not appropriate.
     (b)   Any Eurodollar Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower’s giving notice to the applicable Loan Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing and the Majority Lenders have provided notice to Borrower that such a continuation of a Eurodollar Rate Loan is not appropriate, and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Reference Rate Loans on the last day of such then expiring Interest Period.
                         2.08   Computation of and Payment of Interest. (a) From and including the relevant Borrowing Date to the payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), the outstanding principal balance of each Loan hereunder, subject to Section 2.08(d) hereof, shall bear interest until paid in full at a rate per annum equal to:
     (i)   with respect to Reference Rate Loans, at the Reference Rate for each day plus the Applicable Margin; and
     (ii)   with respect to Eurodollar Rate Loans, for each day during an Interest Period therefor, at the Eurodollar Rate for such day plus the Applicable Margin.
     (b)   Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.12 or 2.13 (except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) for the portion of the Loans so prepaid and upon payment (including prepayment, except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on written demand.
     (c)   Interest on Reference Rate Loans calculated on the basis of the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be; otherwise, interest and fees payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days, in each case for actual days elapsed, including the first day and excluding the last day.
     (d)   During the period (i) from and including the stated due date for payment of any amount under this Agreement or the date of acceleration of any amount pursuant to Article VIII which Borrower fails to pay on such due date or date of acceleration and (ii) to but excluding the date on which such amount is paid in full, Borrower shall, upon written demand from either the Administrative Agent or the Majority Lenders and to the extent permitted by applicable law, pay interest on such unpaid amount at a rate per annum equal

34

to (A) in the case of overdue principal of any Loan, the sum of the rate of interest otherwise applicable to such unpaid amount plus 2% or (B) in the case of any other overdue interest or fees due hereunder, the Reference Rate plus the Applicable Margin plus 2%; provided, however, that upon the occurrence and during the continuation of an Event of Default under Section 8.01(a), the entire principal amount of the Loans outstanding hereunder and under the Notes shall bear interest as provided in this Section 2.08(d). Interest under this Section 2.08(d) shall be computed on the basis of a three hundred sixty (360) day year and actual days elapsed.
     (e)   Each determination of an interest rate by the applicable Loan Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. The applicable Loan Agent shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by the applicable Loan Agent in determining any interest rate pursuant to Section 2.08(a).
     (f)   If, after the Closing Date, but prior to the first day of any Interest Period:
     (i)   Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
     (ii)   Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period may be withdrawn by Borrower or shall be made as Reference Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall be converted to or continued as Reference Rate Loans and (z) any outstanding Eurodollar Rate Loans shall be converted, on the first day of such requested Interest Period, to Reference Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Loans to Eurodollar Rate Loans. The Administrative Agent shall give telecopy or telephonic notice of such withdrawal to Borrower and the Lenders as soon as practicable thereafter.
                         2.09   Payment of Loans. Borrower shall repay the outstanding amount of (a) all Revolving Loans on the Revolving Credit Termination Date and (b) all Term Loans on the dates set forth in Section 2.05, or if earlier, on the Term Loan Termination Date.
                         2.10   Payments. (a) Each payment to Borrower hereunder, and each payment of principal, interest and other sums due from Borrower under this Agreement

35

shall be made in immediately available funds at the applicable Loan Agent’s address for payments indicated on the signature page of this Agreement.
     (b)   Each Lender agrees that upon receipt of notice from either Loan Agent, it will make the funds which it is to Loan hereunder available to such Loan Agent at such Loan Agent’s address for payments indicated on the signature page of this Agreement not later than 1:00 p.m., New York time, on the date of disbursement, and such Agent will thereupon Loan to Borrower the amount so received from Lenders.
     (c)   Payment of all sums under this Agreement shall be made by Borrower to the applicable Loan Agent for the account of Lenders, and the applicable Loan Agent shall promptly distribute to each Lender its share of such payments by wire transfer of immediately available funds. Each payment by Borrower shall be made without setoff, deduction or counterclaim not later than 3:00 p.m., New York time, on the day such payment is due. All sums received after such time shall be deemed received on the next Banking Day and such extension of time shall be included in the computation of payment of interest, fees or other sums, as the case may be.
     (d)   Unless the applicable Loan Agent shall have been notified by telephone (confirmed in writing), by any Lender prior to a Borrowing Date, that such Lender will not make available to the applicable Loan Agent the amount which would constitute its applicable Commitment Percentage of the Loans to be made on such date, the applicable Loan Agent may assume that such Lender has made such amount available to the applicable Loan Agent and, in reliance thereon, may (but shall not be required to) make available to Borrower a corresponding amount. If such Lender makes its applicable Commitment Percentage of an Loan available to the applicable Loan Agent after a borrowing date, such Lender shall pay to the applicable Loan Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate from and including the borrowing date to but excluding the date the applicable Commitment Percentage of such Loan was made available to the applicable Loan Agent (the “Out of Funds Period”) multiplied by (ii) an amount equal to its applicable Commitment Percentage of such Loan multiplied by (iii) the quotient of the number of days in the Out of Funds Period divided by 365 or 366, as the case may be. A certificate from the applicable Loan Agent submitted to any Lender with respect to any amounts owing under this paragraph (d) shall be conclusive in the absence of manifest error. If any Lender’s applicable Commitment Percentage of an Loan is not in fact made available to the applicable Loan Agent by such Lender within one (1) Banking Day after a Borrowing Date, the applicable Loan Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans hereunder, on demand from Borrower, without prejudice to the applicable Loan Agent’s and Borrower’s rights against such Defaulting Lender.
     (e)   Unless the applicable Loan Agent shall have been notified by telephone (confirmed in writing), by Borrower, prior to any date on which a payment is due hereunder, that Borrower will not make the required payment on such date, the applicable Loan Agent may assume that Borrower will make such payment to the applicable Loan Agent and, in reliance upon such assumption, may (but shall not be required to) make available to each Lender the amount due to it on such date. If such amount is not in fact

36

paid to the applicable Loan Agent by Borrower within one (1) Banking Day after such payment is due, the applicable Loan Agent shall be entitled to recover from each Lender the amount paid to it by the applicable Loan Agent, together with interest thereon in the amount equal to the product of (i) the daily average Federal Funds Rate from and including the payment date to but excluding the date the payment was made available to the applicable Loan Agent (the “Out of Funds Interval”) multiplied by (ii) an amount equal to the amount received by such Lender multiplied by (iii) the quotient of the number of days in the Out of Funds Interval divided by 365 or 366, as the case may be. A certificate from the applicable Loan Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive in the absence of manifest error.
                         2.11   Optional Termination or Reduction of Commitment Amounts. Borrower shall have the right, upon not less than three (3) Banking Days’ notice to the Revolving Credit Agent, to terminate the Revolving Credit Commitments and the L/C Commitments or, from time to time, to reduce the Revolving Credit Commitment Amount. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitment Amount then in effect; provided, however, that the Revolving Credit Commitment Amount may not at any time be reduced (after giving effect to any prepayments made on the date of such reduction pursuant to Section 2.13(c)) below the sum of (i) the principal amount of the outstanding Revolving Loans, (ii) the undrawn amount of all outstanding Letters of Credit and (iii) the aggregate amount of all unreimbursed drawings under Letters of Credit on the date of reduction or termination. Any Revolving Credit Commitment Reduction pursuant to this Section 2.11 shall be permanent.
                         2.12   Optional Prepayments. Upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the applicable Loan Agent not later than 1:00 p.m., New York City time, on the date thereof, Borrower may at any time prepay any Reference Rate Loan in full or in part, subject to Section 2.20, in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if the outstanding principal amount of all Reference Rate Loans is less than $1,000,000, such lesser amount). Upon written notice (or telephone or electric transmission notice confirmed promptly in writing) received by the applicable Loan Agent not later than 1:00 p.m., New York time, received at least one (1) Banking Day prior to the date of prepayment, which notice shall specify the date and amount of prepayment and the amount of Eurodollar Rate Loans being prepaid, Borrower may on the last day of any Interest Period with respect thereto prepay any Eurodollar Rate Loan in full or in part, subject to Section 2.20 and costs required to be paid pursuant to Section 2.17(d), in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such prepayment of Revolving Loans made pursuant to this Section 2.12 may be reborrowed subject to the terms and conditions of this Agreement. Prepayments of Term Loans may not be reborrowed. Any prepayments of Revolving Loans or Term Loans, as the case may be, made pursuant to this Section 2.12 shall be applied first to Reference Rate Loans then outstanding and then to Eurodollar Rate Loans then outstanding, subject to Section 2.17(d). Any prepayments of Term Loans made pursuant to this Section 2.12 shall be applied to Term Loans ratably and to the remaining installments of each thereof in direct order of maturity. Notwithstanding any contrary provision contained herein, any prepayment of Term Loans shall be subject to Section 2.20.

37

                         2.13   Mandatory Prepayments. (a) Within ten (10) days of the date of receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds, subject to Section 2.20 and costs required to be paid pursuant to Section 2.17(d), first, to make a mandatory prepayment of the Term Loans, and second, to make a mandatory prepayment of the outstanding Revolving Loans or, to the extent that at such time no Revolving Loans are outstanding, to cash collateralize any outstanding Letters of Credit, in an amount equal to 100% of such Net Cash Proceeds.
     (b)   If, for any fiscal year of Borrower commencing after the fiscal quarter ending March 31, 2009, there shall be Excess Cash Flow in excess of $5,000,000, Borrower shall, on the relevant Excess Cash Flow Application Date, apply (i) 50%, if the Leverage Ratio is greater than 2.5 to 1.0), (ii) 25%, if the Leverage Ratio is less than or equal to 2.5 to 1.0 but greater than 2.0 to 1.0, or (iii) 0%, if the Leverage Ratio is less than or equal to 2.0 to 1.0, of such Excess Cash Flow, without premium or penalty (other than costs required to be paid pursuant to Section 2.17(d)), first, to make a mandatory prepayment of the Term Loans, and second, to make a mandatory prepayment of the outstanding Revolving Loans or, to the extent that at such time no Revolving Loans are outstanding, to cash collateralize any outstanding Letter of Credit (without any reduction of the Revolving Credit Commitment Amount). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than fifteen days after the earlier of (i) the date on which the financial statements of Borrower referred to in Section 6.03(b), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent and (ii) the date such financial statements are actually delivered.
     (c)   If at any time (A) the sum of the aggregate principal amount of the outstanding Revolving Loans plus the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all unreimbursed drawings under Letters of Credit shall exceed (B) the Revolving Credit Commitment Amount, Borrower shall, without demand or notice, prepay Revolving Loans or cash collateralize or replace Letters of Credit in such amount as may be necessary to eliminate such excess, and Borrower shall take such action on the Banking Day on which Borrower learns or is notified of the excess, if Borrower so learns or is so notified prior to 1:00 p.m. (New York City time) on such day, and otherwise on the immediately succeeding Banking Day. Notwithstanding any contrary provision contained herein, the prepayment of any Loan or cash collateralization or replacement of any Letter of Credit hereunder (except for any prepayment pursuant to Section 2.12 of any Loan that is a Reference Rate Loan) shall be accompanied by the payment of accrued interest on the amount prepaid to the date of payment.
     (d)   Any prepayments made pursuant to this Section 2.13 shall be applied first to Reference Rate Loans to the extent then outstanding and then to Eurodollar Rate Loans to the extent then outstanding, subject to Section 2.17(d). Any prepayments of Term Loans pursuant to this Section 2.13 shall be applied to the Term Loans ratably and to the installments of each thereof in direct order of maturity and may not be reborrowed.
                         2.14   Fees. Borrower shall pay to the applicable Loan Agent for the ratable benefit of each relevant Lender (except as otherwise provided):

38

     (a)   in respect of each Letter of Credit, (i) a commission on the maximum face amount available for drawing under such Letter of Credit, calculated at the rate per annum equal to the rate applicable to Letter of Credit fees (as set forth under the definition of Applicable Margin in Section 1.01) minus one-fourth percent (1/4%), computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection), and payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) on the last Banking Day of each March, June, September and December after the issuance of such Letter of Credit and on the Revolving Credit Termination Date;
          (ii)   a fronting fee in an amount equal to one-fourth percent (1/4%) of the face amount of such Letter of Credit, computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection), and payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) on the last Banking Day of each March, June, September and December after the issuance of such Letter of Credit and on the Revolving Credit Termination Date; provided that such fee shall be for the Issuing Lender’s sole account;
          (iii)   all customary and reasonable costs and out-of-pocket expenses as are incurred or charged by the Issuing Lender in negotiating, issuing, effecting payment under, amending or otherwise administering any Letter of Credit, provided that payment of such costs and expenses shall be for the Issuing Lender’s sole account;
               (b)   a commitment fee, at the rate per annum equal to 0.50%, on the difference between (i) the average daily Revolving Credit Commitment Amount, and (ii) the average daily principal amount of the outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit. The commitment fees under this Section 2.14(b) shall be payable quarterly in arrears (calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed) payable on the last Banking Day of each March, June, September and December and on the Revolving Credit Termination Date;
               (c)   all other fees not set forth in this Section 2.14, but set forth in the Fee Letter, dated as of June 29, 2007, between Morgan Stanley Senior Funding, Inc. and Borrower in the amounts, and at the times, provided therein.
                         2.15   Agency Fees. Borrower agrees to pay to the Agents the fees in the amounts and on the dates as set forth in any fee agreements with the Agents and to perform any other obligations contained therein.
                         2.16   Taxes.

39

     (a)   All payments or reimbursements under this Agreement and any instrument or agreement required hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,
     (i)   in the case of each Lender and each Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof,
     (ii)   in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Lending Branch or any political subdivision thereof, and
     (iii)   in the case of each Lender that is not a U.S. person as defined in Section 7701(a)(30) of the Code (“Non-U.S. Lender”), United States federal withholding taxes that are (x) attributable to such Bank’s failure to comply with the requirements of Section 2.16(d), (y) imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, or (z) imposed other than as a result of a change in treaty, law or regulation or the application or interpretation thereof, except in the case of (x) or (y), to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Borrower with respect to such taxes.
(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If Borrower or any Loan Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or any Loan Agent,
     (i) the sum payable by Borrower shall be increased as may be necessary so that after Borrower or the applicable Loan Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or such Loan Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) Borrower or the applicable Loan Agent shall make such deductions and
     (iii) Borrower or the applicable Loan Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
     (b)   In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by Borrower or by any Loan Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).
     (c)   Borrower will indemnify each Lender and each Loan Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes

40

imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or such Loan Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or such Loan Agent (as the case may be) makes written demand therefor. Any such demand shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall provide reasonably acceptable evidence of payment of such Tax or Other Tax.
     (d)   Each Non-U.S. Lender shall deliver to Borrower and each Loan Agent two copies of either U.S. Internal Revenue Service Form W-8 BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.16(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(d) that such Non-U.S. Lender is not legally able to deliver.
     (e)   Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Branch if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.
     (f)   If Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes of Other Taxes for which additional amounts have been paid under this Section 2.16, the relevant Lender, Loan Agent or Issuing Lender shall cooperate with Borrower in challenging such Indemnified Taxes or Other Taxes, at Borrower’s sole expense, if so requested by Borrower in writing.
     (g)   If a Loan Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the applicable Loan Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of the applicable Loan Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges

41

imposed by the relevant Governmental Authority) to the Paying Agent or such Lender in the event the Paying Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.
     (h)   Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.16 shall survive the payment in full of principal and interest under this Agreement and the Notes and all other Obligations under this Agreement.
                         2.17   Increased Costs; Illegality; Indemnity (a) Borrower shall reimburse or compensate each Lender, within 30 days of written demand (including documentation reasonably supporting such request) by such Lender, for all costs incurred, actual losses suffered (other than lost profit) or payments made by such Lender which are applied or allocated by such Lender to the Credit (all as determined by such Lender in its reasonable discretion) by reason of:
     (i)   any Lender’s being subject to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made by it, or change in the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lender) after the closing date;
     (ii)   the imposition, modification or holding applicable of any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate after the Closing Date; or
     (iii)   compliance by such Lender with any direction, requirement or request from any regulatory authority, whether or not having the force of law coming into effect after the Closing Date.
     (b)   Any Lender seeking (i) reimbursement from Borrower for the costs incurred, losses suffered or payments made as described in subsection (a) of this Section 2.17, or (ii) payment from Borrower under Section 2.18 hereof, may recover such sums from Borrower by delivering to Borrower a statement setting forth the amount owed to such Lender and showing how such calculation was made, signed by a duly authorized officer of such Lender, which statement shall be conclusive evidence of the amount owed absent manifest error; provided, however, that (A) reimbursement or payment under this subsection (b) shall not be demanded by any Lender for the period prior to the Closing Date, and (B) each Lender shall notify Borrower as promptly as practicable of any event occurring after the date of this Agreement that would entitle such Lender to reimbursement or payment under this subsection (b).

42

     (c)   Notwithstanding any other provision herein, if the adoption of or any change in any requirement of law or in the interpretation or application thereof after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (A) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be cancelled and (B) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall if required by law, be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to paragraph (d) below.
     (d)   Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss (other than lost profits) or out-of-pocket expense which such Lender may sustain or incur as a consequence of (A) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (B) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (C) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (D) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts payable pursuant to this Section submitted to Borrower by any Lender shall be conclusive in the absence of manifest error. The covenants contained in Subsections (b) and (d) of this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
     (e)   Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that no Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.17 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies such Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
                         2.18   Capital Adequacy. If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Branch or any corporation controlling such Lender) with any direction, requirement or request regarding

43

capital adequacy (whether or not having the force of law) of any such authority, central Lender or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender’s policies with respect to capital adequacy and such Lender’s targeted return on capital) determines that the amount of such capital is increased or required to be increased as a consequence of such Lender’s obligations under this Agreement, then, within 30 days of written demand including documentation reasonably supporting such request by such Lender, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.
           2.19   Letters of Credit. (a) The Letters of Credit. (i) From time to time during the Revolving Credit Commitment Period, each Issuing Lender agrees on the terms and conditions set forth herein to issue Letters of Credit for the account of Borrower; provided, that no Issuing Lender shall issue any Letter of Credit if after giving effect to such issuance, the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate amount of all unreimbursed drawings under Letters of Credit would exceed the L/C Commitment Amount; provided, further, that no Issuing Lender shall issue any Letters of Credit if, after giving effect to such issuance, the sum of the aggregate undrawn amount of all Letters of Credit then outstanding plus the aggregate outstanding principal amount of all Revolving Loans plus the aggregate amount of unreimbursed drawings under Letters of Credit would exceed the Revolving Credit Commitment Amount.
     (ii)   No Issuing Lender shall be under any obligation to issue any Letter of Credit if:
     (A)   any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any legal requirement applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender on the Closing Date and which such Issuing Lender in good faith deems material to it; or
     (B)   such Issuing Lender has received notice from the Revolving Credit Agent, or from the Revolving Credit Agent at the request of any Lender, on or prior to the Banking Day immediately prior to the requested date of issuance of such Letter of Credit that one or more of the conditions contained in Section 4.02 is not then satisfied; or

44

     (C)   such requested Letter of Credit has an expiration date which is after the earlier of (x) the Revolving Credit Termination Date, unless arrangements reasonably satisfactory to the Issuing Lender have been made for cash collateralization, return or backstop letter of credit for such Letter of Credit, and (y) one year after the date of issuance (subject to automatic renewals on terms satisfactory to the Issuing Lenders).
     (iii)   Subject to Section 2.19(g), Letters of Credit with a one-year tenor may be by their terms automatically renewable (such automatically renewable Letters of Credit hereby referred to as “Renewable Letters of Credit”) for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) of the preceding paragraph (a)(ii)(C), as such date is determined at the time of such renewal or extension). The Issuing Lender shall notify all beneficiaries of Renewable Letters of Credit that such Letters of Credit shall not be renewed or extended unless the Revolving Credit Agent and the Issuing Lender shall have received the request from Borrower required under Section 2.19(g) and all conditions precedent to the issuance of Letters of Credit set forth in Section 4.02 are satisfied (or waived) at the time of such renewal or extension (which time, for purposes of this Section and Section 4.02, shall be deemed to be the time of such renewal or extension and not the expiry date of such Letters of Credit).
     (b)   Issuance of Letters of Credit.
          (i)   Each Letter of Credit shall be issued upon the irrevocable written request of Borrower, received by the Revolving Credit Agent and the Issuing Lender at least seven (7) days (or such shorter time as the Revolving Credit Agent may agree in a particular instance) prior to the proposed date of issuance. Each Letter of Credit outstanding under the DIP Credit Agreement which survives the Closing Date shall be deemed to be reissued under this Agreement on the Closing Date as set forth on Schedule 2.19(b).
          (ii)   Each request for issuance of a Letter of Credit shall be by telecopy, confirmed immediately in writing, on the form specified by the Issuing Lender as being its then customary form for letter of credit applications and shall specify: (A) the proposed date of issuance (which shall be a Banking Day); (B) the face amount of the Letter of Credit; (C) the date of expiration of the Letter of Credit; (D) the purpose of such Letter of Credit, (E) the name and address of the beneficiary thereof; (F) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and (G) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; provided that in the event that the form specified by the Issuing Lender conflicts with any provisions of this Agreement, the provisions in this Agreement shall govern.
          (iii)   No Letter of Credit shall be issued (or renewed or extended) if such Letter of Credit would thereupon have an expiration date which is after the date of the Revolving Credit Termination Date, unless arrangements reasonably

45

satisfactory to the Issuing Lender have been made for cash collateralization, return or backstop letter of credit for such Letter of Credit.
          (iv)   Unless an Issuing Lender has received notice on or before the Banking Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit (A) from the Revolving Credit Agent directing such Issuing Lender not to issue such Letter of Credit because the amount specified in Section 2.19(a)(i) would be exceeded and/or (B) from any Lender that one or more conditions specified in Section 4.02 are not then satisfied (or waived), then subject to the terms and conditions of this Section 2.19 and provided that the applicable conditions set forth in Section 4.02 hereof have been satisfied, such Issuing Lender shall, subject to paragraph (a)(ii), on the requested date, issue a Letter of Credit for the account of Borrower in accordance with the Issuing Lender’s usual and customary business practices. Prior to issuing any Letter of Credit, the Issuing Lender of such Letter of Credit will consult with the Revolving Credit Agent to confirm that the amount specified in Section 2.19(a)(i) would not be exceeded, and that the conditions specified in Section 4.02 have been satisfied.
          (v)   Promptly after issuance of each Letter of Credit, the Issuing Lender shall deliver to Borrower and the Revolving Credit Agent a copy of such Letter of Credit. The Revolving Credit Agent shall promptly deliver a copy thereof to each other Lender. Each Letter of Credit shall provide that, except as otherwise determined in the sole discretion of the Issuing Lender, payment thereunder shall not be made earlier than two (2) Banking Days after receipt of any requisite documents demanding such payment.
          (vi)   All Letters of Credit shall be issued only in Dollars.
          (c)   Participations, Drawings and Reimbursements.
          (i)   Immediately upon the issuance of each Letter of Credit, each Lender (other than the Issuing Lender) shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a percentage equal to the Revolving Credit Commitment Percentage of such Lender. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH SUCH LENDER ACKNOWLEDGES AND AGREES THAT LETTERS OF CREDIT MAY BE ISSUED WITH EXPIRATION DATES AFTER [ ], OR ANY OTHER LOAN MATURITY DATE. EACH SUCH LENDER ACKNOWLEDGES AND IRREVOCABLY AGREES THAT ITS PARTICIPATING INTEREST APPLIES TO SUCH LETTERS OF CREDIT BOTH BEFORE AND AFTER THE LOAN MATURITY DATE INCLUDING, WITHOUT LIMITATION, DURING THE PERIOD FOLLOWING THE LOAN MATURITY DATE.
          (ii)   Borrower shall reimburse the Revolving Credit Agent for the full amount of any drawing under the Letter of Credit on the Banking Day immediately succeeding the date such drawing is honored by the Issuing Lender. Borrower

46

shall pay interest to the Issuing Lender from the date such drawing is honored by the Issuing Lender to the Banking Day immediately succeeding such date at a rate equal to the Reference Rate plus the Applicable Margin. In the event Borrower shall fail to reimburse the Revolving Credit Agent for the full amount of any drawing on the Banking Day immediately succeeding the date such drawing is honored by the Issuing Lender under any Letter of Credit, the Issuing Lender shall promptly notify the Revolving Credit Agent and the Revolving Credit Agent shall as promptly as possible notify each Lender with a Revolving Credit Commitment thereof and Borrower shall be deemed to have requested that a Reference Rate Loan be made by the Lenders with a Revolving Credit Commitment to be disbursed on the date of payment by the Issuing Lender under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment Amount on such date and subject to the conditions set forth in Section 4.02. Any notice given by the Issuing Lender or the Revolving Credit Agent pursuant hereto may be oral if immediately confirmed in writing (including telecopy or telex); provided that the lack of such an immediate confirmation shall not affect the conclusiveness and binding effect of such notice. The proceeds of such Revolving Loans shall be paid to the Revolving Credit Agent which will, in turn, disburse such proceeds to the Issuing Lender as reimbursement for such drawings. Notwithstanding the foregoing, if at any time an Event of Default described in Section 8.05 or 8.06 has occurred and is continuing, such drawings shall be reimbursed by the Lenders’ purchasing pro rata participation interests in such Letter of Credit in amounts equal to each Lender’s Revolving Credit Commitment Percentage of the relevant amounts drawn.
     (iii)   Any unreimbursed Letter of Credit drawing which shall not be converted into a Revolving Loan pursuant to Section 2.19(c)(ii) in whole or in part because such conversion would have caused the Revolving Credit Commitment Amount to be exceeded or because of Borrower’s failure to satisfy (without waiver) the conditions set forth in Section 4.02, shall become due and payable on the Banking Day immediately succeeding the date such drawing is paid by the Issuing Lender. The Revolving Credit Agent shall promptly notify Borrower and Lenders with a Revolving Credit Commitment of the occurrence of any unreimbursed drawing under a Letter of Credit. Any such unreimbursed drawing shall bear interest at a rate per annum equal to the Reference Rate plus the sum of the Applicable Margin and 2%.
     (iv)   Each Lender will, promptly upon receipt of notice of an unreimbursed drawing under a Letter of Credit pursuant to Section 2.19(c)(iii), make available to the Revolving Credit Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Revolving Credit Commitment Percentage of the amount of such unreimbursed drawing. If any Lender so notified shall fail to make available to the Revolving Credit Agent for the account of the Issuing Lender the amount of its Revolving Credit Commitment Percentage of any such unreimbursed drawing on the date the relevant Letter of Credit drawing was honored by the Issuing Lender (the “Participation Date”), then interest shall accrue on such Lender’s obligation to make such payment, (i) from the Participation Date

47

to but not including the second Banking Day after the Participation Date at a rate per annum equal to the Federal Funds Rate, and (ii) from the second Banking Day after the Participation Date at the same rate specified in Section 2.08(a) for Reference Rate Loans. The Revolving Credit Agent will as promptly as practicable (but in no event later than two (2) Banking Days after the occurrence thereof) give notice of the occurrence of the Participation Date, but failure of the Revolving Credit Agent to give any such notice on the Participation Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.19(c)(iv).
     (v)   The obligation of each Lender to provide the Revolving Credit Agent with such Lender’s Revolving Credit Commitment Percentage of the amount of any payment or disbursement made by any Issuing Lender under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against such Issuing Lender (or any other Lender), including, without limitation, that the Revolving Credit Termination Date has occurred after, on or prior to the date of such payment or disbursement, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that Lenders shall not be obligated to reimburse such Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuing Lender or any of its officers, employees or agents. Further, each Lender agrees to perform its obligations under Section 2.19(c)(iv) despite the occurrence of the Revolving Credit Termination Date, a Default or an Event of Default or any inability of Borrower to require such Lender to fulfill its other obligations hereunder including, without limitation, any inability resulting from the operation of Bankruptcy Code § 365(c)(2) (11 U.S.C. § 365(c)(2)) or otherwise.
          (d)   Repayment of Participations.
          (i)   Upon and only upon receipt by the Revolving Credit Agent for the account of the Issuing Lender of funds from Borrower,
          (A)   in reimbursement of any payment made under a Letter of Credit with respect to which any Lender has theretofore paid the Revolving Credit Agent for the account of the Issuing Lender for such Lender’s participation in the Letter of Credit pursuant to Section 2.19(c)(iv); or
          (B)   in payment of interest thereon;

48

the Revolving Credit Agent will pay to each Lender which has funded its participating interest therein, in the same funds as those received by the Revolving Credit Agent for the account of the Issuing Lender, such Lender’s Revolving Credit Commitment Percentage of such funds.
     (ii)   If the Revolving Credit Agent or the Issuing Lender is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by Borrower to the Revolving Credit Agent for the account of the Issuing Lender pursuant to paragraph (i) in reimbursement of payment made under the Letter of Credit or interest thereon, each Lender shall, on demand of the Revolving Credit Agent, forthwith return to the Revolving Credit Agent or the Issuing Lender its Revolving Credit Commitment Percentage of any amounts so returned by the Revolving Credit Agent or the Issuing Lender plus interest thereon from the date such demand is made to but not including the date such amounts are returned by such Lender to the Revolving Credit Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate.
             (e)   Role of Issuing Lender. (i) Each Issuing Lender will exercise and give the same care and attention to any Letter of Credit as it gives to its other letters of credit and similar obligations.
     (ii)   Each Lender participating in a Letter of Credit agrees that, in paying any drawing under any Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than the sight draft and certificates required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Neither the Issuing Lender nor any of its representatives, officers, employees or agents shall be liable to any Lender for:
     (A)   any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders;
     (B)   any action taken or omitted in the absence of gross negligence or willful misconduct; or
     (C)   the execution, effectiveness, genuineness, validity or enforceability of any Letter of Credit or any other document contemplated hereby or thereby.
               (f)   Obligations Absolute. The obligations of Borrower under this Agreement and any other agreements or instrument relating to any Letter of Credit to reimburse each Issuing Lender shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

49

     (A)   any lack of validity or enforceability of this Agreement, any Letter of Credit, or any other agreement or instrument relating thereto (collectively, the “L/C Related Documents”);
     (B)   any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;
     (C)   the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;
     (D)   any statement and other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (E)   any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Collateral Document, for all or any of the obligations of Borrower in respect of any Letter of Credit;
     (F)   the occurrence of the Revolving Credit Termination Date at any time prior to, on, or after the date the payment or disbursement by the Issuing Lender giving rise to such reimbursement obligation was made;
     (G)   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Guarantor but excluding (i) any action constituting the Issuing Lender’s gross negligence or willful misconduct or (ii) payment or performance; or
     (H)   the occurrence of a Default or an Event of Default.
     (g)   Requests Regarding Renewals and Extensions of Renewable Letters of Credit. Borrower shall deliver to the Revolving Credit Agent and the applicable Issuing Lender, not earlier than thirty (30) days, and not later than fourteen (14) days, before notice of non-renewal or non-extension is required under the Renewable Letters of Credit issued by such Issuing Lender, a written request for renewal or extension of each Renewable Letter of Credit which Borrower desires to renew or extend. Such request shall specify the required date for notice by the Issuing Lender of non-renewal or non-extension under the Renewable Letters of Credit and include a certification by Borrower that as of the date of such request, no Default or Event of Default shall have occurred and be continuing and all

50

of the representations and warranties contained in this Agreement and the Collateral Documents are true and correct in all material respects, except as to representations and warranties contained in Section 5.09 and which expressly relate to an earlier date and for changes which are contemplated or permitted by this Agreement. No such request shall be made by Borrower which would cause the expiry date of such Renewable Letter of Credit to extend beyond the Revolving Credit Termination Date. For purposes of this Section 2.19(g), valid delivery by Borrower of the required request shall be deemed to have occurred only upon actual receipt of such notice by the Revolving Credit Agent and the Issuing Lender. If Borrower fails to deliver such a notice within such period with respect to such Renewable Letter of Credit, the Issuing Lender of such Renewable Letter of Credit shall deliver appropriate notices of non-extension or non-renewal with respect to such Renewable Letter of Credit.
     (h)   Increased Costs. If any change in any requirement of law shall either (i) impose, modify or deem or make applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by any Issuing Lender or against a Lender’s participation in such Letter of Credit or (ii) impose on any Issuing Lender or any Lender participating in such Letter of Credit (a “Participating Lender”) any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to such Issuing Lender of issuing or maintaining any Letter of Credit, or to such Participating Lender of purchasing or maintaining such participating interest in any Letter of Credit (which increase in cost shall be the result of such Issuing Lender’s, or Participating Lender’s, as the case may be, reasonable allocation of the aggregate of such cost increases resulting from such events), then from time to time following notice by such Issuing Lender (or such Participating Lender, as the case may be) to Borrower, Borrower shall pay to such Person, as specified by such Person, additional amounts which shall be sufficient to compensate such Person for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Reference Rate plus the Applicable Margin plus 2% per annum. A certificate submitted by such Issuing Lender or Participating Lender to Borrower concurrently with any such demand by such Person, shall be conclusive, absent manifest error, as to the amount thereof.
     (i)   Cash Collateralization. If any Letter of Credit shall remain outstanding on the date the Revolving Credit Termination Date, Borrower shall deposit in an account with the Revolving Credit Agent, in the name of the Revolving Credit Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the aggregate undrawn amount under all such Letters of Credit as of such date. The obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Such deposit shall be held by the Revolving Credit Agent as collateral for the payment and performance of the obligations of Borrower hereunder. The Revolving Credit Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which types of investments shall be made at the reasonable discretion of the Revolving Credit Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by

51

the Revolving Credit Agent to reimburse the Issuing Lender for the amount of any drawing under any such Letter of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower in respect of drawings under such Letters of Credit at such time.
                         2.20   Call Protection.
          If for any reason the Term Loans are repaid in whole or in part prior to the first anniversary of the Closing Date (other than scheduled amortization payments made pursuant to Section 2.05 hereof), in each case, the Borrower shall pay to the Lenders concurrently with such repayment a prepayment premium equal to 1% of the principal amount repaid.
ARTICLE III.
SECURITY
                         3.01   Security.
          (a)   As security for the prompt payment and performance of all Secured Obligations of Borrower, Borrower has heretofore granted or shall grant, in accordance with the provisions of the Collateral Documents applicable to Borrower, to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of its right, title and interest in and to all of its Collateral. Additionally, all Secured Obligations shall be guaranteed by each Guarantor under the Guarantee and Collateral Agreement and all Operating Bank Obligations shall be guaranteed by each Guarantor under the Operating Bank Guaranty, to the extent provided therein, and the obligations of the Guarantors under the Guarantee and Collateral Agreement and the Operating Bank Guaranty shall be secured pursuant to the terms of the Collateral Documents required to be executed and delivered by them hereunder. Upon the effective date of the sale of all of the stock owned by Borrower or any Subsidiary of any Guarantor (other than any sale to another Credit Party), upon the dissolution, liquidation or merger out of existence of any Guarantor in connection with which dissolution, liquidation, or merger, the separate existence of the Guarantor terminates, or the effective date of the sale of all of the assets of any Guarantor (other than any sale to another Credit Party), in each case to the extent permitted hereunder, the Collateral Agent shall promptly release (i) such Guarantor from all obligations under the Guarantee and Collateral Agreement and (ii) any security interests in the Capital Stock of such Guarantor.
          (b)   If any assets (excluding any leasehold interests or owned real property) are acquired by Borrower or any Guarantor after the Closing Date (other than assets constituting Collateral under any Collateral Documents that become subject to the Lien of such Collateral Document upon acquisition thereof without any action of any Lender), Borrower will promptly notify the Collateral Agent and the Administrative Agent thereof in writing and at the Collateral Agent’s request within thirty (30) days of such notice, will cause such assets to be subjected to a Lien securing the Secured Obligations to the extent not excluded from the definition of “Collateral” under the Loan Documents, subject to

52

preexisting Liens on such assets permitted hereunder and other Liens permitted hereunder, and will take, and cause the Guarantors to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in this Section, all at the expense of Borrower and Guarantors; provided that, if such asset is the capital stock of another Person is directly owned by Borrower or any Guarantor and such Person is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding of voting Capital Stock of such Subsidiary.
                         3.02   [Reserved.]
                         3.03   [Reserved.]
                         3.04   New Guarantors.
     (a)   Borrower shall cause each Domestic Subsidiary which is hereafter created or acquired (but excluding (i) Unrestricted Subsidiaries, (ii) Lincoln Indemnity Company, (iii) Bally ARA Corporation and (iv) any Subsidiary that is not a Substantial Subsidiary, subject to Section 3.04(b)) to promptly execute and deliver a supplement or addendum to each of the Guarantee and Collateral Agreement and the Operating Bank Guaranty within 30 days of acquisition or formation, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Subsidiary shall become a party to such agreements as a Grantor (as defined in the Guarantee and Collateral Agreement) and guarantor, together with such Collateral Documents and other documents, instruments and opinions reasonably requested by the Administrative Agent or the Collateral Agent in order to perfect and protect the Collateral Agent’s security interest in the Collateral granted pursuant to such Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
     (b)   Notwithstanding any contrary provision contained herein, Borrower shall cause any Subsidiary that becomes a guarantor of, or guaranties all or a portion of, the Senior Second Lien Secured Notes to promptly execute and deliver a supplement or addendum to each of the Guarantee and Collateral Agreement and the Operating Bank Guaranty, regardless of whether or not such Subsidiary is an Unrestricted Subsidiary, a Foreign Subsidiary, Bally ARA Corporation, Lincoln Indemnity Company, not a Substantial Subsidiary or would otherwise not be required to be or become a Guarantor under this Agreement or any other Credit Document.
                         3.05   Real Property Matters. As security for the Secured Obligations, Borrower agrees that in the event Borrower or any Guarantor acquires any owned real property valued in excess of $2,000,000 individually or $5,000,000 in the aggregate after the Closing Date , then, from time to time, within 45 days of reasonable request of the Collateral Agent, Borrower shall, or shall cause such Guarantor to, execute, deliver and record any new mortgages, deeds of trust and similar instruments, or amendments to any existing mortgages, deeds of trust and similar instruments (collectively, such existing and new instruments are called the “Real Property Security Documents”) encumbering such owned real property, which Real Property Security Documents shall be substantially in the same form as the Real Property

53

Security Documents provided on and/or in effect as of the date hereof. In connection with such hereafter owned or otherwise acquired real property, Borrower agrees to provide, or cause the applicable Guarantor to provide, to the Collateral Agent (a) surveys of said real property reasonably acceptable to the Collateral Agent and (b) mortgagee title insurance policies covering said real property in form and amount reasonably acceptable to the Collateral Agent; provided, that such amount shall not exceed 110% of said real property.
                         3.06   Exceptions. Notwithstanding the foregoing, Borrower and its Subsidiaries shall not be required to (a) execute and deliver Real Property Security Documents with respect to owned real property acquired after the Closing Date that is subject to Liens permitted by clause (iv) of the definition of “Permitted Liens”, or (b) cause any Domestic Subsidiary to provide a security interest in its assets or cause its Capital Stock to be pledged to the extent not required herein or in the Collateral Documents.
                         3.07   [Reserved.]
                         3.08   Collateral Agency Agreement. Each Lender authorizes and instructs the Loan Agents and the Collateral Agent to execute and deliver the Collateral Agency Agreement on behalf of such Lender. Each Lender agrees to be bound by and perform the obligations set forth for such Lender in the Collateral Agency Agreement. Each Lender acknowledges and agrees that pursuant to the Collateral Agency Agreement the Secured Obligations are secured by the Collateral under the Collateral Documents an a pari passu basis. Each Lender acknowledges that the Collateral Agent is acting on behalf of the Lenders (and their Affiliates), the Issuing Lenders, the Loan Agents and the Operating Banks.
ARTICLE IV.
CONDITIONS PRECEDENT
                         4.01   Conditions Precedent to Closing Date. This Agreement shall become effective as of the Closing Date, subject to the satisfaction (or waiver by Majority Lenders) of the conditions precedent that on or prior to the Closing Date:
     (a)   Agreement. There shall have been delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, sufficient counterparts of this Agreement, duly executed by an authorized officer of Borrower.
     (b)   Guarantee and Collateral Agreement. Borrower and each of the Guarantors shall have duly executed and delivered to the Collateral Agent a Guarantee and Collateral Agreement in substantially the form of Exhibit A, together with all documents, certificates, forms and filing fees that the Collateral Agent may deem necessary to perfect and protect the liens and security interests created under the Guarantee and Collateral Agreement, including, without limitation, financing statements in form and substance reasonably acceptable to the Collateral Agent, as may be required to grant, continue and maintain an enforceable security interest in the Collateral (subject to the terms hereof and of

54

the other Loan Documents) in accordance with the Uniform Commercial Code as enacted in all relevant jurisdictions.
     (c)   Intellectual Property Security Agreements. Borrower and each applicable Guarantor shall have duly executed and delivered to the Collateral Agent a (i) Trademark Security Agreement in substantially the form of Exhibit ___ attached to the Guarantee and Collateral Agreement (the “Trademark Security Agreement”), (ii) Patent Security Agreement in substantially the form of Exhibit ___attached to the Guarantee and Collateral Agreement (the “Patent Security Agreement”) and (iii) Copyright Security Agreement, in substantially the form of Exhibit ___attached to the Guarantee and Collateral Agreement (the “Copyright Security Agreement”), together with all documents, certificates, forms and filing fees that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens and security interests created in the identified intellectual property in the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.
     (d)   Real Estate Mortgages. Borrower or the applicable Guarantor (as the case may be) shall have duly executed and delivered to the Collateral Agent a Mortgage for each Mortgage Collateral Property, together with (i) evidence that such Mortgages shall be recorded in all places to the extent that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens created thereby, including, without limitation, recordings and filings with the appropriate agencies, and all filings and recording fees and taxes in respect thereof shall have been duly paid and (ii) evidence that all other action that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens and security interests created under the Mortgages has been taken.
     (e)   Control Agreements. Borrower or any Guarantor, as the case may be, shall deliver to the Collateral Agent a Control Agreement, properly executed by Borrower or any Guarantor, as the case may be, and each bank or other financial institution (as may be specified by the Collateral Agent) at which Borrower or any Guarantor, as the case may be, maintains deposit accounts or Demand Deposit Accounts (other than (i) any Demand Deposit Account or deposit account if the average daily balance is less than $500,000 individually or $2,000,000 in the aggregate for all such accounts, (ii) tax accounts, (iii) payroll accounts and (iv) accounts with the Loan Agents) or has Investment Property, as the case may be.
     (f)   Intercreditor Agreement. Borrower, the Loan Agents, the Collateral Agent and the trustee to the Senior Second Lien Secured Notes Indenture shall have executed the Intercreditor Agreement.
     (g)   Operating Bank Guaranty. Borrower and each applicable Guarantor shall have duly executed and delivered to the Collateral Agent the Operating Bank Guaranty, substantially in the form of Exhibit E.
     (h)   Collateral Agency Agreement. The Collateral Agent shall have received a fully executed copy of the Collateral Agency Agreement, substantially in the form of Exhibit B.

55

     (i)   Pledge of Shares. The Collateral Agent shall have received (x) (i) the certificates representing the certificated shares of each of the Guarantors listed on Exhibit D hereto and each first-tier Subsidiary of such Guarantors, in each case to the extent owned by a Credit Party and otherwise required to be pledged hereunder, and (ii) the certificates representing 65% of the certificated shares of the Foreign Subsidiaries owned directly by Borrower or a Guarantor, which certificates are to be pledged pursuant to the Guarantee and Collateral Agreement, together with (y) an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
     (j)   Filings. Any filings and other actions required to create, perfect and preserve the priority of the appropriate security interests in all Collateral (including, without limitation, the filing of financing statements on Form UCC-1 in the jurisdictions set forth in Schedule 3 to the Guarantee and Collateral Agreement and in any other jurisdiction, in the opinion of the Collateral Agent, necessary to perfect the Liens on the Collateral) shall have been authorized by Borrower or the applicable Guarantor (or, in the case of UCC-1s, delivered in proper form for filing), and all Collateral shall be free and clear of other liens other than Permitted Liens.
     (k)   Lien Searches. The Administrative Agent and the Collateral Agent shall have received UCC searches (including tax liens and judgments) conducted in the jurisdictions in which Borrower and the Guarantors are incorporated (dated as of a recent date), reflecting the absence of Liens and encumbrances on the assets of Borrower and the Guarantors other than Liens permitted hereunder.
     (l)   Projections. Borrower shall have delivered to the Administrative Agent a financial forecast, including income statements, balance sheets and cash flow statements through its fiscal year ending December 31, 2009, in form and substance reasonably satisfactory to the Administrative Agent.
     (m)   Insurance Policies. (i) There shall have been delivered to the Administrative Agent and the Collateral Agent a certificate evidencing Borrower’s and its Subsidiaries’ insurance coverage in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent shall have been named as loss payee and additional insured (as their interests may appear), on such policies of insurance of Borrower and the Guarantors and such policies of insurance shall provide that such policies may not be modified, reduced or cancelled absent thirty (30) days prior written notice to the Collateral Agent.
     (n)   Patriot Act. The Loan Agents shall have received, at least one (1) Banking Day prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
     (o)   Borrower’s Incorporation Papers. There shall have been delivered to the Administrative Agent, a copy of Borrower’s certificate of incorporation, certified by the Secretary of State of Delaware, as of a recent date, and a copy of Borrower’s by-laws, certified by the Secretary or an Assistant Secretary of Borrower.

56

     (p)   Borrower’s Corporate Resolution. There shall have been delivered to the Administrative Agent, a copy of a resolution or resolutions passed by the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the Closing Date, authorizing the borrowing provided for herein and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party and any other instrument or agreement required hereunder.
     (q)   Borrower’s Incumbency Certificate. There shall have been delivered to the Administrative Agent, a certificate, signed by the Secretary or an Assistant Secretary of Borrower and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Notes, the Collateral Documents to which it is a party and any other instrument or agreement required hereunder on behalf of Borrower.
     (r)   Guarantors’ Incorporation Papers. There shall have been delivered to the Administrative Agent, a copy of each such Guarantor’s certificate of incorporation or articles of association and by-laws or partnership agreement, as the case may be, certified by the Secretary or an Assistant Secretary of such Guarantor.
     (s)   Guarantors’ Resolutions. There shall have been delivered to the Administrative Agent, with respect to each Guarantor, a copy of a resolution or resolutions passed by the Board of Directors (or similar body) of each Guarantor, certified by the Secretary or an Assistant Secretary of such Guarantor as being in full force and effect on the Closing Date, authorizing the execution, delivery and performance of the Collateral Documents to which it is a party.
     (t)   Guarantors’ Incumbency Certificates. There shall have been delivered to the Administrative Agent, with respect to each Guarantor, a certificate, signed by the Secretary or an Assistant Secretary of each Guarantor and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver the Collateral Documents to which it is a party on behalf of such Guarantor (or on behalf of such general partner for such Guarantor).
     (u)   Good Standing Certificates. There shall have been delivered to the Administrative Agent, good standing certificates (or bring-down telexes or other evidence of good standing) for Borrower and for each Guarantor from the Secretary of State of the state of incorporation of each such Person.
     (v)   Opinions of Counsel to Borrower, etc. There shall have been delivered to the Administrative Agent, a customary opinion in form and substance reasonably satisfactory to the Administrative Agent and its counsel and dated the Closing Date, of (i) Kirkland & Ellis LLP, special counsel for Borrower and the Guarantors, (ii) Marc Bassewitz, Esq., or other acceptable in-house counsel, and (iii) upon the Administrative Agent’s reasonable request, counsel(s) to Borrower and the Guarantors in certain jurisdictions in which Mortgages are to be filed pursuant to the terms herein in connection with consummating the Transactions on the Closing Date.

57

     (w)   Officer’s Certificate. There shall have been delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and its counsel, a certificate signed by a Senior Vice President of Borrower, dated as of the Closing Date, certifying that:
     (i)   the representations and warranties contained in Article V and in each Collateral Document are true and correct in all material respects on and as of such date, as though made on and as of such date; and
     (ii)   no event has occurred and is continuing, or would result from the transactions provided for herein, which has or would constitute an Event of Default.
     (x)   Order; Plan of Reorganization. (i) The Confirmation Order shall have been entered in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, any applicable orders of the Bankruptcy Court and any applicable local rules and shall be reasonably satisfactory to the Administrative Agent, (ii) the Plan of Reorganization shall, in a manner reasonably satisfactory to the Administrative Agent, contemplate and authorize this Agreement, the Transactions and all actions to be taken, undertakings to be made and obligations to be incurred by Borrower and the Guarantors in connection herewith and therewith and shall not have been amended or modified unless reasonably satisfactory to the Administrative Agent, (iii) the Confirmation Order shall be in full force and effect and not subject to stay and, unless otherwise waived by the Administrative Agent (provided, that such waiver shall not be unreasonably withheld, delayed or conditioned and that prior notice to other parties in interest shall not be required with respect to any such waiver), (A) the time to appeal the Confirmation Order or to seek review, rehearing or certiorari with respect to the Confirmation Order shall have expired and (B) no appeal or petition for review, rehearing or certiorari with respect to the Confirmation Order shall be pending, and (iv) the Backstop Rights Offering Effective Date Condition (as defined in the Plan of Reorganization) shall have been satisfied, and (v) all conditions to the effectiveness of the Plan of Reorganization shall have been satisfied (or, with the prior written consent of the Majority Lenders, waived in accordance with the terms of the Plan of Reorganization) and the Consummation of the Plan of Reorganization shall occur simultaneously with the Closing Date.
     (y)   Consents. All governmental and third party consents and approvals necessary in connection with the financing contemplated hereby and the continuing operations of Borrower and the Guarantors shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
     (z)   Title/Survey. The Collateral Agent shall have received with respect to each piece of owned material real property subject to a Mortgage (i) title insurance policies and (ii) surveys, all in form and substance reasonably satisfactory to the Collateral Agent
     (aa)   Repayment of DIP Credit Facility. The DIP Credit Agreement shall have been deemed to be repaid in full and terminated, and all action necessary to release all collateral pledged to secure the Loans and other obligations thereunder (including hedge

58

and cash management obligations) shall have been taken, in form and substance reasonably satisfactory to the Administrative Agent.
     (bb)   Minimum EBITDA. Borrower shall have Consolidated EBITDA for the most recently completed 12 month period for which financial statements are available of at least $62,500,000; provided that for any calendar month ending on or prior to June 30, 2007, Consolidated EBITDA for such calendar month shall be deemed to be the amount set forth on Schedule 4.01(bb) for such calendar month.
     (cc)   No Default under DIP Credit Agreement. No Default or Event of Default has occurred and is continuing under the DIP Credit Agreement.
     (dd)   Notice. The applicable Loan Agent shall have received a notice with respect to the borrowing, as required by Sections 2.02 or 2.04, as applicable.
     (ee)   Termination of Certain Commitments. There shall have been delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, sufficient evidence that all commitments and obligations of the Arranger under the Alternative Exit Credit Facility Commitment Letter with respect to the Alternative Exit Facility (as defined therein) have been terminated.
     (ff)   No Modifications to Subscription and Backstop Purchase Agreement. The Subscription and Backstop Purchase Agreement shall be in full force and effect and shall not have been amended or modified without the approval of the Administrative Agent, such approval not to be unreasonably withheld.
     (gg)   Rights Offering. Borrower’s minimum rights offering of $90 million of senior subordinated PIK notes shall be fully subscribed, such rights offering to be backstopped by the Backstop Parties (as defined in the Plan of Reorganization), all in accordance with the terms of the Subscription and Backstop Purchase Agreement.
     (hh)   Payment of Fees and Expenses. The Agents shall have received, for the account of the Lenders and for their own accounts, payment by Borrower of all fees and expenses (including reasonable legal fees and expenses) required to be paid hereunder, including without limitation, under Section 9.06, to the extent invoices therefor have been presented to Borrower prior to the Closing Date.]
     (ii)   Closing Date. The Closing Date shall occur by no later than March 31, 2008.
     (jj)   Flood Insurance. Borrower shall have obtained flood insurance, reasonably acceptable to the Administrative Agent, for any Mortgage Collateral Property located in a Special Flood Hazard Area.
               4.02   Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender to make any Loan or to issue any Letter of Credit (or to renew or extend any Letter of Credit) hereunder is subject to the satisfaction (or waiver) following conditions precedent:

59

     (a)   No Default or Event of Default has occurred and is continuing on the date of each Loan or the date of issuance (or the date of renewal or extension, as the case may be) of each Letter of Credit or would result from the incurring of obligations by Borrower under this Agreement;
     (b)   The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on the date of each Loan or the date of issuance (or the date of renewal or extension, as the case may be) of each Letter of Credit, except as to representations and warranties which expressly relate to an earlier date and, in such case, shall be true and correct in all material respects as of such date, and except for changes which are expressly permitted by this Agreement;
     (c)   The applicable Loan Agent or Issuing Lender shall have received a notice with respect to the borrowing, to the extent required by Sections 2.02, 2.07 or 2.19(b)(i), as applicable.
Each borrowing by or credit extension to Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of each such borrowing or credit extension that the conditions in Section 4.02 have been satisfied.
                         4.03   Determinations Under Sections 4.01 and 4.02. For purposes of determining compliance with the conditions specified in Section 4.01 and 4.02, each applicable Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless an officer of the applicable Loan Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto, and such Lender shall not have made available to the applicable Loan Agent such Lender’s ratable portion of such Borrowing.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants to each Lender and the Agents that:
                         5.01   Borrower’s Existence. Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing and properly licensed to conduct business in every jurisdiction in which the nature of the business conducted by it makes such license and good standing necessary and where failure to so comply would have a Material Adverse Effect.
                         5.02   Subsidiaries’ Existence. Each Substantial Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its formation, and is in good standing and properly licensed to conduct business in the State in which its principal operations are located and in every jurisdiction in which the nature of the business conducted by it makes

60

such compliance necessary and where failure to comply would have a Material Adverse Effect. Each Guarantor which is not a Substantial Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its formation and is in good standing and properly licensed to conduct business in the State in which its principal operations are located and in every jurisdiction in which the nature of the business conducted by it makes such compliance necessary except where failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
                         5.03   Borrower’s and Subsidiaries’ Powers. The execution, delivery and performance of this Agreement, the Notes, the other Credit Documents and any other instrument or agreement required to be executed and delivered by Borrower hereunder or any of its Subsidiaries are within Borrower’s or such Subsidiary’s corporate or other appropriate powers, have been duly authorized, and are not in conflict with the terms of any charter or by-laws or other equivalent organizational document of Borrower or such Subsidiary, or any material instrument or agreement to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound or affected except (other than in the case of any charter or by-laws or other equivalent organizational document) to the extent such conflict could not reasonably be expected to result in a Material Adverse Effect.
                         5.04   Power of Officers. The officers of Borrower and the other Credit Parties executing this Agreement, the Notes, the other Credit Documents and any other certificate, instrument or agreement required to be delivered hereunder are duly authorized to execute same.
                         5.05   Government Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement, the Notes, the other Credit Documents or any other instrument or agreement required hereunder, other than (i) the filing of financing statements, mortgages and intellectual property filings, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approval of the Bankruptcy Court which approval shall have been obtained prior to the Closing Date, (iv) approvals, consents and exemptions that have been obtained prior to the Closing Date and (v) consents, approvals and exemptions that the failure to do so in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
                         5.06   Compliance With Laws. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Borrower or any Subsidiary, which would be contravened by the execution, delivery, performance or enforcement of this Agreement, the Notes, the other Credit Documents or any instrument or agreement required hereunder, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
                         5.07   Enforceability of Agreement. Each of this Agreement, the Notes and each of the other Credit Documents to which Borrower or any of its Subsidiaries is a party are legal, valid and binding agreements and obligations of Borrower, or such Subsidiary, as the case may be, enforceable against Borrower or such Subsidiary, as the case may be, in accordance with their respective terms, and any other instrument or agreement required

61

hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, subject, in each case, to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
                         5.08   Title to Property. Borrower and its Subsidiaries have good title to their respective owned material personal properties and assets, and good and marketable title to their respective owned material real properties which, in each case are necessary to the conduct of its business, free and clear of all Liens, except for Permitted Liens on such properties and assets. The execution, delivery or performance of this Agreement, the Notes, the other Credit Documents or any instrument or agreement required hereunder will not result in the creation of any Lien, other than in favor of the Secured Creditors pursuant to the Collateral Documents.
                         5.09   Litigation. Except as disclosed on Schedule 5.09, there are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened in writing against Borrower or any Subsidiary or their respective property, which have a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect.
                         5.10   [Reserved.]
                         5.11   Compliance with Margin Requirements. Borrower is not in violation of any provision of Section 7 of the Exchange Act or any Margin Regulation, nor will Borrower’s activities cause it to violate such provision or any Margin Regulation.
                         5.12   Subsidiaries. As of the Closing Date, all of Borrower’s Subsidiaries existing as of the Closing Date are listed on Exhibit D hereto.
                         5.13   Financial Information2. The audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ending December 31, 2006 and the unaudited consolidated financial statements of Borrower and its subsidiaries for the fiscal quarter ending March 31, 2007 and June 30, 2007 have been furnished by Borrower to Lenders. Such financial statements have been prepared in accordance with GAAP and practices consistently applied and accurately and fairly present in all material respects the consolidated financial condition and results of operations of the entities referred to therein as of such dates. Since March 31, 2007, there has been no Material Adverse Change (other than (i) any changes contemplated in the Plan of Reorganization, (ii) any events leading up to the filing of the Chapter 11 case disclosed in Borrower’s public filings made prior to the date hereof and (iii) the filing of the Chapter 11 case with the Bankruptcy Court and events ancillary thereto or resulting therefrom).

[2]	Additional Periods to be included to the extent additional financial statements are available prior to exit.

62

                         5.14   ERISA. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable federal or state law, and except as listed on Schedule 5.14 no event or condition is occurring nor is there any present intent to cause any such event or condition to occur with respect to any Plan or Multiemployer Plan with respect to which Borrower would be under an obligation to furnish a report to Lenders in accordance with Section 6.02(d) hereof and which, taking all such events or conditions arising within the last twelve-month period, in the aggregate would result in liability to Borrower or an ERISA Affiliate in excess of $1,000,000. For purposes of this representation and warranty, Borrower, or any ERISA Affiliate if not the Plan administrator, shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA; provided, however, that the foregoing representation with respect to Multiemployer Plans is made with respect to matters of which Borrower or any ERISA Affiliate has actual knowledge. The aggregate withdrawal liability under Section 4201 of ERISA which could be incurred by Borrower and each ERISA Affiliate, collectively, upon a complete withdrawal, within the meaning of Section 4203 of ERISA, from each and all Multiemployer Plans to which each is contributing or has contributed within the past five calendar years, plus the aggregate of the excess of benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, of each Plan upon termination of such Plan over the assets of such Plan, does not exceed $5,000,000).
                         5.15   Investment Company Act of 1940. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” or is required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
                         5.16   No Restrictions on Subsidiaries. No Subsidiary is prohibited by the terms of any agreement to which it is a party or by which it is bound from paying dividends to or making loans or advances to Borrower or any Subsidiary directly controlling it, except (a) as disclosed in Schedule 5.16; (b) restrictions imposed by this Agreement or any Collateral Agreement; (c) customary non-assignment provisions restricting subletting, assignment or licensing of any lease or license or assignment of any contract of any Subsidiary; customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; and customary provisions in instruments or agreements relating to a Lien created, incurred or assumed in accordance with this Agreement prohibiting the transfer of the property subject to such Lien, in each case in existence on the Closing Date; (d) restrictions on Debt secured by any Permitted Lien limiting the right of such Subsidiaries to dispose of the assets securing such Debt to the extent that the agreement governing such Debt prohibits the transfer of such assets as a Restricted Payment; (e) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary; (f) restrictions in any agreement in effect at the time any Person becomes a Subsidiary of Borrower or a Guarantor, provided that such agreement was not entered in contemplation of such Person becoming a Subsidiary; (g) restrictions in the Senior Second Lien Secured Notes Indenture, Subordinated Notes Indentures and Rights Offering Senior Subordinated Notes Indenture; (h) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the payment of dividends from such partnership, limited liability company, joint venture or similar Person; (h) any restrictions

63

pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (a) through (g), provided that the terms and conditions of any such restrictions are not less favorable to the Lenders than those under or pursuant to the agreement extended, refinanced, renewed or replaced.
                         5.17   Senior Indebtedness. Borrower agrees that at all times the Secured Obligations will constitute Senior Indebtedness (as defined in the Subordinated Notes Indenture) and Designated Senior Indebtedness under the Subordinated Notes Indenture.
                         5.18   Environmental Matters. As of the Closing Date:
     (a)   except as disclosed on Schedule 5.18, the property, assets and operations of Borrower and the Subsidiaries comply in all material respects with all applicable Hazardous Materials Laws and all governmental permits required thereunder relating to the use and/or operation thereof except in each case to the extent that failure to comply with such Hazardous Materials Laws or applicable permits would not reasonably be expected to have a Material Adverse Effect;
     (b)   to the knowledge of Borrower, (i) none of the real property owned in fee, or the assets or operations of Borrower and the Subsidiaries related thereto is the subject of federal or state investigation mandating any remedial action, involving expenditures, which is needed to respond to a release of any Hazardous Materials into the environment where such expenditures could reasonably be expected to have a Material Adverse Effect, (ii) there are no underground storage tanks present on or under the Properties owned in fee the presence of which could reasonably be expected to have a Material Adverse Effect, and (iii) there are no pending or threatened: (A) actions or proceedings from any governmental agency or any other person or entity regarding the disposal of Hazardous Materials, or regarding any Hazardous Materials Laws or evaluation, or (B) liens or governmental actions, notices of violations, notices of noncompliance or other proceedings of any kind relating to any of the Hazardous Materials Laws with respect to the Properties where such actions, proceedings or liens could reasonably be expected to have a Material Adverse Effect; and
     (c)   neither Borrower nor any Subsidiary has any material liability (material to Borrower and its Subsidiaries taken as a whole) in connection with any release of any Hazardous Materials into the environment.
                         5.19   Collateral Documents. (a) The provisions of each of the Collateral Documents (other than the Mortgages, subject to (b) below, and the collateral assignments of tenant’s rights in leases) are effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) security interest in all right, title and interest of Borrower and its Subsidiaries in the Collateral described therein.

64

     (b)   Each Mortgage Collateral Property as of the Closing Date is set forth on Schedule 5.19. Each Mortgage when delivered will be effective to grant to the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) mortgage lien on all the right, title and interest of the mortgagor under such Mortgage in the real property and fixtures described therein. When each such Mortgage is duly recorded in the appropriate land records offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a perfected Lien on such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies and title endorsements thereto delivered to the Collateral Agent and Permitted Liens, and such filed Mortgage also creates a legal, valid, enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and perfected Lien on, and security interest in, all right, title and interest of Borrower or such Subsidiary under such Mortgage in all fixtures which are covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies and title endorsements thereto delivered to the Collateral Agent and Permitted Liens.
     (c)   The provisions of the Guarantee and Collateral Agreement, after giving effect to the filing of UCC-1 financing statements in the offices set forth on the schedules to the Guarantee and Collateral Agreement and completion of the filings and other actions described in Schedule 3 to the Guarantee and Collateral Agreement, shall be effective to create, in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, a fully perfected Lien (except for Permitted Liens) on, and security interest in, all right, title and interest of Borrower and the Guarantors in the “Collateral”, as defined in the Guarantee and Collateral Agreement.
                         5.20   Copyrights, Patents, Trademarks and Licenses, etc. Except as disclosed in Schedule 5.20, Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the Intellectual Property that is reasonably necessary for the operations of their respective businesses as currently conducted, without material conflict with the rights of any other Person with respect thereto, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by Borrower or any of its Subsidiaries infringes upon any rights obtained by any other Person, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened.
                         5.21   Accuracy of Information, etc. No statement or written information (other than projections (“Projections”), budgets, forward looking statements, estimates or general material data), contained in this Agreement, any other Credit Document, the

65

“private” Confidential Information Memorandum dated [ ], 2007, or any other document, certificate or statement furnished by or on behalf of any Credit Party (about the Credit Parties) to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein (taken as a whole and as of the date furnished) not materially misleading in light of the circumstances under which such statements are made. Projections and pro forma financial information delivered by the Credit Parties to the Agents or Lenders in connection with this Agreement are based upon cash revenue and cash EBITDA principles (consistent with the format previously presented by Borrower to Administrative Agent) and upon good faith estimates and assumptions believed by management of Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, no assurances are given that such projections will be attained and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
ARTICLE VI.
AFFIRMATIVE COVENANTS
          Borrower covenants and agrees that so long as the Credit shall remain available, and until the full and final payment of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), it will, and with respect to Sections 6.01, 6.04, 6.05, 6.07, 6.08, 6.09, 6.10, 6.11, 6.14 and 6.17, it will cause each Subsidiary to, unless Majority Lenders waive compliance in writing:
                         6.01   Use of Proceeds and Letters of Credit. Use (a) the proceeds of the Revolving Loans solely (i) to refinance indebtedness under the DIP Credit Agreement, (ii) for general corporate purposes, including to finance expansions and investments permitted hereunder and (iii) for working capital purposes in the ordinary course of business; (b) the Letters of Credit (i) to provide security as required under applicable state consumer protection statutes and for utility deposits, (ii) to provide credit support for insurance, construction bonds, rent deposits and utility bonds, (iii) to secure the payment of workers’ compensation benefits and obligations, (iv) for the purposes described in clause (ii) of the definition of “Permitted Liens” and to provide credit support for the obligations described therein, and (v) for the general corporate purposes of Borrower and its Subsidiaries in the ordinary course of business; and (c) the proceeds of the Term Loans in the following order of priority: (i) first, to refinance indebtedness outstanding under the DIP Credit Agreement, (ii) second, to pay fees and expenses related to the foregoing, (iii) third, for general corporate purposes, including to finance expansions and investments permitted hereunder and (i-v) fourth, for working capital purposes in the ordinary course of business. For purposes of this Section 6.01, a “hostile takeover” of another entity or a “tender offer” in furtherance of same is not a proper purpose.

66

                         6.02   Notices. Promptly, but within five (5) Banking Days of a Responsible Officer obtaining knowledge thereof, unless otherwise provided below, give written notice to the Administrative Agent of:
     (a)   except for matters previously disclosed on Schedule 5.09, Schedule 6.02(a), and public filings with the SEC (unless there is a significant development with respect to these matters), any litigation against Borrower or any Subsidiary with a reasonable likelihood of adverse determination and such determination could reasonably be expected to result in a Material Adverse Effect;
     (b)   (i) any dispute which may exist between Borrower or any Subsidiary and any governmental regulatory body or law enforcement authority which has not been previously disclosed and which has a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect, and (ii) any lien for taxes (other than taxes unless such taxes are due), assessments, governmental charges, or levies, in each case in excess of $1,000,000 which have been filed and attached to property of Borrower and any of its Subsidiaries;
     (c)   any labor controversy resulting in or reasonably likely to result in a strike against Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;
     (d)   the occurrence of a Reportable Event with respect to any Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any liability, fine or penalty; the institution of any steps to terminate any Plan (together with copies of any communication between the PBGC and Borrower or any ERISA Affiliate related to such termination); the institution of any steps to withdraw from any Plan, within the meaning of Section 4062(e) or 4063 of ERISA, or any Multiemployer Plan, within the meaning of Section 4203 or 4205 of ERISA; the incurrence of any material increase in the contingent liability of Borrower or any ERISA Affiliate with respect to any post-retirement welfare benefits; the failure of Borrower or any other Person to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA; or the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would require Borrower or an ERISA Affiliate to provide security to the Plan in accordance with the provisions of such Sections;
     (e)   any Default or Event of Default, specifying the nature and the period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;
     (f)   upon, but in no event later than thirty (30) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any Subsidiary or any of their properties pursuant to any applicable Hazardous Materials Laws which has the reasonable likelihood of subjecting Borrower or any Subsidiary to environmental liability of $5,000,000 or more (to the extent not covered by written, third party insurance or other indemnity), (ii) all claims made or threatened by any third party against Borrower or any

67

Subsidiary with respect to or because of its or their property relating to damage, responsibility, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials which has the reasonable likelihood of subjecting Borrower or any Subsidiary to environmental liability of $5,000,000 or more (to the extent not covered by third party insurance or other indemnity) (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”), and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Borrower or any Subsidiary that could reasonably be anticipated to cause the property owned by Borrower or any Subsidiary or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Hazardous Materials Laws which has the reasonable likelihood of subjecting Borrower or any Subsidiary to liability of $5,000,000 or more (to the extent not covered by written, legally enforceable third party insurance or other indemnity), together with copies of all inquiries, reports or notices relating to the matters set forth in clauses (i), (ii) and (iii);
     (g)   following receipt by Borrower of a material notice from any holder or representative of Subordinated Debt or Senior Second Lien Secured Notes, a copy of such notice and substantially concurrent with the sending of any written notice by Borrower to the holder or representative of any Subordinated Debt or any Senior Second Lien Secured Notes, a copy of such notice; or
     (h)   any loss, damage, or destruction to the Collateral in excess of $2,000,000 for each such casualty, whether or not covered by insurance;
          (i) any other matter which has resulted in or is reasonably likely to result in a Material Adverse Effect.
                         6.03   Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Administrative Agent, with copies for each of the Lenders:
     (a)   No later than forty-five (45) days after the close of each of the first three fiscal quarters of each of Borrower’s fiscal years, Borrower’s unaudited consolidated statement of income and retained earnings as of the close of such quarter, its consolidated balance sheet and statement of income and retained earnings for that portion of the fiscal year ending with such quarter, and its unaudited consolidated statement of cash flows for that portion of the fiscal year ending with such quarter in each case, presented both with and without Unrestricted Subsidiaries). Each of such financial statements shall be certified by a responsible officer of Borrower as being prepared in accordance with then applicable GAAP; provided, that the delivery to each Lender of a Form 10-Q Quarterly Report of Borrower within the time period set forth above shall satisfy Borrower’s obligations pursuant to this paragraph (a);
     (b)   Commencing with the fiscal year ending 2008, no later than ninety (90) days, after the close of each of its fiscal years, a copy of the audited financial statements of Borrower and such other audited financial statements of Subsidiaries of Borrower that have been prepared (if any); it being understood that Borrower shall deliver its audited financial statements for fiscal year 2007 by June 30, 2008. Such financial statements

68

shall include at least the balance sheet of Borrower as of the close of such year and statements of income and retained earnings and of changes in financial position and cash flows for such year, prepared (in the case of Borrower) on a consolidated basis, and such consolidated financial statements shall be certified by KPMG LLP or by other independent public accountants of national reputation selected by Borrower. The delivery to each Lender of a Form 10-K Annual Report within the time period set forth above shall satisfy Borrower’s obligations pursuant to the preceding portion of this Section 6.03(b); provided that the consolidated financial statements included in such Form 10-K shall be certified by KPMG LLP or by other independent public accountants of national reputation selected by Borrower. The accountants’ certification shall not be qualified or limited because of restricted or limited examination by such accountants of any material portion of the records of Borrower or any such Subsidiary for which audited financial statements have been prepared; provided, however, it being understood a “going concern” qualification or exception, or any exception or identified weakness regarding compliance with the Sarbanes-Oxley Act of 2002 shall not in and of itself constitute a Default or an Event of Default under the Credit Documents. If any of the materials required to be delivered pursuant to paragraph (c) of this Section 6.03 are delivered in connection with the delivery of the financial statements pursuant to this Section 6.03(b), Borrower shall not be required to deliver separately such statements pursuant to such paragraph (c). Borrower shall promptly deliver to the Administrative Agent a copy of any final management letters from such accountants to Borrower;
     (c)   promptly after filing with the Securities and Exchange Commission, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 11-K Annual Report, Annual Report to Shareholders, Proxy Statement and Registration Statement of (i) Borrower and (ii) Borrower’s Subsidiaries;
     (d)   not later than forty (40) days after the end of each fiscal month (other than the last month in each fiscal quarter), Borrower’s unaudited consolidated statements of income and cash flows for that portion of the fiscal year ending with such month and its unaudited consolidated balance sheet as of the last day of such fiscal month, certified by a Responsible Officer of Borrower as being complete and correct in all material respects and fairly presenting in all material respects its results of operations and cash flows and financial condition and including a comparison to the same period (or date, in the case of balance sheets) for the prior fiscal year;
     (e)   (A) contemporaneous with the delivery of the financial statements set forth in Section 6.03(a), (b) and (d), a certificate executed by any of the chief financial officer, vice president, treasurer or controller of Borrower, stating that such officer is familiar with this Agreement and the business and operations of Borrower and showing Borrower’s compliance with Sections 6.12, 6.14 and 7.14 as of the end of such applicable period and to the extent tested as of such date and (B) contemporaneous with the delivery of the financial statements set forth in Section 6.03(a) or (b), as applicable, a certificate executed by any of the chief financial officer, vice president, treasurer or controller of Borrower, stating that such officer is familiar with this Agreement and the business and operations of Borrower and (i) showing Borrower’s compliance with Sections 6.12, 6.14, 7.01, 7.02, 7.08, 7.10 and 7.14, as of the end of such applicable period and to the extent

69

tested as of such date, (ii) if Borrower or any Subsidiary is not in compliance therewith, showing such failure to comply, the amount thereof and explaining the reason therefor, and (iii) stating that to such persons knowledge no event has occurred which constitutes a Default or an Event of Default, or, if such event has occurred, the nature and status thereof and the steps that Borrower is taking or has taken to cure the same; and
     (f)   commencing March 31, 2008, on such date and on the last day of each March thereafter, updated projections through its fiscal year ending December 31, 2012, which are similar in form and substance to the projections delivered pursuant to Section 4.01(m).
Information required to be delivered pursuant to Section 6.03(a) and (b) shall be deemed to have been delivered to the Administrative Agent on the date on which Borrower provides written notice to the Administrative Agent that such information is available on the Internet via the EDGAR system of the SEC (to the extent such information is so available on such date).
                         6.04   Further Assurances. Borrower shall (and shall cause the Guarantors to) execute and deliver, or cause to be executed and delivered, to the Loan Agents or the Collateral Agent, such documents and agreements, and shall take or cause to be taken such actions, as any Loan Agent or the Collateral Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and all of the Collateral Documents.
                         6.05   Existence, Etc. Maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for use in its business except (a)(i) if in the reasonable business judgment of Borrower it is no longer necessary for Borrower and the Guarantors to preserve and maintain any such right, privilege, qualification, permit, license or franchise, and (ii) such failure to preserve the same could not, in the aggregate (with all other such failures), reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets permitted by Section 7.08 or (ii) mergers, liquidations and dissolutions permitted by Section 7.05. Borrower shall (and shall cause its Subsidiaries to) keep all its properties material to its operations consistent with industry practice in satisfactory working order and condition (ordinary wear and tear condemnation and casualty excluded) , except where the failure to keep such property in satisfactory working order and condition in the aggregate could not reasonably be expected to have a Material Adverse Effect.
                         6.06   [Reserved.]
                         6.07   Payment of Obligations. Pay all material obligations, including tax claims, when due, except (i) such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained or (ii) where the failure to keep to make such payments could not reasonably be expected to have a Material Adverse Effect.
                         6.08   Compliance with Laws. At all times comply with all laws, rules, regulations, orders and directions of any governmental authority applicable to or having jurisdiction over it or its business, the violation of which could reasonably be expected to have a Material Adverse Effect.

70

                         6.09   Insurance and Condemnation.
     (a)   In addition to the requirements set forth in the Collateral Documents, (i) keep its properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses and otherwise on terms and conditions and with insurance carriers which are reasonably satisfactory to the Collateral Agent; (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (iii) maintain such other insurance or self insurance as may be required by law to. Schedule 6.09 sets forth the insurance maintained by the Credit Parties on the Closing Date. The Agents and Lenders agree such insurance set forth on Schedule 6.09 is reasonably satisfactory as of the date hereof.
     (b)   All such insurance (other than workmen’s compensation insurance and directors’ and officers’ insurance) relating to assets of Borrower or the Guarantors shall name the Collateral Agent as loss payee (and in the case of each item of real property on which the Collateral Agent has a security interest, mortgage loss payee) and an additional insured for the interests relating to the assets of Borrower and the Guarantors, for the benefit of the Collateral Agent and each Secured Creditor, as their interests may appear, and shall not permit modification, reduction or cancellation in the absence of thirty (30) days prior written notice to the Collateral Agent.
     (c)   Notwithstanding the foregoing, the rights of the Agents and the Lenders under this paragraph (a) with respect to property and casualty insurance proceeds relating to loss, destruction or damage, or a taking of, real property (x) leased by Borrower or any of its Subsidiaries or (y) which is subject to a mortgage lien which is prior to the lien of any Mortgage in favor of the Collateral Agent thereon, and for which in either case the Collateral Agent is named as loss payee, shall be subordinate to the rights, if any, of the owner of such real property or the holder of such prior mortgage lien to the extent such owner or holder is also named as loss payee.
                         6.10   Adequate Books. Maintain adequate books, accounts and records in accordance with then applicable GAAP, and at any reasonable time upon reasonable notice, during normal business hours, permit employees or agents of the Loan Agents or Collateral Agent (or any Lender who is subject to a confidentiality agreement, if accompanying such employees or agents of the Loan Agents or Collateral Agent) at any reasonable time to inspect its properties and examine or audit its books, accounts and records and make copies and memoranda thereof; provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the reasonable out-of-pocket costs and expenses of the Agents incurred in connection with one such inspection in any fiscal year.
                         6.11   ERISA. Make prompt payment contributions required to meet the minimum funding standards of ERISA (including any funding waivers granted

71

thereunder) or as required pursuant to a collective bargaining agreement and to maintain, and cause each of its ERISA Affiliates to maintain, each employee benefit plan (as defined in Section 3(3) of ERISA) as to which it may have any liability in material compliance with all applicable requirements of law and regulations except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Effect.
                         6.12   Minimum Liquidity. On the last day of any fiscal month of Borrower, maintain Liquidity equal to or greater than $25,000,000.
                         6.13   Hazardous Materials. (a) Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in compliance with all Hazardous Materials Laws (except to the extent that failure to comply with such Hazardous Materials Laws would not have a Material Adverse Effect).
          (b) Conduct, and cause to be conducted, the ongoing operations of Borrower and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Hazardous Materials Law (except for any liabilities or expenditure which, in the aggregate, would not have a Material Adverse Effect.
          (c) The Agents and their respective agents and representatives shall have the right at any reasonable time to enter and visit the property (whether owned or leased) of Borrower or any of its Subsidiaries for the purpose of observing such property. The Agents are under no duty, however, to visit or observe any such property, and any such acts by the Agents shall be solely for the purposes of protecting Lenders’ security and preserving Lenders’ rights under the Collateral Documents. No site visit or observation by the Agents shall result in a waiver of any default of Borrower or any Subsidiary or impose any liability on the Agents or Lenders. In no event shall any site visit or observation by the Agents be a representation that Hazardous Materials are or are not present in, on, or under such property, or that there has been or shall be compliance with any Hazardous Materials Laws. Neither Borrower nor any other party is entitled to rely on any site visit or observation by the Agents. The Agents owe no duty to inform Borrower or any other party of any Hazardous Materials or any other adverse condition affecting any such property. The Agents shall not be obligated to disclose to Borrower or any other party any report or findings made as a result of, or in connection with, any site visit or observation by any Agent. In each instance, the Agents shall give Borrower reasonable notice before entering any such property. The Agents shall make reasonable efforts to avoid interfering with the use of any such property in exercising any rights provided in this Section 6.13.
          (d) Borrower hereby acknowledges that nothing in this Section is either intended to or actually does give the Agents or the Lenders control of Borrower’s or its Subsidiaries’ Properties or business or any of its or their business decisions.
                         6.14   Minimum Consolidated Adjusted EBITDA. During any period in which Borrower’s Liquidity on the last day of any fiscal month is less than $50,000,000 (which is not cured within 5 Banking Days), cause Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period ending on the last day of the most recently ended fiscal quarter

72

for which financial statements are available to be equal to or greater than the amount set forth below opposite such fiscal quarter end date:

Fiscal Quarter Ending	Minimum Allowed[3]
September 30, 2007
December 31, 2007
March 31, 2008
June 30, 2008
September 30, 2008
December 31, 2008	$67,600,000
March 31, 2009	$69,500,000
June 30, 2009	$73,500,000
September 30, 2009	$74,800,000
December 31, 2009	$76,200,000
March 31, 2010	$77,700,000
June 30, 2010	$79,300,000
September 30, 2010	$80,800,000
December 31, 2010	$82,300,000
March 31, 2011	$83,500,000
June 30, 2011	$84,700,000
September 30, 2011	$85,900,000
December 31, 2011	$87,100,000
          ; provided, that for purposes of determining compliance with this Section 6.14, the Consolidated Adjusted EBITDA for each fiscal month set forth on Schedule 6.14 shall be equal to the amount as set forth opposite such date on Schedule 6.14. It is understood and agreed that such amounts set forth on Schedule 6.14 are, for pre-filing periods, computed based upon the definitions set forth in the Existing Credit Facility.
                         6.15   [Reserved.]
                         6.16   [Reserved.]
                         6.17   Control Agreements. Borrower and the Guarantors will not open or create or maintain cash or Cash Equivalents in a Demand Deposit Account or deposit account after the Closing Date unless such Account or account is maintained with a Lender (in an aggregate amount at any time not to exceed $2,000,000 for all such accounts maintain with Lenders) or is subject to written control agreements with the applicable depository banks and the Collateral Agent on terms reasonably satisfactory to the Collateral Agent in order to perfect a Lien on such Accounts and accounts in favor of the Secured Parties (each such agreement, a

[3]	Note – “Minimum Allowed” through 2008 to be set at a 25% cushion to the forecast after June and July ’07 actuals are available.

73

“Control Agreement”). Notwithstanding the foregoing, Borrower and its Subsidiaries shall not be required to enter into such control arrangements with respect to (i) any Demand Deposit Account or deposit account if the average daily balance is less than $500,000 individually or $2,000,000 in the aggregate for all such accounts (ii) tax accounts, or (iii) payroll accounts.
ARTICLE VII.
NEGATIVE COVENANTS
          Borrower covenants and agrees that so long as the Credit shall remain available, and until full and final payment of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), it will not, and with respect to Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.07, 7.08, 7.10, 7.13 and 7.15, it will not permit any Subsidiary to, unless Majority Lenders waive compliance in writing:
                         7.01   Investments and Restricted Payments. Except as otherwise permitted herein, make any Investments in any Person or any Restricted Payments except:
     (a)   Borrower or any Subsidiary may make Investments in any Guarantor or in Borrower;
     (b)   Any Subsidiary may make Restricted Payments to Borrower or any Guarantor;
     (c)   Borrower may make Investments in cash or Cash Equivalents;
     (d)   Investments may be made in the ordinary course of business related to employees, such as payments in respect of relocation, entertainment, travel Loans, and loans to employees to exercise stock options, all of which Investments do not exceed in the aggregate at any one time $2,500,000 or Investments made in the ordinary course of business related to leases such as security deposits or similar items;
     (e)   Borrower or any Subsidiary may acquire on a friendly basis at least 51% of the Capital Stock, membership interests or partnership interests, of any fitness center located in the United States, provided that such fitness center shall immediately become a Guarantor and shall comply with Section 3.04 hereof. As used in this Section 7.01(e), “fitness center” means any corporation, limited liability company or partnership whose business is comparable to any of the businesses currently operated by Borrower or any of its Subsidiaries (other than a finance company);
     (f)   [Reserved];
     (g)   Investments by Borrower and its Subsidiaries in New Ventures, Joint Ventures, Foreign Subsidiaries, Lincoln Indemnity Company, and non-Consolidated Subsidiaries, and Unrestricted Subsidiaries (i) existing on the Closing Date and (ii) made after the Closing Date if Liquidity exceeds $30,000,000 after giving pro forma effect to any

74

such Investment; provided that (A) the aggregate amount of such Investments made after the Closing Date (valued at the time of the making thereof, and after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investments) does not exceed, at any one time outstanding, $20,000,000 (plus any dividends, distributions and repayments in respect of Investments existing on the Closing Date) and (B) the aggregate amount of such investments made after the Closing Date (valued at the time of the making thereof, and after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investments) does not exceed $5,000,000 in any fiscal year (except (i) that any portion of such permitted amount not used in any fiscal year may be carried forward to subsequent fiscal years and (ii) for any fiscal year, the amount that would otherwise be permitted to be so invested in such fiscal year (including as a result of the carry-forward described in the preceding clause (i)) may be increased by pulling forward to such fiscal year the amount that would be permitted to be so invested in the immediately succeeding fiscal year; provided, however, that the actual amount so pulled forward in respect of any fiscal year shall reduce, on a dollar-for-dollar basis, the amount that would otherwise be permitted to be so invested in the succeeding fiscal year; and provided, further, that the aggregate amount permitted to be so invested may in no event exceed $10,000,000 in any fiscal year) and (C) the cumulative outstanding Investment in any Subsidiary on the date that such Subsidiary is converted to an Unrestricted Subsidiary in accordance with the terms hereof shall be deemed an Investment made on such conversion date in an Unrestricted Subsidiary for purposes of determining compliance with this Section 7.01(g);
     (h)   Investments to the extent funded by Capital Stock of Borrower issued after the Closing Date or the cash proceeds thereof received after the Closing Date (and Investments of such cash proceeds), provided that such proceeds from issuances of Capital Stock may only be used for Investments if used within nine months of the issuance of such stock;
     (i)   [Reserved];
     (j)   Investments resulting from (i) the write-off of intercompany loans in connection with the liquidation or dissolution of any Subsidiary permitted hereunder and (ii) the forgiveness of intercompany loans existing as of the Closing Date set forth on Schedule 7.01(j);
     (k)   Investments existing as of the Closing Date as set forth on Schedule 7.01(k) and any modification, replacement, renewal or extension, provided that the original amount of each such Investment is not increased except as otherwise permitted by this Section 7.01;
     (l)   Investments resulting from entering into Hedging Agreements;
     (m)   Investments received in connection with the bankruptcy or reorganization of any Person or in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

75

     (n)   Investments arising out of the receipt by Borrower or any of its Subsidiaries of promissory notes and non-cash consideration for Permitted Asset Sales, provided that the non-cash consideration for any such asset sale shall not exceed 25% of the total consideration therefore; and
     (o)   Such other Investments in an amount not to exceed $3,000,000 at anytime outstanding.
                         7.02   Other Obligations Except as provided in this Agreement, create, incur, assume or permit to exist any Debt, or create, incur or enter into any Guaranty of any Debt of any other Person, other than:
     (a)   the Secured Obligations;
     (b)   Any Debt existing on the Closing Date listed on Schedule 7.02(b) hereto, and any renewal, extension or refinancing thereof that does not consist of any capitalization of interest on the original Debt; provided, that the principal amount of such renewal, extension or refinancing Debt (the “Refinancing Debt”) shall not exceed the aggregate principal amount of the Debt on the Closing Date listed on such Schedule (plus any fees, premiums or interest related thereto) so refinanced, the average life to maturity of each installment or principal of such Refinancing Debt shall not be earlier than the average life to maturity of the corresponding installment of the original Debt, the Liens securing the Refinancing Debt constitute “Permitted Liens” and the only obligor(s) of the Refinancing Debt shall be the obligor(s) of the Debt on the Closing Date listed on such Schedule;
     (c)   Standby letters of credit obtained in the ordinary course of business;
     (d)   Debt of Borrower to any of its Subsidiaries and of any Guarantor to Borrower or any other Guarantor;
     (e)   Debt of Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;
     (f)   additional Debt (including Guarantees of Debt permitted under paragraph (g) of Section 7.02 to the extent such Guarantee would be in excess of the amount permitted by paragraph (g) hereof) incurred or assumed by Borrower and its Subsidiaries in respect of Capital Leases or Purchase Money Debt in an aggregate principal amount not to exceed $100,000,000; provided that (i) such Debt is not secured by any property constituting Collateral under the Collateral Documents (except to the extent that such Debt may be secured by Liens described under clause (iv) of the definition of “Permitted Liens”), (ii) any unsecured purchase money seller Debt is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iii) before and after giving effect to the incurrence of such Debt, no Default or Event of Default shall have occurred and be continuing and provided, further, that (to avoid double counting) Guarantees of such Debt shall not be considered Debt for the purposes of this paragraph (f) of this Section 7.02;
     (g)   Guarantees of Debt permitted under paragraph (b) of this Section 7.02;

76

     (h)   Debt incurred as an Investment permitted by Section 7.01;
     (i)   without duplication of Debt permitted by Section 7.02(b) above, Debt of Borrower consisting of the Subordinated Notes and the Junior Subordinated Notes, or Debt of Borrower qualifying as a Permitted Subordinated Notes Refinancing;
     (j)   Debt of Borrower consisting of the Senior Second Lien Secured Notes and guarantees of the Senior Second Lien Secured Notes by Subsidiaries to the extent such Subsidiaries are Guarantors and pledge their assets as grantors under the Collateral Documents;
     (k)   Debt of Borrower consisting of the Rights Offering Senior Subordinated Notes if and when the Rights are exercised or Debt of Borrower qualifying as Permitted Subordinated Notes Refinancing thereof;
     (l)   Debt of Borrower consisting of (x) repurchase obligations with respect to Capital Stock of Borrower issued to directors, consultants, managers, officers and employees of Borrower and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted hereunder and (y) promissory notes issued by Borrower to directors, consultants, managers, officers and employees (or their spouses or estates) of Borrower and its Subsidiaries to purchase or redeem Capital Stock of Borrower issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted hereunder;
     (m)   Debt arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance bonds and performance and completion guarantees, in each case incurred in the ordinary course of business;
     (n)   Debt in respect of Hedging Agreements entered into in the ordinary course of business to hedge against actual exposure risk not for speculative purpose;
     (o)   Debt incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Debt does not consist of Debt for borrowed money and is owed to the financial institutions providing such arrangements and such Debt is extinguished in accordance with customary practices with respect thereto;
     (p)   [Reserved];
     (q)   Debt of a person that becomes a Subsidiary after the date hereof pursuant to an acquisition, which Debt exists at the time such person becomes a Subsidiary and is not created in contemplation thereof, or in connection with such person becoming a Subsidiary, and any extensions, renewals, or replacements of such Debt if the terms and conditions thereof (including the terms and conditions of any Guarantee or other credit support for such Debt are not less favorable to the obligor thereon or to the Lenders than the Debt being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Debt being refinanced or extended; provided such Debt shall

77

not (i) include Debt of an obligor that was not an obligor with respect to the Debt being extended, renewed or refinanced, (ii) exceed in a principal amount the Debt being renewed, extended or refinanced plus accrued interest, costs, fees and other expenses directly attributable to such renewal, extension or refinancing, or (iii) include Debt of an obligor incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and
     (r)   other unsecured Debt of the Company or the Guarantors in an aggregate principal amount not exceeding $50,000,000 at any time outstanding.
                         7.03   Other Security. Other than as expressly permitted under Section 7.08, create, assume or suffer to exist any Lien on any of its or its Subsidiaries’ property, real or personal or mixed (including without limitation, any leasehold interests), whether now owned or hereafter acquired, except Permitted Liens and licenses of intellectual property pursuant to a Franchise Program.
                         7.04   Limitation on Optional Payments on Certain Debt and Modifications of Debt Instruments. (a) pay principal or premium of any kind or make any optional prepayment on, repurchase, redeem or defease any Senior Second Lien Secured Notes; provided that up to 35% of the principal amount of any Senior Second Lien Secured Notes may be redeemed or repurchased with the proceeds of any registered public offering of Qualified Capital Stock if after giving effect to any such prepayment (i) no Default or Event of Default has occurred and is continuing, (ii) Liquidity is greater than or equal to $75,000,000 and (iii) the Leverage Ratio is less than 2.5 to 1.0.
     (b)   pay principal, interest (other than interest paid-in-kind) or premium of any kind or make any optional prepayment on, repurchase redeem or defease any Subordinated Debt; provided that up to 35% of the principal amount of any Subordinated Debt may be redeemed or repurchased with the proceeds of any registered public offering of Qualified Capital Stock if after giving effect to any such payment (i) no Default or Event of Default has occurred and is continuing, (ii) Liquidity is greater than or equal to $75,000,000 and (iii) the Leverage Ratio is less than 2.5 to 1.0.
     (c)   amend, modify or change in any material respect, or consent or agree to any such amendment, modification or change to, any of the terms of any such Subordinated Debt in a manner materially adverse to the interests of the Lenders (other than any such amendment, modification or change to the terms of any Debt which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) without the consent of the Majority Lenders.
     (d)   amend, modify or change in any respect, or consent or agree to any such amendment, modification or change to, the Senior Second Lien Secured Notes Indenture, except to the extent permitted by the Intercreditor Agreement.
                         7.05   Liquidation; Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination, or sell, lease or dispose of

78

its business or assets as a whole or in an amount which constitutes a substantial portion thereof; provided, however, that (a) any Subsidiary may merge into, consolidate with or transfer its business or assets to Borrower (if the purpose of such merger, consolidation or combination is a legitimate tax planning purpose of Borrower) or any other Subsidiary (so long as such acquiring Subsidiary is a Guarantor) pro rata, to the extent owned by Borrower or such Subsidiary, (b) Borrower may merge, consolidate or combine (including through liquidation or dissolution into Borrower) with any other corporation so long as Borrower is the surviving corporation, no Default or Event of Default would exist under this Agreement after giving effect to such merger, consolidation or combination and the reason for such merger, consolidation or combination is either (i) legitimate tax planning purposes of Borrower or (ii) to consummate an acquisition permitted by Section 7.01(e), (c) any Subsidiary may liquidate or dissolve if upon such liquidation or dissolution all or substantially all of the business or assets of such Subsidiary are distributed to Borrower or any other Subsidiary (so long as such transferee Subsidiary is also a Guarantor) pro rata, to the extent owned by Borrower or such Subsidiary, (d) in the event that a Subsidiary has distributed its business or assets to Borrower or any Subsidiary pursuant to Section 7.05(c), neither Borrower nor any Subsidiary shall be required to preserve any right, license, or franchise of such Subsidiary or the corporate existence of such Subsidiary if the Board of Directors of Borrower or the Subsidiary to which the business or assets of such Subsidiary were distributed shall determine that the preservation thereof is no longer desirable and that the loss thereof is not adverse in any material respect to Lenders and (e) any Joint Venture, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar arrangements or otherwise required by the organizational documents or joint venture documents, may dissolve, liquidate, sell, lease or dispose of its business or assets, in whole or part.
                         7.06   [Reserved.]
                         7.07   Change in Business. Engage in any business activities or operations substantially and materially different from or unrelated or those business activities existing on the Closing Date or those which are ancillary, supportive or complementary thereto; provided, however, that this Section 7.07 shall not prohibit Borrower or its Subsidiaries from managing non-owned fitness centers or providing payment, processing and collection services for non-owned fitness centers, or from commencing and operating a Franchise Program, or from operating a captive insurance company and, provided, further, Borrower and its Subsidiaries may elect to cease originating for their own account and/or servicing all or a portion of membership contracts receivable and have third parties perform all or some of such functions.
                         7.08   Disposal of Assets. Dispose of any accounts receivable, any fixed or capital assets (including, without limitation, the entering into of any sale and leaseback agreement covering any of its fixed or capital assets), any Capital Stock of Subsidiaries or any Intangible Assets, or enter into any license, franchise or sublease arrangements; provided, however, that:
     (a)   dispositions of assets among and between Borrower and the Guarantors shall not be prohibited hereunder;
     (b)   [Reserved];

79

     (c)   [Reserved];
     (d)   (i) Borrower or any Subsidiary may dispose, of surplus, uneconomic, obsolete, no longer used or useful equipment or fixtures in the ordinary course of business and (ii) Borrower and its Subsidiaries may license certain rights with respect to its trade name or other Intellectual Property pursuant to franchising and other arrangements permitted by this Section 7.08;
     (e)   Borrower and its Subsidiaries may license, for at least 75% cash consideration, certain rights with respect to its trade name and other Intellectual Property (i) to franchisees and joint ventures for the operation of health clubs pursuant to a Franchise Program or otherwise in respect of joint ventures and (ii) for other purposes intended to generate proceeds to Borrower in the ordinary course of business consistent with past practice;
     (f)   Borrower and its Subsidiaries may sell assets (and related liabilities) consisting of health and fitness clubs and any related assets, including memberships to Persons which simultaneously become franchisees pursuant to a Franchise Program; provided that (i) such assets are sold at their net Fair Market Value for at least 75% cash consideration (taking into account the amount of such liabilities) and (ii) the aggregate net cash proceeds arising from such sales since the Closing Date do not exceed $5,000,000;
     (g)   Borrower and its Subsidiaries may sell written off receivables to a collection or similar agency in lieu of in-house collection in the ordinary course of business and other dispositions of accounts receivable in connection with compromise, writedown or collection thereof;
     (h)   Borrower and its Subsidiaries may enter into outsourcing arrangements with respect to the processing of Membership Receivables as long as (i) such Membership Receivables remain assets of Borrower and its Subsidiaries and (ii) payment of such Membership Receivables is made to Demand Deposit Accounts subject to Control Agreements to the extent required herein;
     (i)   Borrower and its Subsidiaries may enter into leases, subleases, licenses or sublicenses in the ordinary course of business consistent with past practices;
     (j)   dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;
     (k)   disposition of Cash Equivalents;
     (l)   transfer of property (i) subject to a Casualty Event or (ii) to a Governmental Authority as a result of condemnation;

80

     (m)   dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar arrangements, and in each case, for at least 75% cash consideration;
     (n)   disposition of assets not otherwise permitted under this Section 7.08 for Fair Market Value and at least 75% cash consideration provided that the total Fair Market Value of all assets sold pursuant to this clause does not exceed (individually or in the aggregate) $5,000,000 per fiscal year;
     (o)   Borrower and its Subsidiaries may dispose of (i) assets consisting of health and fitness clubs (and related liabilities) and any assets related thereto, including memberships, for Fair Market Value (“Permitted Club Sales”), (ii) any interests in leases or subleases, and (iii) pursuant to Permitted Sale/Leasebacks; provided (i) that Borrower’s Consolidated Adjusted EBITDA is not less than the Pro Forma EBITDA Threshold, (ii) that such assets shall not include any Intellectual Property material to the business of Borrower or any of its Subsidiaries (other than non-exclusive licensing otherwise permitted hereunder); and (iii) except to the extent the consideration received for such disposition consists of substantially like assets, cash consideration received shall exceed 75% of the total consideration for such dispositions.
For purposes of this Section 7.08, dispositions of assets shall not include sales by Borrower or any Subsidiary of Borrower of Capital Stock (or Capital Stock equivalents) of Borrower.
                         7.09   Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than a Subsidiary) unless (a) such transaction is (i) otherwise permitted under this Agreement, and (ii) upon fair and reasonable terms no less favorable to Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate or (b) such transaction is contemplated by the Plan of Reorganization.
                         7.10   Limitation on Sales and Leasebacks. Enter into any Sale/Leaseback after the Closing Date unless such transaction constitutes a Permitted Sale/Leaseback; provided that Borrower and its Subsidiaries may not enter into any Sale/Leaseback with an Unrestricted Subsidiary.
                         7.11   Limitation on Changes in Fiscal Year. Permit the fiscal year of Borrower to end on a day other than December 31.
                         7.12   [Reserved.] Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than pursuant to (a) this Agreement and the other Credit Documents, (b) any agreements governing any purchase money Liens or obligations under Capitalized Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed

81

thereby), (c) the Subordinated Notes Indentures and the Senior Second Lien Secured Notes Indenture, (d) any arrangement or agreement arising in connection with a disposition permitted under this Agreement so long as such restrictions apply only to the asset to be disposed of pending completion of such disposition, (e) any agreement with respect to the Debt of any Person existing at the time such Person becomes a Subsidiary after the date hereof so long as such prohibitions or limitations apply only with respect to the properties and revenues of such Subsidiary, (f) customary restrictions in leases, subleases, licenses and sublicenses, (g) any agreement with respect to any Real Estate Financing Subsidiary so long as such prohibitions or limitations apply only with respect to the properties and revenues of such Real Estate Financing Subsidiary, (h) restrictions applicable to any Joint Venture pursuant to the applicable joint venture agreement so long as such restrictions apply only to the properties and revenues of such Joint Venture or the Capital Stock of such Joint Venture (and Borrower hereby agrees to use reasonable efforts to cause any such restriction in respect of the Capital Stock of such Joint Venture to be waived or made inapplicable with respect to a Lien and security interest on such Capital Stock in favor of the Collateral Agent to secure the Secured Obligations) and (i) any restrictions existing as of the Closing Date.
                         7.14   Maximum Senior Secured Leverage Ratio.
          Permit the Senior Secured Leverage Ratio, as at the end of any fiscal quarter, to exceed 5.50 to 1.00.
ARTICLE VIII.
EVENTS OF DEFAULT
          If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
                         8.01   Nonpayment. Borrower shall fail to pay (i) when due, any portion of principal hereunder or under the Notes in accordance with the terms hereof or thereof, (ii) when due any interest hereunder or under the Notes and such failure shall continue unremedied for a period of five Banking Days after such interest was due, or (iii) when due any fee or others sums hereunder and such failure shall continue unremedied for a period of ten Banking Days after such amounts are due.
                         8.02   Representation or Warranty. Any representation or warranty made by Borrower or any Subsidiary herein or in any other Credit Document or in any written certificate executed or delivered to Lenders, Loan Agents or the Collateral Agent shall prove to have been false or materially misleading when made or when deemed to have been made;
                         8.03   Judgments. There shall be entered against Borrower or any of its Subsidiaries one or more final judgments (or any judgment against an ERISA Affiliate, if such judgment is in favor of a Multiemployer Plan) in excess of $10,000,000 in the aggregate at any one time outstanding excluding those judgments (i) that have been outstanding less than forty five (45) consecutive calendar days from the entry thereof or (ii) during the time which a

82

stay of enforcement of such judgment is in effect by reason of a pending appeal or otherwise or (iii) for and to the extent which Borrower or such Subsidiary has insurance or third party indemnification with respect to which the insurer has not denied coverage in writing.
                         8.04   Voluntary Bankruptcy. Borrower or any Guarantor shall fail to pay, or admit in writing its inability to pay, its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, or Borrower or any Guarantor shall take any corporate action to authorize, or in furtherance of, any of the foregoing.
                         8.05   Involuntary Bankruptcy. Involuntary petition shall be filed under any bankruptcy statute against Borrower or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody or control of the properties of Borrower or any Guarantor, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment.
                         8.06   Change of Control Event. A Change of Control Event shall occur.
                         8.07   Cross Default. (a) Any breach or default shall occur with respect to any Debt in excess of $10,000,000 (except with respect to Debt under this Agreement) individually or in the aggregate, under which Borrower or any of its Subsidiaries may be obligated as borrower or guarantor, if such breach or default consists of the failure to pay any such indebtedness when due whether by acceleration or otherwise (and remains uncured or continues beyond any applicable grace period, waiver or amendment) or if such breach or default (after giving effect to any grace period, waiver or amendment) results in or permits (or, with the passage of time, the giving of notice or both, may permit) the acceleration of any such indebtedness of or the termination of any commitment to lend to Borrower or any such Subsidiary.
          (b) Failure to make rental payments in excess of $5,000,000 individually or in the aggregate in respect of any operating lease or operating leases (other than to the extent any such amount is being contested in good faith and after giving effect to any grace period, waiver or amendment of such operating lease).
                         8.08   ERISA. (a) The occurrence of a Termination Event with respect to one or more Plans and/or one or more Multiemployer Plans if Borrower’s maximum liability (as measured, (A) in the case of a Termination Event described in clauses (i) through (iii) of the definition of “Termination Event”, by the amount by which plan assets are insufficient to satisfy benefit liabilities upon termination under ERISA with respect to each Plan as to which such Termination Event has occurred, (B) in the case of a Termination Event described in clause (iv) of said definition, by the withdrawal liability under Section 4063 of ERISA with respect to each Plan as to which such Termination Event has occurred, and (C) in the case of a Termination Event described in clause (v) of the definition of “Termination Event”, by the excess, if any of (i) the aggregate of annual contributions due or paid during a plan year plus payments and interest due or paid pursuant to Section 4219 of ERISA during the same plan year, with respect to each

83

Multiemployer Plan as to which a Termination Event has occurred, over (ii) the annual contribution amount due or paid for such Multiemployer Plan for the plan year preceding the plan year in which such Termination Event occurred) which could arise upon the occurrence of all such Termination Events that occur within a twelve consecutive month period exceeds $1,000,000; or
     (b)   The aggregate withdrawal liability which could be incurred under Section 4201 of ERISA of Borrower and all ERISA Affiliates, collectively, upon a complete withdrawal, within the meaning of Section 4203 of ERISA, from each and all Multiemployer Plans to which each is or has contributed within the past five calendar years, plus the aggregate of the excess of benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, of each Plan upon termination of such Plan over the assets of such Plan, exceeds $5,000,000.
                         8.09   Specific Defaults. (i) Borrower shall fail duly and promptly to perform or observe any term or provision specified in any of Sections 6.01, 6.02(e), 6.05 or 6.14 or Article VII hereof, (ii) Borrower shall fail duly and promptly to perform or observe any term or provision specified in Section 6.12 and shall not remedy such failure to perform or observe such term or provision within five Banking Days or (iii) Borrower shall fail to perform or observe any term or provision specified in Section 6.09 and shall not remedy such failure to perform or observe any term or provision specified in such Section 6.09 within 10 calendar days.
                         8.10   Guarantee and Collateral Agreement; Impairment of Collateral Documents. (a) any material provision of any Collateral Document (other than the collateral assignments of tenant’s rights in leases) necessary for the practical realization of the substantial benefits thereof shall for any reason cease to be valid and binding on or enforceable against Borrower (other than pursuant to a failure of the any Loan Agent, the Collateral Agent or the Lenders to take any action within the sole control of such Person), or any Subsidiary or Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or
     (b)   any of the Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any Collateral with a Fair Market Value in excess of $1,000,000 purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest having the priority purported to be created by such Collateral Document (other than by or as a result of any action by the Collateral Agent).
                         8.11   [Reserved.].
                         8.12   [Reserved.].
                         8.13   Actual or Asserted Invalidity. (i) This Agreement, any Note, any Collateral Document or any instrument or certificate executed or delivered to Lenders or any Agent pursuant to this Agreement or in connection with any transaction contemplated herewith shall cease, for any reason (other than solely as a result of any action or inaction on the part of any Agent or any of the Lenders or solely with respect to any portion of Collateral with a Fair

84

Market Value of less than $1,000,000), to be in full force and effect, or Borrower or any of its Affiliates shall so assert or (ii) any Lien created thereby or subordination provision therein shall cease to be enforceable and of the same effect and priority purported to be created thereby as a result of any action or inaction on the part of Borrower or any of its Affiliates.
                         8.14   Failure to Constitute Senior Indebtedness. Any Secured Obligation shall fail to constitute Senior Indebtedness and Designated Senior Indebtedness under the Rights Offering Senior Subordinated Notes Indentures or the Subordinated Notes Indenture.
                         8.15   Other Defaults. Borrower or any Subsidiary shall breach, or default under, any term, condition, provision, covenant, representation or warranty contained in this Agreement not specifically referred to in this Article or in any Collateral Document, if such breach or default shall continue for thirty (30) days after notice from Administrative Agent as required by Majority Lenders;
THEN:
     (a)   In the case of an Event of Default other than one referred to in Section 8.04 or 8.05 of this Article VIII, upon request of Majority Lenders to Administrative Agent, any obligation on the part of Lenders to make or continue the Credit or any obligation on the part of any Issuing Lender to issue or amend any Letter of Credit shall terminate and, at the further option of Majority Lenders, Administrative Agent shall declare all sums of principal and interest outstanding on the Credit and all other sums outstanding under or in respect of this Agreement and the Notes immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character (other than as stated in any of the foregoing sections of this Article VIII), all of which are hereby expressly waived by Borrower; and
     (b)   in the case of an Event of Default referred to in Section 8.04 or 8.05 of this Article VIII, Lenders’ obligations to make or continue the Credit and the Issuing Lenders’ obligations to issue or amend any Letter of Credit shall be automatically cancelled and all sums of principal and interest on the Credit and all other sums outstanding under or in respect of this Agreement and the Notes shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, all of which are hereby expressly waived by Borrower.
Each Loan Agent shall promptly advise Borrower of any declaration under clause (a), above, but failure to do so shall not impair the effectiveness of such declaration. Additionally, upon the occurrence of and during the continuance any Event of Default, the Revolving Credit Agent, at the request of the Majority Lenders, shall require Borrower to deposit immediately with Revolving Credit Agent cash collateral pursuant to documentation reasonably acceptable to the Revolving Credit Agent, for application against drawings under any Letter of Credit issued for Borrower’s account hereunder, in an amount equal to the undrawn amount of such Letter of Credit. Any amount so deposited that is not applied to satisfy drawings under such Letter of Credit or remains following the waiver of all such Events of Default will be promptly repaid with

85

interest (at the Revolving Credit Agent’s applicable certificate of deposit rate in effect on the date of such deposit) to Borrower, provided that Lenders have received all other amounts due to them under this Agreement and the Notes. Borrower shall not make (or declare) any Restricted Payments otherwise permitted under Section 7.01 if a Default or an Event of Default has occurred and is continuing on the date of such payment (or declaration), or would result from such payment (or declaration).
Borrower shall not make (or declare) any Investment or Restricted Payments otherwise permitted under Section 7.01 if a Default or an Event of Default has occurred and is continuing on the date of such payment (or declaration), or would result from such payment (or declaration).
                         8.16   Purchase Right. Following (a) acceleration of the Obligations in accordance with the terms of this Agreement, (b) a payment default under this Agreement that has not been cured or waived within sixty (60) days of the occurrence thereof or (c) the commencement of a bankruptcy or similar proceeding (each a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Term Lenders may request, and the Revolving Credit Lenders hereby offer the Term Lenders the option, to purchase all, but not less than all, Obligations in respect of Revolving Loans, outstanding at the time of purchase at par, plus any applicable premium and accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Banking Days of the request. If one or more of the Term Lenders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to the Collateral Agent. If none of the Term Lenders exercise such right, the Revolving Credit Lenders shall have no further obligations pursuant to this Section 8.16 or such Purchase Event.
ARTICLE IX.
MISCELLANEOUS
                         9.01   Notices. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) four (4) Banking Days following deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) on the Banking Day after delivery to a reputable overnight courier, with all charges prepaid, and addressed to the party to be notified; or (iv) upon acknowledgment of receipt thereof if transmitted by telecopy to a valid telecopier number for the party to be notified; in each case such notification shall be addressed to Borrower at:

86

Bally Total Fitness Holding Corporation
8700 West Bryn Mawr, 2nd Floor
Chicago, Illinois 60631
Attention: General Counsel
Telecopy: 773-399-0126
Phone: 773-380-3000
and shall be addressed to applicable Agent at:
Administrative Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
Revolving Credit Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
Collateral Agent
[ADDRESS]
Attention: [                    ]
Telecopy: [                    ]
Phone: [                    ]
and with respect to the other parties hereto, as set forth on Schedule 9.01 hereof, or to such other address as each party may designate for itself by like notice. Notices to an Agent shall not be effective until received by such Agent.
          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the applicable Agent (such approval not to be unreasonably withheld); provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the applicable Agent and the applicable Lender. Any Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          If the time period provided for delivery of documents or notices required under any provision of the Credit Documents would end on a day which is not a Banking Day, such time period shall be extended to the next Banking Day.

87

                         9.02   Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights of Borrower hereunder without the prior written consent of each Lender. Any purported assignment in contravention of the foregoing shall be null and void.
                         9.03   Lenders’ Obligations Several. The obligations of each Lender under this Agreement are several. Neither the Administrative Agent, the Revolving Credit Agent , the Collateral Agent nor any Lender shall be liable for the failure of any other Lender to perform its obligations under this Agreement.
                         9.04   Assignments; Participations. (a) Any Lender (each an “Assignor”) may, with the consent of the applicable Loan Agent, each Issuing Lender to whom obligations are owed in respect of Letters of Credit issued by it and (unless an Event of Default has occurred and is continuing) Borrower, which consent of such applicable Loan Agent, such Issuing Lenders and Borrower shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more banks or other entities and may, with notice to Borrower, the applicable Loan Agent and each Issuing Lender, and with consent of the applicable Loan Agent and such Issuing Lenders, but without the consent of Borrower, assign to any Affiliate of a Lender, an Approved Fund or any other Lender (each an “Assignee”), all or any part of the Loans, the Revolving Credit Commitment (including the L/C Commitment), any Letter of Credit participations, reimbursement obligations in respect of any Letter of Credit or any other rights or obligations of such Lender hereunder; provided, however, that except in the case of an assignment to a Lender, any Lender Affiliate or an Approved Fund, such assignment must be in a minimum amount (unless otherwise agreed in writing by Borrower, the applicable Loan Agent and each Issuing Lender) of $1,000,000 (or, if less, the full amount of such Assignor’s Loans, Letter of Credit Participations, reimbursement obligations in respect of any Letter of Credit or any other rights and obligations of such Lender hereunder); provided, further, that any assignment of Term Loans shall not require the consent of the Issuing Lender or, with respect to such assignment to any Affiliate of any Lender, an Approved Fund or any other Lender, the Administrative Agent and provided, further that (i) Borrower shall not be required to pay any increased costs or taxes pursuant to Section 2.16 or 2.17 by reason of any such assignment; (ii) Borrower and the applicable Loan Agent shall be entitled to continue to deal solely and directly with such Assignor in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to Borrower, the applicable Loan Agent and each Issuing Lender by such Assignor and the Assignee; and (iii) such Assignor shall not be released from its obligations hereunder with respect to the assigned portion of any such rights or obligations until the Assignee shall have delivered to Borrower and the applicable Loan Agent an agreement to be bound by the terms and conditions of this Agreement, which agreement shall be substantially in the form of Exhibit I (an “Assignment and Acceptance”).
     (b)   Any Lender may, without the consent of the applicable Loan Agent, any other Lender to whom obligations are owed in respect of Letters of Credit issued by it or Borrower, at any time sell to one or more Lenders or other entities (a “Participant”) participating interests in any Loans, any Revolving Credit Commitment, any Letter of Credit participations or any reimbursement obligations of such Lender in respect of any

88

Letter of Credit hereunder; provided, however, that such participation shall not increase the amount payable by Borrower in respect of taxes pursuant to Section 2.16 and, provided further that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible for the performance of its obligations hereunder; (iii) Borrower and the applicable Loan Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (iv) no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the scheduled date for the payment of any installment of principal or interest of the Loans in which such Participant is participating, (B) reduce the amount of any scheduled installment of principal of the Loans hereunder in which such Participant is participating, (C) reduce the interest rate applicable to Loans hereunder in which such Participant is participating (other than as a result of a waiver of (i) default interest or (ii) any Default or Event of Default), (D) reduce any fees or other amounts payable hereunder in which such Participant is participating (other than as a result of a waiver of (i) default interest or (ii) any Default or Event of Default); and (v) such Lender shall require its Participants to comply with the provisions of Section 10.03(b). Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that, in the case of Sections 2.16, 2.17 and 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
     (c)   Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee such financial and other information in such Lender’s possession concerning Borrower or its Subsidiaries which has been delivered to Lenders pursuant to this Agreement or which has been delivered to Lenders by Borrower in connection with Lenders’ credit evaluation of Borrower prior to entering into this Agreement; provided that any Transferee or prospective Transferee shall have been advised of and agreed to be bound by the provisions of Section 9.18.
     (d)   Nothing herein shall prohibit any Lender from pledging or collaterally assigning any Note in accordance with applicable law, including to any Federal Reserve Bank. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the applicable Loan Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Term Loans and Term Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
     (e)   The Revolving Credit Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Revolving Credit Register”) for the recordation of the names and addresses of the Revolving Lenders and the Revolving Credit Commitments of, and the

89

principal amount of the Revolving Loans owing to, each Revolving Credit Lender from time to time and the Administrative Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Term Lenders and the Term Loan Commitments of, and the principal amount of the Term Loans owing to, each Term Lender from time to time. The entries in the Revolving Credit Register and the Register, as applicable, shall constitute prima facie evidence of the foregoing information, in the absence of manifest error, and Borrower, each other Credit Party, the applicable Loan Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Revolving Credit Register and the Register, as applicable, (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Loan evidenced by a Note shall be registered on the Revolving Credit Register and the Register, as applicable, only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee. Borrower shall be entitled to review the Revolving Credit Register and the Register from time to time during regular business hours.
     (f)   Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by this Section 9.04, together with payment to the applicable Loan Agent of the registration and processing fee referred to in paragraph (a) of this Section 9.04, the applicable Loan Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Revolving Credit Register or Register, as applicable, on the effective date determined pursuant thereto.
                         9.05   Delays and Waivers. No delay or omission by any Agent, Arranger or Lenders to exercise any right under this Agreement, the Collateral Documents or any instrument or agreement contemplated hereunder or thereunder shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.
                         9.06   Costs and Expenses. Borrower agrees:
     (a)   to pay or reimburse any Agent, the Arranger and the Issuing Lenders within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable out-of-pocket costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement or modification to, this Agreement, any Collateral Document and any other documents or instruments prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and

90

thereby, and the consummation of the transactions to occur on the Closing Date, including, without limitation, the reasonable fees and out-of-pocket expenses of one primary counsel to the Agents and one local counsel in each appropriate jurisdiction with respect;
     (b)   to pay or reimburse each Lender, each Agent, the Arranger and the Issuing Lenders within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable costs and out-of-pocket expenses incurred by any of them in connection with the enforcement or preservation of any rights under this Agreement, the Notes, any Collateral Document, and any other documents or instruments prepared in connection herewith or therewith and in connection with any refinancing or restructuring of the Obligations in the nature of a “work-out”, including, without limitation, reasonable fees and out-of-pocket expenses of two consultants or restructuring advisors (such consultants or restructuring advisors shall be reasonably acceptable to the Borrower) and one outside counsel and one local counsel in each appropriate jurisdiction to the Agents and to each of the several Lenders (unless there is an actual conflict of interest in which case each such party with such conflict shall be entitled to retain separate counsel); and
     (c)   to pay or reimburse Agents or the Arranger within thirty days of written demand (together with backup documentation supporting such reimbursement request) for all reasonable appraisal, accounting, audit, search, recordation and filing fees, incurred or sustained by them in connection with the matters referred to under paragraphs (a) and (b) above.
                         9.07   Telephone Indemnity. Borrower shall protect Lenders and the Agents and hold them harmless from and not liable for any and all actual loss, damage, claim or expense (including, without limitation, reasonable attorneys’ fees of one counsel) incurred by Agents or Lenders in connection with or in relation to any act or any failure to act upon telephone instructions received by Lenders or Agents from Borrower or any Person who has identified himself as an authorized officer of Borrower, whether or not the instructions are actually given by an authorized officer of Borrower except to the extent such action or failure to act is a result of any such Agent’s or any such Lender’s (or their officer’s, director’s, employee’s or agent’s) gross negligence, bad faith or willful misconduct as determined by a final decision of a court of competent jurisdiction).
                         9.08   Other Indemnity. (a) Borrower agrees to indemnify and hold harmless the Agents, each Lender and each of their respective officers, directors, agents and employees, (each an “Indemnified Person”), from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) which may be incurred by or asserted against Agents, the Arranger any Lender, any Issuing Lender or any such other indemnified Person in connection with or arising out of any investigation, litigation or proceeding related to this Agreement, the Loans, the Term Loan Commitments, the Revolving Credit Commitments, the Letters of Credit, the use of proceeds of the Loans or Letters of Credit or the negotiation and preparation of documentation in connection herewith or therewith, whether or not any Agent, the Arranger, any Issuing Lender or such Lender is a party thereto; provided, however, that Borrower shall not be required to

91

indemnify any such Indemnified Person from or against any portion of such claims, damages, liabilities or to the extent such claim, damage, loss, liability or expense is (i) determined by a final decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence, willful misconduct or bad faith of such Indemnified Person or its officers, directors, employees or agents to the extent acting at the direction of such Indemnified Person, (ii) from a material breach of a Loan Document by such Indemnified Person or its officers, directors, employees or agents acting at the direction of such Indemnified Person, or (iii) from a dispute is solely between Indemnified Persons or their respective officers, affiliates, directors, employees, agents, advisors, controlling persons, members and successors and permitted assigns of such Indemnified Person not arising from an act or omission of Borrower or its Subsidiaries. The foregoing indemnification shall be binding on Borrower forever, and shall survive repayment of the Obligations and the release of any liens under the Collateral Documents.
     (b)   Borrower hereby agrees to indemnify, defend and hold harmless the Agents, the Issuing Lenders and each Lender, and each of their respective officers, directors, employees and agents, from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees of one counsel for all Indemnified Persons) to the extent no actual conflict exists, which may be incurred by or asserted against any Agent, Issuing Lender or Lender or any such indemnified Person in connection with or arising out of any investigation, litigation or proceeding, or any action taken by any Person, with respect to any Hazardous Materials Claim arising out of or related to any of the Properties which are subject to a Lien in favor of the Collateral Agent as contemplated hereunder (including, without limitation, any Hazardous Materials Claim arising out of or relating to any (i) release of Hazardous Materials on, upon, under or into any such Properties or (ii) damage to real or personal property or natural resources and/or harm or injury to Persons alleged to have resulted from such release of Hazardous Materials on, upon or into any such Properties); provided, however, that Borrower shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or expense arising out of the gross negligence, willful misconduct or bad faith of such indemnified Person. The foregoing indemnification is the personal obligation of Borrower, binding on Borrower forever, and shall survive repayment of the Obligations and release of record of the mortgages or deeds of trust in favor of Collateral Agent encumbering the Properties and any transfer of the Properties by foreclosure or by deed in lieu of foreclosure. The foregoing indemnification shall not be affected or negated by any exculpatory clause that may be contained in any of the Collateral Documents. It is expressly understood and agreed that to the extent that Collateral Agent and/or Lenders are strictly liable under any such law, regulation, ordinance or requirement, Borrower’s obligation to Collateral Agent and Lenders under this indemnity shall likewise be without regard to fault on the part of Borrower or its Subsidiaries with respect to the violation or condition which results in liability to Collateral Agent and/or Lenders; provided, however, that Borrower shall not be required to indemnify, defend or hold harmless any such indemnified Person from or against any portion of such loss, liability, damage or expense arising after the Collateral Agent shall have foreclosed or otherwise taken possession of such property which is caused by any action or inaction of the Collateral Agent after such time.

92

     (c)   The Agents and each Lender agree that in the event that any such investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any of its officers, directors, agents and employees, or trustees and advisors of an Approved Fund, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, or trustees and advisors of an Approved Fund, for which any Agent or Lender may desire indemnity or defense hereunder, such Agent or Lender shall promptly notify Borrower in writing.
     (d)   Borrower at the request of any Agent or Lender, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and any Agent, in any event, may participate in the defense thereof with legal counsel of such Agent’s choice if such Agent asserts defenses that raise potential conflicts of interest with Borrower. No action taken by legal counsel chosen by any Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair Borrower’s obligation and duty hereunder to indemnify and hold harmless each Agent and each Lender (unless such action is grossly negligent or constitutes bad faith or willful misconduct).
                         9.09   Choice of Law. EXCEPT FOR COLLATERAL DOCUMENTS GOVERNED BY THE LAWS OF ANOTHER STATE OR COUNTRY, THE AGENTS AND LENDERS AND BORROWER AGREE THAT THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
                         9.10   Personal Jurisdiction; Waiver. THE AGENTS AND LENDERS MAY ENFORCE ANY CLAIM ARISING UNDER THIS AGREEMENT, THE NOTES, OR ANY COLLATERAL DOCUMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF BORROWER AND ITS SUBSIDIARIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
                         9.11   Service of Process. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS PROVIDED HEREIN NOT LESS THAN FIVE (5) DAYS

93

AFTER THE APPLICABLE SUMMONS IS ISSUED AND SHALL BECOME EFFECTIVE UPON MAILING. NOTHING CONTAINED IN THIS SECTION 9.11 SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.
                         9.12   Waiver of Jury Trial. EACH AGENT, EACH LENDER AND BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY AGENT, ANY LENDER AND/OR BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
                         9.13   Section Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement.
                         9.14   Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
                         9.15   Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts (provided that Borrower shall execute each counterpart), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
                         9.16   No Reliance by Lenders. Lenders hereby acknowledge that they have not, in good faith, relied upon any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in extending or maintaining the loans under this Agreement.
                         9.17   Entire Agreement. This Agreement, any writing referred to in Section 2.15 and any agreement, document or instrument attached hereto or referred to herein (i) integrate all the terms and conditions mentioned herein or incidental hereto, (ii) supersede all oral negotiations and prior writings in respect to the subject matter hereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and any such agreement, document or instrument (including such letter agreement) and as the complete and exclusive statement of the terms agreed to by the parties.

94

                         9.18   Confidentiality. Each Lender and each Agent agree to keep information obtained by it pursuant hereto and the other Collateral Documents confidential , and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender’s or such Agent’s, as the case may be, employees, representatives, agents or affiliates who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than Borrower or such information that is in the public domain at the time of disclosure, (iii) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (which requirement or order shall be promptly notified to Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender or such Agent, as the case may be, may be subject, (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 9.18, (v) to the extent required in connection with any litigation between Borrower and/or any Guarantor and any Lender or any Agent, (vi) following an Event of Default, in connection with the sale or other realization on any Collateral under any Collateral Document, or (vii) with Borrower’s prior written consent.
                         9.19   [Reserved.].
                         9.20   Replacement of Lenders. If any Lender does not consent to any proposed amendment, modification, waiver or termination of the Credit Documents pursuant to Section 10.06 requiring the consent of all affected Lenders in respect of which the consent of the Majority Lenders is obtained (any such Lender, a “Non-Consenting Lender”), then Borrower shall have the right to replace in its entirety such Lender (the “Replaced Lender”), on five Banking Days’ prior written notice (or such shorter notice as agreed by the applicable Loan Agent) to the applicable Loan Agent and such Replaced Lender, with one or more other Persons (collectively, the “Replacement Lender”) reasonably acceptable to the applicable Loan Agent, Borrower and, in the event such Replaced Lender is a Revolving Credit Lender, the Issuing Lender (which acceptance in any case shall not be unreasonably withheld); provided, that: (i) at the time of any replacement pursuant to this Section 9.20, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Acceptance, substantially in the form of Exhibit I (appropriately completed), pursuant to which the Replacement Lender shall acquire all of the Commitments, participating interests in Letters of Credit, and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (b) an amount equal to all accrued, but theretofore unpaid fees owing to the Replaced Lender and (c) any other amounts payable to the Replaced Lender under this Agreement. Upon the execution of the respective assignment documentation, the making of the appropriate entries in the Register, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of appropriate Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder, and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender; provided, that is agreed that the applicable Loan Agent may execute the assignment documentation on behalf of the Non-

95

Consenting Lender to the extent such Non-Consenting Lender refuses and all other conditions herein have been satisfied. For the avoidance of doubt, it is understood that neither any Agent nor any Lender shall be obligated to be or to find any Replacement Lender.
ARTICLE X.
RELATION OF LENDERS
                         10.01   Agents; Enforcement of Guaranties. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Agents to take such action on its behalf under the provisions of this Agreement and each other instrument or agreement contemplated hereunder and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or such other instrument or agreement, together with such powers as are reasonably incidental thereto. Each Lender agrees that no Lender shall have the right individually to enforce the Guarantee and Collateral Agreement, the Mortgages or other Collateral Documents and hereby appoints the Collateral Agent to act upon the direction of the Majority Lenders to enforce each such Agreement. [                    ] and the Operating Banks agree that none of such Lenders shall take any action to enforce the Operating Bank Guaranty, respectively, until the Collateral Agent has commenced to enforce the Guarantee and Collateral Agreement upon the direction of the Majority Lenders pursuant to the preceding sentence. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in such other instrument or agreement, no Agent shall have any duties or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any such other instrument or agreement or otherwise exist against any Agent. Each Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
     (b)   Each Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents to which it is a party and to take all action contemplated by the Collateral Agency Agreement; provided that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or take any action thereunder without the direction of the Loan Agent. Except as permitted by Section 10.13, the Loan Agents shall not direct the Collateral Agent to enter into or consent to any amendment, modification, termination or waiver of any provision of any Collateral Document or direct the Collateral Agent to take any action thereunder without the prior consent of the Majority Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce or to realize upon the security granted to the Collateral Agent under the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of all of the Secured Creditors upon the terms of the Collateral Documents and the Collateral Agreement.

96

                         10.02   Pro Rata Sharing. All principal, interest and fee payments on the Revolving Credit (other than sums under Sections 2.14(a)(ii), 2.14(a)(iii) and 2.15 or other provisions which provide for payments to specific Lenders) shall be divided pro rata among Lenders according to their respective Revolving Credit Commitment Percentages, and all principal, interest and fee payments on the Term Loan Facility (other than sums under Section 2.15 or other provisions which provide for payments to specific Lenders) shall be divided pro rata among Lenders according to their respective Term Loans. All sums realized under the Guarantee and Collateral Agreement (or any guaranty executed and delivered pursuant to Section 3.04) and all proceeds of Collateral distributed to Lenders under the Collateral Agency Agreement (subject to Section 10.13(f)) shall be allocated as set forth in the Collateral Agency Agreement.
                         10.03   Set-off. (a) Subject to the rights of the Secured Creditors with respect to any Collateral and in addition to any Liens granted by Borrower or any of its Subsidiaries to the Collateral Agent and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized by Borrower at any time and from time to time with the prior consent of the applicable Loan Agent, without notice to Borrower, or to any other Person (any such notice being hereby expressly waived) to set-off all deposits (excluding payroll, tax, petty cash and trust accounts) of Borrower and any other Debt at any time held or owing by such Secured Creditor to or for the credit of Borrower against and on account of the Secured Obligations owing to such Secured Creditor irrespective of whether or not the applicable Loan Agent or such Secured Creditor shall have made demand under this Agreement or any Collateral Document and to the extent the Secured Obligations are matured. Each of the Lenders agrees that it shall not, without the express consent of the applicable Loan Agent, set-off against the Obligations or any other amounts owing to such Lender any accounts of Borrower now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so by the applicable Loan Agent, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral for the purpose of which is, or could be, to give such Lender any preference or priority against any other Secured Creditor with respect to the Collateral.
     (b)   If at any time or times any Lender shall receive by payment, foreclosure, set-off or otherwise, any proceeds of any Collateral or any payments with respect to the Secured Obligations arising under, or relating to, this Agreement or the Collateral Documents, except for any such proceeds or payments received by such Lender or any Issuing Lender from the applicable Loan Agent or Collateral Agent pursuant to the terms of this Agreement or the Collateral Agency Agreement, such Lender shall promptly purchase, without recourse or warranty, an undivided interest and participation in the Secured Obligations owed to the other Lenders (or, after an Event of Default, the other Secured Creditors) so that such excess payment received shall be applied ratably as among Lenders in accordance with their respective Commitment Percentages (or, after an Event of Default among the Secured Creditors as provided for in the Collateral Agency Agreement); provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor

97

shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     (c)   Each Secured Creditor other than in its capacity as a Lender shall be entitled to any rights conferred upon it under this Agreement or any of the Collateral Documents only on the condition and understanding that it shall be bound by the terms of this Section 10.03 to the same extent as Lenders.
                         10.04   Liability of Agents. No Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its or such Person’s or its officers, directors, employees agents, attorneys-in-fact or Affiliates) own gross negligence or willful misconduct or bad faith) or (ii) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or any officer thereof contained in this Agreement or in any other instrument or agreement contemplated hereunder or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other instrument or agreement contemplated hereunder or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other instrument or agreement contemplated hereunder or for any failure of Borrower or any Subsidiary to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of agreements contained in, or conditions of, this Agreement or any other instrument or agreement contemplated hereunder, or to inspect the properties, books or records of Borrower or any Subsidiary.
                         10.05   Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, electronic message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower or any Guarantor), independent accountants and other experts selected by any Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other instruction or agreement contemplated hereunder unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other instrument or agreement contemplated hereunder in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.
                         10.06   Approvals; Amendments. Subject to the other provisions of this Section 10.06, this Agreement, the Intercreditor Agreement and the Collateral Documents may be amended or waived only upon the prior express written consent of Borrower or

98

Guarantors, as the case may be, party thereto and the Majority Lenders (provided that any Control Agreement or landlord waivers may be amended or waived with the consent of the respective parties thereto so long as a Loan Agent is a party thereto). Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of Majority Lenders, action shall be taken by an Agent for and on behalf or for the benefit of all Lenders upon the direction of Majority Lenders, and any such action shall be binding on all Lenders; provided, however, that (i) unless each Lender directly and adversely affected thereby (it being understood that, for the purposes of Section 10.06 (d), (e) or (g), all Lenders shall be deemed to be directly affected thereby) agree in writing, no amendment, modification, consent or waiver shall be effective which:
     (a)   increases the amount of any Commitment of any Lender or extends the expiry date thereof,
     (b)   reduces interest (other than as a result of waiving a Default, Event of Default or default interest), principal, commissions or fees owing hereunder,
     (c)   extends the scheduled date on which any sum is due hereunder,
     (d)   releases all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement or, subject to the proviso in Section 10.13(c) and Section 10.13(e), releases all or substantially all of the Collateral (except (i) in connection with dispositions thereof permitted under this Agreement, (ii) as permitted by subsections 10.13(b) or (d), (iii) any Guarantor may be released from its obligations under the Credit Documents if all of the Capital Stock of, or substantially all of the assets of, such Guarantor are disposed of in a transaction permitted by this Agreement or (iv) as otherwise expressly permitted by this Agreement),
     (e)   reduces the percentage specified in the definition of “Majority Lenders”,
     (f)   amends or waives the provisions of this Section 10.06, or
     (g)   reduces a specified percentage required for consent in any other provision requiring consent of a specified percentage of Lenders without consent of such percentage of Lenders;
and (ii) unless (x) all Revolving Credit Lenders, if there are two (2) or less Revolving Credit Lenders or (y) the Majority Revolving Lenders, and the Revolving Credit Agent agree in writing, no amendment, modification, consent or waiver shall be effective which waives or otherwise adversely effects the rights of the Revolving Credit Lenders under 10.13(g).
          Notwithstanding the foregoing, (i) the Agents may enter into technical amendments to the Collateral Agency Agreement without the consent of the Lenders, (ii) the Agents may enter into amendments to the Operating Bank Guaranty replacing Annex I thereto without the consent of the Lenders, (iii) no amendment, modification, consent or waiver shall be effective which reduces the amount of any mandatory prepayment under Section 2.13 without the consent of the holders of at least a majority in interest of each Facility. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or

99

disapprove any amendment, waiver or consent hereunder (other than any to which its consent is required under clauses (a) through (g) above), except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
          Further, notwithstanding anything to the contrary contained in Section 10.06, if the Agents and Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Agents and Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Majority Lenders within five Banking Days following receipt of notice thereof.
                         10.07   Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest, commissions and fees payable to Agent hereunder for the account of Lenders, unless such Agent shall have received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to Lenders. The Agents shall take such action with respect to such Event of Default as shall be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until the Agents shall have received any such request, any such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as such Agent shall deem advisable in the best interests of Lenders.
                         10.08   Credit Decision. Each Lender expressly acknowledges that neither Agents nor any other Lender nor any of their respective Affiliates nor any respective officer, director, employee, agent or attorney-in-fact of any of them has made any representation or warranty to it and that no act by any Agent or any other Lender hereafter taken, including any review of the affairs of Borrower and its Subsidiaries and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent or any other Lender to such Lender. Each Lender represents to each Agent and to each other Lender that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors and made its own decision to enter into this Agreement and extend credit to Borrower hereunder (without reliance on any Agent or any other Lender). Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors (without reliance on any Agent or any other Lender). Except for notices, reports and other documents expressly required to be furnished to Lenders by an Agent hereunder, the Agents shall not have any duty or responsibility to provide

100

any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Guarantor which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
     10.09   Lenders’ Indemnity. Each Lender agrees to indemnify each Agent (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), ratably, according to the sum of (i) its Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the sum of its outstanding Revolving Loans, participating interests in Letters of Credit and unreimbursed drawings in respect of Letters of Credit), and (ii) its outstanding Term Loans, in each case determined in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such sum immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans or the Letters of Credit) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided however, that no Lender shall be liable for the payment to any Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel) incurred by any such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Collateral Document, or any document contemplated by or referred to herein to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrower.
     10.10   Agents as Lender. Each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent; and the term “Lenders” shall include each Agent in its individual capacity. Each Agent and its subsidiaries and affiliates may accept deposits from, lend money to, act as agent or trustee for other lenders to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent.
     10.11   Notice of Transfer. Subject to Section 9.04(a), the applicable Loan Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Credit for all purposes hereof unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the applicable Loan Agent.

101

                    10.12   Resignation of Agent. Any Agent may resign upon forty-five (45) days’ written notice to Lenders and Borrower. Upon any such resignation, Majority Lenders shall have the right to appoint a successor to such Agent (which shall be either a Lender or a commercial bank with capital and surplus in excess of $500,000,000 and which successor, unless an Event of Default under Section’s 8.01, 8.04 or 8.05 has occurred and is continuing, shall be reasonably acceptable to Borrower). If no successor shall have accepted such appointment within forty-five (45) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of Lenders, appoint a successor with the consent of Borrower (not to be unreasonably withheld or delayed). Upon the acceptance by the successor of its appointment hereunder, the successor shall succeed to and become vested with all the rights and obligations of the retiring Agent, and the retiring Agent shall be discharged from its obligations under this Agreement. The provisions of this Article X and Sections 9.06, 9.07 and 9.08 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.
                    10.13   Collateral Matters. (a) Each Loan Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and Loans to the Collateral Agent (“Agent Loans”) which Loan Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment of the Obligations or to pay any other amount chargeable to Borrower or any Guarantor pursuant to the terms of this Agreement or any Collateral Document, including, without limitation, costs, fees and expenses as described in Section 9.06; provided, however, that the Agent Loans shall not exceed $250,000 without the prior written consent of Majority Lenders. The Agent Loans shall be repayable on written demand and be secured by the Collateral. The Agent Loans shall not constitute Loans but shall otherwise constitute Obligations hereunder. The applicable Loan Agent shall notify each Lender in writing of each such Agent Loan, which notice shall include a description of the purpose of such Agent Loan. Without limitation to its obligations pursuant to Section 10.09, each Lender agrees that it shall make available to the applicable Loan Agent, upon the applicable Loan Agent’s demand, in immediately available funds, the amount equal to such Lender’s Commitment Percentage of each such Agent Loan. If such funds are not made available to the applicable Loan Agent by such Lender within one (1) Banking Day after the applicable Loan Agent’s demand therefor, the applicable Loan Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing the date of such demand and ending on the date such amount is received.
     (b)   Lenders acknowledge that Borrower and its Subsidiaries have created and will create Liens permitted by this Agreement on a substantial portion of their property, including Collateral, to secure obligations owed to Persons other than the Secured Creditors and that Borrower and its Subsidiaries from time to time have requested and will request the Loans Agents and Collateral Agent to execute and deliver releases and subordinations with respect to Liens on the Collateral created by the Collateral Documents in connection with transactions permitted by this Agreement (such as Borrower and its Subsidiaries obtaining financing on equipment and other property secured by Liens described in the definition of “Permitted Liens”). Lenders hereby irrevocably authorize the applicable Loan Agent, at its option and in its discretion, to direct the Collateral Agent to release or subordinate on terms reasonably satisfactory to the Collateral Agent any Lien granted to or held by the Collateral

102

Agent upon any Collateral (i) upon termination of the Revolving Credit Commitments and Term Loan Commitments, as applicable, and indefeasible payment in full and satisfaction of all of the Obligations; or (ii) constituting property being sold or disposed of if the sale or disposition is permitted hereunder; or (iii) constituting property in which neither Borrower nor any Guarantor owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower or any Guarantor; or (v) if approved, authorized or ratified in writing by the Majority Lenders (subject to Section 10.06(d)); or (vi) subject to a Permitted Lien or other Lien permitted by Section 7.03; or (vii) not owned by Borrower or any Guarantor. Upon request by the applicable Loan Agent at any time, Lenders will confirm in writing the applicable Loan Agent’s authority to so direct the release of particular types or items of Collateral pursuant to this Section 10.13(b). Without limitation of the foregoing, the Lenders authorize the Loan Agents and the Collateral Agent to enter into at the request of Borrower, subordination agreements in form and substance reasonably satisfactory to the Loan Agents and the Collateral Agent. The Lenders hereby irrevocably authorize Loan Agents, at their option and discretion (1) to direct the Collateral Agent to release and subordinate, on terms reasonably satisfactory to the Collateral Agent and the Borrower, Liens on Collateral which is also subject to Permitted Liens, (2) to execute any release, subordination or acknowledgement documents requested by Borrower in order to effect any release or subordination described in this paragraph (b) and (3) to execute acknowledgements with respect to leases to the effect that the Property subject to such leases is not subject to the Liens created by the Credit Documents or Collateral, and the Loan Agents and the Collateral Agent shall have no liability to the Secured Creditors for actions taken pursuant to this paragraph (b). This paragraph (b) is intended as an authorization by the Lenders to permit the Loan Agents and the Collateral Agent to take the actions described herein and neither Borrower nor any of its Subsidiaries or any other Person shall be entitled to the benefits hereof. In reliance on and pursuant to the foregoing authority the Loan Agents and the Collateral Agent may enter into subordination agreements and take other actions requested by Borrower in order to provide assurance to purchase money financing sources and their assignees and successors of their priority in particular items of Collateral, notwithstanding that such financing sources and their assignees and successors may have failed to maintain perfected first priority security interests thereon.
     (c)   Without in any manner limiting any Agent’s authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 10.13(b) above), each Lender agrees to confirm in writing, upon request by Borrower, the authority to direct the release of Collateral conferred upon the Loan Agents under clauses (i) through (vii) of Section 10.13(b) above. Upon receipt by any Loan Agent of confirmation from the Majority Lenders of its authority to direct the release of any particular item or types of Collateral, such Loan Agent shall (and is hereby irrevocably authorized by Lenders to) direct the Collateral Agent to execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Creditors herein or pursuant hereto upon such Collateral; provided, however, that (i) such Loan Agent shall not be required to direct the Collateral Agent to execute any such document on terms which, in such Loan Agent’s opinion, would expose any Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge,

103

affect or impair the Obligations or any Liens upon (or obligations of Borrower and its Subsidiaries in respect of) all interests retained by Borrower and its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
          (d)   The Lenders hereby irrevocably agree that the Loan Agents and Collateral Agent are authorized to release the Liens in favor of the Secured Creditors upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations owing as of the date of such termination (other than contingent indemnification obligations). The Lenders authorize the Collateral Agent to execute and deliver any documentation evidencing the release of such Liens.
          (e)   No Agent shall have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Loan Agents or the Collateral Agent pursuant to any Collateral Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Loan Agents or Collateral Agent in this Section 10.13 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each of the Loan Agents and Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given each Loan Agent’s and Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Loan Agents and Collateral Agent shall have no duty or liability whatsoever to any Lender (except as specifically provided in this Agreement and the Collateral Documents).
          EACH LENDER FURTHER ACKNOWLEDGES AND AGREES THAT THE LOAN AGENTS AND COLLATERAL AGENT SHALL NOT BE RESPONSIBLE FOR, AND SHALL HAVE NO LIABILITY OR OBLIGATION WITH RESPECT TO, THE VALIDITY, EFFECTIVENESS, GENUINENESS, ENFORCEABILITY OR SUFFICIENCY OF THIS AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS, ANY OTHER INSTRUMENT OR AGREEMENT CONTEMPLATED HEREUNDER OR THEREUNDER, ANY ACTION TAKEN OR NOT TAKEN OR ANY DECISION MADE BY ANY PERSON (OTHER THAN ANY AGENT) WITH RESPECT TO ANY THEREOF OR WITH RESPECT TO THE COLLATERAL, THE FAILURE OF BORROWER OR ANY SUBSIDIARY TO PERFORM ITS OBLIGATIONS HEREUNDER OR THEREUNDER, ANY MISREPRESENTATION BY BORROWER OR ANY SUBSIDIARY HEREUNDER OR THEREUNDER, OR THE VALUE OF ANY COLLATERAL OR THE CREATION, ATTACHMENT, PERFECTION OR PRIORITY OF ANY SECURITY INTEREST OR LIEN PURPORTED TO BE CREATED BY THE COLLATERAL DOCUMENTS, THIS AGREEMENT OR SUCH OTHER INSTRUMENTS OR AGREEMENTS AND THAT THE AGENTS HAVE UNDERTAKEN NO INDEPENDENT REVIEW OR ANALYSIS WITH RESPECT TO ANY OF THE FOREGOING.
          (f)   The benefit of the Collateral Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of the

104

Secured Obligations (as defined in the Collateral Agency Agreement) solely on the condition and understanding, as among the Agents and Lenders, that (i) the Secured Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in the Collateral Documents, and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Secured Obligations; but Collateral Agent in its separate capacity as agent hereunder is acting solely as agent for the Lenders and shall have no separate fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Secured Obligations; and (ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the Collateral Documents, and no separate Lien, right, power or remedy shall arise or exist in favor of any Lender under any separate instrument or agreement or in respect of any Secured Obligations; and (iii) each Lender shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement or the Collateral Documents, by the Collateral Agent, at the direction of any Loan Agent on behalf of the Lenders; and (iv) no holder of Secured Obligations shall exercise any right of setoff, bank’s lien or similar right except as expressly provided in Section 10.03.
               (g)   Any Collateral proceeds received by any Loan Agent from the Collateral Agent pursuant to Section 4(b) clause Third of the Collateral Agency Agreement shall be applied and paid to the Obligations as follows:
     First: To each Loan Agent, the Revolving Syndication Agent, and the Collateral Agent in an amount equal to all costs and expenses (other than principal and interest) incurred in connection with performing their respective duties hereunder and under the Collateral Documents, including, without limitation, those related to or in connection with the administration of this Agreement or the enforcement of their respective rights under the Collateral Documents;
     Second: To the Revolving Credit Lenders and the Issuing Lenders in an amount equal to all accrued and unpaid interest and accrued and unpaid fees and commissions payable pursuant to Section 2.14 outstanding in respect of Revolving Loans hereunder or under the Revolving Notes and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Revolving Credit Lenders and the Issuing Lenders in proportion to the unpaid amounts of such accrued and unpaid interest, fees and commissions owed to the respective Revolving Credit Lenders or Issuing Lender, as the case may be;
     Third: To the Revolving Credit Lenders in an amount equal to all unpaid principal of the outstanding Revolving Loans, to the Issuing Lenders in the amount of any unreimbursed Letter of Credit drawings (to the extent they have not been converted into a Revolving Loan), to Revolving Credit Agent for deposit as cash collateral, for application against drawings under any Letters of Credit, up to an amount equal to the undrawn amount of such Letters of Credit, to Interest Expense Hedging Agreement Counterparties, up to an amount equal to all unpaid Obligations in respect of Interest Expense Hedging Agreements and, if such proceeds shall be insufficient to pay such

105

amounts in full, then ratably (without priority of any one over any other) to the Revolving Credit Lenders, the Issuing Lenders, the Revolving Credit Agent and the Interest Expense Hedging Agreement Counterparties in proportion of such amounts owed under this clause Third to the respective Revolving Credit Lender, Issuing Lender, Revolving Credit Agent or Interest Expense Hedging Agreement Counterparties, as the case may be;
     Fourth: To the Term Lenders in an amount equal to all accrued and unpaid interest and accrued and unpaid fees and commissions payable pursuant to Section 2.14 outstanding hereunder or under the Term Notes and, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Term Lenders in proportion to the unpaid amounts of such accrued and unpaid interest, fees and commissions owed to the respective Term Lender;
     Fifth: To the Term Lenders in an amount equal to all unpaid principal of the outstanding Term Loans, if such proceeds shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Term Lenders, in proportion of such amounts owed under this clause Fifth to the respective Term Lender;
     Sixth: To any accrued and unpaid fees, commissions and other sums payable pursuant to this Agreement and not paid pursuant to clauses Second through Fifth of this provision and, if such proceeds shall be insufficient to make such payments in full, then ratably (without priority of any one obligation over any other) in proportion to the unpaid amounts of accrued and unpaid fees, commissions and other sums so owed; and
     Seventh: Any surplus then remaining shall be paid to Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
                    10.14   Collateral Agent. The Collateral Agent shall be entitled to the standards of care, indemnities and other rights set forth in this Article Ten as are set forth for any other Agent, mutatis mutandis, except as may be expressly provided otherwise hereunder, or in the Collateral Documents.

106

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and as a Lender
By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as Revolving Credit Agent and as a Lender
By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as Revolving Syndication Agent and as a Lender
By:
Name:
Title:

[OTHER LENDERS]

By:

Name:
Title:

107

Exhibit G-1
New Senior Second Lien Notes Indenture

BALLY TOTAL FITNESS HOLDING CORPORATION,
as Issuer
THE GUARANTORS PARTY HERETO,
as Guarantors
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
INDENTURE
Dated as of                     , 2007
13% SENIOR SECURED NOTES DUE 2011

-i-

-ii-

-iii-

-iv-

     INDENTURE dated as of                     , 2007 between BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (as more fully defined below, the “Company”), the Guarantors (as more fully defined below, the “Guarantors”) listed on Schedule A hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and certain of its Subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and
     WHEREAS by order, dated                     , 2007, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of                     , 2007; and
     WHEREAS, as part of the Plan, the Company has agreed, inter alia, to issue $247,337,500 aggregate principal amount of 13% Senior Secured Notes due 2011 (the “Notes”) to Holders of the Company’s outstanding 10-1/2% Senior Notes due 2011 (the “Old Notes”) in exchange for all of the Company’s Old Notes and the related obligations thereunder; and
     WHEREAS, all acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.1 Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America;
     (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated; and
     (g) the word “or” is not exclusive and the word “including” means including without limitation.
     The following terms shall have the meanings set forth in this Section.
     “Acquired Debt” means Indebtedness of a Person: (i) existing at the time that Person becomes a Subsidiary or merges with or into or consolidates with the Company or any Subsidiary, or (ii) assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.
     “Additional Notes” means 13% Senior Secured Notes due 2011 issued after the Issue Date pursuant to Article II and in compliance with Section 10.8.
     “Adjusted Consolidated Interest Expense” of any Person means, without duplication, for any period, as applied to any Person, the sum of: (a) the interest expense of such Person and its Consolidated Subsidiaries (exclusive of deferred financing fees and any premiums or penalties paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity) for such period, on a Consolidated basis, including without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period, plus (c) all capitalized interest of such Person and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP consistently applied.
     “Affiliate” means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or beneficial equity interest in such Person (if such Person is a real estate investment trust), or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets: (A) that is governed by the provisions of Article VIII, (B) that is between or among the Company and its Subsidiaries in accordance with the terms of the Indenture, (C) that is of obsolete equipment or other obsolete assets in the ordinary course of business, (D) that constitutes a Restricted Payment that is permitted by the provisions of Section 10.9, including the making of a Permitted Investment (other than pursuant to clause (v) of the definition of “Permitted Investment”), or (E) the Fair Market Value of which in the aggregate does not exceed $1,000,000 in any transaction or series of related transactions.
     “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing: (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Book-Entry Note” means any Note bearing the legend specified in Section 2.2 evidencing all or part of a series of Notes, authenticated and delivered to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

     “Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.
     “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means: (i) Temporary Cash Investments; (ii) securities received by the Company or any Subsidiary from the transferee in an Asset Sale that are promptly converted by the Company or such Subsidiary into cash; (iii) the assumption of Indebtedness or other obligations or liabilities of the Company or any Subsidiary in connection with an Asset Sale and from which the Company or such Subsidiary is released; and (iv) in connection with an Asset Sale to a Person where the assets sold, issued, conveyed, transferred, leased or otherwise disposed of are included in a business which will be a party to the Franchise Program, the net present value of payments by such Person pursuant to the Franchise Program as calculated and certified by the chief financial officer of the Company.
     “Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, or any successor provision) other than Permitted Holders is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the Company; (ii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than (A) any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), (B) or where the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock, or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described in Section 10.9 (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described in Section 10.9), and (C) where no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than a majority of the total outstanding Voting Stock of the surviving corporation; or (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article VIII.

     “Collateral” means the collective reference to all assets, whether now owned or hereafter acquired, upon which a lien is created or granted from time to time pursuant to any Security Document.
     “Collateral Agency Agreement” means that certain Collateral Agency Agreement by and among the Company, the Subsidiaries of the Company party thereto, the Collateral Agent and the Trustee.
     “Collateral Agent” means the Trustee, in its capacity as collateral agent under the Security Documents, until a successor collateral agent shall have become such pursuant to the Security Documents, and thereafter “Collateral Agent” shall mean such successor collateral agent.
     “Company” means Bally Total Fitness Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by (i) any of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation) or Treasurer, and (ii) any one of its Assistant Treasurers, its Secretary or any Assistant Secretary, and delivered to the Trustee, provided, however, that such request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors and one officer pursuant to clause (ii) above.
     “Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of EBITDA to the sum of Adjusted Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person during such period; provided that: (i) in making such computation, the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness shall be computed on a pro forma basis, and (A) where such Indebtedness was outstanding during the period and bore a floating interest rate, interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (B) where such Indebtedness was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rates and (ii) in making such computation, the Adjusted Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
     “Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.
     “Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (exclusive of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (except for all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person, (viii) transaction costs charged in connection with the Refinancing, or (ix) amortization of intangible assets of such Person and its Subsidiaries on a consolidated basis under GAAP.
     “Consolidated Non-Cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).
     “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.
     “Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Finance.
     “Credit Agreement” means                                                              , including any guarantees, instruments and collateral security documents delivered in connection therewith and any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications thereto, in whole or in part (including, without limitation, any successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing), whether or not with the same lenders.
     “Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.
     “Depository” means, with respect to the Notes issued in the form of one or more Book-Entry Notes, The Depository Trust Company (“DTC”), its nominees and successors, or another

Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.
     “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
     “Domestic Subsidiary” means a Subsidiary incorporated or otherwise organized and existing under the laws of the United States and any state thereof.
     “EBITDA” means the sum of Consolidated Net Income, Adjusted Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied.
     “Event of Default” has the meaning specified in Article V.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution.
     “Franchise Program” means the program under which the Company and/or its Subsidiaries grant franchises to third parties which require franchisees, among other things, to pay fees to the Company and/or its Subsidiaries, and which, among other things, grants to the franchisee the right to receive training from the Company or its Subsidiaries or sell memberships to use facilities of the franchisee and the Company or its Subsidiaries. The Franchise Program may include the conversion of facilities owned by the Company or its Subsidiaries to franchise facilities and includes such a program as it may be amended, renewed, extended, substituted, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewal, extension, substitution, restructuring, replacement, supplementation or other modification of the foregoing).
     “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on July 2, 2003.
     “Global Notes” means one or more securities evidencing all or a part of the Notes to be issued as Book-Entry Notes issued to the Depository in accordance with this Indenture.
     “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or guarantees of operating leases.
     “Guarantor” means: (1) each of the Guarantors listed on Schedule A hereto; and (2) each of the Company’s Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.
     “Holder” means a Person in whose name a Note is registered in the Note Register.
     “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability which constitutes Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.
     “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Indenture Obligations” means the obligations of the Company and any other obligor on the Indenture or under the Notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.
     “Intercreditor Agent” means                      or any person whom it may designate, as provided in the Intercreditor Agreement.
     “Intercreditor Agreement” means an Intercreditor Agreement between the Company and                      as agent for itself and other lenders pursuant to the Credit Agreement, and the Collateral Agent as agent for the Trustee and the Holders, in substantially the form attached hereto as Exhibit A.
     “Interest Payment Date” means the Stated Maturity of a regular installment of interest on the Notes.
     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
     “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership (other than ownership obtained without making, or becoming liable, directly or indirectly, contingent or otherwise, for the making of, any advance, loan (or the forgiveness thereof), payment, extension of credit or capital contribution in connection therewith), by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Issue Date” means the date on which Securities are first issued under this Indenture.
     “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.
     “Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.
     “Mortgages” means the mortgages granted pursuant to the Security Documents on certain of the real property owned or leased by the Company or the Guarantors.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.
     “Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale other than Indebtedness described in clause (i) of the definition of Permitted Indebtedness, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, (v) amounts held in escrow pursuant to an appropriate contract of sale; provided, however, that such amounts shall be deemed Net Cash Proceeds upon their release from escrow to the Seller and (vi) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee, and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 10.9, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “New Subordinated Notes” means collectively (i) the 15-5/8%/14% Senior Subordinated Toggle Notes due 2013 issued pursuant to the Indenture dated as of                     , 2007, between the Company and [HSBC Bank USA, National Association], as Trustee, in an original aggregate principal amount equal to the sum of $200,000,000 to be issued to the Class 6A Creditors under the Plan, (ii) additional 15-5/8%/14% Senior Subordinated Toggle Notes due 2013 that may be issued from time to time after the Issue Date, in an original aggregate principal amount not to exceed $90,000,000 and (iii) all additional pay-in-kind New Subordinated Notes issued in respect of interest on any of the foregoing.
     “Non-Guarantor Subsidiary” means H&T Receivables Funding, Bally ARA Corporation, Lincoln Indemnity Company and any other Wholly Owned Subsidiary of the Company whose sole activity is engaging in receivables financing transactions or real estate financing transactions and which Subsidiaries incur no Indebtedness other than Indebtedness directly related to such receivables or real estate financing transactions.
     “Notes” has the meaning specified in the first recital of this Indenture.
     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any insolvency, bankruptcy or liquidation proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.
     “Officers’ Certificate” means a certificate signed by any of (i) the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation) or Treasurer, and (ii) by any one of its Assistant Treasurers, its Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee, provided, however, that such certificate may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors and one officer pursuant to clause (ii) above.
     “Opinion of Counsel” means a written opinion of qualified legal counsel, who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.
     “Opinion of Independent Counsel” means a written opinion by qualified legal counsel who is not an employee or consultant of the Company and who shall be reasonably acceptable to the Trustee.
     “Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;
     (c) Notes, except to the extent provided in Sections 4.2 and 4.3, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and
     (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and Company proof reasonably satisfactory to each of them that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor on the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so as to act with respect to such Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.
     “Permitted Holders” means (i) any of Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Liberation Investments, L.P. and Liberation Investments, Ltd., and their respective Affiliates, including, one or more investment funds controlled, managed or advised by any of them and (ii) any person that forms a group (within meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Person mentioned in clause (i), provided that, in the case of clause (ii), a Person or Persons listed in clause (i) owns a majority of the voting power of such group.
     “Permitted Indebtedness” means:
     (i) Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed, whichever amount is greater, (a) $292.0 million or (b) $115.0 million plus 80% of the net book value of the consolidated accounts receivable of the Company and its Subsidiaries, calculated in accordance with GAAP, in each case minus any permanent reductions of the amounts outstanding under the Credit Agreement as a result of repayment of such Indebtedness pursuant to Section 10.12 occurring after June 15, 2007 that permanently reduce the commitments thereunder;

     (ii) Indebtedness of the Company (a) represented by the Notes, or (b) that is incurred, in any amount, and in whole or in part, to (1) redeem all of the Notes outstanding as described herein, or (2) effect a complete defeasance or a covenant defeasance thereof as described herein; provided, in either case, that any Indebtedness incurred under this subclause (b) is actually applied in accordance with the applicable redemption or defeasance provision of this Indenture;
     (iii) Indebtedness of the Company outstanding on the Issue Date (other than Indebtedness incurred under clauses (i), (ii) and (ix) hereunder);
     (iv) Indebtedness of the Company owing to a Subsidiary; provided that any Indebtedness of the Company owing to a Subsidiary is made pursuant to an intercompany note and is expressly subordinated in right of payment to the payment and performance of the Company’s obligations under the Notes, and, upon an Event of Default, such Indebtedness shall not be due and payable until such Event of Default is cured, waived or rescinded; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);
     (v) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding to which the Interest Rate Agreements apply;
     (vi) Indebtedness of the Company represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, improvement or development of real or tangible personal, movable or immovable, property or equipment in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company and any refinancings of such Indebtedness made in accordance with subclauses (a), (b) and (c) of clause (xi) below, in an aggregate principal amount pursuant to this clause (vi) not to exceed $100,000,000 outstanding at any time; provided that Indebtedness of the Company represented by Capital Lease Obligations incurred under this clause (vi) may not exceed $50,000,000 in aggregate principal amount at any one time outstanding; and provided that the principal amount of any Indebtedness permitted under this clause (vi) did not in each case at the time of incurrence exceed the cost of the acquired or constructed asset or improvement so financed;
     (vii) Indebtedness of the Company in respect of performance bonds, surety bonds and replevin bonds provided by the Company in the ordinary course of business;
     (viii) other Indebtedness of the Company that does not exceed $50,000,000 in the aggregate at any one time outstanding;

     (ix) Indebtedness represented by the New Subordinated Notes;
     (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other financial instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within four Business Days of its incurrence;
     (xi) any amendments (solely as to Indebtedness described in clause (ix) of this definition of “Permitted Indebtedness”), renewals, extensions, substitutions, refundings or refinancings (collectively, a “refinancing”) of any Indebtedness described in clauses (iii), (vi) and (ix) of this definition of “Permitted Indebtedness”, including any successive refinancings (a) so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced, (b) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (c)(A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Senior Debt or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (d) in the case of Indebtedness described in clause (ix) of this definition of “Permitted Indebtedness,” the interest provisions of any refinancing are no more favorable to the holders thereof than the interest payment provision of the Subordinated Notes as in effect on the Issue Date; and
     (xii) Indebtedness of the Company used to make any Permitted Payment set forth in clause (vi) of the definition of “Permitted Payments”; provided, that the Senior Leverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which the additional Indebtedness is incurred, taken as one period, does not exceed 2.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).
     “Permitted Investment” means: (i) Investments in any Subsidiary or any Person which, as a result of such Investment, (a) becomes a Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Subsidiary; (ii) Indebtedness of the Company described under clause (iv) of the definition of “Permitted Indebtedness”; (iii) Investments in any of the Notes and Investments represented by guarantees that are otherwise permitted by the Indenture; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 10.12 to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the Issue Date; (vii) Investments in the aggregate amount of $5,000,000 to purchase Capital Stock of any Subsidiary; (viii) any advance, loan (including guarantees) or other extension of credit to any Person who purchases or acquires assets of the Company or any Subsidiaries which are to be included in a business which will be or is a party to the Franchise Program, limited to the purchase or acquisition price of such assets; and (ix) any other Investments in joint ventures, partnerships, real estate investment trusts or other Persons reasonably related or complementary to the business of the Company on the date hereof in an aggregate amount not greater than $25,000,000 at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Board of Directors) at the time of Investment.
     “Permitted Liens” means the following types of Liens:
     (i) Liens for taxes, assessments, governmental charges or levies either (a) not yet delinquent, or (b) the validity of which is being contested in good faith in an appropriate manner diligently pursued and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP;
     (ii) materialmen’s, mechanics’, landlord’s, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves for the unpaid amount shall have been set aside in conformity with GAAP or as to which adequate bonds or insurance shall have been obtained;
     (iii) deposits or pledges to secure the payment of, or to secure the Company’s or any Subsidiaries’ obligations with respect to letters of credit that secure the payment of workers’ compensation, unemployment insurance, social security or other retirements benefits or obligations (exclusive of liens arising under ERISA) or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds, and other obligations of a like nature incurred in the ordinary course of business;
     (iv) judgment Liens not giving rise to an Event of Default;
     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Subsidiaries;
     (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;
     (vii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
     (viii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and setoff;

     (ix) Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under this Indenture;
     (x) Liens securing Acquired Debt incurred in accordance with Section 10.8; provided that: (a) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Subsidiary; and (b) such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Subsidiary and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Subsidiary;
     (xi) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;
     (xii) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
     (xiii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;
     (xiv) Liens related to credit card processing agreements and cash management obligations in the ordinary course of business, including any guarantees thereof by the Company or any Subsidiary;
     (xv) non-monetary Liens which do not have an adverse effect on the value or use of the property subject to such Liens;
     (xvi) Liens securing Indebtedness permitted by Section 10.8 that is incurred in connection with a Person becoming a Subsidiary or in connection with the acquisition of assets that constitute a business; provided, that the amount of such Indebtedness to be secured by this clause (xvi) shall, at the time such Indebtedness is incurred, not exceed an amount equal to 1.5 times the EBITDA of such Person or acquired business for the mostly recently ended four fiscal quarters for which internal financial statements of such Person or acquired business are available; and
     (xvii) additional Liens not to exceed $10,000,000 at any one time.
     “Permitted Subsidiary Indebtedness” means:
     (i) Indebtedness of a Subsidiary owing to the Company or another Subsidiary; provided that such Indebtedness is made pursuant to an intercompany note, and, upon an Event of Default, all amounts owing pursuant to such Indebtedness are immediately due and payable; and provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Subsidiary) shall be an incurrence of such Indebtedness by the obligor not within the definition of “Permitted Subsidiary Indebtedness” pursuant to this clause (i), and (b) any transaction pursuant to which any Subsidiary ceases to be a Subsidiary shall be deemed to be the incurrence of Indebtedness by such Subsidiary that is not within the definition of “Permitted Subsidiary Indebtedness” pursuant to this clause (i);
     (ii) Indebtedness of a Subsidiary represented by Indebtedness which would be permitted by clause (i), (iii), (v), (vi), (vii), (viii), (ix), (x) or (xi) of the definition of “Permitted Indebtedness” if incurred by the Company;
     (iii) Acquired Debt of a Subsidiary that would be permitted to be incurred by the Company if such Acquired Debt were being incurred by the Company,
     (iv) Guarantees of the Notes and guarantees of Senior Debt of the Company; and
     (v) guarantees of Indebtedness of Affiliates provided that the Investment in such Affiliate complies with the limitations set forth in Section 10.9 or constitutes a Permitted Investment.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Certificates” means Securities other than Book-Entry Securities.
     “Plan” has the meaning assigned to it in the preamble of this Indenture.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.8 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed, or stolen Note.
     “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
     “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and its Subsidiaries and any additions and accessions thereto, which are purchased at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 270 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby, be increased, except in connection with the purchase of additions and accession thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company and its Subsidiaries of the assets subject thereto, or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.
     “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.
     “Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.
     “Refinancing” means (i) the offering and sale of the Company’s 9-7/8% Senior Subordinated Notes due 2007 (the “Series B Securities”) issued pursuant to the Indenture dated October 7, 1997 (the “B Indenture”) between the Company and the U.S. Bank Trust National Association, as trustee, providing for the issuance of the Series B Securities in the aggregate principal amount of $225,000,000, (ii) the modification of the third amended and restated Credit Agreement, dated as of June 26, 1995, among the Company, the Banks and The Chase Manhattan Bank, as agent, (iii) the consummation of the tender offer by the Company for its Senior Subordinated Notes due 2003 outstanding prior to the date of the B Indenture and (iv) the issuance of common stock pursuant to the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and its Affiliate Debtors effective as of September ___, 2007.
     “Regular Record Date” for the interest payable on any Interest Payment Date means                      or                     , as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date.
     “Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office of the Trustee or any agent of the Trustee appointed hereunder, including the chairman or vice chairman of the board of directors or the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.
     “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.
     “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if, at any time after the execution of this Indenture, the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute.
     “Security Agreement” means the Security Agreement by and among the Company, the Guarantors and the Collateral Agent in substantially the form attached hereto as Exhibit E.
     “Security Documents” means the Security Agreement, the Mortgages and any other document or agreement that secures the Notes or the Subsidiary Guarantees.
     “Senior Debt” means all Indebtedness of the Company and its Subsidiaries on a Consolidated basis which is not Subordinated Indebtedness, including without limitation the Notes and the Guarantees, Indebtedness arising under the Credit Agreement and guarantees thereof.
     “Senior Leverage Ratio” means with respect to the Company and its Subsidiaries on a Consolidated basis for the most recently ended four full fiscal quarters twelve month period for which financial statements are available, the ratio of (a) Senior Debt of the Company and its Subsidiaries on a Consolidated basis on the last day of such period to (b) EBITDA for such period.
     “Senior Secured Debt” means Senior Debt that is secured by a Lien permitted by Section 10.11.
     “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

     “Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
     “Subordinated Indebtedness” means Indebtedness of the Company which is by its terms expressly subordinated in right of payment to the Notes.
     “Subsidiary” means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that any Unrestricted Subsidiary shall not be deemed a Subsidiary under the Indenture.
     “Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit (or, with respect to non-U.S. banking institutions, similar instruments) maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, that has combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iv) any money market deposit accounts or demand deposit accounts issued or offered by a domestic commercial bank or a commercial banking institution organized and located in a country recognized by the United States of America, in each case having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof); provided that the short-term debt of such commercial bank has a rating, at the time of investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and (v) any other Investments, that at any one time do not exceed $100,000 in the aggregate, issued or offered by any domestic commercial bank or any commercial banking institution organized and located in a country recognized by the United States of America.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute. References to sections of the Trust Indenture Act include successor statute sections dealing with the same subject.

     “Unrestricted Subsidiary” means (i) BTFCC, Inc., (ii) BTF Canada Corporation, (iii) BTF Cincinnati Corporation, (iv) BTF Europe Corporation, (v) BTFF Corporation, (vi) BTF Indianapolis Corporation, (vii) BTF Minneapolis Corporation, (viii) Bally Real Estate I, LLC; (ix) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below), and (x) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness or the Credit Agreement, (c) any Investment by the Company in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions described under Section 10.16 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed an Investment, and (d) such Unrestricted Subsidiary does not own any Capital Stock in any subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and any Investment by the Company in such Unrestricted Subsidiary shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided (i) that if such Unrestricted Subsidiary has any Indebtedness, that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) pursuant to the restrictions under Section 10.8, and (ii) that all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.
     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (a) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.
     “Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     “Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than qualifying shares, if any) is owned by the Company or another Wholly Owned Subsidiary.
     Section 1.2 Other Definitions.

DEFINED IN
TERM	SECTION
“Act”	1.5

“Adjusted Net Assets”	13.5

“Agent Members”	3.6

“Audited 2007 Financials”	3.1

“Change of Control Offer”	10.13

“Change of Control Purchase Date”	10.13

“Change of Control Purchase Notice”	10.13

“Change of Control Purchase Price”	10.13

“Competitive Business”	7.4

“covenant defeasance”	4.3

“Defaulted Interest”	3.8

“defeasance”	4.2

“Defeasance Redemption Date”	4.4

“Defeased Notes”	4.1

“Excess Proceeds”	10.12

“First-Priority Lien Obligations”	10.11

“Funding Guarantor”	13.5

“Global Notes”	2.1

“Guarantee”	13.1

	DEFINED IN
TERM	SECTION
“incur”	10.8

“MD&A”	7.4

“Non-Confidential Information”	7.4

“Non-Public Information”	7.4

“Note Amount”	10.12

“Note Register”	3.5

“Note Registrar”	3.5

“Offer”	10.12

“Offer Date”	10.12

“Offered Price”	10.12

“OID”	2.2	(b)

“OID Legend”	2.2	(b)

“Permitted Payment”	10.9

“Physical Notes”	3.6

“Recipient”	7.4

“refinancing”	10.9

“Restricted Payment”	10.9

“Senior Debt Amount”	10.12

“Senior Debt Offer”	10.12

“Special Payment Date”	3.8

“Surviving Entity”	8.1

“U.S. Government Obligations”	4.4

     Section 1.3 Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and each other obligor on the Notes shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture, relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.
     Section 1.4 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to such matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor on the Notes with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of the Company or other obligor on the Notes, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.
     Any certificate or opinion of an officer of the Company or other obligor on the Notes may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.5 Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The ownership of Notes shall be proved by the Note Register.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any other obligor on the Notes in reliance thereon, whether or not notation of such action is made upon such Note.
     (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     Section 1.6 Notices, etc., to Trustee and the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Company or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration or at any other address furnished in writing prior thereto to the Holders, the Company or any other obligor on the Notes by the Trustee; or
     (b) the Company shall be sufficient for every purpose (except as provided in Section 5.1(c)) hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier, to or with the Company addressed to it at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60633, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.
     Section 1.7 Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.8 Conflict with Trust Indenture Act.
     If and to the extent that any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.9 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.10 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company, the Guarantors and any other obligor on the Notes or Guarantees shall bind their successors and assigns, whether so expressed or not.
     Section 1.11 Separability Clause.
     In case any provision in this Indenture or in the Notes or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12 Benefits of Indenture.
     Nothing in this Indenture or in the Notes or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13 Governing Law.
     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
     Section 1.14 Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.
     Section 1.15 Schedules.
     All schedules attached hereto are by this reference made a part with the same effect as if herein set forth in full.
     Section 1.16 Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 1.17 No Recourse against Others.
     A director, officer, employee or stockholder, as such, of the Company or a Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Notes waives and releases all such liability. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such a waiver is against public policy.
ARTICLE II
SECURITY FORMS
     Section 2.1 Forms Generally.
     The Notes, the Guarantees and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
     The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     Notes shall be issued initially in the form of one or more permanent global Notes substantially in the form set forth in Section 2.2 and Section 2.3 deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the

Depository or its nominee, as hereinafter provided or on schedules to the Global Notes as hereafter provided.
     Section 2.2 Form of Face of Notes.
     (a) The form of the face of any Note authenticated and delivered hereunder shall be substantially as follows:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.5 AND 3.6 OF THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     (b) Each Note, if issued with original issue discount, shall bear a legend in substantially the following form (the “OID Legend”).
THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, OF THIS SECURITY PLEASE CONTACT THE COMPANY AT BALLY TOTAL FITNESS HOLDING CORPORATION, 8700 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60633, ATTENTION: CHIEF FINANCIAL OFFICER

BALLY TOTAL FITNESS HOLDING CORPORATION
13% SENIOR SECURED NOTES DUE 2011
CUSIP NO.

No.	$
     Bally Total Fitness Holding Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      in United States dollars on July 15, 2011, at the office or agency of the Company referred to below, and to pay interest thereon in United States dollars from July 15, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 in each year, commencing January 15, 2008, until the principal hereof is paid or duly provided for; provided that if the Company does not furnish to the Holders its annual financial statements in respect of the Company’s fiscal year ended December 31, 2007, together with a report thereon by the Company’s independent registered public accounting firm (the “Audited 2007 Financials”) pursuant to Section 7.4(a) of the Indenture (as defined below) by April 15, 2008, the interest rate will be increased on such date to 15 3/8% per annum until the first to occur of the delivery of the Audited 2007 Financials to the Holders or acceleration of the Notes.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of the principal of, premium, if any, and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be the Corporate Trust Office of the Trustee), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Title:

Attest:

Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the 13% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signer
Dated:

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have this Note purchased by the Company pursuant to Section 10.12 or Section 10.13, as applicable, of the Indenture, check the Box: [ ].
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12 or Section 10.13 as applicable, of the Indenture, state the amount (in original principal amount): $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

     Section 2.3 Form of Reverse of Notes.
     The form of the reverse of the Notes shall be substantially as follows:
BALLY TOTAL FITNESS HOLDING CORPORATION
13% SENIOR SECURED NOTES DUE 2011
     This Note is one of a duly authorized issue of Notes of the Company designated as its 13% Senior Secured Notes due 2011 (herein called the “Notes”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity limited to $                    , issued under and subject to the terms of an indenture (as amended or supplemented from time to time the “Indenture”), dated as of                     , 2007, among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.
     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.
     Except as described below, the Notes are subject to redemption at any time on or after July 15, 2008, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 15 of the years indicated below:

REDEMPTION
YEAR	PRICE
2008	106.500%
2009	103.250%
2010 and thereafter	100.000%
     The Notes will also be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to July 15, 2008 at the applicable Make-Whole Price (as defined below), in accordance with the provisions of the Indenture.
     “Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:
     (1) 100% of the principal amount of such Notes; and

     (2) the sum of the present values of (a) the Redemption Price of such Notes at June 15, 2008 (as set forth above) and (b) the remaining scheduled payments of interest from the Redemption Date to July 15, 2008 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;
plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes to be redeemed.
     “Comparable Treasury Issue” means, with respect to the Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to July 15, 2008, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities; provided if such period is less that one year, then the U.S. Treasury security having a maturity of one year shall be used.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Independent Investment Banker” means                                          or                                            and their respective successors, at the Company’s option, or, if such firms or the successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means                      or                      at the Company’s option, and three additional primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and its successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
     The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.
     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.
     Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer and in accordance with the procedures set forth in the Indenture.
     Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale (which proceeds are not used to permanently repay any Senior Secured Debt or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related or complementary thereto) exceeds a specified amount, the Company will be required to set aside such proceeds in a separate account pending an offer by the Company to apply such proceeds to the repayment of the Notes and certain unsecured Senior Debt.
     In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
     In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The payment of principal of and interest, and premium, if any, on the Notes is secured by the Liens of the Security Documents pursuant to, and subject to the terms (including the provisions of Article XIV) of the Indenture, the Security Agreement and the other Security Documents.
     If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Notes are not entitled to the benefit of any sinking fund.
     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Note (in the event such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, place, and rate, and in the coin or currency, herein prescribed.
     If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, may exchange this Note for a Book-Entry Note by instructing the Trustee (by completing the Transferee Certificate in the form in Appendix I) to arrange for such Note to be represented by a beneficial interest in a Global Note in accordance with the customary procedures of the Depository unless the Company has elected not to issue a Global Note.

     If this Series is a Global Note, it is exchangeable for a Note in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depository. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Note if (x) the Depository notifies the Company that it is unwilling or unable to continue as depository for the Global Note and a successor Depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Note Registrar has received a request from the Depository; provided that Physical Notes may not be issued to more than 400 Holders without the prior written consent of the Company. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).
     Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.
     Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article XIII of the Indenture.
     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     The Transferee Certificate, in the form of Appendix II hereto, will be attached to the Note.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

	AMOUNT OF	AMOUNT OF	PRINCIPAL	SIGNATURE
	DECREASE IN	INCREASE IN	AMOUNT OF THIS	OF
	PRINCIPAL	PRINCIPAL	GLOBAL NOTE	AUTHORIZED
	AMOUNT OF	AMOUNT OF	FOLLOWING	OFFICER OF
DATE OF	THIS GLOBAL	THIS GLOBAL	SUCH DECREASE	TRUSTEE OR
EXCHANGE	NOTE	NOTE	(OR INCREASE)	CUSTODIAN

/1/	This should be included only if the Note is issued in global form.

     Section 2.4 Form of Guarantee.
     The form of the Guarantee shall be substantially as follows:
     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XIII of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XIII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of ___, 2007, among Bally Total Fitness Holding Corporation, as Issuer (the “Company”), each of the Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented, the “Indenture”).
     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.
     This Guarantee is subject to release upon the terms set forth in the Indenture.

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO

By:

Name:

Title:

ARTICLE III
THE NOTES
     Section 3.1 Title and Terms.
     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to (i) $247,337,500 in principal amount at maturity of the Notes, and (ii) subject to Section 10.8, Additional Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 9.6, 10.12, 10.13 or 11.8. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Offers. For the purposes of this Indenture, except for Section 10.8, references to the Notes include Additional Notes, if any.
     The Notes shall be known and designated as the “13% Senior Secured Notes due 2011” of the Company. The Stated Maturity of the Notes shall be July 15, 2011, and the Notes shall each bear interest at the rate of 13% per annum, as such interest rate may be adjusted as set forth in the Notes, from July 15, 2007, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on January 15 and July 15 in each year, commencing January 15, 2008, until the principal thereof is paid or duly provided for; provided that, irrespective of the grace periods set forth in Section 7.4(a), if the Company does not furnish to the Holders its annual financial statements in respect of the Company’s fiscal year ended December 31, 2007, together with a report thereon by the Company’s independent registered public accounting firm (the “Audited 2007 Financials”) pursuant to Section 7.4(a) by April 15, 2008, the interest rate will be increased on such date to 15-3/8% per annum until the first to occur of the delivery of the Audited 2007 Financials to the Holders or the acceleration of the Notes pursuant to Section 5.2. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.
     The principal of, premium, if any, and interest on, the Notes shall be payable and the Notes will be exchangeable and transferable at an office or agency of the Company in The City of New York maintained for such purposes (which initially will be the Corporate Trust Office of the Trustee) or at such other office or agency as may be maintained for such purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Person entitled thereto as such addresses shall appear on the Note Register.
     The Notes shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 10.12.
     Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 10.13.
     The Notes shall not be entitled to the benefits of any sinking fund.
     The Notes shall be redeemable as provided in Article XI and in the Notes.

     Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article XIII of the Indenture.
     The Notes are secured as provided in Article XIV.
     At the election of the Company, the entire Indebtedness on the Notes or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article IV.
     Section 3.2 Denominations.
     The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
     Section 3.3 Execution, Authentication, Delivery and Dating.
     The Notes shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Notes may be manual or facsimile. Each Guarantor shall execute a Guarantee in the manner set forth in Section 13.7.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     On the Issue Date, , the Company may deliver Notes in the outstanding aggregate principal amount of $247,337,500 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Notes as provided in this Indenture and not otherwise.
     Each Note shall be dated the date of its authentication.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
     In case the Company or any of its Subsidiaries, pursuant to Article VIII, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.3 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.
     If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates such Note, such Note shall be valid nevertheless.
     Section 3.4 Temporary Notes.
     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.5 Registration, Registration of Transfer and Exchange.
     The Company shall cause the Trustee to keep, so long as it is the Note Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee shall initially be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may change the Note Registrar or appoint one or more co-Note Registrars without notice.
     Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denomination or denominations, of a like aggregate principal amount.
     Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Note shall be required to be reflected in a book entry.
     At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, Notes which the Holder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Notes, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 3.3, 3.4, 3.5, 9.6, 10.12, 10.13 or 11.8 not involving any transfer.
     The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.
     Section 3.6 Book-Entry Provisions for Global Notes.
     (a) The Global Notes initially shall (i) be registered in the name of the Depository, (ii) be deposited with, or on behalf of, the Depository or with the Trustee as custodian for the Depository and (iii) bear legends as set forth in Section 2.2.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
     (b) Transfer of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository. Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for a Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depository; provided that Physical Notes may not be issued to more than 400 Holders without the prior written consent of the Company.
     (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.
     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.
     (e) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 3.7 Mutilated, Destroyed, Lost and Stolen Notes.
     If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any other obligor on the Notes and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any other obligor on the Notes or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.
     Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor on the Notes, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 3.8 Payment of Interest; Interest Rights Preserved.
     Interest on any Note which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Note (or any Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or an relevant Predecessor Notes) are registered at the close of business on a Special Record Date for the Payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Subsection. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.8, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
     Section 3.9 CUSIP Numbers.
     The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.
     Section 3.10 Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any and (subject to Section 3.8) interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 3.11 Cancellation.
     All Notes surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.11, except as expressly permitted by this Indenture. If requested by the Company, all canceled Notes held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.
     Section 3.12 Computation of Interest.
     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE IV
DEFEASANCE AND COVENANT DEFEASANCE
     Section 4.1 Company’s Option to Effect Defeasance or Covenant Defeasance.
     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.2 or Section 4.3 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in this Article IV.
     Section 4.2 Defeasance and Discharge.
     Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.2, the Company and any other obligor on the Notes, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth in Section 4.4 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and any other obligor on the Notes shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Security Documents insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Notes, when such payments are due, (b) the Company’s obligations with respect to such Defeased Notes under Sections 3.4, 3.5, 3.8, 10.2 and 10.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.7, and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.2 notwithstanding the prior exercise of its option under Section 4.3 with respect to the Notes.
     Section 4.3 Covenant Defeasance.
     Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.3, the Company and any other obligor on the Notes shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.4 through 10.19, inclusive, and the provisions of Article VIII with respect to the Defeased Notes on and after the date the conditions set forth in Section 4.4 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company and any other obligor on the Notes may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.1(c), (d), (e) or (f), but, except as specified in this Indenture, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby. In the event covenant defeasance occurs, the Events of Default specified in Sections 5.1(e) and (f) will no longer constitute Events of Default with respect to the Notes.
     Section 4.4 Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 4.2 or Section 4.3 to the Notes to be defeased:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Notes to be defeased, on the Stated Maturity of such principal or interest (or on any date after the Issue Date (such date being referred to as the “Defeasance Redemption Date”) if at or prior to electing to exercise either its option applicable to Section 4.2 or its option applicable to Section 4.3, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Notes on the Defeasance Redemption Date). For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;
     (2) In the case of an election under Section 4.2, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (3) In the case of an election under Section 4.3, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
     (4) No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Section 5.1(g) or (h) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
     (5) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to any other securities of the Company;
     (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, (A) this Indenture or (B) any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any

Significant Subsidiary is bound, if such breach, violation, or default thereof would have a material adverse effect on the Company and its Subsidiaries taken as a whole;
     (7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;
     (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the United States Bankruptcy Code (or any successor provision thereto) and related judicial decisions;
     (9) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and
     (11) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 4.2 or the covenant defeasance under Section 4.3 (as the case may be) have been complied with.
     Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.
     Section 4.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 10.3, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.4 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to

Section 4.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Notes.
     Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.
     Section 4.6 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Security Documents and the Notes shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 4.2 or 4.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Notes and the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE V
REMEDIES
     Section 5.1 Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;
     (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);
     (c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a), (b) or (d) of this Section 5.1) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, which notice shall specify that it is a “notice of default” and shall demand that such a default be remedied; provided, that, the Company’s failure to furnish to the Holders of the Notes the Audited 2007 Financials pursuant to Section 7.4(a)(i), shall not be an Event of Default unless the Company does not provide such information on or before June 30, 2008, and shall then be an Event of Default notwithstanding the failure of a “notice of default” being delivered to the Company;
     (d) (i) there shall be a default in the performance or breach of the provisions of Article VIII; (ii) the Company shall have failed to make or consummate an Offer required in accordance with the provisions of Section 10.12; or (iii) the Company shall have failed to make or consummate a Change of Control Offer required in accordance with the provisions of Section 10.13;
     (e) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000, individually or in the aggregate, and either (a) such default results from the failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of any grace period provided by the documents governing such Indebtedness, which default has not been cured, or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;
     (f) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000 either individually or in the aggregate, shall be rendered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of an appeal or otherwise, shall not be in effect; provided that the amount of such money judgment, order or decree shall be calculated net of any insurance coverage that the Company has determined in good faith is available in whole or in part with respect to such money judgment, order or decree;
     (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect for a period of 60 consecutive days;

     (h) (1) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (2) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (3) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (4) the Company or any Significant Subsidiary (A) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (B) makes an assignment for the benefit of creditors or (C) admits in writing its inability to pay its debts generally as they become due, or (5) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h);
     (i) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee (in each case other than by reason of release of a Guarantor in accordance with the terms of this Indenture);
     (j) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days after (i) written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of outstanding Notes, or (ii) the enforceability thereof shall be contested by the Company or any Guarantor; or
     (k) failure of the Company to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for 10 Business Days after notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes.
     Section 5.2 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Sections 5.1(g) and (h) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 5.1 occurs with respect to the Company and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judiciary proceedings.
     After such declaration of acceleration with respect to the Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
     (ii) all overdue interest on all Outstanding Notes,
     (iii) the principal of and premium, if any, on any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and
     (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and
     (b) all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal of, premium, if any, on any Note at the Stated Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor on the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, subject however to Section 5.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.
     Section 5.4 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor on the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.5 Trustee May Enforce Claims without Possession of Notes.
     All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     Section 5.6 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law and the Intercreditor Agreement, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and
     THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company and the Guarantors, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
     Section 5.7 Limitation on Suits.
     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 30 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.
     Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.8) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.
     Section 5.9 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10 Rights and Remedies Cumulative.
     Except as provided in Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12 Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.7) or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and
     (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 5.13 Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all Outstanding Notes waive any past Default hereunder and its consequences, except a Default
     (a) in the payment of the principal of, premium, if any, or interest on any Note; or
     (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Note Outstanding affected by such modification or amendment.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.14 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).
     Section 5.15 Waiver of Stay, Extension or Usury Laws.
     Each of the Company and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.16 Remedies Subject to Applicable Law.
     All rights, remedies and powers provided by this Article V may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.
ARTICLE VI
THE TRUSTEE
     Section 6.1 Duties of Trustee.
     Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):
     (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;
     (b) except during the continuance of a Default or an Event of Default:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;
     (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.1;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;
     (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.1; and
     (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.
     Section 6.2 Notice of Defaults.
     Within 90 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.3 Certain Rights of Trustee.
     Subject to the provisions of Section 6.1 hereof and Trust Indenture Act Sections 315(a) through 315(d):
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Notes Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate; and
     (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (i) notwithstanding anything to the contrary herein, the Trustee shall have no duties to review any Officers’ Certificates, Board Resolutions, Opinions of Counsel, financials or other documents furnished to it by the Company for purposes of determining compliance with any provisions of this Indenture.
     (j) the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article X. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.1(a), 5.1(b) and 10.1 or (ii) any Default or Event of Default to which the Trustee shall have received written notification or obtained actual knowledge.
     Section 6.4 Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof nor shall the Trustee be responsible for any statement in any registration statement for the Notes under the Securities Act or responsible for the determination as to which beneficial owners are entitled to receive notices hereunder.
     Section 6.5 Trustee and Agents May Hold Notes; Collections; etc.
     The Trustee, any Paying Agent, Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sections 6.8 and 6.13 hereof and Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

     Section 6.6 Money Held in Trust.
     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall, upon request by the Company, invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of the Company. The Trustee shall be under no liability to the Company for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 6.7 Compensation and Indemnification of Trustee and Its Prior Claim.
     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.7 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.
     Section 6.8 Conflicting Interests.
     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.
     Section 6.9 Trustee Eligibility.
     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and (5) and which shall have a combined capital and surplus of at least $100,000,000 or is a member of a bank holding company with a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10 Resignation and Removal; Appointment of Successor Trustee.
     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.
     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time, upon 30 days prior or written notice, resign by giving written notice thereof to the Company. Upon receiving such notice or resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.
     (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months,
     (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.
     Section 6.11 Acceptance of Appointment by Successor.
     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.7 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
     No successor trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.9.
     Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 6.12 Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13 Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor on the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee:
     (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished.
     Section 7.2 Disclosure of Names and Addresses of Holders.
     Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Action Section 312.
     Section 7.3 Reports by Trustee.
     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Notes, the Trustee, if so required under the Trust Indenture Act shall transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a), provided that if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve-month period preceding the reporting date, no such report need be transmitted. The Trustee shall also transmit by mail to the Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Sections 313(a) and 313(b)(2).
     (b) A copy of each report transmitted to Holders pursuant to this Section 7.3 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the SEC. The Company will notify the Trustee promptly if the Notes are listed on any stock exchange.

     Section 7.4 Reports by Company.
     (a) The Company shall furnish to the Holders of the Notes:
          (1) within 20 days of the time periods specified in the SEC’s rules and regulations, all annual financial information that would be required to be contained in a filing with the SEC on Form 10-K and, within 5 days of the time periods specified in the SEC’s rules and regulations, all quarterly financial information that would be required to be contained in a filing with the SEC on form 10-Q, in each case, if the Company were required to file such Forms, including footnotes and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm, except that none of such reports need include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto; and
          (2) the information that would be required to be contained in all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports (including any information that would be required to be filed as exhibits to a Form 8-K, except that the report need not include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto), in each case within the time periods specified in the rules of the SEC adopted pursuant thereto.
     (b) In no event shall any financial information required to be furnished pursuant to Section 7.4(a)(1) be required to include any information required by, or to be prepared or approved in accordance with, or otherwise be subject to, any provision of Section 404 of the Sarbanes-Oxley Act of 2002 or any rules, regulations, or accounting guidance adopted pursuant to that section.
     (c) The Company agrees to deliver the financial information required by Section 7.4(a) by electronic transmission directly to any Holder and any owner of a beneficial interest in any Note that requests such delivery (who may, subject to Section 7.4(d), transmit them to any prospective investor). The Company also agrees to make such reports available on a website to which such Holders and beneficial owners shall have access. The Company shall not be required to provide access to such website to any other Person who requests it unless such Person certifies to order to obtain access to such website that such Person, is engaged in the business of acquiring investments such as the Notes, is a prospective purchaser of Notes and not engaged in a Competitive Business (as defined below). Before displaying any of such reports, the website described in this subsection may also require the user to agree to be bound by an electronic agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 7.4(d) by electronically confirming that he or she has read said provisions and agrees to be bound by them.
     (d) Each Holder and each other Person (each such Holder or other Person, a “Recipient”) who at any time receives any non-public information about the Company and its businesses and finances within the meaning of applicable securities laws communicated in any report, described in Section 7.4(a) (collectively, the “Non-Public Information”), by accepting any such Information, shall be deemed to have acknowledged to and agreed with the Company as follows:
          (1) The Recipient shall not use Non-Public Information if that use or communication would constitute a violation of applicable securities laws or regulations (including but not limited to laws or regulations prohibiting insider trading or tipping) and shall not communicate it to any other Person not bound by, or which has not otherwise agreed to abide by, the terms of this clause (1), unless such information (i) is or becomes publicly available other than as a result of a disclosure known to the Recipient or is in violation of an agreement with or obligation to the Company, (ii) was within the Recipient’s possession prior to it being furnished to the Recipient by or on behalf of the Company, (iii) is or becomes available to the Recipient on a non-confidential basis from a source (other than the Company) which is not known by the Recipient to be prohibited from disclosing such information to the Recipient by a legal, contractual or fiduciary obligation to the Company, (iv) is independently developed by the Recipient without the benefit of any Non-Public Information (information in clauses (i) – (iv) being “Non-Confidential Information”) or (v) unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.
          (2) The Recipient represents and agrees that it is (i) a Holder of Notes, (ii) a prospective purchaser of Notes and in the business of buying securities such as the Notes and (iii) is not a Person engaged in the business of operating fitness centers or any business activity reasonably related thereto (a “Competitive Business”). The Company shall have no obligation to provide any Non-Public Information to any Person engaged in a Competitive Business.
          (3) The Recipient shall not disclose any Non-Public Information to any Person that engages in a Competitive Business unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.
     (e) Any document delivered by the Company pursuant to Section 7.4(a) (in either paper or electronic form) shall be deemed to contain Non-Public Information and be treated as confidential for purposes of this Section 7.4 unless the same is Non-Confidential Information.
     (f) No later than December 17, 2007, the Company shall host a conference call with Holders, any owner of a beneficial interest in any Note and any prospective purchaser of Notes to discuss the financial information of the Company then available with respect to the quarter ended September 30, 2007. With respect to each quarter thereafter, the Company shall host quarterly conference calls with such participants no later than 10 days after furnishing the quarterly financial information described in Section 7.4(a)(1). Beginning in 2008, the Company shall host a conference call with such participants no later than 10 days after furnishing the yearly information described in Section 7.4(a)(1). The Company may also require any participant in such calls to agree to be bound by an electronic or other agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 7.4(d), and any other terms which subsequent to the date hereof may become required by applicable law, by electronically confirming that he or she has read said provisions and agrees to be bound by them.
ARTICLE VIII
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Section 8.1 Company May Merge, Consolidate, etc., Only on Certain Terms.
     The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:
     (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Surviving Entity expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes, the Security Documents and hereunder, as the case may be, and the Notes, the Security Documents and this Indenture will remain in full force and effect as so supplemented;
     (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;
     (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial results are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) pursuant to the Fixed Charge Coverage Ratio test under Section 10.8; and

     (iv) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with;
provided, however, that the foregoing prohibition shall not prohibit any merger between or among Subsidiaries or between a Subsidiary and the Company, provided that the Company is the Surviving Entity.
     Section 8.2 Successor Substituted.
     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from such assumed obligations and covenants under this Indenture and the Notes, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.1 Supplemental Indentures and Agreements without Consent of Holders.
     Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes, the Security Documents and the Intercreditor Agreement by entering into one or more indentures supplemental hereto in form and substance satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or obligor herein and in the Notes in accordance with Article VIII;
     (b) to add to the covenants of the Company or any other obligor on the Notes for the benefit of the Holders, or to surrender any right or power conferred on the Company or any other obligor on the Notes, as applicable, herein or in the Notes;
     (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture or the Notes which may be defective or inconsistent with any other provision herein or in the Notes or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;
     (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.5 or otherwise;
     (e) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or
     (f) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of Trustee and the Holders of the Notes as additional security for the payment of principal of and interest on the Notes by the Company or on the Guarantees by the Guarantors under this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent, pursuant to this Indenture or the Security Documents.
     Section 9.2 Supplemental Indentures and Agreements with Consent of Holders.
     Except as permitted by Section 9.1, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by Board Resolutions, the Guarantor and the Trustee may (i) enter into an indenture or indentures supplemental hereto in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Notes, the Security Documents or the Intercreditor Agreement) or (ii) waive compliance with any provision in this Indenture or the Notes (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.19); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 10.12 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.13, including, in each case, amending, changing or modifying any definitions relating thereto;

     (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;
     (d) modify any of the provisions of this Section 9.2 or Section 5.13 or Section 10.19, except to increase the percentage of such Outstanding Notes required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;
     (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company of any of its rights and obligations hereunder;
     (f) amend or modify any of the ranking provisions of the Indenture in any manner adverse to the Holders of the Notes; or
     (g) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.
     Upon the written request of the Company accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.
     It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.3 Execution of Supplemental Indentures and Agreements.
     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.3 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.4 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.5 Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.
     Section 9.6 Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
     Section 9.7 Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.7, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE X
COVENANTS
     Section 10.1 Payment of Principal, Premium and Interest.
     The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.
     Principal, premium, if any, and Cash Interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Wholly-Owned Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     Section 10.2 Maintenance of Office or Agency.
     The Company shall maintain an office or agency where Notes may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Notes may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
     The Trustee shall initially act as Paying Agent for the Notes.
     Section 10.3 Money for Note Payments to Be Held in Trust.
     If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.
     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes;
     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.
     Section 10.4 Corporate Existence.
     Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.
     Section 10.5 Payment of Taxes and Other Claims.
     The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 10.11, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.
     Section 10.6 Maintenance of Properties.
     The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.
     Section 10.7 Insurance.
     The Company shall at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.
     Section 10.8 Incurrence of Indebtedness.
     The Company will not create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise suffer to exist (collectively, “incur”), any Indebtedness (including any Acquired Debt), other than Permitted Indebtedness, unless such Indebtedness is incurred by the Company and the Company’s Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the date of incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition and any such related payments had been consummated on the first day of such four-quarter period), would be at least 2.0:1. The Company will not permit any of its Subsidiaries to incur any Indebtedness (other than Permitted Subsidiary Indebtedness).
     Section 10.9 Restricted Payments.
     (a) Except for Permitted Investments, the Company will not, and will not permit any Subsidiary to, directly or indirectly:
     (i) declare or pay any dividend on, or make any other payment or distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);
     (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company);
     (iii) prior to any scheduled principal payment, sinking fund payment or maturity of any Subordinated Indebtedness, make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, such Subordinated Indebtedness (other than any such Indebtedness owed to the Company or a Wholly Owned Subsidiary) or pay interest on Subordinated Notes except in accordance with the provisions of the Subordinated Notes as in effect on the Issue Date;
     (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than to the Company or any of its Wholly Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Company or any of its Wholly Owned Subsidiaries);
     (v) incur, create, or assume, any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); or
     (vi) make any Investment in any Person
(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, a “Restricted Payment”) (the amount of any such Restricted Payment, if other than cash, being determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Subsidiaries;

(2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) under the provisions of Section 10.8; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after October 7, 1997 plus the Permitted Payments made under clause (b)(vii), do not exceed $5,000,000 plus the sum of:
     (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus
     (B) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of paragraph (b) below); in each case, other than Net Cash Proceeds received from the issuance or sale of Qualified Capital Stock or options, warrants or rights to purchase Qualified Capital Stock in, or otherwise received in connection with, the Refinancing and any equity contribution under the Plan; plus
     (C) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company; plus
     (D) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after October 7, 1997, the aggregate of Net Cash Proceeds from their original issuance; plus
     (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after October 7, 1997, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;
provided, that, the Company shall not, and shall not permit any Subsidiary to, make any Restricted Payments under subclauses (i), (ii) or (iv) of this clause (a) at any time.
     (b) Notwithstanding the foregoing, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a “Permitted Payment”):

     (i) the payment of any dividend within 60 days after the date of declaration thereof if at the date of declaration thereof such other dividend (A) would be permitted by the provisions of paragraph (a) of this Section and (B) shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;
     (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(B) of paragraph (a) of this Section;
     (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(B) of paragraph (a) of this Section;
     (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced and (5) in the case of a refinancing of any New Subordinated Notes, has cash interest payment provisions no more favorable to the holders thereof than the comparable provisions in the indenture governing such New Subordinated Notes as in effect on the Issue Date;
     (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of the Subordinated Notes (a “refinancing”)

through the substantially concurrent issuance of new Senior Debt of the Company, provided that (1) any such new Senior Debt shall be in a principal amount that does not exceed the principal amount of Subordinated Notes so refinanced (or, if such Senior Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Notes being refinanced, or (II) the amount of premium or other payment actually paid at such time to refinance such Subordinated Notes, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; and (2) the incurrence of such new Senior Debt shall be permitted by clause (xi) of the definition of “Permitted Indebtedness”;
     (vi) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of the Company, provided that any such new Redeemable Capital Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; and (3) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the Notes; and
     (vii) the repurchase of shares of, or options or warrants to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock in an aggregate amount not to exceed $500,000 in any calendar year or an aggregate of $2,500,000 from and after July 2, 2003.
     (c) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any (x) payment of cash interest on Subordinated Notes, or on any refinancing thereof, or (y) principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, such Subordinated Notes other than as permitted in Section 10.9(b)(iv), unless in either instance immediately thereafter the Company has EBITDA (excluding the impact of non-cash revenues until received) for the four full fiscal quarters for which financial results are available immediately preceding the relevant Interest Payment Date exceeding $200.0 million, and the Company and its consolidated subsidiaries have, after giving effect to such payment, $75 million of (A) combined unrestricted cash and cash equivalents, plus (B) then unrestricted borrowing availability under the Credit Agreement.
     Section 10.10 Transactions with Affiliates.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Subsidiary) unless such transaction or series of related transactions is entered into in good faith and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $1,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10,000,000, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions are fair to the Company or such Subsidiary from a financial point of view; provided, however, that clauses (a) through (c) above shall not apply to (i) any transaction with an employee or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company or any Subsidiary, including under any stock option or stock incentive plans), (ii) transactions between or among the Company and/or its Subsidiaries, (iii) Permitted Payments, (iv) Restricted Payments made in accordance with Section 10.9 or Permitted Payments, and (v) management agreements or similar agreements between (A) the Company or any Subsidiary and (B) Affiliates in which the Company or any Subsidiary has made an Investment.
     Section 10.11 Liens.
     The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer any Liens upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:
     (1) in the case of Liens securing Subordinated Indebtedness, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
     (2) in all other cases, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis, except for Permitted Liens and:
     (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

     (b) (x) Liens securing Indebtedness permitted by clause (i) of the definition of “Permitted Indebtedness” and (y) Liens securing Indebtedness constituting Indebtedness referred to by the cross-reference to clause (i) of the definition of “Permitted Indebtedness” contained in clause (ii) of the definition of “Permitted Subsidiary Indebtedness” (including guarantees of Obligations owed under the Credit Agreement) and, in each case, related Obligations (collectively, the “First Priority Lien Obligations”); provided that neither the Company nor any of the Subsidiaries shall grant a second priority Lien (subject to the Permitted Liens and to the provisions of the Intercreditor Agreement) upon the property or assets constituting collateral for such Indebtedness (other than the Liens securing the Notes);
     (c) Liens securing the Notes and Guarantees;
     (d) Liens of the Company or a Subsidiary on assets of any Subsidiary and Liens on the assets of the Company in favor of a Subsidiary that is a Guarantor;
     (e) Liens securing Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:
     (x) are no less favorable to the Holders of Notes in any material respect, than the Liens in respect of the Indebtedness being refinanced; and
     (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced, except in the case of Liens securing Purchase Money Obligations, then the Liens permitted by this clause (e) may extend to or cover a similar property or asset that was subject to the Lien at the time such Purchase Money Obligation was originally incurred;
     (f) Liens in favor of the Company;
     (g) (x) Liens securing Indebtedness permitted by clause (vi) of the definition of “Permitted Indebtedness” and (y) Liens securing Indebtedness constituting Indebtedness referred to by the cross-reference to clause (v) of the definition of “Permitted Subsidiary Indebtedness.”
     Section 10.12 Asset Sales.
     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents, and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors and evidenced in a Board Resolution).
     (b) Within 360 days of the Asset Sale, the Company may at its option apply the Net Cash Proceeds (1) to repay Indebtedness under the Credit Agreement or any other Senior Secured Debt other than the Notes (and, in each case, effect a corresponding permanent reduction in the availability under such Credit Agreement (in the case of repayment of revolving Indebtedness) or to the outstanding amount of such Senior Secured Debt) or to repay unsecured Senior Debt that has provisions requiring the Company to make an offer to purchase upon an Asset Sale; provided, however, that if the Company repays such unsecured Senior Debt it must make a ratable offer to all Holders of Notes as provided in paragraph (c) below; (2) to acquire properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale; or (3) to acquire properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the Issue Date or in businesses reasonably related or complementary thereto. The amount of such Net Cash Proceeds not applied or invested as set forth in this paragraph shall constitute “Excess Proceeds.”
     (c) When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company will apply the Excess Proceeds to the repayment of the Notes and any other unsecured Senior Debt outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such unsecured Senior Debt with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an “Offer”) from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Notes Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such unsecured Senior Debt outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such unsecured Senior Debt with the proceeds from any Asset Sale (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such unsecured Senior Debt outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such unsecured Senior Debt with the proceeds from any Asset Sale to permanently reduce the principal amount of such unsecured Senior Debt, the Company will make an offer to purchase or otherwise repurchase or redeem unsecured Senior Debt (a “Senior Debt Offer”) in an amount (the “Senior Debt Amount”) equal to the excess of the Excess Proceeds over the Notes Amount; provided that in no event will the Company be required to make a Senior Debt Offer in a Senior Debt Amount exceeding the principal amount of such unsecured Senior Debt plus the amount of any premium required to be paid to repurchase such unsecured Senior Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Notes Amount relating thereto or the aggregate amount of unsecured Senior Debt that is purchased in a Senior Debt Offer is less than the Senior Debt Amount, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such unsecured Senior Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of Senior Debt Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the unsecured Senior Debt that has provisions requiring the Company to make an offer to purchase upon an Asset Sale shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of such Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.
     (e) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.
     Section 10.13 Purchase of Notes upon a Change of Control.
     (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder’s Notes in whole or in part in integral multiples of $1,000 at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below in this Section 10.13 (the “Change of Control Offer”) and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 10.13.
     (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Note Register, stating among other things:
     (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Purchase Price;
     (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);
     (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company pursuant to Section 7.4), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

     (4) that the Change of Control Offer is being made pursuant to this Section 10.13 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;
     (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;
     (6) the Change of Control Purchase Price;
     (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;
     (8) that Notes must be surrendered not later than one Business Day prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.2 to collect payment;
     (9) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;
     (10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;
     (11) that any Note not tendered will continue to accrue interest; and
     (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.
     (c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.9. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorneys duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.
     (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.13, the Company shall choose a Paying Agent which shall not be the Company.
     (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:
     (1) the name of the Holder;
     (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;
     (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;
     (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and
     (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.
     (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase

Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.
     (g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.
     Section 10.14 Preferred Stock of Subsidiaries.
     The Company will not permit (a) any Subsidiary of the Company to issue any Preferred Stock, except for (i) Preferred Stock issued to the Company or a Wholly Owned Subsidiary and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person; provided that such Preferred Stock referred to in clause (ii) above was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C), or (b) any Person (other than the Company, or a Wholly Owned Subsidiary) to acquire Preferred Stock of any Subsidiary from the Company or any Subsidiary, except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Preferred Stock of such Subsidiary in accordance with the terms hereof.
     Section 10.15 Dividend and Other Payment Restrictions Affecting Subsidiaries.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Subsidiary, except for: (a) any encumbrance or restriction pursuant to any agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (c) customary non-assignment or subletting provisions of any lease, license or other contract; (d) any restriction entered into in the ordinary course of business contained in any lease of any Subsidiary or any security agreement or mortgage securing Indebtedness of any Subsidiary to the extent such restriction restricts the transfer of property subject to such security agreement, mortgage or lease; (e) any restriction contained in the Credit Agreement or any other agreement pursuant to which Permitted Subsidiary Indebtedness is incurred; and (f) any encumbrance or restriction existing under any agreement that amends, substitutes, restructures, supplements, extends, renews, refinances or replaces or otherwise modifies the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (c), (d) or (e), or in this clause (f); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so amended, substituted, restructured, supplemented, extended, renewed, refinanced, replaced or modified.

     Section 10.16 Unrestricted Subsidiaries.
     The Company will not make, and will not permit its Subsidiaries to make, an Investment in Unrestricted Subsidiaries unless, at the time thereof, (a) the aggregate amount of such Investments would not exceed the amount of Restricted Payments then permitted to be made pursuant to the provisions of Section 10.9 or (b) such Investment is a Permitted Investment. Except for Permitted Investments, any Investment in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) must be permitted to be made pursuant to the provisions of Section 10.9 and will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company, and (ii) may be made in cash or property.
     Section 10.17 Additional Subsidiary Guarantees.
     If the Company or any Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Subsidiary that is not a Guarantor having total assets (after giving effect to such transfer) with a book value in excess of $500,000, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Domestic Subsidiary having total assets with a book value in excess of $500,000, then such Domestic Subsidiary shall:
1.	execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

2.	deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.
Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture; provided, however, that (i) if such Subsidiary is a Non-Guarantor Subsidiary, it shall not be required to be a Guarantor hereunder and (ii) to the extent that a Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Subsidiary from issuing a Guarantee, such Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that notwithstanding the above proviso, if any such Subsidiary, other than a Non-Guarantor Subsidiary, incurs Indebtedness under or guarantees the Credit Agreement, then such Subsidiary or Non-Guarantor Subsidiary will guarantee the Notes as well.
     Section 10.18 Statement by Officers as to Default.
     (a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all of its respective obligations and is in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.
     (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within ten Business Days of becoming aware of its occurrence.
     Section 10.19 Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 7.4, Sections 10.6 through 10.11 and Sections 10.14 through 10.20, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
     Section 10.20 Perfection of Security Interests.
     Subject to the Intercreditor Agreement, the Company shall preserve the Liens granted under the Security Documents and the Intercreditor Agreement and, subject to the provisions of the Security Documents, shall undertake all actions which are required by applicable law in the reasonable judgment of the Trustee or the Collateral Agent to (a) maintain the Liens of the Collateral Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Company’s rights and title and the rights of the Collateral Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.
     Section 10.21 Consummation of Plan of Reorganization.
     No provision of this Indenture shall prevent the Company and its Subsidiaries from consummating the Plan and the transactions contemplated thereby.

ARTICLE XI
REDEMPTION OF NOTES
     Section 11.1 Rights of Redemption.
     The Notes are subject to redemption at any time, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).
     Section 11.2 Applicability of Article.
     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.
     Section 11.3 Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Notes pursuant to Section 11.1 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.
     Section 11.4 Selection by Trustee of Notes to Be Redeemed.
     If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not more than 45 days prior to the Redemption Date. The Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.
     If requested by the Company, the Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 11.5 Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Note Register.
     (a) All notices of redemption shall state:
     (b) the Redemption Date;
     (c) the Redemption Price;
     (d) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;
     (e) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;
     (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (g) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;
     (h) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2 where such Notes are to be surrendered for payment of the Redemption Price;
     (i) the CUSIP number, if any, relating to such Notes; and
     (j) the procedures that a Holder must follow to surrender the Notes to be redeemed.
     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 11.5.
     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 11.6 Deposit of Redemption Price.
     On or prior to 10:00 a.m., New York time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Notes so redeemed payment in an amount equal to the Redemption Price of the Notes purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 11.6, the Company shall choose a Paying Agent which shall not be the Company.
     Section 11.7 Notes Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Holders will be required to surrender the Notes to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 3.9.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.
     Section 11.8 Notes Redeemed or Purchased in Part.
     Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.2 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.

ARTICLE XII
SATISFACTION AND DISCHARGE
     Section 12.1 Satisfaction and Discharge of Indenture.
     This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes as expressly provided for herein) as to all Outstanding Notes hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (1) all the Notes theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 3.8 or (ii) all Notes for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
     (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Notes at such Maturity, Stated Maturity or Redemption Date;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.
     Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 6.6 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 12.1, the obligations of the Trustee under Section 12.2 and the last paragraph of Section 10.3 shall survive.

     Section 12.2 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.3, all United States dollars deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Notes for whose payment such United States dollars have been deposited with the Trustee.
ARTICLE XIII
GUARANTEE
     Section 13.1 Unconditional Guarantee.
     Each Guarantor hereby unconditionally guarantees (such guarantee to be referred herein as a “Guarantee”), on a senior unsecured basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 13.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V for purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for purposes of this Guarantee.
     Section 13.2 Severability.
     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.3 Limitation of Guarantor’s Liability.
     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee shall not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including all of its obligations under or with respect to the Credit Agreement and all Interest Rate Agreements) of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 13.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.
     Section 13.4 Release of Guarantor.
     (a) The Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in connection with any sale of all of the Capital Stock of that Guarantor, if the Company applies the Net Cash Proceeds of that sale in accordance with the applicable provisions of this Indenture; (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon the payment in full of the Notes.
     In addition, concurrently with any defeasance or covenant defeasance pursuant to Article IV, the Guarantors shall be released from all of their obligations under their respective applicable Guarantees.
     (b) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 13.4.

     Section 13.5 Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to its Guarantee. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.
     Section 13.6 Waiver of Subrogation.
     Until all obligations under the Guarantees are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.6 is knowingly made in contemplation of such benefits.
     Section 13.7 Execution of Guarantee.
     To evidence their guarantee to the Holders set forth in this Article XIII, the Guarantors hereby agree to execute the Guarantee in substantially the form set forth in Section 2.4, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article XIII shall remain in full force and effect notwithstanding the failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one of its duly authorized officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.
     Section 13.8 Waiver of Stay, Extension or Usury Laws.
     Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any state or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE XIV
SECURITY ARRANGEMENTS
     Section 14.1 Collateral and Security Documents.
     (a) To secure the due and punctual payment of principal of and interest on the Notes by the Company when and as the same shall be due and payable (whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer or an Offer, with respect to an Asset Sale or otherwise) and interest on the overdue principal of, and interest (to the extent permitted by law) on, the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of the Notes, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, and the Security Documents, according to the terms hereunder or thereunder, each of the Company and the Guarantors will enter into the Security Documents, to create the security interests with respect to the Collateral (except to the extent that granting such Liens is precluded by the provisions or the documents evidencing Senior Secured Debt). The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in Trust for the benefit of the Holders of the Note and the Trustee pursuant to the terms of the Security Documents.
     (b) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee, in its capacity as Collateral Agent, to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.
     (c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee and the Collateral Agent on behalf of such Holders, will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other indebtedness and obligations of the Company.
     (d) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.
     (e) With respect to the Trustee acting as Collateral Agent, the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Security Documents and the Intercreditor Agreement and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents. and the Intercreditor Agreement.
     (f) The Company and each Guarantor will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to which it is a party, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens on the Collateral contemplated by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and each Subsidiary Guarantee secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Company will take all actions required pursuant to the Security Documents to be valid, enforceable and perfected (except as expressly provided therein) Liens in and on all the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes. Each Guarantor will take any and all actions required pursuant to the Security Documents to cause the Liens created pursuant to the Security Documents to which it is a party to create and maintain for its obligations under each Guarantee and the Security Document related thereto, valid and enforceable, perfected (except as expressly provided therein), Liens in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes.
     Section 14.2 Release of Collateral.
     Collateral may be released from the Liens created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents, the Intercreditor Agreement or in accordance with this Indenture. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, the Company and the Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:
     (1) if all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder) are released; provided, however, that if the Company or any Guarantor subsequently incurs First Priority Lien Obligations that are secured by liens on property or assets of the Company or any Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (vii) of the definition of Permitted Liens, then the Company and its Subsidiaries will be required to reinstitute the security arrangement with respect to the Collateral in favor of the Notes, which, in the case of any such subsequent First Priority Lien Obligations, will be second priority Liens on the Collateral securing such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the second priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Company to hold the second priority Liens for the benefit of the Holders of the Notes and the Trustee and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;
     (2) to enable the Company or any Restricted Subsidiary to sell, exchange or otherwise dispose of any of the Collateral as permitted under Section 10.12;
     (3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;
     (4) if the Notes have been defeased pursuant to Section 4.2;
     (5) pursuant to an amendment or waiver in accordance with Article IX of this Indenture.
     Notwithstanding the foregoing, if an Event of Default under this Indenture exists on the date on which First Priority Lien Obligations are repaid in full and terminated (including all commitments and letters of credit thereunder), the second priority Liens on the Collateral securing the Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (acting at the direction of the holders of a majority of outstanding principal amount of the Notes) will have the right to direct the Intercreditor Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).
     Upon the request of the Company pursuant to an Officers’ Certificate and receipt of an Opinion of Counsel certifying that any sale, conveyance or disposal of any Collateral has been effected in compliance with the provisions of this Indenture, the Trustee will release such Collateral. Upon receipt of such Officers’ Certificate and Opinion of Counsel, the Trustee will execute, deliver and acknowledge any necessary or proper instruments of termination or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Security Documents are terminated, pursuant to this Indenture, the Intercreditor Agreement or the applicable Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien in accordance with the terms of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Notes shall cause § 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an officer of the Company, except in cases which § 314(d) of the TIA requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of the Indenture, including the provisions of Section 10.02, or any Security Documents, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate certifying that such release is authorized or permitted by this Indenture and the Security Documents and the Intercreditor Agreement and that all conditions precedent, if any, to such release have been satisfied.
     Section 14.3 Opinions as to Recording.
     (a) Each of the Company and the Guarantors represent that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s or the Guarantors’ expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens to the extent contemplated by the Security Documents.
     (b) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.
     (c) The Company and the Subsidiary Guarantors shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, filing, re-recording, and refiling of the Indenture and related financing statements, continuation statements and other instruments and documents as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.
     (d) The Company and the Subsidiary Guarantors shall otherwise comply with the provisions of § 314(b) and, as applicable §§ 314(c), (d) and (e) of the TIA.
     Section 14.4 Further Assurances and Security.
     (a) The Company and the Guarantors will execute, acknowledge and deliver to the Trustee, at the Company’s and/or such Guarantor’s expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required by the Trustee, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens in the Collateral contemplated hereby and by the Security Documents, all to the extent contemplated by the Security Documents.
     Section 14.5 Authorization of Actions to be Taken by Collateral Agent Under the Security Documents.
     Subject to the terms of the Intercreditor Agreement, the Trustee, in its capacity as Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents of this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).
     Section 14.6 Authorization of Receipt of Funds by the Trustee under the Security Documents.
     The Trustee, in its capacity as Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.
     Section 14.7 Covenants of Collateral Agent with Respect to the Credit Agreement.
     The Trustee, in its capacity as Collateral Agent, and any successor Collateral Agent, hereby agrees that it shall, upon the written request of the Company:
     (1) enter into the Intercreditor Agreement with regard to the Credit Agreement to effectuate the priority of the Liens granted under the Credit Agreement over the Liens of the Collateral Agent with respect to the Collateral to the extent contemplated herein; and
     (2) release its Lien with respect to Collateral to the extent required under the Intercreditor Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Name:
Title:

THE GUARANTORS

Each Guarantor Listed on Schedule A Attached Hereto

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Name:
Title:

APPENDIX I
FORM OF TRANSFEREE CERTIFICATE
     I or we assign and transfer this Note to:
     Please insert social security or other identifying number of assignee Print or type name, address and zip code of assignee and irrevocably appoint [Agent], to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Signed:

     (Sign exactly as name appears on the other side of this Note)
     [Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE, DATED AS OF ___, 2007

TRUST INDENTURE		INDENTURE
ACT SECTION		SECTION

Section 310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(5)	6.9
	(b)	6.7, 6.10
Section 311	(a)	6.13
	(b)	6.13
Section 312	(a)	7.1
	(b)	7.2
	(c)	7.2
Section 313	(a)	7.3
	(b)	7.3
	(c)	7.3
	(d)	7.3
Section 314	(a)(1)	7.4
	(a)(2)	7.4
	(a)(3)	7.4
	(a)(4)	10.19
	(b)	14.3
	(c)(1)	1.3
	(c)(2)	1.3
	(c)(3)	14.2
	(d)	14.2
	(e)	1.3
Section 315	(a)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1, 6.3
	(e)	5.14
Section 316	(a)	(last sentence)1.1
		(“Outstanding”)
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(b)	5.8
	(c)	1.5
Section 317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
Section 318	(a)	1.8

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

Exhibit G-2
New Second Lien Notes Indenture
See Docket No. 37

Exhibit H
Form of Rights Offering Senior Subordinated Notes Indenture, New Subordinated Notes Indenture and
New Junior Subordinated Notes Indenture
See Docket No. 37

Exhibit I
New Stockholders Agreement
See Docket No. 37

Exhibit J
Prepetition Management Incentive Plan

MANAGEMENT INCENTIVE PLAN
     If the Backstop Rights Offering Effective Date Condition (as defined in the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and Its Affiliate Debtors) is satisfied, the Management Incentive Plan shall be as set forth in Section I of this Exhibit. If the Harbinger Investment Effective Date Condition (as defined in the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and Its Affiliate Debtors) is satisfied, the Management Incentive Plan shall be as set forth in Section II of this Exhibit.

SECTION I
     The Management Incentive Plan is comprised of two components: (1) a performance bonus (“Performance Bonus”), and (2) a restructuring transaction bonus (“RTB”).
     The Performance Bonus represents current annual incentive bonus awards for ongoing participation with the Debtors but with 2007 performance targets reset based on cash revenue and cash EBITDA as well as a discretionary component. The Performance Bonus is available to 27 eligible employees and has a maximum cumulative payout of approximately $3.8 million.
     The RTB represents an incentive for key employees to promptly complete a successful restructuring. The RTB is also payable if the employee is terminated without cause or constructively within six months of the restructuring transaction. The RTB is available to 9 eligible employees, divided into three groups (Class A, B and C), and has a maximum cumulative payout of $3.2 million. The RTB is evidenced by individual bonus agreements with each eligible participant.
     Class A participants include, Don R. Kornstein, the Company’s Chief Restructuring Officer, Marc Bassewitz, the Company’s Senior Vice President, Secretary and General Counsel, Bill Fanelli, Senior Vice President Planning and Development, and John Wildman, the Company’s Senior Vice President, Sales and Interim Chief Marketing Officer. They each will receive a maximum RTB if Bally consummates a restructuring transaction by October 31, 2007 (the “Target Date”), with incremental monthly reductions in the RTB for each month thereafter until the restructuring transaction is completed.
     The maximum value of Mr. Kornstein’s RTB is reduced based on the number of months after the expiration of the Target Date in which a plan of reorganization becomes effective. If the plan of reorganization does not become effective within eight months of the expiration of the Target Date, Mr. Kornstein will no longer be eligible to receive any RTB.
     For the other Class A participants, the RTB will be reduced by 15% of the maximum for the first three months following the Target Date in which the reorganization transaction takes place, and then 10% of the maximum for the next two months, with no further reductions after the fifth month following the Target Date. The other Class A participants will receive the minimum bonus stated below if the plan of reorganization becomes effective after more than five months after the expiration of the Target Date.
The maximum and minimum amount of each Class A participant’s RTB is as follows:

Class A Participant	Maximum RTB	Minimum RTB
Don R. Kornstein	$2,100,000	$0
Marc Bassewitz	$375,000	$131,250
Bill Fanelli	$195,000	$68,250
John Wildman	$158,375	$55,781
Class B and Class C participants will receive a set RTB, with no reduction if the restructuring is effected after the Target Date.

SECTION II
     The Management Incentive Plan is comprised of two components: (1) a performance bonus (“Performance Bonus”), and (2) a restructuring transaction bonus (“RTB”).
     The Performance Bonus represents current annual incentive bonus awards for ongoing participation with the Debtors but with 2007 performance targets reset based on cash revenue and cash EBITDA as well as a discretionary component; provided, however, that the Performance Bonus for each of Mr. Bassewitz and Mr. Fanelli will in no event be less than 50% of the maximum Performance Bonus to which they are each eligible. The Performance Bonus is available to 26 eligible employees and has a maximum cumulative payout of approximately $2.9 million. Mr. Kornstein is not eligible for a Performance Bonus, only a RTB as set forth below.
     The RTB represents an incentive for key employees to promptly complete a successful restructuring. The RTB is also payable if the employee is terminated without cause or constructively within six months of the restructuring transaction. The RTB is available to 9 eligible employees, divided into three groups (Class A, B and C), and has a maximum cumulative payout of $4.1 million. The RTB is evidenced by individual bonus agreements with each eligible participant.
     The amount of Mr. Kornstein’s, Mr. Bassewitz’s, Mr. Fanelli’s and Mr. Wildman’s RTB is as follow:

Class A Participant	Title	RTB
Don R. Kornstein	Chief Restructuring Officer	$3,000,000
Marc Bassewitz	Senior Vice President, Secretary and General Counsel	$375,000
Bill Fanelli	Senior Vice President Planning and Development	$195,000
John Wildman	Senior Vice President, Sales and Interim Chief Marketing Officer	$158,375

Exhibit K
Registration Rights Agreement
See Docket No. 37

Exhibit L
First Restructuring Support Agreement
See Docket No. 37

Exhibit M
Second Restructuring Support Agreement

RESTRUCTURING SUPPORT AGREEMENT
     This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of August ___, 2007 (the “Agreement”) by and among (i) Bally Total Fitness Holding Corporation, a Delaware corporation (“BTF”), and each of its affiliates that are debtors in the Chapter 11 Cases (collectively, “Bally”), (ii) Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund L.P. (collectively, the “Investors”), and Liberation Investments, L.P. and Liberation Investments, Ltd. (together with the Investors, the “Plan Support Parties”), and (iv) each of the holders identified on Exhibit A hereto (each, a “Consenting Subordinated Noteholder”) of Subordinated Notes, including Tennenbaum Capital Partners, LLC. Bally, the Plan Support Parties and the Consenting Subordinated Noteholders shall hereinafter be referred to as the “Parties.”
W H E R E A S :
     A. On July 31, 2007 (the “Petition Date”), BTF and certain of its Affiliates filed chapter 11 petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1330 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to effectuate a financial and corporate restructuring of Bally (such chapter 11 cases, as more particularly defined in the Amended Plan, the “Chapter 11 Cases”).
     B. Bally, the Consenting Subordinated Noteholders and the then-holders of a majority in principal amount of the Senior Notes are parties to that certain Restructuring Support Agreement dated as of June 15, 2007, (the “Prior Noteholder RSA”), pursuant to which each of the Consenting Subordinated Holders and the Senior Note holders signatory thereto agreed to vote all Senior Notes and/or Subordinated Notes beneficially owned by it or for which it is the nominee, investment manager, or advisor for beneficial holders thereof in favor of a joint prepackaged plan of reorganization described therein (the “Original Plan”), which plan of reorganization was filed with the Bankruptcy Court on the Petition Date.
     C. As provided in the Prior Noteholder RSA, the parties’ obligations thereunder extend not only to the Original Plan but also to any modification thereof that is not inconsistent with the term sheet attached to the Prior Noteholder RSA that describes the Original Plan. In addition Section 5 of the Prior Noteholder RSA entitled Bally to solicit and consummate any higher and better Alternative Transaction (as defined in the Prior Noteholder RSA).
     D. Subsequently, and in accordance with the applicable provisions of the Prior Noteholder RSA, Bally determined to amend and restate the Original Plan on the terms and conditions set forth in the form of the First Amended Joint Prepackaged Plan of Reorganization attached hereto as Exhibit B (as the same may be modified from time to time in accordance with the provisions thereof and the Investment Agreement, the “Amended Plan”), which Amended Plan is based on equity or debt financing from either (i) the Investors or (ii) the Consenting Subordinated Noteholders (or Affiliates thereof) and/or other applicable creditors. The Amended Plan provides the same or better treatment of the claims of each class of creditors and equity holders of Bally, and the Parties hereto believe that the modifications reflected in the Amended Plan are not inconsistent with the Original Plan or the term sheet attached to the Prior Noteholder RSA.

     E. In furtherance of the Amended Plan and the restructuring contemplated therein (the “Restructuring”), concurrently with this Agreement, Bally and the Investors are entering into that certain Investment Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”) setting forth, among other things, the terms of the Investors’ commitment to make capital contributions to the reorganized BTF as contemplated by the Amended Plan. The Parties’ obligations under the Investment Agreement are subject to Bankruptcy Court approval.
     F. Bally has filed (i) a motion for an order authorizing Bally to enter into this Agreement and the Investment Agreement and approving the break-up fee and expense provisions included in the Investment Agreement (the “Approval Motion”), (ii) a motion for an order authorizing Bally pursuant to Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 (the “Section 1127(a) Motion”) to modify their Original Plan in the form of the Amended Plan and finding that the Amended Plan does not adversely affect any class of creditors whose votes were solicited for the Original Plan and that the Amended Plan is deemed accepted by all creditors who have previously accepted the Original Plan, and (iii) a motion for an order authorizing Bally to assume the Prior Noteholder RSA (the “Assumption Motion”).
     G. Subject to the terms and conditions set forth herein (including, without limitation, the Bankruptcy Court’s entry of orders granting the Approval Motion (as defined above) and the Section 1127(a) Motion (as defined above)), each of the Consenting Subordinated Noteholders agrees that (i) the modifications reflected in the Amended Plan do not “adversely affect,” within the meaning of Bankruptcy Rule 3019, the treatment of its claims as provided in the Original Plan, and (ii) its prior vote in favor of the Original Plan shall be deemed to be a vote in favor of the Amended Plan.
     H. Subject to the terms and conditions set forth herein, all Parties agree that they believe that confirmation of the Amended Plan does not require resolicitation of votes from any class of creditors under Bankruptcy Rule 3019 or Section 1127 of the Bankruptcy Code.
     I. The Parties desire to enter into this Agreement to further effectuate the provisions of the Prior Noteholder RSA and the implementation of the Amended Plan and the Investment Agreement.
     J. The effectiveness of the Investment Agreement is conditioned upon the execution and delivery of this Agreement, which in turn is conditioned upon the entry of an order of the Bankruptcy Court approving the Parties’ execution and delivery of, and performance under, this Agreement.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:
1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Appendix to this Agreement.

2. Agreement Effective Date. This Agreement shall be effective at 12:01 a.m. prevailing Eastern Time on the date on which the following conditions have been satisfied (the “Agreement Effective Date”): (a) all of the Parties shall have duly executed and delivered this Agreement; (b) the Investment Agreement has been duly executed by all of the parties thereto, and (c) on or before August 31, 2007, the Bankruptcy Court shall have entered (i) an order, in form and substance reasonably satisfactory to the Parties hereto, granting the Approval Motion (the “Approval Order”) and (ii) an order, in form and substance reasonably satisfactory to the Parties hereto, granting the Section 1127(a) Motion (the “Section 1127(a) Order” and together with the Approval Order, the “Orders”). The effectiveness of this Agreement shall not be conditioned upon the entry of any order granting the Assumption Motion.
3. Commitment of Plan Support Parties. Subject to (i) the occurrence of the Agreement Effective Date, but prior to the occurrence of the Termination Date (if applicable), and (ii) delivery and review of the Definitive Documents, including, but not limited to, the Amended Plan, and so long as the Definitive Documents are consistent with the terms of the Restructuring as set forth in the Amended Plan, each Plan Support Party shall:
(a) not (i) object, on any grounds, to confirmation of the Amended Plan (whether such Amended Plan is consummated on the basis of the satisfaction of the Harbinger Investment Effective Date Condition or the Backstop Rights Offering Effective Date Condition), except to the extent that the terms of the Amended Plan to be confirmed are inconsistent with the terms contained in the Amended Plan, or (ii) directly or indirectly seek, solicit, facilitate, support or encourage (x) any objection to the Amended Plan, or (y) any Alternative Restructuring Proposal or any other transaction involving the sale or other disposition of all or substantially all of the Debtors’ assets;
(b) not take any other action (including, without limitation, initiating any legal proceeding) that is inconsistent with, or that would delay consummation of, the transactions embodied in the Amended Plan, and upon completion, the Definitive Documents; and
(c) otherwise fail to take any action, which inaction impedes or delays consummation of, the Restructuring and the transactions contemplated by the Amended Plan and the Definitive Documents.
4. Commitment of Consenting Subordinated Noteholders. Subject to (i) the occurrence of the Agreement Effective Date, but prior to the occurrence of the Termination Date (if applicable), and (ii) delivery and review of the Definitive Documents, including, but not limited to, the Amended Plan, and so long as the Definitive Documents are consistent with the terms of the Restructuring as set forth in the Amended Plan, each of the Consenting Subordinated Noteholders (on behalf of themselves and their Affiliates, other than Affiliates of Goldman Sachs in their capacity as holders of Prepetition Senior Notes (as defined in the Amended Plan):
(a) hereby (i) consent to the modifications to the Original Plan as reflected in the Amended Plan, and (ii) agree that its prior vote in favor the Original Plan shall be deemed to be a vote in favor of the Amended Plan;
(b) shall not withdraw or revoke its vote in favor of the Amended Plan;

(c) shall not (i) object, on any grounds, to confirmation of the Amended Plan (whether such Amended Plan is consummated on the basis of the satisfaction of the Harbinger Investment Effective Date Condition or the Backstop Rights Offering Effective Date Condition), except to the extent that the terms of the Amended Plan to be confirmed are inconsistent with the terms contained in the Amended Plan, or (ii) directly or indirectly seek, solicit, support or encourage (x) any objection to the Amended Plan, or (y) any Alternative Restructuring Proposal or any other transaction involving the sale or other disposition of all or substantially all of the Debtors’ assets; and
(d) shall not take any other action (including, without limitation, initiating any legal proceeding) that is inconsistent with, or that would delay consummation of, the transactions embodied in the Amended Plan, and upon completion, the Definitive Documents.
5. Bally Commitment. Subject to the provisions of the Investment Agreement, Bally shall use its commercially reasonable best efforts to (i) support and complete the transactions contemplated by the Amended Plan and the Definitive Documents, (ii) do all things reasonably necessary and appropriate in furtherance of the transactions contemplated by the Amended Plan and the Definitive Documents, including, without limitation (x) taking all steps reasonably necessary and desirable to obtain an order of the Bankruptcy Court confirming the Amended Plan on or before September 20, 2007, and (y) taking all steps reasonably necessary and desirable to cause the effective date of the Amended Plan to occur on or before September 30, 2007, or October 15, 2007 if the Confirmation Order (as defined in the Amended Plan) has been entered by September 30, 2007, and the Investors are using commercially reasonable efforts to consummate the Amended Plan at all times after September 30, 2007 (the applicable outer date, the “Applicable Outer Date”), (iii) obtain any and all required regulatory and/or third-party approvals for the transactions contemplated by the Amended Plan and the Definitive Documents, (iv) not take any action that is inconsistent with, or is intended or is reasonably likely to interfere with or impede or delay consummation of, the Restructuring and the transactions contemplated by the Amended Plan and the Definitive Documents and (v) not otherwise fail to take any action, which inaction impedes or delays consummation of, the Restructuring and the transactions contemplated by the Amended Plan and the Definitive Documents. If the Harbinger Investment Effective Date Condition is not satisfied by the Applicable Outer Date, the Debtors shall remain obligated to consummate the Amended Plan on the basis of the $90 million Rights Offering so long as the Backstop Rights Offering Effective Date Condition has been or will be concurrently satisfied.
6. Termination. This Agreement may be terminated (i) by any Plan Support Party, upon (x) the termination of the Investment Agreement pursuant to Section 8.1(a), 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii), 8.1(b)(v)(C), 8.1(b)(vi) (but only to the extent the conditions described therein prevent the satisfaction of both the Harbinger Investment Condition Effective Date and the Backstop Rights Offering Effective Date Condition), 8.1(b)(vii), or 8.1(b)(viii) thereof or (y) the vacatur, reversal or modification, on appeal or otherwise, of either Order, (ii) by the any Consenting Subordinated Noteholder upon (x) the termination of the Subscription and Backstop Purchase Agreement in accordance with the provisions hereof, but only if any Plan Support Party has previously terminated this Agreement in accordance with the provisions hereof, or (y) the vacatur, reversal or modification, on appeal or otherwise, of either Order, (iii) by Bally upon (x) the termination of the Investment Agreement pursuant to Section 8.1(a) or 8.1(c) thereof, or (y) the vacatur, reversal or modification, on appeal or otherwise, of either Order, or (iv) automatically, without any notice by any Party, upon the termination of both the Investment Agreement and the Subscription and Backstop Purchase Agreement in accordance with their respective terms. The date on which any Party delivers a notice to the other Parties of the termination of this Agreement pursuant to the immediately preceding sentence, or, in the case of clause (iv) of the immediately preceding sentence, the date of the termination event described therein, shall be referred to as the “Termination Date.” In the event this Agreement is terminated by any Plan Support Party in accordance with this Section, then this Agreement shall be terminated as between the Plan Support Parties, on the one hand, and Bally and the Consenting Subordinated Noteholders, on the other hand, but shall remain in effect and be binding as between Bally and the Consenting Subordinated Noteholders. In the event this Agreement is terminated by the Majority Consenting Subordinated Noteholder in accordance with this Section, then this Agreement shall be terminated as between the Consenting Subordinated Noteholders, on the one hand, and Bally and the Plan Support Parties, on the other hand, but shall remain in effect and be binding as between Bally and the Plan Support Parties and the Consenting Subordinated Noteholders. In the event this Agreement is terminated by Bally in accordance with this Section, then this Agreement shall be terminated as between the Plan Support Parties, on the one hand, and Bally and the Consenting Subordinated Noteholders, on the other hand, but shall remain in effect and be binding as between Bally and the Consenting Subordinated Noteholders. To the extent this Agreement becomes no longer binding on the Plan Support Parties but remains binding as between Bally and the Consenting Subordinated Noteholders, then Bally shall remain obligated to consummate the Amended Plan if and to the extent the Backstop Rights Offering Effective Date Condition is satisfied.
7. Transfer of Common Stock, Subordinated Notes or Other Claims. If, following execution of this Agreement by a Plan Support Party or Consenting Subordinated Noteholder, such Plan Support Party or Consenting Subordinated Noteholder hypothecates, pledges, conveys, transfers, assigns or sells (collectively, a “Transfer”) all or a part of the Common Stock, Subordinated Notes or any other claim held by such Plan Support Party or Consenting Subordinated Noteholder to any Person (each such Person, a “Transferee”), Transferee must, as a condition precedent to the settlement of such Transfer, execute an assumption in substantially the form set forth hereto as Exhibit C (the “Assumption Agreement”). To the maximum extent permitted by applicable law, any Transfer that is made in violation of the immediately preceding sentence shall be null and void. A Plan Support Party or Consenting Subordinated Noteholders shall provide to Bally and counsel to the Plan Support Parties and the Ad Hoc Noteholder Committee Counsel (as defined below), a copy of the executed Assumption Agreement within three Business Days of the execution of an agreement (or trade confirmation) in respect of such Transfer.
8. Plan Support Party Representations. Each Plan Support Party severally and not jointly represents and warrants to each other Party that:
(a) as of the date of this Agreement, it is the beneficial owner of the face amount of the Common Stock, or is the nominee, investment manager or advisor for beneficial holders of the Common Stock, as such Plan Support Party has represented in writing to counsel for Bally, which amount Bally and each Plan Support Party understands and acknowledges is proprietary and confidential to such Plan Support Party;
(b) other than pursuant to this Agreement, such Common Stock is free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrances of any kind, that would adversely affect in any way such Plan Support Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and
(c) as of the date of this Agreement, it is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.
9. Consenting Subordinated Noteholder Representations. Each Consenting Subordinated Noteholder severally and not jointly represents and warrants to each of Bally and the Plan Support Parties that:
(a) as of the date of this Agreement, it is the beneficial owner of the face amount of the Subordinated Notes, or is the nominee, investment manager or advisor for beneficial holders of the Subordinated Notes, as such Consenting Subordinated Noteholder has represented in writing to counsel for the ad hoc committee of holders of Senior Notes and Subordinated Notes (“Ad Hoc Noteholder Committee Counsel”), which amount Bally and each Plan Support Party understands and acknowledges is proprietary and confidential to such Consenting Subordinated Noteholder;
(b) other than pursuant to this Agreement, such Subordinated Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrances of any kind, that would adversely affect in any way such Consenting Subordinated Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and
(c) as of the date of this Agreement, it is not aware of any event that, due to any fiduciary or similar duty to any other Person, would prevent it from taking any action required of it under this Agreement.
10. Service on Official Committee. Notwithstanding anything herein to the contrary, if a Consenting Subordinated Noteholder is appointed to and serves on an official committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed to limit such Consenting Subordinated Noteholder’s exercise of its fiduciary duties in its role as a member of such committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that serving as a member of such committee shall not relieve the Consenting Subordinated Noteholder of any obligations to maintain its vote in favor of the Amended Plan; provided, further, that nothing in this Agreement shall be construed as requiring any Consenting Subordinated Noteholder to serve on any official committee in the Chapter 11 Cases.
11. Prior Noteholder RSA and the Subscription and Backstop Purchase Agreement. Each of the Consenting Subordinated Noteholders hereby (i) waives any covenant set forth in the Prior Noteholder RSA solely to the extent such covenant prevents or restricts Bally from taking any actions to effectuate or otherwise in furtherance of the Amended Plan or any Definitive Documents or the Restructuring, and (ii) waives any right to terminate the Prior Noteholder RSA or the

Subscription and Backstop Purchase Agreement arising as a result of Bally’s execution and delivery of, or performance under, this Agreement, the Investment Agreement, the Amended Plan and the Definitive Documents. In addition, each of the Consenting Subordinated Noteholders agrees that any Backstop Commitment Fee (as defined in the Subscription and Backstop Purchase Agreement) owing to them shall be deferred and paid on the effective date of the Amended Plan. Except as set forth in the first two sentences of this Section, the Prior Noteholder RSA and the Subscription and Backstop Purchase Agreement shall remain in full force and effect.
12. Cooperation. Bally shall, except (a) in an emergency where it is not reasonably practicable or (b) upon consent of counsel to the Plan Support Parties and the Ad Hoc Noteholder Committee Counsel, provide draft copies of all motions or applications and other documents Bally intends to file with the Bankruptcy Court to counsel for the Plan Support Parties and the Ad Hoc Noteholder Committee Counsel no later than three Business Days prior to the date when Bally intends to file any such document and shall consult in good faith with counsel to the Plan Support Parties and the Ad Hoc Noteholder Committee Counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.
13. Party Representations. Each Party represents to each other Party that, as of the date of this Agreement, such Party is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.
14. Entire Agreement. This Agreement, including schedules and annexes, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Plan Support Party or any Consenting Subordinated Noteholder shall survive this Agreement and shall continue to be in full force and effect, in accordance with the terms thereof, irrespective of the terms hereof; provided, further, that the Parties shall enter into various definitive documents upon the effective date of the Amended Plan to give effect to the transactions contemplated in this Agreement.
15. Survival of Agreement. Each of the Parties acknowledges and agrees that upon entry of the Orders, (a) the rights granted in this Agreement are enforceable by each signatory hereto without further approval of the Bankruptcy Court, (b) the exercise of such rights will not violate the automatic stay provisions of the Bankruptcy Code and (c) Bally hereby waives its right to assert a contrary position in the Bally bankruptcy cases, if any, with respect to the foregoing.
16. Acquisition of Additional Common Stock or Subordinated Notes. This Agreement shall in no way be construed to preclude any Plan Support Party or Consenting Subordinated Noteholders from acquiring additional Common Stock or Subordinated Notes, respectively; provided, however, that any such additional Common Stock or Subordinated Notes automatically shall be deemed to be subject to the terms of this Agreement. Parties shall notify counsel for the Plan Support Parties and the Ad Hoc Noteholder Committee Counsel, in writing, of any Common Stock or Subordinated Notes acquired by it within three Business Days of the execution of an agreement (or trade confirmation) in respect of such acquisition.

17. [Intentionally Omitted]
18. Waiver. If the transactions contemplated herein are not consummated, or following the occurrence of the Termination Date, if applicable, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
19. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).
20. Amendments. Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written consent of Bally, the Majority Consenting Subordinated Noteholder (on behalf of the Consenting Subordinated Noteholders) and each Plan Support Party.
21. Headings. The headings of the sections, paragraphs, subsections and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
22. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
23. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Plan Support Parties and the Consenting Subordinated Noteholders under this Agreement shall be several, not joint. In this regard, it is understood and agreed that any Plan Support Party or Consenting Subordinated Noteholder may, subject to compliance with paragraphs 7 and 16 of this Agreement, trade in the Common Stock, the Subordinated Notes or other debt or equity securities of Bally and its Subsidiaries without the consent of any other Party hereto, subject to applicable securities laws and orders of the Bankruptcy Court. No Party shall have any responsibility for any such trading by any other Party by virtue of this Agreement. No prior history, pattern or practice of sharing confidences among or between Plan Support Parties or among or between the Consenting Subordinated Noteholders shall in any way affect or negate this understanding and agreement.
24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern

District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.
25. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile or electronic transmission or mailed (first class postage prepaid) to the parties at the following addresses, email addresses, or facsimile numbers:
     If to a Plan Support Party, to the address set forth beneath such Plan Support Party’s name below, with a copy to:
Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Attention: Andrew K. Glenn (aglenn@kasowitz.com)
Tel: (212) 507-1700
Fax: (212) 507-1800
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: Shari K. Krouner, Esq. (skrouner@kramerlevin.com)
Tel: (212) 715-9222
Fax: (212) 715-8000
     If to a Consenting Subordinated Noteholder, to the address set forth beneath such Consenting Subordinated Noteholder’s name below, with a copy to:
Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022
Attn: Daniel Golden, Esq. (dgolden@akingump.com)
Attn: David Botter, Esq. (dbotter@akingump.com)
Facsimile: (212) 872-1002
If to Bally:
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, IL 60631
Attn: Marc D. Bassewitz
Facsimile: (773) 399-0126
with a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL 60606
Attn: Mark D. Gerstein, Esq. (mark.gerstein@lw.com)
Attn: David S. Heller, Esq. (david.heller@lw.com)
Facsimile: (312) 993-9767
26. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.
27. Not a Solicitation. This Agreement does not constitute (a) an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, or (b) a solicitation of votes on a chapter 11 plan of reorganization for purposes of the Bankruptcy Code.
[Signature Pages Follow]

     IN WITNESS WHEREOF, Bally, the Plan Support Parties and Consenting Subordinated Noteholders have executed this Agreement as of the date first written above.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Name:
Title:

On behalf of the Subsidiary Guarantors listed on Exhibit D hereto:

By:

Name:
Title:

The undersigned agrees to this Restructuring Support Agreement and to become a Consenting Subordinated Noteholder.

CONSENTING SUBORDINATED NOTEHOLDER:

By:

Name:
Title:
Address:

Facsimile No.:
Attn.:

PLAN SUPPORT PARTIES:

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD:

By:

Name:
Title:
Address:

Facsimile No.:
Attn.:

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND L.P.:

By:

Name:
Title:
Address:

Facsimile No.:
Attn.:

LIBERATION INVESTMENTS, L.P.:

By:

Name:
Title:
Address:

Facsimile No.:
Attn.:

LIBERATION INVESTMENTS,, LTD:

By:

Name:
Title:
Address:

Facsimile No.:
Attn.:

Facsimile No.:
Attn.:

Appendix – Defined Terms
The following terms shall have the following definitions:
“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Alternative Restructuring Proposal” shall mean any formal letter of intent, proposal or offer from any Person (other than the Investors) relating to any Alternative Restructuring Transaction.
“Alternative Restructuring Transaction” shall mean direct or indirect restructuring, reorganization, recapitalization, or acquisition (regardless of form and whether in a single transaction or a series of related transactions) relating to Bally other than any direct or indirect restructuring, reorganization, recapitalization or acquisition contemplated by the Amended Plan. For the avoidance of doubt, and so long as the Harbinger Investment Effective Date Condition has not been satisfied, an Alternative Restructuring Transaction shall not include any restructuring, reorganization or acquisition contemplated by (i) the Amended Plan on the basis of the satisfaction of the Backstop Rights Offering Effective Date Condition or (ii) any other Excluded Restructuring (as defined in the Investment Agreement).
“Backstop Rights Offering Effective Date Condition” shall have the meaning given such term in the Amended Plan.
“Bankruptcy Code” means title 11 of the United States Code.
“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.
“Chapter 11 Cases” means the voluntary chapter 11 proceedings to be commenced by the Filing Entities for the principal purpose of consummating the Amended Plan.
“Consenting Subordinated Noteholder Plan Transactions” means those transactions contemplated by the Amended Plan (or any related exhibits or schedules) in the event the Amended Plan is consummated on the basis of the satisfaction of the Backstop Rights Offering Effective Date Condition, and not the Harbinger Investment Effective Date Condition.
“Common Stock” means common stock in BTF.
“Definitive Documents” means the Investment Agreement, the Subscription and Backstop Purchase Agreement, the Disclosure Statement, the Amended Plan, the DIP Financing, the Exit Financing,

and all related documents, exhibits, annexes, and schedules, as such documents may be amended, modified or supplemented from time to time in accordance with the terms hereof, reflecting the transactions embodied in the Amended Plan, which documents shall contain terms (i) substantially in accordance with the terms set forth in the Amended Plan and (ii) with respect to terms not set forth in, and not inconsistent with, the Amended Plan, reasonably acceptable to each of the Plan Support Parties and the Consenting Subordinated Noteholders, which acceptance shall not be unreasonably withheld or delayed; provided that (x) the consent of the Plan Support Parties shall not be required with respect to the documents evidencing or directly relating to the DIP Financing; provided, however, the DIP Financing may not be amended, restated, supplemented or otherwise modified if such amendment, restatement, supplement or other modification would be materially adverse to the Company, the Debtors or Reorganized Bally, without the consent of the Investors and the Majority Consenting Subordinated Noteholders, such consent not to be unreasonably withheld. and (y) any documents relating to the Investor Plan Transactions shall not be subject to the consent or approval of the Consenting Subordinated Noteholders, and any documents relating to the Consenting Subordinated Noteholder Plan Transactions shall not be subject to the consent or approval of the Plan Support Parties.
“DIP Financing” means the debtor in possession financing provided to Bally and contemplated by the DIP Credit Agreement (as defined in the Amended Plan).
“Disclosure Statement” means the disclosure statement in respect of the Original Plan describing, among other things, the transactions contemplated by the Original Plan.
“Exit Financing” means that certain exit financing contemplated by the New Credit Agreement (as defined by the Amended Plan).
“Harbinger Investment Effective Date Condition” shall have the meaning given such term in the Amended Plan.
“Investment Agreement” has the meaning set forth in the Recitals.
“Investor Plan Transactions” means those transactions contemplated by the Amended Plan (or any related exhibits or schedules) in the event the Amended Plan is consummated on the basis of the satisfaction of the Harbinger Investment Effective Date Condition, and not the Backstop Rights Offering Effective Date Condition.
“Investors” means, collectively, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P.
“Liberation” means Liberation Investment Group and its affiliates.
“Majority Consenting Subordinated Noteholder” means holders of at least 50% in principal amount of the Subordinated Notes held by the Consenting Subordinated Noteholders
“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, or any legal entity or association.

“Plan Support Parties”, and each individually, a “Plan Support Party”, means the Investors and Liberation.

Exhibit A
List of Consenting Subordinated Noteholders

Exhibit B
Amended Plan of Reorganization

Exhibit A

Exhibit C
Assumption Agreement
          Reference is hereby made to that certain Restructuring Support Agreement (as such agreement may be amended, modified or supplemented from time to time, the “Restructuring Support Agreement”) among Bally Total Fitness Holding Corporation, the Bally Subsidiaries and the shareholders party thereto. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Restructuring Support Agreement. As a condition precedent to becoming the beneficial holder or owner of [          ] (as defined in the Restructuring Support Agreement), the undersigned                      (the “Transferee”), hereby agrees to become bound by the terms, conditions and obligations set forth in the Restructuring Support Agreement. This Assumption Agreement shall take effect and shall become an integral part of the Restructuring Support Agreement immediately upon its execution and the Transferee shall be deemed to be bound by all of the terms, conditions and obligations of the Restructuring Support Agreement as of the date thereof.
          IN WITNESS WHEREOF, the ASSUMPTION AGREEMENT has been duly executed by each of the undersigned as of the date specified below.
     Date:                     , 200[_]

Name of Transferor	Name of Transferee

Authorized Signatory of Transferor	Authorized Signatory of Transferee

(Type or Print Name and Title of

Authorized Signatory)	(Type or Print Name and Title of Authorized Signatory)

Address of Plan Support Party:

Attn:

Tel:

Fax:

Email:

Exhibit D
List of Subsidiary Guarantors
BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS HOLDING CORPORATION
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BALLY REFS WEST HARTFORD, LLC
BALLY TOTAL FITNESS OF CONNECTICUT COAST, INC.
BALLY TOTAL FITNESS OF CONNECTICUT VALLEY, INC.
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
BALLY TOTAL FITNESS OF UPSTATE NEW YORK, INC.
BALLY TOTAL FITNESS OF COLORADO, INC.
BALLY TOTAL FITNESS OF THE SOUTHEAST, INC.
HOLIDAY/ SOUTHEAST HOLDING CORP.
BALLY TOTAL FITNESS OF CALIFORNIA, INC.
BALLY TOTAL FITNESS OF THE MID-ATLANTIC, INC.
BTF/CFI, INC.
BALLY TOTAL FITNESS OF GREATER NEW YORK, INC.
JACK LA LANNE HOLDING CORP.
BALLY SPORTS CLUBS, INC.
NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
BALLY TOTAL FITNESS OF PHILADELPHIA, INC.
BALLY TOTAL FITNESS OF RHODE ISLAND, INC.
RHODE ISLAND HOLDING COMPANY
BALLY TOTAL FITNESS OF THE MIDWEST, INC.
BALLY TOTAL FITNESS OF MINNESOTA, INC.
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.
BALLY TOTAL FITNESS FRANCHISING, INC.

Exhibit E
PRESS RELEASE

Exhibit N
Investment Agreement

INVESTMENT AGREEMENT
by and among
BALLY TOTAL FITNESS HOLDING CORPORATION, as debtor and debtor-in-possession,
and
HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., and
HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.,
as Investors
Dated as of August [21], 2007

i

ii

Page
Section 11.10 Severability	34
Section 11.11 Construction	34
Section 11.12 Headings	35
Section 11.13 Public Announcement	35
Section 11.14 Consummation; Specific Performance	35
Section 11.15 Non-Survival of Representations and Warranties	35
Section 11.16 Third Party Beneficiaries	35
Exhibits
Exhibit I – Amended Plan of Reorganization
Exhibit II – Form of Investor Share Notice
Exhibit III – NAICS Industry Codes
Schedules
Schedule A – Litigation Schedule

iii

INVESTMENT AGREEMENT
     This INVESTMENT AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of August [21], 2007, by and among Bally Total Fitness Holding Corporation, a Delaware corporation, in its capacity as debtor and debtor in possession (the “Company”), the subsidiary guarantors set forth on the signature pages hereto (the “Subsidiary Guarantors”), as guarantors, and Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, including any affiliates thereof, the “Investors”).
RECITALS
     WHEREAS, the Company and certain of its direct and indirect subsidiaries (as more particularly defined in the Plan (as defined below), the “Debtors”) have filed chapter 11 petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1330 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 07-12395 (BRL) July 31, 2007) in order to effectuate a financial and corporate restructuring of the Debtors through the Plan (such chapter 11 cases, as more particularly defined in the Plan, the “Chapter 11 Cases”);
     WHEREAS, the Company desires to undertake the Restructuring (as hereinafter defined) in accordance with the Plan (as hereinafter defined);
     WHEREAS, in connection with the Restructuring, the Investors desire to make a significant new investment in Reorganized Bally (as hereinafter defined) in exchange for newly issued equity of Reorganized Bally;
     WHEREAS, to implement such investment, the Investors desire to acquire from the Reorganized Bally, and the Company desires to issue to the Investors, upon the terms and subject to the conditions set forth herein, the New Investor Shares (as hereinafter defined);
     WHEREAS, prior to or contemporaneously with the entry into this Agreement, the Bankruptcy Court has entered one or more orders (1) approving the Debtors’ modification of the plan of reorganization of the Company previously filed with the Bankruptcy Court on July 31, 2007 (the “Initial Plan”) in the form of the Plan pursuant to Bankruptcy Rule 3019 and Section 1127 of the Bankruptcy Code, without the need to resolicit the votes of any creditor with respect to the Plan, (2) determining that the Plan shall be deemed accepted by all creditors who previously accepted the Initial Plan, and (3) approving the Debtors’ execution and delivery of, and performance under, the Restructuring Support Agreement (as hereinafter defined) and this Agreement, including, without limitation, the Debtors’ compliance with the provisions governing the Investors right to receive the Break-Up Fee and Expenses set forth in Section 8.2 hereof.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
     Section 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:
     “Action” shall mean any litigation, suit, claim, action, administrative, arbitral or other proceeding, inquiry, audit, hearing, petition, grievance, complaint, challenge or governmental or regulatory investigation.
     “Affiliate” shall, with respect to any Person, mean any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this Agreement, (i) the Company and its subsidiaries shall not be deemed to be Affiliates of either the Investors or the Excluded Parties, and neither the Investors nor the Excluded Parties shall be deemed to be Affiliates of the Company and its subsidiaries, and (ii) neither of the Investors shall be deemed to be Affiliates of the Excluded Parties, and none of the Excluded Parties shall be deemed to be Affiliates of the Investors.
     “Agreement” shall have the meaning ascribed thereto in the Preamble.
     “Alternative Proposal” shall have the meaning ascribed thereto in Section 6.2.
     “Assumed Contract” shall mean any contract of the Debtors that is not set forth on Exhibit E to the Plan, as amended from time to time.
     “Assumption Orders” shall mean the order or orders entered by the Bankruptcy Court (which may include the Confirmation Order) approving the assumption of the Assumed Contracts, in form and substance reasonably satisfactory to the Investors.
     “Bankruptcy Code” shall have the meaning ascribed thereto in the Recitals.
     “Bankruptcy Court” shall have the meaning ascribed thereto in the Recitals.
     “Board of Directors” shall mean (i) the Board of Directors of the Company (or Reorganized Bally, as the case may be) or (ii) to the extent the Board of Directors of the Company determines in good faith (after consultation with its legal counsel) that it must constitute a special committee consisting of only disinterested directors (as such term is used in Section 144 of the Delaware General Corporation Law) to consider a particular action with respect to which certain of its members are interested directors (as such term is used in Section 144 of the Delaware General Corporation Law), such duly constituted special committee of the Board of Directors of the Company so long as it consists of all members of the Board of Directors of the Company that are disinterested directors with respect to such action.
     “Break-Up Fee” shall have the meaning ascribed thereto in Section 8.2(a).
     “Business Day” shall mean any day excluding Saturday, Sunday, or any other day on which banking institutions located in New York, New York are required or authorized to be closed.

2

     “Business Plan” shall mean that 2007-2011 business plan of the Company, dated June 27, 2007.
     “Cash Collateral Order” shall mean, collectively, (i) any and all cash collateral orders entered by the Bankruptcy Court in any of the Chapter 11 Cases with respect to the use of cash collateral pursuant the Old Credit Agreement or (ii) any other cash collateral order entered by the Bankruptcy Court in any of the Chapter 11 Cases, which, with respect to each of (i) and (ii), shall be reasonably acceptable to the Investors.
     “Chapter 11 Cases” shall have the meaning ascribed thereto in the Recitals.
     “Closing” shall have the meaning ascribed thereto in Section 3.1.
     “Closing Date” shall have the meaning ascribed thereto in Section 3.1.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Company” shall have the meaning ascribed thereto in the Preamble.
     “Company Securities” shall mean (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company or (z) options (including cash settlement options), warrants or other rights to acquire shares of capital stock or other voting securities of the Company.
     “Confirmation Order” shall have the meaning ascribed thereto in the Plan.
     “Debtors” shall have the meaning ascribed thereto in the Recitals.
     “DIP Loan Facility” shall have the meaning ascribed thereto in the Plan, as it may be amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof and, if such amendment, restatement, supplement or other modification would be materially adverse to any of the Debtors, with the consent of the Investors and the Excluded Parties, such consent not to be unreasonably withheld or delayed.
     “Effective Date” shall have the meaning ascribed thereto in the Plan.
     “Employee Benefit Plan” shall mean, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA
     “Encumbrance” shall mean any lien, encumbrance, security interest, option, pledge, mortgage, deed of trust, hypothecation, conditional sale or restriction on transfer of title or voting, whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities laws.

3

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
     “ERISA Affiliate” means any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of such successor federal statute.
     “Excluded Parties” shall mean each of Anschutz Investment Company, Goldman, Sachs & Co., Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Special Value Continuation Partners, LP, Tennenbaum Opportunities Partners V, LP. and Tennenbaum Capital Partners, LLC.
     “Excluded Restructuring” shall mean (i) the financial and corporate restructuring of the Debtors contemplated by the Plan or (ii) any other financial and corporate restructuring of the Debtors funded by one or more of the Excluded Parties so long as such restructuring is not a Superior Transaction.
     “Expenses” shall have the meaning ascribed thereto in Section 8.2(b).
     “Extended Date” shall have the meaning ascribed thereto in Section 8.1(c)(iii).
     “Final Order” shall mean an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Investors, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the rules promulgated under the Bankruptcy Code, may be filed with respect to such order shall not preclude such order from being a Final Order.
     “GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.
     “Governmental Approvals” shall mean (i) the filing of a new or amended and restated certificate of incorporation, or other applicable organizational filings, for one or more of the Reorganized Debtors with the Secretary of State (or similar state authority) of such Reorganized Debtor’s state of incorporation or organization, (ii) any required filings under the HSR Act and the expiration or termination of the applicable waiting period (and any extension

4

thereof) under the HSR Act, (iii) the Confirmation Order, (iv) the Assumption Order, (v) an order of the Bankruptcy Court approving this Agreement and the Restructuring Support Agreement, (vi) any filings with, motions before, orders, approvals or other actions of the Bankruptcy Court as contemplated by this Agreement, the Plan or the Restructuring Support Agreement, and (vii) any authorization pursuant to Section 363 of the Bankruptcy Code in accordance with the Plan, the Confirmation Order and/or the Assumption Order.
     “Governmental Entity” shall mean any supranational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.
     “Governmental Requirement” shall mean all consents, approvals, authorizations of, declarations, filings, or registrations with, any Governmental Entity required to be made or obtained by either the Company or any of its subsidiaries in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the Governmental Approvals.
     “Hazardous Materials” means any (i) “hazardous substance” or “toxic substances,” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, all as amended or hereafter amended; (ii) “hazardous waste”, as defined by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended or hereafter amended; (iii) pollutant or contaminant or hazardous, dangerous or toxic chemical, material, or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to protection of health, safety or the environment, as amended or hereafter amended; (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as amended or hereafter amended; (vi) asbestos or asbestos containing material (“ACM”) in any form or condition and (vii) polychlorinated biphenyls (“PCBs”) or substances or compounds containing PCBs.
     “Hazardous Materials Laws” means any federal, state or local statute, regulation, ordinance or other legal requirement (including consent decrees and administrative orders) relating to protection of health, safety or environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq.; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; any similar state or local laws; any regulations promulgated pursuant to any of the foregoing; and all of the foregoing as amended or hereafter amended.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

5

     “Intellectual Property” shall mean collectively, all rights, priorities and privileges of the Company or any of its subsidiaries relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and trade secrets and all rights to sue at law or in equity or any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Investment” shall have the meaning ascribed thereto in Section 2.2.
     “Investors” shall have the meaning ascribed thereto in the Preamble.
     “Investor Share Notice” shall have the meaning ascribed thereto in Section 2.3.
     “Knowledge” of the Company shall mean the knowledge, after due inquiry, of Don R. Kornstein and Marc D. Bassewitz.
     “Law” shall mean any law, statute, ordinance, rule, regulation, order, judgment, decree or body of law of any Governmental Entity.
     “Liberation” shall mean Liberation Investments, L.P. and Liberation Investments, Ltd.
     “Material Adverse Effect” shall mean a change, effect, event, occurrence, development, circumstance or state of facts that, either alone or in combination, has had or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition, prospects or results of operations of the Debtors or Reorganized Bally (as the case may be) and their subsidiaries (including foreign subsidiaries and their respective businesses) taken as a whole, or which would or would reasonably be expected to materially impair its ability to perform its obligations under this Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by the Plan; provided, that in no event shall (i) any effect directly resulting from the public announcement of this Agreement or the Plan or the commencement of the Chapter 11 Cases or (ii) any changes in financial condition reflected in the Updated Financial Information be taken into account in determining whether there has been, or would reasonably likely be, a Material Adverse Effect for purposes of this Agreement.
     “Material Contract” shall mean any of the following, other than in connection with the purchase of inventory in the Ordinary Course of Business: (i) any (x) lease for real property, or (y) lease for personal property, in each case, which requires aggregate payments by the Debtors of $500,000 or more in any calendar year; (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets that has a term of at least one year following the Closing and which requires aggregate payments by the Debtors of $2,000,000 or more in any calendar year; (iii) any contract that requires annual aggregate payments by the Debtors after Closing of $2,000,000 or more; (iv) any sales, distribution or other similar contracts not entered into in the Ordinary Course of Business providing for the sale by the Debtors of materials, supplies, goods, services, equipment or other assets that requires annual aggregate payments after Closing of $2,000,000 or more; (v) any partnership, joint venture or other similar contract to which any of the Debtors is a party; (vi) any employment agreements or

6

amendments to employment agreements pursuant to which any employee will receive over $750,000 in either cash or securities; or (vii) any other contract, the loss of which would be reasonably likely to result in a Material Adverse Effect.
     “Multiemployer Plan” has the meaning ascribed to it in Section 3(37) of ERISA.
     “New Common Shares” shall mean shares of New Common Stock.
     “New Common Stock” shall have the meaning ascribed thereto in the Plan.
     “New Credit Agreement” shall have the meaning ascribed thereto in the Plan.
     “New Investor Purchase Price” shall have the meaning ascribed thereto in Section 2.2.
     “New Investor Shares” shall mean New Common Shares to be issued by Reorganized Bally to the Investors under the Plan and as provided in Article II hereto.
     “Old Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of October 16, 2006, by and among, Bally Total Fitness Holding Corporation, as Borrower, the several banks and other financial institutions parties thereto, JPMorgan Chase Bank, N.A., as Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent (as amended).
     “Ordinary Course of Business” shall mean the ordinary course of business of the Debtors consistent with past custom and practice as of August 1, 2007 (including with respect to frequency and amount).
     “Outside Date” shall have the meaning ascribed thereto in Section 8.1(b)(iv).
     “Permitted Encumbrances” shall mean any Encumbrance (i) permitted under the DIP Loan Facility or the Old Credit Agreement, as the case may be; (ii) included in the definition of “Permitted Encumbrance” in the Old Credit Agreement; or (iii) arising in the Ordinary Course of Business that are not incurred in connection with the borrowing of money and that would not materially interfere with the conduct of the business of the Company or any of its subsidiaries.
     “Person” shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.
     “Petition Date” shall mean July 31, 2007.
     “Plan” shall mean the amended plan of reorganization in substantially the form attached hereto as Exhibit I and with such further changes as may be reasonably acceptable to the Debtors, the Investors and the Excluded Parties, together with all schedules and exhibits thereto.
     “Plan Support Parties” shall mean Liberation and the Excluded Parties.

7

     “Prepetition Management Incentive Plan” shall have the meaning ascribed thereto in the Plan.
     “Reorganized Bally” shall mean the Reorganized Debtor whose New Common Shares will be issued pursuant to the Plan.
     “Reorganized Debtors” shall mean the entities, which may include one or more new holding companies and operating companies to be formed pursuant to the Plan, that will carry out the business of the Company and its subsidiaries upon emergence from bankruptcy under chapter 11 of the Bankruptcy Code.
     “Representatives” shall, with respect to any Person, mean the directors, officers, employees, representatives, agents and advisors (including any investment banker, financial advisor, attorney, accountant or other representative retained by any of them or acting on their behalf) of such Person.
     “Required Consent” shall mean any consent under an Assumed Contract required so that the execution, delivery and/or performance by the Company of this Agreement, the consummation of the transactions contemplated by this Agreement, and the assumption and/or continued enforcement thereof by the Company or a subsidiary or any of the Reorganized Debtors will not result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, such Assumed Contract, or result in the creation of an Encumbrance, other than a Permitted Encumbrance, on any property or asset of the Company or any subsidiary except where the failure to obtain any such consent or consents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For all purposes of this Agreement, the Company or any subsidiary shall be deemed to have obtained a Required Consent if, and to the extent that, pursuant to the Plan, the Confirmation Order and/or the Assumption Orders the Company (or the applicable subsidiary) is authorized to assume the Assumed Contracts pursuant to section 365 of the Bankruptcy Code.
     “Restructuring” shall mean the consummation of the financial and corporate restructuring of the Company and its subsidiaries contemplated under the Plan to occur on the Effective Date.
     “Restructuring Support Agreement” shall mean that certain Restructuring Support Agreement, dated as of the date hereof, by and among the Debtors, the Investors and the Plan Support Parties, which Restructuring Support Agreement shall be in substantially the form attached as Exhibit M to the Plan.
     “SEC” shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.
     “SEC Reports” shall mean any and all proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any other documents filed by the Company under the Exchange Act.

8

     “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.
     “Significant Subsidiary” shall have the meaning assigned to it under Rule 1-02 of Regulation S-X promulgated under the Exchange Act.
     “Subscription Payment Date” shall have the meaning ascribed thereto in the Plan.
     “subsidiary” of any Person means, on any date, any Person (i) the accounts of which would be consolidated with and into those of the applicable Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (ii) of which securities or other ownership interests representing more than fifty percent of the equity or more than fifty percent of the ordinary voting power or, in the case of a partnership, more than fifty percent of the general partnership interests or more than fifty percent of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person.
     “Subsidiary Guarantors” shall have the meaning ascribed thereto in the Preamble.
     “Superior Proposal” shall have the meaning ascribed thereto in Section 6.2.
     “Tax” shall mean all taxes of any kind, charges, fees, customs, duties, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.
     “Tax Return” shall mean all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.
     “Transaction Documents” shall mean this Agreement, the Restructuring Support Agreement and such other contracts, agreements, schedules, certificates, orders and other documents as the parties mutually agree in writing.
     “Trigger Event” shall mean any of Sections 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii), 8.1(b)(v)(C), 8.1(b)(vii) or 8.1(c)(ii).
     “Updated Financial Information” shall mean the updated financial information of the Company dated May 3, 2007 or June 13, 2007, which has previously been delivered to representatives of the Investors.
     “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time.

9

ARTICLE II
PURCHASE AND SALE OF SHARES
     Section 2.1 Issuance and Sale of New Investor Shares. Upon the terms and subject to the conditions set forth herein, including that the Effective Date of the Plan will occur contemporaneously with the Closing Date, Reorganized Bally agrees to issue, sell and deliver to the Investors and the Investors agree, severally and not jointly, to acquire from Reorganized Bally the number of New Investor Shares to be set forth in the Investor Share Notice, the total number of such New Investor Shares to equal 100% of the New Common Shares (subject only to dilution with respect to the Prepetition Management Incentive Plan), to be authorized, issued and outstanding by Reorganized Bally on the Closing Date in exchange for the payment of the New Investor Purchase Price.
     Section 2.2 Payment of the New Investor Share Purchase Price. The aggregate purchase price for the New Investor Shares will be $233.6 million (the “New Investor Share Purchase Price”). At the Closing, in consideration of the issuance of the New Investor Shares to the Investors pursuant to Section 2.1, each Investor shall pay to Reorganized Bally the portion of the New Investor Share Purchase Price set forth in the Investor Share Notice, payable in cash by wire transfer of immediately available funds to an account designated in writing by the Debtors at least three (3) Business Days prior to the Closing Date. The payment of the consideration set forth in this Section 2.2, in whole or in part, shall sometimes be referred to herein as the “Investment.”
     Section 2.3 Investor Share Notice. No later than two (2) Business Days prior to the Closing, the Investors shall deliver a written notice to the Company specifying the number of New Investor Shares to be issued to each Investors, substantially in the form attached hereto as Exhibit II (the “Investor Share Notice”).
ARTICLE III
THE CLOSING
     Section 3.1 The Closing. The closing of the purchase and sale of the New Investor Shares hereunder and the other transactions contemplated hereby (the “Closing”) shall take place on the Effective Date (such date, the “Closing Date”). The Closing shall take place at the offices of Latham & Watkins LLP, located at 885 Third Avenue, New York, New York 10022, at 10:00 a.m. (EST) on the Closing Date, or at such other place or on such other date and time as may be mutually agreed upon by the Company and the Investors. At the Closing and subject to the terms and conditions hereof, the acquisition of equity contemplated by Article II hereof shall be deemed to have occurred.
     Section 3.2 Deliveries. At the Closing:
     (a) Reorganized Bally shall deliver certificates to each Investor, evidencing the aggregate number of New Investor Shares (as set forth in the Investor Share Notice) being indefeasibly issued to each such Investor herewith and registered in the name of such Investor or, to the extent designated by such Investor to the Debtors at least three (3) Business Days prior to the Closing Date, to an Affiliate thereof, as its nominee or designee (with the individual

10

certificates in such amounts as the each Investor shall specify to Debtors at least three (3) Business Days prior to the Closing Date);
     (b) The Investors shall pay to Reorganized Bally the New Investor Purchase Price;
     (c) To the extent not previously executed and/or delivered, the Company (and/or Reorganized Bally, as the case may be) shall execute and/or deliver, or cause to be executed and/or delivered, to the Investors (i) each of the Transaction Documents and any other document, certificate or other instrument required to be executed and/or delivered by the Company (and/or Reorganized Bally, as the case may be) under this Agreement, and (ii) a certificate, dated as of the Closing Date and signed by the Chief Restructuring Officer or, in the event of the Chief Restructuring Officer’s unavailability, the Senior Vice President, Secretary and General Counsel of the Company, certifying as to the matters set forth in Section 7.1(f).
     (d) To the extent not previously executed and/or delivered, each Investor shall execute and/or deliver, or cause to be executed and/or delivered, to the Company (or Reorganized Bally, as the case may be) (i) each of the Transaction Documents and any other document, certificate or other instrument required to be executed and/or delivered by such Investor under this Agreement, and (ii) a certificate, dated as of the Closing Date and signed by such Investor, certifying as to the matters set forth in Section 7.2(e).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to each Investor that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).
     Section 4.1 Organization.
     (a) Each of the Company and its Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
     (b) Each of the Company and its subsidiaries (i) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where any such failure to be so qualified or licensed, individually in the aggregate, would not result in a Material Adverse Effect; and (ii) has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business, except where any such failure to own and/or operate, individually in the aggregate, would not result in a Material Adverse Effect.
     Section 4.2 Due Authorization, Execution and Delivery; Enforceability. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and, subject to the Governmental Approvals, to perform its obligations hereunder, including the issuance of the New Investor Shares, and has taken all necessary corporate action required for the due authorization, execution, delivery and,

11

subject to the Governmental Approvals, performance by it of this Agreement and the other Transaction Documents. Subject to the Governmental Approvals, this Agreement constitutes the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
     Section 4.3 Capitalization. Except as disclosed in the SEC Reports, all issued and outstanding shares of capital stock or other ownership interests of each subsidiary are owned by the Company or a wholly-owned subsidiary free and clear of any Encumbrance other than Permitted Encumbrances. At the Closing, all of the outstanding shares of capital stock each of the Company’s subsidiaries will be duly authorized and validly issued, fully paid and non-assessable.
     Section 4.4 Consents. Subject to, and after giving effect to, the Governmental Approvals, none of the execution, delivery or performance of this Agreement and the other Transaction Documents by the Company, including the issuance of the New Investor Shares by it, will require any consent of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.
     Section 4.5 No Conflicts. Except for, and after giving effect to, the Governmental Approvals, and subject to the occurrence of the Effective Date, the execution, delivery and performance of this Agreement by the Company, including the issuance of the New Investor Shares, and the consummation of the transactions contemplated hereby, does not and will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or bylaws as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it or any of its subsidiaries is a party or by which any of its or any of its subsidiaries’ properties or assets are bound as in effect on the Effective Date, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or any of its subsidiaries or by which any of its or its subsidiaries’ properties or assets are bound or affected as in effect on the Effective Date, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, result in a Material Adverse Effect.
     Section 4.6 No Registration. Assuming the accuracy of the representations and warranties of the Investors set forth in this Agreement, no registration of the New Investor Shares under the Securities Act is required for the purchase of the New Investor Shares by the Investors in the manner contemplated by this Agreement.
     Section 4.7 Financial Statements. The Company has heretofore delivered to the Investors an unaudited consolidated balance sheet as of March 31, 2007 (the “First Quarter 2007 Balance Sheet”). The First Quarter 2007 Balance Sheet was prepared in conformity with GAAP (except as provided below in this Section 4.7), is complete and correct in all material respects and fairly presents in all material respects the assets and liabilities of the Company and

12

its subsidiaries as of March 31, 2007; provided, however, that the Investors acknowledge that (i) the Company’s method of recognition of deferred revenue is uncertain as of the date hereof and may not have been conducted in accordance with GAAP and (ii) the Company’s reserves in respect of worker’s compensation, general liability and health insurance as reflected on the First Quarter 2007 Balance Sheet do not include the Company’s estimates of potential recoveries for such liabilities. Except as described in this Section 4.7, neither the Company nor any of its subsidiaries has any contingent obligation, contingent liability, or liability for taxes, long term lease or unusual forward of long term commitment or other material liability, liquidated or unliquidated, that could reasonably be expected to have a Material Adverse Effect and is not reflected on the First Quarter 2007 Balance Sheet.
     Section 4.8 No Fiduciary Representation. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that (a) the transactions contemplated hereby are arm’s length commercial transactions between the Company, on the one hand, and the Investors, on the other, (b) in connection therewith and with the processes leading to such transactions, each Investor is acting solely as a principal and not the agent or fiduciary of the Company or its debtor estate, (c) no Investor has assumed an advisory or fiduciary responsibility in favor of the Company or its debtor estate with respect to any legal, tax, investment, accounting, regulatory or other matters involving the transactions contemplated herein or the processes leading thereto (irrespective of whether such Investor has advised or is currently advising the Company on other matters), and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Investor has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or its shareholders or estate, in connection with the transactions contemplated herein or the processes leading thereto.
     Section 4.9 Title to Property. The Company and its subsidiaries have good title to their respective owned personal properties and assets, and good and marketable title to their respective owned real properties which, in each case are necessary to the conduct of its business, free and clear of all Encumbrances, except for Permitted Encumbrances on such properties and assets, except where the failure to have such title does not, or would not reasonably to, have a Material Adverse Effect. Except as created hereby, the execution, delivery or performance of this Agreement and the other Transaction Documents does not and will not result in the creation of any Encumbrances other than Permitted Encumbrances.
     Section 4.10 Litigation. Except as disclosed in the SEC Reports or as set forth on Schedule A hereto, there are no suits, proceedings, claims or disputes pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any subsidiary or their respective property, which have a reasonable likelihood of adverse determination and such determination could reasonably be expected to have a Material Adverse Effect.
     Section 4.11 ERISA. Except as would not have, or reasonably be expected to have, a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and any other applicable federal or state law, and (ii) no event or condition is occurring nor is there any present intent to cause any such event

13

or condition to occur with respect to any Employee Benefit Plan. The Company is not a party to any Multiemployer Plan.
     Section 4.12 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its subsidiaries own or are licensed or otherwise have the right to use all of the Intellectual Property that is reasonably necessary for the operations of their respective businesses as currently conducted, without material conflict with the rights of any other Person with respect thereto, except where the failure to be in compliance with this sentence would not have a Material Adverse Effect. To the Knowledge of the Company, except as would not have a Material Adverse Effect, (i) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon any rights obtained by any other Person, and (ii) no claim or litigation regarding any of the foregoing is pending or threatened in writing.
     Section 4.13 Environmental.
     (a) The property, assets and operations of the Company and its subsidiaries comply in all material respects with all applicable Hazardous Materials Laws and all governmental permits required thereunder relating to the use and/or operation thereof (except in each case to the extent that failure to comply with such Hazardous Materials Laws or applicable permits would not reasonably be expected to have a Material Adverse Effect).
     (b) To the Knowledge of the Company, (i) none of the real properties currently or formerly owned, leased or operated by the Company or any subsidiary (including groundwater under such real properties) (the “Properties”) of the Company and its subsidiaries related thereto, is the subject of federal or state investigation mandating any remedial action, involving expenditures, which is needed to respond to a release of any Hazardous Materials into the environment where such expenditures could reasonably be expected to have a Material Adverse Effect, (ii) there are no underground storage tanks present on or under any of the Properties the presence of which could reasonably be expected to have a Material Adverse Effect, and (iii) there are no pending or threatened in writing: (A) actions or proceedings from any governmental agency or any other person or entity regarding the disposal of Hazardous Materials, or regarding any Hazardous Materials Laws or evaluation, or (B) liens or governmental actions, notices of violations, notices of noncompliance or other proceedings of any kind relating to any of the Hazardous Materials Laws with respect to the Properties where such actions, proceedings or liens could reasonably be expected to have a Material Adverse Effect.
     (c) Neither the Company nor any of its subsidiaries has any liability in connection with any release of any Hazardous Materials into the environment, except where such liability would not have, or reasonably be expected to have, a Material Adverse Effect.
     Section 4.14 Compliance with Laws. Except as disclosed in the SEC Reports, the Company and its subsidiaries are in compliance in all material respects with all Laws, and neither the Company nor any of its subsidiaries has received any notice of any such alleged material violation of Law, in each case, except where such failures to comply or violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

14

The Company and its subsidiaries hold all licenses, franchises, permits, consents, registrations, certificates, and other material governmental or regulatory permits, authorizations or approvals necessary or required for the operation of the business as presently conducted and for the ownership, lease or operation of the assets of the Company and its subsidiaries (“Material Licenses and Permits”), except for failures to hold or have such Material Licenses and Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
     Each Investor, severally and not jointly, hereby represents and warrants to the Company that all of the statements contained in this Article V are true and correct with respect to itself as of the date of this Agreement (or, if made as of a specified date, as of such date) and shall be true and correct with respect to itself as of the Closing Date (or, if made as of a specified date, as of such date).
     Section 5.1 Organization. Such Investor is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted.
     Section 5.2 Due Authorization.
     (a) Such Investor has all right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof applicable to such Investor.
     (b) The execution, delivery and performance by such Investor of this Agreement and each of the other Transaction Documents to which it is a party, the compliance by such Investor with each of the provisions of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, are within the power and authority of such Investor, have been duly authorized and approved by the requisite actions of such Investor and do not require any further authorization or consent of such Investor or its beneficial owners. This Agreement is the legal, valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors’ rights generally.
     Section 5.3 Consents and Approvals. To the knowledge of such Investor, no consent, approval, or authorization of, declaration, filing, or registration with, any Governmental Entity is required to be made or obtained by it in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents contemplated hereby, except for the Governmental Approvals.

15

     Section 5.4 No Violations. Assuming that the Governmental Approvals and Required Consents will be satisfied, made or obtained and will remain in full force and effect and the conditions set forth in Article VII will be satisfied, neither the execution, delivery or performance by such Investor of this Agreement or any of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, will: (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of such Investor or (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance (other than any Permitted Encumbrance) or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which such Investor is a party or pursuant to which such Investor or any of its respective assets or properties is subject, except for breaches, violations, defaults, Encumbrances (other than Permitted Encumbrances), or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually or in the aggregate, are not material and would not materially adversely affect the ability of such Investor to perform its obligations under this Agreement or any of the Transaction Documents.
     Section 5.5 Financing. Such Investor has, and at the Closing will have, available to it funds in amounts sufficient to pay its portion of the New Investor Share Purchase Price.
     Section 5.6 Investment Representations.
     (a) Such Investor understands that the New Investor Shares have not been registered under the Securities Act.
     (b) Such Investor has substantial experience in evaluating and investing in private placement transactions of securities so that it is capable of evaluating the merits and risks of its investment in Reorganized Bally and has the capacity to protect its own interests, and can afford the loss of its investment in the New Investor Shares.
     (c) Such Investor is acquiring its portion of the New Investor Shares for its own account for investment only, and not with a view towards their distribution. Such Investors agree that New Investor Shares may not be sold or transferred unless such New Investor Shares have subsequently been registered under the Securities Act or an exemption from registration is available and such shares are sold or otherwise transferred in accordance therewith.
     (d) Such Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.
     Section 5.7 Dollar Revenues. None of the entities included within such Investor’s ultimate parent entity (as such term is understood under the HSR Act) derives any dollar revenues from operations in industries within any 6-digit NAICS industry code set forth on Exhibit III hereto.

16

ARTICLE VI
COVENANTS
     Section 6.1 Conduct of Business Pending the Closing. Except as otherwise expressly contemplated by this Agreement and the Plan or any of the other Transaction Documents or as consented to by the Investors in writing, such consent not to be unreasonably withheld or delayed, or as required by the Bankruptcy Code, during the period from the date of this Agreement through and including the Closing Date, the Company shall, and shall cause each of its subsidiaries and Affiliates to, (a) conduct its operations and business in the Ordinary Course of Business, including, without limitation, paying its vendors, trade creditors and other creditors, in a manner consistent with the Business Plan; (b) use commercially reasonable efforts to preserve intact its business relationships with third parties; and (c) confer with the Investors on operational matters of a material nature. The Company shall give the Investors prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date or (ii) any covenant of the Company in either case contained in this Agreement or any other Transaction Document. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement and the Plan or any of the other Transaction Documents or as consented to by the Investors, such consent not to be unreasonably withheld or delayed, the Company shall not, and shall not permit any of its subsidiaries or Affiliates, to:
     (a) amend its charter, bylaws or other comparable organizational documents other than in accordance with this Agreement or as contemplated by the Plan;
     (b) acquire any “business”, as defined in Rule 3-05(a)(2) of Regulation S-X (whether by merger, consolidation, purchase of assets or otherwise) or acquire any, or increase any existing, equity interest in any Person not a subsidiary (whether through a purchase of stock or other ownership interest, establishment of a joint venture or otherwise);
     (c) after the Petition Date, (i) assume pursuant to Section 365 of the Bankruptcy Code any contract set forth in Exhibit E to the Plan, or (ii) fail to promptly file and diligently prosecute a motion to reject pursuant to Section 365 of the Bankruptcy Code any contract designated in writing by any Investor for rejection, provided that such written designation is agreed upon by the parties hereto and the Excluded Parties no less than 10 days prior to the Debtors’ scheduled confirmation hearing or any other deadline provided in the Plan or set by the Bankruptcy Court with respect to the rejection of executory contracts or unexpired leases, and provided further that unless the parties hereto and the Excluded Parties otherwise agree, any such rejection shall be subject to, and effective upon, the occurrence of the Effective Date of the Plan;
     (d) other than in the Ordinary Course of Business, enter into, amend or terminate any Material Contract;
     (e) adopt a plan of complete or partial liquidation, dissolution, merger (except for mergers between or among the Company and/or its subsidiaries), consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

17

     (f) change any material Tax, pension, regulatory or, except in accordance with GAAP or the suggestion of the Company’s independent registered public accounting firm, financial accounting policies, procedures, practices, methods or principles used by it;
     (g) make, change or rescind any material Tax election; fail to duly and timely file any material Tax Return or other documents required to be filed with any Governmental Entity, subject to timely extensions permitted by applicable Law;
     (h) other than in the Ordinary Course of Business, extend the statute of limitations with respect to any Tax or settle or compromise any material federal, state, local or foreign Tax liability or audit;
     (i) (A) enter into any waiver, release, assignment, settlement or compromise of any pending or threatened Action (i) that requires the payment by the Company or Reorganized Bally, as the case may be, of any monetary amount in excess of $37,500 individually or $750,000 in the aggregate, (ii) which is reasonably likely to have the effect of materially delaying the Effective Date or materially impairing the Company’s ability to consummate the transactions contemplated by this Agreement or the Plan, or (iii) is brought by any current, former or purported holder of any Company Securities in such capacity and such agreement, settlement or consent to judgment requires the payment by the Company or Reorganized Bally, as the case may be, of any monetary amount in excess of $100,000 in the aggregate, (B) enter into any waiver, release, assignment, settlement or compromise of any pending or threatened Action that (i) does not include an unconditional release of the Company, Reorganized Bally and/or any subsidiaries of either of them (as applicable) from all liability arising out of such proceeding, (ii) includes any admission of fault or guilt by the Company, Reorganized Bally and/or any subsidiaries of either of them (as applicable) with respect to the subject matter of such Action, or (iii) includes any operational covenants, or (C) enter into any deferred prosecution agreement;
     (j) enter into any agreement, settlement or consent to judgment with any Governmental Entity relating to any Action (i) that requires the payment by the Company or Reorganized Bally, as the case may be, of any monetary amount in excess of $100,000 in the aggregate, or (ii) that admits any fault or guilt;
     (k) take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a “plant closing” or “mass layoff” (each as defined in the WARN Act);
     (l) other than as set forth in the Plan, (i) establish, modify or increase, in any material respect, the benefits under, or promise to establish, modify or increase in any material respect the benefits under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan; (ii) enter into any severance agreement outside of the Ordinary Course of Business; (iii) enter into any employment agreement outside of the Ordinary Course of Business where the dollar amount per annum payable under any such agreement exceeds $100,000 individually or $1,000,000 in the aggregate; (iv) otherwise increase, in any

18

material respect, the compensation payable to any directors, or officers, or employees of the Company; or (v) establish, adopt or enter into any collective bargaining agreement; provided that, with respect to clauses (i) and (iii) hereof, any such increase in compensation or benefits is (A) pursuant to an existing agreement or plan, is in amount or value of benefits consistent with the past practices of the Company and does not exceed $50,000 per annum in each case, or (B) required by applicable Law;
     (m) other than in the Ordinary Course of Business, (i) sell, exchange, license or otherwise dispose of any of its real properties or other material assets, (ii) enter into any new joint ventures or similar projects or (iii) mortgage any of its real property or grant any security interest in any of its other assets except for Permitted Encumbrances;
     (n) (i) incur any additional indebtedness for borrowed money or in connection with capital leases or sale-leaseback transactions, in each case other than as permitted by the DIP Loan Facility, the Old Credit Agreement, the Cash Collateral Order or the Plan, (ii) other than in the Ordinary Course of Business, incur any indemnification obligations or other material liabilities, except as permitted by the DIP Loan Facility, the Old Credit Agreement or the Cash Collateral Order or as contemplated by the Plan, (iii) other than in the Ordinary Course of Business, make any loans, advances, restricted payments or capital contributions to, or investments in, any Person (excluding any subsidiary), except as permitted by the DIP Loan Facility, the Old Credit Agreement or the Cash Collateral Order or as contemplated by the Plan; (iv) other than in the Ordinary Course of Business, pay any pre-Petition Date liabilities, claims, obligations, costs or expenses except for the repayment of indebtedness under the Old Credit Agreement or as may otherwise be permitted to be paid by a Bankruptcy Court order entered (or pursuant to a motion made, so long as the amount provided for in any pending motion is not materially in excess of the amounts reflected in the Business Plan), (v) pay any post-Petition Date liabilities, claims, obligations, costs or expenses, other than those incurred in the Ordinary Course of Business or permitted to be paid by any covenant contained herein or pursuant to a Bankruptcy Court order, in each case so long as such amounts are not materially in excess of the amounts reflected in the Business Plan, or (vi) amend or otherwise modify any agreements or instruments governing the Debtors’ financing arrangements in any material respect other than as contemplated by the Plan;
     (o) enter into any new agreement or amend any existing agreement containing a non-competition, geographical restriction or similar covenant, in each case in a manner materially adverse to the Investors or Reorganized Bally;
     (p) fail to maintain in full force and effect insurance policies covering the Company and/or any of its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with the current insurance program applicable to the Company and/or any of its subsidiaries (except in the Ordinary Course of Business to the extent any such policies expire in accordance with their terms and they are replaced with policies consistent with good practice for multi-site fitness club companies, subject to insurance market conditions);
     (q) enter into any new consulting, retention or executive employment agreements or arrangements that individually exceed $35,000 per month, or terminate or replace any member of the Company’s senior management; or

19

     (r) agree to take any of the foregoing actions.
     Section 6.2 No Solicitation of Alternative Proposals.
     (a) Commencing on the date hereof, the Company shall (and shall cause its subsidiaries, Affiliates, Representatives, and subsidiaries’ and Affiliates’ Representatives to) (i) immediately cease and terminate all existing discussions or negotiations, if any, with any Persons conducted prior to the date of this Agreement with respect to or that could reasonably be expected to lead to an Alternative Transaction (as hereinafter defined), (ii) use its commercially reasonable to obtain the destruction of, in accordance with the terms of any applicable confidentiality agreement, any nonpublic information previously furnished by the Company, its subsidiaries or Affiliates, or any of their respective Representatives to any third-party (other than the Excluded Parties) in connection with any Alternative Proposal or any discussions, correspondence or negotiations relating to a potential Alternative Transaction, and prevent any such third-party (other than the Excluded Parties) from accessing any online data rooms containing nonpublic information regarding the Company, and (iii) comply with this Section 6.2.
     (b) During the period commencing on the date of this Agreement and continuing until the earlier of (x) the Closing Date and (y) the termination of this Agreement in accordance with Section 8.1 (the “No-Shop Period”), the Company shall not (and shall cause its subsidiaries, Affiliates, Representatives, and subsidiaries’ and Affiliates’ Representatives not to) directly or indirectly (i) solicit, initiate, encourage or take any other action designed to solicit an Alternative Transaction, (ii) participate in any written correspondence, discussions or negotiations regarding any Alternative Transaction, (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction or (iv) furnish any nonpublic information to any third parties (other than the Excluded Parties).
     (c) Notwithstanding anything to the contrary that may be set forth in Section 6.2(b), if, during the No-Shop Period, the Board of Directors determines in good faith that it is required to authorize such actions to comply with its fiduciary duties under any applicable Law, including the Bankruptcy Code, the Company or any of its Representatives may take any of the actions referred to in clauses (ii) and (iv) of Section 6.2(b) with respect to any Person that during the No-Shop Period delivered a written, unsolicited bona fide Alternative Proposal so long as (A) the Company and its Representatives are not in material violation of this Section 6.2, and (B) the Board of Directors has concluded that such Alternative Proposal is a Superior Proposal or is reasonably likely to lead to a Superior Proposal. In addition, at any time during the No-Shop Period, so long as the Company and its Representatives are not in violation of this Section 6.2, the Company, its subsidiaries or any of their respective Representatives will be permitted to execute an agreement providing for a Superior Proposal or recommend any such Superior Proposal to the creditors or interest holders of the Company only if (i) the Company shall have delivered such Superior Proposal to the Investors pursuant to Section 6.2(d); (ii) the Investors do not, within five (5) Business Days of receipt of such Superior Proposal, make an offer to revise the transactions contemplated by this Agreement and the Plan, such that in the good faith opinion of the Board of Directors (in consultation with its financial advisors and legal counsel) such revised transaction provides an equal or higher transaction value or is otherwise more favorable to the Company and its creditors and interest holders than the Superior Proposal; (iii) the

20

Company pays the fees and expenses of the Investors as provided in Section 8.2 including, without limitation, the Break-Up Fee. For the avoidance of doubt, in determining whether a revised transaction proposed by the Investors in accordance with clause (ii) of the immediately preceding sentence “provides an equal or higher transaction value,” the Investors shall be given a dollar-for-dollar credit of $15 million (representing the total amount of the Break-Up Fee and Expenses potentially payable by the Company to the Investors pursuant to Section 8.2 hereof), such that, for example, if the Company were to receive a Superior Proposal with a transaction value of $250 million, the Investors’ revised proposal would be “equal” to such Superior Proposal if it had a transaction value of $235 million.
     (d) From the date hereof until the earlier of (x) the Closing Date and (y) the termination of this Agreement in accordance with Section 8.1, the Company shall promptly (and in no event later than two (2) days) deliver to the Investors and the Excluded Parties all written communications delivered to or received by the Company or its Representatives making or materially modifying any Alternative Proposal, including without limitation copies of all expressions of interest, term sheets, letters of intent, offers, proposed agreements or otherwise, and shall regularly update (not less than once every week) the Investors and the Excluded Parties concerning such matters. No Person who has made an Alternative Proposal shall be provided non-public information by the Company unless such Person has executed a customary confidentiality agreement; provided that such confidentiality agreement shall (a) be on no more favorable terms to the third-party than the terms of any confidentiality agreement then in effect between the Company and any of the Investors, and (b) not prohibit the Company from delivering any notice required by this Section 6.2(d). In addition, the Company and its Representatives shall provide the Investors and the Excluded Parties two (2) days prior written notice before initially delivering any non-public information in connection with an Alternative Proposal or the granting of access by the Company or its Representatives to the properties, books or records of the Company to any Person that informs the Company or its Representatives that it is considering making, or has made an Alternative Proposal. The Company agrees that it shall not, and shall cause the Company’s subsidiaries not to, enter into any confidentiality agreement or other agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing such information to the Investors and the Excluded Parties. The Company agrees that neither it nor any of its subsidiaries shall terminate, waive, amend or modify any provision or any existing standstill or confidentiality agreement to which it or any of its subsidiaries is a party and that it and its subsidiaries shall enforce the provisions of any such agreement, except to the extent that the Board of Directors determines (after consultation with its financial advisors and legal counsel) that acting in such manner would be inconsistent with its fiduciary duties under applicable Law.
     (e) As used in this Agreement, “Alternative Transaction” shall mean any actual or proposed transaction or offer for a transaction, other than as contemplated by the Plan, involving any or all of (i) a plan of reorganization or other financial and/or corporate restructuring of any or all of the Debtors (other than an Excluded Restructuring), (ii) the issuance, sale, transfer, exchange or other disposition by the Debtors of any equity or debt interests (other than common stock issued in respect of any employee stock options), or any material assets, of the Debtors, (iii) a merger, consolidation, business combination, liquidation, recapitalization or refinancing, (iv) any similar transaction involving any or all of the Debtors, or

21

(v) any transaction through which the Debtors exit bankruptcy. “Alternative Proposal” shall mean a proposal relating to an Alternative Transaction.
     (f) As used in this Agreement, “Superior Transaction” shall mean an Alternative Transaction that the Board of Directors (after consultation with its financial advisors and legal counsel) has determined in its good faith opinion, in comparison with the transactions contemplated by this Agreement and the Plan: (i) constitutes a higher and better offer for each class of creditors and stockholders of the Company, taking into account the monetary obligations of the Company under this Agreement (provided, that such offer shall not treat the claims or interests of any class of creditors or stockholders of the Company in a manner that violates any provision of the Bankruptcy Code), (ii) contemplates the payment of at least $31.5 million, in cash, to the holders of Old Common Stock (as defined in the Plan), (iii) has at least the same certainty and timing of closing, and (iv) is fully financed or has a commitment for full financing that is no more conditional than the financing contemplated by the Plan. “Superior Proposal” shall mean a proposal relating to a Superior Transaction.
     Section 6.3 Cooperation; Access to Information.
     (a) From the date hereof through the earlier of termination hereof and the Closing Date, the Company shall, and shall cause each of its subsidiaries and, to the extent any other Person is controlled directly or indirectly by the Company, each such other Person to, give each Investor and its Representatives, reasonable, non-exclusive access, during normal business hours upon reasonable notice, to the books, contracts, records and other documents, and personnel of the Company, its subsidiaries and such other Persons; provided, however, that none of the foregoing shall unreasonably interfere with the conduct of business of the Debtors, their subsidiaries, or such other Persons.
     (b) The Company and each Investor agrees to cooperate fully in facilitating the access provided for under this Agreement in accordance with mutually acceptable procedures, which procedures shall require, among other things, that all requests for such access: (i) be made to the Chief Restructuring Officer of the Company or such other person as the Company may designate in writing to the Investors, and (ii) specify the representatives of each Investor to whom such access is to be provided and the scope and nature of the access requested. Further, the Company shall be permitted to have any of its representatives present during any requested meetings or discussions.
     (c) The preceding subsections of this Section 6.3 shall not require the disclosure of any information if, in the Company’s reasonable determination (after consultation with counsel), such information is reasonably believed to be (i) subject to an attorney-client or work product privileges and disclosure would result in the loss of such privileges or (ii) subject to a binding confidentiality agreement entered into as of the date hereof and disclosure would cause a breach of such confidentiality agreement. The Company will use its commercially reasonable efforts, including commercially reasonable efforts to obtain appropriate consents or waivers under any confidentiality agreement, to disclose all such information requested by each Investor and to provide a privilege log for any information not so provided. In the case that attorney-client or work product privileges apply, the parties shall use their commercially reasonable efforts to make appropriate substitute disclosure arrangements.

22

     (d) Any information acquired by the Investors pursuant to the preceding subsections of this Section 6.3 shall not diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement.
     Section 6.4 HSR Act. No later than ten (10) Business Days after the date of the execution hereof, at the Company’s expense, the Investors and the Company will each make any filings required under the HSR Act in connection with the transactions contemplated hereby. Each party hereto will cooperate with the other party hereto in accomplishing such filings and will keep the other party apprised of the status of any inquires made by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Unless otherwise agreed by the Investors, the Closing of the transactions contemplated hereby is expressly conditioned upon the waiting period relating to any such filings having duly expired or been duly terminated by the appropriate Governmental Entities without the commencement of any action by any such Governmental Entities to restrain or postpone the transactions contemplated hereby. Each of the parties hereto shall use its commercially reasonable to cause the waiting period under the HSR Act to expire or be terminated, and to otherwise obtain all regulatory approvals in connection with any other antitrust approvals, as promptly as possible after the execution of this Agreement. Until such time as the waiting period relating to any such filings has duly expired or been duly terminated by the appropriate Governmental Entities without the commencement of any action relating to any such filings by any such Governmental Entities to restrain or postpone the transactions contemplated hereby, each Investor agrees, and agrees to cause any entities included within such Investor’s ultimate parent entity (as such term is understood under the HSR Act), to refrain from acquiring any interest in any entity other than the Company and its subsidiaries that derives any dollar revenues from operations in industries within any 6-digit NAICS industry code set forth on Exhibit III hereto.
     Section 6.5 Further Actions; Reasonable Efforts. Without waiving any right to terminate this Agreement under Section 8.1, upon the terms and subject to the conditions hereof, the Company and each of the Investors, as the case may be, agree to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with other parties-in-interest in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by hereby, including without limitation (w) obtaining all Governmental Requirements, (x) obtaining all Required Consents, (y) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any restraint vacated or reversed, and (z) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents. In addition, as promptly as practical, the Company shall (i) make appropriate amendments or modifications to the Plan as permitted by the Plan, which amendments and modifications shall be in form and substance reasonably acceptable to the Investors and the Excluded Parties, and (ii) seek to obtain approval of the Confirmation Order with respect to the Plan by September 20, 2007, which Confirmation Order shall provide, among other things, that the issue and sale of the New Common Shares pursuant to this Agreement shall at the time of their issuance be duly authorized and validly issued and outstanding, fully paid and non-assessable, exempt from registration and free and clear of any Encumbrances of any kind.

23

     Section 6.6 Use of Proceeds. The proceeds received by Reorganized Bally in respect of the Investment shall be used by the Reorganized Debtors in accordance with the Plan and for general corporate purposes.
     Section 6.7 Notification of Certain Matters. From the date hereof through the earlier of termination and the Closing Date, each party hereto shall give prompt notice to the other party hereto of the occurrence, or failure to occur, of any event that has caused any of such party’s representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or of any failure to comply with or satisfy any covenant, condition or agreement in any material respect to be complied with or satisfied by it hereunder; provided, however, that no such notification shall be deemed for any purpose under this Agreement to permit such party to alter or amend such party’s representations and warranties contained herein.
     Section 6.8 Compliance with Other Agreements. Each of the parties hereto shall comply with its obligations under the Restructuring Support Agreement.
     Section 6.9 Information.
     (a) Between the date hereof and the earlier of the termination and the Closing Date, the Investors shall comply with reasonable requests from the Company for information concerning the Investors to the extent necessary in connection with the Company’s efforts to obtain the confirmation of, and consummate, the Plan.
     (b) The Company shall promptly provide the Investors with copies of proposed final drafts (which shall be full, complete and accurate) of all documents, motions, orders, filings or pleadings that the Company proposes to file with the Bankruptcy Court which relate to the confirmation of the Plan or any provision therein or the consummation of the transactions contemplated hereby or thereby and will provide the Investors with reasonable opportunity to review such filings before made.
ARTICLE VII
CONDITIONS
     Section 7.1 Conditions to the Obligations of the Investors. The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions; provided, however, that the Investors may, in their sole and absolute discretion, waive any or all of the following conditions:
     (a) Restructuring Support Agreement. The Restructuring Support Agreement shall not have terminated, and no material default thereunder by the Company or any of the Plan Support Parties shall have occurred, unless waived by the Investors or cured within the time period specified in, and otherwise in accordance with, the Restructuring Support Agreement;
     (b) Consents and Approvals. All Required Consents and material Governmental Requirements shall have been obtained or deemed obtained by operation of the Plan, the Confirmation Order and/or the Assumption Orders and shall be in full force and effect;

24

     (c) Final Orders Approving the Plan. The Confirmation Order and any Assumption Orders, each in form and substance reasonably satisfactory to the Investors, approving the Plan and the assumption of the Assumed Contracts shall have been entered by the Bankruptcy Court and shall have become Final Orders;
     (d) Plan Effectiveness. All conditions precedent to the effectiveness of the Plan (other than those relating to the Closing hereunder) shall have been fully satisfied or waived in accordance with the Plan and the Plan shall not have been amended or modified in any material respect without the consent of the Investors;
     (e) Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing since August 1, 2007;
     (f) Other Conditions. (i) The Debtors shall have performed in all material respects their obligations hereunder (or cured any default thereof within the period specified herein or as extended by waiver or consent) required to be performed by them at or prior to the Closing, and (ii) the representations and warranties of the Debtors contained in this Agreement shall be true and correct in all material respects, in each case, at and as of the Closing Date (except, if made as of a specified date, then only as of such date);
     (g) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (each, a “Restraint”) preventing consummation of any of the transactions contemplated hereby shall be in effect; and
     (h) Financing. The New Credit Agreement shall be in full force and effect and there shall exist no material breach of or default under the New Credit Agreement by any party thereto that has not been waived or consented to by the requisite lenders or the Company (as applicable) thereunder, provided that the Investors are provided with evidence reasonably satisfactory to them of such waiver or consent.
     Section 7.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:
     (a) Restructuring Support Agreement. The Restructuring Support Agreement shall not have been terminated;
     (b) Consents and Approvals. All Required Consents and material Governmental Requirements shall have been obtained or deemed obtained by operation of the Plan, the Confirmation Order and/or the Assumption Orders and shall be in full force and effect;
     (c) Orders Approving the Plan. The Confirmation Order and any Assumption Orders, each in form and substance reasonably satisfactory to the Investors, approving the Plan and the assumption of the Assumed Contracts shall have been entered by the Bankruptcy Court;
     (d) Plan Effectiveness. All conditions precedent to the effectiveness of the Plan (other than those relating to the Closing hereunder) shall have been fully satisfied or waived in accordance with the Plan;

25

     (e) Other Conditions. (i) Each Investor shall have performed in all material respects its obligations hereunder (or cured any default thereof within the period specified herein or as extended by waiver or consent) required to be performed by it at or prior to the Payment Date, and (ii) the representations and warranties of each Investor contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except, if made as of a specified date, then only as of such date); and
     (f) No Injunction. No Restraint preventing consummation of any of the transactions contemplated hereby shall be in effect.
ARTICLE VIII
TERMINATION; BREAK-UP FEE; FEES AND EXPENSES
     Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date notwithstanding the fact that any requisite authorization and approval of the transactions contemplated hereby shall have been received and, other than as provided in Section 8.2, no party hereto shall have any liability to any other party hereto as a result of its invoking its rights to terminate this Agreement pursuant to this Section 8.1 (provided that any such termination shall not relieve any party from liability for a breach of any provision hereof prior to such termination):
     (a) by the mutual written consent of the Investors and the Company;
     (b) by the Investors:
          (i) if the Company or any of its Representatives (A) executes and delivers a written agreement, letter of intent or agreement in principle (whether or not binding) providing for any Alternative Transaction or publicly announces its intention to enter into an Alternative Transaction, or (B) takes any action in the Bankruptcy Court for the purposes of obtaining approval of any Alternative Proposal;
          (ii) if the Board of Directors withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Investors or recommends an Alternative Proposal;
          (iii) if (A) the Debtors unilaterally withdraw the Plan, move to voluntarily dismiss any of the Chapter 11 Cases, move for conversion of any of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code, or move for appointment of an examiner with expanded powers pursuant to Section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases (except as permitted under the Restructuring Support Agreement), (B) any of the Chapter 11 Cases shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, (C) an interim or permanent trustee shall be appointed in any of the Chapter 11 Cases, or a responsible officer or an examiner with powers beyond the duty to investigate and report (as set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases, or (D) the Debtors’ exclusive right to file a Chapter 11 Plan pursuant to Section 1121 of the Bankruptcy Code shall have terminated;

26

          (iv) if the Effective Date of the Plan has not occurred by 11:59 p.m. prevailing Eastern Time on September 30, 2007 (the “Outside Date”);
          (v) if the Company shall be (A) in breach of any representation or warranty made by it hereunder that is qualified by materiality (taking into account such materiality), (B) in material breach of any of any representation or warranty made by it hereunder that is not qualified by materiality, or (C) in material breach of any of its obligations hereunder, and such breach cannot be or has not been cured or waived by the Investors on or before the earlier of (x) the fifth (5th) Business Day after the giving of written notice to the Company or (y) the Outside Date;
          (vi) if there shall be any Law that makes consummation of the transactions contemplated by this Agreement or the other Transaction Documents illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby or by the other Transaction Documents and such order, decree, ruling or other action shall have become final and non-appealable;
          (vii) if any Debtor breaches the Restructuring Support Agreement in any material respect and such breach is not cured on or before the fifth (5th) Business Day after delivery of notice of such breach or, if the Chapter 11 Cases are then pending, on or before the fifth (5th) Business Day after the filing of a motion for relief from the automatic stay to permit the delivery of such notice (in which case this Agreement shall automatically terminate on the fifth (5th) Business Day after the filing of such motion unless such breach has been cured by such time);
          (viii) if the order of the Bankruptcy Court approving the provisions governing the Investors’ right to receive the Break-Up Fee or the Expenses as set forth in Section 8.2 hereof does not become a Final Order by 11:59 p.m. prevailing Eastern Time on September 3, 2007 (provided that the Investors shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(viii) until 11:59 p.m. prevailing Eastern Time on September 16, 2007); or
          (ix) if, on or after the date hereof, there occurs or is continuing a change, event or occurrence which, individually or in the aggregate, has or would reasonably expected to have a Material Adverse Effect and such Material Adverse Effect cannot be cured by the Outside Date.
     (c) by the Company:
          (i) if any Investor shall be in material breach of its representations, warranties and obligations hereunder or under the Restructuring Support Agreement, and such breach cannot be or has not been cured or waived by the Company on or before the (x) the fifth (5th) Business Day after the giving of written notice to the Investors or (y) the Outside Date;
          (ii) if (A) the Board of Directors determines in good faith that termination of this Agreement is necessary in order for the Company to accept any Superior Transaction, or (B) the Bankruptcy Court on its own accord and not at the request of (or by the

27

acquiescence of) the Company has ordered the Company to terminate this Agreement in favor of any Superior Transaction; provided that the Company shall have the right to terminate this Agreement pursuant to clause (A) above only if it has complied in all material respects with the provisions of Section 6.2;
          (iii) if the Effective Date of the Plan has not occurred by 11:59 p.m. prevailing Eastern Time on the Outside Date, provided that if the Confirmation Order has been entered by the Bankruptcy Court on or prior to the Outside Date, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) until the earlier of (x) October 15, 2007 and (y) such date after the Outside Date on which the Investors cease using commercially reasonable efforts to ensure that all necessary conditions precedent to the Closing hereunder not previously satisfied or waived in accordance with this Agreement will be so satisfied or waived in order for the Closing to occur (the earlier of (x) and (y), the “Extended Date”); or
          (iv) if there shall be any Law that makes consummation of the transactions contemplated by this Agreement or the other Transaction Documents illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby or by the other Transaction Documents and such order, decree, ruling or other action shall have become final and non-appealable.
     Section 8.2 Break-Up Fee; Fees and Expenses.
     (a) The Company shall pay to the Investors a fee, in cash, equal to $10 million (the “Break-Up Fee”) if (X) the Company is not entitled to terminate this Agreement pursuant to Section 8.1(c)(i) and (Y) either (A) the Investors terminate this Agreement pursuant to Sections 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii), 8.1(b)(v)(C) or 8.1(b)(vii) in connection with the Company’s pursuit of a Superior Transaction and the Company consummates such Superior Transaction or (B) the Company terminates this Agreement pursuant to Section 8.1(c)(ii) and the Company consummates any Superior Transaction. Any payment required to be made pursuant to this Section 8.2(a) shall be made to the Investors, in accordance with the percentage set forth in the Investor Share Notice, by wire transfer of immediately available same day funds to an account designated by each Investor upon the consummation of such Superior Transaction.
     (b) In addition to any other rights or remedies available to the Investors (subject to Section 8.2(d) hereof), upon the Closing or, so long as the Company is not entitled to terminate this Agreement pursuant to Section 8.1(c)(i) hereof, the earlier termination of this Agreement pursuant to any Trigger Event, the Company agrees to reimburse or pay, as the case may be, the reasonable out-of-pocket costs, fees and expenses incurred by each Investor or its Affiliates, including reasonable fees, costs and expenses of any professionals (including financial advisors, outside legal counsel, accountants, experts and consultants) retained by any of the Investors or their respective Affiliates in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement, the transactions contemplated hereby and the Chapter 11 Cases and other judicial and regulatory proceedings related to such transactions and the Chapter 11 Cases (collectively, the “Expenses”)

28

to the extent incurred from and after May 1, 2007 through the Effective Date (and reasonable post-Closing costs and expenses related to the Closing) or the earlier termination of this Agreement, as set forth in the following sentence. The Company shall provide payment to the Investors of the Expenses as follows: (i) if the Company consummates the transactions contemplated hereby, the Company shall provide payment to the Investors of all Expenses upon the Closing Date; (ii) if this Agreement is terminated pursuant to any of the Trigger Events, the Company shall provide payment to the Investors of all Expenses upon the earliest to occur of (x) October 15, 2007 and (y) the date on which the Company consummates any Superior Transaction, provided that such Expenses shall be capped at an aggregate amount of (A) $3,000,000 if the Company consummates an Excluded Restructuring, or (B) $5,000,000 in any other case. Notwithstanding the foregoing, the Company shall not reimburse or pay any fees, costs or expenses incurred by the Investors or their Affiliates (the “Investor Parties”) in bringing any Action against the Debtors or the Excluded Parties except for fees, costs or expenses incurred in connection with any Action brought by any Investor Party relating to (x) the willful or intentional breach of this Agreement by the Company or any of the Subsidiary Guarantors, or (y) the enforcement of the Investors’ rights hereunder, provided that such Investor Party is the prevailing party in such Action and provided further that the reimbursement of such fees, costs and expenses shall be capped at an aggregate amount of $1 million. For the avoidance of doubt, the fees, costs or expenses reimbursable or payable by the Company to the Investors in accordance with the immediately preceding sentence shall be in addition to the payment or reimbursement of Expenses provided for in this Section 8.2(b), and nothing in this Section 8.2(b) shall limit the Investors’ right to receive the Break-Up Fee pursuant to Section 8.2(a) hereof.
     (c) The Investors shall reimburse or pay any fees, costs or expenses incurred by the Company in bringing any Action against either Investor relating to the willful or intentional breach of this Agreement by either Investor, provided that the Company is the prevailing party in such Action and provided further that the reimbursement of such fees, costs or expenses shall be capped at an aggregate amount of $1 million. Such fees, costs or expenses shall be borne by the Investors in accordance with the percentages set forth in the Investor Share Notice.
     (d) The provisions of this Section 8.2 shall survive termination of this Agreement. The provision for the payment of the Break-Up Fee and the Expenses set forth in this Section 8.2 is an integral part of the transactions contemplated by this Agreement and without this provision the Investors would not have entered into this Agreement and such Break-Up Fee and Expenses shall constitute an allowed administrative expense of the Company under Section 503(b)(1) and 507(a)(1) of the Bankruptcy Code.
     (e) Except as otherwise provided in Article IX or Section 11.14 hereof, to the extent that all amounts due in respect of the Break-Up Fee and Expenses pursuant to this Section 8.2 have actually been paid in full by the Company to the Investors, no Investor shall have any additional recourse against any Debtor for any Losses relating to or arising from this Agreement. Further, in connection with the payment in full of all amounts due in respect of the Break-Up Fee and Expenses pursuant to this Section 8.2, each of the Investors, on one hand, and the Company, the Debtors and/or Reorganized Bally (as the case may be) and their subsidiaries, on the other, shall execute and deliver to the other a general release, which shall fully discharge and release

29

the other from any further obligation or liability in respect of this Agreement and the transactions contemplated hereby.
ARTICLE IX
INDEMNIFICATION
     Section 9.1 Indemnification. Whether or not the this Agreement is terminated or the transactions contemplated by this Agreement or the Plan are consummated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless each Investor, their respective Affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses (“Losses”), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any Action instituted by a third party with respect to this Agreement or the Restructuring Support Agreement, or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses (i) arising out of or in connection with the failure of any Indemnified Person to comply with the covenants and agreements contained in this Agreement or the Restructuring Support Agreement; or (ii) to the extent that they resulted from (a) any breach by such Indemnified Person of this Agreement or the Restructuring Support Agreement, or (b) gross negligence, bad faith or willful misconduct on the part of such Indemnified Person. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Article IX shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.
     Section 9.2 Notice; Assumed Defense. Promptly after receipt by an Indemnified Person of notice of the commencement of any Actions with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Article IX. In case any such Actions are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Actions include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Actions on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such

30

Indemnified Person of its election so to assume the defense of such Actions and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any jurisdiction, approved by the Investors, representing the Indemnified Persons who are parties to such Actions), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Actions or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
     Section 9.3 Settlements. The Indemnifying Party shall not be liable for any settlement of any Actions effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Action is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Actions, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Article IX. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Actions in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Actions and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     Section 9.4 Limitation on Liability. If the Company terminates this Agreement pursuant to Section 8.1(c)(i) hereof, the Investors shall not be liable to the Debtors for any punitive or consequential damages as a result thereof, provided, that in no event shall the Investors be liable for damages hereunder in excess of $50 million.
ARTICLE X
SUBSIDIARY GUARANTEE
     Section 10.1 Guarantee. Each of the Subsidiary Guarantors hereby unconditionally guarantees the prompt and complete payment of all amounts payable by the Company hereunder and the prompt and complete performance of all other obligations, contingent or otherwise, of the Company hereunder. Notwithstanding anything to the contrary contained herein, the obligations of each Subsidiary Guarantor pursuant to this Section 10.1 shall survive the Closing or earlier termination of this Agreement.
ARTICLE XI
MISCELLANEOUS
     Section 11.1 Certain Matters.

31

     (a) If, at the time of their execution of this Agreement, the Investors had actual knowledge of any breach by the Company of any representation or warranty contained herein, (i) the Investors shall not have the right to terminate this Agreement pursuant to Section 8.1 based on such breach, and (ii) the Investors shall have no claim against the Company for such breach.
     (b) If, at the time of their execution of this Agreement, the Debtors had actual knowledge of any breach by the Investors of any representation or warranty contained herein, (i) the Debtors shall not have the right to terminate this Agreement pursuant to Section 8.1 based on such breach, and (ii) the Debtors shall have no claim against the Investors for such breach.
     Section 11.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal and substantive Laws of the State of New York.
     Section 11.3 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any Action arising out of or relating to this Agreement, the Company and the Investors hereby irrevocably:
     (a) submit to (i) the exclusive jurisdiction of the Bankruptcy Court for so long as the Chapter 11 Cases are open or (ii) the jurisdiction of any New York State court or any Federal court of the United States sitting in New York for so long as the Chapter 11 Cases are not open, for any Action arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and the Company agrees not to commence any Action relating hereto or thereto except in such Court) and waives any objection to venue being laid in the Bankruptcy Court whether based on the grounds of forum non conveniens or otherwise;
     (b) consent to service of process in any Action by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or each Investor at their respective addresses referred to in Section 11.6 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and
     (c) waive, to the fullest extent permitted by law, any right it may have to a trial by jury in any Action directly, or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents.
     Section 11.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law of the parties hereto. No assignment of this Agreement (other than assignments by any Investor to any of its Affiliates) may be made by any party at any time, whether or not by operation of law, without the other parties’ prior written consent. Only the parties to this Agreement or their successors shall have rights under this Agreement.
     Section 11.5 Entire Agreement; Amendment. This Agreement (including the Exhibits, Schedules and Annexes attached hereto), the other Transaction Documents and the Plan constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements relating to the subject matter hereof. Except

32

as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and by the Investors. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. For periods prior to the Effective Date, the parties agree that to the extent any provision of the Plan relating to the Investors conflicts with any provision of this Agreement, the provisions of this Agreement shall control. After the Effective Date, in the event that any terms of this Agreement conflict with any terms of the Plan, the terms of the Plan shall control.
     Section 11.6 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient and effective if contained in a written instrument (i) delivered in person, when such delivery is made at the address specified at the address specified in this Section 11.5, (ii) sent by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.6 and appropriate confirmation is received, (iii) nationally recognized overnight courier, the next day or (iv) first class registered or certified mail, return receipt requested, postage prepaid, 5 days after deposit, in each case, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	If to the Company or to any subsidiary that is a Debtor:

Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, IL 60631
Fax: (773) 399-0126
Attn: Marc D. Bassewitz

With a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL 60606
Fax: (312) 993-9767
Attn: David S. Heller, Esq.
Mark D. Gerstein, Esq.

(ii)	If to either Investor:

Harbinger Capital Partners Master Fund I, Ltd. or
Harbinger Capital Partners Special Situations Fund, L.P.
c/o Harbinger Capital Partners
555 Madison Avenue
16th Floor
New York, New York 10022
Fax: (212) 508-3721

33

Attn: Howard Kagan

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Fax: 212-715-8000
Attn: Shari K. Krouner, Esq.

And:

Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, New York 10019
Fax: (212) 506-1800
Attn: Andrew K. Glenn, Esq.
     Section 11.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or the Investors upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or the Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Investors shall be cumulative and not alternative.
     Section 11.8 Several Obligations of Investors. The parties agree that all obligations of the Investors hereunder shall be several and not joint.
     Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument. Any signature delivered by facsimile or electronic mail shall have the same effect as an original hereto.
     Section 11.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     Section 11.11 Construction. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, clauses and other subdivisions refer to the

34

corresponding Exhibits, Schedules, Articles, Sections, subsections, clauses and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.
     Section 11.12 Headings. The table of contents and headings used in this Agreement are used for convenience only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.
     Section 11.13 Public Announcement. The Company and the Investors shall, to the extent reasonably practicable, consult with the other regarding the content of any press releases, public announcements or filings with Governmental Entities concerning the transactions contemplated by the Transaction Documents.
     Section 11.14 Consummation; Specific Performance. In the event that, on or before the Outside Date or, if applicable, the Extended Date, the Investors are ready, willing and able to consummate the transactions contemplated hereby and all conditions precedent to the obligations of each of the Investors and the Company (as applicable) hereunder have been satisfied or waived by the Investors or the Company (as applicable) in accordance herewith, the Company shall be compelled to consummate the transactions contemplated hereby upon the Investors’ demand. The Company specifically acknowledges that monetary damages are not an adequate remedy for violations of this Section 11.14 and that the Investors may, in their sole discretion, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance or injunctive relief as such court may deem just and proper in order to enforce or prevent any violation of this Section 11.14 and, to the extent permitted by applicable Law and to the extent the Investors seek such relief, would be entitled on the merits to obtain such relief, the Company hereby waives any objection to the imposition of such relief or the submission by the Investors of any bond.
     Section 11.15 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement will not survive the Closing Date.
     Section 11.16 Third Party Beneficiaries. The Excluded Parties shall be third party beneficiaries of the obligations of the Company to the Excluded Parties under Section 6.2(d) hereof. Except as set forth in the immediately preceding sentence, there are no third party beneficiaries of this Agreement.
[SIGNATURE PAGES TO FOLLOW]

35

     IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Name:
Title:
[Signature Page to Investment Agreement]

BALLY ARA CORPORATION
BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY REAL ESTATE I LLC
BALLY REFS WEST HARTFORD, LLC
BALLY SPORTS CLUBS, INC.
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS FRANCHISING, INC.
BALLY TOTAL FITNESS HOLDING CORPORATION
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF CALIFORNIA, INC.
BALLY TOTAL FITNESS OF COLORADO, INC.
BALLY TOTAL FITNESS OF CONNECTICUT COAST, INC.
BALLY TOTAL FITNESS OF CONNECTICUT VALLEY, INC.
BALLY TOTAL FITNESS OF GREATER NEW YORK, INC.
BALLY TOTAL FITNESS OF MINNESOTA, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF PHILADELPHIA, INC.
BALLY TOTAL FITNESS OF RHODE ISLAND, INC.
BALLY TOTAL FITNESS OF THE MID-ATLANTIC, INC.
BALLY TOTAL FITNESS OF THE MIDWEST, INC.
BALLY TOTAL FITNESS OF THE SOUTHEAST, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BALLY TOTAL FITNESS OF UPSTATE NEW YORK, INC.
BTF CINCINNATI CORPORATION
BTF EUROPE CORPORATION
BTF INDIANAPOLIS CORPORATION
BTF MINNEAPOLIS CORPORATION
BTF/CFI, INC.
BTFCC, INC.
BTFF CORPORATION
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
HOLIDAY/SOUTHEAST HOLDING CORP.
JACK LALANNE HOLDING CORP.
NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
RHODE ISLAND HOLDING COMPANY
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.

By:

Name:
Title:
[Signature Page to Investment Agreement]

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners Offshore
Manager, L.L.C., as investment manager

By:

Name: Joel B. Piassick
Title: Executive Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations
GP, LLC, as general partner
By:

Name: William R. Lucas, Jr.
Title: Senior Vice-President and General
Counsel
[Signature Page to Investment Agreement]

EXHIBIT I
AMENDED PLAN OF REORGANIZATION

EXHIBIT II
FORM OF INVESTOR SHARE NOTICE

Name and Address	Number of New Investor	Percentage of Outstanding	Total Dollar Amount of
of Investor	Shares Acquired	New Common Shares	Investment
Harbinger Capital
Partners Master Fund
I, Ltd.

Harbinger Capital
Partners Special
Situations Fund, L.P.

Total

EXHIBIT III
NAICS INDUSTRY CODES
     713940 (Fitness and Recreational Sports Centers)

SCHEDULE A
LITIGATION
Harry Schwartz v. Jack La Lanne Fitness Centers, Inc., Health and Tennis Corporation of America, n/k/a/ Bally Total Fitness Corporation
DATE FILED: 4/11/07 and 6/8/07

COURT & CASE NUMBER:	Supreme Court of the State of New York, County of New York Index No. 601939/07

Exhibit O
New Harbinger Subordinated Notes Indenture

BALLY TOTAL FITNESS HOLDING CORPORATION
AND
[HSBC BANK USA, NATIONAL ASSOCIATION,]
AS TRUSTEE
INDENTURE
DATED AS OF                                         , 2007
$
15 5/8%/14% SENIOR SUBORDINATED TOGGLE NOTES DUE 2013

i

		PAGE
Section 13.6.	Provisions Solely to Define Relative Rights	108
Section 13.7.	Trustee to Effectuate Subordination	109
Section 13.8.	No Waiver of Subordination Provisions	109
Section 13.9.	Notice to Trustee	110
Section 13.10.	Reliance on Judicial Orders or Certificates	111
Section 13.11.	Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee’s Rights	111
Section 13.12.	Article Applicable to Paying Agents	111
Section 13.13.	No Suspensions of Remedies	112
Section 13.14.	Trustee’s Relation to Senior Indebtedness	112

EXHIBITS

Exhibit A -	Form of Transferee Certificate
Exhibit B -	Form of Transferee Certificate for Non-QIB Institutional Accredited Investors

v

     INDENTURE dated as of                                         , 2007 between BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (as more fully defined below, the “Company”), and [HSBC BANK USA, NATIONAL ASSOCIATION,] a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the creation of an issue of 15 5/8%/14% Senior Subordinated Toggle Notes due 2013 (the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture and the Securities;
     WHEREAS, the Company and certain of its Subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (“the “Bankruptcy Court”); and
     WHEREAS by order, dated                                         , 2007, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of                                         , 2007 (the “Effective Date”); and
     [WHEREAS, as part of the Plan, the Company has agreed, inter alia, to issue $                                         aggregate principal amount of Securities to Holders of the Company’s outstanding 9 7/8% Senior Subordinated Notes due 2007 (the “Old Notes”) in exchange for all of the Company’s Old Notes and the related obligations thereunder; and]
     WHEREAS, all acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.1. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America;
     (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated; and
     (g) the word “or” is not exclusive and the word “including” means including without limitation.
     The following terms shall have the meanings set forth in this Section.
     “Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or merges with or into the Company or any Subsidiary, or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.
     “Adjusted Consolidated Interest Expense” of any Person means, without duplication, for any period, as applied to any Person, the sum of (a) the interest expense of such Person and its Consolidated Subsidiaries (exclusive of deferred financing fees and any premiums or penalties paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity) for such period, on a Consolidated basis, including without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period, and (ii) all capitalized interest of such Person and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP consistently applied.
     “Affiliate” means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or beneficial equity interest in such Person (if such Person is a real estate investment trust), or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository as in effect from time to time.
     “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by the provisions of Article VIII, (B) that is by any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indenture, (C) that is of obsolete equipment or other obsolete assets in the ordinary course of business, (D) that constitutes a Restricted Payment that is permitted by the provisions of Section 10.9, including the making of a Permitted Investment (other than pursuant to clause (v) of the definition of “Permitted Investment”), (E) the Fair Market Value of which in the aggregate does not exceed $1,000,000 in any transaction or series of related transactions, or (F) Investments by the Company which comply with the terms of clause (ix) of the definition of “Permitted Investments”.
     “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Book-Entry Security” means any Security bearing the legend specified in Section 2.2 evidencing all or part of a series of Securities, authenticated and delivered to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.
     “Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.
     “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means: (i) Temporary Cash Investments; (ii) securities received by the Company or any Subsidiary from the transferee in an Asset Sale that are promptly converted by the Company or such Subsidiary into cash; (iii) the assumption of Indebtedness or other obligations or liabilities of the Company or any Subsidiary in connection with an Asset Sale and from which the Company or such Subsidiary is released; and (iv) in connection with an Asset Sale to a Person where the assets sold, issued, conveyed, transferred, leased or otherwise disposed of are included in a business which will be a party to the Franchise Program, the net present value of payments by such Person pursuant to the Franchise Program as calculated and certified by the chief financial officer of the Company.
     “Cash Interest” means any interest on the Securities paid in cash.
     “Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d)(d) and 14(d)(2) of the Exchange Act or any successor provision) other than Permitted Holders is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the Company; (ii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than (A) any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), (B) or where the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock, or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described in Section 10.9 (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described in Section 10.9), and (C) where no “person”

or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than a majority of the total outstanding Voting Stock of the surviving corporation; or (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article VIII.
     “Company” means Bally Total Fitness Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by (i) any of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation) or Treasurer, and (ii) any one of its Assistant Treasurers, its Secretary or any Assistant Secretary, and delivered to the Trustee, provided, however, that such request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors and one officer pursuant to clause (ii) above.
     “Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of EBITDA to the sum of Adjusted Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person during such period; provided that (i) in making such computation, the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness shall be computed on a pro forma basis and (A) where such Indebtedness was outstanding during the period and bore a floating interest rate, interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (B) where such Indebtedness was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rates and (ii) in making such computation, the Adjusted Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
     “Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.
     “Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (exclusive of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a “pooling of interests”

basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (except for all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person, (viii) transaction costs charged in connection with the Refinancing, or (ix) amortization of intangible assets of such Person and its Subsidiaries on a consolidated basis under GAAP.
     “Consolidated Non-Cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).
     “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.
     “Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Finance.
     “Credit Agreement” means                                                                                                                        , including any guarantees, instruments and collateral security documents delivered in connection therewith and any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications thereto, in whole or in part (including, without limitation, any successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing), whether or not with the same lenders.
     “Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.
     “Depository” means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company (“DTC”), its nominees and successors, or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.
     “Designated Senior Indebtedness” means (i) all Senior Indebtedness under, or in respect of, the Credit Agreement or the Senior Notes, and (ii) any other Senior Indebtedness which at the time of determination, has an aggregate principal amount outstanding of at least $15 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the

Agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by the Company.
     “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
     “EBITDA” means the sum of Consolidated Net Income, Adjusted Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied.
     “Event of Default” has the meaning specified in Article V.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution.
     “Franchise Program” means the program under which the Company and/or its Subsidiaries grant franchises to third parties which require franchisees, among other things, to pay fees to the Company and/or its Subsidiaries, and which, among other things, grants to the franchisee the right to receive training from the Company or its Subsidiaries or sell memberships to use facilities of the franchisee and the Company or its Subsidiaries. The Franchise Program may include the conversion of facilities owned by the Company or its Subsidiaries to franchise facilities and includes such a program as it may be amended, renewed, extended, substituted, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewal, extension, substitution, restructuring, replacement, supplementation or other modification of the foregoing).
     “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on July 2, 2003.
     “Global Securities” means one or more securities evidencing all or a part of the Securities to be issued as Book-Entry Securities issued to the Depository in accordance with this Indenture.
     “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or guarantees of operating leases.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability which constitutes Indebtedness of the types referred to in clauses (i) through (viii) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.
     “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     “Indenture Obligations” means the obligations of the Company and any other obligor on the Indenture or under the Securities to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Securities and the performance of all other obligations to the Trustee and the holders under the Indenture and the Securities, according to the terms thereof.
     “Interest Payment Date” means the Stated Maturity of a regular installment of interest on the Securities.
     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
     “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership (other than ownership obtained without making, or becoming liable, directly or indirectly, contingent or otherwise, for the making of, any advance, loan (or the forgiveness thereof), payment, extension of credit or capital contribution in connection therewith), by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Issue Date” means the date on which Securities are first issued under this Indenture.
     “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.
     “Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.
     “Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale other than Indebtedness described in clause (i) of the definition of Permitted Indebtedness, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, (v) amounts held in escrow pursuant to an appropriate contract of sale; provided, however, that such amounts shall be deemed Net Cash Proceeds upon their release from escrow to the Seller and (vi) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee, and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 10.9, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-U.S. Subsidiaries” means Subsidiaries organized under the laws of jurisdictions other than the United States and the states and territories thereof.
     “Officers’ Certificate” means a certificate signed by any of (i) the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation) or Treasurer, and (ii) by any one of its Assistant Treasurers, its Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee, provided, however, that such certificate may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors and one officer pursuant to clause (ii) above.
     “Opinion of Counsel” means a written opinion of qualified legal counsel, who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.
     “Opinion of Independent Counsel” means a written opinion by qualified legal counsel who is not an employee or consultant of the Company and who shall be reasonably acceptable to the Trustee.
     “Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;
     (c) Securities, except to the extent provided in Sections 4.2 and 4.3, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and
     (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any directions or consents to the waiver of any past default and its consequences, the determination of Securities that are outstanding shall be governed by the provisions of Section 316(a) of the Trust Indenture Act.
     “Pari Passu Indebtedness” means any Indebtedness of the Company that is pari passu in right of payment to the Securities.
     “Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.
     “Permitted Holders” means (i) any of Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Liberation Investments, L.P. and Liberation Investments, Ltd., and their respective Affiliates, including, one or more investment funds controlled, managed or advised by any of them and (ii) any person that forms a “group” (within meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with any Person mentioned in clause (i), provided that, in the case of clause (ii), a Person or Persons listed in clause (i) owns a majority of the voting power of such group.
     “Permitted Indebtedness” means:
     (i) Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed, whichever amount is greater, (a) $292.0 million or (b) $115.0 million plus 80% of the net book value of the consolidated accounts receivable of the Company and its Subsidiaries, calculated in accordance with GAAP, in each case minus any permanent reductions of the amounts outstanding under the Credit Agreement as a result of repayment of such Indebtedness pursuant to Section 10.12 occurring after June 15, 2007 that permanently reduce the commitments thereunder;
     (ii) Indebtedness of the Company (a) represented by the Securities, or (b) that is incurred, in any amount, and in whole or in part, to (1) redeem all of the Securities outstanding as described herein, or (2) effect a complete defeasance or a covenant defeasance thereof as described herein; provided, in either case, that any Indebtedness incurred under this subclause (b) is actually applied in accordance with the applicable redemption or defeasance provision of this Indenture;
     (iii) Indebtedness of the Company outstanding on the Issue Date (other than Indebtedness incurred under clauses (i) and (viii) hereunder);
     (iv) Indebtedness of the Company owing to a Subsidiary; provided that any Indebtedness of the Company owing to a Subsidiary is made pursuant to an intercompany note and is expressly subordinated in right of payment to the payment and performance of the Company’s obligations under the Securities, and, upon an Event of Default, such Indebtedness shall not be due and payable until such Event of Default is cured, waived or rescinded; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);
     (v) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding to which the Interest Rate Agreements apply;
     (vi) Indebtedness of the Company represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, improvement or development of real or tangible personal, movable or immovable, property or equipment in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company and any refinancings of such Indebtedness made in accordance with subclauses (a), (b) and (c) of clause (xi) below, in an aggregate principal amount pursuant to this clause (vi) not to exceed $100,000,000 outstanding at any time; provided that Indebtedness of the Company represented by Capital Lease Obligations incurred under this clause (vi) may not exceed $50,000,000 in aggregate principal amount at any one time outstanding; and provided that the principal amount of any Indebtedness permitted under this clause (vi) did not in each case at the time of incurrence exceed the cost of the acquired or constructed asset or improvement so financed;
     (vii) Indebtedness of the Company in respect of performance bonds, surety bonds and replevin bonds provided by the Company in the ordinary course of business;
     (viii) Indebtedness represented by the Senior Notes and guarantees of Subsidiaries of the Senior Notes;
     (ix) other Indebtedness of the Company that does not exceed $50,000,000 in the aggregate at any one time outstanding;

     (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other financial instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within four Business Days of its incurrence;
     (xi) any renewals, extensions, substitutions, refundings or refinancings (collectively, a “refinancing”) of any Indebtedness described in clauses (iii), (vi) and (viii) of this definition of “Permitted Indebtedness”, including any successive refinancings (a) so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced, (b) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, and (c) (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and
     (xii) Indebtedness of the Company used to make any Permitted Payment set forth in clause (v) of the definition of “Permitted Payments”; provided, that the Senior Leverage Ratio for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which the additional Indebtedness is incurred, taken as on period, does not exceed 2.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).
     “Permitted Investment” means: (i) Investments in any Subsidiary or any Person which, as a result of such Investment, (a) becomes a Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Subsidiary; (ii) Indebtedness of the Company described under clause (v) of the definition of “Permitted Indebtedness”; (iii) Investments in any of the Securities; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 10.12 to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the Issue Date; (vii) Investments in the aggregate amount of $5,000,000 to purchase Capital Stock of any Subsidiary; (viii) any advance, loan (including guarantees) or other extension of credit to any Person who purchases or acquires assets of the Company or any Subsidiaries which are to be included in a business which will be or is a party to the Franchise Program, limited to the purchase or acquisition price of such assets; and (ix) any other Investments in joint ventures, partnerships, real estate investment trusts or other Persons reasonably related or complementary to the business of the Company on the date hereof in an aggregate amount not greater than $25,000,000 at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Board of Directors) at the time of Investment.

     “Permitted Subsidiary Indebtedness” means:
     (i) Indebtedness of a Subsidiary owing to the Company or another Subsidiary; provided that such Indebtedness is made pursuant to an intercompany note, and, upon an Event of Default, all amounts owing pursuant to such Indebtedness are immediately due and payable; and provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Subsidiary) shall be an incurrence of such Indebtedness by the obligor not within the definition of “Permitted Subsidiary Indebtedness” pursuant to this clause (i), and (b) any transaction pursuant to which any Subsidiary ceases to be a Subsidiary shall be deemed to be the incurrence of Indebtedness by such Subsidiary that is not within the definition of “Permitted Subsidiary Indebtedness” pursuant to this clause (i);
     (ii) Indebtedness of a Subsidiary represented by Indebtedness which would be permitted by clause (i), (iii), (v), (vi), (vii), (ix), (x) or (xi) of the definition of “Permitted Indebtedness” if incurred by the Company;
     (iii) Acquired Indebtedness of a Subsidiary that would be permitted to be incurred by the Company if such Acquired Indebtedness were being incurred by the Company;
     (iv) guarantees of Senior Indebtedness of the Company; and
     (v) guarantees of Indebtedness of Affiliates provided that the Investment in such Affiliate complies with the limitations set forth in Section 10.9 or constitutes a Permitted Investment.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.
     “Physical Certificates” means Securities other than Book-Entry Securities.
     “PIK Payment” means an interest payment with respect to the Securities made by (1) an increase in the outstanding principal amount of the Securities or (2) the issuance of PIK Securities.
     “PIK Securities” means additional Securities issued under this Indenture on the same terms and conditions as the Securities issued on the Issue Date in connection with a PIK Payment.
     “Plan” has the meaning assigned to it in the preamble of this Indenture.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.8 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed, or stolen Security.

     “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
     “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and its Subsidiaries and any additions and accessions thereto, which are purchased at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 270 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby, be increased, except in connection with the purchase of additions and accession thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company and its Subsidiaries of the assets subject thereto, or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.
     “QIB” or “Qualified Institutional Buyer” means a qualified institutional buyer under Rule 144A of the Securities Act.
     “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.
     “Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.
     “Refinancing” means (i) the offering and sale of the Company’s 9-7/8% Senior Subordinated Notes due 2007 (the “Series B Securities”) issued pursuant to the Indenture dated October 7, 1997 (the “B Indenture”) between the Company and the U.S. Bank Trust National Association, as trustee, providing for the issuance of the Series B Securities in the aggregate principal amount of $225,000,000, (ii) the modification of the third amended and restated Credit Agreement, dated as of June 26, 1995, among the Company, the Banks and The Chase Manhattan Bank, as agent, (iii) the consummation of the tender offer by the Company for its Senior Subordinated Notes due 2003 outstanding prior to the date of the B Indenture and (iv) the issuance of common stock pursuant to the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and its Affiliate Debtors effective as of September                     , 2007.
     “Regular Record Date” for the interest payable on any Interest Payment Date means                                          (whether or not a Business Day), immediately preceding such Interest Payment Date.
     “Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office of the Trustee or any agent of the Trustee appointed hereunder, including the chairman or vice chairman of the board of directors or the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule.
     “Rule 144A” means Rule 144A promulgated under the Securities Act or any successor rule.
     “S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.
     “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.
     “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if, at any time after the execution of the Indenture, the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Securities” means any Security authenticated and delivered under this Indenture, including any PIK Securities issued in respect of Securities and any increase in the principal amount of outstanding Securities as a result of a PIK Payment. All Securities issued pursuant to the Indenture, including any PIK Securities issued under this Indenture, shall be treated as a single class for all purposes under this Indenture.
     “Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute.

     “Senior Indebtedness” means the principal of, premium (if any) and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign Bankruptcy Law whether or not allowable as a claim in such proceeding) and all other monetary obligations on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date hereof or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, Senior Indebtedness shall include principal, premium (if any) and interest (including interest accruing after the filing of a petition initiating any proceedings under any state, federal or foreign Bankruptcy Laws whether or not allowable as a claim in such proceeding) and all other monetary obligations of every kind and nature of the Company from time to time owed under the Credit Agreement and the Senior Notes; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Agreement or the Senior Notes shall not constitute Senior Indebtedness to the extent the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other tax owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s subsidiaries, and (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture.
     “Senior Leverage Ratio” means with respect to the Company and its Subsidiaries on a consolidated basis for the most recently ended four full fiscal quarters twelve month period for which financial statements are available, the ratio of (a) Senior Indebtedness of the Company and its Subsidiaries on a consolidated basis on the last day of such period to (b) EBITDA for such period.
     “Senior Notes” means the 13% Senior Secured Notes due 2011 issued by the Company pursuant to the Senior Notes Indenture.
     “Senior Notes Indenture” means the Indenture, dated as of                                         , 2007, as amended or supplemented, by and among the Company, as issuer, the Guarantors party thereto and U.S. Bank Trust National Association, as trustee.
     “Senior Representative” means the agent, indenture trustee or other trustee or representative for any Senior Indebtedness.
     “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.
     “Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
     “Subordinated Indebtedness” means Indebtedness of the Company which is by its terms expressly subordinated in right of payment to the Securities.
     “Subsidiary” means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that any Unrestricted Subsidiary shall not be deemed a Subsidiary under the Indenture.
     “Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit (or, with respect to non-U.S. banking institutions, similar instruments) maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, that has combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iv) any money market deposit accounts or demand deposit accounts issued or offered by a domestic commercial bank or a commercial banking institution organized and located in a country recognized by the United States of America, in each case having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof); provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and (v) any other Investments, that at any one time do not exceed $100,000 in the aggregate, issued or offered by any domestic commercial bank or any commercial banking institution organized and located in a country recognized by the United States of America.
     “Transfer Restricted Securities” means Securities that bear or are required to bear the Transfer Restriction Legend.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute. References to sections of the Trust Indenture Act include successor statute sections dealing with the same subject.
     “Unrestricted Subsidiary” means (i) BTFCC, Inc., (ii) BTF Canada Corporation, (iii) BTF Cincinnati Corporation, (iv) BTF Europe Corporation, (v) BTFF Corporation, (vi) BTF Indianapolis Corporation, (vii) BTF Minneapolis Corporation, (viii) Bally Real Estate I, LLC, (ix) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below), and (x) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness or the Credit Agreement, (c) any Investment by the Company in such Unrestricted Subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions described under Section 10.16 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed an Investment, and (d) such Unrestricted Subsidiary does not own any Capital Stock in any subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and any Investment by the Company in such Unrestricted Subsidiary shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided (i) that if such Unrestricted Subsidiary has any Indebtedness, that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) pursuant to the restrictions under Section 10.8, and (ii) that all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary.
     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (a) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.
     “Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     “Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than qualifying shares, if any) is owned by the Company or another Wholly-Owned Subsidiary.
     Section 1.2. Other Definitions.

TERM	DEFINED IN SECTION

“Act”	1.5
“Additional Global Securities”	3.3
“Additional Physical Securities”	3.3
“Agent Members”	3.6
“Audited 2007 Financials”	5.1
“Change of Control Offer”	10.13
“Change of Control Purchase Date”	10.13
“Change of Control Purchase Notice”	10.13
“Change of Control Purchase Price”	10.13
“covenant defeasance”	4.3
“Defaulted Interest”	3.8
“defeasance”	4.2
“Defeasance Redemption Date”	4.4
“Defeased Securities”	4.1
“Effective Date”	Recitals
“Excess Proceeds”	10.12
“Global Security Legend”	3.5
“Global Securities”	3.3
“incur”	10.8
“Incurrence Date”	10.8
“Initial Global Securities”	3.3
“Initial Period”	13.3
“MD&A”	7.4(a	)(1)
“Non-payment Default”	13.3
“Offer”	10.12
“Offer Date”	10.12
“Offered Price”	10.12
“OID Legend”	3.5

TERM	DEFINED IN SECTION

“Pari Passu Debt Amount”	10.12
“Payment Blockage Period”	13.3
“Payment Default”	13.3
“Pari Passu Offer”	10.12
“Permitted Junior Securities”	13.2
“Permitted Payment”	10.9
“PIK Interest”	3.1
“refinancing”	10.9
“Restricted Global Securities”	3.3
“Restricted Payments”	10.9
“Restricted Physical Securities”	3.3
“Section 1145”	3.5
“Securities Amount”	10.12
“Security Register”	3.5
“Security Registrar”	3.5
“Special Payment Date”	3.8
“Surviving Entity”	8.1
“Transfer Restriction Legend”	3.5
“Unrestricted Global Securities”	3.3
“Unrestricted Physical Securities”	3.3
     Section 1.3. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and each other obligor on the Securities shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture, relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.
     Section 1.4. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to such matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor on the Securities with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of the Company or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.
     Any certificate or opinion of an officer of the Company or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.5. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The ownership of Securities shall be proved by the Security Register.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any other obligor on the Securities in reliance thereon, whether or not notation of such action is made upon such Security.
     (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     Section 1.6. Notices, etc., to Trustee and the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Company or any other obligor on the Securities shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration or at any other address furnished in writing prior thereto to the Holders, the Company or any other obligor on the Securities by the Trustee; or
     (b) the Company shall be sufficient for every purpose (except as provided in Section 5.1(c)) hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier, to or with the Company addressed to it at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60633, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.
     Section 1.7. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     Section 1.8. Conflict with Trust Indenture Act.
     If and to the extent that any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.9. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.10. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company and any other obligor on the Securities shall bind their successors and assigns, whether so expressed or not.

     Section 1.11. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13. Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
     Section 1.14. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.
     Section 1.15. Schedules.
     All schedules attached hereto are by this reference made a part with the same effect as if herein set forth in full.
     Section 1.16. Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 1.17. No Recourse against Others.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such a waiver is against public policy.

ARTICLE II
SECURITY FORMS
     Section 2.1. Forms Generally.
     (a) The Securities and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.
     (b) The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     For purposes of this Indenture, all references to “principal amount” of the Securities shall include any increase in the principal amount of the Securities as a result of a PIK Payment.
     Section 2.2. Form of Face of Security.
     The form of the face of any Securities authenticated and delivered hereunder shall be substantially as follows:

BALLY TOTAL FITNESS HOLDING CORPORATION
15 5/8%/14% SENIOR SUBORDINATED TOGGLE NOTES DUE 2013
[Insert Global Note Legend here if appropriate]
[Insert Restricted Securities Legend here if appropriate]
[Insert OID Legend]
CUSIP NO.

No.	Principal Amount [$ ], as
revised by the Schedule of Exchanges of
Interests in Global Security attached hereto
     Bally Total Fitness Holding Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the principal sum of                      United States dollars on                     , 2013, at the office or agency of the Company referred to below, and to pay interest thereon, at its option, interest on the principal amount of this security (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of the outstanding Securities or by issuing PIK Securities (“PIK Interest”) or (iii) in any combination of Cash Interest and PIK Interest; provided that so long as the Senior Notes are outstanding, the Company may pay Cash Interest only if the Company has EBITDA (excluding the impact of non-cash revenues until received) for the four full fiscal quarters for which financial results are available immediately preceding the relevant Interest Payment Date exceeding $200.0 million, and the Company and its consolidated subsidiaries have, after giving effect to such Cash Interest payment, $75 million of (a) combined unrestricted cash and cash equivalents, plus (b) then unrestricted borrowing availability under the Credit Agreement. The Company shall pay interest, annually in arrears, on                      of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, as follows: (i) if the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) confirms the Company’s plan of reorganization (the “Plan”) pursuant to which the Securities are issued on or before September 30, 2007, interest on the Securities will accrue from the earlier of the date on which the Plan has become effective (the “Effective Date”) or October 15, 2007, or (ii) if the Bankruptcy Court confirms the Plan after September 30, 2007, interest on the Securities will accrue from the earlier of the Effective Date or October 1, 2007; provided that the first Interest Payment Date shall be                     , 2008.
     Cash Interest on the Securities will accrue at a rate of 14% per annum. PIK Interest on the Securities will accrue at a rate of 15 5/8% per annum and be payable (x) with respect to Securities represented by one or more Global Securities registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the outstanding principal amount of the Global Security by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the Depository or otherwise to authenticate and deliver such new Global Securities) and (y) with respect to Securities represented by certificated Securities, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Company, authenticate such PIK Securities and (i) if such PIK Securities are Global Securities, deposit such PIK Securities into the account specified by the Holder or Holders thereof as of the relevant record date or (ii) if such PIK Securities are in certificated form for original issuance to the Holders thereof on the relevant record date, deliver such PIK Securities to the respective addresses as shown by the Security Register. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the Global Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Securities issued in certificated form or as new Global Securities will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Securities issued pursuant to a PIK Payment will mature on                     , 2013 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Securities issued on the Issue Date. Any certificated PIK Securities will be issued with the description “PIK” on the face of such PIK Security.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                      (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be the Corporate Trust Office of the Trustee), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:
Title:

Attest:

Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the 15 5/8%/14% Senior Subordinated Toggle Notes due 2013 referred to in the within-mentioned Indenture.

[HSBC BANK USA, NATIONAL ASSOCIATION,] as Trustee
By:
Authorized Signer

Dated:

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have this Security purchased by the Company pursuant to Section 10.12 or Section 10.13, as applicable, of the Indenture, check the Box:
     If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.12 or Section 10.13 as applicable, of the Indenture, state the amount (in original principal amount): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

     Section 2.3. Form of Reverse of Securities.
     The form of the reverse of the Securities shall be substantially as follows:
BALLY TOTAL FITNESS HOLDING CORPORATION
15 5/8%/14% SENIOR SUBORDINATED TOGGLE NOTES DUE 2013
     This Security is one of a duly authorized issue of Securities of the Company designated as its 15 5/8%/14% Senior Subordinated Toggle Notes due 2013 (herein called the “Securities”), issued under and subject to the terms of an indenture, as amended or supplemented (herein called the “Indenture”), dated as of                     , 2007 between the Company and [HSBC BANK USA, NATIONAL ASSOCIATION], as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities and the PIK Securities shall be treated as a single class of securities for all purposes under the Indenture.
     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.
     The Securities are subject to redemption at any time and from time to time at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).
     If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.
     Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.
     Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale (which proceeds are not used to permanently repay any Senior Indebtedness or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related or complementary thereto) exceeds a specified amount, the Company will be required to set aside such proceeds in a separate account pending an offer by the Company to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.
     In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
     In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The Securities are not entitled to the benefit of any sinking fund.
     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
     The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness of the Company whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustees his attorney-in-fact for such purpose.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, may exchange this Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form in Appendix I) to arrange for such Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository unless the Company has elected not to issue a Global Security.
     If this Series is a Global Security, it is exchangeable for a Security in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depository. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in a Global Security if (x) the Depository notifies the Company that it is unwilling or unable to continue as depository for a Global Security and a successor Depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depository; provided that Physical Securities may not be issued to more than 400 Holders without the prior written consent of the Company. Upon any such issuance, the Trustee is required to register such certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).
     Securities other than PIK Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     [The Transferee Certificate, in the form of Exhibit A hereto, will be attached to the Security.]

SCHEDULE OF CHANGES IN INTERESTS IN THE GLOBAL SECURITY*
     The initial outstanding principal amount of this Global Security is $                                        . The following PIK Payments, exchanges of a part of this Global Security for an interest in another Global Security or for a Physical Security, or exchanges of a part of another Global or Physical Security for an interest in this Global Security, have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	decrease in	increase in	Global Security	authorized
	Principal	Principal	following such	officer of Trustee
Date of	Amount of this	Amount of this	decrease or	or custodian for
Exchange	Global Security	Global Security	increase	the Depository

*	This schedule should be included only if the Security is issued in global form.

ARTICLE III
THE SECURITIES
     Section 3.1. Title and Terms.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $                     in principal amount of Securities and any PIK Securities issued in connection therein, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 9.6, 10.12, 10.13 or 11.8.
     The Securities shall be known and designated as the “15 5/8%/14% Senior Subordinated Toggle Notes due 2013” of the Company. The Stated Maturity of the Securities shall be                     , 2013. The Company shall pay interest on the principal amount of the Securities at its option, (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of the outstanding Securities or by issuing PIK Securities (“PIK Interest”) or (iii) in any combination of Cash Interest and PIK Interest; provided that so long as the Senior Notes are outstanding, the Company may pay Cash Interest only if the Company has EBITDA (excluding the impact of non-cash revenues until received) for the four full fiscal quarters for which financial results are available immediately preceding the relevant Interest Payment Date exceeding $200.0 million, and the Company and its consolidated subsidiaries have, after giving effect to such Cash Interest payment, $75 million of (a) combined unrestricted cash and cash equivalents, plus (b) then unrestricted borrowing availability under the Credit Agreement. The Company shall pay interest, annually in arrears on                                          of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, as follows: (i) if the Bankruptcy Court confirms the Plan pursuant to which the Securities are issued on or before September 30, 2007, interest on the Securities will accrue from the earlier of the Effective Date or October 15, 2007, or (ii) if the Bankruptcy Court confirms the Plan after September 30, 2007, interest on the Securities will accrue from the earlier of the Effective Date or October 1, 2007; provided that the first Interest Payment Date shall be                     , 2008. Cash Interest on the Securities will accrue at a rate of 14% per annum and PIK Interest on the Securities will accrue at a rate of 15 5/8% per annum.
     The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities will be exchangeable and transferable at an office or agency of the Company in The City of New York maintained for such purposes (which initially will be the Corporate Trust Office of the Trustee) or at such other office or agency as may be maintained for such purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Person entitled thereto as such addresses shall appear on the Security Register.
     For all purposes hereunder, the Securities and the PIK Securities, if any, will be treated as one class and are together referred to as the “Securities.”

     For purposes of this Indenture, all references to “principal amount” of the Securities shall include any increase in the principal amount of the Securities as a result of PIK Payment.
     The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 10.12.
     Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 10.13.
     The Securities shall not be entitled to the benefits of any sinking fund.
     The Securities shall be redeemable as provided in Article XI and in the Securities.
     At the election of the Company, the entire Indebtedness on the Securities or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article IV.
     Section 3.2. Denominations.
     The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, except PIK Securities may be issued in minimum denominations of $1.00 an any integral multiple thereof, and any increase in the principal amount of Securities as a result of a PIK Payment may be made in integral multiples of $1.00.
     Section 3.3. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     On the Issue Date, the Trustee shall, upon receipt of a Company Order, authenticate and deliver Initial Securities in an aggregate principal amount of $                     plus incremental principal amounts of Securities to be issued after the Issue Date pursuant to Section ___of the Plan. In addition, at any time, from time to time, the Trustee shall upon Company Order authenticate and deliver any PIK Securities for an aggregate principal amount specified in such Company Order for such PIK Securities to be issued hereunder.
     The Initial Securities shall be issued initially (in the form of one or more permanent global securities in definitive, fully registered form (collectively, the “Initial Global Securities”), one of which will bear the Transfer Restriction Legend, representing Securities the beneficial owners of which are Permitted Holders, and at least one of which shall not bear such legend, representing Securities the beneficial owners of which are not Permitted Holders.
     Additional Securities constituting a PIK Payment with respect to Securities evidenced by a Global Security may be issued by the annotation of an increase in the principal amount of such Global Security or by the issuance of one or more additional Global Securities in definitive, fully registered form (“Additional Global Securities”). Additional Global Securities evidencing a PIK Payment with respect to Transfer Restricted Securities shall constitute Transfer Restricted Securities.
     Additional Securities constituting interest paid in-kind with respect to Securities evidenced by a Physical Security shall be issued in the form of one or more additional Physical Securities (“Additional Physical Securities”). Additional Physical Securities evidencing interest paid in-kind with respect to Transfer Restricted Securities shall constitute Transfer Restricted Securities.
     The Initial Global Securities and any Additional Global Securities are collectively referred to herein as “Global Securities.” All Global Securities shall be initially issued in each case without interest coupons and with the Global Security Legend and the OID Legend, shall be deposited on behalf of the purchasers of such Securities represented thereby with the custodian for the Depository and registered in the name of the Depository or a nominee of the Depository, and duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time by increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee or as otherwise hereinafter provided.
     Global Securities that are Transfer Restricted Securities are referred to herein as “Restricted Global Securities” and Global Securities that are not Transfer Restricted Securities are referred to herein as “Unrestricted Global Securities.” Definitive Securities that are Transfer Restricted Securities are referred to herein as “Restricted Definitive Securities,” and Definitive Securities that are not Transfer Restricted Securities are referred to herein as “Unrestricted Definitive Securities.”
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
     In case the Company or any of its Subsidiaries, pursuant to Article VIII, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.3 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.
     If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.
     Section 3.4. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 3.5. Registration, Registration of Transfer and Exchange.

     (a) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein. Transfers of beneficial interests in the Global Securities also shall require compliance with the following, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in a Restricted Global Securities may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with Section 3.5(b) hereof and the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Security.
     (ii) Transfers and Exchanges of Beneficial Interests in a Global Security for Beneficial Interests in the other Global Security. In connection with all transfers and exchanges of beneficial interests in a Global Security for beneficial interests in the other Global Security, the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in the applicable Global Security in an amount equal to the beneficial interest to be transferred or exchanged, (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, and (C) the documentation required by Section 3.5(e) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture (including, without limitation, Section 3.5(e) hereof) and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 3.5(f) hereof.
     (b) Transfer or Exchange of Beneficial Interests for Physical Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Physical Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Physical Security, then, upon (i) delivery to the Security Registrar of (A) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Physical Security in an amount equal to the beneficial interest to be transferred or exchanged, and (B) instructions given by the Depository to the Security Registrar containing information regarding the Person in whose name such Physical Security shall be registered to effect such transfer or exchange, and (ii) if the beneficial interest being transferred or exchanged is a beneficial interest in a Restricted Global Security, satisfaction of the conditions set forth in Section 3.5(e) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.5(g) hereof, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 3.3, the Trustee shall authenticate and deliver to the Person designated in the instructions a Physical Security in the appropriate principal amount. Any Physical Security issued in exchange for a beneficial interest pursuant to this Section 3.5(b) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant. The Trustee shall deliver such Physical Securities to the Persons in whose names such Securities are so registered.
     Any Physical Security issued upon exchange or transfer of a beneficial interest in an Unrestricted Global Security that is issued to a Person that may be deemed to be an “underwriter” within the meaning of 11 U.S.C. § 1145 (“Section 1145”) or an “affiliate” or a “control person” within the meaning of the Securities Act and any Physical Security issued upon exchange or transfer of a beneficial interest in a Restricted Global Security may, in each case, bear the Transfer Restriction Legend and, in any event, shall be subject to all applicable restrictions on transfer.
     (c) Transfer and Exchange of Physical Securities for Beneficial Interests. If any Holder of a Physical Security proposes to exchange such Security for a beneficial interest in a Global Security or to transfer such Physical Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security, then, upon (i) delivery to the Security Registrar of a written order and instructions of the types described in Section 3.5(a)(ii) above and an endorsement or instrument of transfer as described in Section 3.5(d) below, and (ii) if the Physical Security being transferred or exchanged is a Restricted Definitive Security, satisfaction of the conditions set forth in Section 3.5(f) hereof, the Trustee shall cancel the applicable Physical Security and increase or cause to be increased the aggregate principal amount of the applicable Global Security.
     (d) Transfer and Exchange of Physical Securities for Physical Securities. Upon request by a Holder of Physical Securities and such Holder’s compliance with the provisions of this Section 3.5(d) and, if applicable, Section 3.5(b), the Security Registrar shall register the transfer or exchange of Physical Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Physical Securities duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 3.5(b).
     Any Physical Security issued upon exchange or transfer of an Unrestricted Physical Security that is issued to a Person that may be deemed to be an “underwriter” within the meaning of Section 1145 or an “affiliate” or a “control person” within the meaning of the Securities Act and any Physical Security issued upon exchange or transfer of a Restricted Physical Security may, in each case, bear the Transfer Restriction Legend and, in any event, shall be subject to all applicable restrictions on transfer.
     (e) Transfers and Exchanges of Transfer Restricted Securities. No Person may transfer or exchange a Restricted Physical Security, a Restricted Global Security or a beneficial interest in a Restricted Global Security (including, without limitation, the removal of the Transfer Restriction Legend thereon) unless such transfer or exchange is made (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an exemption from registration requirements of the Securities Act in the case of clause (ii), if the Security Registrar or the Company so requests, the Security Registrar receives an opinion of counsel in form reasonably acceptable to the Security Registrar and the Company stating that (A) such transfer or exchange is in compliance with the Securities Act and (B) if such transferee or exchangee seeks the removal of the Transfer Restriction Legend, the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act.
     The following provisions shall apply with respect to any proposed transfer of a Transfer Restricted Security to a QIB. If the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of a QIB and the proposed transferor has advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Security Registrar in writing, that it is purchasing the Transfer Restricted Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):
     (i) The Security Registrar shall register the transfer of any Transfer Restricted Security whether or not such Transfer Restricted Security bears the Transfer Restricted Legend, if (x) the requested transfer is at least two years after the Issue Date of the Transfer Restricted Securities or (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit B hereto.
     (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository’s and the Security Registrar’s procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security transferred, and the Company shall executed, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.
Upon satisfaction of the requirements of this Section 3.5(e) with respect to the removal of the Transfer Restriction Legend, as appropriate, such Restricted Physical Security shall be exchanged for an Unrestricted Physical Security or such beneficial interest in a Restricted Global Security shall be exchanged for a beneficial interest in a corresponding Unrestricted Global

Security, and the Trustee shall adjust the principal balances of the Global Securities pursuant to Section 3.5(h) hereof.
     (f) Legends. The following legends shall appear on the face of all Global Securities and Physical Securities issued under this Indenture to the extent required by the applicable provisions of this Indenture:
     (i) Transfer Restriction Legend. Each Transfer Restricted Security shall bear a legend substantially in the following form (the “Transfer Restriction Legend”).
     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”
     [include the following two paragraphs only if the Transfer Restricted Security is a Physical Security:]
     “THE HOLDER OF THIS SECURITY AGREES THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
     (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form (the “Global Security Legend”):
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.5 AND 3.6 OF THE

INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     (iii) OID Legend. Each Security shall bear a legend in substantially the following form (the “OID Legend”).
THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, OF THIS SECURITY PLEASE CONTACT THE COMPANY AT BALLY TOTAL FITNESS HOLDING CORPORATION, 8700 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60633, ATTENTION: CHIEF FINANCIAL OFFICER
     (g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
     (i) The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars without notice.
     (ii) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.
     (iii) Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.
     (iv) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, Securities which the Holder making the exchange is entitled to receive.
     (v) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     (vi) Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (vii) No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 3.3, 3.4, 3.5, 9.6, 10.12, 10.13 or 11.8 not involving any transfer.
     (viii) The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing or

(b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.
     Section 3.6. Book-Entry Provisions for Global Securities.
     (a) Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or shall impair, as between the Depository and its Agent Members, the operation of Applicable Procedures governing the exercise of the rights of a holder of any Security.
     (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the Applicable Procedures of the Depository. Physical Securities shall be issued to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for a Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository; provided that Physical Securities may not be issued to more than 400 Holders without the prior written consent of the Company. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 3.7 of the Indenture. A Global Security may not be exchanged for another Security other than as provided in this Section 3.6(b); however, beneficial interests in a Global Security may be transferred and exchanged as provide in Section 3.5(a) or (b) hereof, in each case subject to the requirements of Section 3.5(e) hereof.
     (c) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.
     (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to Subsection (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

     (e) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     Section 3.7. Mutilated, Destroyed, Lost and Stolen Securities.
     If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any other obligor on the Securities and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any other obligor on the Securities or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.
     Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor on the Securities, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.8. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or an relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the Payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Subsection. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.8, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 3.9. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

     Section 3.10. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any and (subject to Section 3.8) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 3.11. Cancellation.
     All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.11, except as expressly permitted by this Indenture. If requested by the Company, all canceled Securities held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.
     Section 3.12. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     Section 3.13. Calculation of Principal Amount of Securities
     The aggregate principal amount of Securities, at any date of determination, shall be the principal amount of Securities (including any Outstanding PIK Securities and any increased principal amounts as a result of any PIK Payment) at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities then Outstanding, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then Outstanding, in each case as determined in accordance with the preceding sentence. Any such calculation made pursuant to this Section 3.13 shall be made by the Company and delivered to the Trustee pursuant to an Officers’ Certificate.

     Section 3.14. Issuance of PIK Securities
     (a) The Company shall be entitled to issue PIK Securities under this Indenture as interest on Securities.
     (b) Any accrued interest in connection with a repurchase of the Securities pursuant to Sections 10.12 and 10.13 shall be paid solely in cash. On each Interest Payment Date, the Company may, at its option subject to the restrictions of Section 3.1, elect to pay interest on the Securities (1) entirely in Cash Interest, (2) entirely in PIK Interest or (3) in any combination of Cash Interest and PIK Interest. Prior to the beginning of each such interest period, the Company shall deliver to the Trustee and the Paying Agent (if other than the Trustee) an Officers’ Certificate setting forth whether the subsequent interest payment due on the subsequent Interest Payment Date will be made in the form of Cash Interest or PIK Interest. The Trustee shall promptly deliver a corresponding notice to Holders of the Securities. If no election is made and no written notice is delivered, such interest payment shall be payable entirely in PIK Interest. With respect to the issuance of any PIK Securities, no later than two Business Days prior to the relevant Interest Payment Date the Company shall deliver to the Trustee and the Paying Agent (if other than the Trustee), (i) if such PIK Securities are Physical Securities, the required amount of new Physical Securities (rounded up to the nearest whole dollar) and an order to authenticate and deliver such PIK Securities or (ii) if such PIK Securities are Global Securities, an order to increase the outstanding principal amount of Securities by the required amount (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the Depository or otherwise to authenticate and deliver such new Global Securities).
     (c) Any PIK Securities shall, after being executed and authenticated pursuant to Section 3.3, be mailed to the Person entitled thereto as shown on the Security Register for the Physical Securities as of the relevant record date or if such PIK Securities are Global Securities, shall be deposited into the account specified by the Holder or Holders thereof as of the relevant record date. Alternatively, in connection with any PIK Payment, the Company may direct the Paying Agent to make appropriate amendments to the Schedule of Changes in Interests of the relevant Global Securities outstanding for which PIK Securities will be issued and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant record date.
     (d) Payment shall be made in such form and terms as specified in this Section 3.14 and the Company shall and the Paying Agent may take additional steps as is necessary to effect such payment.
ARTICLE IV
DEFEASANCE AND COVENANT DEFEASANCE
     Section 4.1. Company’s Option to Effect Defeasance or Covenant Defeasance.
     The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.2 or Section 4.3 be applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article IV.

     Section 4.2. Defeasance and Discharge.
     Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.2, the Company and any other obligor on the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 4.4 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and any other obligor on the Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and Cash Interest on, such Securities, when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 3.4, 3.5, 3.8, 10.2 and 10.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.7, and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.2 notwithstanding the prior exercise of its option under Section 4.3 with respect to the Securities.
     Section 4.3. Covenant Defeasance.
     Upon the Company’s exercise under Section 4.1 of the option applicable to this Section 4.3, the Company and any other obligor on the Securities shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.4 through 10.17, inclusive, and the provisions of Article VIII with respect to the Defeased Securities on and after the date the conditions set forth in Section 4.4 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and any other obligor on the Securities may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.1(c), (d), (e) or (f), but, except as specified in this Indenture, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby. In the event covenant defeasance occurs, the Events of Default specified in Sections 5.1(e) and (f) will no longer constitute Events of Default with respect to the Securities.

     Section 4.4. Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 4.2 or Section 4.3 to the Securities to be defeased:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest (calculated based upon the Cash Interest payable thereon) in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Securities to be defeased, on the Stated Maturity of such principal or interest (or on any date after the Issue Date (such date being referred to as the “Defeasance Redemption Date”) if at or prior to electing to exercise either its option applicable to Section 4.2 or its option applicable to Section 4.3, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Notes on the Defeasance Redemption Date). For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;
     (2) In the case of an election under Section 4.2, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (3) In the case of an election under Section 4.3, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
     (4) No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Section 5.1(g) or (h) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
     (5) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to any other securities of the Company;
     (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, (A) this Indenture or (B) any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound, if such breach, violation, or default thereof would have a material adverse effect on the Company and its Subsidiaries taken as a whole;
     (7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;
     (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the United States Bankruptcy Code (or any successor provision thereto) and related judicial decisions;
     (9) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and
     (11) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 4.2 or the covenant defeasance under Section 4.3 (as the case may be) have been complied with.

     Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.
     Section 4.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 10.3, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.4 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.
     Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.
     Section 4.6. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 4.2 or 4.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE V
REMEDIES
     Section 5.1. Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;
     (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);
     (c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a), (b) or (d) of this Section 5.1) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, which notice shall specify that it is a “notice of default” and shall demand that such a default be remedied; provided, that, the Company’s failure to furnish to the Holders of the Securities the Audited 2007 Financials pursuant to Section 7.4(a)(i), shall not be an Event of Default unless the Company does not provide the Audited 2007 Financials on or before June 30, 2008, and shall then be an Event of Default notwithstanding the failure of a “notice of default” being delivered to the Company;
     (d) (i) there shall be a default in the performance or breach of the provisions of Article VIII; (ii) the Company shall have failed to make or consummate an Offer required in accordance with the provisions of Section 10.12; or (iii) the Company shall have failed to make or consummate a Change of Control Offer required in accordance with the provisions of Section 10.13;
     (e) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000, individually or in the aggregate, and either (a) such default results from the failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of any grace period provided by the documents governing such Indebtedness, which default has not been cured, or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

     (f) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000 either individually or in the aggregate, shall be rendered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of an appeal or otherwise, shall not be in effect; provided that the amount of such money judgment, order or decree shall be calculated net of any insurance coverage that the Company has determined in good faith is available in whole or in part with respect to such money judgment, order or decree;
     (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect for a period of 60 consecutive days; or
     (h) (1) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (2) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (3) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (4) the Company or any Significant Subsidiary (A) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (B) makes an assignment for the benefit of creditors or (C) admits in writing its inability to pay its debts generally as they become due, or (5) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h).

     Section 5.2. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Sections 5.1(g) and (h) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 5.1 occurs with respect to the Company and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judiciary proceedings.
     After such declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
     (ii) all overdue interest on all Outstanding Securities,
     (iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
     (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and
     (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the agent under the Credit Agreement of the acceleration. If any indebtedness under the Credit Agreement is outstanding, the Company may not pay the Securities until five Business Days after the agent under the Credit Agreement receives notice of such acceleration, and, thereafter, may pay the Securities only if this Indenture otherwise permits payments at that time.
     Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of, premium, if any, on any Security at the Stated Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor on the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor on the Securities, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, subject however to Section 5.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.
     Section 5.4. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor on the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.5. Trustee May Enforce Claims without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.6. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
     Section 5.7. Limitation on Suits.
     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 30 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.
     Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.8) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 5.9. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10. Rights and Remedies Cumulative.
     Except as provided in Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12. Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.7) or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and
     (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 5.13. Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

     (a) in the payment of the principal of, premium, if any, or interest on any Security; or
     (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.14. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
     Section 5.15. Waiver of Stay, Extension or Usury Laws.
     Each of the Company and any other obligor on the Securities covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and any other obligor on the Securities (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.16. Remedies Subject to Applicable Law.
     All rights, remedies and powers provided by this Article V may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE VI
THE TRUSTEE
     Section 6.1. Duties of Trustee.
     Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):
     (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;
     (b) except during the continuance of a Default or an Event of Default:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;
     (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.1;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;
     (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

     (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.1; and
     (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.
     Section 6.2. Notice of Defaults.
     Within 90 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
     Section 6.3. Certain Rights of Trustee.
     Subject to the provisions of Section 6.1 hereof and Trust Indenture Act Sections 315(a) through 315(d):
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate; and
     (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (i) Notwithstanding anything to the contrary herein, the Trustee shall have no duties to review any Officers’ Certificates, Board Resolutions, Opinions of Counsel, financials or other documents furnished to it by the Company for purposes of determining compliance with any provisions of this Indenture.
     (j) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article X. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(a), 5.01(b) and 10.1 or (ii) any Default or Event of Default to which the Trustee shall have received written notification or obtained actual knowledge.
     Section 6.4. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof nor shall the Trustee be responsible for any statement in any registration statement for the Securities under the Securities Act or responsible for the determination as to which beneficial owners are entitled to receive notices hereunder.
     Section 6.5. Trustee and Agents May Hold Securities; Collections; etc.
     The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Sections 6.8 and 6.13 hereof and Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

     Section 6.6. Money Held in Trust.
     All moneys received by the Trustee shall, until used or applied as herein provided, and subject to Article XIII, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall, upon request by the Company, invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of the Company. The Trustee shall be under no liability to the Company for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 6.7. Compensation and Indemnification of Trustee and Its Prior Claim.
     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.7 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.
     Section 6.8. Conflicting Interests.
     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.
     Section 6.9. Trustee Eligibility.
     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000 or is a member of a bank holding company with a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10. Resignation and Removal; Appointment of Successor Trustee.
     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.
     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time, upon 30 days prior or written notice, resign by giving written notice thereof to the Company. Upon receiving such notice or resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.
     (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
     (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as ii may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.
     Section 6.11. Acceptance of Appointment by Successor.
     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.7 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     No successor trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.9.
     Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor on the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     Section 7.1. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee:
     (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;
     Section 7.2. Disclosure of Names and Addresses of Holders.
     Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Action Section 312.
     Section 7.3. Reports by Trustee.
     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act shall transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a), provided that if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve-month period preceding the reporting date, no such report need be transmitted. The Trustee shall also transmit by mail to the Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Sections 313(a) and 313(b)(2).
     (b) A copy of each report transmitted to Holders pursuant to this Section 7.3 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

     Section 7.4. Reports by Company.
     (a) The Company shall furnish to the Holders of the Securities:
     (1) within 20 days of the time periods specified in the SEC’s rules and regulations, all annual financial information that would be required to be contained in a filing with the SEC on Form 10-K and, within 5 days of the time periods specified in the SEC’s rules and regulations, all quarterly financial information that would be required to be contained in a filing with the SEC on Form 10-Q, in each case, if the Company were required to file such Forms, including footnotes and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm, except that none of such reports need include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto; and
     (2) the information that would be required to be contained in all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports (including any information that would be required to be filed as exhibits to a Form 8-K, except that the report need not include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto), in each case within the time periods specified in the rules of the SEC adopted pursuant thereto.
     (b) In no event shall any financial information required to be furnished pursuant to Section 7.4(a)(1) be required to include any information required by, or to be prepared or approved in accordance with, or otherwise be subject to, any provision of Section 404 of the Sarbanes-Oxley Act of 2002 or any rules, regulations, or accounting guidance adopted pursuant to that section.
     (c) The Company agrees to deliver the financial information required by Section 7.4(a) by electronic transmission directly to any Holder and any owner of a beneficial interest in any Security that requests such delivery (who may, subject to Section 7.4(d), transmit them to any prospective investor). The Company also agrees to make such reports available on a website to which such Holders and beneficial owners shall have access. The Company shall not be required to provide the website address to any other Person who requests it unless such Person certifies to provide access to such website to any other Person who requests it unless such Person certifies to order to obtain access to such website that such Person, is engaged in the business of acquiring investments such as the Securities, is a prospective purchaser of Securities and not engaged in a Competitive Business (as defined below). Before displaying any of such reports, the website described in this Subsection may also require the user to agree to be bound by an electronic agreement containing substantially the same terms as those set forth in Subsections (1) and (2) of Section 7.4(d) by electronically confirming that he or she has read said provisions and agrees to be bound by them.
     (d) Each Holder and each other Person (each such Holder or other Person, a “Recipient”) who at any time receives any non-public information about the Company and its businesses and finances within the meaning of applicable securities laws communicated in any report, described in Section 7.4(a) (collectively, “the Non-Public Information”), by accepting any such Information, shall be deemed to have acknowledged to and agreed with the Company as follows:
     (1) The Recipient shall not use Non-Public Information if that use or communication would constitute a violation of applicable securities laws or regulations (including but not limited to laws or regulations prohibiting insider trading or tipping) and shall not communicate it to any other Person not bound by, or which has not otherwise agreed to abide by, the terms of this clause (1), unless such information (i) is or becomes publicly available other than as a result of a disclosure known to the Recipient or is in violation of an agreement with or obligation to the Company, (ii) was within the Recipient’s possession prior to it being furnished to the Recipient by or on behalf of the Company, (iii) is or becomes available to the Recipient on a non-confidential basis from a source (other than the Company) which is not known by the Recipient to be prohibited from disclosing such information to the Recipient by a legal, contractual or fiduciary obligation to the Company, (iv) is independently developed by the Recipient without the benefit of any Non-Public Information (information in clauses (i) – (iv) being “Non-Confidential Information”) or (v) unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.
     (2) The Recipient represents and agrees that it is (i) a Holder of Securities, (ii) a prospective purchaser of Securities and in the business of buying securities such as the Securities and (iii) is not a Person engaged in the business of operating fitness centers or any business activity reasonably related thereto (a “Competitive Business”). The Company shall have no obligation to provide any Non-Public Information to any Person engaged in a Competitive Business.
     (3) The Recipient shall not disclose any Non-Public Information to any Person that engages in a Competitive Business unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Company as much advance notice as is practicable before making disclosure so as to provide the Company with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.
     (e) Any Document delivered by the Company pursuant to Section 7.4(a) (in either paper or electronic form) shall be deemed to contain Non-Public Information and be treated as confidential for purposes of this Section 7.4 unless the same is Non-Confidential Information.
     (f) No later than December 17, 2007, the Company shall host a conference call with Holders, any owner of a beneficial interest in any Security and any prospective purchaser of Securities to discuss the financial information of the Company then available with respect to the quarter ended September 30, 2007. With respect to each quarter thereafter, the Company shall host quarterly conference calls with such participants no later than 10 days after furnishing the quarterly financial information described in Section 7.4(a)(1). Beginning in 2008, the Company shall host a conference call with such participants no later than 10 days after furnishing the yearly information pursuant to Section 7.4(a)(1). The Company may also require any participant in such calls to agree to be bound by an electronic or other agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 7.4(d), and any other terms which subsequent to the date hereof may become required by applicable law, by electronically confirming that he or she has read said provisions and agrees to be bound by them.
ARTICLE VIII
CONSOLIDATION, MERGER, SALE OF ASSETS
     Section 8.1. Company May Merge, Consolidate, etc., Only on Certain Terms.
     The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:
     (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Securities and hereunder, as the case may be, and the Securities and this Indenture will remain in full force and effect as so supplemented;
     (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;
     (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial results are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the

Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) under Section 10.8; and
     (iv) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with;
provided, however, that the foregoing prohibition shall not prohibit any merger between or among Subsidiaries or between a Subsidiary and the Company, provided the Company is the continuing corporation.
     Section 8.2. Successor Substituted.
     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture or the Securities, the predecessor shall be released from such assumed obligations and covenants under the indenture and the Securities, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.1. Supplemental Indentures and Agreements without Consent of Holders.
     Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form and substance satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Company or any other obligor on the Securities, and the assumption by any such successor of the covenants of the Company or obligor herein and in the Securities in accordance with Article VIII;
     (b) to add to the covenants of the Company or any other obligor on the Securities for the benefit of the Holders, or to surrender any right or power conferred on the Company or any other obligor on the Securities, as applicable, herein or in the Securities;

     (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture or the Securities which may be defective or inconsistent with any other provision herein or in the Securities or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;
     (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.5 or otherwise;
     (e) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or
     (f) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.
     Section 9.2. Supplemental Indentures and Agreements with Consent of Holders.
     Except as permitted by Section 9.1, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Securities (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture or the Securities) or (ii) waive compliance with any provision in this Indenture or the Securities (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.18); provided, however, that so long as any of the Senior Notes are outstanding, the consent of the holders of a majority of the outstanding principal amount of Senior Notes shall also be required to amend the Cash Interest provisions of Section 3.1 of the Indenture and in the form of the Securities; provided, further, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with

Section 10.12 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.13, including, in each case, amending, changing or modifying any definitions relating thereto;
     (c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;
     (d) modify any of the provisions of this Section 9.2 or Section 5.13 or 10.18, except to increase the percentage of such Outstanding Securities required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;
     (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company of any of its rights and obligations hereunder; or
     (f) amend or modify any of the provisions of Article XIII of this Indenture in any manner adverse to the Holders.
     Upon the written request of the Company accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.
     It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.3. Execution of Supplemental Indentures and Agreements.
     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.2 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby

     Section 9.5. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.
     Section 9.6. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
     Section 9.7. Notice of Supplemental Indentures.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.7, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE X
COVENANTS
     Section 10.1. Payment of Principal, Premium and Interest.
     The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.
     Principal, premium, if any, and Cash Interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Wholly-Owned Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     PIK Interest shall be paid in the manner provided in Section 3.14. Any PIK Payment shall be considered paid on the date it is due if on such date (1) if PIK Securities (including Securities that are Global Securities) have been issued therefore, such PIK Securities have been authenticated in accordance with the terms of this Indenture and (2) if the PIK Payment is made by increasing the principal amount of Global Securities then authenticated, the Trustee has increased the principal amount of Global Securities then authenticated by the required amount.
     Section 10.2. Maintenance of Office or Agency.

     The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
     The Trustee shall initially act as Paying Agent for the Securities.
     Section 10.3. Money for Security Payments to Be Held in Trust.
     If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.
     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;
     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.
     Section 10.4. Corporate Existence.
     Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.
     Section 10.5. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 10.11, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.
     Section 10.6. Maintenance of Properties.
     The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.
     Section 10.7. Insurance.
     The Company shall at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.
     Section 10.8. Limitation on Indebtedness.

     The Company will not create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise suffer to exist (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless such Indebtedness is incurred by the Company and the Company’s Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the date of incurrence of such Indebtedness (the “Incurrence Date”), taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition and any such related payments had been consummated on the first day of such four-quarter period), would be at least 2.0:1. The Company will not permit any of its Subsidiaries to incur any Indebtedness (other than Permitted Subsidiary Indebtedness).
     Section 10.9. Limitation on Restricted Payments.
     (a) Except for Permitted Investments, the Company will not, and will not permit any Subsidiary to, directly or indirectly:
     (i) declare or pay any dividend on, or make any other payment or distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);
     (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company);
     (iii) prior to any scheduled principal payment, sinking fund payment or maturity of any Subordinated Indebtedness, make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, such Subordinated Indebtedness (other than any such Indebtedness owed to the Company or a Wholly Owned Subsidiary);
     (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than to the Company or any of its Wholly Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital

Stock of any Subsidiary held by any person (other than the Company or any of its Wholly Owned Subsidiaries).
     (v) incur, create, or assume, any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); or
     (vi) make any Investment in any Person
(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, a “Restricted Payment”) (the amount of any such Restricted Payment, if other than cash, being determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness or Permitted Subsidiary Indebtedness) under the provisions of Section 10.8; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after October 7, 1997 plus the Permitted Payments made under clause (b)(vi), do not exceed $5,000,000 plus the sum of:
     (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus
     (B) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of paragraph (b) below), in each case, other than Net Cash Proceeds received from the issuance or sale of Qualified Capital Stock or options, warrants or rights to purchase Qualified Capital Stock in, or otherwise received in connection with, the Refinancing and any equity contribution under the Plan; plus
     (C) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company; plus
     (D) the aggregate Net Cash Proceeds received after October 7, 1997 by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after October 7, 1997, the aggregate of Net Cash Proceeds from their original issuance; plus
     (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after October 7, 1997, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.
     (b) Notwithstanding the foregoing, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vi) being referred to as a “Permitted Payment”):
     (i) the payment of any dividend within 60 days after the date of declaration thereof if at the date of declaration thereof such other dividend (A) would be permitted by the provisions of paragraph (a) of this Section and (B) shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;
     (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(B) of paragraph (a) of this Section;
     (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(B) of paragraph (a) of this Section;
     (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;
     (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of the Company, provided that any such new Redeemable Capital Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; and (3) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the Securities; and
     (vi) the repurchase of shares of, or options or warrants to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock in an aggregate amount not to exceed $500,000 in any calendar year or an aggregate of $2,500,000 from and after July 2, 2003.
     In addition, so long as any of the Securities are outstanding, the provisions of this section shall not restrict the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary, or (iv) transfer any of its properties or assets to the Company or any other Subsidiary, to the extent such prohibition would violate the terms of the Indenture as in effect on the Issue Date.
     Section 10.10. Limitation on Transactions with Affiliates.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Subsidiary) unless such transaction or series of related transactions is entered into in good faith and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $1,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $10,000,000, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions are fair to the Company or such Subsidiary from a financial point of view; provided, however, that clauses (a) through (c) above shall not apply to (i) any transaction with an employee or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company or any Subsidiary, including under any stock option or stock incentive plans), (ii) transactions between or among the Company and/or its Subsidiaries, (iii) Permitted Payments, (iv) Restricted Payments made in accordance with Section 10.9 or Permitted Payments, and (v) management agreements or similar agreements between (A) the Company or any Subsidiary and (B) Affiliates in which the Company or any Subsidiary has made an Investment.
     Section 10.11. Limitation on Liens.
     The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or incur any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date hereof or acquired after the date hereof, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligations or liability secured by such Lien except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under Section 8.1 or securing Acquired Indebtedness which, in each case, were created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) and which Indebtedness is permitted under the provisions of Section 10.8, (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Subsidiaries, or (C) securing Indebtedness incurred to effect a defeasance of the Securities pursuant to Article IV hereof.

     Section 10.12. Limitation on Sale of Assets.
     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents, and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors and evidenced in a Board Resolution).
     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness, or if no such Senior Indebtedness is then outstanding, then the Company or a Subsidiary may, within 360 days of the Asset Sale, invest the Net Cash Proceeds in properties and other assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the Issue Date or in businesses reasonably related or complementary thereto. The amount of such Net Cash Proceeds not applied to repay Senior Indebtedness or used or invested within 360 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds”.
     (c) When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company will apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with provisions requiring the Company to make an offer to purchase or to purchase or redeem such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an “Offer”) from all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the “Securities Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered), and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or, in the event such Senior Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Securities Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Securities Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company will use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.
     (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of such Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.
     (e) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.
     Section 10.13. Purchase of Securities upon a Change of Control.
     (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder’s Securities in whole or in part in integral multiples of $1,000 at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below in this Section 10.13 (the “Change of Control Offer”) and in accordance with the other procedures set forth in Subsections (b), (c), (d) and (e) of this Section 10.13.
     (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register, stating among other things:
     (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Securities at the Change of Control Purchase Price;
     (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);
     (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company pursuant to Section 7.4), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;
     (4) that the Change of Control Offer is being made pursuant to this Section 10.13 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;
     (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;
     (6) the Change of Control Purchase Price;
     (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;
     (8) that Securities must be surrendered not later than one Business Day prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.2 to collect payment;
     (9) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;
     (10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;
     (11) that any Security not tendered will continue to accrue interest; and
     (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.
     (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.9. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the

Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorneys duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.13, the Company shall choose a Paying Agent which shall not be the Company.
     (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:
     (1) the name of the Holder;
     (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;
     (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;
     (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

     (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.
     (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.
     (g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.
     Section 10.14. Limitation on Preferred Stock of Subsidiaries.
     The Company will not permit (a) any Subsidiary of the Company to issue any Preferred Stock, except for (i) Preferred Stock issued to the Company or a Wholly-Owned Subsidiary and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person; provided that such Preferred Stock referred to in clause (ii) above was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C), or (b) any Person (other than the Company, or a Wholly-Owned Subsidiary) to acquire Preferred Stock of any Subsidiary from the Company or any Subsidiary, except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Preferred Stock of such Subsidiary in accordance with the terms hereof.
     Section 10.15. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Subsidiary, except for: (a) any encumbrance or restriction pursuant to any agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (c) customary non-assignment or subletting provisions of any lease, license or other contract; (d) any restriction entered into in the ordinary course of business contained in any lease of any Subsidiary or any security agreement or mortgage securing Indebtedness of any Subsidiary to the extent such restriction restricts the transfer of property subject to such security agreement, mortgage or lease; (e) any restriction contained in the Credit Agreement or any other agreement pursuant to which Permitted Subsidiary Indebtedness is incurred; and (f) any encumbrance or restriction existing under any agreement that amends, substitutes, restructures, supplements, extends, renews, refinances or replaces or otherwise modifies the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (c), (d) or (e), or in this clause (f); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so amended, substituted, restructured, supplemented, extended, renewed, refinanced, replaced or modified.
     Section 10.16. Unrestricted Subsidiaries.
     The Company will not make, and will not permit its Subsidiaries to make, an Investment in Unrestricted Subsidiaries unless, at the time thereof, (a) the aggregate amount of such Investments would not exceed the amount of Restricted Payments then permitted to be made pursuant to the provisions of Section 10.9 or (b) such Investment is a Permitted Investment. Except for Permitted Investments, any Investment in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) must be permitted to be made pursuant to the provisions of Section 10.9 and will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company, and (ii) may be made in cash or property.
     Section 10.17. Statement by Officers as to Default.
     (a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all of its respective obligations and is in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.
     (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within ten Business Days of becoming aware of its occurrence.
     Section 10.18. Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 7.4, 10.6 through 10.11 and 10.14 through 10.17, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
     Section 10.19. Consummation of Plan of Reorganization.
     No provision of this Indenture shall prevent the Company and its Subsidiaries from consummating the Plan and the transactions contemplated thereby.
ARTICLE XI
REDEMPTION OF SECURITIES
     Section 11.1. Rights of Redemption.
     The Securities are subject to redemption at any time and from time to time, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).
     Section 11.2. Applicability of Article.
     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.
     Section 11.3. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities pursuant to Section 11.1 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.
     Section 11.4. Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 45 days prior to the Redemption Date. The Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     If requested by the Company, the Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
     Section 11.5. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.
     All notices of redemption shall state:
     (a) the Redemption Date;
     (b) the Redemption Price;
     (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;
     (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;
     (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;
     (g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2 where such Securities are to be surrendered for payment of the Redemption Price;
     (h) the CUSIP number, if any, relating to such Securities; and
     (i) the procedures that a Holder must follow to surrender the Securities to be redeemed.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 11.5.
     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
     Section 11.6. Deposit of Redemption Price.
     On or prior to 10:00 a.m., New York time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 11.6, the Company shall choose a Paying Agent which shall not be the Company.
     Section 11.7. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Holders will be required to surrender the Securities to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 3.9.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.
     Section 11.8. Securities Redeemed or Purchased in Part.
     Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.2 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.
ARTICLE XII
SATISFACTION AND DISCHARGE
     Section 12.1. Satisfaction and Discharge of Indenture.
     This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 3.8 or (ii) all Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
     (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest (based upon the Cash Interest payable thereon) on, such Securities at such Maturity, Stated Maturity or Redemption Date;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.
     Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 6.6 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section 12.1, the obligations of the Trustee under Section 12.2 and the last paragraph of Section 10.3 shall survive.
     Section 12.2. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.3, all United States dollars deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.
ARTICLE XIII
SUBORDINATION OF SECURITIES
     Section 13.1. Securities Subordinate to Senior Indebtedness.
     Anything in this Indenture or the Securities to the contrary notwithstanding, the Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on (including any payment required under any provision of this Indenture and the Securities, including Sections 10.12 and 10.13), each and all of the Securities and the other Indenture Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, of the Senior Indebtedness (including any interest accruing after the occurrence of an Event of Default under Section 5.1(g) or (h), whether or not such interest is an allowed claim enforceable against the debtor in a case brought under the Bankruptcy Law).
     As used in this Indenture and the Securities, “paying the Securities”, “payment of the Securities” and similar phrases mean any direct or indirect payment or distribution by or on behalf of the Company on account of principal of (or premium, if any) or interest on the Securities, the Indenture Obligations or other amounts owed by the Company under this Indenture and the Securities (other than amounts owing to the Trustee pursuant to Section 6.7 hereof) or to acquire or repurchase pursuant to the provisions of this Indenture or redeem, retire or defease all or any portion of the Securities or to make any deposit, payment or transfer in furtherance of the foregoing.
     This Article XIII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders or continue to hold Senior Indebtedness; and such provisions are made for the benefits of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.
     The holders of Senior Indebtedness shall have the right to rely upon this Article XIII, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
     Section 13.2. Payment Over of Proceeds Upon Dissolution, etc.
     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, then and in any such event:
     (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of Senior Indebtedness before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other corporation that are equity securities or are subordinate in right of payment to all Senior Indebtedness, that may be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article (“Permitted Junior Securities”)) on account of the principal of, premium, if any, or interest on the Securities or other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities or other Indenture Obligations (other than amounts previously set aside with the Trustee, or payments previously made, in either case, in accordance with the provisions of Sections 4.2 and 4.3 of this Indenture); and
     (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or, as acceptable to the holders or Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
     (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding

Permitted Junior Securities), in respect of principal, premium, if any, and interest on the Securities or other Indenture Obligations before all Senior Indebtedness is paid in full, in cash or Cash Equivalents or, as acceptable to the holder of Senior Indebtedness, in any other manner, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payments or distributions of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
     The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article VIII.
     Section 13.3. Suspension of Payment When Designated Senior Indebtedness in Default.
     (a) Upon the occurrence and during the continuance of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period ( a “Payment Default”), no payment (other than amounts previously set aside with the Trustee or payments previously made, in either case, in accordance with Section 4.2 and 4.3 in this Indenture) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Securities) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Securities or other Indenture Obligations, or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Securities or other Indenture Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness shall have been discharged or paid in full, in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, after which the Company shall (subject to the other provisions of this Article XIII) resume making any and all required payments in respect of the Securities, including any missed payments.
     (b) (1) Upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a “Non-payment Default”) and (2) after the receipt by the Trustee and the Company from a Senior Representative of any Designated Senior Indebtedness of written notice of such Non-payment Default, no payment (other than any amounts previously set aside with the Trustee, or payments previously made, in either case, in accordance with the provisions of Sections 4.2 or 4.3 in this Indenture) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Securities or other Indenture Obligations, or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities or other Indenture Obligations for the period specified below (“Payment Blockage Period”).
     (c) A Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full, in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full, in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, and the Trustee is authorized to act in reliance on such notice.
     (d) In the event that, notwithstanding the foregoing, the Company or any Subsidiary shall make any payment or distribution to or for the benefit of the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment or distribution shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.
     Section 13.4. Payment Permitted if No Default.
     Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit or creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2 or under the conditions described in Section 13.3, from making payments at any time of principal of, premium, if any, or interest on the Securities.
     Section 13.5. Subrogation to Rights of Holders of Senior Indebtedness.
     After the payment in full, in cash or Cash Equivalents or, as acceptable to each affected holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on, the Securities shall be paid in full, in cash or Cash Equivalents or, as acceptable to the holders of Securities, in any other manner. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or account of the Senior Indebtedness.
     Section 13.6. Provisions Solely to Define Relative Rights.
     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, (2) under the conditions specified in Section 13.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 13.3(d), or (3) as specified in Section 5.2.
     Section 13.7. Trustee to Effectuate Subordination.
     Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of the Holders of the Securities.
     Section 13.8. No Waiver of Subordination Provisions.
     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     (b) Without limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article V of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such actions does not otherwise violate the terms of this Indenture.
     (c) The provisions of this Article XIII shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise.
     Section 13.9. Notice to Trustee.
     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by Noon, Eastern Time, on the Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.
     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 13.10. Reliance on Judicial Orders or Certificates.
     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, or a certificate of a Senior Representative, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully appraised of the provisions of this Article.

     Section 13.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee’s Rights.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.
     Section 13.12. Article Applicable to Paying Agents.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
     Section 13.13. No Suspensions of Remedies.
     Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article V of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.
     Section 13.14. Trustee’s Relation to Senior Indebtedness.
     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligation as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall in good faith mistakenly (absent negligence or willful misconduct or violation of Section 13.9(a)) pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:
Name:
Title:

[HSBC BANK USA, NATIONAL ASSOCIATION], as Trustee
By:
Name:
Title:

EXHIBIT A
FORM OF TRANSFEREE CERTIFICATE
I or we assign and transfer this Security to:
Please insert social security or other identifying number of assignee
Print or type name, address and zip code of assignee and irrevocably appoint
[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Dated	Signed
(Sign exactly as name appears on the other side of this Security)
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

A-1

EXHIBIT B
FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS
                    , 20___
Bally Total Fitness Holding Corporation
c/o [Trustee Name and Address]
Attention: Corporate Trust Division

Re:	Bally Total Fitness Holding Corporation (the “Company”) 15 5/8%/14% Senior Subordinated Toggle Notes due 2013 (the “Securities”)
Ladies and Gentlemen:
     In connection with our proposed purchase of $                     aggregate principal amount of the Securities:
     1. We understand that the Securities have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be sold within the United States or to, or for the benefit of, U.S. Persons except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, resell, pledge or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), inside the United States to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) outside the United States pursuant to offers and sales to non-U.S. Persons in an Offshore Transaction within the meaning of Regulation S under the Securities Act, (e) inside the United States to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional “accredited investor” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the

Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Securities pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee. As used herein, the terms “United States,” “Offshore Transaction,” and “U.S. Person” have the respective meanings given to them by Regulation S under the Securities Act.
     2. We are an institutional “accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional “accredited investor,” and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control; and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.
     4. We understand that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
     5. We acknowledge that you, the Company, the Trustee and others will rely upon our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations or agreements herein cease to be accurate and complete.
     6. We represent to you that we have full power to make the foregoing acknowledgements, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as a fiduciary or agent.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

Very truly yours,

By:
(Name of Purchaser)

Date:

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE, DATED AS OF [                    , 20___]

TRUST INDENTURE		INDENTURE
ACT SECTION		SECTION

Section 310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(5)	6.9
	(b)	6.7, 6.10
Section 311	(a)	6.13
	(b)	6.13
Section 312	(a)	7.1
	(b)	7.2
	(c)	7.2
Section 313	(a)	7.3
	(b)	7.3
	(c)	7.3
	(d)	7.3
Section 314	(a)(1)	7.4
	(a)(2)	7.4
	(a)(3)	7.4
	(a)(4)	10.18
	(c)(1)	1.3
	(c)(2)	1.3
	(e)	1.3
Section 315	(a)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1, 6.3
	(e)	5.14
Section 316	(a)	(last sentence)1.1 (“Outstanding”)
	(a)(1)(A)	5.12
	(a)(2)(B)	5.13
	(b)	5.8
	(c)	1.5
Section 317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
Section 318	(a)	1.8

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.